As filed with the Securities and Exchange Commission on November 25, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KABUSHIKI KAISHA SONGAI HOKEN JAPAN

(Exact name of Registrant as specified in its charter)

SOMPO JAPAN INSURANCE INC.

(Translation of Registrant’s name into English)

Japan (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

26-1, Nishi-Shinjuku 1-chome

Shinjuku-ku, Tokyo 160-8338

Japan

(Address, including zip code, and telephone number, including area code, or registrant’s principal executive offices)

Sompo Japan Insurance Company of America

Two World Financial Center, 225 Liberty Street, 43rd Fl.

New York, NY 10281-1058

(212) 416-1200

(Name, address, including Zip code, and telephone number, including area code, of agent for service)

NIPPONKOA SONGAI HOKEN KABUSHIKI KAISHA

(Exact name of Registrant as specified in its charter)

NIPPONKOA Insurance Company, Limited

(Translation of Registrant’s name into English)

Japan (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

7-3, Kasumigaseki 3-chome

Chiyoda-ku, Tokyo 100-8965

Japan

(Address, including zip code, and telephone number, including area code, or registrant’s principal executive offices)

NIPPONKOA Management Corporation

14 Wall Street, Suite 812

New York, NY 10005-2169

(212) 405-1650

(Name, address, including Zip code, and telephone number, including area code, of agent for service)

Copies to:

Izumi Akai, Esq.

Sullivan & Cromwell LLP

Otemachi First Square

5-1, Otemachi 1-chome

Chiyoda-ku, Tokyo 100-0004

Japan

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Amount to Be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Shares of Common Stock of NKSJ Holdings, Inc.	360,801,081	(1)		(2)		(2)	$129,892	(3)

(1)	Based upon an estimate of the maximum number of shares of common stock of NKSJ Holdings, Inc. issuable to shareholders of SOMPO JAPAN INSURANCE INC. and NIPPONKOA Insurance Company, Limited resident in the United States upon consummation of the statutory share exchange by SOMPO JAPAN INSURANCE INC. and NIPPONKOA Insurance Company, Limited as described herein. This estimate is calculated by multiplying the total numbers of shares of SOMPO JAPAN INSURANCE INC. common stock and NIPPONKOA Insurance Company, Limited common stock, respectively, held of record by U.S. holders on October 31, 2009, the most recent date for which information with respect to such U.S. holders can be determined, by the exchange ratios of one share of NKSJ Holdings, Inc. common stock for each share of SOMPO JAPAN INSURANCE INC. common stock and 0.9 shares of NKSJ Holdings, Inc. common stock for each share of NIPPONKOA Insurance Company, Limited common stock, respectively, and adding the two products. NKSJ Holdings, Inc. shares are not being registered for the purpose of sales outside the United States.
(2)	Not applicable.
(3)	Pursuant to Rule 457(f) under the Securities Act of 1933, the filing fee was calculated based upon the market value of the shares of SOMPO JAPAN INSURANCE INC. common stock and NIPPONKOA Insurance Company, Limited common stock estimated to be held by U.S. holders and to be cancelled in the Share Exchange described herein, in each case calculated pursuant to Rule 457(c) by taking ¥567.00 and ¥523.50, which are the averages of the high and low prices per share of SOMPO JAPAN INSURANCE INC. and NIPPONKOA Insurance Company, Limited, respectively, as reported in the First Section of the Tokyo Stock Exchange on November 18, 2009 (converted into U.S. dollars based on the exchange rate for such day reported by Bank of Japan of ¥89.17 = U.S. $ 1.00), multiplied by the total number of shares of SOMPO JAPAN INSURANCE INC. common stock (156,504,212) and the total number of shares of NIPPONKOA Insurance Company, Limited common stock (226,996,521), respectively, held of record by U.S. holders on October 31, 2009, the most recent date for which information with respect to such U.S. record holders can be determined, and multiplying the sum of the two amounts ($ 2,327,807,189) by 0.0000558.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This preliminary prospectus is not complete. We may complete or amend this preliminary prospectus without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor is it seeking an offer to buy, the shares in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated November 25, 2009

Prospectus

NKSJ HOLDINGS, INC.

Exchange for Shares of Common Stock of SOMPO JAPAN INSURANCE INC.

Exchange for Shares of Common Stock of NIPPONKOA Insurance Company, Limited

SOMPO JAPAN INSURANCE INC. (“Sompo Japan”) and NIPPONKOA Insurance Company, Limited (“Nipponkoa”) propose to integrate their management and business under a new holding company called NKSJ Holdings, Inc. (“Holdings”). Under this proposal, which has been approved by the boards of directors of Sompo Japan and Nipponkoa, the two companies will become wholly owned subsidiaries of Holdings in a statutory joint share transfer (kyodo-kabushiki-iten) under Japanese law (the “Share Exchange”).

The Share Exchange must be approved by shareholders of Sompo Japan and Nipponkoa at separate meetings to be held at 10 a.m. on December 22, 2009 in Tokyo, Japan. If shareholders of each company approve the Share Exchange, and if the other conditions to the Share Exchange are satisfied, then all outstanding shares of common stock of Sompo Japan and Nipponkoa will be exchanged for shares of common stock of Holdings on or around April 1, 2010.

The Share Exchange cannot be completed unless it is approved at the scheduled shareholders meetings of Sompo Japan and Nipponkoa and certain other conditions are satisfied. The additional conditions and other terms of the Share Exchange are more fully described in this prospectus. For a discussion of these conditions, see “The Share Exchange”.

To attend and vote at the shareholders’ meetings under Japanese law, holders of Sompo Japan and Nipponkoa shares must follow the procedures outlined in convocation notice and the mail-in-ballot material that the companies will separately send to those holders.

This prospectus has been prepared for shareholders of Sompo Japan and Nipponkoa who reside in the United States. It provides detailed information about the Share Exchange. It also provides important information about the shares of Holdings common stock that will be issued in connection with the Share Exchange. You are encouraged to read this document in its entirety.

You should carefully consider the risk factors beginning on page 6 of this prospectus.

In connection with the Share Exchange, holders of Sompo Japan shares will receive one share of Holdings common stock for each share of Sompo Japan’s common stock they hold, and holders of Nipponkoa shares will receive 0.9 shares of Holdings common stock for each share of Nipponkoa’s common stock they hold. For a discussion of treatment of any fraction of a share relating to the Share Exchange under Japanese law, see “The Share Exchange—Structure of the Share Exchange”. Based on these Share Exchange ratios, former Sompo Japan shareholders will hold approximately 59.2% and former Nipponkoa shareholders will hold approximately 40.8% of the outstanding shares of Holdings common stock after the Share Exchange.

Holdings expects to issue 1,661,910,293 shares of its common stock in connection with the Share Exchange. Approximately 21.7% of those shares will be issued to U.S. shareholders of Sompo Japan and Nipponkoa.

Sompo Japan’s shares are traded in yen on the Tokyo Stock Exchange, the Osaka Securities Exchange, the Nagoya Stock Exchange, the Sapporo Stock Exchange and the Fukuoka Stock Exchange. On November 19, 2009, the last reported official price of Sompo Japan’s common stock on the Tokyo Stock Exchange was ¥558 per share. Nipponkoa’s shares are traded in yen on the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange. On November 19, 2009, the last reported official price of Nipponkoa’s common stock on the Tokyo Stock Exchange was ¥526 per share. Following completion of the Share Exchange, Sompo Japan and Nipponkoa anticipate that shares of Holdings common stock will trade on the Tokyo Stock Exchange and the Osaka Securities Exchange.

You may have dissenters’ rights in connection with the transactions under Japanese law. See page 87 for a further discussion of your dissenters’ rights, if any.

Neither Sompo Japan nor Nipponkoa is asking for your proxy and you are requested not to send a proxy to either company.

This prospectus is first being mailed to U.S. holders of Sompo Japan and Nipponkoa shares on or around December 1, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     ,     .

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REFERENCES TO ADDITIONAL INFORMATION

Neither Sompo Japan nor Nipponkoa has previously had a reporting obligation in the United States under the Securities Exchange Act of 1934. Following the date of this prospectus until the completion of the Share Exchange, Sompo Japan and Nipponkoa will be, and after the Share Exchange, Holdings will be, subject to reporting obligations and any filings they make will be available via the website of the United States Securities and Exchange Commission, or SEC, at www.sec.gov. You can also obtain any filed documents or other information which may be incorporated by reference herein regarding Sompo Japan or Nipponkoa without charge by written or oral request to:

SOMPO JAPAN INSURANCE INC.	NIPPONKOA Insurance Co., Ltd.
26-1, Nishi-Shinjuku 1-chome	7-3, Kasumigaseki 3-chome
Shinjuku-ku, Tokyo 160-8338, Japan	Chiyoda-ku, Tokyo 100-8965, Japan
Investor Relations Office	Investor Relations,
Corporate Planning Department	Corporate Planning Department
Shinichi Hara	Yoko Hirao
Telephone: 81-3-3349-3913	Telephone: 81-3-3593-5418

Please note that copies of documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents or this prospectus.

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN DECEMBER 15, 2009, WHICH IS FIVE BUSINESS DAYS BEFORE YOU MUST MAKE A DECISION REGARDING THE SHARE EXCHANGE.

For additional information about Sompo Japan and Nipponkoa, see “Where You Can Find More Information”.

Unless the context otherwise requires, references in this prospectus to “Sompo Japan” refer to Sompo Japan and its consolidated subsidiaries, and references to “Nipponkoa” refer to Nipponkoa and its consolidated subsidiaries.

As used in “Business Goals and Strategies of Holdings” in this prospectus, references to “we”, “us” and “our” are to Sompo Japan and Nipponkoa as operating subsidiaries of Holdings following the Share Exchange.

As used in this prospectus, “dollar” or “$” means the lawful currency of the United States of America, and “yen” or “¥” means the lawful currency of Japan.

As used in this prospectus, “U.S. GAAP” means accounting principles generally accepted in the United States, “IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, and “Japanese GAAP” means accounting principles generally accepted in Japan.

In tables appearing in this prospectus, figures may not add up to totals due to rounding.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on the current expectations, assumptions, estimates and projections of Sompo Japan and Nipponkoa about their respective businesses and operations, about their strategies as operating subsidiaries of Holdings following the Share Exchange, about the plans for and by Holdings, about the insurance and other industries, and about capital markets around the world. These forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “anticipate”, “estimate”, “plan” or similar words. These statements discuss future expectations, identify strategies, contain projections of results of operations and/or financial condition of Sompo Japan, Nipponkoa and/or Holdings, or state other forward-looking information. Known and unknown risks, uncertainties and other factors could cause the actual results to differ materially from those contained in any forward-looking statement. Sompo Japan and Nipponkoa cannot promise that its expectations expressed in these forward-looking statements will turn out to be correct. The actual results of Sompo Japan or Nipponkoa, or of Holdings, could be materially different from and worse than those expectations. Important risks and factors that could cause actual results to be materially different from those expectations are set forth in “Risk Factors” and elsewhere in this prospectus.

QUESTIONS AND ANSWERS ABOUT THE SHARE EXCHANGE

Q.	Why are Sompo Japan and Nipponkoa proposing the Share Exchange?

A.	Sompo Japan and Nipponkoa are entering into the Share Exchange and adopting a holding company structure in order to integrate their management and business under a new holding company, as well as to seek synergies, including cost savings from consolidating certain operations of Sompo Japan and Nipponkoa, to realize the group’s potential to the extent possible.

Q.	What will Sompo Japan and Nipponkoa shareholders receive in the Share Exchange?

A.	Holders of Sompo Japan shares will receive one newly issued share of Holdings’ common stock for every share of Sompo Japan’s common stock they hold, and holders of Nipponkoa shares will receive 0.9 newly issued shares of Holdings’ common stock for every share of Nipponkoa’s common stock they hold.

Q.	Does the board of directors of Sompo Japan and Nipponkoa each recommend that Share Exchange?

A.	Yes. The board of directors of Sompo Japan unanimously recommends that shareholders vote for the Share Exchange. The board of directors of Nipponkoa also unanimously recommends that shareholders vote for the Share Exchange.

Q.	How will fractional shares be treated in the Share Exchange?

A.	Neither shareholders of Sompo Japan nor Nipponkoa will receive any fraction of a share of Holdings common stock in the Share Exchange. Instead, the shares representing the aggregate of all such fractions will be sold in the Japanese market or sold to Holdings itself and the net cash proceeds from the sale will be distributed to the former holders of Sompo Japan or Nipponkoa shares on a proportionate basis in accordance with their respective fractions.

Q	How do the Holdings’ shares differ from Sompo Japan’s or Nipponkoa’s shares?

A.	The Holdings’ shares do not materially differ from Sompo Japan or Nipponkoa’s shares from the legal perspective, except the right to inspect the books and records of the company which is granted to the holders of the Holdings’ common stock but not to the holders of Sompo Japan’s and Nipponkoa’s common stock under the Insurance Business Law.

Q.	How will trading in Sompo Japan and Nipponkoa shares be affected in connection with the completion of the Share Exchange?

A.	Sompo Japan and Nipponkoa expect that their shares will be delisted from the Tokyo Stock Exchange, the Osaka Securities Exchange and other regional exchanges in Japan on which such shares are currently traded, about three trading days before Holdings’ shares begin trading on the Tokyo Stock Exchange and the Osaka Securities Exchange. During the applicable gap in trading, holders of Sompo Japan and Nipponkoa shares will not be able to trade their shares, or the Holdings shares such holders will be entitled to receive when the Stock Exchange is completed. See “Risk Factors—Risks Relating to the Share Exchange—In connection with the completion of the Share Exchange, it will not be possible to trade shares of Sompo Japan’s or Nipponkoa’s common stock during certain periods”.

Q.	Will Sompo Japan and Nipponkoa shareholders receive dividends on common stock for the year ended March 31, 2010?

A.	Subject to the approval of Holdings, the sole shareholder of Sompo Japan and Nipponkoa after the effectiveness of the Share Exchange, each of Sompo Japan and Nipponkoa expects to pay dividends in June 2010 to holders of record of their respective common stock as of March 31, 2010. For a discussion of risks associated with the customary dividend forecast and payout practices in Japan, see “Risk Factors—Risk of Owning the Shares—Our shareholders of record on a record date may not receive the dividend they anticipate”.

Q.	When is the Share Exchange expected to be completed?

A.	The Share Exchange is expected to be completed on or promptly after April 1, 2010.

Q.	Can the number of shares of Holdings’ common stock for which the shares of Sompo Japan’s common stock and Nipponkoa’s common stock are exchanged change between now and the time the transaction is completed?

A.	No. The share exchange ratio is fixed and will not change even if the trading price of Sompo Japan’s or Nipponkoa’s common stock changes between now and the time the Share Exchange is completed. See “Risk Factors” beginning on page 6.

Q.	What is the record date for voting at the shareholders’ meeting?

A.	Holders of Sompo Japan and Nipponkoa shares as of October 31, 2009 will be eligible to vote at the respective shareholders’ meetings expected to be held on December 22, 2009.

Q.	How do I vote at the shareholder’s meeting?

A.	You may exercise voting rights via the Internet, mail-in-ballot, by attending the meeting in person or through another shareholder you appoint as your attorney-in-fact. Sompo Japan and Nipponkoa will distribute voting materials to their respective shareholders, which will enable them to exercise their voting rights. Completed mail-in-ballots must be received at least one day before the relevant shareholders’ meeting.

Q.	May I change my vote?

A.	Yes. If you want to change your vote submitted by mail-in-ballot, you must attend the shareholders’ meeting personally or through another shareholder you appoint as your attorney-in-fact, or send another mail-in-ballot dated a later date than the previous mail-in-ballot if Sompo Japan or Nipponkoa redistributes mail-in-ballots. By attending the meeting in person you automatically revoke your mail-in-ballot.

If you wish to change a vote previously submitted via the Internet, you must either attend the shareholders meeting personally or through another shareholder having voting rights whom you appoint as your attorney-in-fact, or by resubmitting your vote via the Internet. By attending the meeting in person or having another shareholder entitled to vote your shares attend the meeting on your behalf, or by resubmitting your vote via the Internet, you will automatically revoke your vote previously submitted via the Internet. If you submit more than one vote via the Internet, the last vote submitted will be counted.

Q.	How will shares represented at the shareholders’ meeting by mail-in-ballots be treated?

A.	The mail-in-ballots used for the shareholders’ meeting of Sompo Japan or Nipponkoa will describe the proposals to be voted on by shareholders at the meeting, including approval of the Share Exchange. The mail-in-ballots will allow shareholders to indicate a “for” or “against” vote with respect to each proposal. In accordance with Japanese law and practice, Sompo Japan and Nipponkoa intend to count toward the quorum requirements for its shareholders’ meeting the shares represented by mail-in-ballots that are returned without indicating a “for” or “against” vote for any of the proposals, and count these mail-in-ballots as having voted “for” the approval on proposals made by Sompo Japan or Nipponkoa, as the case may be, and as a vote “against” proposals made by shareholders.

Q.	Do I have dissenters’ rights?

A.

Under the Corporation Law of Japan, you are entitled to dissenters’ rights of appraisal in connection with the Share Exchange if you comply with the procedures set forth in the Corporation Law. Any Sompo Japan or Nipponkoa shareholder (i) who notifies their respective company in writing prior to the shareholders’ meeting of his or her intention to oppose the Share Exchange, and who votes against the approval of the Share Exchange at the shareholders’ meeting or (ii) who is not entitled to vote at such general meeting of

v

shareholders, and complies with the other relevant procedures set forth in the Corporation Law, may demand that such company purchase his or her shares of the common stock at the fair value. The failure of a shareholder of Sompo Japan or Nipponkoa who is entitled to vote at such general meeting of shareholders to provide such notice prior to the shareholders’ meeting or to vote against the approval of the Share Exchange at the shareholders’ meeting will in effect constitute a waiver of the shareholder’s right to demand that their company purchase his or her shares of the common stock at the fair value.

Q.	What are the Japanese tax consequences of the Share Exchange?

A.	In the opinion of Nagashima Ohno & Tsunematsu, Japanese counsel to Sompo Japan on Japanese tax matters, and Mori Hamada & Matsumoto, Japanese counsel to Nipponkoa on Japanese tax matters, which in each case is based on certain assumptions and subject to certain limited exceptions, the Share Exchange is expected to be a tax-free transaction for Japanese tax purposes with respect to holders of shares of Sompo Japan’s common stock or Nipponkoa’s common stock. As long as non-resident holders of shares of Sompo Japan’s common stock or Nipponkoa’s common stock receive only shares of Holdings’ common stock in exchange for their Sompo Japan or Nipponkoa shares upon the Share Exchange, such non-resident holders will not recognize any gains or losses for Japanese tax purposes at the time of the Share Exchange.

Q.	What are the U.S. federal income tax consequences of the Share Exchange to U.S. holders of Sompo Japan shares?

A.	The U.S. federal income tax consequences to a U.S. holder (as defined under “Taxation—Material U.S. Federal Income Tax Consequences”) of Sompo Japan shares who participates in the Share Exchange depend in part on whether the Share Exchange will qualify as a tax-free exchange under the Internal Revenue Code of 1986, as amended (the “Code”). In the opinion of Sullivan & Cromwell LLP, the Share Exchange should qualify as a tax-free exchange under Section 351 of the Code. Assuming the Share Exchange so qualifies, in general, for U.S. federal income tax purposes: (1) a U.S. holder will not recognize any gain or loss upon the exchange of Sompo Japan shares for Holdings shares pursuant to the Share Exchange, other than in respect of cash received in redemption of a fractional Holdings share; (2) a U.S. holder’s tax basis in the Holdings shares received pursuant to the Share Exchange will equal (i) the U.S. holder’s tax basis in its Sompo Japan shares surrendered in the Share Exchange (determined separately for each block of Sompo Japan shares acquired at the same price on the same date in a separate transaction) reduced by (ii) any tax basis that is properly allocable to any fractional Holdings share which is redeemed for cash; (3) a U.S. holder will recognize gain or loss on the redemption of a fractional Holdings share received in the Share Exchange equal to the difference between the amount of cash received in exchange of such fractional Holdings share and the portion of the U.S. holder’s tax basis in its Holdings shares that is properly allocable to such fractional Holdings share; and (4) a U.S. holder’s holding period in the Holdings shares received pursuant to the Share Exchange will include the holding period of the U.S. holder’s Sompo Japan shares surrendered in the Share Exchange. However, the general treatment described in the preceding sentence is subject to a number of important exceptions, some of which will depend on a U.S. holder’s individual circumstances. Sompo Japan expects that the Share Exchange will be completed in accordance with terms that will allow it to take the position that the Share Exchange will qualify as a tax-free exchange under Section 351 of the Code. However, the U.S. tax authorities have not issued a ruling stating that the Share Exchange will be tax-free, nor will any such ruling be requested by Sompo Japan. As a result, no assurance can be given that the U.S. tax authorities will not assert that the Share Exchange should be treated other than as described above, and possibly as a transaction in which U.S. holders of Sompo Japan shares might be required to recognize U.S. taxable gain or loss as a consequence of the Share Exchange. All U.S. holders of Sompo Japan shares should review the discussion of the material

U.S. federal income tax consequences of the Share Exchange set forth below under “Taxation—Material U.S. Federal Income Tax Consequences—The Share Exchange”, and should consult their own U.S. tax advisors as to the potential U.S. federal income tax consequences of participating in the Share Exchange in their individual circumstances.

Q.	What are the U.S. federal income tax consequences of the Share Exchange to U.S. holders of Nipponkoa shares?

A.	Regardless of whether the Share Exchange qualifies as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended, U.S. holders of Nipponkoa shares will be deemed to have received a taxable dividend from Nipponkoa as a result of the Share Exchange. As such, for U.S. federal income tax purposes: (1) a U.S. holder of Nipponkoa shares will be required to include in gross income, as a deemed dividend, an amount generally equal to the excess, if any, of (i) the sum of the fair market value of the Holdings shares received in the Share Exchange and the amount of any cash received in redemption of a fractional share thereof over (ii) the U.S. holder’s tax basis in its Nipponkoa shares exchanged therefor; (2) a U.S. holder’s tax basis in the Holdings shares received pursuant to the Share Exchange will equal the sum of such U.S. holder’s tax basis in its Nipponkoa shares surrendered in the Share Exchange and the amount such U.S. holder includes in its gross income as a deemed dividend; (3) a U.S. holder’s holding period in the Holdings shares received pursuant to the Share Exchange will include the holding period of the U.S. holder’s Nipponkoa shares surrendered in the Share Exchange; and (4) a U.S. holder will be required to attach IRS Form 5471 to its U.S. federal income tax or information return that it would normally file for its taxable year in which the Share Exchange occurs. All U.S. holders of Nipponkoa shares should review the discussion of the material U.S. federal income tax consequences of the Share Exchange set forth below under “Taxation—Material U.S. Federal Income Tax Consequences—The Share Exchange”, and should consult their own tax advisors as to the potential U.S. federal income tax consequences of participating in the Share Exchange in their individual circumstances.

Q.	Whom can I call with questions?

A.	If you have more questions about the Share Exchange, you should contact:

SOMPO JAPAN INSURANCE INC.

26-1, Nishi-Shinjuku 1-chome

Shinjuku-ku, Tokyo 160-8338, Japan

Investor Relations Office

Corporate Planning Department

Shinichi Hara

Telephone:    81-3-3349-3913

NIPPONKOA Insurance Co., Ltd.

7-3, Kasumigaseki 3-chome

Chiyoda-ku, Tokyo 100-8965, Japan

Investor Relations,

Corporate Planning Department

Yoko Hirao

Telephone:    81-3-3593-5418

SUMMARY

This summary highlights selected information from this prospectus. It does not contain all the information that is important to you. You should read carefully the entire prospectus to fully understand the Share Exchange.

SOMPO JAPAN INSURANCE INC. AND NIPPONKOA INSURANCE COMPANY, LIMITED

Sompo Japan and Nipponkoa are two of the largest property and casualty insurance companies in Japan. Each of them offers, by itself or through its subsidiaries, a broad range of property and casualty insurance products, life insurance products, financial services and risk-related services.

Sompo Japan’s principal executive offices are located at 26-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo 160-8338, Japan, and its telephone number is 81-3-3349-3111. Nipponkoa’s principal executive offices are located at 7-3, Kasumigaseki 3-chome, Chiyoda-ku, Tokyo 100-8965, Japan, and its telephone number is 81-3-3593-3111.

The Share Exchange

The boards of directors of Sompo Japan and Nipponkoa have resolved to adopt the Business Integration Agreement, which contemplates creation of a new holding company called NKSJ Holdings, Inc., and to integrate the management and businesses of the two companies under the holding company. Under this plan, which is subject to approval by shareholders of Sompo Japan and Nipponkoa, each shareholder of Sompo Japan registered as of the close of the date immediately preceding the date of the Share Exchange will receive one share of common stock of Holdings for each share of common stock of Sompo Japan that such shareholder holds, and each shareholder of Nipponkoa registered as of the close of the date immediately preceding the date of the Share Exchange will receive 0.9 shares of common stock of Holdings for each share of common stock of Nipponkoa that such shareholder holds. If this plan is approved by the shareholders of the two companies, and if the other conditions to completing the Share Exchange are satisfied, Holdings will be formed—and the Share Exchange is expected to become effective—on or around April 1, 2010.

The closing sale prices of Sompo Japan common stock and Nipponkoa common stock were ¥473 and ¥597, respectively, on March 12, 2009, the last full trading day prior to the public announcement that Sompo Japan and Nipponkoa had agreed to form a new insurance group which would integrate their respective businesses; ¥623 and ¥553, respectively, on July 28, 2009, the last full trading day prior to the public announcement of the share exchange ratio in connection with the planned formation of Holdings; and ¥558 and ¥526, respectively, on November 19, 2009. The equivalent pro forma sale price of Nipponkoa common stock on these dates, as determined by multiplying the applicable reported closing sale price of Sompo Japan common stock by the exchange ratio of 0.9, are ¥425.7, ¥560.7, and ¥502.2, respectively. We urge you to obtain current market quotations for both the Sompo Japan common stock and the Nipponkoa common stock.

Under Japanese law, the notice of the general meeting of shareholders must be mailed at least two weeks in advance to all shareholders of record having voting rights. Sompo Japan and Nipponkoa will mail out its notices on such date as to be determined by the board of directors.

The affirmative vote of shareholders representing a two-thirds majority of the voting rights of the shareholders of each of Sompo Japan and Nipponkoa represented at the relevant meeting is required to approve the Share Exchange. Each shareholder is entitled to one vote per one unit of shares, which is comprised of 1,000 shares, subject to the limitation by the “unit share system”, under which significant restrictions, such as inability to vote on corporate actions, may be placed upon holdings of shares that constitute less than a whole unit pursuant to the Corporation Law and a company’s articles of incorporation. See “Description of Holdings Common Stock—Unit Share System”. As of October 31, 2009, the directors and corporate auditors of Sompo Japan owned directly and indirectly an aggregate of 243,846 shares of Sompo Japan’s common stock. Also, as of October 31, 2009, the directors and corporate auditors of Nipponkoa owned directly and indirectly an aggregate of 384,758 shares of Nipponkoa’s common stock.

The required quorum for a vote on the Share Exchange at each general meeting is a one-third of the voting rights of the shareholders of the relevant company who are entitled to exercise their voting rights.

The date, time and place of the meeting for Sompo Japan is expected to be 10:00 a.m. on December 22, 2009 (Japan time) at 26-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo, Japan. The date, time and place of the meeting for Nipponkoa is expected to be 10:00 a.m. on December 22, 2009 (Japan time) at 7-3, Kasumigaseki 3-chome, Chiyoda-ku, Tokyo, Japan.

Shareholders may attend the meeting in person or by proxy using a duly authorized power-of-attorney.

At the meeting, you will be allowed to vote upon the Share Exchange on the basis of the Business Integration Agreement adopted by the boards of directors of Sompo Japan and Nipponkoa. The Business Integration Agreement is the legal document setting forth the terms of the Share Exchange. You are encouraged to read an English language translation of the Business Integration Agreement attached to this prospectus as Annex A in its entirety.

Reasons for the Share Exchange

Sompo Japan and Nipponkoa believe that the Share Exchange will promote sustainable growth of the two companies and enhance their shareholder value by enabling them to:

•	Maintain and reinforce their individual brand power with a substantial presence in the non-life insurance market in Japan;

•

Enhance the efficiency of operations and reduce operational costs by integrating the two companies’ business infrastructure and jointly placing orders for goods and services required in the course of business operations;

•

Take advantage of their complementary network of agency channels, with both Sompo Japan and Nipponkoa already having strong ties with full-time insurance agents and financial institutions of various geographies and affiliations; and

•	Combine the two companies’ know-how in product development and sales and marketing, and increase their collective capacities for underwriting risk.

No Solicitation of Proxies, Consent or Authorizations

Neither Sompo Japan’s management nor Nipponkoa’s management is soliciting proxies, consents or authorizations with respect to the Share Exchange prior to the extraordinary general meetings of shareholders. Neither Sompo Japan nor Nipponkoa will solicit any separate form of proxy, consent, or authorization from the mail-in voting cards distributed in accordance with the Corporation Law of Japan.

Conditions to the Completion of the Share Exchange

The Share Exchange can be completed only if the following conditions are satisfied:

•	Under the Corporation Law of Japan, the Share Exchange must be approved at the general meeting of shareholders of each of Sompo Japan and Nipponkoa;

•	Sompo Japan and Nipponkoa must receive all necessary approvals from governmental authorities as described below under “Required Regulatory Approvals”; and

•	Under the Corporation Law, the Share Exchange will become effective upon commercial registration of the formation of Holdings.

Required Regulatory Approvals

Completion of the Share Exchange is subject to the approval of the Prime Minister of Japan under the Insurance Business Law. In addition, the securities registration statement under the Financial Instruments and Exchange Law of Japan must become effective on or prior to the effective date of the Share Exchange. Pursuant to the amendments to the Anti-Monopoly Law of Japan which are expected to take effect in January 2010, Sompo Japan and Nipponkoa will be required to give prior notification to the Fair Trade Commission of the plan of the Share Exchange and to observe a waiting period of 30 days before the effective date of the Share Exchange unless such waiting period is shortened or extended by the Fair Trade Commission.

Prior to completion of the Share Exchange, Sompo Japan and Nipponkoa also intend to file any required notifications with U.S. and other antitrust regulatory authorities in non-Japanese jurisdictions regarding the formation of Holdings and to observe any applicable waiting periods under the relevant antitrust laws.

Dissenters’ Rights

Under Japanese law, you may have dissenters’ rights of appraisal in connection with the Share Exchange. See “The Share Exchange—Dissenters’ Rights” for a further discussion of dissenters’ rights.

Material Tax Consequences

Japanese Taxation

In the opinion of Nagashima Ohno & Tsunematsu, Japanese counsel to Sompo Japan on Japanese tax matters, and Mori Hamada & Matsumoto, Japanese counsel to Nipponkoa on Japanese tax matters, which in each case is based on certain assumptions and subject to certain limited exceptions, the Share Exchange is expected to be a tax-free transaction for Japanese tax purposes with respect to holders of shares of Sompo Japan’s common stock or Nipponkoa’s common stock. As such, as long as non-resident holders of shares of Sompo Japan’s common stock or Nipponkoa’s common stock receive only shares of Holdings’ common stock in exchange for their Sompo Japan or Nipponkoa shares upon the Share Exchange, such non-resident holders will not recognize any gains or losses for Japanese tax purposes at the time of the Share Exchange. See “Taxation—Japanese Taxation” for further discussion.

United States Taxation

The U.S. federal income tax consequences to a U.S. holder (as defined under “Taxation—Material U.S. Federal Income Tax Consequences”) of Sompo Japan shares who participates in the Share Exchange depend, in part, on whether the Share Exchange will qualify as a tax-free exchange under the U.S. Internal Revenue Code of

1986, as amended (the “Code”). In the opinion of Sullivan & Cromwell LLP, the Share Exchange should qualify as a tax-free exchange under Section 351 of the Code. However, regardless of whether the Share Exchange qualifies as a tax-free exchange under Section 351 of the Code, U.S holders of Nipponkoa shares who participate in the Share Exchange will be deemed to have received a taxable dividend for U.S. federal income tax purposes upon exchange of their Nipponkoa shares for Holdings shares. For important details, see “Taxation—Material U.S. Federal Income Tax Consequences”.

Accounting Treatment of the Share Exchange

Based on the Sompo Japan exchange ratio of one Holdings share for each share of Sompo Japan common stock and the Nipponkoa exchange ratio of 0.9 Holdings shares for each share of Nipponkoa common stock, pursuant to the terms of the Share Exchange, after the closing of the Share Exchange, former Sompo Japan shareholders will own approximately 59.2% and former Nipponkoa shareholders will own approximately 40.8% of Holdings. Based on these projected ownership percentages, Sompo Japan is deemed to be the accounting acquiror and Nipponkoa is deemed to be the accounting acquiree for financial reporting purposes. For the purpose of this prospectus, in the consolidated financial statements of Holdings, as a result of the Share Exchange, the assets acquired and the liabilities assumed from Sompo Japan will be carried at their previous book value, while under the acquisition method of accounting, in accordance with IFRS 3 (Revised), “Business Combinations”, the tangible and intangible assets acquired and liabilities assumed from Nipponkoa will be recorded at their fair values. Management of Holdings will be required to exercise significant judgments by making estimates and determining underlying assumptions in order to value the assets and liabilities. The fair values used to record each of the tangible and intangible assets and liabilities of Nipponkoa, and the resulting excess of the purchase price over the fair value of net assets acquired (goodwill) could have a material effect on the financial position and the results of operations of Holdings subsequent to the acquisition. The reported financial condition and results of operations of Holdings to be issued after the closing of the Share Exchange will reflect Nipponkoa’s financial position and results of operations from the date of the acquisition in addition to Sompo Japan’s financial position and results of operations. If a different set of fair values were to be used at the time of the acquisition, Holdings’ financial position and results of operations could differ materially. Following the completion of the Share Exchange, the earnings of Holdings will reflect acquisition accounting adjustments, including the recognition of Nipponkoa’s assets and liabilities at fair value at the date of acquisition, and the consequent adjustments to amortization and depreciation expense of the acquired assets. In accordance with IAS 38, “Intangible Assets”, goodwill will not be subject to amortization for financial reporting purposes but will be evaluated at least annually for impairment. Subsequent to the acquisition, if a cash generating unit to which such goodwill is allocated reports a carrying amount in excess of its estimated recoverable amount, an impairment charge is recognized for any excess of the carrying amount of that goodwill over the amount to be recovered through use (“value in use”) or sale (“fair value less costs to sell”).

Risk Factors

In determining whether to vote to approve the Share Exchange, you should consider carefully the risk factors described in this document.

Trading Markets for Shares of Sompo Japan’s Common Stock and Nipponkoa’s Common Stock

Sompo Japan’s common stock currently trades on the First Sections of the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange, as well as on the Fukuoka Stock Exchange and the Sapporo Stock Exchange. Nipponkoa’s common stock currently trades on the First Sections of the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange. The shares of Holdings are anticipated to list on the First Sections of the Tokyo Stock Exchange and the Osaka Securities Exchange.

The following is a tentative timetable of various trading-related events in connection with the completion of the Share Exchange:

Final trading day for Sompo Japan and Nipponkoa shares on the Tokyo Stock Exchange, the Osaka Securities Exchange and other regional exchanges in Japan	March 26, 2010 (Tokyo time)
First trading day for Holdings shares on the Tokyo Stock Exchange and the Osaka Securities Exchange	April 1, 2010 (Tokyo time)
Effective date of the Share Exchange	April 1, 2010 (Tokyo time)

In advance of completion of the Share Exchange, Sompo Japan and Nipponkoa expect to publicly announce the definitive timetable for these trading-related events.

RISK FACTORS

Prior to making a decision on the Share Exchange, you should carefully consider, along with other matters set out in this prospectus, the following considerations:

Risks Relating to the Share Exchange

Sompo Japan and Nipponkoa may fail to realize the anticipated benefits of the Share Exchange due to the challenges of achieving synergy effects and cost savings

In order for the Share Exchange to be successful, Holdings must realize the anticipated synergy benefits and cost savings from consolidating certain operations of Sompo Japan and Nipponkoa. Subject to a set of conditions and assumptions employed by each of Sompo Japan and Nipponkoa, Sompo Japan and Nipponkoa anticipate, on a pre-tax basis, approximately gross ¥10 billion synergy benefit of integration (while incurring a restructuring cost of ¥12 billion) for the year ending March 31, 2011, approximately gross ¥15 billion synergy benefit of integration (while incurring a restructuring cost of ¥18 billion) for the year ending March 31, 2012, approximately gross ¥30 billion synergy benefit of integration (while incurring a restructuring cost of ¥16 billion) for the year ending March 31, 2013, approximately gross ¥40 billion synergy benefit of integration (while incurring a restructuring cost of ¥11 billion) for the year ending March 31, 2014, and approximately gross ¥50 billion synergy benefit of integration (while incurring a restructuring cost of ¥3 billion) for the year ending March 31, 2015.

In particular, for the fiscal year ending March 31, 2013, we currently expect the gross amounts of synergy benefit above to consist, in part, of approximately ¥16 billion of estimated cost reductions for sharing product-development functions, IT systems and back office operations, approximately ¥3 billion of estimated cost reductions through joint use of infrastructure and joint placement of orders, and approximately ¥11 billion of estimated efficiencies attributable to sharing and improvement of corporate know-how (including joint implementation of Sompo Japan’s retail business model reform project (“PT-R”) as discussed in “Business of Sompo Japan—Operations—New Retail Market Business Model Reform Project—‘PT-R’”, loss prevention through joint promotion of Nipponkoa’s “eco-safety drive” initiatives, integration of risk consulting services, and other measures such as enhancing efficiency in life insurance sales operations and customer centers’ productivity). For the fiscal year ending March 31, 2015, we currently expect the gross amounts of synergy benefit above to consist, in part, of approximately ¥34 billion of estimated cost reductions for sharing product-development functions, IT systems and back office operations, approximately ¥3 billion of estimated cost reductions through joint use of infrastructure and joint placement of orders, and approximately ¥13 billion of estimated efficiencies attributable to sharing and improvement of corporate know-how (including joint implementation of Sompo Japan’s retail business model reform project (“PT-R”) as discussed in “Business of Sompo Japan—Operations—New Retail Market Business Model Reform Project—‘PT-R’”, loss prevention through joint promotion of Nipponkoa’s “eco-safety drive” initiatives, integration of risk consulting services, and other measures such as enhancing efficiency in life insurance sales operations and customer centers’ productivity).

The description of anticipated amounts of synergy benefit (or any related restructuring cost), immediately above, have been produced as of October 30, 2009 solely by Sompo Japan and Nipponkoa and may differ from the numbers, projections, assumptions or other conditions related to synergy benefit (or any related restructuring cost) of the business integration used or otherwise understood by any or all financial advisor(s) as of the date of their respective fairness opinion, which was July 29, 2009.

Sompo Japan and Nipponkoa may not be able to accomplish this business integration process smoothly or successfully. The business integration of certain operations following the Share Exchange will take time and will require the dedication of significant management resources, which may temporarily distract management’s attention from other strategic opportunities and from day-to-day operation matters.

Sompo Japan and Nipponkoa expect to face significant challenges in bringing closer their respective organizations, business cultures, procedures and operations, including integration of their IT infrastructures. If we are not able to successfully manage the consolidation process and create a more unified business culture, the anticipated benefits of the Share Exchange and subsequent consolidation may not be realized fully or at all or may take longer to realize than expected.

The exchange ratio is fixed and will not be adjusted to reflect changes in the market values of Sompo Japan and Nipponkoa common stock; as a result, the value of Holdings common stock you receive in the transaction may be less than when you vote on the Share Exchange

Upon the completion of the Share Exchange, each share of Sompo Japan’s common stock will be exchanged for one share of Holdings common stock, and each share of Nipponkoa’s common stock will be exchanged for 0.9 shares of Holdings common stock. The ratios at which Sompo Japan’s and Nipponkoa’s common stock will be exchanged for Holdings common stock are fixed, and will not be adjusted for changes in the market prices of either company’s common stock. Therefore, even if the relative market values of Sompo Japan’s or Nipponkoa’s common stock change, the number of shares of Holdings common stock to be received by shareholders of those companies in the Share Exchange will not change.

Any change in the prices of either company’s common stock occurring prior to the effective date of the Share Exchange will affect the value that holders of Sompo Japan’s or Nipponkoa’s common stock receive in the transaction. The value of the Holdings common stock to be received in the Share Exchange (which will occur approximately three months after the general meetings of shareholders) may be higher or lower than the indicative value as of the date of this prospectus and/or as of the date of the general meetings of shareholders, depending on the then prevailing market prices of Sompo Japan’s and Nipponkoa’s common stock.

As publicly traded equity securities, the shares of Sompo Japan’s and Nipponkoa’s common stock are subject to the general price fluctuations in the market and have experienced significant volatility in the past. Stock price changes may result from a variety of factors that are beyond the control of Sompo Japan and Nipponkoa, including actual changes in, or investor perception of businesses, operations and prospects of Sompo Japan or Nipponkoa. Regulatory developments, as well as current or potential legal proceedings, and changes in general market and economic conditions may also affect the stock price of Sompo Japan or Nipponkoa.

You should obtain and review recent market quotations for Sompo Japan’s and Nipponkoa’s common stock before voting on the Share Exchange. There can be no assurances as to the future market prices of Sompo Japan’s and Nipponkoa’s common stock before the completion of the Share Exchange, nor of the market price of Holdings’ common stock at any time after the completion of the Share Exchange.

Due to regulatory approvals and various other conditions to which the Share Exchange is subject, the Share Exchange may not be completed as scheduled or at all

The respective obligations of Sompo Japan and Nipponkoa under the Business Integration Agreement to complete the Share Exchange are subject to a number of specified conditions, including obtaining or satisfying all regulatory approvals, permits, consents and requirements necessary for the consummation of the transaction. Regulatory authorities in Japan or elsewhere may seek to block or delay the Share Exchange, or may impose conditions that reduce the anticipated benefits of the Share Exchange or make it difficult to complete as planned.

Also, Sompo Japan and/or Nipponkoa may not successfully obtain the shareholder approval from their respective shareholders regarding the Share Exchange. Even if such approvals were given, the Share Exchange will be subject to fulfillment of conditions imposed by Japanese and other regulatory authorities. Sompo Japan and Nipponkoa will be required to obtain further shareholder approval in the event that any of the conditions imposed by Japanese or other regulatory authorities materially alter any aspect of the Share Exchange as previously approved.

In addition, there are risks that the arrangements of business integration as contemplated in the Business Integration Agreement dated October 30, 2009 and all other related agreements executed thereafter will be changed due to unforeseeable events. Even if the arrangements remained the same, the business integration process may not proceed as originally planned due to such events as dislocation in the financial markets and rapid deterioration of the economic conditions.

Furthermore, Sompo Japan and Nipponkoa have the right to terminate the Business Integration Agreement at any time prior to the completion of the transaction, upon the parties’ mutual written consent. Either party may also terminate the Business Integration Agreement upon an unremedied material breach of the agreement by the other party, occurrence of a material adverse change in the financial conditions or management conditions of either party or the ability of either party to perform the Share Exchange, or occurrence of other events prescribed in the Business Integration Agreement included in this prospectus as Annex A. Accordingly, even if the terms of the Share Exchange are approved at the general meetings of shareholders of Sompo Japan and Nipponkoa, there is no assurance that the Share Exchange will ultimately be completed as scheduled or at all.

Significant costs will be incurred in the course of the Share Exchange and subsequent consolidation of the business operations of the two companies

The costs related to the Share Exchange are expected to be significant. Sompo Japan estimates that its transaction-related costs associated with the Share Exchange will amount to approximately ¥1.2 billion and Nipponkoa estimates that its transaction-related costs associated with the Share Exchange will amount to approximately ¥3.4 billion. These expenses include financial advisory, legal and accounting fees and expenses, filing fees, printing expenses and other related charges. In addition, Sompo Japan and Nipponkoa may also incur significant costs where dissident shareholders exercise their appraisal rights. Sompo Japan and Nipponkoa may also incur additional unanticipated expenses in connection with the Share Exchange and the planned consolidation of certain operations.

In connection with the completion of the Share Exchange, it will not be possible to trade shares of Sompo Japan or Nipponkoa common stock during certain periods

In connection with the Share Exchange, Sompo Japan and Nipponkoa shares will be delisted from the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange. Sompo Japan shares will also be delisted from the Sapporo Stock Exchange and the Fukuoka Stock Exchange. The delistings of Sompo Japan and Nipponkoa shares are expected to occur on or around March 29, 2010, about three trading days before April 1, 2010, the date Holdings shares are expected to be listed on the First Sections of the Tokyo Stock Exchange and the Osaka Securities Exchange. As a result, holders of Sompo Japan and Nipponkoa shares will not be able to trade those shares, or the Holdings shares they will be entitled to receive when the Stock Exchange is completed, during the applicable gap in trading. Accordingly, these holders will be subject to the risk of not being able to liquidate their shares during a falling market, whether for Japanese equities generally or for Sompo Japan, Nipponkoa or Holdings shares in particular. Conversely, those holders will be subject to the risk of missing an opportunity or opportunities to sell into a booming market during the applicable gap in trading.

If the Share Exchange does not qualify as a tax-free exchange, U.S. holders of Sompo Japan shares will recognize U.S. taxable gain or loss, as the case may be

If the Share Exchange does not qualify as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), the Share Exchange would generally not be tax-free for U.S. federal income tax purposes and would instead likely be treated as a fully taxable exchange in which U.S. holders (as defined under “Taxation—Material U.S. Federal Income Tax Consequences”) would be treated as having sold their Sompo Japan shares for an amount equal to the fair market value of the Holdings shares (including any fractional Holdings share deemed received) in the Share Exchange. In such a circumstance, a U.S. holder (1) would recognize gain or loss equal to the difference between (i) the sum of the fair market value of the

Holdings shares received in the Share Exchange and the amount of any cash received in redemption of a fractional share thereof and (ii) such U.S. holder’s adjusted tax basis in its Sompo Japan shares, (2) would take a tax basis in the Holdings shares received in the Share Exchange equal to the fair market value of such Holdings shares on the date such Holdings shares were received and (3) would start a new holding period in the Holdings shares received in the Share Exchange commencing on the day after the Share Exchange is completed. Although Sompo Japan expects the Share Exchange to be completed in accordance with terms that permit the Share Exchange to qualify as a tax-free exchange under Section 351 of the Code, the U.S. tax authorities have not issued a ruling stating that the Share Exchange will be tax-free, nor will any such ruling be requested by Sompo Japan. As a result, no assurance can be given that the U.S. tax authorities will not assert that the Share Exchange should be treated other than as described above. If you are a U.S. holder and the Share Exchange fails to qualify as a tax-free exchange under Section 351 of the Code, you would likely have greater U.S. taxable income and pay more U.S. federal income tax than you would if the Share Exchange did qualify as a tax-free exchange under Section 351 of the Code. All U.S. holders of Sompo Japan shares should review the discussion of the U.S. federal income tax treatment of the Share Exchange under “Taxation—Material U.S. Federal Income Tax Consequences—The Share Exchange”, and consult their own tax advisors as to the possible consequences of the Share Exchange failing to qualify as a tax-free exchange under Section 351 of the Code in their individual circumstances.

U.S. holders of Nipponkoa shares who participate in the Share Exchange will recognize U.S. taxable gain

Regardless of whether the Share Exchange qualifies as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended, U.S. holders of Nipponkoa shares will be deemed to have received a taxable dividend from Nipponkoa as a result of the Share Exchange. As such, for U.S. federal income tax purposes: (1) a U.S. holder of Nipponkoa shares will be required to include in gross income, as a deemed dividend, an amount generally equal to the excess, if any, of (i) the sum of the fair market value of the Holdings shares received in the Share Exchange and the amount of any cash received in redemption of a fractional share thereof over (ii) the U.S. holder’s tax basis in its Nipponkoa shares exchanged therefor; (2) a U.S. holder’s tax basis in the Holdings shares received pursuant to the Share Exchange will equal the sum of such U.S. holder’s tax basis in its Nipponkoa shares surrendered in the Share Exchange and the amount such U.S. holder includes in its gross income as a deemed dividend; (3) a U.S. holder’s holding period in the Holdings shares received pursuant to the Share Exchange will include the holding period of the U.S. holder’s Nipponkoa shares surrendered in the Share Exchange; and (4) a U.S. holder will be required to attach IRS Form 5471 to its U.S. federal income tax or information return that it would normally file for its taxable year in which the Share Exchange occurs. All U.S. holders of Nipponkoa shares should review the discussion of the material U.S. federal income tax consequences of the Share Exchange set forth below under “Taxation—Material U.S. Federal Income Tax Consequences—The Share Exchange”, and should consult their own tax advisors as to the potential U.S. federal income tax consequences of participating in the Share Exchange in their individual circumstances.

U.S. holders of Nipponkoa shares who participate in the Share Exchange may be required to pay U.S. federal income tax even though no cash will be distributed in the Share Exchange

U.S. holders of Nipponkoa shares who participate in the Share Exchange will be subject to U.S. federal income tax on an amount generally equal to the excess, if any, of (1) the sum of the fair market value of the Holdings shares received in the Share Exchange and the amount of any cash received in redemption of a fractional share thereof over (2) the U.S. holder’s tax basis in its Nipponkoa shares exchanged therefor. However, because no cash will be distributed in the Share Exchange (other than cash received in redemption of a fractional Holdings share), a U.S. holder of Nipponkoa shares who participates in the Share Exchange will likely have to pay tax in respect of income that is not distributed currently, and may never be distributed.

Risks Relating to Our Business

If economic conditions in Japan continue to worsen, our financial condition and results of operations may be adversely affected

We derive most of our insurance underwriting revenues from Japan. In addition, a substantial majority of the investments in our investment portfolio are Japanese equity securities, bonds and loans. Accordingly, our financial condition and results of operations are very dependent on economic conditions in Japan.

Starting in mid-2007 in the United States and Europe, and particularly during the second half of 2008, the financial services industry and the securities markets generally were materially and adversely affected by significant declines in the values of nearly all asset classes and by a serious lack of liquidity. During calendar year 2008 and thereafter, the business environment in Japan has been extremely adverse for many of our operations.

Our non-life insurance operations have traditionally depended upon the Japanese automobile insurance market, but the market has been shrinking in size, in terms of dollar amount of coverage written, in recent periods. This shrinkage can be attributed to several factors. First, although the total number of vehicles registered in Japan has remained relatively flat in recent years, the average premiums per vehicle have been declining as consumers shifted to smaller and less expensive cars. Also more people with good driving records are becoming eligible for preferential premium rates upon renewal of their policies, leading to a corresponding reduction in our premium revenue. Under these circumstances, deteriorating economic conditions may even start to adversely affect the total number of vehicles registered in Japan, further reducing the premiums to be written by us. For that reason, an economic downturn may further exacerbate our non-life insurance operations and our financial condition.

An economic downturn does not just affect our financial condition and results of operations by way of smaller business volume. We own a substantial amount of equity stock in other financial institutions to cement our business relationships. While we are currently working to reduce our ownership of those equity securities, decline in stock market associated with the economic downturn should continue to adversely affect our financial condition and results of operations.

The current economic conditions in Japan and around the world are adverse to us, and we expect that these conditions will not improve for some time in the future. Until they do, we expect our business, results of operations and financial condition to be adversely affected.

Deregulation, consolidation and the entry of new competitors have intensified competition in the Japanese insurance industry

The insurance industry overall is undergoing a process of consolidation as industry participants seek to enhance their product and geographic reach, client base, operating efficiency and general market power through merger and acquisition activities. These larger entities may seek to use the benefits of consolidation to, among other things, implement price reductions for the products and services they purchase. If competitive pressures compel us to reduce our prices, our operating margins would decrease. As the insurance industry consolidates, competition for customers may become more intense and the importance of acquiring and properly servicing each customer will become greater. We could incur greater expenses relating to customer acquisition and retention, which could reduce our operating margins. In addition, insurance companies that merge may be able to enhance their negotiating position when buying reinsurance and may be able to spread their risks across a larger capital base so that they require less reinsurance.

Japan’s current Insurance Business Law enacted in April 1996 contains provisions designed to deregulate and increase competition in the life and non-life insurance business in Japan. The Insurance Business Law has provisions permitting life insurance companies and non-life insurance companies to enter each other’s business through subsidiaries. The Insurance Business Law also permits the entry of foreign insurance companies with global operations into the Japanese insurance market and the entry of new competitors that have traditionally been engaged in non-insurance business activities. Furthermore, an amendment to the Law Concerning the Non-Life Insurance Rating Organization in 1998 has allowed non-life insurers to set their own premium rates, which has effectively opened the door to premium rate competition. We operate in a business environment in which competition has intensified and accelerated due to these measures.

In addition, changes in the financial services market, including the full liberalization of over-the-counter sales of insurance products at banks in December 2007, accelerated competition in both price and quality of insurance products. Such increased competition may adversely affect our financial condition and results of operations.

Change in the regulatory regime governing Japanese insurance businesses may adversely affect our financial condition and results of operations

Insurance businesses in Japan are subject to a set of comprehensive legal and accounting regulations and frameworks. The existing regulatory regime may change, and there may arise new rules or regulations, in manners we do not currently foresee. Upon such events, the regulatory regime may, among others, cause our premium and other revenues to decrease, or require us to increase the level of our underwriting funds, thereby adversely affecting our financial condition and results of operation.

Japan is prone to natural disasters, which can result in substantial claims on non-life insurance policies

Japan is historically vulnerable to earthquakes, typhoons, windstorms, floods and other types of natural disasters, the frequency and severity of which are inherently unpredictable. These types of natural disasters can have a serious impact on us depending on their frequency, their nature and scope, the amount of insurance coverage we have written in respect of them, the amount of claims for losses, the timing of such claims and the extent to which our liability is covered by reinsurance. As of March 31, 2009, the amounts of natural disaster risk of Sompo Japan and Nipponkoa, calculated as part of computing the solvency margin ratio pursuant to Articles 86 and 87 of the Enforcement Regulations of the Insurance Business Law and the Japanese Ministry of Finance’s Notification No. 50, issued in 1996, were ¥202.9 billion and ¥112.2 billion, respectively.

We set our premium rates at levels we believe are adequate to accommodate the effect of disasters. We also cede certain of the relevant risks to reinsurers under reinsurance policies. However, the occurrence of a natural disaster, or a series of natural disasters, the severity, frequency or nature of which we did not predict, or for which we are not adequately reinsured, could significantly affect our financial condition or results of operations.

Our financial results may be materially adversely affected by unpredictable events

Our business, results of operations and financial condition may be materially adversely affected by unpredictable events and their consequences. Unpredictable events include single or multiple man-made or natural events that, among other things, cause unexpectedly large market price movements, increases in claims or deterioration of economic conditions of certain countries or regions, such as the terrorist attack on the United States on September 11, 2001, the outbreak of Severe Respiratory Syndrome (SARS) in Asia in 2003 and the recent outbreaks of the bird and swine flu and other events.

Similarly, business interruptions, regulatory breaches, human errors, employee misconduct and external fraud, among others, are all part of the operational risk inherent in our business. Such events can potentially result in financial loss or harm to our reputation, or otherwise hinder our operational effectiveness. Our management attempts to control this risk and keep operational risk at appropriate levels. There is no assurance, however, that any of our control measures will prove effective, and we may incur losses from time to time due to operational risk.

We may be required to increase our reserves in case of unforeseen losses, which may adversely affect our financial condition and results of operations

Claim and claim adjustment expense reserves (loss reserves) represent management’s estimate of ultimate unpaid cost of losses and loss adjustment expenses for claims that have been reported and claims that have been incurred but not yet reported. Loss reserves do not represent an exact calculation of liability, but instead represent management estimates, generally utilizing actuarial expertise and projection techniques, at a given accounting date. These loss reserve estimates are expectations of what the ultimate settlement and administration of claims will cost upon final resolution in the future, based on our assessment of facts and circumstances then known, review of historical settlement patterns, estimates of trends in claims severity and frequency, expected interpretations of legal theories of liability and other factors. In establishing reserves, we also take into account estimated recoveries from reinsurance, salvage and subrogation.

The process through which we estimate loss reserves involves a high degree of judgment and is subject to a number of variables. These variables can be affected by both internal and external events, such as changes in claims handling procedures, economic inflation, legal trends and legislative changes, among others. The impact of many of these items on ultimate costs for claims and claim adjustment expenses is difficult to estimate. Loss reserve estimation difficulties also differ significantly by product line due to differences in claim complexity, the volume of claims, the potential severity of individual claims, the determination of occurrence date for a claim and reporting lags (the time between the occurrence of the policyholder event and when it is actually reported to the insurer).

As historical loss experience develops and additional claims are reported and settled, we continually refine our loss reserve estimates in a regular ongoing process. Informed judgment is applied throughout the process, including the application, on a consistent basis over time, of various individual experiences and expertise to multiple sets of data and analyses. Different experts may choose different assumptions when faced with material uncertainty, based on their individual backgrounds, professional experiences and areas of focus. Hence, such experts may at times produce estimates materially different from each other. Experts providing input to the various estimates and underlying assumptions include actuaries, underwriters, claim personnel and lawyers, as well as other company management. Therefore, management may have to consider varying individual viewpoints as part of its estimation of loss reserves.

We consider all significant facts and circumstances known at the time loss reserves are established. Due to the inherent uncertainty underlying loss reserve estimates including but not limited to the future settlement environment, final resolution of the estimated liability will be different from that anticipated at the reporting date. Therefore, actual paid losses in the future may yield a materially different amount than currently reserved—favorable or unfavorable.

Because of the uncertainties set forth above, additional liabilities may arise for amounts in excess of the current reserves. For example, Sompo Japan suffered a loss, on a U.S. GAAP basis, of approximately ¥59.9 billion and ¥152.6 billion in the years ended March 31, 2009 and 2008, respectively, on derivative instruments in connection with financial guarantees, due in part to the recent dislocation in the global financial markets and the prolonged sub-prime mortgage problem in the United States. The carrying amounts of liabilities related to these derivative instruments as of March 31, 2009 and 2008 were ¥195 billion and ¥171 billion, respectively. While Sompo Japan no longer underwrites new financial guarantees, the actual losses and claims associated with the outstanding guarantees may exceed its reserve for outstanding losses and claims should the global economic and financial conditions further deteriorate. Sompo Japan’s outstanding guarantees as of March 31, 2009 and 2008 on derivative instruments in connection with financial guarantees were ¥582 billion and ¥746 billion, respectively. Also, Sompo Japan entered into certain financial guarantee contracts which are accounted for as insurance contracts. The amounts of outstanding financial guarantees accounted for as insurance were ¥296 billion and ¥440 billion as of March 31, 2009 and 2008, respectively and the amounts of current reserves for outstanding losses and claims related to these financial guarantees were ¥1.1 billion and ¥0.2 billion as of March 31, 2009 and 2008, respectively. Our actual liabilities may prove to be greater than initially calculated due to unforeseen losses, adversely affecting our financial condition and results of operations.

We are subject to risks associated with reinsurance

Reinsurance is a form of insurance that insurance companies buy for their own protection. We use reinsurance to provide greater capacity to write larger policies and to control our exposure to extraordinary losses or catastrophes. An insurance company, referred to as a reinsured, reduces its possible maximum loss on risks by giving, or ceding, a portion of its liability to another insurance company, referred to as a reinsurer. Reinsurance is subject to prevailing market conditions, both in terms of price, which could affect our profitability, and in terms of availability, which could affect our ability to offer insurance. Following the events of September 11, 2001, the Asian Tsunami in 2004, Hurricane Katrina in 2005 and other recent natural disasters, availability of reinsurance generally has been more limited and prices for reinsurance have been higher. Further large catastrophes could make it difficult or impossible to obtain the reinsurance coverage we seek on terms acceptable to us. Furthermore, even if we obtain the reinsurance coverage we seek on terms acceptable to us, we remain vulnerable to credit risk with respect to our ability to recover amounts due from our reinsurers, as the ceding of liabilities to reinsurers does not relieve us of our liability as the direct insurer to policyholders under the contracts with respect to which liabilities have been ceded.

We may not succeed in executing our growth strategies outside of Japan

Our strategy includes expanding our businesses in markets outside of Japan.

Each of the following additional factors, among others, could affect our future international operations:

•	The impact of economic slowdown or currency crises in economies outside Japan;

•	Unexpected changes in or delays resulting from regulatory requirements;

•	Exchange controls;

•	Restrictions on foreign investment or the repatriation of profits or invested capital;

•	Changes in the tax systems or rate of taxation;

•	Social, political and economic risks;

•	Natural disasters; and

•	Unexpected spread of contagious diseases.

Our domestic operations are subject to various risks, and our failure to remain competitive may adversely affect our financial condition and results of operations

In addition to the non-life insurance business, we commit a substantial amount of capital to various domestic operations, including life insurance and other businesses. Continuation of these operations may require us to make further capital commitment, prevent us from laying out stable business foundation amidst fierce competition with the established competitors, and subject us to peculiar risks associated with life insurance products and other services. These risks and competitive pressures may result in our failure to achieve the results we had initially contemplated, adversely affecting our financial condition and results of operations.

Our foreign assets and liabilities are exposed to foreign currency fluctuations, which could adversely affect our financial condition and results of operations

Our assets and liabilities are denominated, in part, in foreign currencies such as the U.S. dollar, the euro and the pound sterling. A decrease in the fair value of assets or an increase in the fair value of liabilities as a result of foreign currency fluctuations could adversely affect our financial position. Fluctuations in foreign exchange rates may also give rise to foreign currency translation gains or losses.

Our investment activities entail risks, which may adversely affect our financial condition and results of operations

We invest our policyholders’ premiums in a portfolio of assets, as more fully described in “Business of Sompo Japan—Investments” and “Business of Nipponkoa—Investments”. Our investment in these assets entails the normal risks associated with these kinds of investments, including the risk that changes in market prices, interests rates, market indices, levels of volatility, price correlations, liquidity or other market factors might result in losses for a specific position or portfolio and the risk that a counterparty to a transaction might fail to perform under its contractual commitment, resulting in our incurring losses.

Particularly important to our financial condition and results of operations is our investment in, and exposure to, the Japanese stock market. To the extent our investment portfolio includes corporate stocks, it will be subject to frequent and volatile changes in their values. As of March 31, 2009, Japanese equities available for sale represented 19.6% (¥932.4 billion) of total investments other than investments in affiliates for Sompo Japan on a U.S. GAAP basis and 23.8% (¥620.4 billion) of the same for Nipponkoa on an IFRS basis. While we are working to reduce our ownership of equity securities in general, the vulnerability of our capital structure and operational viability to the frequent and volatile changes in those securities’ values will remain to the extent we continue to hold such equity securities.

We are also subject to interest rate risk due to our investments in fixed income instruments including loans as well as deposit-type insurance and long-term insurance liabilities. When the market interest rates rise, the value of the bonds we hold may decline. When the market interest rates decline, we risk suffering a decrease in interest revenue. We may also suffer a loss where the available interest rates on fixed income instruments for our asset management operation go lower than the originally guaranteed yields for our savings-type and life insurance policies. Since liabilities exceed investment assets exposed to interest rate risk, a decrease in interest rates decreases the value of our portfolio and thereby adversely affects our financial condition.

Our operations and financial condition may suffer where we experience liquidity shortage

While we own large amounts of highly liquid assets in anticipation of future capital requirements including claim payments, we may suffer liquidity shortage where natural disasters, increase in the cancellation of policies or dislocation in the markets force us to borrow money at higher rates than otherwise or dispose of securities in the market on terms significantly less favorable than otherwise. Such or other similar circumstances may adversely affect our financial condition and results of operations.

We are subject to the credit risk of our investment targets and loan counterparties

Our operating performance and financial condition may materially suffer where, due to declined creditworthiness of the issuers of securities we own or bankruptcy of our loan counterparties, we suffer depreciation in value of those securities or fail to collect interest or principal on the loans extended by us.

A downgrade in the financial strength ratings of our operating subsidiaries could limit our ability to market products, increase the number of policies being surrendered and hurt our relationships with customers and trading counterparties

Financial strength ratings purport to measure an insurer’s ability to meet policyholder obligations, and these ratings are an important factor affecting public confidence in most of our products, our competitiveness, and our cost of capital. In addition to our intrinsic financial soundness, external factors such as the ratings of Japanese government bonds and market confidence in Japan’s overall financial system may affect a downgrade, or potential downgrade, of the financial strength ratings of our group companies. Financial strength ratings are subject to reevaluation by the rating agencies at any time. Any negative evaluation may limit our ability to sell our insurance and annuity products, adversely affect our reinsurance business and adversely affect the terms and conditions of the business we conduct with trading counterparties.

We are subject to risk of litigation and other legal proceedings

As an institution engaged in the insurance and other related businesses in and outside of Japan, we regularly strive to ensure our full compliance with all the relevant laws, including the corporate, antitrust, financial and insurance laws of Japan as well as local laws applicable overseas.

Notwithstanding such compliance measures, however, we are subject to the risk of litigation for damages and other legal proceedings in the ordinary course of our business. Adverse developments related to future legal proceedings could have a material adverse effect on our financial condition and results of operations.

Unauthorized disclosure of personal information held by us may adversely affect our business

As part of our insurance business, we obtain and manage a large volume of personal information relating to our customers. There have recently been many cases of improper access to and/or disclosure of personal information and records in the possession of corporations and institutions, including leakage of credit card information from online automobile insurance providers. The standards relating to protection of personal information that apply to us have become more stringent under the Law Concerning Protection of Personal Information and rules, regulations and guidelines relating thereto. The provisions of this law applicable to us became effective on April 1, 2005. Although we exercise care in protecting the confidentiality of personal information and take steps to ensure security of such information, if any material unauthorized disclosure of personal information does occur, our credibility and brand image may suffer. We may also be required to compensate for economic loss arising out of a failure to protect such information, thereby materially adversely affecting our results of operations and financial condition.

System failures may adversely affect our reputation, operations and financial condition

Our operations rely heavily on computer and other information systems, and, therefore, system failure risk is inherent in our business. System failures due to unexpected events, the wrongful use of these systems due to deficient or defective security measures or failures due to deficient or defective development or operation of information systems could result in adverse effects on our operations, increased direct or indirect costs due to recovery operations as well as impaired reputation and credibility due to press coverage of such failures. We seek to manage and minimize our system failure risk and have implemented a contingency plan that would allow us to continue our operations in the event of a system failure. However, notwithstanding our mitigating measures, any significant system failure could still materially adversely affect our operations and financial condition.

Japanese life insurance and non-life insurance companies have been subject to increasing scrutiny and regulatory actions in connection with under-payment and non-payment of claims and benefits

As the product offerings of Japanese life and non-life insurance companies have expanded, in recent years the Financial Services Agency of Japan, or the FSA, has more closely scrutinized disclosure made to policyholders and instances in which insurers have failed to pay claims and benefits payable to insured parties. For example, Sompo Japan received administrative orders from the FSA on May 25, 2006 to suspend a part of its business operations and to improve business operations as a result of its failure in certain claim payments and improper conducts and practices under several lines of insurance. On March 14, 2007, Nipponkoa received administrative orders from the FSA for partial suspension of business and for improvement of business in connection with inadequate non-payment in connection with third sector products.

We take these administrative orders with the utmost seriousness. In response to the FSA orders, Sompo Japan submitted a business improvement plan to the FSA on June 26, 2006, and Nipponkoa on April 13, 2007. Under these plans, we believe we are improving and strengthening governance systems, claims payment and product development administration systems, policyholder protection and benefits, and the legal compliance system. However, given the increasing regulatory scrutiny and administrative orders, we cannot fully assure that we will not be the subject to further review or sanctions in the future.

In addition, the matters relating to under-payment and non-payment of insurance claims, and related negative media attention, could have a negative impact on the public perception of life and non-life insurers in Japan, which could cause customers to avoid insurance and investment products offered by insurance companies in favor of competing products offered by banks, securities companies and other financial service providers.

Our pension-related costs could increase as a result of revised assumptions or changes in our pension plans

Our pension-related costs and projected benefit obligations are calculated based on assumptions regarding projected returns on pension plan assets and various actuarial assumptions relating to the plans. If actual results differ from our assumptions or we revise our assumptions in the future, due to changes in the stock markets, interest rate environment or otherwise, our pension-related costs and projected benefit obligations could increase. In addition, any future changes to our pension plans could also lead to increases in our pension-related costs and projected benefit obligations. As a result, our financial condition and results of operations could be materially and adversely affected. For the year ended March 31, 2009, Sompo Japan recorded losses on plan assets, in the amount of ¥1,101 million, mainly due to the deterioration of financial markets during the recent global financial crisis. Nipponkoa also recognized the shortfall from the projected returns, which amounted to ¥66 million, for the year ended March 31, 2009.

Risks of Owning the Shares

Since we will be a holding company, our ability to pay operating and financing expenses and dividends depends on the financial performance of our principal operating subsidiaries. Our ability to pay dividends also depends on our own dividend-paying capacity

Once established, Holdings, as a holding company, will depend on dividends, distributions and other payments from its subsidiaries to fund dividend payments and to fund all payments on its obligations. Many of Holdings’ operating subsidiaries, including Sompo Japan and Nipponkoa, will be subject to certain dividend restrictions. Restrictions or any regulatory action related thereto could impede access to funds that Holdings will need to make payments on its obligations or dividend payments. This will be so even though the amount of surplus at Holdings’ level that may be used to pay Holdings’ dividends will be larger than that of Sompo Japan and Nipponkoa combined. To the extent Holdings’ ability to pay dividend hinges upon its operating subsidiaries’ ability to distribute funds to Holdings, such ability is more limited than the current ability of Sompo Japan and Nipponkoa, respectively, to pay dividends.

Under the Corporation Law of Japan, or the Corporation Law, we will not be able to declare or pay dividends unless we meet specified financial criteria on a “parent-only” basis. Generally, we will be permitted to pay dividends only if we have retained earnings on a non-consolidated balance sheet basis as of the end of the preceding fiscal year (determined in accordance with Japanese GAAP). For a more complete description of the restriction on payment of dividends, see “Description of Holdings Common Stock—Restriction on Distribution of Surplus”.

Our shareholders of record on a record date may not receive the dividend they anticipate

The customary dividend payout practice of publicly listed companies in Japan may significantly differ from that widely followed or otherwise deemed necessary or fair in foreign markets. Our dividend payout practice is no exception. While we intend to publicly announce dividend forecasts on a regular basis, we ultimately determine the actual dividend payment amount to our shareholders of record on a record date, including whether we will make any dividend payment to such shareholders at all, after the expiry of such record date. For the foregoing reasons, our shareholders of record on a record date may not receive the dividend they anticipate.

Investors holding less than a unit of shares will have limited rights as shareholders. Moreover, due to the share exchange ratio, holders of Nipponkoa shares are relatively more likely to own Holdings’ shares constituting less than one unit than are holders of Sompo Japan shares

Pursuant to the Corporation Law relating to joint stock corporations and other related legislation, Holdings’ Articles of Incorporation will provide that 1,000 shares of common stock constitute one “unit”. The Corporation Law imposes significant restrictions and limitations on holdings of shares that do not constitute whole units. In general, holders of shares of a Japanese corporation’s common stock constituting less than one unit do not have the right to vote and any other rights of a shareholder in respect of those shares, other than those provided by its articles of incorporation. Under the rules of the Japanese stock exchanges, Holdings shares of common stock constituting less than one unit will not be permitted to be sold on the stock exchanges. In addition, because holders of Nipponkoa common stock are to receive 0.9 Holdings shares for each of their Nipponkoa share pursuant to the share exchange ratio, holders of Nipponkoa shares are relatively more likely to own Holdings shares constituting less than one unit—1,000 Holdings shares—than are holders of Sompo Japan shares, who will receive one Holdings share for each of their Sompo Japan shares.

The foregoing disadvantages of holders of Holdings shares constituting less than one unit will be mitigated by two mechanisms. First, a holder of shares of Holdings’ common stock constituting less than one unit will at any time be able to request Holdings to purchase those shares. Alternatively, a holder of such shares will be able to request Holdings to sell to such holder the number of shares necessary to raise its share ownership to a whole unit, provided that Holdings will be obliged to comply with such request only when Holdings owns a sufficient number of shares to accommodate such request. For a more complete description of the unit share system and its effect on the rights of holders of our shares, see “Description of Holdings Common Stock—Unit Share System”. Nevertheless, to the extent the above mechanisms fail to offset the disadvantages associated with holding less than a whole unit of shares, such shareholders will have limited rights as shareholders than otherwise.

Rights of shareholders under Japanese law may be more limited than under the laws of other jurisdictions

Our Articles of Incorporation, our board of directors’ Regulations, the Corporation Law and the Insurance Business Law of Japan govern our corporate affairs. Legal principles relating to such matters as the validity of corporate procedures, directors’ fiduciary duties and liabilities, and shareholders’ rights may be different from those that would apply to a non-Japanese company. Shareholders’ rights under Japanese law may not be as extensive as shareholders’ rights under the laws of other countries or jurisdictions within the United States. You may have more difficulty in asserting your rights as a shareholder than you would as a shareholder of a corporation organized in another jurisdiction. In addition, Sompo Japan and Nipponkoa currently intend that Holdings, which will succeed to their duty to file reports under the Exchange Act upon the completion of the Share Exchange on April 1, 2010, will terminate such duty as soon as the conditions for termination are met, which is expected to occur on or shortly after April 1, 2011. If Holdings terminates its duty to file reports under the Exchange Act, thereafter its shareholders will need to obtain Holdings’ information from public filings it will make, press releases and announcements it will issue and materials that it will directly send shareholders, in each case pursuant to Japanese law or otherwise voluntarily.

Because of daily price range limitations under Japanese stock exchange rules, you may not be able to sell your shares of our common stock at a particular price on any particular trading day, or at all

Stock prices on Japanese stock exchanges are determined on a real-time basis by the equilibrium between bids and offers. These exchanges are order-driven markets without specialists or market makers to guide price formation. To prevent excessive volatility, these exchanges set daily upward and downward price fluctuation limits for each stock, based on the previous day’s closing price. Although transactions may continue at the upward or downward limit price if the limit price is reached on a particular trading day, no transactions may take place outside these limits. Consequently, an investor wishing to sell at a price above or below the relevant daily limit may not be able to sell his or her shares at such price on a particular trading day, or at all.

It may not be possible for investors to effect service of process within the United States upon us or our directors, executive officers or corporate auditors, or to enforce against us or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws

Once established, our holding company will be a joint stock corporation organized under the laws of Japan. All of our directors, executive officers and corporate auditors reside outside of the United States. Many of our and their assets are located in Japan and elsewhere outside the United States. It may not be possible, therefore, for U.S. investors to effect service of process within the United States upon us or these persons or to enforce against us or these persons judgments obtained in the U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We believe that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of liabilities predicated solely upon the U.S. federal or state securities laws.

If a U.S. holder acquires more than 10% of Holdings’ shares, the “controlled foreign corporation” rules of the U.S. federal income tax laws may apply to such U.S. holder

In general, a non-U.S. corporation that is not an insurance company is treated as a controlled foreign corporation (“CFC”) only if “United States shareholders” (as defined below) of such company collectively own, directly, indirectly or constructively, more than 50% of the total combined voting power or total value of such company’s stock for an uninterrupted period of 30 days or more during the relevant tax year. Sompo Japan and Nipponkoa expect that Holdings will be treated as a non-U.S. corporation that is not an insurance company for this purpose. Any U.S. person who owns, directly, indirectly or constructively, 10% or more of the total combined voting power of all classes of stock of a foreign corporation will be considered to be a “United States shareholder” of that foreign corporation. Additionally, any U.S. person that is treated as a “United States shareholder” of Holdings would be treated as owning an equivalent proportion of the shares of Holdings’ subsidiaries, Sompo Japan and Nipponkoa, and therefore would be treated as a “United States shareholder” of each such subsidiary.

Each “United States shareholder” of a CFC who owns, directly, indirectly or constructively, shares in the CFC on the last day of the CFC’s taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income”, even if the subpart F income is not distributed. Subpart F income that a “United States shareholder” includes in income is not treated as a dividend eligible for the special tax rate for non-corporate U.S. investors applicable to “qualified dividend income”. Sompo Japan and Nipponkoa anticipate that substantially all of their respective income will be subpart F income and anticipate that substantially all of Holdings’ income will be subpart F income. As a result, if you are a U.S. holder (as defined under “Taxation—Material U.S. Federal Income Tax Consequences”) and you own, directly, indirectly or constructively, 10% or more of Holdings’ shares, the CFC rules may cause you to be subject to U.S. federal income tax on income that you have not yet received and to lose eligibility for the special U.S. federal income tax rate applicable to non-corporate U.S. investors for “qualified dividend income”.

U.S. federal income tax laws also provide that if a U.S. person disposes of stock in a foreign corporation and such person was a “United States shareholder” at any time during the five-year period ending on the date of such disposition when the corporation was a CFC, any gain from the sale or exchange of such stock will be treated as ordinary income to the extent of the CFC’s earnings and profits during the period that such U.S. person held the shares (with certain adjustments). As a result, if a U.S. holder owns, directly, indirectly or constructively, 10% or more of Holdings’ shares, the CFC rules may cause any gain from the sale of such U.S. holder’s Holdings shares to be taxed at a higher rate than if the CFC rules did not apply. The CFC rules are complex but, if applicable to a U.S. holder, will generally result in a U.S. holder being obligated to pay U.S. tax on the income of Holdings before Holdings makes cash distributions to a U.S. holder in respect of such income. All U.S. holders should review the discussion of the U.S. federal income tax treatment of holding and disposing of Holdings shares under “Taxation—Material U.S. Federal Income Tax Consequences—Holding and Disposing of Holdings Shares Received in the Share Exchange”, and consult their own tax advisors as to whether and how the CFC rules might apply to them in their individual circumstances.

Under certain circumstances, U.S. holders may be required to pay taxes on their pro-rata share of certain of Holdings’ non-U.S. insurance subsidiary’s related person insurance income

Different definitions of “United States shareholder” and “CFC” are applicable in the case of a foreign corporation that earns “related person insurance income” (“RPII”). RPII generally includes any “insurance income” attributable to policies of insurance or reinsurance with respect to which the person that is insured, directly or indirectly, is a “United States shareholder” or a person related to such a shareholder. In general, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which is not “exempt insurance income” and which would be taxed under applicable provisions of U.S. federal income tax laws relating to insurance companies if it was the income of a domestic insurance company. For purposes of determining whether income is RPII, a person is indirectly insured by a reinsurance company to the extent the reinsurance company reinsures an insurance contract under which the person is directly insured. For purposes of determining the amount of RPII from Holdings’ subsidiaries (Sompo Japan and Nipponkoa) that must be included in the income of U.S. holders of Holdings shares, unless an exception applies, the term “United States shareholder” includes all U.S. persons who own, directly or indirectly, any amount (rather than 10% or more) of Holdings’ shares. Additionally, Sompo Japan and Nipponkoa will be treated as CFCs for RPII purposes if such “United States shareholders” collectively own, directly, indirectly or constructively, 25% or more of Holdings’ shares (by vote or value) for an uninterrupted period of at least 30 days during any taxable year.

If a U.S. holder were a “United States shareholder” and the RPII rules described above were to apply, such “United States shareholder” would nevertheless not be taxed currently on undistributed RPII from Holdings’ non-U.S. insurance company subsidiaries if (1) direct or indirect insureds, or persons related to such insureds for purposes of the RPII rules, whether or not U.S. persons, are treated at all times during the taxable year as owning less than 20% of the voting power and less than 20% of the value of the shares of such non-U.S. insurance subsidiary, (2) RPII (determined on a gross basis) is less than 20% of such non-U.S. insurance company subsidiary’s gross insurance income for the taxable year or (3) such non-U.S. insurance company subsidiary makes certain U.S. tax elections which neither Sompo Japan nor Nipponkoa expect to make. However, if none of the exceptions of the previous sentence apply and a U.S. holder (as defined under “Taxation—Material U.S. Federal Income Tax Consequences”) owns, directly, indirectly or constructively, Holdings shares at the end of any taxable year (which in general would be December 31), such U.S. holder will generally be required to include in its gross income for U.S. federal income tax purposes its share of the RPII of Holdings’ non-U.S. insurance company subsidiaries for the entire taxable year, determined as if such RPII were distributed proportionately only to “United States shareholders” holding Holdings shares at the end of the taxable year, but limited to Holdings’ current year earnings and profits reduced by such U.S. holder’s pro rata share, if any, of certain prior year deficits in earnings and profits. Some of the factors that determine the extent of RPII in any period may be beyond Holdings’ control and certain exceptions to the inclusion in U.S. taxable income of RPII distributions attributable to RPII income previously taxed to a prior shareholder will likely be unavailable to U.S. holders who receive Holdings shares in the Share Exchange. Consequently, there can be no assurance that U.S. holders will not be required to include RPII in their income. In addition, a U.S. holder may be required to comply with certain information reporting requirements, regardless of whether such U.S. holder is required to include RPII in income. Failure to comply with such information reporting requirements may result in penalties.

Treasury Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these Treasury Regulations will be adopted in their proposed form or what changes, if any, might ultimately be made or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and their application to Holdings is uncertain. In addition, there can be no assurance that the IRS will not challenge any determination by Holdings as to the amount, if any, of RPII that should be includible in such U.S. holder’s income or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. The RPII rules are complex but, if applicable to a U.S. holder, will generally result in a U.S. holder being obligated to pay U.S. tax on Holdings’ RPII before Holdings makes cash distributions to a

U.S. holder in respect of such RPII. All U.S. holders should review the discussion of the U.S. federal income tax treatment of holding and disposing of Holdings shares in “Taxation—Material U.S. Federal Income Tax Consequences—Holding and Disposing of Holdings Shares Received in the Share Exchange—Related Person Insurance Income Rules”, and consult their own tax advisors as to whether and how the RPII rules might apply to them in their individual circumstances.

If Sompo Japan, Nipponkoa or Holdings is treated as a passive foreign investment company for U.S. federal income tax purposes, U.S. holders may suffer adverse U.S. federal income tax consequences

In general, a non-U.S. corporation will be a “passive foreign investment company” (“PFIC”) if (1) 75% or more of its income constitutes “passive income” or (2) 50% or more of its assets produce, or are held for the production of, passive income. For this purpose, “passive income” is defined to include income of the kind which would be foreign personal holding company income under Section 954(c) of the Code and generally includes interest, dividends, annuities and other investment income. If Sompo Japan or Nipponkoa is classified as a “PFIC” for any taxable year during which a U.S. holder (as defined under “Taxation—Material U.S. Federal Income Tax Consequences”) held Sompo Japan shares or Nipponkoa shares and did not have certain elections in effect, then such U.S. holder may be subject to adverse U.S. federal income tax rules in respect of the Share Exchange and/or holding Holdings shares. In particular, if Sompo Japan or Nipponkoa is currently or was previously treated as a PFIC with respect to a U.S. holder but Holdings is not treated as a PFIC with respect to such U.S. holder at the time of the Share Exchange, then, under proposed Treasury Regulations, the disposition of Sompo Japan shares or Nipponkoa shares, respectively, in the Share Exchange might constitute a fully taxable transaction to such U.S. holder for U.S. federal income tax purposes. Sompo Japan does not believe that it is currently, or has been in its prior taxable years, properly treated as a PFIC and Nipponkoa does not believe that it is currently, or has been in its prior taxable years, properly treated as a PFIC. However, the determination of whether either Sompo Japan or Nipponkoa is a PFIC is made annually and is based on the activities, income and assets of Sompo Japan and Nipponkoa, respectively, all of which are subject to change. Accordingly, no assurance can be given that Sompo Japan and Nipponkoa are not, and have not been, PFICs. U.S. holders should consult their own tax advisors with respect to how the PFIC rules could affect the U.S. federal income tax consequences of the Share Exchange.

Additionally, if Holdings is classified as a PFIC, a U.S. holder of Holdings shares would be subject to an additional tax on certain U.S. taxes deemed deferred at the time of receipt of an “excess distribution” with respect to such Holdings shares unless such U.S. holder elected to be taxed on its pro rata share of Holdings’ earnings, whether or not such earnings were distributed. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or shorter period during which the shareholder held the stock). The additional tax is generally equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution was taxed in equal portions at the highest applicable tax rate throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, if Holdings is classified as a PFIC, dividends on Holdings’ shares would not be eligible for the special tax rate available to non-corporate U.S. investors applicable for “qualified dividend income”. Sompo Japan and Nipponkoa do not expect Holdings to be classified as a PFIC for the taxable year of the Share Exchange and do not expect Holdings to become a PFIC in the foreseeable future. However, the determination of whether Holdings is a PFIC is made annually and is based on the activities, income and assets of Holdings and its subsidiaries, all of which are subject to change. Accordingly, no assurance can be given that, in the taxable year of the Share Exchange, Holdings will not be a PFIC, nor that Holdings will not become a PFIC in a subsequent taxable year. U.S. holders should consult their own tax advisors with respect to how the PFIC rules could affect the sale or other taxable disposition of Holdings shares received in the Share Exchange or the receipt of any distributions with respect to such Holdings shares.

SELECTED CONSOLIDATED FINANCIAL DATA OF SOMPO JAPAN

U.S. GAAP Selected Financial Data

The following selected financial data as of and for each of the two years ended March 31, 2009 are derived from the audited U.S. GAAP consolidated financial statements of Sompo Japan. These financial statements were prepared in accordance with U.S. GAAP. You should read these data together with “Sompo Japan Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Sompo Japan’s consolidated financial statements included elsewhere in this prospectus.

	As of and for the year ended March 31
	2009	2008
	(yen in millions, except share numbers, per share data and percentages)
Income statement data:
Net premium written	¥1,315,235	¥1,368,723
Net premiums earned	1,358,552	1,377,857
Life insurance premiums	233,791	245,369
Net investment income	52,500	125,866
Realized (losses) gains on investments and unrealized (losses) gains on trading securities	(111,031)	23,501
Total revenues	1,489,456	1,635,814
Total losses, claims and loss adjustment expenses	857,152	922,325
Total expenses	1,579,570	1,649,144
Net loss	(54,153)	(1,641)
Balance sheet data:
Total investments	¥4,768,197	¥5,548,450
Total assets	6,365,319	7,194,915
Total stockholders’ equity	1,212,924	1,649,366
Common stock	70,000	70,000
Number of shares outstanding (in thousands)	984,545	984,551
Per share data:
Net income per share—basic	¥(55.00)	¥(1.67)
—diluted	(55.00)	(1.67)
Cash dividends paid per share	20.00	20.00
Cash dividends paid per share(1)	$0.21	$0.19
Key ratios(2):
Net loss ratio(3)	57.49%	61.66%
Combined loss and expense ratios(4)	98.69%	101.04%

Notes:

(1)	Calculating using the yen-dollar exchange rate at the date following the date of the shareholders’ meeting at which the relevant dividend payment was approved.
(2)	The key ratios relate to the property and casualty insurance reportable segment.
(3)	The ratio of losses insured to net premiums earned.
(4)	Sum of the ratio of losses and loss adjustment expenses incurred to net premiums earned and the ratio of underwriting and administrative expenses incurred to net premium written.

Japanese GAAP Selected Financial Data

The following selected consolidated financial data as of and for each of the five years ended March 31, 2009 are derived from the Japanese GAAP consolidated financial statements of Sompo Japan for those periods.

Japanese GAAP differs in certain significant respects from U.S. GAAP. For a description of the significant differences between Japanese GAAP and U.S. GAAP as they relate to Sompo Japan, and a reconciliation from U.S. GAAP to Japanese GAAP of Sompo Japan’s stockholders’ equity and net income as of and for the year ended March 31, 2009, you should read “Annex F: Unaudited Reverse Reconciliation of Selected Financial Information of Sompo Japan” included in this prospectus. Unless otherwise indicated, the financial information of Sompo Japan included in this prospectus is presented on a consolidated basis under U.S. GAAP.

	As of and for the year ended March 31
	2009	2008	2007	2006	2005
	(yen in millions, except share numbers, per share data and percentages)
Income statement data:
Net premiums written	¥1,308,194	¥1,368,740	¥1,386,662	¥1,394,783	¥1,376,232
Ordinary income	1,767,980	1,894,121	1,901,599	1,931,473	1,899,801
Net claims paid	841,304	816,642	820,082	791,268	828,493
Loss adjustment expenses	75,981	72,718	69,710	64,986	63,770
Ordinary expenses	1,912,032	1,800,057	1,791,058	1,816,600	1,830,556
Net income (loss)	(66,710)	59,636	61,944	67,377	51,765
Balance sheet data:
Total assets	¥5,913,379	¥6,450,734	¥7,002,180	¥6,774,812	¥5,874,858
Total stockholders’ equity(1)	—	—	—	1,361,582	902,294
Total net assets(1)	594,946	1,071,176	1,454,744	—	—
Common stock	70,000	70,000	70,000	70,000	70,000
Number of shares outstanding (in thousands)	984,545	984,551	984,467	984,225	984,141
Per share data:
Net income per share—basic	¥(67.75)	¥60.57	¥62.93	¥68.46	¥52.59
—diluted(2)	—	60.55	62.88	68.40	52.22
Cash dividends paid per share	20.00	20.00	16.00	13.00	9.00
Key ratios:
Equity ratio	10.03%	16.59%	20.76%	20.10%	15.36%
Return on equity	(8.02)%	4.73%	4.40%	5.95%	6.11%
Price earnings ratio	—	14.53	23.34	24.93	21.28

Notes:

(1)	Effective April 1, 2006, Sompo Japan adopted “Accounting Standard for Presentation of Net Assets in the Balance Sheet” (Accounting Standard Board of Japan (“ASBJ”) Statement No. 5, issued on December 9, 2005) and “Guidance on Accounting Standard for Presentation of Net Assets in the Balance Sheet” (ASBJ Guidance No. 8, issued on December 9, 2005). Under these accounting standards, the line item previously presented as “total stockholders’ equity” was presented as “total net assets” and the line item “minority interests” is now presented as a component of total net assets. Accordingly, presentation of total net assets as of March 2007, 2008 and 2009 are not directly comparable to total stockholders’ equity for prior periods.
(2)	Diluted net income per share for the year ended March 31, 2009 is not presented as basic net loss per share was reported for the corresponding period.

SELECTED CONSOLIDATED FINANCIAL DATA OF NIPPONKOA

IFRS Selected Financial Data

The following selected financial data as of and for each of the two years ended March 31, 2009 are derived from the audited IFRS consolidated financial statements of Nipponkoa. You should read these data together with “Nipponkoa Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Nipponkoa’s consolidated financial statements elsewhere included in this prospectus.

	As of and for the year ended March 31
	2009	2008
	(yen in millions, except share numbers, per share data and percentages)
Income statement data:
Net insurance premium revenue	¥823,635	¥856,706
Investment income	55,108	59,174
Total income	839,879	930,711
Income/(loss) before income taxes	(40,299)	4,192
Income tax credit	16,572	305
Net income/(loss)	(23,727)	4,497
Balance sheet data:
Total assets	¥3,277,296	¥3,674,859
Total equity	625,919	839,996
Share capital	80,323	86,767
Number of shares outstanding (in thousands)	752,404	762,225
Per share data:
Earnings/(loss) per share—basic	¥(31.34)	¥5.78
—diluted	(31.34)	5.78
Cash dividends paid per share	8.00	7.50
Cash dividends paid per share(1)	$0.08	$0.07
Key ratios(2):
Net loss ratio(3)	63.4%	67.3%
Combined loss and expense ratios(4)	99.2%	103.5%

Notes:

(1)	Calculating using the yen-dollar exchange rate at the date following the date of the shareholders’ meeting at which the relevant dividend payment was approved.
(2)	The key ratios relate to the property and casualty insurance reportable segment.
(3)	The ratio of losses insured to net premiums earned.
(4)	Sum of the ratio of losses and loss adjustment expenses incurred to net premiums earned and the ratio of underwriting and administrative expenses incurred to net premium written.

Japanese GAAP Selected Financial Data

The following selected consolidated financial data as of and for each of the five years ended March 31, 2009 are derived from the Japanese GAAP consolidated financial statements of Nipponkoa for those periods.

Japanese GAAP differs in certain significant respects from IFRS. For a description of the significant differences between Japanese GAAP and IFRS as they relate to Nipponkoa, and a reconciliation from IFRS to Japanese GAAP of net income and total assets as of and for the year ended March 31, 2009, you should read “Annex H: Unaudited Reverse Reconciliation of Selected Financial Information of Nipponkoa” included in this prospectus. Unless otherwise indicated, the financial information of Nipponkoa included in this prospectus is presented on a consolidated basis under IFRS.

	As of and for the year ended March 31
	2009	2008	2007	2006	2005
	(yen in millions, except share numbers, per share data and percentages)
Income statement data:
Net premiums written	¥663,888	¥698,685	¥712,862	¥717,727	¥728,421
Ordinary income	949,106	975,464	1,000,461	973,424	1,059,448
Net loss paid	406,234	419,969	429,284	413,773	432,404
Ordinary profit(loss)	(3,043)	17,742	28,130	24,486	21,634
Net income	9,971	8,991	15,872	10,670	13,467
Balance sheet data:
Total assets	¥3,089,523	¥3,323,190	¥3,700,381	¥3,759,621	¥3,422,186
Total shareholders’ equity(*)	249,822	252,099	286,877	791,328	582,408
Common stock	91,249	91,249	91,249	91,249	91,249
Number of shares outstanding (in thousands)	752,404	762,225	796,188	803,184	813,295
Per share data:
Net income per share—basic	¥13.15	¥11.63	¥19.81	¥13.08	¥16.35
—diluted	13.13	11.62	19.79	13.07	16.35
Net assets per share	458.09	711.58	962.55	985.15	716.05
Key ratios:
Return on equity	2.25%	1.37%	2.04%	1.55%	2.28%
Price earnings ratio	43.02	65.31	50.98	82.08	44.94

Notes:

(*)	As a result of the adoption of a new accounting standard, components of total shareholders’ equity changed during the year ended March 31, 2007.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information has been prepared on an IFRS basis and gives effect to the establishment of Holdings, a holding company under which Sompo Japan and Nipponkoa will become wholly-owned subsidiaries following the Share Exchange. This unaudited pro forma condensed consolidated financial information is based on the acquisition method of accounting under IFRS 3(Revised), after giving effect to the pro forma adjustments described in the accompanying notes. This unaudited pro forma condensed consolidated financial information is also based on and derived from the unaudited IFRS basis consolidated financial information of Sompo Japan, which is converted from the audited U.S. GAAP consolidated financial statements included in this prospectus (see Note 3 “Unaudited reverse reconciliation of Sompo Japan between U.S. GAAP and IFRS”) and the historical IFRS consolidated financial information of Nipponkoa included in this prospectus, together with the related notes.

For financial information purposes under IFRS, as a result of the application of the acquisition method of accounting in connection with establishing Holdings, the purchase price of Nipponkoa shares upon the Share Exchange has been allocated on a preliminary basis to Nipponkoa’s assets and liabilities based on the estimated fair values of those assets and liabilities. The assets and liabilities of Sompo Japan have been reflected at their historical cost bases.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with (1) the historical U.S. GAAP consolidated financial statements (and related notes) and the selected consolidated U.S. GAAP financial data of Sompo Japan included elsewhere in this prospectus, and (2) the historical IFRS consolidated financial statements (and related notes) and the selected consolidated financial data of Nipponkoa included elsewhere in this prospectus.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2009 gives effect to the Share Exchange as if it had occurred on March 31, 2009. The unaudited pro forma condensed consolidated income statement gives effect to the Share Exchange as if it had occurred at the beginning of the year ended March 31, 2009.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only. This information is not necessarily indicative of the operating results or financial position that might have occurred had the Share Exchange occurred on the dates indicated, nor is it necessarily indicative of future operating results or financial position of Holdings.

As a result of the Share Exchange, the excess of the fair value of Nipponkoa’s adjusted net assets over their cost will be recognized as other operating income, amounting to ¥314,330 million. In addition, Sompo Japan and Nipponkoa will incur restructuring costs in connection with completing the transaction and integrating the management and businesses of Sompo Japan and Nipponkoa. These non-recurring costs, which consist principally of costs associated with information systems integration, are estimated to be approximately ¥60,000 million on a pre-tax basis for the five-year period beginning from the year ending March 31, 2011 through the year ending March 31, 2015. The portion of such costs expected to be incurred within the 12 months following the consummation of the Share Exchange is estimated to be approximately ¥12,000 million on a pre-tax basis (¥7,668 million, net of tax). The impact of these costs is not included in the unaudited pro forma consolidated financial information.

The unaudited pro forma condensed consolidated financial information does not reflect the transaction costs or any additional unanticipated transaction costs to be incurred through the date of the Share Exchange or thereafter, nor do they reflect any anticipated synergies or cost savings. In addition, the unaudited pro forma condensed consolidated income statement does not reflect the other operating income described above.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

UNDER IFRS AS OF MARCH 31, 2009

	Historical Sompo Japan(*)	Historical Nipponkoa	Pro Forma Adjustment		Pro Forma Consolidated
					(Yen in millions)
Assets
Cash and Cash equivalents	330,332	170,654			500,986
Equity securities	1,178,857	731,746			1,910,603
Debt securities	3,007,970	1,523,667	7,139	2.a	4,538,776
Loans and receivables including insurance receivables	913,603	426,293	4,664	2.a	1,344,560
Reinsurance assets	311,121	188,654			499,775
Investment property	53,391	23,681			77,072
Property and equipment	189,553	139,476	(4,947)	2.a	324,082
Deferred income tax assets	132,330	3,819	31,985	2.c	168,134
Value of business acquired	28,880	—	174,908	2.b	203,788
Intangible and other assets	122,799	69,306	16,192	2.b	208,297

Total assets	6,268,836	3,277,296	229,941		9,776,073

Liabilities
Trade and other payables	82,170	47,229			129,399
Retirement benefit obligations	97,954	40,212			138,166
Insurance contract liabilities	4,595,739	2,355,657			6,951,396
Investment contract liabilities	25,388	61,248			86,636
Deferred income tax liabilities	61,066	27,589	73,247	2.c	161,902
Other provisions	18,912	—	83,654	2.b	102,566
Other liabilities	391,854	119,442			511,296

Total liabilities	5,273,083	2,651,377	156,901		8,081,361

Equity
Share capital	143,312	80,323	(80,323)		527,941
			384,629	1.a
Other reserves	274,216	152,991	(152,991)		274,216
Retained earnings	567,447	391,395	(391,395)		881,777
			314,330	1.c

Minority interest in equity	10,778	1,210	(1,210)		10,778

Total equity	995,753	625,919	73,040		1,694,712

Total liabilities and equity	6,268,836	3,277,296	229,941		9,776,073

(*)	The historical Sompo Japan information under IFRS has been converted from the audited U.S. GAAP financial statements. See note 3 for further information.

The accompanying notes are an integral part of this

unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

UNDER IFRS FOR THE YEAR ENDED MARCH 31, 2009

	Historical Sompo Japan(*)	Historical Nipponkoa	Pro Forma Adjustment		Pro Forma Consolidated
					(Yen in millions)
Insurance premium revenue	1,946,726	942,352			2,889,078
Insurance premium ceded to reinsurers	(248,070)	(118,717)			(366,787)

Net insurance premium revenue	1,698,656	823,635			2,522,291
Fee income	21,477	8,558			30,035
Investment income	52,117	55,108	(417)	2.d	106,808
Net realized gains/(losses) on financial assets	(60,783)	(36,109)			(96,892)
Net fair value gains/(losses) on assets at fair value through income	(93,600)	(12,517)			(106,117)
Amortization of other provision	181	—	4,757	2.b	4,938
Other operating income	15,069	1,204			16,273

Total income	1,633,117	839,879	4,340		2,477,336

Claims and insurance benefits (gross)	1,358,369	712,093			2,070,462
Claims and insurance benefits (ceded)	(201,897)	(95,949)			(297,846)

Claims and insurance benefits (net)	1,156,472	616,144			1,772,616
Change in reserves for insurance and investment contracts (net)	(72,261)	(71,203)			(143,464)

Net insurance benefits and claims	1,084,211	544,941			1,629,152
Commissions and brokerage expenses	234,863	124,742			359,605
Operating and administrative expenses	290,741	135,452	1,399	2.e	427,592
Loss adjustment expenses	76,185	34,689			110,874
Amortization of value of business acquired	2,453	—	108,638	2.b	111,091
Other operating expenses	72,171	39,831	13,775	2.e	125,777

Total Expenses	1,760,624	879,655	123,812		2,764,091

Operating results	(127,507)	(39,776)	(119,472)		(286,755)
Finance costs	(710)	(264)			(974)
Share of profit of associates	(939)	(259)			(1,198)

Income before income taxes	(129,156)	(40,299)	(119,472)		(288,927)
Income tax expense	(47,875)	(16,572)	(43,129)	2.f	(107,576)
Minority interests	2,191	—			2,191

Net income/(loss)	(79,090)	(23,727)	(76,343)		(179,160)

Basic earnings (loss) per common share	(80.33)	(31.34)			(107.50)
Diluted earnings (loss) per common share	(80.33)	(31.34)			(107.50)
Weighted average number of shares outstanding (in thousands)	984,540	757,928			1,666,675

(*)	The historical Sompo Japan information under IFRS has been converted from the audited U.S. GAAP financial statements. See note 3 for further information.

The accompanying notes are an integral part of this

unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1    Purchase price

The following describes the determination of purchase price, the sensitivity analysis of purchase price and the purchase price allocation.

a.	Purchase price

The following table shows the calculation of the purchase price.

Calculation of Total Purchase Price

Nipponkoa Shares outstanding as of March 31, 2009	752,404,077
Exchange ratio	0.9
Joint Holding Company Shares to be issued	677,163,669
Sompo Japan closing share price on November 18, 2009	¥568
Total purchase price (Yen in millions)	¥384,629

b.	Sensitivity analysis

If TOPIX (a stock market index in Tokyo Stock Exchange) shifted 10% (or -10%) from the index, the purchase price of Nipponkoa would increase (or decrease) by ¥38,463 million and the fair value of equity securities held by Nipponkoa would increase (or decrease) by ¥73,174 million, resulting in an increase (or a decrease) in a gain from the bargain purchase by ¥34,711 million.

The sensitivity analysis above is based on the assumptions that the change in Sompo Japan’s stock price and the price of equity securities held by Nipponkoa would be consistent with the movement in TOPIX. Note that the correlation is not necessarily actual one.

c.	Purchase price allocation

Following table shows purchase price allocation derived from the acquisition.

Description		Amount	Ref.
		(Yen in millions)
Total purchase price	a	384,629

Book value of Nipponkoa’s net assets	b	625,919
Estimated adjustments to reflect assets acquired at fair value
Debt securities	c	7,139	2.a
Loans and receivables including insurance receivables	d	4,664	2.a
Deferred income tax assets	e	31,985	2.c
Property and equipment	f	(4,947)	2.a
Value of business acquired	g	174,908	2.b
Intangibles and other assets	h	16,192	2.b
Estimated amounts allocated to liabilities assumed at fair value
Deferred income tax liabilities	i	(73,247)	2.c
Other provisions	j	(83,654)	2.b

Total fair value of net assets acquired	k=b+c+d+e+f+ g+h+i+j	698,959

A gain from the bargain purchase	l=a-k	(314,330)	2.g

Note 2    Pro forma adjustments

The pro forma adjustments related to the unaudited pro forma condensed consolidated balance sheet as of March 31, 2009 assumes the establishment of Holdings took place on March 31, 2009. The pro forma adjustments to the unaudited pro forma condensed consolidated income statement for the year ended March 31, 2009 assumes the establishment of Holdings took place on April 1, 2008.

a.	In connection with the application of the acquisition method of accounting, pro forma adjustments are made in order to reflect fair value of held to maturities securities, loans and receivables and property and equipment, whose historical carrying values are amortized cost.

b.	In connection with the application of the acquisition method of accounting, Value of business acquired (hereinafter referred as “VOBA”), Intangible assets and other provisions are recognized on the balance sheet as of March 31, 2009. VOBA is established whereby insurance contract liabilities, net of VOBA reflects the estimated fair value of the insurance contract liabilities. Accordingly, insurance contract liabilities continue to be accounted for using the Company’s preexisting accounting practices policies with no adjustments. The VOBA balance is estimated based on future cash flow projections from the insurance contracts existing at the establishment date of the joint holding company. The expected future cash flows used in determining such value are based on actuarially determined projections, by each major line of business, of premiums, claims, surrenders, maintenance expenses and other factors. These projections take into account all known or expected factors at the valuation date based on the Company’s experience primarily with respect to non-life claims, and life mortality, morbidity and lapses. The actual experience on purchased business may vary from these projections due to differences in actual claims, mortality, morbidity, lapses, and other factors. For certain contracts, the fair value of the contracts exceeds the recorded insurance liabilities, resulting in a negative VOBA. This negative VOBA, arising on saving type non-life insurance contracts, is presented separately from VOBA as an additional liability and recorded as an adjustment to Other provisions. This amount is established due to the fact that guaranteed interest rate is exceeding the rate which is used in the fair value calculation at the presumed establishment date of the joint holding company. VOBA and negative VOBA is amortized over the policy period reflecting the expected pattern of consumption of the anticipated future economic benefits or losses embodied in the asset. Also, acquired customer-related intangible asset which includes the value of renewal rights and new businesses emerging from agency distribution networks is recognized as intangible assets as a result of the application of the acquisition method of accounting. This intangible asset is amortized over 30 years.

c.	In connection with the application of the acquisition method of accounting, pro forma adjustments are made in order to reflect the estimated deferred income tax assets/liabilities arising from the fair value adjustments of Nipponkoa’s assets and liabilities.

d.	In connection with the application of the acquisition method of accounting, pro forma adjustments are made in order to reflect changes in amortization cost caused by fair value adjustments to the carrying values of loans.

e.	In connection with the application of the acquisition method of accounting, pro forma adjustments are made in order to reflect changes in depreciation costs caused by fair value adjustments to the carrying values of property and equipment.

f.	In connection with the application of the acquisition method of accounting, pro forma adjustments are made in order to reflect the tax effects of pro forma adjustments. The pro forma tax adjustments are calculated at the statutory tax rate in effect during the period presented.

g.	The gain from the bargain purchase represents the difference between the purchase price and total fair value of net assets of Nipponkoa and it is recognized under the current situation that the market share price of Sompo Japan, which is used to calculate the purchase price, is lower than net assets value per share of Nipponkoa. The purchase price is determined based on the market price of Sompo Japan shares. Before recognizing a gain on the bargain purchase, we reassessed whether we had identified all of the assets acquired and all of the liabilities assumed, and measured all of them at appropriate fair value based on IFRS3 (Revised).

Note 3    Unaudited reverse reconciliation information of Sompo Japan between U.S. GAAP and IFRS

Sompo Japan’s audited consolidated financial statements have been prepared in accordance with U.S. GAAP, which differs in certain material respects from IFRS. The effects of the transition to IFRS are as follows:

Reconciliation of consolidated balance sheet as of March 31, 2009

	U.S. GAAP	Effect of transition to IFRS		IFRS
	(Yen in millions)
Assets
Cash and cash equivalents	330,332	—		330,332
Equity securities	1,178,857	—		1,178,857
Debt securities	3,009,030	(1,060)	3.a	3,007,970
Loans and receivables including insurance receivables	915,631	(2,028)	3.g	913,603
Reinsurance assets	310,312	809	3.g	311,121
Deferred income tax assets	3,251	129,079	3.h	132,330
Investment property	47,801	5,590	3.c	53,391
Property and equipment, net of depreciation	174,457	15,096	3.c	189,553
Present value of future profits (VOBA)	31,711	(2,831)	3.d	28,880
Intangible and other assets	363,937	(241,138)	3.e	122,799

Total assets	6,365,319	(96,483)		6,268,836

	U.S. GAAP	Effect of transition to IFRS		IFRS
	(Yen in millions)
Liabilities and equity
Insurance contract liabilities	3,016,647	1,579,092	3.f 3.g	4,595,739

Investment contract liabilities	1,466,978	(1,441,590)	3.f	25,388
Trade and other payables	82,170	—		82,170
Retirement benefit obligations	122,902	(24,948)	3.b	97,954
Deferred income tax liabilities	61,066	—		61,066
Other provisions (VOBA)	—	18,912	3.d	18,912
Other liabilities	391,854	—		391,854

Total liabilities	5,141,617	131,466		5,273,083

Share capital	143,312	—		143,312
Retained earnings	816,195	(248,748)		567,447
Other reserves	253,417	20,799	3.a 3.b 3.h	274,216
Minority interest in equity	10,778	—		10,778

Total equity	1,223,702	(227,949)		995,753

Total liabilities and equity	6,365,319	(96,483)		6,268,836

Reconciliation of consolidated income statement for the year ended March 31, 2009

	U.S. GAAP	Effect of transition to IFRS		IFRS
	(Yen in millions)
Consolidated income statement
Insurance premium revenue	1,797,095	149,631	3.f 3.g	1,946,726

Insurance premium ceded to reinsurers	(248,070)	—		(248,070)

Net insurance premium revenue	1,549,025	149,631		1,698,656
Fee income	21,477	—		21,477
Investment income	52,500	(383)		52,117
Net realized gains/(losses) on financial assets	(62,073)	1,290	3.a	(60,783)
Net fair value gains on financial assets at fair value through income	(93,600)	—		(93,600)
Amortization of other provision (Amortization of negative VOBA)	—	181		181
Other operating income	15,395	(326)		15,069

Total income	1,482,724	150,393		1,633,117

Claims and insurance benefits (gross)	1,150,405	207,964	3.f 3.g	1,358,369
Claims and insurance benefits (ceded)	(199,747)	(2,150)	3.g	(201,897)

Claims and insurance benefits (net)	950,658	205,814		1,156,472

Change in reserves for insurance and investment contracts (net)	(15,817)	(56,444)	3.f 3.g	(72,261)

Net insurance benefits and claims	934,841	149,370		1,084,211
Commissions and brokerage expenses	230,920	3,943	3.e	234,863
Operating and administrative expenses	288,011	2,730	3.b 3.c	290,741

Loss adjustment expenses	76,185	—		76,185
Amortization of VOBA	5,861	(3,408)	3.d	2,453

Other operating expenses	35,371	36,800	3.a 3.c	72,171

Expenses	1,571,189	189,435		1,760,624

Operating results	(88,465)	(39,042)		(127,507)
Finance costs	710	—		710
Share of loss of associates	(939)	—		(939)

Loss before income taxes	(90,114)	(39,042)		(129,156)
Income tax benefit	(33,770)	(14,105)	3.h	(47,875)
Minority interests	2,191	—		2,191

Net loss	(54,153)	(24,937)		(79,090)

a.    Equity securities and debt securities

Accounting treatment of equity securities and debt securities is different under IFRS and U.S. GAAP primarily due to the following:

1)	Unrealized foreign exchange gains or losses on available for sale financial assets (hereinafter referred as “AFS”) that are debt securities

Sompo Japan accounts for unrealized foreign exchange gains or losses on AFS debt securities in other comprehensive income in its historical U.S. GAAP consolidated financial statements.

Under IFRS, foreign exchange gains or losses on AFS that are debt securities are recognized in profit or loss.

This difference resulted in a GAAP adjustment of ¥31,357 million, which increased foreign exchange loss, retained earnings (¥25,882 million) and other reserves (¥5,372 million) and decreased AFS securities (¥103 million).

2)	Impairment

Sompo Japan accounts for other-than-temporary declines in the fair values of securities below their cost basis as impairment losses in the historical U.S. GAAP consolidated financial statements. In determining whether such declines are deemed to be other-than-temporary, factors such as the extent of decline in fair value below cost, the length of time that the decline has continued, and the financial condition and near-term prospects of the issuers are considered.

For AFS equity securities, when the book value of the security is above the fair value, an impairment loss is recorded as the difference between the book amount of the asset and its fair value. The fair value used to measure the impairment loss becomes both the asset’s new book amount and its new cost basis. Subsequently, further impairment is assessed based on the book amount after impairment.

Under IFRS, a financial asset is impaired and impairment losses are recorded only if there is objective evidence of impairment. In determining whether impairment exists, factors such as significant financial difficulty of the issuer, high probability of bankruptcy, granting of a concession to the issuer, disappearance of an active or breach of a contract are considered. A significant or prolonged decline in the fair value of an investment in an equity instrument below its cost is also objective evidence of impairment.

For the AFS equity securities, when the book value is above the fair value an impairment loss is recorded as the difference between the book amount of the asset and its fair value. The fair value used to measure the impairment loss becomes the asset’s new book amount but does not become the asset’s new cost basis. Subsequently, impairment is assessed based on the original acquisition cost and not the book amount after impairment.

This difference resulted in a GAAP adjustment of ¥4,741 million, which increased other reserves and decreased retained earnings (¥4,423 million) and net realized gains on financial assets (¥318 million).

3)	Application of the equity method for limited partnership

Sompo Japan accounts for the investments in limited partnership interests and other similar types of equity investments with ownership up to 20% using the equity method of accounting in accordance with SOP78-9, EITF D-46 in the historical U.S. GAAP consolidated financial statements.

Under IFRS, limited partnership investments with ownership up to 20% are considered AFS securities and required to be recorded at fair value.

This difference resulted in a GAAP adjustment of ¥12,666 million, which decreased retained earnings and increased other reserves (¥11,088 million) and net realized gains on financial assets (¥1,578 million).

4)	Fair value measurement for debt securities

Sompo Japan uses the current mid price as the fair value of AFS debt securities in the historical U.S. GAAP consolidated financial statements.

Under IFRS, IAS 39 stated that the existence of published price quotations in an active market is the best evidence of fair value and they are used to measure the financial asset or financial liabilities when they exist. Further, IAS 39 states the appropriate quoted market price for an asset held is usually the current bid price. Thus, the current bid price is used for fair value measurement on AFS debt securities.

This difference resulted in a GAAP adjustment of ¥1,169 million, which decreased debt securities and other reserves.

As a result, the effects of the adjustment described above are summarized as follows:

Account Name	Effect of Unrealized foreign exchange gains or losses on AFS that are debt securities (Refer to 1)	Effect of Impairment (Refer to 2)	Effect of Application of the equity method for limited partnership (Refer to 3)	Effect of Fair value measurement for debt securities (Refer to 4)	Others		Total
	(Yen in millions)
Debt securities	—	—	—	(1,169)	109		(1,060)
Other reserves	5,372	4,741	11,088	(1,169)	767		20,799
Net realized gains/(losses) on financial assets	—	(318)	1,578	—	30		1,290
Other operating expenses	31,357	—	—	—	5,443	(*)	36,800

*	¥4,884 million of the impact on other operating expenses was caused by a difference related to depreciation expenses for non current assets. A GAAP difference related to historical business combinations (refer to section c) would result in different carrying value for such assets.

b.    Retirement benefit obligations

Accounting treatment of retirement benefit obligations is different under IFRS and U.S. GAAP primarily due to the following:

1)	Prior service cost

Sompo Japan accounts for the prior service costs to be recognized as an expense on a straight-line basis over the future service periods of those employees active at the date of the amendment that are expected to receive benefits under the plan in the historical U.S. GAAP consolidated financial statements. Negative prior-service costs first offset previous positive prior-service costs, with the excess recognized in income in the same manner as positive prior-service cost.

Under IFRS, the past service costs are recognized as an expense on a straight-line basis over the average period until the benefits become vested. To the extent the benefits are already vested as of the date of an amendment to a defined benefit plan, the prior service costs are recognized immediately.

This difference resulted in a GAAP adjustment of ¥14,773 million, which increased retained earnings and operating expenses (¥2,342 million) and decreased retirement benefit obligations (¥12,431 million).

2)	Recognition of asset or liability in respect of a defined benefit plan

Sompo Japan recognizes the funded status of the defined benefit plan (that is, the fair value of plan assets less the present value of the projected benefit obligation) in the U.S. GAAP historical consolidated balance sheet. All actuarial gains and losses and past service costs that are not yet recognized as components of net periodic benefit cost are recognized in accumulated other comprehensive income.

Under IFRS, the amount recognized in balance sheet is the funded status of the defined benefit plan (that is, the fair value of plan assets less the present value of the projected benefit obligation), plus or minus actuarial gains and losses and unrecognized past service cost.

This difference resulted in a GAAP adjustment of ¥12,518 million, which decreased retirement benefit obligations and increased other reserves.

c.    Business Combination

Merger with Nissan Fire and Marine Insurance Co., Ltd

Sompo Japan was formed on July 1, 2002, through the merger between Yasuda Fire and Marine Insurance Co., Ltd. and Nissan Fire and Marine Insurance Co., Ltd.

Sompo Japan recognized negative goodwill as a result of this acquisition. Any negative goodwill, after reducing proportionately the fair value assigned and allocated to non current assets, is recognized as an extraordinary gain in the historical U.S. GAAP consolidated financial statements.

Under IFRS, any negative goodwill that remains after reassessment of the acquiree’s identifiable assets, liabilities and contingent liabilities is recognized immediately in income, rather than reducing the fair value of the non current assets. This GAAP difference would result in different carrying values for non current assets, which would also result in a difference related to depreciation expense for these non current assets.

Acquisition of Sompo Japan Himawari Life

Sompo Japan acquired all the outstanding shares of Sompo Japan Himawari Life Insurance Co., Ltd. (“Himawari”) through step acquisitions from 1993 through 2001.

The share of net assets of Himawari is recorded as the accumulation of fair value at each acquisition date in the historical U.S. GAAP consolidated financial statements. There is no requirement to remeasure the share of net assets of Himawari when control is achieved.

Under IFRS, the share of net assets of Himawari is remeasured and recorded at fair value on the date of the transaction giving rise to control in 2000. The adjustment to any previously held interests of the acquirer in the acquiree’s identifiable assets, liabilities and contingent liabilities is treated as a revaluation of goodwill.

d.    VOBA

Sompo Japan recognized VOBA as the present value of profits embedded in the life insurance contracts and property and casualty insurance contracts acquired through business combinations in the historical U.S. GAAP consolidated financial statements.

Similarly, under IFRS, Sompo Japan recognized VOBA, representing the difference between the fair value of the contractual insurance rights acquired/insurance obligations assumed and insurance contract liability.

VOBA recognized in the historical U.S. GAAP consolidated financial statements is different from one under IFRS, primarily due to the difference of the insurance contract liability amounts that gives rise to the computation of VOBA (refer to section g).

e.    Deferred Policy Acquisition Costs

Under U.S. GAAP, costs that vary with and are directly related to acquisition of insurance policies are capitalized and presented as “Intangible and other assets” in the above reconciliation of consolidated balance sheet. Such costs are amortized in proportion to premiums recognized.

Under IFRS, pursuant to the provisions of the Insurance Business Law of Japan and related rules and regulations, Sompo Japan has no deferred policy acquisition costs. Therefore these costs are expensed as incurred and are included in “Commissions and brokerage expenses.”

f.    Investment contract liabilities

Under U.S. GAAP, investment contracts that do not subject the insurance enterprise to risks arising from policyholder mortality or morbidity, premiums and payments are reported as policyholders’ account balances.

Under IFRS, certain liabilities which meet the definition of an insurance contract under IFRS 4, are reclassified from policyholders’ account balances presented in the historical U.S. GAAP consolidated financial statements to insurance contract liabilities. Also premiums and payments for such contracts are accounted for as insurance contracts.

As a result of transition to IFRS, ¥1,441,590 million of the investment contract liabilities were reclassified from investment contract liabilities to insurance contract liabilities. In addition, as a result of the reclassification to insurance contract liabilities, there would be an increase of ¥149,559 million of insurance premium revenue and ¥206,789 million of claims and insurance benefit (gross) and a decrease of ¥57,714 million in reserves for insurance and investment contract (net).

g.    Underwriting reserves

Property and Casualty Insurance Operations

Under U.S. GAAP, property and casualty insurance premiums are earned ratably over the terms of the related insurance contracts. Unearned premiums are recognized to cover the unexpired portion of premiums written. Also, Sompo Japan establishes reserves to provide for the estimated costs of paying claims made by policyholders or against policyholders for all lines of business in the historical U.S. GAAP consolidated financial statements. These reserves include estimates for both claims that have been reported and those that have been incurred but not reported by Sompo Japan and include estimates of all expenses associated with processing and settling these claims. This estimation process is primarily based on historical experience and involves a variety of actuarial techniques, which analyze trends and other relevant factors.

Under IFRS, pursuant to the provisions of the Insurance Business Law of Japan and related rules and regulations, Sompo Japan is required to maintain underwriting reserves which are mainly recorded in “insurance contract liabilities” balance. Also, under Japanese GAAP in accordance with the regulations of the Insurance Business Law of Japan, a reserve for outstanding claims has been established to be sufficient to discharge claims incurred and reported. A provision for losses incurred but not reported which relates to long-tailed and material contracts have been made similarly with the computation under U.S. GAAP, and the same provision relating to short-tailed or nonmaterial contracts have been established based on formula method. However, estimates of all expenses associated with unpaid losses and claims are excluded.

Under U.S. GAAP and IFRS, underwriting reserves subject to be reinsured are represented on grossed up basis. As such, any adjustment resulting from the transition to IFRS related to property and casualty insurance operations, such as the unearned premium reserves, would also result in an adjustment to Reinsurance assets and Claims and insurance benefits.

Life Insurance Operations

Under U.S. GAAP, reserves for future policy benefits for life insurance contracts are determined principally by the net level premium method.

Under IFRS, pursuant to the provisions of the Insurance Business Law of Japan and related rules and regulations, Sompo Japan’s life insurance subsidiaries are required to establish underwriting reserves to provide for the fulfillment of future obligations under life insurance contracts, which are in general calculated using the net level premium method based on assumptions regulated by the Insurance Business Law of Japan. Certain key assumptions including provision for adverse deviation and lapse ratios utilized in Sompo Japan’s U.S. GAAP reserves differ from those set out under the Insurance Business Law of Japan.

As a result, the effects of the adjustment described above are summarized as follows:

Account Name	Effect of reclassification of investment contract liabilities (Refer to section f)	Effect of underwritings —Property and Casualty Insurance Operations	Effect of underwritings —Life Insurance Operations	Others	Total
	(Yen in millions)
Reinsurance assets	—	809	—	—	809
Insurance contract liabilities	1,441,590	93,899	44,412	—	1,579,092
Investment contract liabilities	(1,441,590)	—	—	—	(1,441,590)
Insurance premium revenue	149,559	—	—	72	149,631
Claims and insurance benefits (gross)	206,789	1,182	(7)	—	207,964
Claims and insurance benefits (ceded)	—	(2,150)	—	—	(2,150)
Change in reserves for insurance and investment contracts (net)	(57,714)	(11,545)	12,815	—	(56,444)

h.    Income Taxes

Under both U.S. GAAP and IFRS, Sompo Japan accounts for deferred tax assets and liabilities to be computed based on the differences between the financial statement basis and tax basis of assets and liabilities using the liability method.

Deferred tax assets and liabilities recognized under U.S. GAAP and IFRS are different primarily due to the difference in the financial statement basis that gives rise to tax effects.

Also, all available evidence, both positive and negative, is considered to determine whether a valuation allowance is needed in the historical U.S. GAAP consolidated financial statements. Under IFRS, the assessment as to whether deferred tax assets are realizable is primarily based on estimates of future taxable income.

This difference resulted in a GAAP adjustment of ¥129,079 million, which increased deferred income tax assets and retained earnings (¥126,719 million) and decreased other reserves (¥11,745 million) and income tax expense (¥14,105 million).

PRO FORMA PER SHARE DATA

The following table sets forth certain historical unaudited pro forma and pro forma equivalent information with respect to net income per share and dividend per share for the year ended March 31, 2009 and net book value per share as of March 31, 2009 for Sompo Japan and Nipponkoa. The information that follows should be read in conjunction with the unaudited pro forma IFRS condensed consolidated financial information and related notes included elsewhere in this prospectus, together with the historical U.S. GAAP consolidated financial information of Sompo Japan and the historical IFRS consolidated financial information of Nipponkoa included elsewhere in this prospectus. All amounts shown in the following table are based on IFRS.

The comparative pro forma and pro forma equivalent per share data have been included for comparative purposes only and do not purport to be indicative of (1) the results of operations or financial position which actually would have been obtained if the Share Exchange had been completed at the beginning of the earliest period presented or as of the date indicated or (2) the results or financial position which may be obtained in the future.

	As of and for the year ended March 31, 2009
	Sompo Japan		Nipponkoa		Sompo Japan/ Nipponkoa (consolidated)
	Historical	Pro Forma Equivalent(4)	Historical	Pro Forma Equivalent(4)	Pro Forma
Net book value per share(1)	¥1,011.38	¥1,019.86	¥831.89	¥917.87	¥1,019.86
Net dividends per share	20.00	—	8.00	—	—
Net loss per share(2):
Basic	(80.33)	(107.50)	(31.34)	(96.75)	(107.50)
Diluted(3)	(80.33)	(107.50)	(31.34)	(96.75)	(107.50)

Notes:

(1)	Calculated using the number of shares outstanding as of March 31, 2009.
(2)	Calculated using the weighted average number of shares outstanding for the period.
(3)	Stock options do not have an impact to net loss per share-diluted since net loss is recorded for the year ended March 31, 2009.
(4)	Pro forma equivalent per share amounts were calculated by multiplying the consolidated pro forma per share amounts by the applicable Share Exchange ratio, i.e., 1 share of Sompo Japan to 1 share of Holdings and 1 share of Nipponkoa to 0.9 shares of Holdings.

MARKET PRICE AND DIVIDEND INFORMATION

Market Price Information

Sompo Japan’s common stock is listed on the First Section of the Tokyo Stock Exchange and four other stock exchanges in Japan. Nipponkoa’s common stock is listed on the First Section of the Tokyo Stock Exchange and two other stock exchanges in Japan.

The following table sets forth, for the periods indicated, the reported high and low sales price per share of Sompo Japan common stock and Nipponkoa common stock on the First Section of the Tokyo Stock Exchange.

	Sompo Japan Common Stock		Nipponkoa Common Stock
	Price per share		Price per share
	High	Low	High	Low
Year ended/ending March 31:
2005	¥1,172	¥837	¥762	¥560
2006	1,760	970	1,095	691
2007	1,807	1,335	1,168	843
2008	1,680	829	1,437	713
2009	1,291	421	1,134	440
2008
First fiscal quarter	1,680	1,439	1,169	970
Second fiscal quarter	1,553	1,137	1,437	908
Third fiscal quarter	1,411	986	1,204	914
Fourth fiscal quarter	1,024	829	1,018	713
2009
First fiscal quarter	1,291	869	1,134	750
Second fiscal quarter	1,080	796	935	503
Third fiscal quarter	930	445	766	440
Fourth fiscal quarter	669	421	772	526
2010
First fiscal quarter	739	509	605	511
Second fiscal quarter	685	564	608	515
Month:
June 2009	735	615	599	529
July 2009	654	564	570	515
August 2009	685	607	608	538
September 2009	647	582	588	541
October 2009	618	538	573	486
November 2009 (through November 19, 2009)	577	531	535	479

On November 19, 2009, the last reported official price of Sompo Japan shares on the Tokyo Stock Exchange was ¥558 per share, and the last reported official price of Nipponkoa shares on that exchange was ¥526 per share.

Set forth below are the closing sale prices of Sompo Japan’s common stock and Nipponkoa’s common stock on March 12, 2009, the last full trading day prior to the public announcement that Sompo Japan and Nipponkoa had agreed to form a new insurance group which would integrate their respective businesses, on July 28, 2009, the last full trading day prior to the public announcement of the share exchange ratio in connection with the planned formation of Holdings, and on November 19, 2009. The table also sets forth the equivalent pro forma sale price of Nipponkoa common stock on these dates, as determined by multiplying the applicable reported closing sale price of Sompo Japan common stock by the exchange ratio of 0.9. We urge you to obtain current market quotations for both the Sompo Japan’s common stock and the Nipponkoa’s common stock.

	Sompo Japan Stock	Nipponkoa Stock
	Historical	Historical	Equivalent
March 12, 2009	¥473	¥597	¥425.7
July 28, 2009	¥623	¥553	¥560.7
November 19, 2009	¥558	¥526	¥502.2

Dividend Information

The following table sets forth, for the periods indicated, the dividends per share paid on Sompo Japan’s common stock and Nipponkoa’s common stock.

	Sompo Japan’s Common Stock	Nipponkoa’s Common Stock
Year ended March 31:
2005	¥9.00	¥7.50
2006	13.00	7.50
2007	16.00	7.50
2008	20.00	7.50
2009	20.00	8.00

Sompo Japan Shareholders

According to Sompo Japan’s register of shareholders as of October 31, 2009, there were 984,622,243 shares of its common stock outstanding held by 38,948 shareholders of record, including 129 shareholders of record with addresses in the United States who held approximately 15.9% of the then outstanding common stock as of that date.

Nipponkoa Shareholders

According to Nipponkoa’s register of shareholders as of October 31, 2009, there were 752,542,278 shares of its common stock outstanding held by 17,287 shareholders of record, including 107 shareholders of record with addresses in the United States who held approximately 30.2% of the then outstanding common stock as of that date.

EXCHANGE RATES

Fluctuations in exchange rates between the Japanese yen and U.S. dollar and other currencies will affect the U.S. dollar and other currency equivalent of the yen price of the shares of Sompo Japan, Nipponkoa, and, once validly formed, Holdings as well as the U.S. dollar amounts received on conversion of cash dividends. Sompo Japan and Nipponkoa have translated some Japanese yen amounts presented in this prospectus into U.S. dollars solely for your convenience. These translations do not imply that the yen amounts actually represent, or have been or could be converted into, equivalent amounts in U.S. dollars.

The following table shows, for each period indicated, the average or the high and low exchange rates for U.S. dollars against yen, which are based on the noon buying rates in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on the relevant dates in such period:

Year ended March 31,		Average
2005		¥107.49
2006		113.15
2007		116.92
2008		114.31
2009		100.62

Calendar year 2009	High	Low
June	¥98.56	¥95.19
July	96.41	92.33
August	97.65	92.82
September	93.09	89.34
October	92.04	88.44
November (through November 13, 2009)	90.96	89.55

Notes:

(1)	Average rate for each fiscal year is calculated by using the average of the exchange rates on the last day of each month during that year.

The noon buying rate for Japanese yen on November 13, 2009 was $1.00 = ¥89.55.

THE EXTRAORDINARY GENERAL MEETING OF SOMPO JAPAN SHAREHOLDERS

General

Sompo Japan is distributing mail-in-ballots to its shareholders who are entitled to exercise their voting rights at the Sompo Japan extraordinary general meeting, expected to be held at 10:00 a.m. on December 22, 2009 (Japan time), at 26-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo, Japan. Sompo Japan is distributing these mail-in-ballots, together with the notice of convocation of the meeting and reference documents for shareholders meeting, by mail to its shareholders. Both the notice and mail-in-ballots are written in Japanese. This prospectus is furnished to Sompo Japan shareholders resident in the United States in connection with the issuance by Holdings of shares of Holdings’ common stock pursuant to the Share Exchange.

The purpose of the Sompo Japan extraordinary general meeting is:

(1)	To consider and to vote upon the approval of the Share Exchange; and

(2)	To consider and to vote upon the amendments to the articles of incorporation of Sompo Japan.

Voting

Record Date

The close of business on October 31, 2009 has been fixed by the resolution of board of directors to be as the Sompo Japan record date for the determination of the holders of Sompo Japan’s common stock entitled to exercise the shareholders’ rights at the Sompo Japan extraordinary general meeting. You may vote at the Sompo Japan extraordinary general meeting only if you are registered as a holder of one “unit” or more of Sompo Japan’s common stock in Sompo Japan’s register of shareholders at that time.

As of October 31, 2009, there were 984,622,243 shares of Sompo Japan’s common stock issued and outstanding. Of those, 156,504,212 were held by residents of the United States. Each unit of shares of Sompo Japan’s common stock outstanding on the Sompo Japan record date is entitled to one vote on each matter properly submitted at the Sompo Japan extraordinary general meeting subject to the limitation by the “Unit share system”. See “Description of Holdings Common Stock—Unit Share System”.

Vote Required

Approval of the Share Exchange requires the affirmative vote of the holders of a two-thirds majority of the voting rights of shareholders of Sompo Japan represented at the general meeting of shareholders of Sompo Japan at which shareholders holding one-third of the total voting rights of the shareholders who are entitled to exercise their voting rights are represented.

As of October 31, 2009, the directors and corporate auditors of Sompo Japan owned directly and indirectly an aggregate of 243,846 shares of Sompo Japan’s common stock.

Mail-in-ballots and Electronic Vote

Holders of Sompo Japan’s common stock entitled to vote at the Sompo Japan extraordinary general meeting may vote their shares by mail-in-ballot, using the form in Japanese which Sompo Japan is distributing by mail to those holders.

Holders of Sompo Japan’s common stock are also entitled to exercise voting rights via the Internet by accessing a website designated by Sompo Japan and inputting an exercise code and password. Internet voting is available only on Japanese-language website.

Revocation

Any person who submits a mail-in-ballot by mail or vote via the Internet may revoke it any time before it is voted:

•

By sending another mail-in-ballot dated a later date than the previous mail-in-ballot to Sompo Japan, addressed to: Mizuho Trust & Banking Co., Ltd., Securities & Custody Business Department, 2-1, Yaesu 1-chome, Chuo-ku, Tokyo 103-0028 Japan (if Sompo Japan redistributes mail-in-ballots), or by submitting a subsequent vote via the Internet (if a shareholder sends mail-in-ballot and submits vote via the Internet, the vote via Internet will be counted and if a shareholder submits vote via the Internet more than one time, the last vote will be counted), or

•	By voting in person, or through another shareholder entitled to vote and appointed as such person’s attorney-in-fact, at the general meeting of shareholders of Sompo Japan.

Sompo Japan shareholders who have instructed a broker to vote their shares must follow directions received from their broker to change and revoke their vote.

Electronic proxy voting platform operated by ICJ, Inc. is available as a means of electronic vote for the institutional investors.

No Solicitation of Proxies, Consents or Authorizations

Sompo Japan’s management is not soliciting proxies, consents or authorizations with respect to the Share Exchange prior to the extraordinary general meeting of shareholders. Sompo Japan will not solicit any separate form of proxy, consent, or authorization from the mail-in voting cards distributed in accordance with the Corporation Law of Japan.

THE EXTRAORDINARY GENERAL MEETING OF NIPPONKOA SHAREHOLDERS

General

Nipponkoa is distributing mail-in-ballots to its shareholders who are entitled to exercise their voting rights at the Nipponkoa extraordinary general meeting, expected to be held at 10:00 a.m. on December 22, 2009 (Japan time), at 7-3, Kasumigaseki 3-chome, Chiyoda-ku, Tokyo, Japan. Nipponkoa is distributing these mail-in-ballots, together with the notice of convocation of the meeting and reference documents for shareholders meeting, by mail to its shareholders. Both the notice and mail-in-ballots are written in Japanese. This prospectus is furnished to Nipponkoa shareholders resident in the United States in connection with the issuance by Holdings of shares of Holdings’ common stock pursuant to the Share Exchange.

The purpose of the Nipponkoa extraordinary general meeting is:

(1)	To consider and to vote upon the approval of the Share Exchange; and

(2)	To consider and to vote upon the amendments to the articles of incorporation of Nipponkoa.

Voting

Record Date

The close of business on October 31, 2009 has been fixed by the resolution of board of directors to be as the Nipponkoa record date for the determination of the holders of Nipponkoa’s common stock entitled to exercise the shareholders’ rights at the Nipponkoa extraordinary general meeting. You may vote at the Nipponkoa extraordinary general meeting only if you are registered as a holder of one “unit” or more of Nipponkoa’s common stock in Nipponkoa’s register of shareholders at that time.

As of October 31, 2009, there were 752,542,278 shares of Nipponkoa’s common stock issued and outstanding. Of those, 226,996,521 were held by residents of the United States. Each unit of shares of Nipponkoa’s common stock outstanding on the Nipponkoa record date is entitled to one vote on each matter properly submitted at the Nipponkoa extraordinary general meeting subject to the limitation by the “Unit share system”. See “Description of Holdings Common Stock—Unit Share System”.

Vote Required

Approval of the Share Exchange requires the affirmative vote of the holders of a two-thirds majority of the voting rights of shareholders of Nipponkoa represented at the general meeting of shareholders of Nipponkoa at which shareholders holding one-third of the total voting rights of the shareholders who are entitled to exercise their voting rights are represented.

As of October 31, 2009, the directors and corporate auditors of Nipponkoa owned directly and indirectly an aggregate of 384,758 shares of Nipponkoa’s common stock.

Mail-in-ballots and Electronic Vote

Holders of Nipponkoa’s common stock entitled to vote at the Nipponkoa extraordinary general meeting may vote their shares by mail-in-ballot, using the form in Japanese which Nipponkoa is distributing by mail to those holders.

Holders of Nipponkoa’s common stock are also entitled to exercise voting rights via the Internet by accessing a website designated by Nipponkoa and inputting an exercise code and password. Internet voting is available only on Japanese-language website.

Revocation

Any person who submits a mail-in-ballot by mail or vote via the Internet may revoke it any time before it is voted:

•

By sending another mail-in-ballot dated a later date than the previous mail-in-ballot to Nipponkoa, addressed to Mitsubishi UFJ Trust and Banking Corporation, Corporate Agency Division, 1-4-5, Marunouchi, Chiyoda-ku, Tokyo 100-8212, Japan (if Nipponkoa redistributes mail-in-ballots), or by submitting a subsequent vote via the Internet (if a shareholder sends mail-in-ballot and submits vote via the Internet, the vote via Internet will be counted and if a shareholder submits vote via the Internet more than one time, the last vote will be counted), or

•	By voting in person, or through another shareholder entitled to vote and appointed as such person’s attorney-in-fact, at the general meeting of shareholders of Nipponkoa.

Nipponkoa shareholders who have instructed a broker to vote their shares must follow directions received from their broker to change and revoke their vote.

Electronic proxy voting platform operated by ICJ, Inc. is available as a means of electronic vote for the institutional investors.

No Solicitation of Proxies, Consents or Authorizations

Nipponkoa’s management is not soliciting proxies, consents or authorizations with respect to the Share Exchange prior to the extraordinary general meeting of shareholders. Nipponkoa will not solicit any separate form of proxy, consent or authorization from the mail-in voting cards distributed in accordance with the Corporation Law of Japan.

THE SHARE EXCHANGE

The following is a summary of the material features of the proposed transaction. While Sompo Japan and Nipponkoa believe this description covers the material aspects of the Share Exchange, it may not contain all the information that is important to you and is qualified in its entirety by reference to the Business Integration Agreement, the English translation of which is incorporated by reference in its entirety and is included in this prospectus as Annex A. We urge you to read the English translation of the Business Integration Agreement in its entirety.

General

The respective board of directors of Sompo Japan and Nipponkoa adopted the Share Exchange to be approved by a shareholders’ meeting of Sompo Japan and Nipponkoa, respectively. Under the terms of the Share Exchange, each shareholder of Sompo Japan will receive one share of common stock of Holdings for each share of common stock of Sompo Japan that such shareholder holds, and each shareholder of Nipponkoa will receive 0.9 shares of common stock of Holdings for each share of common stock of Nipponkoa that such shareholder holds. If the plan is approved by shareholders, and if the other conditions for completing the Share Exchange are satisfied, Holdings will be formed—and the Share Exchange is expected to become effective—on or around April 1, 2010.

Background to the Share Exchange

The management of each of Sompo Japan and Nipponkoa have regularly reviewed and considered potential strategic options in light of its respective performance and business needs and the challenges and opportunities presented by the economic and industry environment. As one of many such options, each of Sompo Japan and Nipponkoa from time to time had contemplated the possibility of a business combination with one of its industry peers, including each other.

In recent years, non-life insurers in Japan have faced an increasingly difficult business environment, with a declining domestic population and stagnant automobile sales negatively affecting the automobile insurance market on which non-life insurers have traditionally depended. Recent amendments to the Insurance Business Law fueled such difficulty by lifting a number of industry barriers and spurring competition among non-life insurers, including the predecessors of Sompo Japan and Nipponkoa, other domestic financial institutions such as banks, and foreign insurers. The deregulation triggered a wave of industry consolidation in which Sompo Japan and Nipponkoa also emerged. See “The Japanese Non-life Industry—Competition” for a more complete discussion of this industry consolidation.

Even with such consolidation, however, Japanese non-life insurers have continued to face a challenging business environment, including the continued increase in competition and decrease in profitability in the automobile insurance market. Against this backdrop came various administrative orders that were issued against a number of insurers, including Sompo Japan and Nipponkoa. In particular, Sompo Japan received an administrative order in May 2006 from the FSA primarily for failing to make certain claim payments in connection with incidental expenses. Nipponkoa received an administrative order from the FSA in March 2007 mainly for failing to make certain payments in connection with third sector products. As a result of these developments, and for the purpose of effecting systematic reforms to prevent the recurrence of similar problems, Sompo Japan and Nipponkoa each bore the cost of substantial IT and other infrastructural investments in an already harsh business environment.

The industry environment for Japanese non-life insurers further worsened when Lehman Brothers Holdings Inc. filed for a bankruptcy protection in the United States in September 2008 and triggered dislocation in the global financial and credit markets. The rapidly declining stock market in Japan negatively affected the investment positions of financial institutions, including non-life insurers.

Through the end of the calendar year 2008, the managements of Sompo Japan and Nipponkoa continually monitored the position of their respective insurance groups in light of the changing competitive environment of the Japanese financial industry, regulatory developments and extremely volatile market conditions in order to determine available options for increasing their competitiveness and enhancing shareholder value.

On January 23, 2009, the presidents of Sompo Japan and Nipponkoa commenced discussions regarding a possible business integration of Sompo Japan and Nipponkoa.

On January 26, 2009, the presidents of Sompo Japan and Nipponkoa signed a Letter of Intent to pursue discussions on a potential business integration by way of establishing a joint holding company through a share exchange. The principles articulated in the Letter of Intent were that (i) Sompo Japan and Nipponkoa would establish an independent insurance group, (ii) the business integration would occur no earlier than April 2011, and (iii) the business integration would be pursued by way of establishing a joint holding company through a share exchange under Japanese law.

On February 12, 2009, Sompo Japan and Nipponkoa executed a confidentiality agreement to facilitate their assessment of a potential business integration. On the following day, upon learning that the preparatory steps needed for the potential business integration could be expedited, the presidents of the two companies contemplated April of 2010 as a viable target date by which a joint holding company might be formed. At a series of meetings thereafter, Sompo Japan and Nipponkoa held discussions on the content and the date of public announcement as well as the timeframe and process under which to determine the share exchange ratio.

On March 13, 2009, the board of Sompo Japan met to consider execution of a Memorandum of Understanding (“MOU”) to pursue integration with Nipponkoa. At the meeting, the directors assessed the prospect of remaining an independent insurance group, not exclusively dominated by any single financial or corporate institution, after the integration and emphasized the need to provide the shareholders with explanations regarding integration synergies, and approved execution of the MOU.

On the same date, the board of Nipponkoa met to review and discuss potential business integration with Sompo Japan, including the reasons for choosing a holding company structure over statutory merger and the types of potential synergies that could be achieved in a merger of two equals. The board received explanations from one of its directors tasked with consideration of the integration that (i) a holding company structure would help maintain both companies’ preexisting customer and sales distribution base, (ii) both companies share a corporate philosophy to value independence from any giant financial or corporate institution, and (iii) significant synergies could be achieved through sharing and standardizing of systems and administrative operations across the new group, and approved execution of the MOU to pursue business integration with Sompo Japan.

As a result, on March 13, 2009, Sompo Japan and Nipponkoa executed the MOU to pursue integration of their respective management bodies by establishing a joint holding company through a share exchange under Japanese law. Pursuant to the MOU, the integrated management would consist of co-CEOs, directors to be appointed by each party from within their respective companies in an equal number, and independent directors. Also on March 13, 2009, Sompo Japan and Nipponkoa publicly announced the intended transaction and indicated that the share exchange ratio would be announced in July 2009. The announcement also stated that completion of the proposed integration plan was subject to receiving approvals by shareholders of Sompo Japan and Nipponkoa as well as regulatory approvals.

In the same announcement, the companies further proposed that they would establish an “Integration Preparation Committee” headed by their respective presidents, as well as task-specific working groups thereunder, in order to smoothly and rapidly prepare for the business integration and promptly realize anticipated effects of the business integration and operational alliance.

On May 1, 2009, the board of directors of Sompo Japan met and received reports on the proposed selection of financial advisors, legal due diligence advisors, and accounting and taxation due diligence advisors, and approved the selection. On June 25, 2009, the board discussed and confirmed the progress status on calculating expected synergies and the conditions in negotiating a merger ratio.

On July 10, 2009, the board of directors of Nipponkoa met and received management’s report on the status of business, accounting, tax, and legal due diligence. At the meeting, which was also attended by outside legal and accounting advisors selected after the board meeting on March 13, 2009, the board discussed Sompo Japan’s financial risks and requested the management to further analyze the anticipated integration synergies.

On July 24, 2009, the board of directors of Sompo Japan met to discuss the status of progress of preparation for an extraordinary shareholders’ meeting, certain tax implications resulting from the creation of a joint holding company, treatment of expenses incurred in preparation for the business integration in the event the integration fail to materialize for reasons other than breach of contract, and method of terminating an integration agreement. The board then confirmed the material terms of the Share Exchange Agreement, including the holding company’s name, location of the headquarter, corporate governance structure, the share exchange ratio and anticipated synergies.

Also on July 24, 2009, the board of directors of Nipponkoa met to receive management’s report on material terms of the Share Exchange Agreement and evaluation of synergies. The board also reviewed and discussed the corporate governance policies for the new group.

At a series of informal sessions between July 3, 2009 and July 29, 2009 held for several members of the board of Sompo Japan, the directors received reports from management as to the progress of due diligence, assessment of synergies, and analyses performed by financial advisors regarding the share exchange ratio.

On July 29, 2009, the board of directors of Nipponkoa received management’s report regarding the strategic objectives of the integration, synergies, as well as financial analyses performed by Merrill Lynch Japan Securities Co., Ltd. and Mitsubishi UFJ Securities Co., Ltd., and further reviewed each proposed term of the Share Exchange Agreement. The board further reviewed and discussed potentially negative aspects of adopting a holding company structure as well as specific kinds of synergies expected to be realized, and in the process referred to its financial advisors’ draft opinions that the proposed share exchange ratio was fair.

On the same date, the boards of directors of Sompo Japan and Nipponkoa each passed resolutions to approve the Share Exchange Agreement (superseding the Memorandum of Understanding dated March 13, 2009). The new agreement stipulated certain additional terms of the business integration including the share exchange ratio, with one share of common stock of the joint holding company to be exchanged for each share of common stock of Sompo Japan, and 0.9 shares of common stock of the joint holding company to be exchanged for each share of common stock of Nipponkoa, subject to modification under certain conditions. In passing these resolutions, the boards of directors of Sompo Japan and Nipponkoa considered various factors, including the financial condition, asset condition and future outlook of their respective companies. The boards also engaged in careful deliberation concerning the share exchange ratio, referring to the results of fairness analyses of their respective financial advisors.

The new agreement also stipulated “NKSJ Holdings, Inc.” as the name for the joint holding company to be established, with Makoto Hyodo, Nipponkoa’s president, to be Co-CEO and Representative Director and Chairman, and Masatoshi Sato, Sompo Japan’s president, to be Co-CEO and Representative Director and President.

On October 30, 2009, the boards of directors of Sompo Japan and Nipponkoa each passed resolutions to approve the Business Integration Agreement that supersedes the Share Exchange Agreement dated July 29, 2009.

Reasons for the Share Exchange

Sompo Japan and Nipponkoa are entering into the Share Exchange, and integrating their management under a single holding company, in an effort to realize the potential synergies available from integrating their property and casualty insurance businesses. This includes integrating their respective products, information technology systems, property and casualty claims investigation functions and sales office functions.

Considerations of Sompo Japan

In its deliberations on the proposed Share Exchange, the board of directors of Sompo Japan assigned particular importance to securing a business integration that would allow long-term growth greater than it believes that Sompo Japan would likely achieve on a stand-alone basis. In this process, the board of directors of Sompo Japan consulted with Sompo Japan’s financial and legal advisors. The board also considered a number of factors with respect to the Share Exchange, including the following material advantages and disadvantages of the Share Exchange:

The description of anticipated amounts of synergy benefit (or any related restructuring cost), immediately below, have been produced as of October 30, 2009 solely by Sompo Japan and Nipponkoa and may differ from the numbers, projections, assumptions or other conditions related to synergy benefit (or any related restructuring cost) of the business integration used or otherwise understood by any or all financial advisor(s) as of the date of their respective fairness opinion, which was July 29, 2009.

Advantages:

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Through a holding company structure, Sompo Japan and Nipponkoa would be able to maintain and reinforce their individual brand power with a substantial presence in the non-life insurance market in Japan.

•

Sompo Japan and Nipponkoa would be able to achieve significant synergy benefits in the anticipated amounts (subject to a set of conditions and assumptions) of, among others, approximately ¥30 billion for the year ending March 31, 2013 and ¥50 billion for the year ending March 31, 2015, through enhanced operational efficiency based on the economies of scale and by integrating their products, IT systems and back office operations.

•

Sompo Japan and Nipponkoa would be able to mutually reinforce their network of agency channels to which they have traditional access, with both Sompo Japan and Nipponkoa already having strong ties with full-time insurance agents and financial institutions of various geographies and affiliations.

•	Sompo Japan and Nipponkoa would be able to combine the two companies’ know-how in product development and sales and marketing, and increase their collective capacities for underwriting risk.

Disadvantages:

•	The fixed share exchange ratio would not be adjusted for subsequent changes in the market prices of the shares of Sompo Japan and Nipponkoa.

•	Preparations for the Share Exchange may require Sompo Japan to devote greater amount of management resources that would otherwise be available for business operations than initially anticipated.

•	Harmonization of the two companies’ employees and business cultures might take time.

This summary of the advantages and disadvantages of the Share Exchange considered by Sompo Japan’s board of directors in making its decision is not exhaustive, but includes all the material factors considered by Sompo Japan’s board of directors. In view of the variety of material factors considered in connection with its evaluation of the Share Exchange, Sompo Japan’s board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight to any of these factors, and individual directors of Sompo Japan may have given different weights to different factors.

Determination of Sompo Japan’s Board of Directors

The board of directors of Sompo Japan considered the factors which are discussed above and the analyses performed by Nomura Securities Co., Ltd., Mizuho Securities Co., Ltd., and Goldman Sachs Japan Co., Ltd., its financial advisors, which are discussed below. These considerations included consideration of the current market prices of Sompo Japan shares and Nipponkoa share. Taking all of these considerations into account, the board of directors of Sompo Japan concluded that the transaction would bring about an increase in shareholder value to its shareholders following the consummation of the Share Exchange. The board of directors of Sompo Japan concluded that there are no alternative means by which as great a future increase in shareholder value as is expected in connection with the Share Exchange can be reasonably expected. Accordingly, Sompo Japan’s board of directors determined that the Share Exchange is advisable and in the best interests of Sompo Japan and its shareholders, and approved the Business Integration Agreement.

Opinions of Sompo Japan’s Financial Advisors

On July 29, 2009, the board of directors of Sompo Japan received written opinions from Nomura Securities Co., Ltd., Mizuho Securities Co., Ltd., and Goldman Sachs Japan Co., Ltd., its financial advisors.

Nomura Securities Co., Ltd.

Nomura rendered its written opinion in Japanese to Sompo Japan’s board of directors that, as of July 29, 2009, and based upon and subject to the factors and assumptions set forth therein, the Share Exchange ratio was fair from a financial point of view to the holders of Sompo Japan common stock.

The full text of an English translation of the written opinion of Nomura, dated July 29, 2009, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B-1. Nomura provided its opinion only for the information of the board of directors of Sompo Japan in connection with its evaluation of the Share Exchange ratio. The Nomura opinion does not constitute a recommendation as to how any holder of shares of Sompo Japan common stock should vote or act on any matter relating to the Share Exchange.

In connection with rendering the opinion described above and performing its related financial analyses, Nomura, among other things:

•	reviewed and analyzed a draft of the Share Exchange Agreement;

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reviewed and analyzed financial information, such as financial statements and business information contained in the most recent annual securities reports and other disclosure materials of Sompo Japan and Nipponkoa, respectively;

•	reviewed and analyzed financial and share-related data publicly available from information providers;

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reviewed and analyzed the business plans of Sompo Japan and Nipponkoa for the period between financial years ending March 31, 2010 and March 31, 2014, the synergy of the Share Exchange, and information related to the foregoing;

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interviewed the managements of Sompo Japan and Nipponkoa with respect to the business and financial condition of the two companies, their financial forecasts, and the possible effects of the Share Exchange on their businesses;

•	reviewed and analyzed market share price and market trading activities for shares of both Sompo Japan common stock and Nipponkoa common stock;

•	reviewed and analyzed financial data and market share price comparisons of publicly held companies in businesses comparable to those of Sompo Japan and Nipponkoa;

•	reviewed a report, dated May 28, 2009, on legal due diligence performed by Nagashima Ohno & Tsunematsu on Nipponkoa received from Sompo Japan;

•	reviewed a report, dated June 26, 2009, on financial due diligence performed by Ernst & Young Transaction Advisory Services Co., Ltd. on Nipponkoa received from Sompo Japan;

•	reviewed a report, dated June 26, 2009, on tax due diligence performed by Ernst & Young Shinnihon Tax on Nipponkoa received from Sompo Japan; and

•

reviewed and analyzed such other facts received from Sompo Japan in response to Nomura’s request or obtained by Nomura through its own general investigation as Nomura considered appropriate and necessary.

Nomura assumed the accuracy and completeness of all public information reviewed by it and all financial and other information provided to it for purposes of rendering its opinion. Nomura did not verify or assume any responsibility to independently verify the accuracy or completeness of any such information. In addition, Nomura did not make any independent valuation, appraisal or assessment of any of the assets or liabilities (including derivatives, off-balance sheet assets and liabilities, and other contingent liabilities) of Sompo Japan, Nipponkoa or their affiliates, nor did Nomura make any request to a third party for any such appraisal or assessment. With respect to the financial forecasts and other forward-looking information on Sompo Japan and Nipponkoa provided to Nomura, Nomura assumed that such information was reasonably prepared by the managements of Sompo Japan and Nipponkoa on a basis reflecting the best currently available estimates and judgments of Sompo Japan and Nipponkoa and that the future financial condition of Sompo Japan and Nipponkoa will be consistent with such forecasts. In preparing its opinion, Nomura relied on these forecasts and related materials without independent verification. Nomura assumed, without independent verification, that the Share Exchange will be carried out lawfully and validly in accordance with the terms set forth in the Share Exchange Agreement and that the Share Exchange will not have any accounting or tax consequences different from the assumptions provided to it. In addition, Nomura assumed, without independent verification, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Share Exchange will be obtained without any adverse effect on the contemplated benefits of the Share Exchange and that the Share Exchange will be consummated in accordance with the terms of the Share Exchange Agreement, without waiver, modification or amendment of any material term or agreement therein. Nomura was not asked to provide, and did not provide, any opinion on any transaction other than the Share Exchange or on the relative merits of the Share Exchange as compared to any other transaction. Nomura was under no obligation to Sompo Japan or its board of directors to solicit indications of interest from any third party in connection with the Share Exchange, nor did Nomura make any such solicitations. Nomura’s opinion is not an expression of an opinion regarding the prices at which the common stock of Sompo Japan or Nipponkoa will or should be traded prior to the consummation of the Share Exchange or of the value or prices of common stock of Holdings to be issued to Sompo Japan’s shareholders. Nomura was not asked to provide, and did not provide, any opinion on any of the premises or assumptions upon which the determination of the Share Exchange ratio was based or the underlying business decision of Sompo Japan to proceed with the Share Exchange.

The following is a summary of the material financial analyses delivered by Nomura to the board of directors of Sompo Japan in connection with rendering the opinion described above, but does not purport to be a complete description of the financial analyses performed by Nomura, nor does the order of analyses described represent relative importance or weight given to those analyses by Nomura. The summary includes information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Nomura’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 28, 2009 and is not necessarily indicative of current market conditions.

Average Market Price Analysis. Nomura reviewed the closing trading prices and the average closing trading prices for the common stock of Sompo Japan and Nipponkoa at and for the following periods and calculated implied exchange ratios as follows:

Periods		Implied Exchange Ratio per share of Nipponkoa
Reference Date	July 28, 2009	0.89

1 Week Average	July 22, 2009 to July 28, 2009	0.92

1 Month Average	June 29, 2009 to July 28, 2009	0.91

Average for the period from the first business day after Sompo Japan and Nipponkoa announced results for the fiscal year ended March 31, through the Reference Date	May 21, 2009 to July 28, 2009	0.85

3 Month Average	April 30, 2009 to July 28, 2009	0.85

Average for the period from the first business day after public announcement of the Memorandum of Understanding of the Share Exchange, through the Reference Date	March 16, 2009 to July 28, 2009	0.90

Comparable Peer Company Analysis. Nomura reviewed and compared certain financial information for Sompo Japan and Nipponkoa to corresponding financial information for the following publicly traded corporations in the non-life insurance industry:

•	Tokio Marine Holdings, Inc.

•	Mitsui Sumitomo Insurance Group Holdings, Inc.

•	Sompo Japan (when calculating multiple range for Nipponkoa)

•	Nipponkoa (when calculating multiple range for Sompo Japan)

•	Aioi Insurance Co., Ltd.

•	Nissay Dowa General Insurance Co., Ltd.

•	Fuji Fire and Marine Insurance Company, Limited

Although none of the selected companies is directly comparable to Sompo Japan or Nipponkoa, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Sompo Japan and Nipponkoa.

Nomura calculated certain financial multiples of the selected companies, Sompo Japan and Nipponkoa, and the results are as follows:

	Multiple range for Sompo Japan	Multiple range for Nipponkoa
Net Assets(1) (consolidated) multiple (March 31, 2009 Actual)	1.00x-1.04x	0.97x-0.97x
Adjusted Net Assets(2) (consolidated) multiple (March 31, 2009 Actual)	0.57x-0.59x	0.55x-0.57x
Net Income(3) (consolidated) multiple (March 31, 2010 Estimates)	30.63x-32.18x	28.30x-28.79x

(1)	Net Assets as used in Nomura’s analyses herein excludes share subscription rights and minority interests.
(2)

Adjusted Net Assets is calculated on a consolidated basis as a sum of Net Assets, certain after-tax liabilities such as reserves for price fluctuation and catastrophic loss reserves, and, in light of the fact that both Sompo

Japan and Nipponkoa possess life insurance subsidiaries, Embedded Value (“EV”), where EV is a sum of the net asset value and the present value of future profits from the total insurance in force. Because EV is accounted for separately, calculations of net assets and the liabilities are on a consolidated basis excluding those of the life insurance subsidiaries.

(3)	In calculating Net Income, market estimates on a consolidated basis were used for the comparable companies, while financial estimates based on the certain business plans received from Sompo Japan were used for Sompo Japan and Nipponkoa. Also, market estimates were used when, as to each of Sompo Japan and Nipponkoa, the other party was adopted as a comparable company.

As a result of this analysis, Nomura calculated the following ranges of implied exchange ratios per share of Nipponkoa:

•	a ratio range of 0.66 to 0.69 based on Net Assets for the fiscal year ending March 31, 2009;

•	a ratio range of 0.67 to 0.67 based on Adjusted Net Assets for the fiscal year ending March 31, 2009; and

•	a ratio range of 0.53 to 0.54 based on projected Net Income for the fiscal year period ending March 31, 2010.

Dividend Discount Model (“DDM”) Analysis. Nomura performed a DDM analysis on Sompo Japan and Nipponkoa using Sompo Japan’s and Nipponkoa’s projections for the periods from April 1, 2009 through March 31, 2014. Nomura calculated illustrative exchange ratios per share of Nipponkoa using the net present value of projected adjusted dividends for Sompo Japan and Nipponkoa after taking into account certain estimated synergies and on stand-alone bases (without regard to synergies) as of April 1, 2010. In calculating such adjusted dividends taking into account estimated synergies, Nomura relied on the projections with respect to certain synergies provided by Sompo Japan, including integration costs, cost savings and estimated efficiencies due to combined operations. In each calculation of adjusted dividends, Nomura assumed a target solvency margin ratio based upon solvency margin ratio estimates for the above periods provided by Sompo Japan. Nomura calculated an implied terminal value for Sompo Japan, Nipponkoa and the respective non-life insurance subsidiaries, based on (i) perpetual growth rates ranging from -0.5% to 0.5 % and (ii) PBR multiples attributable to non-life insurance business ranging from 0.75x to 0.95x. The dividend stream and terminal values were then discounted using discount rates ranging from 7.5% to 9.5% for Sompo Japan and from 5.5% to 7.5% for Nipponkoa. Such discount rate ranges were selected based on Nomura’s judgment with reference to the cost of capital of Sompo Japan and Nipponkoa. In addition, in the valuations of the life insurance subsidiaries, Nomura reviewed and took into account Evs in calculating the equity values of such life insurance subsidiaries of Sompo Japan and Nipponkoa.

As a result of this analysis, the range of implied exchange ratios per share of Nipponkoa was calculated to be 0.74 to 1.05.

Contribution Analysis. Nomura calculated the implied exchange ratios with reference to the level of relative financial contribution of Sompo Japan and Nipponkoa to Holdings in terms of Net Assets, Adjusted Net Assets and Adjusted Income for Sompo Japan and Nipponkoa on a stand-alone basis resulting from the Share Exchange based on actual Net Assets and Adjusted Net Assets for the fiscal year ended March 31, 2009, and Adjusted Income based on Sompo Japan management’s projections for the period between fiscal year ending March 31, 2010 and fiscal year ending March 31, 2012. The relevant results of the analysis are as follows:

	Fiscal year	Sompo Japan/Nipponkoa Contribution Levels		Implied Exchange Ratios Based on Contribution Levels
Net Assets	Ended March 31, 2009 Actual	64.8	%/35.2%	0.71
Adjusted Net Assets(1)	Ended March 31, 2009 Actual	64.9	%/35.1%	0.71
Adjusted Income(2)	Ending March 31, 2010 Estimates	50.9	%/49.1%	1.26
	Ending March 31, 2011 Estimates	64.9	%/35.1%	0.71
	Ending March 31, 2012 Estimates	70.9	%/29.1%	0.54

(1)	Adjusted Net Assets as used in this analysis is adjusted based on the available actual financial data of Sompo Japan and Nipponkoa (as received from Sompo Japan).
(2)	Adjusted Income as used in this analysis is net income adjusted for provisions for catastrophe loss reserve and price fluctuation reserve, and change in EV in the life insurance subsidiaries.

Earnings Per Share Dilution Analysis. Nomura analyzed the financial impact of the Share Exchange on the estimated earnings per share for Sompo Japan common shares, using the estimated synergies, including integration costs, cost savings and estimated efficiencies due to combined operations, expected by Sompo Japan management to result from the Share Exchange as well as Sompo Japan and Nipponkoa earnings estimates for the fiscal year ending March 31, 2011 through the fiscal year ending March 31, 2014 based on information provided by Sompo Japan management. This analysis indicated that, as compared to the management’s estimate of Sompo Japan’s earnings per share in the event of the Share Exchange’s non-occurrence and assuming an Share Exchange ratio of 1: 0.9, Sompo Japan’s earnings per share would be 10.1% dilutive for the fiscal year ending March 31, 2011, 15.1 % dilutive for the fiscal year ending March 31, 2012, 1.1% accretive for the fiscal year ending March 31, 2013, and 2.5 % accretive for the fiscal year ending March 31, 2014.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Nomura believes that the analyses must be considered as a whole, and that selecting portions of the analyses, or of the summary set forth above, could create an incomplete view of the processes underlying Nomura’s opinion. In arriving at its fairness determination, Nomura considered the results of all of its analyses on the basis of its experience and professional judgment and did not assign any specific weight to any factor or analysis. Moreover, the summary above does not purport to be a complete description of the analyses performed by Nomura in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Nomura attached as Annex B-1. No company used in the above analyses as a comparison is identical to Sompo Japan or Nipponkoa.

Nomura’s opinion is directed to Sompo Japan’s board of directors and addresses only the fairness, from a financial point of view, to the holders of Sompo Japan common stock of the Share Exchange ratio. Nomura’s opinion to Sompo Japan’s board of directors was one of many factors taken into consideration by the Sompo Japan board of directors in making its determination to approve the Share Exchange. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Sompo Japan, Nipponkoa, Nomura or any other person assumes any responsibility if future results are materially different from those projected. Nomura’s opinion was based on financial, economic, market and other conditions as they existed on the date of the opinion, and relies upon information available to Nomura as of the date of the opinion. Nomura had limited involvement in the negotiations in connection with the Share Exchange Agreement or any other matters related to the Share Exchange. Although Nomura’s opinion may be affected by changes in future conditions, Nomura did not assume any responsibility to modify, change or supplement its opinion.

Nomura is an internationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. The board of directors of Sompo Japan selected Nomura as its financial advisor because Nomura has substantial experience in transactions similar to the Share Exchange. Nomura acted as financial advisor to Sompo Japan in connection with the Share Exchange and, pursuant to an agreement between Nomura and Sompo Japan, expects to receive from Sompo Japan a fee of 450 million yen for its services, 100 million yen of which being contingent on the consummation of the Share Exchange. In addition, Sompo Japan will pay to Nomura a bonus fee up to 75 million yen, with the exact amount to be determined by Sompo Japan in its sole discretion. Also, Nomura will expect to receive from Sompo Japan reimbursement of certain expenses incurred by Nomura and its affiliates. Sompo Japan also agreed pursuant to the agreement between Nomura and Sompo Japan to indemnify Nomura and its affiliates and their respective officers and employees against liabilities incurred in connection with Nomura’s rendering of its opinion to Sompo Japan, including liabilities under the securities laws. Nomura and its affiliates have provided in the past and may provide in the future investment banking or other financial and loan services to Sompo Japan, Nipponkoa or their affiliates, for which Nomura and its affiliates have received, and would expect to receive in the future, compensation. In the ordinary course of business, Nomura and its affiliates may from time to time also acquire, hold or sell certain equity, debt and other securities and various types of financial instruments, including derivatives, of Sompo Japan, Nipponkoa or their affiliates for Nomura’s own account or Nomura’s clients’ accounts.

Mizuho Securities Co., Ltd.

Mizuho has acted as financial advisor to Sompo Japan in connection with the Share Exchange and has assisted the board of directors of Sompo Japan in its examination of the fairness, from a financial point of view, of the Share Exchange ratio to the holders of Sompo Japan common shares.

On July 29, 2009, Mizuho delivered its written opinion in Japanese to the board of directors of Sompo Japan that, based upon and subject to the assumptions made, matters considered, and limits of review set forth in its written opinion, as of such date, the Share Exchange ratio was fair, from a financial point of view, to the holders of Sompo Japan common shares.

The full text of an English translation of Mizuho’s opinion, dated July 29, 2009, which contains many of the assumptions Mizuho made, the matters it considered and the limitations on the review it undertook in connection with the delivery of its opinion, is included in Annex B-2 to this prospectus and is incorporated by reference into this prospectus. Mizuho’s opinion is directed to the board of directors of Sompo Japan and addresses only the fairness of the Share Exchange ratio from a financial point of view to the holders of Sompo Japan common shares. It does not address any other aspect of the Share Exchange and does not constitute a recommendation to any Sompo Japan shareholder as to how that shareholder should vote at the general meeting of the shareholders with respect to the proposed Share Exchange or any other matter. It also does not express any opinion as to either the price at which the common shares of Sompo Japan or the common shares of Nipponkoa will trade following the announcement of the plan for the Share Exchange (kabushiki iten keikaku) (the “Plan for Share Exchange”), or the price at which the common shares of the combined entity will trade following the consummation of the Share Exchange. The following summary of Mizuho’s opinion set forth below is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, Mizuho, among other things, analyzed and reviewed the materials and information set forth below (the following documents and materials include those of each company’s subsidiaries and affiliates):

•	the annual securities reports of each company and other disclosed financial information;

•	certain materials prepared by each company concerning its business and financial condition, including past results and future prospects;

•	the results of interviews with the management of each company with respect to the business and financial condition of each company, including past results and future prospects;

•

responses to questions made by Mizuho to the management of each company with respect to the projected effect of the Share Exchange on the business and financial condition of each company, including future revenue and expenditure projections, expected cost savings and integration synergies;

•	a financial due diligence report regarding Nipponkoa, dated June 26, 2009, as prepared and delivered by Ernst & Young Transaction Advisory Services Co., Ltd. and submitted to Mizuho by Sompo Japan;

•	a tax due diligence report regarding Nipponkoa, dated June 26, 2009, as prepared and delivered by Ernst & Young Shinnihon Tax and submitted to Mizuho by Sompo Japan;

•	a legal due diligence report regarding Nipponkoa, dated May 28, 2009, as prepared and delivered by Nagashima, Ohno & Tsunematsu and submitted to Mizuho by Sompo Japan;

•	historical market share prices, trading volumes and trading multiples for shares of common stock of each company;

•	publicly available financial data, market share prices, trading volumes and trading multiples of publicly held companies that Mizuho deemed generally comparable to the companies;

•	the publicly available financial terms, share price performance and stock float characteristics relating to certain past transactions which Mizuho deemed generally comparable to the Share Exchange;

•	a draft, dated July 28, 2009, of the Share Exchange Agreement prepared by the companies and received by Mizuho from Sompo Japan; and

•	such other materials received by Mizuho from the companies or obtained through its general investigation as Mizuho considered necessary and appropriate.

In rendering its opinion, Mizuho relied upon and assumed the accuracy and completeness of all public information that was reviewed by it and all financial and other information that was provided to or discussed with Mizuho by the companies and formed a substantial basis for its opinion, and Mizuho did not independently verify, nor did Mizuho assume responsibility or liability for independently verifying, any such information or its accuracy or completeness. The conclusion expressed in Mizuho’s opinion could potentially differ if there are matters that would make the information provided to or discussed with Mizuho materially incorrect, or if there is a fact or circumstance not disclosed at the time of delivery of the opinion, or which occurs subsequent to delivery of the opinion (including facts which potentially existed at the time the opinion was delivered but became apparent subsequently). Mizuho assumed that the management of each company was unaware of any fact that would make the information provided to or discussed with Mizuho incomplete or misleading. In addition, Mizuho did not conduct an independent valuation or appraisal of any assets or liabilities (including derivatives, off-balance sheet assets and liabilities and other contingent liabilities), or the reserves of either company or its affiliates, and Mizuho was not independently provided with, nor did Mizuho make any request to a third party for, any such valuation or appraisal. Mizuho did not assume any obligation to conduct any inspection of the properties or facilities of either company or its affiliates, nor did Mizuho evaluate the capitalization, reserves, solvency or fair value of either company or its affiliates under any law relating to financial institutions, bankruptcy, insolvency or similar matters.

With respect to any information Mizuho requested in connection with the preparation of its opinion that was not provided or disclosed to Mizuho by the companies, or was not otherwise available to Mizuho, with consent of Sompo Japan, Mizuho used assumptions it believed to be reasonable and appropriate, and Mizuho did not verify the effect on either company’s future financial condition in the event that its assumptions prove to be materially inaccurate.

With respect to the financial forecasts and other forward-looking information provided to or discussed with Mizuho, including future revenue and expenditure projections, expected cost savings and integration synergies, Mizuho assumed that such information was reasonably prepared by the management of each company on a basis reflecting the best currently available estimates and judgments of management as to the expected future results of operations and financial condition of the companies and Holdings. In preparing its opinion, Mizuho relied on these forecasts and related materials without independent verification, and Mizuho expressed no view as to any analyses or forecasts referred to in its opinion or the assumptions on which they are based. Mizuho further expressed no opinion as to the future prospects, plans or viability of the companies, independently or combined. Mizuho is not a legal, regulatory, or tax expert and therefore relied on the assessments made by advisors to the companies with respect to such issues. Mizuho further assumed that the Share Exchange will qualify as a tax-free reorganization for Japanese income tax purposes. In addition, Mizuho is not an actuary, and Mizuho’s services did not include actuarial determinations or evaluations or any attempt to evaluate any actuarial assumptions. Mizuho assumed for purposes of its opinion that the reserves for each company’s respective insurance and investment contract liabilities are adequate.

Mizuho assumed, without independent verification, that the Share Exchange will be consummated in a timely manner and that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Share Exchange will be obtained without any adverse effect on the companies or the expected benefits of the Share Exchange. Mizuho also assumed that each company and its affiliates have not entered, and will not enter, into any contract, agreement or other instrument that may materially affect the Share Exchange ratio, and that the consummation of the Share Exchange will not breach, nor give rise to any right to terminate or declare a default or exercise any remedy under, any material agreement of either company or any of its affiliates. Mizuho assumed with the consent of Sompo Japan that, except as publicly disclosed in each company’s financial statements, there are no litigation, dispute, etc.-related contingent liabilities, or environmental, tax or intellectual property, etc.-related off-balance sheet liabilities, of either company or its affiliates.

As Mizuho did not review any draft of the Plan for Share Exchange, Mizuho assumed that the Share Exchange will be consummated in accordance with the terms and conditions of the Share Exchange Agreement without modification, as well as what Mizuho has deemed to be customary market practice for transactions generally comparable to the Share Exchange. Mizuho was not in a position to, and did not, express any opinion as to the fairness of the Share Exchange ratio in the context of the terms and conditions of the final negotiated form of the Plan for Share Exchange.

Mizuho was not requested to provide an opinion as to, and Mizuho’s opinion did not in any manner address, Sompo Japan’s underlying business decision to proceed with or effect the Share Exchange, nor was Mizuho asked to provide, and Mizuho did not provide, any opinion as to any transaction other than the Share Exchange or as to the relative merits of the Share Exchange in comparison to any other transaction. Mizuho was under no obligation to Sompo Japan or its board of directors to solicit indications of interest from any third party in connection with the Share Exchange, nor did Mizuho make any such solicitations.

Mizuho’s opinion was limited to the fairness, from a financial point of view, of the Share Exchange ratio to the holders of Sompo Japan common shares as of the date of the opinion, and Mizuho expressed no opinion as to the fairness of the Share Exchange to the holders of any other class of securities, creditors or other constituencies of Sompo Japan. Furthermore, Mizuho expressed no opinion with respect to the amount or nature of any compensation to any directors, executive officers or employees of either company, or any class of such persons, relative to the Share Exchange ratio in the Share Exchange or with respect to the fairness of any such compensation.

Financial Analyses Used by Mizuho

The following is a summary of the material financial analyses performed by Mizuho in connection with its opinion dated July 29, 2009 and presented by Mizuho in Japanese to the board of directors of Sompo Japan on July 29, 2009 in connection with the Share Exchange. However, it does not purport to be a complete description of the analyses performed by Mizuho or of its presentations to the board of directors of Sompo Japan. The following summary includes information presented in tabular format. In order to understand fully the financial analyses used by Mizuho, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to July 29, 2009, and is not necessarily indicative of current or future market conditions.

Analysis of Historical Share Prices

Mizuho reviewed the historical market prices of the common shares of each of Sompo Japan and Nipponkoa. The table below summarizes the following per share closing price trading data on Sompo Japan and Nipponkoa:

•

for July 24, 2009, one day prior to July 25, 2009, the date on which the Share Exchange ratio was reported in the press, as well as one-week average, one-month average and three-month average per share closing prices through July 24, 2009; and

•

for March 12, 2009, one day prior to March 13, 2009, the date on which letter of intent was executed and announced, as well as one-week average, one-month average and three-month average per share closing prices through March 12, 2009.

	Share Exchange ratio reported (7/25/2009)		Announcement of letter of intent (3/13/2009)
	Sompo Japan	Nipponkoa	Sompo Japan	Nipponkoa
Previous day	¥590	¥556	¥473	¥597
One-week average	¥596	¥554	¥452	¥646
One-month average	¥607	¥546	¥473	¥677
Three-months average	¥652	¥555	¥533	¥667

Using the closing price trading data with respect to July 25, 2009, Mizuho noted that the average exchange ratios suggested by these historical share prices were 0.942x, based on the previous day trading data; 0.929x, based on the one-week average trading data; 0.900x, based on the one-month average trading data; and 0.851x, based on the three-months average trading data. Mizuho used the closing price trading data with respect to March 13, 2009 primarily for reference purposes.

Comparable Companies Analysis

Mizuho reviewed certain publicly available financial, operating and stock market information for non-life insurers in Japan that Mizuho deemed generally comparable to Sompo Japan and Nipponkoa. These companies were:

•	Tokio Marine Holdings, Inc.

•	Mitsui Sumitomo Insurance Group Holdings, Inc.

•	Aioi Insurance Co., Ltd.

•	The Fuji Fire and Marine Insurance Co., Ltd.

•	Nissay Dowa General Insurance Co., Ltd.

Although none of the selected companies is directly comparable to Sompo Japan or Nipponkoa, these companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Sompo Japan and Nipponkoa.

For each of these companies, Mizuho calculated the following ratios:

•

ratio of equity market capitalization to net asset value (“NAV”) (comprised of consolidated total net assets, plus after-tax non-life insurance price fluctuation reserves and after-tax non-life insurance catastrophe loss reserves), using market prices as of July 28, 2009; and

•

ratio of equity market capitalization to adjusted NAV (comprised of consolidated total net assets plus the value of the in-force business that constitutes part of the life insurance subsidiary’s embedded value), using market prices as of July 28, 2009.

Using these multiples, Mizuho derived ranges of share values for the common shares of each of Sompo Japan and Nipponkoa. The results of this analysis are summarized in the table below:

	Multiple		Per share value		Per share value
	Minimum	Maximum	Sompo Japan		Nipponkoa
Equity market capitalization to NAV as of March 31, 2009	0.66x	0.86x	¥561	¥731	¥399	¥520
Equity market capitalization to adjusted NAV as of March 31, 2009	0.57x	0.77x	¥590	¥797	¥386	¥522

Note: The multiples were derived by using median, rather than average, values.

As shown in this table, the equity market capitalization to NAV multiples derived from the comparable companies as of March 31, 2009 had a range from 0.66x to 0.86x. By applying this range to Sompo Japan’s and Nipponkoa’s NAVs as of March 31, 2009, Mizuho derived per share value ranges of ¥561 to ¥731 for Sompo Japan and ¥399 to ¥520 for Nipponkoa. The equity market capitalization to adjusted NAV multiples derived from the comparable companies as of March 31, 2009 had a range from 0.57x to 0.77x. By applying this range to the adjusted NAV for Sompo Japan and Nipponkoa as of March 31, 2009, Mizuho derived per share value ranges of ¥590 to ¥797 for Sompo Japan and ¥386 to ¥522 for Nipponkoa. This analysis indicated the following implied share exchange ratios:

•	a range of 0.546x to 0.927x, based on the ratio of equity market capitalization to NAV as of March 31, 2009; and

•	a range of 0.485x to 0.885x, based on the ratio of equity market capitalization to adjusted NAV as of March 31, 2009.

Dividend Discount Model Analysis

Mizuho performed a dividend discount model (“DDM”) analysis to calculate the per share value for the common shares of Sompo Japan and Nipponkoa under the following two scenarios: Sompo Japan and Nipponkoa continue to operate as stand-alone entities; and Sompo Japan and Nipponkoa combine their operations and their projected integration synergies are realized. Under each scenario, the share value for each of Sompo Japan and Nipponkoa was calculated as the sum of (1) the discounted net present value of dividends to shareholders over the five year period through March 31, 2014 and (2) the discounted net present value of the terminal value. The share value was derived using the following two methods to calculate terminal value:

•

PBR Multiple Method—Non-life Insurance Equity Value, Divided by Non-life Insurance NAV: The terminal values were calculated by using price-to-book (“PBR”) multiples for the non-life insurance of comparable companies as of March 31, 2009. Specifically, the PBR multiple was calculated by dividing:

•	Non-life Insurance Equity Value (comprised of equity market capitalization minus the embedded value of the life insurance subsidiary) by

•

Non-life Insurance NAV (comprised of consolidated non-life insurance total net asset , plus after-tax non-life insurance price fluctuation reserves and after-tax non-life insurance catastrophe loss reserves).

For purposes of this analysis, Mizuho used non-life business insurance PBR multiples ranging from 049x to 0.69x. Mizuho (1) applied such multiples to the estimated Non-life Insurance NAV of each of Sompo Japan (excluding its wholly-owned subsidiary Himawari Life Insurance) and Nipponkoa (excluding its wholly-owned subsidiary Nipponkoa Life Insurance) as of March 31, 2014 and (2) added to each such number the embedded value of the relevant life insurance subsidiary as of March 31, 2009 based on publicly available data. The results of this analysis indicated the following share value ranges:

•	Sompo Japan share value ranges of ¥621 to ¥780 on a stand-alone basis and ¥625 to ¥786 on an integration synergies realized basis; and

•	Nipponkoa share value ranges of ¥353 to ¥471 on a stand-alone basis and ¥362 to ¥484 on an integration synergies realized basis.

•

PER Multiple Method—Equity Market Capitalization, Divided by Consolidated Net Income: The terminal values were calculated using estimated price-to-earnings (“PER”) multiples for comparable companies for the fiscal year ending March 31, 2012 (based on the Institutional Brokerage Estimate System) to Sompo Japan’s and Nipponkoa’s estimated net income for the fiscal year ending March 31, 2014. For purposes of this analysis, Mizuho used PER multiples ranging from 16.90x to 18.90x. The results of this analysis indicated the following share value ranges:

•	Sompo Japan share value ranges of ¥703 to ¥820 on a stand-alone basis and ¥816 to ¥957 on an integration synergies realized basis; and

•	Nipponkoa share value ranges of ¥589 to ¥685 on a stand-alone basis and ¥712 to ¥832 on an integration synergies realized basis.

For the purposes of this DDM analysis, Mizuho used discount rates of 7.8% to 9.8%. In addition, Mizuho used Sompo Japan’s and Nipponkoa’s estimates, including with respect to their integration synergies, for the fiscal years ending March 31, 2010 through March 31, 2014.

This analysis indicated the following implied share exchange ratios:

	Minimum	Maximum
DDM analysis (stand-alone basis)
PBR multiple method	0.453x	0.758x
PER multiple method	0.718x	0.974x
DDM analysis (with integration synergies)
PBR multiple method	0.461x	0.774x
PER multiple method	0.745x	1.020x

Premiums Paid Analysis

Based on publicly available data, Mizuho considered certain joint share exchange transactions in Japan since 2001 where the transaction value exceeded one billion U.S. dollars and reviewed the premiums paid in these transactions. In calculating the premiums, the date on which the share exchange ratio was announced by the relevant parties, was used as the reference date. The announced share exchange ratio was compared to the implied share exchange ratio as of one day prior to the reference date, as well as to the share exchange ratio implied by each of the one-week average, one-month average and three-month share price averages through the reference date. The following table presents the results of this analysis:

	Implied premiums
	Previous date	1 week	1 month	3 months
Date that share exchange ratio was announced
Mean	7.2%	8.1%	8.0%	9.4%
Median	3.5%	7.1%	10.2%	8.2%
Maximum	16.8%	17.3%	17.2%	26.1%
Minimum	-2.1%	-2.0%	-2.3%	-2.7%

Note:	The table excludes transactions that were not closed or transactions that did not disclose the share exchange ratios.

Using the share prices as of one day, one week and one month prior to July 25, 2009, the date on which the share exchange ratio was reported in the press, Mizuho calculated the following implied share exchange ratios:

	Minimum	Maximum

One day prior (premium range of 1.0% to 6.0%)	0.897x	0.941x
One week prior (premium range of 4.6% to 9.6%)	0.933x	0.978x
One month prior (premium range of 7.7% to 12.7%)	0.943x	0.987x

Contribution Analysis

Mizuho analyzed Sompo Japan’s and Nipponkoa’s potential contributions to the estimated non-life insurance ordinary income, non-life insurance net income, life-insurance embedded value and consolidated net income of the combined entity for the fiscal years ending March 31, 2010 through March 31, 2014. These estimates were derived primarily from Sompo Japan’s and Nipponkoa’s business plans through the fiscal year ending March 31, 2014 and management interviews. Mizuho also analyzed Sompo Japan’s and Nipponkoa’s potential contributions to the combined entity using their respective market capitalizations as of March 12, 2009 (one day before March 13, 2009, the date when the letter of intent was executed and announced) and as of July 24, 2009 (one day before July 25, 2009, the date when the Share Exchange ratio was reported in the press). The relevant results of the analysis were as follows:

	Relative Contribution
	Sompo Japan	Nipponkoa
Non-Life Insurance Ordinary Income (Estimated)
Year ending March 31, 2010	72.0%	28.0%
Year ending March 31, 2011	48.4%	51.6%
Year ending March 31, 2012	63.5%	36.5%
Year ending March 31, 2013	63.5%	36.5%
Year ending March 31, 2014	63.4%	36.6%

	Relative Contribution
	Sompo Japan	Nipponkoa
Non-Life Insurance Net Income (Estimated)
Year ending March 31, 2010	70.7%	29.3%
Year ending March 31, 2011	43.1%	56.9%
Year ending March 31, 2012	60.9%	39.1%
Year ending March 31, 2013	60.7%	39.3%
Year ending March 31, 2014	60.7%	39.3%
Life-Insurance Embedded Value (Estimated)
As of March 31, 2010	72.5%	27.5%
As of March 31, 2011	73.0%	27.0%
As of March 31, 2012	73.5%	26.5%
Consolidated Net Income (Estimated)
Year ending March 31, 2010	70.3%	29.7%
Year ending March 31, 2011	41.1%	58.9%
Year ending March 31, 2012	60.1%	39.9%
Year ending March 31, 2013	59.9%	40.1%
Year ending March 31, 2014	59.5%	40.5%
Equity Value at Market (Actual)
As of March 12, 2009	56.2%	43.8%
As of July 24, 2009	48.9%	51.1%

This analysis was used by Mizuho to compare the relative weight of Sompo Japan and Nipponkoa shareholders’ voting rights in the combined entity.

Pro Forma Earnings per Share (EPS) Accretion/Dilution Analysis

Mizuho analyzed the financial impact of the Share Exchange on the normalized earnings per share, or EPS, for the common shares of Sompo Japan and Nipponkoa, assuming realization of after-tax synergies. In this analysis, the estimated EPS of each of Sompo Japan and Nipponkoa on a stand-alone basis for the fiscal years ending March 31, 2011 through March 31, 2014 was compared to the estimated EPS of the combined entity for the fiscal years ending March 31, 2011 through March 31, 2014. These estimates were derived primarily from Sompo Japan’s and Nipponkoa’s business plans through the fiscal year ending March 31, 2014 and management interviews.

This analysis indicated that, with after-tax normalized synergies, the Share Exchange would be:

•	approximately 5.1% accretive to Sompo Japan’s normalized EPS for the fiscal year ending March 31, 2011;

•	approximately 8.6% dilutive to Sompo Japan’s normalized EPS for the fiscal year ending March 31, 2012;

•	approximately 9.8% accretive to Sompo Japan’s normalized EPS for the fiscal year ending March 31, 2013;

•	approximately 9.7% accretive to Sompo Japan’s normalized EPS for the fiscal year ending March 31, 2014;

•	approximately 41.8% dilutive to Nipponkoa’s normalized EPS for the fiscal year ending March 31, 2011;

•	approximately 8.9% accretive to Nipponkoa’s normalized EPS for the fiscal year ending March 31, 2012;

•	approximately 29.8% accretive to Nipponkoa’s normalized EPS for the fiscal year ending March 31, 2013; and

•	approximately 29.5% accretive to Nipponkoa’s normalized EPS for the fiscal year ending March 31, 2014.

General

The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. No company, business or transaction used in these analyses as a comparison is identical to Sompo Japan, Nipponkoa, or the Share Exchange, nor is an evaluation of the results of these analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the transactions, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in these analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual results or values or predictive of future results or values, which may be significantly more or less favorable than those suggested by those analyses. In addition, analyses relating to the value of businesses or securities are not appraisals and may not reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

In arriving at its opinion, Mizuho made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Mizuho believes that its analysis must be considered as a whole and that selecting portions of its analysis and factors, without considering all analysis and factors, could create an incomplete view of the processes underlying such analysis and its opinion. In its analysis, Mizuho made numerous assumptions with respect to Sompo Japan, Nipponkoa, industry performance and regulatory environment, general business, economic, market and financial conditions, as well as other matters, many of which are beyond the control of Sompo Japan and involve the application of complex methodologies and educated judgment.

Mizuho was not involved with any negotiations between the companies in connection with the Share Exchange Agreement or with respect to any other matter related to the Share Exchange, and Mizuho’s involvement in the Share Exchange was limited. Mizuho’s opinion was necessarily based on financial, economic, market and other conditions as they existed and could be evaluated on, and the information available to Mizuho as of, the date of its opinion. Although its opinion may be affected by changes in future conditions, Mizuho did not assume any responsibility to modify, update, supplement or reaffirm its opinion.

Mizuho’s opinion did not express an opinion regarding the prices at which the common stock of either company will or should be traded prior to the consummation of the Share Exchange or of the value or trading prices of the shares of common stock of Holdings to be issued to Sompo Japan shareholders. Mizuho was not asked to provide, and did not provide, any opinion as to any of the premises or assumptions upon which the determination of the Share Exchange ratio was based or the structure of the Share Exchange. Mizuho’s opinion was not intended to be and did not constitute a recommendation to the members of Sompo Japan’s board of directors as to whether they should approve the Share Exchange ratio or the Share Exchange, nor did it constitute a recommendation as to how any Sompo Japan shareholder should vote or act with respect to any matter relating to the Share Exchange. Mizuho’s opinion was approved and authorized for issuance by the Fairness Opinion Committee of Mizuho.

Mizuho is an internationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions in Japan. The board of directors of Sompo Japan selected Mizuho as its financial advisor because Mizuho has substantial experience in transactions similar to the Share Exchange. For services rendered in connection with the Share Exchange and the delivery of its opinion, Sompo Japan paid Mizuho ¥20 million upon execution of its engagement letter in April, 2009, and ¥30 million upon delivery of its opinion. In addition, Sompo Japan has agreed to pay Mizuho ¥20 million upon consummation of the Share Exchange, which when combined with the amounts previously paid would provide Mizuho with a total fee of ¥70 million. Sompo Japan agreed to indemnify Mizuho for certain liabilities arising out of Mizuho engagement, including in connection with Mizuho’s provision of its opinion. During the two years preceding the date of its opinion, Mizuho and its group companies had financial advisory, investment banking and commercial relationships with the companies, for which Mizuho and its group companies received compensation, including serving as a financial advisor to Sompo Japan in connection with its ¥128 billion offering of Sompo Japan Insurance Inc. First Series of Unsecured Corporate Bonds with Deferrable Interest and Early Amortization Features (subordinated and limited to qualified institutional investors) (the “Hybrid Securities”) in May 2009, for which Mizuho received a fee for its services, and Mizuho anticipates that it and its group companies will continue to provide such financial advisory, investment banking and commercial services to the companies and that such services will result in the payment of compensation to Mizuho and its group companies. In addition, in the ordinary course of business, Mizuho and its group companies may hold or sell certain equity, debt and other securities and various types of financial instruments, including derivatives, of either company or their affiliates, including the Hybrid Securities, for its own accounts or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Mizuho and its group companies may also from time to time act as a counterparty to either company or its affiliates and receive compensation for such activities.

Goldman Sachs Japan Co., Ltd.

Goldman Sachs Japan Co., Ltd. (“Goldman Sachs”) rendered its opinion to Sompo Japan’s board of directors, that, as of July 29, 2009 and based upon and subject to the factors and assumptions set forth therein, the Sompo Japan transfer ratio of one share of common stock of Holdings to be issued in exchange for one share of common stock of Sompo Japan pursuant to the Share Exchange Agreement was fair from a financial point of view to the holders of Sompo Japan’s common stock. Goldman Sachs subsequently confirmed its oral opinion in Japanese by delivery of a written opinion dated as of July 29, 2009.

The full text of an English translation of the written opinion of Goldman Sachs, dated July 29, 2009, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B-3. Goldman Sachs provided its opinion for the information and assistance of the board of directors of Sompo Japan in connection with its consideration of the Share Exchange. Goldman Sachs’ opinion is not a recommendation as to how any holder of Sompo Japan’s common stock should vote with respect to such Share Exchange, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Share Exchange Agreement;

•	Annual Securities Reports (Yuka Shoken Houkoku-Sho) of Sompo Japan and Nipponkoa for the five fiscal years ended March 31, 2009;

•	certain other communications from Sompo Japan and Nipponkoa to their respective shareholders; and

•

certain internal financial analyses and forecasts for Sompo Japan prepared by its management and certain internal analyses and forecasts for Nipponkoa prepared by its management and reviewed by the management of Sompo Japan, in each case as approved for Goldman Sachs’ use by Sompo Japan (the “Forecasts”), including certain cost savings projected by the managements of Sompo Japan and Nipponkoa to result from the Share Exchange, as prepared by the managements of Sompo Japan and Nipponkoa and approved for Goldman Sachs’ use by Sompo Japan (the “Synergies”). In performing its financial analyses for Sompo Japan in connection with the Share Exchange, Goldman Sachs only took into account the anticipated amounts of synergy benefit from the year ending March 31, 2011 to the year ending March 31, 2014 as such amounts were understood as of the date of its fairness opinion, which was July 29, 2009.

Goldman Sachs also held discussions with members of the senior managements of Sompo Japan and Nipponkoa regarding their assessment of the past and current business operations, financial condition and future prospects of Nipponkoa and with the members of senior management of Sompo Japan and Nipponkoa regarding their assessment of the past and current business operations, financial condition and future prospects of Sompo Japan and the strategic rationale for, and the potential benefits of, the Share Exchange. In addition, Goldman Sachs reviewed the reported price and trading activity for shares of Sompo Japan common stock and shares of Nipponkoa common stock, compared certain financial and stock market information for Sompo Japan and Nipponkoa with similar information for certain other companies the securities of which are publicly traded, considered the relative exposure of Sompo Japan and Nipponkoa to losses from financial guarantee insurance on CDO securities, and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

For purposes of rendering the opinion described above, Goldman Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, tax, accounting and other information provided to, discussed with or reviewed by it and Goldman Sachs does not assume any liability for any such information. In that regard, Goldman Sachs assumed with Sompo Japan’s consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best then-currently available estimates and judgments of the management of Sompo Japan. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Sompo Japan or Nipponkoa or any of their respective subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Share Exchange will be obtained without any adverse effect on Holdings, Sompo Japan or Nipponkoa or on the expected benefits of the Share Exchange in any way meaningful to its analysis. Goldman Sachs also assumed that the Share Exchange will be consummated on the terms set forth in the Share Exchange Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis. Goldman Sachs is not an actuary and its services did not include any actuarial determination or evaluation by Goldman Sachs or any attempt to evaluate actuarial assumptions. In that regard, Goldman Sachs has made no analysis of, and expressed no opinion as to, the adequacy of the reserves of Sompo Japan, or Nipponkoa. In addition, Goldman Sachs did not express any opinion as to the impact of the Share Exchange on the solvency or viability of Sompo Japan, Nipponkoa or Holdings or the ability of Sompo Japan, Nipponkoa or Holdings to pay their obligations when they come due, and Goldman Sachs’ opinion does not address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion does not address the underlying business decision of Sompo Japan to engage in the Share Exchange, or the relative merits of the Share Exchange as compared to any strategic alternatives that may be available to Sompo Japan. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders of shares of Sompo Japan common stock, as of the date of the opinion, of the Sompo Japan transfer ratio of one share of common stock of Holdings to be issued in exchange for one share of common stock of Sompo Japan pursuant to the Share Exchange Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Share Exchange Agreement or Share Exchange, including, without limitation, the fairness of the Share Exchange to, or any consideration received in connection therewith by, Nipponkoa or the holders of shares of Nipponkoa common stock or any other class of securities, creditors, or other constituencies of Sompo Japan or Nipponkoa; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Sompo Japan or Nipponkoa, or class of such persons in connection with the Share Exchange, whether relative to the Sompo Japan transfer ratio of one share of common stock of Holdings to be issued in exchange for one share of common stock of Sompo Japan pursuant to the Share Exchange Agreement or otherwise. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of Sompo Japan common stock, shares of Holdings common stock or shares of Nipponkoa common stock will trade at any time. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs & Co.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the board of directors of Sompo Japan in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 24, 2009 and is not necessarily indicative of current market conditions.

Historical Stock Price Analysis. Goldman Sachs reviewed the historical trading prices for the Sompo Japan common stock and the Nipponkoa common stock for July 24, 2009 and for the one-month, three-month and six-month periods ended July 24, 2009. The following table presents the results of this analysis:

	Market Price (Closing Price)				Implied Nipponkoa Share Exchange Ratio(1)
Period	Sompo Japan		Nipponkoa
	Low	High	Low	High
Base date (7/24/2009)	¥590	¥590	¥556	¥556	0.94
Last 1 month (6/25-7/24/2009)	¥567	¥657	¥520	¥571	0.86 ~ 0.94
Last 3 months (4/27-7/24/2009)	¥564	¥728	¥520	¥592	0.77 ~ 0.94
Last 6 months (1/26-7/24/2009)	¥434	¥728	¥520	¥772	0.77 ~ 1.57
					Range of 0.77 ~ 1.57
One day before the leak of the memorandum of understanding (3/11/2009)	¥461		¥664		1.44

(1)	Assumes that one share of common stock of Holdings will be issued in exchange for one share of Sompo Japan common stock.

Comparable Companies Analysis. Goldman Sachs reviewed and compared certain financial information for Sompo Japan and Nipponkoa to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the Japanese property and casualty insurance industry:

•	Aioi Insurance Company Limited

•	Mitsui Sumitomo Insurance Group Holdings, Inc.

•	Nissay Dowa General Insurance Company Limited

•	Tokio Marine Holdings, Inc.

Although none of the selected companies is directly comparable to either Sompo Japan or Nipponkoa, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Sompo Japan and Nipponkoa.

Goldman Sachs calculated and compared the ratio of price to estimated earnings per share for fiscal year ending March 2011. The multiples and ratios of Sompo Japan were calculated using the Sompo Japan closing price on July 24, 2009 and the multiples and ratios of Nipponkoa were calculated using the Nipponkoa closing price on July 24, 2009. The multiples of Sompo Japan and Nipponkoa were based on information provided by their respective managements and approved for Goldman Sachs’ use by Sompo Japan. The multiples for each of the selected companies were based on IBES and Toyokeizai estimates.

Goldman Sachs also calculated and compared the ratio of price to per share book value for fiscal year ended March 2009. The multiples for each of the selected companies were calculated using the closing price per share of common stock as of July 24, 2009 divided by the per share book value as of the end of March 2009.

The results of these analyses are summarized as follows:

Multiple Method		Multiple		Analysis of Equity Valuation per Share of Common Stock				Implied Nipponkoa Share Exchange Ratio(1)
				Sompo Japan		Nipponkoa
		Low	High	Low	High	Low	High
P/E Multiple	3/2011E	19.5x	29.4x	¥374	¥566	¥677	¥1,024	1.20 ~ 2.74
P/B Multiple(2)	3/2009A	0.9x	1.3x	¥543	¥779	¥412	¥592	0.53 ~ 1.09
								Range of 0.53 ~ 2.74

(1)	Assumes that one share of common stock of Holdings will be issued in exchange for one share of Sompo Japan common stock.
(2)	Sompo Japan’s total financial guarantee exposure on a per share basis was ¥484 and corresponding loss reserve per share is ¥111. Nipponkoa’s financial guarantee exposure is not material.

Based on IBES and Toyokeizai estimates.

Using financial projections of Sompo Japan and Nipponkoa prepared by respective management and approved for use by Sompo Japan.

Dividend Discount Model Analysis

Goldman Sachs performed an illustrative dividend discount model analysis of Sompo Japan and Nipponkoa to analyze the values of the Sompo Japan and Nipponkoa property and casualty insurance businesses. For this analysis, Goldman Sachs used management projections of Sompo Japan and Nipponkoa prepared by their respective managements and approved for Goldman Sachs’ use by Sompo Japan. Using these projections and assuming the implied excess capital would be paid out as dividends, Goldman Sachs performed an analysis of the future dividend streams for Sompo Japan and Nipponkoa for the fiscal year ending March 2010 through the fiscal year ending March 2014 by calculating illustrative present value indications of such future dividend streams using a discount rate of 6.8% for both Sompo Japan and Nipponkoa, which is the mid-point of the range of discount rates Goldman Sachs calculated using a cost of equity analysis. Goldman Sachs then calculated illustrative terminal values of both Sompo Japan and Nipponkoa at the end of March 2014, by applying a P/E multiple of 14.3x, which is the mid-point of the range of P/E multiples calculated by Goldman Sachs, and a P/B multiple of 1.1x, which is the mid-point of the range of P/B multiples calculated by Goldman Sachs. These illustrative terminal values were then discounted to calculate indications of present value of shares of common stock of Sompo Japan and Nipponkoa using a discount rate of 6.8%. Goldman Sachs added the illustrative present value indications of the future dividend streams and the illustrative present value of shares of common stock of Sompo Japan and Nipponkoa to determine the implied value of the property and casualty insurance business.

Goldman Sachs then analyzed the implied values of the Sompo Japan and Nipponkoa life insurance businesses by applying the price to embedded value (“EV”) multiple of the Japanese life insurance industry, as observed in the Japanese market as of July 24, 2009, to the EV of the life insurance businesses of Sompo Japan and Nipponkoa at the end of March 2009, based on publicly available information, certain components of which were adjusted using publicly available benchmarks. The implied value of the consolidated business under this analysis would then be the implied value of the property and casualty insurance business plus the implied value of the respective life insurance business.

The following table presents the results of this analysis:

Analysis of Equity Valuation per Share of Common Stock				Implied Nipponkoa Share Exchange Ratio(1)
Sompo Japan		Nipponkoa
Low	High	Low	High
¥614	¥896	¥461	¥761	Range of 0.51 ~ 1.24

(1)	Assumes that one share of common stock of Holdings will be issued in exchange for one share of Sompo Japan common stock.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company used in the above analyses as a comparison is directly comparable to Sompo Japan or Nipponkoa.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to Sompo Japan’s board of directors as to the fairness from a financial point of view of the Sompo Japan transfer ratio of one share of common stock of Holdings to be issued in exchange for one share of common stock of Sompo Japan pursuant to the Share Exchange Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Sompo Japan, Holdings, Nipponkoa, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Share Exchange ratios were determined through arms’-length negotiations between Sompo Japan and Nipponkoa and were approved by Sompo Japan’s board of directors. Goldman Sachs provided advice to Sompo Japan during these negotiations. Goldman Sachs did not, however, recommend any specific Share Exchange ratios to Sompo Japan or its board of directors or that any specific Share Exchange ratios constituted the only appropriate Share Exchange ratios for the Share Exchange.

As described below, Goldman Sachs’ opinion to the Sompo Japan board of directors was one of many factors taken into consideration by Sompo Japan’s board of directors in making its determination to approve the Share Exchange. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B-3.

Goldman Sachs and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman Sachs and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, Sompo Japan, Nipponkoa and any of their respective affiliates or any currency or commodity that may be involved in the Share Exchange for their own account and for the accounts of their customers. Goldman Sachs acted as financial advisor to Sompo Japan in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the Share Exchange Agreement. In addition, Goldman Sachs has provided and is currently providing certain investment banking and other financial services to Sompo Japan and its affiliates. Goldman Sachs also may provide investment banking and other financial services to Sompo Japan, Nipponkoa and their respective affiliates in the future. In connection with the above-described services Goldman Sachs has received, and may receive in the future, compensation.

The board of directors of Sompo Japan selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Share Exchange. Pursuant to a letter agreement dated April 1, 2009, Sompo Japan engaged Goldman Sachs to act as its financial advisor in connection with the contemplated Share Exchange. Pursuant to the terms of this engagement letter, Sompo Japan has agreed to pay Goldman Sachs a transaction fee of ¥30 million, a portion of which is payable upon consummation of the transaction. In addition, Sompo Japan has agreed to pay an additional incentive fee of up to ¥100 million, to be paid at the sole discretion of the Company upon consummation of the transaction. In addition, Sompo Japan has agreed to reimburse Goldman Sachs for certain of its expenses arising and to indemnify Goldman Sachs and related persons against certain liabilities that may arise out of Goldman Sachs’ engagement.

Considerations of Nipponkoa

In its deliberations on the proposed Share Exchange, the board of directors of Nipponkoa assigned particular importance to securing a business integration that would allow long-term growth greater than it believes that Nipponkoa would likely achieve on a stand-alone basis. In this process, the board of directors of Nipponkoa consulted with Nipponkoa’s financial and legal advisors. The board also and considered a number of factors with respect to the Share Exchange, including the following material advantages and disadvantages of the Share Exchange:

The description of anticipated amounts of synergy benefit (or any related restructuring cost), immediately below, have been produced as of October 30, 2009 solely by Sompo Japan and Nipponkoa and may differ from the numbers, projections, assumptions or other conditions related to synergy benefit (or any related restructuring cost) of the business integration used or otherwise understood by any or all financial advisor(s) as of the date of their respective fairness opinion, which was July 29, 2009.

Advantages:

•	By integrating with Sompo Japan, Nipponkoa would strengthen its capability to create new products and services.

•

By integrating its business infrastructure with Sompo Japan’s and jointly placing orders for goods and services required in the course of business operations, Nipponkoa and Sompo Japan would jointly economize their operations, resulting in significant synergy benefits (subject to a set of conditions and assumptions) of, among others, approximately ¥30 billion for the year ending March 31, 2013 and approximately ¥50 billion for the year ending March 31, 2015.

•	Nipponkoa’s agency channels are complementary to those of Sompo Japan, and there would not be a significant amount of overlap in terms of the customers they serve.

•	Integrating under a holding company would permit Nipponkoa to retain its brand name and thus avoid disruption of relationships with its existing customers and agents.

Disadvantages:

•

Creation of a holding company would require Nipponkoa to allocate financial and human resources that would otherwise be available for business operations, and may temporarily distract management’s attention from other strategic opportunities.

•	The fixed share exchange ratio would not be adjusted for subsequent changes in the market prices of the shares of Nipponkoa and Sompo Japan.

•	The process of bringing closer the two companies’ respective organizations, procedures and operations may prove difficult and time-consuming.

•	Establishment of a unified business culture between the two companies might take time.

•

The actual losses and claims associated with Sompo Japan’s outstanding financial guarantees may exceed its reserve due to the inherent uncertainty underlying loss reserve estimates, and therefore may adversely affect the financial condition and results of operations of the holding company.

This summary of the advantages and disadvantages of the Share Exchange considered by Nipponkoa’s board of directors in making its decision is not exhaustive, but includes all the material factors considered by Nipponkoa’s board of directors. In view of the variety of material factors considered in connection with its evaluation of the Share Exchange, Nipponkoa’s board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight to any of these factors, and individual directors of Nipponkoa may have given different weights to different factors.

Determination of Nipponkoa’s Board of Directors

The board of directors of Nipponkoa considered the factors which are discussed above and the analyses performed by Merrill Lynch Japan Securities Co., Ltd. (“BofA Merrill Lynch”) and Mitsubishi UFJ Securities Co., Ltd. (“MUS”), its financial advisors, which are discussed below. These considerations included consideration of the current market prices of Nipponkoa shares and Sompo Japan shares. Taking all of these considerations into account, the board of directors of Nipponkoa concluded that the transaction would bring about an increase in shareholder value to its shareholders following the consummation of the Share Exchange. The board of directors of Nipponkoa concluded that there are no alternative means by which as great a future increase in shareholder value as is expected in connection with the Share Exchange. Accordingly, Nipponkoa’s board of directors determined that the Share Exchange is advisable and in the best interests of Nipponkoa and its shareholders, and approved the Business Integration Agreement.

Opinions of Nipponkoa’s Financial Advisors

On July 29, 2009, the board of directors of Nipponkoa received written opinions from Merrill Lynch Japan Securities Co., Ltd. and Mitsubishi UFJ Securities Co., Ltd., its financial advisors.

Merrill Lynch Japan Securities Co., Ltd.

Merrill Lynch Japan Securities Co., Ltd. (“BofA Merrill Lynch”) has acted as financial advisor to Nipponkoa in connection with the Share Exchange and has assisted the board of directors of Nipponkoa in its examination of the fairness, from a financial point of view, of the Share Exchange ratio to the holders of shares of Nipponkoa common stock.

On July 29, 2009, BofA Merrill Lynch delivered its written opinion in Japanese to the board of directors of Nipponkoa that, based upon and subject to the factors and assumptions, matters considered and limits of review set forth in its written opinion, as of such date, the Share Exchange ratio was fair, from a financial point of view, to the holders of shares of Nipponkoa common stock, other than Sompo Japan and its affiliates.

The full text of an English translation of BofA Merrill Lynch’s opinion, dated July 29, 2009, which contains many of the assumptions BofA Merrill Lynch made, the matters it considered and the limitations on the review it undertook in connection with the delivery of its opinion, is included in Annex C-1 to this document and is incorporated by reference into this document. BofA Merrill Lynch’s opinion is directed to the board of directors of Nipponkoa and addresses only the fairness of the Share Exchange ratio from a financial point of view to the holders of shares of Nipponkoa common stock, other than Sompo Japan and its affiliates. It does not address any other aspect of the Share Exchange and does not constitute a recommendation to any Nipponkoa shareholder as to how that shareholder should vote on (or whether any opposing shareholder should exercise its statutory opposition rights of appraisal in respect of) the proposed Share Exchange or any other matter related thereto. It also does not express any opinion as to the prices at which the common stock of Nipponkoa, the common stock of Sompo Japan or the common stock of Holdings will trade following the announcement of the Share Exchange ratio or the consummation of the Share Exchange. In addition, Nipponkoa’s board of directors did not ask BofA Merrill Lynch to address, and the opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Nipponkoa, other than the holders of shares of Nipponkoa’s common stock. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of such opinion. The holders of shares of Nipponkoa common stock are urged to read the BofA Merrill Lynch opinion carefully and in its entirety.

In connection with its opinion, BofA Merrill Lynch, among other things:

•	Reviewed certain publicly available business and financial information relating to Nipponkoa and Sompo Japan that BofA Merrill Lynch deemed to be relevant;

•

Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, and prospects of Nipponkoa and Sompo Japan furnished to BofA Merrill Lynch by Nipponkoa and Sompo Japan, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Share Exchange (the “Expected Synergies”) furnished to BofA Merrill Lynch by Nipponkoa and Sompo Japan, respectively;

•

Conducted discussions with members of senior management of Nipponkoa and Sompo Japan concerning the matters described above, as well as their respective businesses and prospects before and after giving effect to the Share Exchange and the Expected Synergies;

•

Reviewed the market prices and valuation multiples for the common stock of Nipponkoa and the common stock of Sompo Japan and compared them with those of certain publicly traded companies that BofA Merrill Lynch deemed to be relevant;

•	Reviewed the results of operations of Nipponkoa and Sompo Japan;

•	Participated in certain discussions and negotiations among representatives of Nipponkoa and Sompo Japan and their financial and legal advisors;

•	Reviewed a draft dated July 26, 2009 of the Share Exchange Agreement and the basic agreement entered into between Nipponkoa and Sompo Japan on March 13, 2009; and

•

Reviewed such other financial studies, analyses and took into account such other matters as BofA Merrill Lynch deemed necessary, including BofA Merrill Lynch’s assessment of general economic, market and monetary conditions.

In preparing its opinion, BofA Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and BofA Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of Nipponkoa or Sompo Japan, nor has BofA Merrill Lynch evaluated the solvency or fair value of Nipponkoa or Sompo Japan under any laws in any jurisdictions relating to bankruptcy, insolvency or similar matters. In addition, BofA Merrill Lynch did not conduct, or assume any obligation to conduct, any physical inspection of the properties or facilities of Nipponkoa or Sompo Japan.

BofA Merrill Lynch explained in its presentation material provided to the board of directors of Nipponkoa its assumptions concerning the Share Exchange, including those assumptions relating to earnings estimates prepared by Nipponkoa and Sompo Japan management, as well as Expected Synergies estimated by the management of Nipponkoa and Sompo Japan. With respect to (1) the financial and operating information of Nipponkoa, Sompo Japan or the combined entity, including, without limitation, financial forecasts, valuation of contingencies, projections regarding risk-weighted assets and capital as defined under relevant Japanese regulations, under-performing or non-performing assets, net charge-offs, adequacy of reserves, future economic conditions, furnished to or discussed with BofA Merrill Lynch by Nipponkoa or Sompo Japan and (2) the amount and timing of the Expected Synergies furnished to or discussed with BofA Merrill Lynch by Nipponkoa and Sompo Japan, BofA Merrill Lynch assumed that they were reasonably prepared and reflected the best then available estimates and judgment of Nipponkoa’s or Sompo Japan’s management as to the expected future financial performance of Nipponkoa or Sompo Japan, as the case may be, and the Expected Synergies. At Nipponkoa’s direction, BofA Merrill Lynch did not consider for purposes of the analysis any alternative projection of losses from financial guarantee insurance by Sompo Japan that were provided to BofA Merrill Lynch by Nipponkoa or Sompo Japan.

BofA Merrill Lynch further assumed, with the permission of Nipponkoa, that the Share Exchange will be accounted for pursuant to the purchase method under generally accepted accounting principles in Japan, and that it will not be a taxable transaction for either Nipponkoa or Sompo Japan or their respective shareholders under applicable tax laws. BofA Merrill Lynch also assumed that the final version of the Share Exchange Agreement was substantially similar to the final draft reviewed by it.

BofA Merrill Lynch’s opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to BofA Merrill Lynch, as of the date of the opinion, and BofA Merrill Lynch was under no obligation to update its opinion. BofA Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Share Exchange, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the Share Exchange.

In connection with the preparation of its opinion, BofA Merrill Lynch was not authorized by Nipponkoa or its board of directors to solicit, nor did it solicit, third party indications of interest for the acquisition of all or any part of Nipponkoa.

The summary set forth above and under “—Financial Analyses Used By BofA Merrill Lynch” does not purport to be a complete description of the analyses or data provided by BofA Merrill Lynch to the board of directors of Nipponkoa. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion.

BofA Merrill Lynch is an internationally recognized investment banking firm and, as a part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions. The board of directors of Nipponkoa selected BofA Merrill Lynch as its financial advisor because of BofA Merrill Lynch’s experience, expertise and familiarity with Nipponkoa and its business.

BofA Merrill Lynch is acting as financial advisor to Nipponkoa in connection with the Share Exchange and will receive a fee from Nipponkoa for its services, a significant portion of which is contingent upon the consummation of the Share Exchange. In addition, Nipponkoa has agreed to indemnify BofA Merrill Lynch for certain liabilities arising out of its engagement. BofA Merrill Lynch has, in the past, provided financial advisory and financial services, including by acting as counterparty on various derivative transactions, to Nipponkoa and

Sompo Japan and their respective affiliates, and BofA Merrill Lynch has received, and may receive, fees for the rendering of such services. Further, in the ordinary course of its business, BofA Merrill Lynch or its affiliates may actively trade common stock and other securities of Nipponkoa, as well as securities of Sompo Japan, for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Financial Analyses Used by BofA Merrill Lynch

The following is a summary of the material financial analyses provided by BofA Merrill Lynch in Japanese to the board of directors of Nipponkoa on July 29, 2009 in connection with the Share Exchange. These analyses also provided in substantial part the basis for its opinion delivered on that date. However, it does not purport to be a complete description of the analyses performed by BofA Merrill Lynch or of its presentation material provided to the board of directors of Nipponkoa. The following summary includes information presented in tabular format. In order to understand fully the financial analyses used by BofA Merrill Lynch, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to July 29, 2009 and is not necessarily indicative of current or future market conditions. BofA Merrill Lynch’s fairness opinion and financial analyses were based upon financial information prepared in accordance with Japanese GAAP that was supplied or otherwise made available to BofA Merrill Lynch, discussed with or reviewed by or for BofA Merrill Lynch, or publicly available. BofA Merrill Lynch did not review any financial information prepared by Nipponkoa or Sompo Japan in accordance with IFRS or U.S. GAAP and did not take account of any differences between Japanese GAAP and IFRS or U.S. GAAP, as the case may be.

The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. No company, business or transaction used in those analyses as a comparison is identical to Nipponkoa, Sompo Japan or the Share Exchange, nor is an evaluation of the results of those analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the transactions, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in those analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual results or values or predictive of future results or values, which may be significantly more or less favorable than those suggested by those analyses. In addition, analyses relating to the value of businesses or securities are not appraisals and may not reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

In arriving at its opinion, BofA Merrill Lynch made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, BofA Merrill Lynch believes that its analysis must be considered as a whole and that selecting portions of its analysis and factors, without considering all analysis and factors, could create an incomplete view of the processes underlying such analysis and its opinion. In its analysis, BofA Merrill Lynch made numerous assumptions with respect to Nipponkoa, Sompo Japan, industry performance and regulatory environment, general business, economic, market and financial conditions, as well as other matters, many of which are beyond the control of Nipponkoa and involve the application of complex methodologies and educated judgment.

The following is a summary of each of the material financial analyses performed by BofA Merrill Lynch in connection with its opinion dated July 29, 2009.

The number of shares used is based on the number of shares outstanding as of March 31, 2009 for each company, adjusted for treasury stock and potential dilution from the exercise of stock acquisition rights, which is calculated based on the treasury stock method.

Nipponkoa Common Stock

Market Price Analysis of Nipponkoa Common Stock

BofA Merrill Lynch reviewed the recent trading performance of Nipponkoa common stock. The per share closing price trading data (1) on July 24, 2009, which is three business days prior to the date on which the Share Exchange Agreement was executed and announced, (2) on March 11, 2009, which is one day prior to the date on which a newspaper article concerning the transaction was published, and (3) for the one-month average, three-month average and six-month average for each of July 24, 2009 and March 11, 2009, is summarized in the table below.

	Relevant Period	Average Price
Jul. 24, 2009	Jul. 24, 2009	¥556
1 month average for Jul. 24, 2009	Jun. 25-Jul. 24, 2009	546
3 month average for Jul. 24, 2009	Apr. 27-Jul. 24, 2009	556
6 month average for Jul. 24, 2009	Jan. 26-Jul. 24, 2009	596

Day prior to the newspaper article	Mar. 11, 2009	664
1 month average for Mar. 11, 2009	Feb. 12-Mar. 11, 2009	681
3 month average for Mar. 11, 2009	Dec. 12, 2008-Mar. 11, 2009	668
6 month average for Mar. 11, 2009	Sep. 12, 2008-Mar. 11, 2009	635

Comparable Companies Analysis

BofA Merrill Lynch reviewed certain publicly available financial, operating and stock market information for the six largest publicly traded Japanese non-life insurance companies including Nipponkoa and Sompo Japan by market capitalization. The six companies excluding Nipponkoa and Sompo Japan were: Tokio Marine Holdings, Inc., Mitsui Sumitomo Insurance Group Holdings, Inc., Aioi Insurance Co., Ltd. and Nissay Dowa General Insurance Co., Ltd. In addition, BofA Merrill Lynch reviewed certain publicly available financial, operating and stock market information for Sony Financial Holdings, Inc. and T&D Holdings, Inc., two publicly traded Japanese life insurance companies.

For each of the non-life insurance companies, based on the closing stock price and the market capitalization on July 24, 2009, BofA Merrill Lynch calculated a non-life consolidated price-to-book value ratio (“PBR”) multiple and a non-life consolidated adjusted PBR multiple, reflecting an adjustment to the book value of net assets made by adding catastrophic loss, contingency and price fluctuation reserves (after-tax). BofA Merrill Lynch then derived a range of implied valuations for Nipponkoa common stock. The results of this analysis are set forth below:

	Multiple
	Minimum	Maximum	Per Share Value
Non-life consolidated PBR method	0.9x	1.1x	¥523	¥616
Non-life consolidated adjusted PBR method	0.6x	0.8x	503	635

BofA Merrill Lynch based its comparable companies analysis on non-life consolidated net assets and non-life consolidated adjusted net assets as adjusted pursuant to Nipponkoa management’s guidance. By multiplying Nipponkoa’s non-life consolidated net assets as of March 31, 2009, by a range of multiples from 0.9x to 1.1x derived from the comparable companies’ non-life consolidated PBR multiples, adding the shareholders’ value of its life insurance subsidiary calculated by applying the 1.0x Embedded Value (“EV”) multiple derived from the comparable companies’ life consolidated EV multiples to its life insurance subsidiary’s EV as of March 31, 2009 and dividing the sum by the number of shares, BofA Merrill Lynch derived a range of implied valuations per share of Nipponkoa common stock of ¥523 to ¥616. By multiplying Nipponkoa’s non-life consolidated adjusted net assets as of March 31, 2009 by a range of multiples from 0.6x to 0.8x derived from the comparable companies’ non-life consolidated adjusted PBR multiples, adding the shareholders’ value of the life insurance subsidiary calculated by applying the 1.0x EV multiple derived from the comparable companies’ life consolidated EV multiples to its life insurance subsidiary’s EV as of March 31, 2009 and dividing the sum by the number of shares, BofA Merrill Lynch derived a range of implied valuations per share of Nipponkoa common stock of ¥503 to ¥635.

Discounted Cash Flow Analysis

BofA Merrill Lynch performed a discounted cash flow analysis using (1) the dividend discount model (“DDM”) method and (2) the free cash flow to equity (“FCFE”) method, based on the business plans of Nipponkoa excluding its life insurance business for the fiscal year ending March 2010 through the fiscal year ending March 2014, to estimate a range of present values per share of Nipponkoa common stock assuming Nipponkoa continues to operate as a stand-alone entity.

BofA Merrill Lynch performed a DDM analysis to estimate a range of present values per share of Nipponkoa common stock. The valuation range was determined by adding (1) the present value of Nipponkoa’s earnings available for dividends, net of earnings necessary to maintain a certain level of capital adequacy, over the next five years, (2) the present value of the terminal value calculated as described below and (3) the shareholders’ value of the life insurance subsidiary calculated by applying the 1.0x EV multiple derived from the comparable companies’ life consolidated EV multiples to its EV as of March 31, 2009. In conducting its analysis using the DDM method, BofA Merrill Lynch assumed that any adjusted shareholders’ equity in excess of a certain benchmark for adjusted shareholders’ equity ratio during the projection period were to be distributed as dividend. This dividend amount was discounted by the cost of shareholders’ equity ranging from 7.0% to 9.0%, which range BofA Merrill Lynch viewed as appropriate considering Nipponkoa’s and comparable companies’ cost of equity.

The terminal value beyond the projection period of the business plan (from the fiscal year ending March 2015) was calculated using the non-life consolidated adjusted PBR method and the perpetual growth rate (“PGR”) method. Terminal value was calculated using the non-life consolidated adjusted PBR method by multiplying the non-life consolidated adjusted PBR range of 0.6x to 0.8x, based on the average non-life consolidated adjusted PBR of comparable companies, by the non-life consolidated adjusted net assets of the projection period’s final year. In the PGR method, terminal value was calculated assuming that the normalized dividend in the final year of the projection period will grow (-0.5%) to 0.5% every year including and after the fiscal year ending March 2015.

Based on this DDM analysis and reflecting adjustments pursuant to Nipponkoa management’s guidance, BofA Merrill Lynch derived an implied valuation per share of Nipponkoa common stock of ¥536 to ¥643 using the non-life consolidated adjusted PBR method and ¥557 to ¥705 using the using the PGR method.

BofA Merrill Lynch also performed a FCFE analysis. The valuation range was determined by adding (1) the present value of Nipponkoa’s free cash flow to equity for each fiscal year over the next five years, (2) the present value of the terminal value calculated as described below and (3) the shareholders’ value of the life insurance subsidiary calculated by applying the 1.0x EV multiple derived from the comparable companies’ life consolidated EV multiples to its EV as of March 31, 2009. In this analysis, free cash flow to equity is calculated as the sum of operating cash flow, investment cash flow, adjustments related to compulsory automobile liability insurance (CALI) and adjustments related to saving-type insurance. This amount of free cash flow was discounted by the same range of cost of shareholders’ equity, 7.0% to 9.0%, used in the DDM analysis.

The terminal value beyond the projection period of the business plan (from the fiscal year ending March 2015) was calculated using the non-life consolidated adjusted PBR method and the PGR method. Terminal value was calculated using the non-life consolidated adjusted PBR method by multiplying the non-life consolidated adjusted PBR range of 0.6x to 0.8x, based on the average non-life consolidated adjusted PBR of comparable companies, by the non-life consolidated adjusted net assets of the projection period’s final year. In the PGR method, terminal value was calculated assuming that the normalized free cash flow to equity in the final year of projection period will grow (-0.5%) to 0.5% every year including and after the fiscal year ending March 2015.

Based on this FCFE analysis and reflecting adjustments pursuant to Nipponkoa management’s guidance, BofA Merrill Lynch derived an implied valuation per share of Nipponkoa common stock of ¥572 to ¥666 using the non-life consolidated adjusted PBR method and ¥627 to ¥780 using the PGR method.

Sompo Japan Common Stock

Market Price Analysis of Sompo Japan Common Stock

BofA Merrill Lynch reviewed the recent trading performance of Sompo Japan common stock. The per share closing price trading data (1) on July 24, 2009, which is three business days prior to the date on which the Share Exchange Agreement was executed and announced, (2) on March 11, 2009, which is one day prior to the date on which a newspaper article concerning the transaction was published, and (3) for the one-month average, three-month average and six-month average for each of July 24, 2009 and March 11, 2009, is summarized in the table below.

	Relevant Period	Average Price
Jul. 24, 2009	Jul. 24, 2009	¥590
1 month average for Jul. 24, 2009	Jun. 25-Jul. 24, 2009	606
3 month average for Jul. 24, 2009	Apr. 27-Jul. 24, 2009	654
6 month average for Jul. 24, 2009	Jan. 26-Jul. 24, 2009	591

Day prior to the newspaper article	Mar. 11, 2009	461
1 month average for Mar. 11, 2009	Feb. 12-Mar. 11, 2009	473
3 month average for Mar. 11, 2009	Dec. 12, 2008-Mar. 11, 2009	534
6 month average for Mar. 11, 2009	Sep. 12, 2008-Mar. 11, 2009	630

Comparable Companies Analysis

BofA Merrill Lynch reviewed certain publicly available financial, operating and stock market information for the same six largest publicly traded Japanese non-life insurance companies including Nipponkoa and Sompo Japan and two publicly traded Japanese life insurance companies described above in “Nipponkoa Common Stock—Comparable Companies Analysis”.

As described above in “Nipponkoa Common Stock—Comparable Companies Analysis”, for each of the non-life insurance companies, based on the closing stock price and the market capitalization on July 24, 2009, BofA Merrill Lynch calculated a non-life consolidated PBR multiple and a non-life consolidated adjusted PBR multiple, reflecting an adjustment to the book value of net assets made by adding catastrophic loss, contingency and price fluctuation reserves (after-tax). BofA Merrill Lynch then derived a range of implied valuations for Sompo Japan common stock. The results of this analysis for Sompo Japan common stock are set forth below:

	Multiple
	Minimum	Maximum	Per Share Value
Non-life consolidated PBR method	0.9x	1.1x	¥666	¥766
Non-life consolidated adjusted PBR method	0.6x	0.8x	665	815
BofA Merrill Lynch based its comparable companies analysis on non-life consolidated net assets and non-life consolidated adjusted net assets as adjusted pursuant to Nipponkoa management’s guidance. By multiplying Sompo Japan’s non-life consolidated net assets as of March 31, 2009, by a range of multiples from 0.9x to 1.1x derived from the comparable companies’ non-life consolidated PBR multiples, adding the shareholders’ value of its life subsidiary calculated by applying the 1.0x EV multiple derived from the comparable companies’ life consolidated EV multiples to its life insurance subsidiary’s EV as of March 31, 2009 and dividing the sum by the number of shares, BofA Merrill Lynch derived a range of implied valuations per share of Sompo Japan common stock of ¥666 to ¥766. By multiplying Sompo Japan’s non-life consolidated adjusted net assets as of March 31, 2009 by a range of multiples from 0.6x to 0.8x derived from the comparable companies’ non-life consolidated adjusted PBR multiples as of March 31, 2009, adding the shareholders’ value of the life insurance subsidiary calculated by applying the 1.0x EV multiple derived from the comparable companies’ life consolidated EV multiples to its life insurance subsidiary’s EV as of March 31, 2009 and dividing the sum by the number of shares, BofA Merrill Lynch derived a range of implied valuations per share of Sompo Japan common stock of ¥665 to ¥815.

Discounted Cash Flow Analysis

BofA Merrill Lynch performed a discounted cash flow analysis using (1) the DDM method and (2) the FCFE method, based on the business plans excluding its life insurance business for the fiscal year ending March 2010 through the fiscal year ending March 2014 provided by Sompo Japan, which were then modified by Nipponkoa’s management. The discounted cash flow analysis was conducted to estimate a range of present values per share of Sompo Japan common stock assuming Sompo Japan continues to operate as a stand-alone entity.

BofA Merrill Lynch performed a DDM analysis to estimate a range of present values per share of Sompo Japan common stock. The valuation range was determined by adding (1) the present value of Sompo Japan’s earnings available for dividends, net of earnings necessary to maintain a certain level of capital adequacy, over the next five years, (2) the present value of the terminal value calculated as described below and (3) the shareholders’ value of the life insurance subsidiary calculated by applying the 1.0x EV multiple derived from the comparable companies’ life consolidated EV multiples to its EV as of March 31, 2009. In conducting its analysis using the DDM method, BofA Merrill Lynch assumed that any adjusted shareholders’ equity in excess of a certain benchmark for adjusted shareholders’ equity ratio during the projection period were to be distributed as dividend. This dividend amount was discounted by the cost of shareholders’ equity ranging from 7.0% to 9.0%, which range BofA Merrill Lynch viewed as appropriate considering Sompo Japan’s and comparable companies’ cost of equity.

The terminal value beyond the projection period of the business plan (from the fiscal year ending March 2015) was calculated using the non-life consolidated adjusted PBR method and the PGR method. Terminal value was calculated using the non-life consolidated adjusted PBR method by multiplying the non-life consolidated adjusted PBR range of 0.6x to 0.8x, based on the average non-life consolidated adjusted PBR of comparable companies, by the non-life consolidated adjusted net assets of the projection period’s final year. In the PGR method, terminal value was calculated assuming that the normalized dividend in the final year of projection period will grow (-0.5%) to 0.5% every year including and after the fiscal year ending March 2015.

Based on this DDM analysis and reflecting adjustments pursuant to Nipponkoa management’s guidance, BofA Merrill Lynch derived ranges of implied valuations per share of Sompo Japan common stock of ¥558 to ¥700 using the non-life consolidated adjusted PBR method and ¥548 to ¥725 using the PGR method.

BofA Merrill Lynch also performed a FCFE analysis. The valuation range was determined by adding (1) the present value of Sompo Japan’s free cash flow to equity for each fiscal year over the next five years, (2) the present value of the terminal value calculated as described below and (3) the shareholders’ value of the life insurance subsidiary calculated by applying the 1.0x EV multiple derived from the comparable companies’ life consolidated EV multiples to its EV as of March 31, 2009. In this analysis, FCFE is calculated as the sum of operating cash flow, investment cash flow, adjustments related to CALI and adjustments related to saving-type insurance. This amount of free cash flow was discounted by the same range of cost of shareholders’ equity, 7.0% to 9.0%, used in the DDM analysis.

The terminal value beyond the projection period of the business plan (from the fiscal year ending March 2015) was calculated using the non-life consolidated adjusted PBR method and the PGR method. Normalized net income, applying the same normalization method as in the DDM method, was employed in the FCFE analysis from the fiscal year ending March 2015 using the PGR method. Terminal value was calculated using the non-life consolidated adjusted PBR method by multiplying the non-life consolidated adjusted PBR range of 0.6x to 0.8x, based on the average non-life consolidated adjusted PBR of comparable companies, by the non-life consolidated adjusted net assets of the projection period’s final year. In the PGR method, terminal value was calculated assuming that the normalized free cash flow to equity in the final year of the projection period will grow (-0.5%) to 0.5% every year including and after the fiscal year ending March 2015.

Based on this FCFE analysis and reflecting adjustments pursuant to Nipponkoa management’s guidance, BofA Merrill Lynch derived ranges of implied valuations per share of Sompo Japan common stock of ¥636 to ¥753 using the non-life consolidated adjusted PBR method and ¥693 to ¥875 using the PGR method.

Analysis of the Share Exchange Ratios

Based on its analysis of the valuations of Nipponkoa common stock and valuations of Sompo Japan common stock, BofA Merrill Lynch calculated implied exchange ratio ranges and compared these implied exchange ratio ranges with the Share Exchange ratios of 0.9 Holdings shares for each share of Nipponkoa common stock and one Holdings share for each share of Sompo Japan common stock that Nipponkoa and Sompo Japan negotiated. BofA Merrill Lynch also assessed the Share Exchange ratios of 0.9 Holdings shares for each share of Nipponkoa common stock and one Holdings share for each share of Sompo Japan common stock using a relative contribution analysis and a pro forma earnings per share accretion/dilution analysis.

Implied Exchange Ratios Based on Market Price Analysis

BofA Merrill Lynch calculated implied exchange ratios based on market prices of Nipponkoa common stock and Sompo Japan common stock. The exchange ratios implied by the per share closing price for the day, one-month average, three-month average and six-month average for (i) July 24, 2009, which is three business days prior to the date on which the Share Exchange Agreement was executed and announced and (ii) March 11, 2009, which is the day prior to the day on which a newspaper article concerning the transaction was published, are summarized in the table below.

	Relevant Period	Implied Exchange Ratios
Jul. 24, 2009	Jul. 24, 2009	0.94
1 month average for Jul. 24, 2009	Jun. 25-Jul. 24, 2009	0.90
3 month average for Jul. 24, 2009	Apr. 27-Jul. 24, 2009	0.85
6 month average for Jul. 24, 2009	Jan. 26-Jul. 24, 2009	1.01

Day prior to the newspaper article	Mar. 11, 2009	1.44
1 month average for Mar. 11, 2009	Feb. 12-Mar. 11, 2009	1.44
3 month average for Mar. 11, 2009	Dec. 12, 2008-Mar. 11, 2009	1.25
6 month average for Mar. 11, 2009	Sep. 12, 2008-Mar. 11, 2009	1.01

Implied Exchange Ratios Based on Comparable Companies Analysis

BofA Merrill Lynch calculated implied exchange ratios based on the implied valuations per share of Nipponkoa common stock and per share of Sompo Japan common stock derived in the comparable companies analyses described above in the “Comparable Companies Analysis” for each of Nipponkoa and Sompo Japan. Such implied exchange ratios are summarized in the table below.

	Multiple				Implied Exchange Ratios
	Minimum		Maximum
Non-life consolidated PBR Method (2009/3A)	0.9	x	1.1	x	0.68 to 0.93
Non-life consolidated Adjusted PBR Method (2009/3A)	0.6	x	0.8	x	0.62 to 0.96

Implied Exchange Ratios Based on Discounted Cash Flow Analysis

BofA Merrill Lynch calculated implied exchange ratios based on the implied valuations per share of Nipponkoa common stock and per share of Sompo Japan common stock derived by performing a discounted cash flow analysis. These discounted cash flow analyses, performed based on both the DDM method and the FCFE method, are described above in the “Discounted Cash Flow Analysis” for each of Nipponkoa and Sompo Japan. The implied exchange ratios derived from the discounted cash flow analysis are summarized in the table below.

	Adjusted PBR Multiple or Perpetual Growth Rate (as applicable)				Implied Exchange Ratios
	Minimum		Maximum
(i) DDM
Non-life consolidated Adjusted PBR Method	0.6	x	0.8	x	0.77 to 1.15
PGR Method	-0.5%		0.5%		0.77 to 1.29

(ii) FCFE
Non-life consolidated Adjusted PBR Method	0.6	x	0.8	x	0.76 to 1.05
PGR Method	-0.5%		0.5%		0.72 to 1.13

Contribution Analysis

BofA Merrill Lynch also performed a contribution analysis by comparing material items on the balance sheets, income statements and other quantitative data of operations of each of Nipponkoa and Sompo Japan and calculating the relative contribution by each of Nipponkoa and Sompo Japan based on each item. The contribution analysis includes a comparison of net assets and adjusted net assets for the consolidated entities and non-life insurance consolidated, as adjusted pursuant to Nipponkoa management’s guidance. Comparisons of consolidated and non-life insurance consolidated adjusted incomes are also included in the contribution analysis. Non-life insurance consolidated adjusted income is calculated by adding (1) the tax-affected sum of (a) non-consolidated underwriting profits, (b) non-consolidated catastrophic loss reserves, (c) non-consolidated net interest and dividends and (d) non-consolidated price fluctuation reserves and (2) the net income of the non-life insurance subsidiaries. Consolidated adjusted income is calculated by adding (1) the non-life insurance consolidated adjusted income and (2) the increase in the EV of the life insurance subsidiaries.

		Nipponkoa	Sompo Japan	Implied Exchange Ratios
<Consolidated>
Net Assets	(08/3A) (09/3A) (09/3A, Adjusted)	34% 37% 39%	66% 63% 61%	0.66 0.76 0.85
Adjusted Net Assets	(08/3A) (09/3A) (09/3A, Adjusted)	34% 37% 39%	66% 63% 61%	0.68 0.77 0.83
Total Assets	(08/3A) (09/3A)	34% 34%	66% 66%	0.67 0.68
Net Income	(08/3A) (09/3A)	13% NM	87% NM	0.20 NM
Adjusted Income	(08/3A) (09/3A)	15% NM	85% NM	0.23 NM
# Employees	(09/3A)	33%	67%	0.63
# Agents	(09/3A)	38%	62%	0.79

<Non-Life Insurance Business>
Non-Life Insurance Consolidated	(09/3A)	38%	62%	0.81
Net Assets	(09/3A, Adjusted)	41%	59%	0.92
Non-Life Insurance Consolidated	(09/3A)	38%	62%	0.81
Adjusted Net Assets	(09/3A, Adjusted)	40%	60%	0.88
Non-Life Insurance Consolidated	(09/3A)	36%	64%	0.72
Total Assets
Non-Consolidated	(08/3A)	34%	66%	0.67
Net Premiums Written	(09/3A) (10/3E) (11/3E) (12/3E)	34% 34% 34% 34%	66% 66% 66% 66%	0.66 0.66 0.66 0.67
Non-Life Insurance Consolidated	(08/3A)	16%	84%	0.24
Net Income	(09/3A) (10/3E) (11/3E) (12/3E)	NM 32% 85% 56%	NM 68% 15% 44%	NM 0.63 7.34 1.68
Non-Life Insurance Consolidated	(08/3A)	6%	94%	0.08
Adjusted Income	(09/3A) (10/3E) (11/3E) (12/3E)	NM 43% 47% 39%	NM 57% 53% 61%	NM 0.97 1.16 0.83

Pro Forma Earnings-Per-Share Accretion/Dilution Analysis

BofA Merrill Lynch analyzed the financial impact of the Share Exchange on the estimated earnings per share for Sompo Japan common stock, using the Expected Synergies of the Share Exchange between Nipponkoa and Sompo Japan, as well as Nipponkoa’s and Sompo Japan’s earnings estimates for the fiscal year ending March 31, 2013 based on Nipponkoa’s and Sompo Japan’s management projections. This analysis indicated that, with after-tax Expected Synergies and under multiple assumptions, the Share Exchange would be accretive to Nipponkoa management’s estimate of Sompo Japan’s earnings per share for the fiscal year ending March 31, 2013.

Value Creation Analysis

BofA Merrill Lynch performed a value creation analysis to examine the value that would be created by the Share Exchange for Nipponkoa shareholders. BofA Merrill Lynch compared (1) Nipponkoa shareholders’ value calculated based on the per share price of Nipponkoa common stock and (2) Nipponkoa shareholders’ pro forma value held in Holdings. Nipponkoa shareholders’ pro forma value was calculated by adding (a) the shareholders’ value of Holdings (calculated by multiplying the per share price of Sompo Japan common stock by the number of shares after the Share Exchange based on the Share Exchange ratio of 0.9) and (b) the total present value of Expected Synergies, then multiplying this sum by the percentage of shares of Holdings to be held by Nipponkoa shareholders (40.8%, based on the Share Exchange ratio of 0.9). The Expected Synergies were calculated based upon a discount rate of 8.0% and a perpetual growth rate of 0%.

This analysis indicated the value that would be created by the Share Exchange for Nipponkoa shareholders to be (1) 61.3 billion yen based on the per share closing prices of Nipponkoa and Sompo Japan common stock on July 24, 2009, (2) 68.6 billion yen based on the average per share closing prices one month before July 24, 2009, (3) 61.7 billion yen based on the average per share closing prices three months before July 24, 2009 and (4) 31.5 billion yen based on the average per share closing prices six months before July 24, 2009.

The summary set forth above describes the material analyses performed by BofA Merrill Lynch but does not purport to be a complete description of the analyses performed by BofA Merrill Lynch. Accordingly, BofA Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by BofA Merrill Lynch, without considering all analyses and factors, could create an incomplete view of the process undertaken by BofA Merrill Lynch in preparing its presentation materials provided to the board of directors of Nipponkoa. The matters considered by BofA Merrill Lynch in its analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Nipponkoa’s, Sompo Japan’s and BofA Merrill Lynch’s control, and involve the application of complex methodologies and educated judgments. In addition, no company utilized as a comparison in the analyses described above is identical to Nipponkoa or Sompo Japan.

Nipponkoa selected BofA Merrill Lynch as its financial advisor in connection with the Share Exchange because of BofA Merrill Lynch’s reputation as an internationally recognized investment banking firm with substantial experience in transactions similar to the Share Exchange and because of BofA Merrill Lynch’s familiarity with Nipponkoa and its business. As part of its investment banking business, BofA Merrill Lynch is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions.

BofA Merrill Lynch is acting as financial advisor to Nipponkoa in connection with the Share Exchange and will receive a fee from Nipponkoa for its services, a significant portion of which is contingent upon the consummation of the Share Exchange. Nipponkoa agreed to pay BofA Merrill Lynch a monthly fee of 10 million Japanese yen for its financial advisory services rendered. Nipponkoa has also agreed to pay BofA Merrill Lynch an additional fee, subject to certain conditions, if the Share Exchange is consummated, such that the total fee including the monthly fees becomes approximately 1,464 million Japanese yen. BofA Merrill Lynch has already received a portion of this fee and the remaining portion of the fee will become payable upon consummation of the Share Exchange. In addition, Nipponkoa has agreed reimburse BofA Merrill Lynch and related persons for expenses, including reasonable fees and disbursements of legal counsel, and indemnify BofA Merrill Lynch for certain liabilities, relating to or arising out of its engagement. Nipponkoa’s board of directors was aware of the contingent nature of the Fee.

BofA Merrill Lynch has, in the past, provided financial advisory and financial services, including by acting as counterparty on various derivative transactions, to Nipponkoa and Sompo Japan and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of its business, BofA Merrill Lynch or its affiliates may actively trade common stock and other securities of Nipponkoa, as well as securities of Sompo Japan, for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Mitsubishi UFJ Securities Co., Ltd.

Mitsubishi UFJ Securities Co., Ltd. (hereinafter referred to as “MUS”) has acted as financial advisor to Nipponkoa in connection with the Share Exchange and has assisted the board of directors of Nipponkoa in its examination of the fairness, from a financial point of view, of the share exchange ratio to the shareholders of Nipponkoa.

On July 29, 2009, MUS delivered its written opinion in Japanese to the board of directors of Nipponkoa that, based upon and subject to the factors and assumptions set forth in its written opinion, matters considered and limits of review set forth therein, as of such date, the share exchange ratio was fair to the shareholders of Nipponkoa from a financial point of view.

The full text of the written opinion of MUS, dated July 28, 2009, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C-2. The opinion was submitted to the Board of Directors of Nipponkoa solely as reference material for reviewing and deliberating the Integration by the Board of Directors of Nipponkoa. The opinion did not state MUS’s opinion regarding the decision of Nipponkoa’s management on whether to implement the Integration and has not made any recommendation as to how any shareholder of Nipponkoa should exercise its voting rights on the Integration or other related matters. Further, MUS does not express its opinion as to the trading prices at which shares and other securities of Nipponkoa and Sompo Japan are traded after the submission of the opinion or after the consummation of the Integration.

In rendering its opinion, MUS has, among other things:

(1)	Reviewed financial data (such as financial statements made public) of each of Nipponkoa and Sompo Japan and other related information;

(2)	Reviewed the following that Nipponkoa provided to MUS: (i) accounting and tax-related due diligence reports on Sompo Japan that Nipponkoa requested professional advisors to submit; and (ii) legal due diligence reports on Sompo Japan that Nipponkoa requested professional advisors to submit (hereinafter referred to as the “Due Diligence Reports”);

(3)	Reviewed business plans prepared by each of Nipponkoa and Sompo Japan and assumptions thereto;

(4)	Interviewed management and responsible persons of each of Nipponkoa and Sompo Japan regarding their present and past business and financial conditions and future forecasts (including business plans and assumptions thereto, industry environment and outlook on the business integration);

(5)	Reviewed past stock prices and trading activities of each common stock of Nipponkoa and Sompo Japan and comparative studies thereof of similar companies;

(6)	Compared past financial results and transitions thereto of each of Nipponkoa and Sompo Japan, comparison between past financial results and business forecasts and comparative studies thereof of similar companies;

(7)	Reviewed the Share Exchange Agreement prior to its execution;

(8)	Reviewed the draft press release regarding the Integration (hereinafter referred to as the “Draft Press Release”); and

(9)	Performed other tasks and analyses deemed appropriate by MUS.

In preparing its opinion, MUS has, among other things:

(1)	Assumed that all of the afore-mentioned data and information reviewed and analyzed by MUS (hereinafter referred to as the “Information”) are accurate and complete, and MUS may rely on the accuracy and completeness of the Information. MUS has not either independently verified or assumed the responsibility for independently verifying the accuracy and completeness of the Information;

(2)	Not either conducted or assumed the responsibility for conducting any independent evaluation or calculation of any asset and liability (including those under hedge positions, derivative positions or other off-balance-sheet financial instrument transactions and liabilities for retirement benefits and any other off-balance-sheet liabilities) of both Nipponkoa and Sompo Japan and their subsidiaries and affiliates in accordance with the accounting standards for financial instruments or other accounting standards applicable to insurance companies. MUS has not either conducted or assumed the responsibility for verifying the existence of properties or facilities of both Nipponkoa and Sompo Japan. MUS has not either conducted or assumed the responsibility for verifying risks concerning assets and liabilities of both Nipponkoa and Sompo Japan and their subsidiaries and affiliates. MUS has not either conducted or assumed the responsibility for independently verifying the content of tax filings made by both Nipponkoa and Sompo Japan and their respective subsidiaries and affiliates (including risks relating to disapproval by tax authorities and back taxes);

(3)	Assumed that the criteria for setting allowances for operating receivables, et al. of both Nipponkoa and Sompo Japan and their subsidiaries and affiliates are appropriate. MUS has not either conducted or assumed the responsibility for independently evaluating or calculating the appropriateness of allowances for operating receivables, et al. of both Nipponkoa and Sompo Japan and their subsidiaries and affiliates;

(4)	Not rendered decisions and evaluations based on actuarial analyses or evaluations based on actuarial analyses by MUS, including the calculation of liability reserves of the Nipponkoa and Sompo Japan and their subsidiaries and affiliates, since MUS is not an actuarial expert and thus its business does not include the rendering of such analyses or evaluations. In addition, MUS has not assumed the responsibility of rendering such decisions or conducting such evaluations or calculations or has not either received or assumed the responsibility for receiving any such evaluations or materials assessing such actuarial analyses from any third party expert;

(5)	Not received accounting and tax-related due diligence reports on Nipponkoa that Sompo Japan requested Ernst & Young Transaction Advisory Services Co., Ltd. and Ernst & Young Shinnihon Tax to submit and has not received legal due diligence reports on Nipponkoa that Sompo Japan requested Nagashima Ohno & Tsunematsu to submit. Further, MUS has not either conducted or assumed the responsibility for reviewing Nipponkoa from the viewpoint of an accounting, tax or legal expert since MUS is not such expert;

(6)	Reviewed the materials that both Nipponkoa and Sompo Japan furnished to MUS and the facts expressed by the management and responsible persons of each of Nipponkoa and Sompo Japan only to the extent that MUS deemed necessary, and MUS has not independently verified or assumed the responsibility for independently verifying the completeness of such information. Further, MUS assumed the non-existence of disclosed information that could materially affect the Integration;

(7)	Assumed that the business plan of each of Nipponkoa and Sompo Japan was prepared from a reasonable point of view and prepared by the management of each of Nipponkoa and Sompo Japan based on the best forecasts and judgment then available;

(8)	Not considered any tax consequences on both Nipponkoa and Sompo Japan or on both shareholders of Nipponkoa and Sompo Japan with regard to taxes arising out of the consummation of the Integration;

(9)	Assumed that: all internal procedures of each of Nipponkoa and Sompo Japan and consent, approval, and license, et al. of the government and other competent/regulatory authorities necessary to consummate the Integration are obtained as planned; and all filings, et al. to the government and other competent/regulatory authorities necessary to consummate the Integration are filed as planned (or in any country other than Japan, the consent, approval, and license, et al. of the relevant government and other competent/regulatory authorities are obtained as planned, and all filings, et al. to the relevant government and other competent/regulatory authorities are filed as planned); and the effective dates and timing of or conditions to obtain such consents, approval, license, et al. do not materially affect the business forecasts and the business plans of both Nipponkoa and Sompo Japan and Holdings;

(10)	Assumed that all internal procedures of each of Nipponkoa and Sompo Japan and its subsidiaries and affiliates necessary to consummate the Integration are completed as planned, and the timing or conditions thereof do not materially affect the business forecasts and the business plans of both Nipponkoa and Sompo Japan and Holdings;

(11)	Assumed that the Share Exchange Agreement prior to its execution is the actual Share Exchange Agreement that will be executed between both Nipponkoa and Sompo Japan and the Draft Press Release is the actual Press Release that will be released to the press by both Nipponkoa and Sompo Japan;

(12)	Assumed that the rights and obligations of Sompo Japan under any business alliance agreement, joint venture agreement, shareholders agreement or any other agreements relating to investments that have been entered into between Sompo Japan and any third party will not be affected by the Integration;

(13)	Created its opinion that is based solely on the information made available to MUS within the scope of limitations based on the mutual agreement of both parties prior to July 27, 2009;

(14)	Created its opinion relying on the Information that is based on the assumption of the financial, economic, market, legal and other conditions of the business engaged by each of Nipponkoa and Sompo Japan as of July 27, 2009 in accordance with their rights and obligations and may be affected by any change in these conditions on and after July 27, 2009, including impacts from materialization of future risks or contingent liabilities as provided in the Due Diligence Reports and impacts in connection with the Integration on the business of each of Nipponkoa and Sompo Japan from the business of another party to the Integration; and

(15)	Expressed its opinion solely on the matters set forth in the letter and shall not express its opinion on any matter not expressly stated in the letter and will not apply its opinion to other cases.

MUS is an internationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. The board of directors of Nipponkoa selected MUS as its financial advisor and MUS acted as financial advisor to Nipponkoa in connection with the Share Exchange. In connection with the Integration, MUS received a 38 million yen fee from Nipponkoa as consideration for the services provided by MUS as financial advisor to Nipponkoa. Further, upon the submission of its opinion, the waiver and indemnification clause set forth in the agreement between Nipponkoa and MUS shall apply. MUS, Mitsubishi UFJ Financial Group, Inc. (hereinafter referred to as “MUFG”) and MUFG’s related companies have conducted, are presently conducting or will conduct banking, securities and other financial transactions with both Nipponkoa and Sompo Japan and their related companies. MUS, MUFG and MUFG’s related companies had, have or will have companies that hold or trade shares, bonds or other securities of both Nipponkoa and Sompo Japan and their related companies for their own account or for their customers’ account. The opinion will not restrict any business relationship to be established in the future between both Nipponkoa and Sompo Japan and their related companies on one hand and MUS, MUFG and MUFG’s related companies on the other hand.

Financial Analyses Used by MUS

The following is a summary of the material financial analyses delivered by MUS in Japanese to the board of directors of Nipponkoa in connection with rendering the opinion described above. However, it does not purport to be a complete description of the financial analyses performed by MUS, nor does the order of analyses described represent relative importance or weight given to those analyses by MUS. The summary includes information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of MUS’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 27, 2009 and is not necessarily indicative of current or future market conditions.

The preparation of a fairness opinion is a complex process and is not readily susceptible to partial analysis or summary description. MUS believes that the analyses must be considered as a whole, and that selecting portions of the analyses and factors, without considering all analysis and factors, could create an incomplete view of the processes underlying such analyses and its opinion. In arriving at its opinion, MUS considered the results of all of its analyses on the basis of its experience and professional judgment and did not assign any specific weight to any factor or analysis. No company used in the analyses as a comparison is identical to Nipponkoa or Sompo Japan. The analyses do not purport to be appraisals and may not reflect the prices at which businesses, companies or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results or values, which may be significantly more or less favorable than suggested by the analyses. Because the analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, MUS does not assume responsibility if future results are materially different from those projected. MUS had no involvement in the negotiations in connection with the Share Exchange Agreement or any other matters related to the Share Exchange. Although MUS’s opinion may be affected by changes in future conditions, MUS did not assume any responsibility to modify, change or supplement its opinion. MUS’s opinion was based upon financial information in accordance with Japanese GAAP that was supplied or otherwise made available to MUS, discussed with or reviewed by or for MUS, or publicly available. MUS did not review any financial information prepared by Nipponkoa in accordance with U.S. GAAP and did not take account of any differences between Japanese GAAP and U.S. GAAP.

Market Share Price Analysis

MUS reviewed the recent trading performance of Nipponkoa and Sompo Japan common shares. The closing share price has been applied for the periods of one month and three months on and until the record date of July 27, 2009 (the “Record Date” (i)) and for any day after March 16, 2009 (one business day after the announcement on the Memorandum of Understanding), as well as for the periods of one month, three months and six months on and until the record date of March 11, 2009 (the “Record Date” (ii)) (one business day before March 12, 2009, when there were press reports speculating about the business integration). MUS calculated implied share exchange ratios based on these periods, the results of these calculations were summarized as follows:

•	Record Date (i)

Reference Periods	Range of implied Share Exchange Ratios
July 27, 2009			0.891
The period of 1 month until the July 27, 2009	0.866	to	0.942
The period of 3 months until the July 27, 2009	0.773	to	0.942
Until the record date of July 27, 2009. after March 16, 2009(1)	0.773	to	1.121

(1)	After the announcement on the memorandum of understanding

•	Record Date (ii)

Reference Periods	Range of implied Share Exchange Ratios
March 11, 2009(1)			1.440
The period of 1 month until the March 11, 2009	1.279	to	1.571
The period of 3 months until the March 11, 2009	1.007	to	1.571
The period of 6 months until the March 11, 2009	0.613	to	1.571

(1)	One business day before March 12, 2009, when there were press reports speculating about the business integration

Comparable Companies Analysis

MUS reviewed and compared certain financial information for Nipponkoa and Sompo Japan to market multiples for five listing non-life insurance companies in Japan. These companies were:

•	Tokio Marine Holdings, Inc.

•	Mitsui Sumitomo Insurance Group Holdings, Inc.

•	Aioi Insurance Company, Limited.

•	Nissay Dowa General Insurance Company, Limited.

•	The Fuji Fire and Marine Insurance Company, Limited.

Although none of the selected companies is directly comparable to Nipponkoa and Sompo Japan, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Nipponkoa and Sompo Japan.

MUS calculated the ratios of the market capitalizations on July 27, 2009 to adjusted book value (book value as of March 31, 2009 adjusted based on public financial data) for the selected companies.

Adjusted PBR
Max	0.79x
Mean	0.63x
Median	0.65x
Minimum	0.42x

As a result of this analysis, MUS applied multiples for adjusted book value. By multiplying Nipponkoa and Sompo Japan’s adjusted book value (book value as of March 31, 2009 adjusted based on public financial data and analyses of Due Diligence Reports) by the implied multiples, MUS derived a range of implied share exchange ratios per share of Nipponkoa and Sompo Japan, the results of these calculations were summarized as follows:

	Applied Multiple			Range of Share Exchange Ratios
Comparable Companies Analysis	0.60x	to	0.70x	0.710	to	0.862

DDM Analysis

MUS performed a discounted cash flow analysis using the dividend discount model to estimate a range of present values per Nipponkoa and Sompo Japan common stock assuming both of them continues to operate as a stand-alone entity. This range was determined by adding (i) the present value of the stream of dividends that

Nipponkoa and Sompo Japan can pay to their shareholders over the next five years assuming their target ratios of Solvency margin ratio and (ii) the present value of the terminal value, calculated by applying perpetual growth rates to estimated dividend in the fiscal year ending March 31, 2015. In calculating terminal value, MUS applied perpetual growth rates ranging from -0.50% to 0.50% to estimated dividend in the fiscal year ending March 31, 2015. The dividend stream and terminal values were then discounted using discount rates ranging from 6.00% to 8.00%. Based on this analysis, MUS calculated a range of implied share exchange ratios per share of Nipponkoa and Sompo Japan, the results of these calculations were summarized as follows:

Range of Share Exchange Ratios
DDM Analysis	0.773	to	1.114

Structure of the Share Exchange

The Share Exchange is expected to become effective on or around April 1, 2010. Under the terms of the Business Integration Agreement approved by the boards of directors of Sompo Japan and Nipponkoa, the following events will occur upon the effectiveness of the Share Exchange:

•

Issued and outstanding shares of Sompo Japan common stock will be acquired by Holdings, and shares of Holdings common stock will be issued to Sompo Japan shareholders in the ratio of one Holdings share for each Sompo Japan share;

•

Issued and outstanding shares of Nipponkoa common stock will be acquired by Holdings, and shares of Holdings common stock will be issued to Nipponkoa shareholders in the ratio of 0.9 Holdings shares for each Nipponkoa share;

•

Shareholders of Sompo Japan and Nipponkoa whose names appear in the registers of shareholders of the two companies as of March 31, 2010 will be allotted Holdings shares in amounts based on the ratios described above, such amounts (excluding any fraction of a share of Holdings common stock) to be reflected in Holdings’ registers of shareholders; and

•	Any fraction of a share of Holdings common stock that would otherwise be allotted to former shareholders of Sompo Japan and Nipponkoa will instead be cashed out as described in more detail below.

The Share Exchange will become effective upon commercial registration of the formation of Holdings with the Bureau of Judicial Affairs in Tokyo, Japan.

In accordance with the Corporation Law of Japan, neither shareholders of Sompo Japan nor Nipponkoa will receive any fraction of a share of Holdings common stock in the Share Exchange. Instead, the shares representing the aggregate of all such fractions will be sold in the Japanese market or sold to Holdings itself and the net cash proceeds from the sale will be distributed to the former holders of Sompo Japan or Nipponkoa shares on a proportionate basis in accordance with their respective fractions.

Upon commercial registration of the formation of Holdings, all shares of Sompo Japan and Nipponkoa common stock held by former shareholders of Sompo Japan and Nipponkoa will be acquired by Holdings, and former shareholders of Sompo Japan and Nipponkoa will become holders of Holdings common stock and receive cash from the sale of shares aggregated of fractional parts as described above, without interest. After the Share Exchange is completed, former Sompo Japan shareholders will hold approximately 59.2% of the outstanding shares of Holdings common stock and former Nipponkoa shareholders will hold approximately 40.8%.

During the period from the date of the Business Integration Agreement until the effectiveness of the Share Exchange, Sompo Japan and Nipponkoa have agreed, among other things, that:

•	Each of Sompo Japan and Nipponkoa will conduct its business and manage its properties with the same diligence that a reasonable manager would use;

•

Neither Sompo Japan nor Nipponkoa will take any action that may have a material effect on its properties, rights or obligations without prior notification to the counterparty to the Share Exchange; and

•

Either Sompo Japan or Nipponkoa may terminate the Business Integration Agreement upon an unremedied material breach of the agreement by the other party, occurrence of a material adverse change in the financial conditions or management conditions of either party or the ability of either party to perform the Share Exchange, or occurrence of other events prescribed in the Business Integration Agreement.

Expiration of the Business Integration Agreement

The Business Integration Agreement shall expire and terminate upon occurrence of certain events including:

•

Either Sompo Japan or Nipponkoa fails to obtain an approval at its general meeting of shareholders to authorize the Share Exchange as describe above under “General Meetings of Shareholders—Voting”; and

•	Sompo Japan and Nipponkoa fail to receive all necessary approvals from governmental authorities as described below under “—Required Regulatory Approvals and Notifications”.

For details of the Business Integration Agreement, we urge you to read the English translation of the Business Integration Agreement which is included in this prospectus as Annex A.

As provided by the Corporation Law of Japan, the Share Exchange will become effective upon commercial registration of the formation of Holdings with the Bureau of Judicial Affairs in Tokyo, Japan.

Voting Matters

As of October 31, 2009, the record date for determining the shareholders of Sompo Japan and Nipponkoa who are eligible to vote on the Share Exchange, there were 984,622,243 shares of Sompo Japan’s common stock outstanding having voting rights and 752,542,278 shares of Nipponkoa’s common stock outstanding having voting rights. See “The Sompo Japan General Meeting of Shareholders” and “The Nipponkoa General Meeting of Shareholders” for more detailed descriptions of the vote required, and the use and revocation of mail-in-ballots or electronic vote, at the general meetings of shareholders.

In connection with the approval of the Share Exchange, subject to the approval of the extraordinary general meeting of shareholders at the respective company, the articles of incorporation of Sompo Japan and Nipponkoa will be amended in a way that will effectively make Holdings the sole shareholder entitled to vote at the annual general meetings of shareholders of Sompo Japan and Nipponkoa to be held in June 2010. As a result, although Sompo Japan and Nipponkoa shareholders of record as of March 31, 2010 will be entitled to receive any dividends that may be declared by Sompo Japan and Nipponkoa in respect of the fiscal year then ending, they will not be entitled to vote to approve those dividends at the June 2010 annual general meetings.

Dissenters’ Rights

Any Sompo Japan or Nipponkoa shareholder (i) who notifies such relevant company prior to the general meeting of shareholders of his or her intention to oppose the Share Exchange, and who votes against approval of the Share Exchange at the general meeting, or (ii) who is not entitled to vote at such general meeting of shareholders, and complies with the other procedures set forth in the Corporation Law discussed below (a “dissenting shareholder”) may demand that the company purchase his or her shares of common stock at the fair value. The failure of a shareholder of the company to provide such notice prior to the general meeting or to vote against approval of the Share Exchange at the general meeting will in effect constitute a waiver of the shareholder’s right to demand that the company purchase his or her shares of common stock at the fair value. The dissenting shareholder who has made such demand may withdraw such demand only if the company approves such withdrawal.

Sompo Japan and Nipponkoa will give individual notice or public notice to its shareholders to the effect that the company intends to perform the Share Exchange and the name and address of Holdings within 2 weeks from the date of resolution of the general meeting of shareholders (such individual or public notice may be made prior to the date of the general meeting of shareholders). The demand referred to in the preceding paragraph must be made within 20 days from the date on which the individual or public notice referred to in the preceding sentence is made and should state the number of shares relating to such demand. The Corporation Law does not require any other statement in the demand. If the value of such shares is agreed upon between the dissenting shareholder of the company and the company, then such company is required to make payment to such shareholder of the agreed value within 60 days from the date of formation of Holdings. If the shareholder and the company do not agree on the value of such shares within 30 days from the date of formation of Holdings, the shareholder or the company may, within 30 days after the expiration of such period, file a petition with the Tokyo District Court for a determination of the value of his or her shares. Such company is also required to make payment of statutory interest on such share value as determined by the court after the expiration of the 60-day period referred to in the second preceding sentence. The transfer of shares will become effective upon the date of formation of Holdings.

Dissenter’s rights in the context of a Share Exchange by a Japanese corporation are set forth in Articles 806 and 807 of the Corporation Law. An English translation of these articles is included in this prospectus as Annex D.

Required Regulatory Approvals

Completion of the Share Exchange is subject to the approval of the Prime Minister of Japan under the Insurance Business Law. In addition, securities registration statement under the Financial Instruments and Exchange Law of Japan must become effective on or prior to the effective date of the Share Exchange. Pursuant to the amendments to the Anti-Monopoly Law of Japan which are expected to take effect in January 2010, Sompo Japan and Nipponkoa will be required to give a prior notification to the Fair Trade Commission of Japan of the plan of the Share Exchange and to observe a waiting period of 30 days before the effective date of the Share Exchange unless such waiting period is shortened or extended by the Fair Trade Commission.

Prior to completion of the Share Exchange, Sompo Japan and Nipponkoa also intend to file any required notifications with U.S. and other antitrust regulatory authorities in non-Japanese jurisdictions regarding the formation of Holdings and to observe any applicable waiting periods under the relevant antitrust laws.

Status of Holdings’ Common Stock under the Federal Securities Laws

The issuance of Holdings’ common stock in connection with the Share Exchange to United States holders of common stock of Sompo Japan and Nipponkoa has been registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Accordingly, there will be no restrictions under the Securities Act upon the resale or transfer of such shares by United States shareholders of Sompo Japan and Nipponkoa except for those shareholders, if any, who are deemed to be “affiliates” of Holdings, as such term is used in Rule 144 and Rule 145 under the Securities Act. Persons who may be deemed to be affiliates of Holdings generally include individuals who, or entities that, directly or indirectly control, or are controlled by or are under common control with, Holdings. With respect to those shareholders who may be deemed to be affiliates of Holdings, Rule 144 and Rule 145 place certain restrictions on the offer and sale within the United States or to United States persons of Holdings’ common stock that may be received by them pursuant to the Share Exchange. This prospectus does not cover resales of shares of Holdings’ common stock received by any person who may be deemed to be an affiliate of Holdings.

Accounting Treatment

Based on the Sompo Japan exchange ratio of one Holdings share for each share of Sompo Japan common stock and the Nipponkoa exchange ratio of 0.9 Holdings shares for each share of Nipponkoa common stock, pursuant to the terms of the Share Exchange, after the closing of the Share Exchange, former Sompo Japan shareholders will own approximately 59.2% and former Nipponkoa shareholders will own approximately 40.8% of Holdings. Based on these projected ownership percentages, Sompo Japan is deemed to be the accounting acquiror and Nipponkoa is deemed to be the accounting acquiree for financial reporting purposes. For the purpose of this prospectus, in the consolidated financial statements of Holdings, as a result of the Share Exchange, the assets acquired and the liabilities assumed from Sompo Japan will be carried at their previous book value, while under the acquisition method of accounting, in accordance with IFRS 3 (Revised), “Business Combinations”, the tangible and intangible assets acquired and liabilities assumed from Nipponkoa will be recorded at their fair values. Management of Holdings will be required to exercise significant judgments by making estimates and determining underlying assumptions in order to value the assets and liabilities. The fair values used to record each of the tangible and intangible assets and liabilities of Nipponkoa, and the resulting excess of the purchase price over the fair value of net assets acquired (goodwill) could have a material effect on the financial position and the results of operations of Holdings subsequent to the acquisition. The reported financial condition and results of operations of Holdings to be issued after the closing of the Share Exchange will reflect Nipponkoa’s financial position and results of operations from the date of the acquisition in addition to Sompo Japan’s financial position and results of operations. If a different set of fair values were to be used at the time of the acquisition, Holdings’ financial position and results of operations could differ materially. Following the completion of the Share Exchange, the earnings of Holdings will reflect acquisition accounting adjustments, including the recognition of Nipponkoa’s assets and liabilities at fair value at the date of acquisition, and the consequent adjustments to amortization and depreciation expense of the acquired assets. In accordance with IAS 38, “Intangible Assets”, goodwill will not be subject to amortization for financial reporting purposes but will be evaluated at least annually for impairment. Subsequent to the acquisition, if a cash generating unit to which such goodwill is allocated reports a carrying amount in excess of its estimated recoverable amount, an impairment charge is recognized for any excess of the carrying amount of that goodwill over the amount to be recovered through use (“value in use”) or sale (“fair value less costs to sell”).

Differences in Shareholders’ Rights

There are no material differences between or among the rights of shareholders of Holdings’ common stock, Sompo Japan’s common stock and Nipponkoa’s common stock from the legal perspective except for the right to inspect the books and records of the company which is granted to the holders of the Holdings’ common stock but not to the holders of common stock of Sompo Japan or Nipponkoa under the Insurance Business Law.

Tax Consequences of the Share Exchange

In the opinion of Nagashima Ohno & Tsunematsu, Japanese counsel to Sompo Japan on Japanese tax matters, and Mori Hamada & Matsumoto, Japanese counsel to Nipponkoa on Japanese tax matters, which in each case is based on certain assumptions and subject to certain limited exceptions, the Share Exchange is expected to be a tax-free transaction for Japanese tax purposes with respect to holders of shares of Sompo Japan common stock or Nipponkoa common stock. As such, as long as non-resident holders of shares of Sompo Japan common stock or Nipponkoa common stock receive only shares of Holdings common stock in exchange for their Sompo Japan or Nipponkoa shares upon the Share Exchange, such non-resident holders will not recognize any gains or losses for Japanese tax purposes at the time of the Share Exchange. See “Taxation—Japanese Taxation” for the further discussion.

The U.S. federal income tax consequences to a U.S. holder (as defined under “Taxation—Material U.S. Federal Income Tax Consequences”) of Sompo Japan shares who participates in the Share Exchange depend, in part, on whether the Share Exchange will qualify as a tax-free exchange under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). In the opinion of Sullivan & Cromwell LLP, the Share Exchange should qualify as a tax-free exchange under Section 351 of the Code. However, regardless of whether the Share Exchange qualifies as a tax-free exchange under Section 351 of the Code, U.S holders of Nipponkoa shares who participate in the Share Exchange will be deemed to have received a taxable dividend for U.S. federal income tax purposes upon exchange of their Nipponkoa shares for Holdings shares. For important details, see “Taxation—Material U.S. Federal Income Tax Consequences”.

BUSINESS GOALS AND STRATEGIES OF HOLDINGS

By effecting the Share Exchange, Sompo Japan and Nipponkoa seek to achieve sustainable growth and enhance shareholder value by rapidly and dramatically enhancing and expanding the quality and quantity of their respective operational bases and management resources to create a leading insurance and financial group. Sompo Japan and Nipponkoa believe that the business goals and strategies described below will enable Holdings to realize the above objectives:

Business Goals

Sompo Japan and Nipponkoa have established the following business goals for Holdings:

•	To establish a new insurance group that provides high quality services that meet the needs of customers by taking the customers’ perspective into account;

•	To realize the benefits of business integration quickly by cooperating under the umbrella of Holdings;

•	To further expand and develop customer bases by taking advantage of economies of scale while reinforcing each brand of Sompo Japan and Nipponkoa; and

•	To enhance operational efficiency and quality by sharing and standardizing business platforms

Business Strategies

During the initial phase of integrating the management and businesses of Sompo Japan and Nipponkoa under Holdings, Sompo Japan and Nipponkoa, as operating subsidiaries of Holdings, intend to emphasize the following business strategies.

(1)	Perspective of customers

Sompo Japan and Nipponkoa will review “from the perspective of customers” their entire service process, from the execution of an insurance contract to payment for an insurance claim. By using their know-how, infrastructures and management resources, while keeping in mind such keywords as “convenience” and “easy to understand”, which both companies have individually been focusing on in their respective operations, as Holdings’ fundamental business concepts, Sompo Japan and Nipponkoa will seek to meet their customers’ expectations and provide the sense of security.

(i)	Sompo Japan and Nipponkoa each has been focusing on such keywords as “convenience” and “easy to understand” in its new products development efforts. These efforts include adding pictures to the policies issued by both companies, which are all aimed to enhance customers’ convenience and easte of understanding. Sompo Japan and Nipponkoa plan to utilize their know-how and experience in their business to develop and share new products in key product areas, including automobile insurance, fire insurance and personal accident insurance and will release them sequentially. Sompo Japan and Nipponkoa will keep in mind such keywords as “convenience” and “easy to understand” as a group and provide new solutions to the various risks facing customers.

(ii)	Sompo Japan and Nipponkoa will seek to improve services provided at the level of “agents,” where most client interactions occur. In order to accomplish this goal, the companies will improve support for those agents in the areas of IT, products and consulting by sharing and jointly implementing education and IT systems including jointly developing a new retail business model to improve agent business efficiency (PT-R).

(iii)	Sompo Japan and Nipponkoa will seek to provide high quality customer services by sharing claims handling services such as processing of accident reports and the initial handling of claims 24 hours a day, 365 days a year and by sharing various customer centers (call centers), which each of Sompo Japan and Nipponkoa currently make available to its respective customers independently.

(iv)	Sompo Japan and Nipponkoa seek to create a new integrated business system to serve as a joint basis for the companies by bringing together their IT system development capability, know-how and infrastructure. In this way, Sompo Japan and Nipponkoa will aim to improve convenience for customers, to provide safety and services of the highest quality, and to improve both the efficient system development and system functions. Moreover, Sompo Japan and Nipponkoa will further improve the quality of their business operations and build an efficient back office operation system. To that end, the companies intend to share and standardize back office operations, such as sales-related back office operations, in coordination with the development of new products and integration into the new system.

(2)	Contribution to social welfare

(i)	Sompo Japan and Nipponkoa will aim to contribute to social welfare in the areas of safety and security by using the know-how and business infrastructure. Specifically, Sompo Japan and Nipponkoa will jointly promote an “eco-safety drive” in order to prevent both accidents and environmental problems.

(ii)	Sompo Japan and Nipponkoa will proactively cope with the global environmental problems, and will jointly develop and provide products and services to address the problem of global warming.

(3)	Enhancement of corporate value

(i)	Life insurance business

Sompo	Japan and Nipponkoa are contemplating the option of merging their subsidiary life insurance companies (Sompo Japan Himawari Life Insurance Co., Ltd. and NIPPONKOA Life Insurance Company, Limited, respectively). Sompo Japan and Nipponkoa will strategically allocate management resources of Holdings to take advantage of growth potential in the life insurance business. Sompo Japan and Nipponkoa will aim to increase Embedded Value* by about ¥50 billion per year in three to five years after integration by providing attractive products to the market enlarged by our business integration.

(ii)	Asset management business

Sompo	Japan and Nipponkoa are considering a possible merger of their subsidiary investment management companies (Sompo Japan Asset Management Co., Ltd. and ZEST Asset Management Limited, respectively) during or soon after fiscal 2010 in order to strengthen Holdings’ asset management platform.

Sompo	Japan and Nipponkoa will seek to improve investment profits by rebuilding its asset portfolio including through such measures as reduction of our ownership of strategic holding stocks.

(iii)	Risk consulting (management) business

Sompo	Japan and Nipponkoa are considering a merger of their subsidiaries that conduct risk consulting and management (Sompo Japan Risk Management Inc. and NK Risk Consulting Co., Ltd., respectively) during or soon after fiscal 2010 in order to improve their overall consulting capability and the ability to develop new services in response to increased and diversified risks. Sompo Japan and Nipponkoa will thus aim to provide new solution services by providing customers with security and services of the highest quality in the risk-consulting arena.

(iv)	Overseas business

Sompo	Japan and Nipponkoa will develop business in the overseas insurance market, which is an area of high growth potential, utilizing a stronger financial base and a better human resource pool made possible by the business integration.

(v)	Other businesses

Sompo	Japan and Nipponkoa will share their know-how and business infrastructure in areas such as the healthcare business, and the defined contribution pension business (“DC”). Furthermore, the companies will consider adopting measures through which integration benefits can be fully realized respecting other group companies.

(4)	Synergy by business integration

Sompo Japan and Nipponkoa will seek to maximize the synergy effects of integration as quickly as possible in order to enhance corporate value. In addition, in order to improve group profits, Sompo Japan and Nipponkoa will shift management resources (personnel, capital, etc.) increased by integration to the promising areas including the life insurance market and overseas markets.

Subject to a set of conditions and assumptions employed by each of Sompo Japan and Nipponkoa, Sompo Japan and Nipponkoa anticipate, on a pre-tax basis, approximately gross ¥10 billion synergy benefit of integration (while incurring a restructuring cost of ¥12 billion) for the year ending March 31, 2011, approximately gross ¥15 billion synergy benefit of integration (while incurring a restructuring cost of ¥18 billion) for the year ending March 31, 2012, approximately gross ¥30 billion synergy benefit of integration (while incurring a restructuring cost of ¥16 billion) for the year ending March 31, 2013, approximately gross ¥40 billion synergy benefit of integration (while incurring a restructuring cost of ¥11 billion) for the year ending March 31, 2014, and approximately gross ¥50 billion synergy benefit of integration (while incurring a restructuring cost of ¥3 billion) for the year ending March 31, 2015.

In particular, for the fiscal year ending March 31, 2013, we currently expect the gross amounts of synergy benefit above to consist, in part, of approximately ¥16 billion of estimated cost reductions for sharing product-development functions, IT systems and back office operations, approximately ¥3 billion of estimated cost reductions through joint use of infrastructure and joint placement of orders, and approximately ¥11 billion of estimated efficiencies attributable to sharing and improvement of corporate know-how (including joint implementation of Sompo Japan’s retail business model reform project (“PT-R”) as discussed in “Business of Sompo Japan—Operations—New Retail Market Business Model Reform Project—‘PT-R’”, loss prevention through joint promotion of Nipponkoa’s “eco-safety drive” initiatives, integration of risk consulting services, and other measures such as enhancing efficiency in life insurance sales operations and customer centers’ productivity). For the fiscal year ending March 31, 2015, we currently expect the gross amounts of synergy benefit above to consist, in part, of approximately ¥34 billion of estimated cost reductions for sharing product-development functions, IT systems and back office operations, approximately ¥3 billion of estimated cost reductions through joint use of infrastructure and joint placement of orders, and approximately ¥13 billion of estimated efficiencies attributable to sharing and improvement of corporate know-how (including joint implementation of Sompo Japan’s retail business model reform project (“PT-R”) as discussed in “Business of Sompo Japan—Operations—New Retail Market Business Model Reform Project—‘PT-R’”, loss prevention through joint promotion of Nipponkoa’s “eco-safety drive” initiatives, integration of risk consulting services, and other measures such as enhancing efficiency in life insurance sales operations and customer centers’ productivity).

The description of anticipated amounts of synergy benefit (or any related restructuring cost), immediately above, have been produced as of October 30, 2009 solely by Sompo Japan and Nipponkoa and may differ from the numbers, projections, assumptions or other conditions related to synergy benefit (or any related restructuring cost) of the business integration used or otherwise understood by any or all financial advisor(s) as of the date of their respective fairness opinion, which was July 29, 2009.

THE JAPANESE NON-LIFE INSURANCE INDUSTRY

History

The first Japanese private non-life insurance company was incorporated in 1879. Following the enactment of the Insurance Business Law in 1900, Japanese non-life insurance business prospered, mainly as a result of the rapid expansion of the Japanese economy during World War I. However, this period was followed by a recession, the great earthquake in Tokyo in 1923 and the financial crisis of 1929, which resulted in Japanese non-life insurance companies incurring very substantial losses and led them to reorganize and form various cartels, pools and co-operative associations.

During World War II, under the guidance of the Japanese Government, the industry was again reorganized. The number of companies was reduced from 48 in 1940 to 16 in 1945.

Following the end of World War II, Japanese non-life insurance companies resumed their business without the benefit of an overseas underwriting market and with the loss of almost all of their previous overseas assets and the burden of huge deficits. Nevertheless, the Japanese non-life insurance business grew rapidly, in parallel with the rapid expansion of the Japanese economy from the late 1950s. In the 1970s, the growth rate of the Japanese non-life insurance industry decreased as a result of reduced growth in the Japanese economy, but in the latter half of the 1980s the growth rate again increased, following changes in Japanese social and economic structures. In the 1980s significant non-life insurance business growth was achieved through sales of automobile insurance and by the marketing to individuals of insurance policies with a maturity refund, which customers viewed as an attractive form of investment. However, since the 1990s after the collapse of the Japanese bubble economy, the growth of Japanese non-life insurance business has been sluggish.

After World War II, the non-life insurance business in Japan showed significant growth, primarily due to the growth of the automobile insurance business, consisting of voluntary and (with the introduction in 1955 of the Automobile Liability Security Law) compulsory insurance. The automobile insurance business resulted in a substantial volume of business for the non-life insurance industry. In recent years, however, growth in this category of non-life insurance business has slowed down while deregulation of the industry has led to diversification of Japanese non-life insurance companies’ business activities.

Industry Background

The premium of the non-life insurance in Japan has been closely related to a variety of factors, including the number of housing starts and motor vehicles on the road and the volume of foreign trade. It has also related to the growth of new kinds of risks arising in the course of social and economic development, such as concepts of liability compensation, and to increasing public awareness of insurance and its functions.

The net premium received for the whole non-life insurance industry was ¥7.7 trillion, while automobile insurance accounted for 47% of the net premium, compulsory automobile liability 15%, fire 14%, personal accident 9%, and others 15%.

The Japanese non-life insurance industry has gone through tremendous changes due to the deregulation and liberalization in the last 10 years. On April 1, 1996, the Insurance Business Law was revised for the first time in 56 years, followed half a year later by the removal of the prohibition on the reciprocal entry between the life and non-life insurance sectors. In July 1998, the mandatory bureau rates were abolished, and the insurance industry entered into a period of liberalization. Mergers and reorganizations became active after 2000. Sompo Japan was created on July 1, 2002 through the merger of Yasuda Fire & Marine Insurance and Nissan Fire & Marine Insurance. Sompo Japan further merged with Taisei Fire Marine Insurance in December of the same year. Nipponkoa was created on April 1, 2001 through the merger of Nippon Fire & Marine Insurance and Koa Fire & Marine Insurance. There were 30 non-life insurance companies in Japan as of March 31, 2001, but there were only 22 companies (including two companies specialized in reinsurance) as of February 1, 2007, while 2 companies have gone under in the meantime. As to listed non-life insurance companies, the number has decreased from 14 companies to 7 companies in the same period. On the other hand, there are 26 foreign insurance companies which hold non-life insurance operating licenses as of February 1, 2007. As a result of this reorganization, the top 3 companies in the non-life insurance industry including ours account for approximately 62% of the market share, and the top 6 companies for 86%.

Compulsory Automobile Liability Insurance

Under the Automobile Liability Security Law, with certain minor exceptions, all automobiles operated on public roads in Japan are required to be covered by “compulsory automobile liability insurance”, which covers liability for bodily injuries. The purchase of such insurance is a condition for the official registration of automobiles and for periodic vehicle inspections. Generally, without such registration, an automobile cannot be operated in Japan. Compulsory automobile liability insurance is designed to serve the public policy of assuring the injured in automobile accidents minimum payments for their claims against those who are liable due to the ownership, use or maintenance of automobiles involved in such accidents. In the light of such public policy, licensed non-life insurance companies in Japan may not refuse to issue compulsory automobile liability policies absent a reasonable ground under the law.

Under these policies, the maximum amount of coverage for accidents resulting in deaths is limited to ¥30 million per person, for accidents resulting in permanent disabilities, up to ¥40 million per person, and for accidents resulting in other injuries, ¥1.2 million per person. Persons who wish to purchase coverage beyond these maximum amounts may purchase automobile insurance with bodily injury liability coverage on a voluntary basis. In order to mitigate any inconvenience caused by this dual structure, i.e., compulsory and voluntary coverages, the insured is permitted to submit claims for indemnity under both compulsory and voluntary policies to the insurance company that wrote the voluntary policy.

The licensed non-life insurance companies reinsure 100% of the risk under compulsory automobile liability insurance by means of a pooling arrangement among them. Each company’s participating share in the pool is determined mainly on the basis of the market share of direct premiums written by it for compulsory automobile liability insurance and the aggregate amount of its investment assets as compared with those of other insurers. Because of this reinsurance arrangement by the pool, the risk assumed by each non-life insurance company is limited to a certain degree.

Windstorms and Floods

Under fire and allied lines insurance (excluding earthquake insurance), insurers may be required to make indemnity payments of a very large aggregate amount in the event of a large windstorm, flood or other catastrophe. The following table sets forth information concerning major windstorms and floods in Japan, as compiled by The General Insurance Association of Japan.

	Major claims paid (Disasters)			Amount of Claims Paid (Unit: Hundred Million Yen)
Ranking	Disaster	Region	Date	Fire/New Products	Automobile	Marine	Total
1.	Typhoon No. 19	Nationwide	Sep. 26-28, 1991	5,225	269	185	5,679
2.	Typhoon No. 18	Nationwide	Sep. 4-8, 2004	3,564	259	51	3,874
3.	Typhoon No. 18	Kumamoto, Yamaguchi, Fukuoka, etc.	Sep. 21-25, 1999	2,847	212	88	3,147
4.	Typhoon No. 7	Mainly Kinki	Sep. 22, 1998	1,514	61	24	1,600
5.	Typhoon No. 23	West Japan	Oct. 20, 2004	1,113	179	89	1,380
6.	Typhoon No. 13	Fukuoka, Saga, Nagasaki, Miyazaki, etc.	Sep. 15-20, 2006	1,161	147	12	1,320
7.	Typhoon No. 16	Nationwide	Aug. 30-31, 2004	1,037	138	35	1,210
8.	Sep. 2000 Flood	Aichi	Sep. 10-12, 2000	447	545	39	1,030
9.	Typhoon No. 13	Kyushu, Shikoku, Chugoku	Sep. 3, 1993	933	35	10	977
10.	Hail	Chiba, Ibaraki	May 24, 2005	372	303	25	700

Earthquake Insurance

Japan is subject to frequent earthquakes. The loss that may result from one earthquake could be disastrously large and the actuarial analysis may not be as effective due to the lack of adequate statistical data. The Law Concerning Earthquake Insurance was enacted in 1966 to implement an earthquake insurance program for dwellings and contents thereof, which is entitled to the benefit of a partial reinsurance arrangement with the government and is subject to limitations on maximum insured amounts.

Japanese insurers write earthquake insurance pursuant to the Law Concerning Earthquake Insurance in the form of an extension of the coverage of fire insurance for dwellings and contents thereof. The insured amount for earthquake under such policies does not exceed a range of 30% to 50% of the insured amount for fire thereunder up to a maximum of ¥50 million for dwellings and ¥10 million for contents thereof, all as prescribed by the Law Concerning Earthquake Insurance.

Pursuant to the Law Concerning Earthquake Insurance, the aggregate amount of indemnity payable by all insurers to all policyholders per any one occurrence is currently limited to ¥5.5 trillion. The earthquake risks written by direct insurers, including us, are wholly reinsured with Japan Earthquake Reinsurance Company Limited, a private reinsurer in Japan owned by major Japanese non-life insurance companies including us. Pursuant to the Law Concerning Earthquake Insurance, this portfolio is protected by (i) an excess of loss reinsurance cover arranged between Japan Earthquake Reinsurance Company and the Japanese Government and (ii) another excess of loss reinsurance cover arranged among Japan Earthquake Reinsurance Company, Toa Reinsurance Company, Limited, which is another private reinsurer in Japan, and the original direct insurers, including us, which participate in such insurance cover through retrocession agreements with Japan Earthquake Reinsurance Company. The maximum amount which is to be borne by Japan Earthquake Reinsurance Company per any one occurrence, net of the amount covered by reinsurance ceded, is currently ¥605.6 billion. The maximum amount which is to be borne by the Japanese Government per any one occurrence is currently ¥4,301.25 billion. The maximum aggregate amount which is to be borne by the original direct insurers and Toa Reinsurance per any occurrence according to the share specified under the retrocession agreements is currently ¥593.15 billion. The Law Concerning Earthquake Insurance requires that, if there are special needs, e.g., insufficient existing funds, for the payment of indemnity under earthquake insurance policies, the Japanese Government will make efforts to arrange for, or to facilitate, financings by non-life insurance companies for such payment.

Competition

Since the collapse of Japan’s bubble economy in the 1980s, the Japanese non-life insurance market has experienced only sluggish growth. Meanwhile, Japanese non-life insurers faced and continue to face severe competition, competing amongst themselves as well as with the life insurance companies and other financial institutions. Due to the effects of wide ranging deregulation since the 1996 amendments to the Insurance Business Law, competition in the non-life insurance industry in Japan has further intensified. The effects include the opening of the industry to new competitors, downward pressure on premium rates, and the establishment of new marketing channels such as banks and online distribution.

The wave of deregulation increased the number of competitors as it resulted in elimination of much of the market barrier, such as the barrier to the foreign insurers under the old law. The deregulation also prompted many life insurers to establish non-life insurance subsidiaries.

New entrants to the non-life industry amidst the sluggish market environment led to a major industry consolidation movement since early 2000s. In addition to the creation via merger of Nipponkoa (see “Business of Nipponkoa—Historical Background”), two other mergers of insurance companies took place in April 2001: The Dai-Tokyo Fire & Marine Insurance Co., Ltd. and The Chiyoda Fire & Marine Insurance Co., Ltd. merged into Aioi Insurance Co., Ltd., and The Dowa Fire & Marine Insurance Co., Ltd. and Nissay General Insurance Co., Ltd. merged into Nissay Dowa General Insurance Co., Ltd. In October 2001, Mitsui Sumitomo Insurance Co., Ltd. was established through a merger of Mitsui Marine & Fire Insurance Co., Ltd. and The Sumitomo Marine & Fire Insurance Co., Ltd. In July 2002, Sompo Japan was formed (see “Business of Sompo Japan—Historical Background”). Furthermore, The Tokio Marine & Fire Insurance Co., Ltd. and The Nichido Fire & Marine Insurance Co., Ltd. established a joint holding company, Millea Holdings, Inc., in April 2002 and merged into Tokio Marine & Nichido Fire Insurance Co., Ltd. in October 2004. Millea Holdings, Inc. (now Tokio Marine Holdings, Inc.) made Nisshin Fire & Marine Insurance Co., Ltd. its wholly owned subsidiary in September 2006.

In the latest wave of consolidation in the industry, in January 2009, Mitsui Sumitomo Insurance Group Holdings, Inc. (the holding company of Mitsui Sumitomo Insurance Co., Ltd.), Aioi Insurance Co., Ltd. and Nissay Dowa General Insurance Company Co., Ltd. announced their plan to effect a business integration, to be effected in April 2010. In March 2009, Sompo Japan and Nipponkoa announced their plan for a business integration, also to be effected in April 2010. If these business integrations proceed as announced, it is expected that the Japanese non-life insurance market will come to be dominated by three domestic groups in April 2010: the Mitsui Sumitomo Insurance/Aioi Insurance/Nissay Dowa General Insurance group, Tokio Marine Holdings and the Sompo Japan/Nipponkoa.

The competitors intensified the downward pressure on the premium rates, which have been consistently declining since fiscal 1998 with the exception of a brief recovery in fiscal 2004. Although the price competition somewhat subsided as the industry participants recently experienced severe deterioration in their loss ratios and therefore are moving to revise their premium rates upward, the downward pressure on premium rates is expected to continue in the long term.

Furthermore, there have been two developments that have tended to undermine the traditional non-life insurers’ competitive edge in insurance agent network. First, online distribution of insurance products is providing customers with an alternative to conventional insurance agents. Second, deregulation relating to bancassurance in Japan is making available a new pool of insurance providers through banks and other financial institutions.

Sompo Japan and Nipponkoa directly compete with life insurance companies in life insurance operations in which both companies have invested considerably. Kanpo Life, an operating subsidiary of Japan Post Holdings Co., Ltd., may further intensify the competition in the life insurance market if the company legally becomes capable of inventing and selling products comparable to other traditional private insurers as part of the ongoing postal privatization process. To remain competitive, therefore, Sompo Japan and Nipponkoa will need to expend additional capital for expansion, compete with traditional life insurers which have established business foundations, and absorb the risks associated with life insurance products. Also, Sompo Japan and Nipponkoa compete with non-life insurance subsidiaries of life insurers. Such non-life insurance subsidiaries of life insurers have so far demonstrated only small growth. But, many life insurers have substantial holdings of stocks of many Japanese companies for business relationship purposes and might eventually seek to capitalize on such relationships in connection with the non-life subsidiaries’ marketing activities.

Issues Relating to Non-payment and Under-payment of Insurance Claims

In Japan, competition among non-life insurers intensified following the liberalization of premium rates in 1998. These non-life insurers sought to obtain a competitive edge by offering products with various riders for fringe claims, particularly for auto insurance. However, in some instances, non-life insurers’ infrastructural developments, including improvement of IT-systems, did not keep pace with the rapid development of their product offerings. As a result, it came to light in 2005 that many Japanese non-life insurers, including Sompo Japan and Nipponkoa, had failed to pay fringe claims in respect of certain policies they had written while having paid claims for the core compensation.

In light of the fringe-payment failures above, in November 2005, the FSA issued administrative orders to 26 non-life insurers, including Sompo Japan and Nipponkoa. Such administrative orders included requiring improvements of governance systems, explanation to customers, product development and policy claim payment procedures, among other things, and requiring those companies to submit business improvement plans and progress reports.

In addition, on May 25, 2006, Sompo Japan received administrative orders from the FSA to suspend a part of its business operations and to improve business operations pursuant to the Insurance Business Law, primarily for failing to make certain claim payments as well as other improper conducts and practices under several lines of insurance. On June 26, 2009, pursuant to the foregoing administrative orders, Sompo Japan submitted the 12th Business Improvement Report to the FSA to report on the status of progress of the Business Improvement Plan, which Sompo Japan had submitted on June 26, 2006, relating to governance systems, compliance systems, overseas monitoring, internal audit and other matters. All aspects of the Business Improvement Plan have been implemented, and Sompo Japan’s status of progress on such plan is and has been reported through periodic Business Improvement Reports to the FSA.

On the other hand, in 2006, many instances came to light where non-life insurers mistakenly refused to make payments in connection with “third sector” products, which cover illness or nursing care, despite the fact that the policyholders had made payment claims. In this connection, on March 14, 2007, Nipponkoa received administrative orders from the FSA to suspend a part of its business operations and to improve business operations pursuant to the Insurance Business Law, primarily for failing to make certain payments under its third sector insurance policies. On July 13, 2009, Nipponkoa submitted the 5th Business Improvement Report to the FSA to report on the status of progress of the Business Improvement Plan submitted on April 13, 2007, relating to governance systems, claims payment framework, customer service, compliance systems and other matters. All aspects of the Business Improvement Plan have been implemented, and Nipponkoa’s status of progress on such plan is and has been reported through periodic Business Improvement Reports to the FSA.

On October 23, 2009, Nipponkoa received an administrative order from the FSA, requiring Nipponkoa to improve its business operations pursuant to the Insurance Business Law, due to undue delays in claim payments caused by inadequate claim handling processes. In light of this order, Nipponkoa submitted a Business

Improvement Plan to the FSA on November 24, 2009 with details as to how it will revise its internal manual as appropriate and enhance its training and payment monitoring systems, and will further submit a progress report on the status of business improvement to the FSA every six months until the completion of the Business Improvement Plan.

In light of the foregoing incidents and regulatory actions, each of Sompo Japan and Nipponkoa has been working assiduously to regain customers’ trust by improving their respective services, operations, and governance systems. Meanwhile, such efforts imposed additional operating costs upon both companies, increasing the respective company’s expense ratio to the premiums written.

BUSINESS OF SOMPO JAPAN

General

Sompo Japan, a joint stock corporation organized under the laws of Japan, is one of the largest non-life insurance companies in Japan in terms of net premiums written for the fiscal year ended March 31, 2009. Sompo Japan underwrites the full range of non-life insurance coverage in Japan, including voluntary automobile and compulsory automobile liability insurance, fire and allied lines insurance and personal accident insurance. It also accepts and cedes reinsurance for certain lines of non-life insurance coverage. In addition, Sompo Japan engages, through subsidiaries, in life insurance business as well as defined contribution pension, investment trust and investment advisory, healthcare and overseas businesses.

Sompo Japan’s head office is located at 26-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo 160-8338, Japan, and its telephone number is 81-3-3349-3111. Its agent in the United States, Sompo Japan Insurance Company of America, is located at Two World Financial Center, 225 Liberty Street, 43rd Floor, New York, New York 10281-1058.

Historical Background

Between April and December 2002, Sompo Japan was formed through a multi-step merger of four non-life insurance companies: The Yasuda Fire and Marine Insurance Company, Limited, which was established in 1888 as Japan’s first fire insurance company; Dai-ichi Property and Casualty Insurance Company, Ltd., which was established in 1996 as a wholly-owned subsidiary of Dai-ichi Mutual Life Insurance Company, a major Japanese life insurer; The Nissan Fire and Marine Insurance Company, Limited, which was established in 1911 as Japan’s first personal accident insurance company; and The Taisei Fire and Marine Insurance Company, Limited, which was established in Taiwan in 1920 and re-established in Japan in 1950. The merger brought synergy benefits based on decades of knowledge and experience in product development, services and marketing. Also, in May 2002, Sompo Japan formed a business alliance with Credit Saison Co., Ltd. and Saison Automobile & Fire Insurance Co., Ltd. In July 2009, Sompo Japan acquired a further stake in Saison Automobile & Fire so that it currently owns a 63.8% equity interest in the company. Sompo Japan conducts its non-life insurance business primarily through itself, Saison Automobile & Fire as well as Hitachi Capital Insurance Corporation, an equity-method affiliate.

Sompo Japan conducts life insurance business primarily through two subsidiaries. One of them, Sompo Japan Himawari Life Insurance Co., Ltd., was originally formed under a different name, INA Life Insurance Co., Ltd., in 1981 as a wholly-owned subsidiary of Life Insurance Company of North America. In 1983, INA Life Insurance entered into an operating alliance with Yasuda Fire & Marine (one of Sompo Japan’s predecessors), and between 1993 and 2001, Yasuda Fire & Marine acquired additional equity in INA Life Insurance (which changed its name twice during that period) in several stages, finally reaching 100% in December 2001, and the current corporate name was adopted in July 2002. The other subsidiary, Sompo Japan DIY Life Insurance Co., Ltd., was originally formed under a different name in 1999 as a wholly-owned subsidiary of Nissan Fire & Marine (another of Sompo Japan’s predecessors). In August 2000, Yasuda Fire & Marine entered into a comprehensive operational business alliance with Dai-ichi Mutual Life, which Sompo Japan and Dai-ichi Mutual Life agreed to strengthen in April 2008. In connection with that, in September 2008, each of Sompo Japan and Dai-ichi Mutual Life made an equity investment in the other party’s life insurance subsidiary—with Sompo Japan acquiring 10% of the outstanding equity in Dai-ichi Frontier Life Insurance Co., Ltd. (the percentage was subsequently reduced due to an additional equity investment by Dai-ichi Mutual Life in December 2008) and Dai-ichi Mutual Life Insurance acquiring 10% of the outstanding equity in Sompo Japan DIY Life Insurance.

Sompo Japan conducts other businesses—including defined contribution pension, investment trust and investment advisory, healthcare and overseas businesses—through other subsidiaries and affiliates that it or its predecessors formed over the years. They include Sompo Japan Asset Management Co., Ltd. (formed in 1986),

Sompo Japan DC Securities Co., Ltd. (formed in 1999), Healthcare Frontier Japan Inc. (formed in 2005) and Sompo Japan Healthcare Services Inc. (formed in 2007) in Japan, as well as various overseas entities such as Sompo Japan Insurance Company of America (formed in 1962), Sompo Japan Asia Holdings Pte. Ltd. (formed in 2008), Sompo Japan Insurance Company of Europe Limited (formed in 1993), Yasuda Seguros S.A. (formed in 1958) and Sompo Japan Insurance (China) Co., Ltd. (formed in 2005).

For the background and history of Sompo Japan’s discussions with Nipponkoa for their management and business integration, see “The Share Exchange”.

Basic Management Policy and Business Strategies

Sompo Japan aims to live up to its corporate image as “a comprehensive service provider group for risk and asset management” by dynamically developing its business according to the following management philosophy:

•	Sompo Japan will offer excellent risk “solutions” to individual and corporate customers.

•	By providing services that always exceed customers’ expectations, Sompo Japan aims to create greater shareholder value and grow together with its employees.

•	Sompo Japan aims to be a high-profile Japanese corporation with a progressive strategy and dynamic business activity.

In line with the above management philosophy, Sompo Japan’s business strategies focus on “growth on a profit basis” and “group management” as follows:

•

“Growth on a profit basis”—Sompo Japan seeks to enhance the quality and profitability of its domestic non-life insurance business by thoroughly streamlining operations. As discussed in “—Operations—New Retail Market Business Model Reform Project—‘PT-R’” below, Sompo Japan is transitioning to the full execution phase of “PT-R”, the project under which Sompo Japan is utilizing information technology to build an efficient business model for the purpose of tailoring its organization to meet the changing needs of its retail customers. Sompo Japan uses its underwriting profit as an indicator to evaluate its sales department’s performance and to promote appropriate underwriting, cost reductions, and business innovation.

•

“Group management”—Sompo Japan will reallocate human resources that are made available by increased efficiency, and profits generated by increased profitability, in its domestic non-life insurance business to areas which it sees are growth areas—such as life insurance (including third sector), defined contribution pension, investment trust and investment advisory, healthcare and overseas businesses. Increased returns from these businesses would translate into consolidated profit growth, which would increase Sompo Japan’s corporate value.

Non-life Insurance

The following table, prepared on a U.S. GAAP basis, sets forth a breakdown of direct premiums written by Sompo Japan’s principal lines of non-life insurance for each of the fiscal years indicated:

	Year ended March 31,
	2009	2008
	(in millions)
Fire and Allied Lines Insurance(1)	¥198,809	¥198,625
Marine Insurance	45,553	46,895
Personal Accident Insurance	128,560	130,144
Voluntary Automobile Insurance	663,651	665,373
Compulsory Automobile Liability Insurance(2)	190,627	225,131
Other Insurances(3)	176,422	175,759

Total	¥1,403,622	¥1,441,927

(1)	Includes earthquake insurance.
(2)	Japanese law requires that all automobiles be covered by compulsory automobile liability insurance. See Note 1(16) to Sompo Japan’s consolidated financial statements.
(3)	Major lines of insurance in this category are liabilities, constructions, aviation, guarantee insurance, movables all-risks, transit insurance (for inland transportation of goods), and workers compensation.

The following table, prepared on a U.S. GAAP basis, sets forth a breakdown of each key component of Sompo Japan’s insurance premiums written for the fiscal year ended March 31, 2009:

	Direct premiums written	Reinsurance premiums assumed	Reinsurance premiums ceded	Net premiums written(4)
				Amount	%
	(in millions, except percentages)
Fire and Allied Lines Insurance(1)	¥198,809	¥16,382	¥65,472	¥149,719	11.38%
Marine Insurance	45,553	9,644	18,416	36,781	2.80%
Personal Accident Insurance	128,560	1,194	2,750	127,004	9.66%
Voluntary Automobile Insurance	663,651	538	3,422	660,767	50.24%
Compulsory Automobile Liability Insurance(2)	190,627	119,215	129,823	180,019	13.69%
Other Insurances(3)	176,422	10,004	25,481	160,945	12.24%

Total	¥1,403,622	¥156,977	¥245,364	¥1,315,235	100.00%

(1)	Includes earthquake insurance.
(2)	Japanese law requires that all automobiles be covered by compulsory automobile liability insurance. See Note 1(16) to Sompo Japan’s consolidated financial statements.
(3)	Major lines of insurance in this category are liabilities, constructions, aviation, guarantee insurance, movables all-risks, transit insurance (for inland transportation of goods), and workers compensation.
(4)	Net premiums written = (direct premiums written + reinsurance premiums assumed—reinsurance premiums ceded).

Fire and Allied Lines Insurance

Fire and allied lines insurance is written for individual customers to safeguard their personal financial security and for business customers to protect their on-going business operations. The weighted average length of fire and allied lines insurance as of March 31, 2009 is 23 years. This relatively long weighted average length is due to the sale of single premium, long-term fire insurance to Japanese homeowners.

Sompo Japan offers a wide range of fire and allied lines insurance products which are tailored to the specific needs of individual and business customers. Through the implementation of “PT-R” (discussed in “—Operations—New Retail Market Business Model Reform Project—‘PT-R’” below), Sompo Japan is currently developing a fully and completely revised new fire insurance product from the viewpoint of customers and insurance agencies, to be introduced in the fall of 2009 at the earliest.

Sompo Japan underwrites earthquake insurance in Japan pursuant to the Law Concerning Earthquake Insurance in the form of an extension of the coverage of fire insurance for dwellings and contents thereof. For a description of the earthquake insurance system in Japan, see “The Japanese Non-life Insurance Industry—Earthquake Insurance”. Sompo Japan also underwrites earthquake insurance, separately from insurance under the Law Concerning Earthquake Insurance, on a private basis for corporate customers.

Marine Insurance

This line of non-life insurance includes cargo insurance (for marine transportation of goods) and hull insurance. Sompo Japan’s major clients for cargo insurance are Japanese manufacturers and trading companies.

Personal Accident Insurance

Personal accident insurance that Sompo Japan underwrites for individual customers in Japan generally covers bodily injuries of the insured resulting from accidents. Sompo Japan offers a range of accident insurance products, including those that pay a fixed amount in accordance with death, permanent disability or hospitalization, those that provide coverage against accidents during travels, those that cover against traffic accidents, and those that cover loss of income caused by an injury or sickness. Sompo Japan also offers deposit-type insurance under this line.

Voluntary Automobile Insurance

Sompo Japan offers to individual customers a comprehensive automobile insurance product called “ONE-Step”. This was developed through the implementation of “PT-R” (discussed in “—Operations—New Retail Market Business Model Reform Project—‘PT-R’” below). This product is designed to be easy to understand for the customer. ONE-Step offers comprehensive coverage and is partially customizable. It comes with an insurance handbook that includes the insurance policy and coverage details, and is intended as a tool for making life easier for the customer. All procedures are done electronically through an information technology system and are completely cash-less. Customers may receive assistance from Sompo Japan’s 24-hour call center or through its website. “ONE-Step” customers also receive 24-hour road assistance service.

Compulsory Automobile Liability

For a description of the compulsory automobile liability insurance system in Japan, see “The Japanese Non-life Insurance Industry—Compulsory Automobile Liability”. The weighted average length of the compulsory automobile liability insurance contracts as of March 31, 2009 is approximately 2 years. Compulsory automobile liability insurance must be purchased at the time a new vehicle is first registered and these policies are generally of 3 years’ duration. Thereafter a new policy must be purchased at the time the vehicle undergoes its roadworthiness test, generally every 2 years.

Other Insurances

Other insurances include liabilities, constructions, aviation, guarantee insurance, movables all-risks, transit insurance (for inland transportation of goods), and workers compensation. Liabilities insurance is written primarily for business customers and includes contractors’ liability insurance and product liability insurance. Movables all-risks insurance generally covers damages resulting from loss, theft or destruction of various types of movables, primarily for businesses. Transit insurance is purchased both by owners of goods that are being transported, to cover physical damage to such goods, and by carriers of such goods, to cover their liabilities arising from the handling of such goods. Workers’ compensation insurance is offered to employers for provisions of benefits to employees as supplements to public insurance for employees.

Losses and Reserves

Loss and Expense Ratios

The following table, prepared on a U.S. GAAP basis, sets forth information with respect to Sompo Japan’s loss and expense ratios for each of the periods indicated. Net loss ratio represents the ratio of net loss incurred to net premiums earned.

	Year ended March 31,
	2009	2008
	(in millions, except percentages)
Fire and Allied Lines Insurance:
Net premiums written	¥149,719	¥150,076
Net premiums earned	154,884	151,763
Net loss incurred	59,511	56,782
Net loss ratio	38.42%	37.41%

Marine Insurance:
Net premiums written	¥36,781	¥38,350
Net premiums earned	37,665	38,851
Net loss incurred	20,615	15,792
Net loss ratio	54.73%	40.65%

Personal Accident Insurance:
Net premiums written	¥127,004	¥128,698
Net premiums earned	125,298	125,368
Net loss incurred	73,632	72,261
Net loss ratio	58.77%	57.64%

Voluntary Automobile Insurance:
Net premiums written	¥660,767	¥662,494
Net premiums earned	661,659	666,858
Net loss incurred	393,904	451,227
Net loss ratio	59.53%	67.66%

Compulsory Automobile Liability Insurance:
Net premiums written	¥180,019	¥228,550
Net premiums earned	219,095	235,231
Net loss incurred	154,936	167,110
Net loss ratio	70.72%	71.04%

Other Insurances:
Net premiums written	¥160,945	¥160,555
Net premiums earned	159,951	159,786
Net loss incurred	78,369	86,438
Net loss ratio	49.00%	54.10%

Total:
Net premiums written	¥1,315,235	¥1,368,723
Net premiums earned	1,358,552	1,377,857
Net loss incurred	780,967	849,610
Net loss ratio	57.49%	61.66%
Net loss adjustment expenses incurred—unallocated	76,185	72,715
Ratio of losses and loss adjustment expenses incurred to net premiums earned(A)	63.09%	66.94%
Underwriting and administrative expenses incurred(1)	468,220	466,733
Ratio of underwriting and administrative expenses incurred to net premiums written(1)(B)	35.60%	34.10%
Combined loss and expenses ratios(2)	98.69%	101.04%
Net premiums/direct premiums written ratios	93.70%	94.92%

(1)	These data are for Sompo Japan’s non-life insurance business only.
(2)	Sum of (A) and (B).

Reconciliation of Beginning and Ending Liabilities for Losses and Claims

The following table, prepared on a U.S. GAAP basis, is a summary reconciliation of the beginning and ending liabilities for losses and claims and claim adjustment expenses for each of the periods indicated:

	2009	2008
	(in millions of yen)
Balance at beginning of year	¥1,005,945	¥967,741
Less: reinsurance recoverables	127,342	125,045

Net balance at beginning of year	878,603	842,696

Losses incurred for:
Current year	903,098	898,321
Prior years	(45,946)	24,004

Total losses incurred	857,152	922,325

Losses paid for:
Current year	470,906	475.521
Prior years	413,379	414,071

Total losses paid	884,285	889,592

Foreign currency translation adjustments	(18,344)	3,174
Net balance at end of year	833,126	878,603
Add: reinsurance recoverables	118,331	127,342

Balance at end of year	¥951,457	¥1,005,945

Changes in Historical Liabilities for Losses and Claims

The table below illustrates the change over time of Sompo Japan’s liabilities for loss and claims at the end of the fiscal years indicated. The liabilities represent the estimated amount for loss and claims arising in the current and all prior accident years that are unpaid as of the balance sheet data.

The first section of the foregoing table, prepared on a U.S. GAAP basis, shows the balance of total liabilities for losses and claims as initially established at the end of each stated fiscal year with reinsurance recoverable disclosed. The second section, reading down, shows the cumulative amounts paid, net of reinsurance and retrocessions, as of the end of the successive fiscal years with respect to the liability initially established. The third section shows the retroactive re-estimation of the initially established total liabilities for losses and claims as of the end of each successive fiscal year, which results primarily from Sompo Japan’s expanded awareness of additional facts and circumstances that pertain to open claims. The last section compares the latest re-estimated balance of total liabilities for losses and claims to the ones initially established and indicates the cumulative development of the initially established balance of total liabilities through March 31, 2009.

For further discussion regarding net reserves for losses and loss expenses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Insurance Reserves—Losses, Claims and Loss Adjustment Expenses Liability and Reinsurance.”

Caution should be exercised in evaluating the information shown on this table, as each amount includes the effects of all changes in amounts for prior periods. Conditions and trends that have affected development of liabilities in the past may or may not necessarily occur in the future, and accordingly, conclusions about future results may not be derived from information presented in this table.

	Year Ended March 31,
	2004	2005	2006	2007	2008
	(Yen in millions)
Total gross liabilities for losses and claims	¥874,621	¥953,088	¥988,261	¥968,819	¥1,005,945
Reinsurance recoverable	123,414	158,172	130,823	126,123	127,342
Total net liabilities for losses and claims	751,207	794,916	857,438	842,696	878,603
Cumulative paid as of:
One year later	342,810	380,986	396,968	417,161	412,150
Two years later	487,951	532,410	567,008	570,050
Three years later	577,404	633,011	649,792
Four years later	645,890	683,807
Five years later	677,780
Liability re-estimated as of:
One year later	774,240	848,639	840,565	868,962	838,400
Two years later	827,329	837,853	863,853	862,156
Three years later	809,608	845,881	862,122
Four years later	809,346	844,419
Five years later	809,044
Latest re-estimated gross liability	934,974	990,855	988,029	987,322	959,444
Latest re-estimated reinsurance recoverable	125,930	146,436	125,907	125,166	121,044
Latest re-estimated net liability	809,044	844,419	862,122	862,156	838,400
Cumulative gross redundancy (deficiency)	(60,353)	(37,767)	232	(18,503)	46,501
Cumulative net redundancy (deficiency)	¥(57,837)	¥(49,503)	¥(4,684)	¥(19,460)	¥40,203

Operations

Sales, Marketing and Underwriting

As of March 31, 2009, Sompo Japan had 49,430 insurance agents, approximately 72% of whom primarily sold Sompo Japan products and accounted for approximately 79% of the total premiums written through Sompo Japan’s agents. Sompo Japan’s agents include corporations and individuals.

The competition among the insurance companies and agents for existing and new customers is intensifying along with the expansion of non-life insurance sales channels and sophistication of customer preferences. Sompo Japan continually educates its insurance agents thoroughly, with the goal of maintaining and strengthening professional insurance agency operations. Sompo Japan seeks to enable its agents to respond effectively to customers’ needs with appropriate knowledge of products and the ability to meet consumer demands.

In an effort to improve the agents’ customer services and strengthen their sales capabilities, Sompo Japan has been implementing programs to improve the quality of overall insurance contract process. To further foster its agents’ operational quality, Sompo Japan has been implementing the “Non-Life Insurance Agent License System” and “Agent Commission Structure”, whereby it educates, trains and incentivizes the insurance agents.

In light of the maturity of the non-life insurance market and the aging population in Japan, it is increasingly necessary to accommodate the customers’ diverse needs. In this respect, Sompo Japan is striving to increase the available pool of sophisticated full-time insurance agents. For this purpose, Sompo Japan has initiated a program called the “Total Life Counselor System”, under which it hires qualified individuals as its trainees for a period of twenty four months (and thirty six months at maximum as the case may be). Throughout this program, Sompo Japan conducts thorough, face-to-face training designed for the trainees to master high-level business knowledge and sales skills as well as the mind-set required to run an insurance agency. In this program, Sompo Japan also provides the trainees with on-the-job sales lessons, with a view to helping the trainees become an independent, full-time insurance agent.

New Retail Market Business Model Reform Project—“PT-R”

For Sompo Japan to achieve sustainable growth, it must work together with the insurance agencies to ensure that Sompo Japan and the agencies continue to be the customers’ preferred choice. To that end, Sompo Japan has launched the “New Retail Market Business Model Reform Project”, known as “PT-R”. “PT” stands for “project”, and “R” stands for “renovation”, “revolution” and “retail”. Under PT-R, Sompo Japan sets customers peace of mind and satisfaction as its central goal, and reviews the entire service processes, ranging from conclusion of an insurance contract to payment of insurance claims, in order to serve the maximum utility for the customers. PT-R initially began with the launch in February 2008 of “ONE-Step”, which is Sompo Japan’s comprehensive personal automobile insurance product. For a description of “ONE-Step”, see “—Non-life Insurance—Voluntary Automobile Insurance” above.

PT-R focuses on maximum utilization of information technology (IT). With PT-R, Sompo Japan has been realizing innovation in four areas: sales process, products, customer contact and claims payment. In the area of sales process, Sompo Japan seeks to make that process even clearer and simpler to understand for the customers with the launch of “Insurance Procedure Navi”, an online platform through which the agents consult, plan, and execute insurance contracts with the customers. This system will ensure a uniform consultation and execution process for Sompo Japan’s insurance products at the agent-level. Sompo Japan also seeks to directly serve its policyholders via online, launching an internet site “My Page” and a mobile phone service that allow renewal and modification of the insurance policies.

In the area of products, Sompo Japan has been developing products that are simplified and easy-to-understand for the customers. For this purpose, Sompo Japan uses visual materials including websites.

In the area of customer contact, Sompo Japan has a multi-access system to allow customers to complete various insurance-related procedures using methods that suit their needs and lifestyles. Sompo Japan has been training its agents to offer high-quality services, and improving its websites, both for personal computers and mobile phones, and call centers.

In the area of claims payment, Sompo Japan has established accident support desks—which, by the end of 2009, will be open 24 hours a day, 365 days a year—in both Tokyo and Osaka, and plans to simplify those desks’ contact information into a single phone number by December 2009. The accident support desk will not only handle accident reports but also offer guidance to customers according to their particular situations, provide tips regarding filing claims, and arrange for towing services. Furthermore, where there is no dispute with the counterparty to the accident, the accident support desk will make insurance payments to expedite the payment process for the customers.

Claims Processing

When customers experience an accident, Sompo Japan serves them at its Service Centers. The Service Centers are the “frontline” of Sompo Japan’s business operation as much of its interactions with the customers occur in those centers in connection with accident response and payment of claims. As of April 2009, Sompo Japan had a total of 265 Service Centers in Japan.

In order for every employee at the Service Centers to adequately respond to customer needs, Sompo Japan maintains and continues to improve its training programs. Since 2006, it has in place Capability Development Room specifically designated for training at its head office. More recently, it has further improved and standardized on-the-job training programs, while establishing an online educational tool called “e-Learning” to expand access to training. Sompo Japan continues to educate and train its Service Center staff based on the programs tailored to each individual’s career and responsibility.

In connection with the problem of failure to make claim payments at a number of Japanese insurers including Sompo Japan, which culminated in its receipt of administrative orders in 2006, it conducted an internal investigation at its own initiative. Since then, Sompo Japan has worked to restore customer trust by improving its system for managing insurance claim payments. In fiscal 2008, Sompo Japan held a variety of training sessions to ensure swift and accurate insurance payments and to eliminate the causes of complaints, and strived to improve the overall quality of services. In fiscal 2009 and onwards, Sompo Japan aims to provide customers with peace of mind and satisfaction by ensuring accurate insurance payouts and meticulously informing the customers of the progress of Sompo Japan’s response to an accident.

As part of Sompo Japan’s efforts to keep the customers informed of insurance claim payments, Sompo Japan sends out “Guide to Making Insurance Claims” for automobile insurance customers. This guide explains the insurance payments that customers can receive according to the particular circumstances of their accident and the terms of their insurance coverage. Besides automobile insurance, Sompo Japan also posts a guide on making other casualty insurance claims on its corporate website. Furthermore, Sompo Japan sends out postcards to customers to notify them when accident response processes have been completed. These postcards are sent to customers who have declined to make insurance claims due to various circumstances despite their submission of accident reports, or to customers found not to be eligible for payment under their policies. Sompo Japan also sends out an information document on insurance claims to customers who, after a certain period of time, have not yet confirmed their intention to file a claim.

Also part of Sompo Japan’s efforts to improve its claim processing operation are measures taken to ensure the customers understand the policy content at the initial contracting stage. These measures include thorough explanation of the key points of each insurance policy, introduction of Policy Confirmation Forms, and annual distribution of direct mailings to policyholders of long-term fire and third-sector insurance products which contain details regarding the present status of the relevant policy.

Reinsurance

Sompo Japan engages in both reinsurance cession and reinsurance underwriting. At Sompo Japan, the principle for retention and reinsurance cession is determined in consideration of the composite factors such as the status of risk and capital, volatility of the underwriting result and the reinsurance market environment. Internal guidelines for reinsurers’ security are set up to avoid possible deterioration of reinsurance recoverables due to the reinsurers’ insolvency. In accordance with the guidelines, Sompo Japan selects the reinsurers with certain credit rating level or above to mitigate the credit risk. Furthermore, the cession to any one reinsurer is limited to avoid excessive accumulation.

Protection for Natural Catastrophic Risks

Sompo Japan quantifies the probable maximum loss arising out of a natural catastrophic event across the class of business, utilizing stochastic models including in-house ones. The optimal retention and reinsurance for natural catastrophic risks is determined through careful deliberation by the Management Board. The material factors are considered such as status of risk and capital affected, by the worst case scenario, status of catastrophic loss reserves, and efficiency and sustainability of the reinsurance scheme, when the reinsurance scheme is developed.

Principle for Inward Reinsurance Underwriting

Sompo Japan offers worldwide reinsurance services in Tokyo and Hong Kong through the Reinsurance Department. With a particular focus on insurance companies in Asia, Sompo Japan provides reinsurance capacity through Sompo Japan Reinsurance Company Limited based in Hong Kong. Sompo Japan has been also a corporate member of Lloyd’s of London since 1993. Sompo Japan has a conservative underwriting principle, selecting risks with the following considerations:

•	Evaluate contract individually in view of the balance between risk and return;

•	Examine underwriting result of acceptances periodically and reflect the result in its policy;

•	Evaluate the exposure quantitatively and stochastically utilizing models to underwrite natural catastrophic risks; and

•	Diversify the portfolio to avoid significant accumulation or excessively uneven distribution of exposure over countries or regions.

Sompo Japan monitors reinsurance market trends closely and seeks to respond to changes of the market without delay.

The following table, prepared on a U.S. GAAP basis, sets forth Sompo Japan’s reinsurance premiums assumed and ceded and retention ratio for each of the periods indicated:

	Year ended March 31,
	2009	2008
	(in millions, except percentages)
Direct premiums written	1,403,622	1,441,927
Reinsurance premiums assumed	156,977	212,850
Reinsurance premiums ceded	(245,364)	(286,054)

Net premiums written	1,315,235	1,368,723

Retention ratio(1)	84.28%	82.71%

(1)	Retention ratio is calculated by dividing the net premiums written by the aggregate of the direct premiums written and the reinsurance premiums assumed.

Overseas Business

Sompo Japan regards the overseas insurance business as a central element of its growth strategy and seeks to increase earnings by allocating management resources mainly to countries and regions that are expected to achieve high growth and profitability in the medium-term, including China, India, Brazil and the ASEAN region. In these countries and regions, Sompo Japan will strive to develop markets by expanding existing businesses and pursuing mergers and acquisitions. Sompo Japan also aims to provide high-quality insurance services worldwide for Japanese companies operating overseas, a strategy linked to the domestic non-life insurance business.

Sompo Japan’s international network encompasses operations include those in North America (comprising the United States, Canada and Mexico, with the regional base in New York), South America (regional base in Sao Paulo), Europe, Africa and the Middle East (regional base in London), East Asia (regional base in Dalian), and South Asia and Australasia (based in Singapore). This expansive network allows Sompo Japan to provide customers with a wide range of support as they work to expand their worldwide operations.

To establish a sales system covering every major area of the world, Sompo Japan has set up a network of overseas subsidiaries and underwriting agencies in Europe, Africa and the Middle East, and North, Central and South America, as well as in China, Southeast Asia and Oceania. As of July 1, 2009, Sompo Japan has subsidiaries, branches and liaison offices in 29 countries providing insurance services and risk management expertise, with approximately 140 expatriates from Japan working together with highly motivated local employees.

East Asia

As the East Asian economies continue to expand, many companies from all over the world, including Japan, are making inroads into these markets, especially into China.

On June 1, 2005, Sompo Japan Insurance (China) Co., Ltd. was established in Dalian, China. Furthermore, with the official approval from China Insurance Regulatory Commission, Sompo Japan

Insurance (China) Co., Ltd. established a Shanghai branch office on October 15, 2007. In February 2009, Sompo Japan Insurance (China) Co., Ltd. received official approval from China Insurance Regulatory Commission to establish a branch in Guangdon Province, which started its operations in March. With the opening of the Guangdong branch, Sompo Japan became the first Japanese non-life insurance company to run operating bases in three regions of China, namely North China (Liaoning Province), East China (Shanghai City) and South China (Guangdong Province).

As well as being the first Japanese non-life insurance company to have established a local subsidiary in the Chinese insurance market, Sompo Japan insurance (China) Co., Ltd. plans to develop a strong presence in the Guangzhou and Suzhou areas, where most Japanese business activity is concentrated, in order to be able to offer insurance services directly to those of Sompo Japan’s customers who have business interests in the region.

Through Sompo Japan System Solutions Inc. (“SJS”), Sompo Japan also set up a System Development Center in Dailan, China. The aim is to establish an SJS-led system development structure in which the whole process from system design to testing is conducted in China. Through the new center, SJS seeks to enhance the efficiency of system development and secure a stable source of excellent IT professionals for its Chinese operations.

In South Korea and Taiwan, Sompo Japan commenced operations of two wholly owned insurance brokerage subsidiaries, namely Sompo Japan Consulting (Korea) Inc. in April 2009 and Sompo Japan Insurance (Taiwan) Brokers Co., Ltd. in May 2009. Sompo Japan is the first Japanese non-life insurance company to establish wholly owned insurance brokerage subsidiaries in these markets.

The two subsidiaries will conduct business together with leading local insurance companies that are in alliance with Sompo Japan to provide high-quality insurance consulting services, particularly for Japanese companies operating locally. In addition, they will aim to further increase profits by engaging in the reinsurance business together with major Korean insurance companies that do not have business bases in the ASEAN countries.

South Asia and Australasia

Sompo Japan has established a network centered on its wholly-owned subsidiary Sompo Japan Insurance Company (Asia) Pte. Ltd. in Singapore. The network consists of Asian subsidiaries in Indonesia, the Philippines, Thailand and Vietnam, as well as the hub subsidiary in Singapore, which also operates a liaison office in Myanmar.

In September 2008, Sompo Japan further established Sompo Japan Asia Holdings Pte. Ltd. in Singapore as its regional headquarters in Southeast Asia, with an aim of strengthening the group management systems in the region, centering on the ASEAN countries. With Sompo Japan subsidiaries and affiliates in Southeast Asia under its umbrella, Sompo Japan Asia Holdings Pte. Ltd. seeks to provide management supervision and enhanced support to strategic projects across the whole region, while also furthering business expansion and reinforcing internal control.

Sompo Japan’s Australian branch office has more than 35 years of operating history. In 2007, Sompo Japan developed its business in Malaysia drastically by purchasing a 30% equity stake of Berjaya General Insurance Bhd. Subsequently, the company changed its name to Berjaya Sompo Insurance Berhad to reflect this partnership. It now provides insurance products and services nationwide.

In 2008, Sompo Japan established an overseas subsidiary insurance company in India, Universal Sompo General Insurance Limited (main office in Mumbai), as a joint enterprise with two Indian state banks and one private bank. Sompo Japan’s partners in this corporate joint venture have a combined total of approximately 4,800 branches across the whole of India, as well as a solid customer base and proven track records in retail insurance sales.

In addition to the main office in Mumbai, Sompo Japan has established offices in Delhi, Calcutta and Chennai, and run its Indian business as a four-region system. Sompo Japan is continuing with its efforts to establish more branches and lay out greater business infrastructure in the main cities. Through Sompo Japan’s insurance business expertise and the nationwide sales network offered by its partners in this venture, Sompo Japan aims to expand its business activities in the steadily growing economy of India, and offer insurance services to the Japanese companies rapidly taking root in the region.

Europe

Sompo Japan has been serving clients in Europe for about 50 years since it first set up a liaison office in London in 1958. At present, a wholly-owned subsidiary, Sompo Japan Insurance Company of Europe Limited, conducts underwriting and provides claim settlement, risk management and insurance information mainly to Japanese companies. With offices in the U.K, Belgium, France, Germany, Italy, the Netherlands and Spain, Sompo Japan’s operations cover the insurance markets of Europe as well as those of Africa and the Middle East.

North America

In North America, Sompo Japan conducts property and casualty insurance operations through its U.S. subsidiary, Sompo Japan Insurance Company of America, which has its main regional base in New York. The company has branch offices in Los Angeles, Chicago, Atlanta, San Francisco and Nashville, and also operates SJA Insurance Agency, LLC in Charlotte, North Carolina, to strengthen its own underwriting capability and administrative processing functions. In addition, Sompo Japan provides insurance services in Canada through its Toronto office and in Mexico by its subsidiary, Sompo Japan Insurance De Mexico, S.A. de C.V., which started operation in March 1998.

South America

Sompo Japan’s main base of operations in South America is its subsidiary in Brazil, Yasuda Seguros S.A., which was established in 1958. In 1959, this company became the first subsidiary of a Japanese insurance company licensed to underwrite insurance in Brazil. At present, Yasuda Seguros provides services for the insurance needs of affiliates of Japanese companies, but the majority of its clients are local businesses and individuals. On July 24, 2009, Sompo Japan, through Yasuda Seguros, acquired 50% of Maritima Seguros S.A. (“Maritima”)’s common shares and 70% of its non-voting preferred shares. Maritima conducts retail business with a strong brand name and a solid sales network of brokers and banks in Brazil.

Investments

Sompo Japan’s investments are made with funds that are derived from two separate categories of accounts: (i) savings-type accounts; and (ii) general accounts. Funds in savings-type accounts consist of such portion of deposit premiums by policyholders under savings-type insurance that have not been due for refund to the policyholders. Funds in general accounts consist of all other funds available to Sompo Japan.

Sompo Japan’s basic investment policy is to maximize the total return while providing an appropriate degree of risk control. In particular, its investment policy regarding general accounts is to aim to maximize the net asset value in the medium to long term by taking risks within an acceptable range. Sompo Japan controls risk by diversifying its portfolios, such as equities, bonds and loans. With regards to savings-type accounts, to satisfy the liabilities associated with the refund feature, Sompo Japan’s investment policy is to primarily invest in yen-denominated deposits, savings, call loans, bonds and loans based upon the asset and liability management (ALM) approach and thereby secure stable earnings that can cover the payment of maturity refunds and other underwriting costs.

The following table, prepared on a U.S. GAAP basis, sets forth Sompo Japan’s investments as of each date indicated:

	As of March 31,
	2009	2008
	(in millions of yen)
Investments—other than investments in affiliates
Securities held-to-maturity:
Fixed maturities, at amortized cost	¥842,185	¥773,938
Securities available-for-sale:
Fixed maturities, at fair value	1,977,614	2,087,405
Equity securities, at fair value	1,022,384	1,579,870
Trading securities:
Fixed maturities, at fair value	189,231	223,446
Equity securities, at fair value	35,601	108,653
Mortgage loans on real estate	36,185	39,540
Investment real estate	47,801	48,490
Policy loans	25,978	24,319
Other long-term investments	575,956	641,624
Short-term investments	15,262	21,165

Total investments	¥4,768,197	¥5,548,450

A substantial portion of Sompo Japan’s investments is made by the parent company. As of March 31, 2009, the parent company level investments represented 76.1% of Sompo Japan’s total investments.

Securities available for sale

	As of March 31,
	2009	2008
	(in millions of yen)
Japanese bonds	¥1,589,758	¥1,642,449
Foreign bonds	387,856	444,956
Total bonds other than affiliates	1,977,614	2,087,405
Japanese equities	932,405	1,473,357
Foreign equities	89,979	106,513
Total equities other than affiliates	1,022,384	1,579,870

Total securities available for sale	¥2,999,998	¥3,667,275

Japanese bonds. Sompo Japan invests in Japanese government bonds and corporate bonds to achieve returns higher than deposits and savings or call loans. Sompo Japan maintains Japanese bond portfolio a certain degree of liquidity to meet future obligations arising from the policies.

Foreign bonds. Sompo Japan invests in government and corporate bonds of foreign countries to seek the diversifying investments and obtaining higher return than Japanese bonds. Sompo Japan manages and controls foreign exchange exposures within certain parameters, primarily by using forward exchange contracts.

Japanese equities. Sompo Japan invests in equity securities of Japanese companies, primarily in equity securities listed on a stock exchange in Japan as part of the efforts to realize its overall investment objectives. Sompo Japan also seeks to maintain and enhance its business relationships with major corporate customers in Japan by investing in the equity securities of those customers on a long-term basis.

Foreign equities. Sompo Japan invests in equity securities of foreign companies, which are listed on each country’s stock exchange to seek to diversify investments and to obtain higher investment returns.

Loans

Sompo Japan invests in loans which generally generate relatively high interest income. The following table, prepared on a U.S. GAAP basis, shows Sompo Japan’s investments in loans (other than those to related parties) as of each date indicated:

	As of March 31,
	2009	2008
	(in millions of yen)
Mortgage loans on real estate	¥36,185	¥39,540
Collateral and guaranteed loans	188,553	184,376
Unsecured loans	266,530	271,559
Policy loans	25,978	24,319

Total	¥517,246	¥519,794

Short-term Investments

Sompo Japan’s short-term investments consist of term deposits, denominated in yen or other foreign currencies, which are either secured or subject to a maturity term of over three months. On a U.S. GAAP basis, Sompo Japan held ¥21.2 billion short-term investments as of March 31, 2008 and ¥15.3 billion as of March 31, 2009.

Cash and cash equivalents

Sompo Japan seeks to hold adequate levels of deposits, savings and call loans in cash and cash equivalents in order to maintain liquidity for indemnity payments which may become due any time upon occurrence of the risks covered by the policies.

Investment Results

The following table, prepared on a U.S. GAAP basis, sets forth the breakdown of Sompo Japan’s “Net investment income” for each period indicated:

	2009	2008
	(in millions of yen)
Investment income:
Fixed maturities	¥62,047	¥66,551
Equity securities	36,654	46,959
Investment real estate	4,402	4,300
Mortgage loans	1,134	1,303
Policy loans	957	897
Other long-term investments	(47,205)	10,426
Short-term investments	652	1,181
Other	3,509	4,808
Gross investment income	62,150	136,425

Less: Investment expenses	9,650	10,559

Net investment income	¥52,500	¥125,866

As at March 31, 2009 and 2008, accrued investment income included in other assets amounted to ¥14,718 million and ¥17,148 million, respectively.

Net realized gains (losses) and change in unrealized gains (losses) on fixed maturity securities, equity securities and other investments for the years ended March 31, 2009 and 2008 are shown as below.

	Fixed maturities	Equity securities	Other investments	Net gains (losses)
	(in millions of yen)
2009:
Realized (losses) gains on investments and unrealized (losses) gains on trading securities	¥(22,455)	¥(73,187)	¥(15,389)	¥(111,031)
Change in unrealized losses on investments other than trading securities	(24,615)	(492,383)	—	(516,998)

Total	¥(47,070)	¥(565,570)	¥(15,389)	¥(628,029)

2008:
Realized (losses) gains on investments and unrealized (losses) gains on trading securities	¥14,535	¥12,662	¥(3,696)	¥23,501
Change in unrealized losses on investments other than trading securities	(3,804)	(615,615)	—	(619,419)

Total	¥10,731	¥(602,953)	¥(3,696)	¥(595,918)

Life Insurance

Sompo Japan satisfies the customers’ diverse life-insurance needs through the rich product lineup supported by its subsidiaries, Sompo Japan Himawari Life Insurance Co., Ltd. and Sompo Japan DIY Life Insurance Co., Ltd. as well as by Sompo Japan’s strategic partner, Dai-ichi Mutual Life Insurance Company.

Sompo Japan Himawari Life Insurance Co., Ltd. was established in 1981 as a Japanese subsidiary of CIGNA Corporation, which is headquartered in Philadelphia, U.S.A. In 1983, it formed a business alliance with Yasuda Fire & Marine Insurance Company (now Sompo Japan), and, in December 2001, it became a wholly owned subsidiary of that company. With a long record of achievement as a foreign-owned life insurance company, Sompo Japan Himawari Life led the Japanese life and non-life insurance industry in the introduction of third-sector insurance products, such as medical insurance, and remains a leading provider of these products. In August 2008, Sompo Japan Himawari Life launched the “Kenkou no omamori” insurance series. This is a whole-life insurance with supplemental medical insurance coverage that features reasonable premiums and covers not only costs for same-day admission or surgery resulting from illness or injury, but also, by adding a rider, costs for advanced medical technologies not covered by regular health insurance throughout the policyholder’s life. The new policy has proved very popular, with more than 200,000 contracts signed in the 11 months after its launch. Sompo Japan Himawari Life’s extensive product range also includes a variety of death cover products, such as income guarantee insurance with no surrender value.

With the aging population and the social healthcare reform in Japan, Sompo Japan expects the third-sector insurance market, such as medical insurance, to continue to grow. Having long invested in this third-sector business, Sompo Japan Himawari Life ranks among the top life insurance subsidiaries to a non-life group in terms of the number of policies executed. Furthermore, Sompo Japan Himawari Life is also strengthening its sales and marketing network for its first-sector business of death policies.

Sompo Japan DIY Life Insurance Co., Ltd. markets life insurance products using non-face-to-face methods, such as mail order, telephone sales and Internet sales. “Ichinen kumitate hoken”, its leading product, is a fixed-term policy with one-year duration. Policyholders have the ability to review and modify their contracts according to their life stage, and to freely add special coverage for hospitalization, cancer or monthly income protection.

Sompo Japan continues to benefit from its comprehensive business partnership with Dai-ichi Mutual Life Insurance Company. Dai-ichi Mutual Life provides Sompo Japan with a variety of products including “Shin Dou Dou Jinsei” as well as service functions only made possible at Dai-ichi Mutual Life. In September 2008, Sompo Japan invested in Dai-ichi Frontier Life Insurance Co., Ltd., while Dai-ichi Mutual Life Insurance acquired a stake in Sompo Japan DIY Life Insurance. Sompo Japan and Dai-ichi Mutual Life Insurance are also sharing know-how in the variable annuity insurance field.

Asset Management and Other Financial Operations

Sompo Japan seeks to support its customers’ safe and effective management of their pension asset through Sompo Japan DC Securities and Sompo Japan Asset Management

Defined Contribution (DC) Pension Business

On October 1, 2001, a defined contribution pension system was introduced in Japan upon the effectiveness of the Defined Contribution Pension Law. Established in May 1999 as Yasuda Kasai CIGNA Securities Co., Ltd., Sompo Japan DC Securities Co., Ltd. specializes in defined contribution pension products. It began to offer products and services in November 2001.

Sompo Japan DC Securities offers business proprietors and pension scheme members convenient solutions in the form of bundled services that encompass all aspects of DC scheme management, including scheme design, investment education, member account management and record management. In addition to the timely, efficient establishment of schemes, it also maintains the quality and consistency of member services after their establishment.

With its highly effective scheme design consultation services, full-rage bilingual services and more, Sompo Japan DC Securities has gained top ratings in customer satisfaction surveys conducted by non-profit organizations. Its security systems are also very effective. In March 2006, it achieved certification under the ISMS standard, and in September 2006 it was authorized to use the Privacy Mark.

Investment Trust and Investment Advisory Business

Sompo Japan Asset Management Co., Ltd. was established in 1986 to conduct investment advisory business. In March 1998, the company became the first Japanese non-life insurance-related asset management company to enter into the investment trust business, a move based on expertise acquired through its pension asset management in the investment advisory business.

In February 1999, it formed a capital alliance with TCW Group Inc., a leading U.S. asset management company, in order to strengthen its ability to manage assets globally and develop products.

Sompo Japan Asset Management offers a variety of investment products, developed using the expertise that the Sompo Japan Group has accumulated through its involvement in environmental issues and corporate social responsibility (CSR) issues. These products include an eco-fund, the Sompo Japan Green Open, which was established in September 1999 and invests in companies that are actively dealing with environmental issues. Another product is an SRI fund called Sompo Japan SRI Open, which was established in March 2005 and invests in companies that are actively involved in CSR issues.

In “R&I Fund Award 2009” presented by Rating and Investment Information, Inc., a nationally recognized credit rating agencies in Japan, Sompo Japan Asset Management received the First Prize in the Investment Trusts/Japanese Equity Fund Aggregate Category.

Venture Capital Business

Sompo Japan also has been pursuing venture capital business, taking advantage of the deregulation in the insurance and financial fields. In 1999, Yasuda Life (current Meiji Yasuda Life Insurance Company) and Sompo Japan jointly acquired the venture capital division of NED, a subsidiary of the Long-Term Credit Bank of Japan (current Shinsei Bank), and started the operation of Yasuda Enterprise Development Co., Ltd. In January 2008, Sompo Japan launched its fourth fund. Sompo Japan seeks to continue to support promising companies’ business while enlightening the society about the role of venture capital.

Fee Business

Healthcare Business

Sompo Japan has made a substantial investment among the domestic non-life insurers in the healthcare sector. To provide services for preventing lifestyle-related diseases, Sompo Japan established Healthcare Frontier Japan Inc. (“HFJ”) in 2005 through a joint venture with Omron Healthcare Co., Ltd. and NTT Data Corporation. On January 30, 2009, Sompo Japan acquired all of the issued shares of Zenkoku Houmon Kenko Shido Kyoukai K.K., Japan’s largest health guidance service provider with a ten-year track record as a pioneer in the field of health guidance services for people covered by the public medical insurance system. Sompo Japan then caused a merger of the newly acquired entity with HFJ on April 1 of the same year, with the post-merger entity retaining the names of Zenkoku Houmon Kenko Shido Kyoukai, in Japanese, and HFJ, in English. With this merger, Sompo Japan has established one of Japan’s largest health guidance networks, with approximately 1,000 counselors nationwide providing high-quality services.

Due to the recent revision of the healthcare system, public medical care insurers, such as health insurance associations, have since April 2008 been required by law to conduct medical examination focused on “metabolic syndrome,” as well as follow-up observations that include health guidance, for instance on lifestyle improvement. Therefore, the outsourcing needs of public medical care insurers are increasing.

In April 2007, Sompo Japan also established Sompo Japan Healthcare Services Inc. (SJHS) to provide comprehensive support to employers in the area of employee mental health. SJHS offers not only Employee Assistance Programs (EAPs) to employees, but also comprehensive solutions to issues faced by top management, human resource divisions and/or industrial safety and heath staff, including industrial physicians.

Risk Management Business

The business environment for corporations dramatically changed since the occurrence of the financial crisis in 2008. Furthermore, Swine flu that recently arose is also posing a new risk to those companies. In conjunction with these changes in the business landscape, the idea of risk management itself is being called upon to evolve. Risk management must now depart from merely handling the narrowly defined risks associated with accidents or disasters to more broadly managing management risk, financial risk and operational risk impact the organizational viability and corporate value.

In light of the recent major earthquakes and worldwide influenza outbreak, many business entities have grown aware of the importance of business continuity management (“BCM”), which seeks to tackle and control various risks that threaten business continuity. Sompo Japan Risk Management offers BCM consulting services that correspond to the specific risks faced by each client, including new types of influenza and earthquakes.

Competition

For the competitive environment facing Sompo Japan, see “The Japanese Non-life Industry—Competition”.

Organizational Structure

Subsidiaries and Affiliates

The following table represents Sompo Japan’s significant subsidiaries and affiliates as of March 31, 2009:

Name	Jurisdiction	Ownership interest directly (or indirectly) held by us
		(%)
Sompo Japan Insurance Company of America	United States	100.0
Sompo Japan Insurance Company of Europe Limited	United Kingdom	100.0
Sompo Japan Insurance (Singapore) Pte. Ltd.	Singapore	100.0
Sompo Japan Insurance (China) Co., Ltd.	China	100.0
Yasuda Seguros S. A.	Brazil	99.6
Sompo Japan DC Securities Co., Ltd.	Japan	100.0
Sompo Japan Asset Management Co., Ltd.	Japan	70.0
Sompo Japan Asia Holdings Pte. Ltd.	Singapore	100.0
Sompo Japan Himawari Life Insurance Co., Ltd.	Japan	100.0
Sompo Japan DIY Life Insurance Co., Ltd.	Japan	90.0
Saison Automobile and Fire Insurance Company, Limited	Japan	46.5
Hitachi Capital Insurance Corporation	Japan	20.6
Berjaya Sompo Insurance Berhad	Malaysia	30.0
Universal Sompo General Insurance Company Limited	India	26.0
Yasuda Enterprise Development Co., Ltd.	Japan	50.0
Ark Re Limited	Guernsey	100.0
Sompo Japan Insurance (Hong Kong) Company Limited	Hong Kong	97.8
Sompo Japan Claims Services Inc.	Japan	100.0
Sompo Japan Heartful Line Inc.	Japan	100.0
Healthcare Frontier Japan Inc.	Japan	85.3
Sompo Japan Risk Management Inc.	Japan	100.0
Sompo Japan Healthcare Services Inc.	Japan	100.0
Sompo Japan Credit Inc.	Japan	53.5
Sompo Japan Building Management Inc.	Japan	72.1
Sompo Japan Information Services Inc.	Japan	100.0
Sompo Japan System Solutions Inc.	Japan	100.0
Sompo Japan Research Institute Inc.	Japan	64.1

Properties

Sompo Japan owns and leases real property for use in its operations. Its head office is located in Tokyo, and it also has branch offices throughout Japan.

None of the material properties owned by Sompo Japan was subject to mortgages or other liens as of March 31, 2009. Sompo Japan knows of no material defect in the title to any of its properties nor of any material adverse claim with respect to any of its properties, either pending or contemplated.

Sompo Japan considers its office and other facilities to be well maintained and adequate for its current requirements.

Employees

As of March 31, 2009, Sompo Japan had approximately 19,572 employees on a consolidated basis, compared with approximately 18,118 as of March 31, 2008 and approximately 16,615 as of March 31, 2007, excluding the number of temporary employees.

Most of Sompo Japan’s employees are members of a labor union, which negotiates with Sompo Japan concerning remuneration and working conditions. Sompo Japan has not experienced any significant labor disputes in Japan and considers its employee relations to be good.

Legal Proceedings

Sompo Japan is not a party of any material pending legal proceedings other than routine litigation incidental to its business. In addition, Sompo Japan is not aware of any litigation that is reasonably likely to have a material adverse effect on its financial position or results of operations.

For administrative orders issued against Sompo Japan in connection with non-payment and under-payment of insurance claims, see “The Japanese Non-Life Insurance Industry—Issues Relating to Non-payment and Under-payment of Insurance Claims”.

BUSINESS OF NIPPONKOA

General

Nipponkoa underwrites the full range of non-life insurance coverage available in Japan, including voluntary automobile, compulsory automobile liability, fire and allied lines, personal accident and marine insurance. Nipponkoa underwrites some lines of non-life insurance coverage overseas. Nipponkoa also accepts and cedes reinsurance for certain lines of non-life insurance coverage. Since 1996, Nipponkoa has been engaged in the life insurance business through a wholly-owned subsidiary.

Nipponkoa’s head office is located at 3-7-3 Kasumigaseki, Chiyoda-ku, Tokyo 100-8965, Japan, and its telephone number is 81-3-3593-3111. Its agent in the United States, NIPPONKOA Management Corporation, is located at 14 Wall Street, Suite 812, New York, New York 10005.

Historical Background

Nipponkoa was established in April 2001 through a merger of The Nippon Fire & Marine Insurance Co., Ltd., founded in 1892, and The Koa Fire & Marine Insurance Co., Ltd., founded in 1918. The merger was a strategic response to the growing trend of liberalization and deregulation and other changes in the competitive environment at the time, and it created a comprehensive insurance group capable of offering high-quality insurance services based on the two companies’ core non-life and life insurance services. In April 2002, Nipponkoa further merged with Taiyo Fire & Marine Insurance Co., Ltd. in order to reinforce its cooperative relationship with The Taiyo Mutual Life Insurance Company (currently “Taiyo Life Insurance Company”), the parent entity of Taiyo Fire & Marine Insurance Co., Ltd., while capturing the anticipated benefit of market growth both in life and non-life businesses.

Starting in January 2004, Meiji Yasuda Life Insurance Company (“Meiji Yasuda Life”) became an alliance partner of Nipponkoa and began selling Nipponkoa’s non-life insurance products. In July of the same year, Nipponkoa took advantage of such alliance relationship to acquire Yasuda Direct General Insurance Co., Ltd. (“Yasuda Direct”), a subsidiary of Meiji Yasuda Life. Nipponkoa changed the name of Yasuda Direct to “Sonpo 24 Insurance Co., Ltd.”, which has now become Nipponkoa’s one of strategic subsidiaries designed to expand Nipponkoa’s share in voluntary automobile insurance under direct marketing business model using telephone and internet.

For the background and history of Nipponkoa’s discussions with Sompo Japan for their management and business integration, see “The Share Exchange”.

Basic Management Policy and Business Strategies

Nipponkoa is guided by the following Corporate Philosophy and Principles:

Corporate Philosophy

With an independent spirit, guided by its liberal corporate culture, Nipponkoa seeks to contribute to the development of an affluent and healthy society, through unremitting effort and innovative ideas that transform old ways of thinking.

Guiding Principles

1.	Nipponkoa seeks to make its customers the starting point of all corporate activities, thereby earning their full trust.

2.	Nipponkoa works all-out to boost corporate value and promote disclosure, thereby meeting the expectations of the shareholders.

3.	Guided by a high standard of corporate ethics, Nipponkoa promotes sincere, fair and environmentally friendly corporate activities.

4.	Nipponkoa seeks to foster a vigorous corporate setting in which individuals feel free to express their opinions and put them into practice.

5.	Working together with agents, Nipponkoa seeks to provide the customers with the highest level of comfort and satisfaction.

Overview of the New Medium-Term Business Plan

In fiscal 2009, Nipponkoa started a new two-year, medium-term business plan. In the plan, Nipponkoa, through its core insurance business, seeks to become an enterprise that provides customers with safety and a sense of security, while contributing to the social and environmental welfare. To that end, Nipponkoa will strive to:

•	Proactively cope with the social and environmental problems;

•	Improve its management, product and service qualities to keep the customers safe and secure; and

•	Achieve high and stable profitability with its insurance operations.

“Contribution to Society”—As an insurance group highly conscious of the social and environmental issues, Nipponkoa seeks to tie all aspects of its operations to the social and environmental welfare. Nipponkoa strives to promote ecologically friendly driving practices, offer environmentally friendly products and services, and take measures to eliminate its carbon dioxide emissions.

“Quality improvement”—Nipponkoa seeks to improve its management quality by laying out a more transparent corporate governance system. Nipponkoa further seeks to improve its sales, product and operational quality through the enhancement of claims-handling services, training programs, insurance policy contents and online platforms.

“Profitability Improvement”—To improve the profitability of its operations, Nipponkoa seeks to strengthen its underwriting capabilities while promoting measures to prevent or mitigate accidents. Nipponkoa will further aim to expand its operations in the life insurance market and overseas, while formulating a more balanced portfolio under the asset management operations. Nipponkoa will continue to review each of its business unit and execute an appropriate resource allocation while also pursuing operational efficiency.

Non-life Insurance

The following table, prepared on an IFRS basis, sets forth a breakdown of gross premiums written by Nipponkoa’s principal types of non-life insurance for each of the fiscal years indicated:

	Year ended March 31,
	2009	2008
	(in millions)
Fire and Allied Lines Insurance(1)	¥125,880	¥124,499
Marine Insurance	23,206	26,033
Personal Accident Insurance	53,983	56,938
Voluntary Automobile Insurance	336,629	341,506
Compulsory Automobile Liability Insurance(2)	137,474	178,979
Other(3)	90,392	91,987

Total	¥767,564	¥819,942

(1)	Includes earthquake insurance

(2)	Japanese law requires that all automobiles be covered by compulsory automobile liability insurance. See Note 2.16 to Nipponkoa’s consolidated financial statements.
(3)	Major lines of insurance in this category are liabilities, movables all-risks, transit insurance (for inland transportation of goods), aviation, machinery, constructions and workers compensation

The following table, prepared on an IFRS basis, sets forth a breakdown of each key component of Nipponkoa’s insurance premiums written for the fiscal year ended March 31, 2009:

	Gross premiums written	Reinsurance premiums ceded	Net premiums written(4)
			Amount	%
	(in millions, except percentages)
Fire and Allied Lines Insurance(1)	¥125,880	¥29,734	¥96,146	14.5%
Marine Insurance	23,206	4,994	18,212	2.7%
Personal Accident Insurance	53,983	1,043	52,940	8.0%
Voluntary Automobile Insurance	336,629	2,870	333,759	50.2%
Compulsory Automobile Liability Insurance(2)	137,474	56,375	81,099	12.2%
Other(3)	90,392	8,023	82,369	12.4%

Total	¥767,564	¥103,039	¥664,525	100.0%

(1)	Includes earthquake insurance
(2)	Japanese law requires that all automobiles be covered by compulsory automobile liability insurance. See Note 2.16 to Nipponkoa’s consolidated financial statements.
(3)	Major lines of insurance in this category are liabilities, movables all-risks, transit insurance (for inland transportation of goods), aviation, machinery, constructions and workers compensation
(4)	Net premiums written = gross premiums written (direct premiums written + reinsurance assumed)– reinsurance premiums ceded.

Fire and Allied Lines Insurance (Including Earthquake Insurance)

Fire and allied lines insurance is written for individual customers to safeguard their personal lives and for business customers to protect their on-going business operations. Some of the products under this insurance line are savings-type insurance products with a savings feature by way of a maturity refund.

As a comprehensive home insurance policy, Nipponkoa’s “Full House” provides coverage for damage to a customer’s home due to fire and other types of accidents. The product is tailored to fit neatly with each customer’s home, with coverage for rebuilding, temporary housing and other expenses as well repair costs. Also, an option coverage is available for monetary liabilities where the insured, in the course of his or her daily activities, injures a person or damages or destroys others’ belongings.

Nipponkoa underwrites earthquake insurance in Japan on a private basis for corporate customers as well as pursuant to the Law Concerning Earthquake Insurance in the form of an extension of the coverage of Fire and allied lines insurance for dwellings and contents thereof. For a description of the earthquake insurance system in Japan, see “The Japanese Non-life Insurance Industry—Earthquake Insurance”.

Fire and allied lines insurance contracts with contract periods of three years or shorter accounted for approximately 70% of written premiums of that line.

Marine Insurance

This line of non-life insurance includes cargo insurance (for marine transportation of goods) and hull insurance. Nipponkoa’s major clients for cargo insurance are Japanese manufacturers, trading companies and forwarders.

Marine insurance contracts with contract periods of three years or shorter accounted for approximately 100% of written premiums of that line.

Personal Accident Insurance

Nipponkoa writes personal accident insurance for individual customers in Japan which generally covers bodily injuries of the insured person resulting from accidents. Typically, under personal accident insurance, a fixed amount, without regard to the actual damage incurred, is payable pursuant to a pre-set payment table.

At Nipponkoa, “Anshin BOX” is insurance for customers seeking full injury coverage, allowing them to freely design their own insurance package with a variety of special clauses. Further, by incorporating “order-made” clauses that allow changes to the standard provisions of a policy, the product becomes much easier for customers to understand. With “Anshin BOX”, Nipponkoa offers a variety of sales plans tailored to match the lifestyles, generation, and family structure of its customers, including simple coverage, as well as coverage specific for women or active seniors.

A significant portion of the total gross premiums written for this line of insurance derives from corporate customers. The rest of the total gross premiums consists, in part, of premiums from savings-type insurance for individual customers, including “Anshin BOX”.

Personal accident insurance contracts with contract periods of three years or shorter accounted for approximately 80% of written premiums of that line.

Voluntary Automobile

Nipponkoa’s voluntary automobile insurance products provide various types of coverage. For example, “Car Box”, Nipponkoa’s principal line of auto insurance product for individual and household customers, provides various types of coverage that are available to individual voluntary automobile insurance customers. “Car Box” is a risk sub-divided insurance, under which drivers are categorized into separate risk segments based on a certain set of driver characteristics to determine the appropriate pricing of premiums, thereby closely tailoring policies to the risk profiles of individual drivers and providing competitively-priced coverage. “Car Box” further offers an option for the customers to purchase coverage for full compensation for automobile accidents, including a personal injury insurance to pay for hospitalization or outpatient treatment. Furthermore, customers who choose a cashless payment method, such as through bank transfer or payment at a convenience store, for their initial premium are eligible for an “Internet Discount” on premiums if they opt to view coverage clauses and details of their policies through Nipponkoa’s website instead of having a paper policy issued.

In addition, Sonpo 24 Insurance Co., Ltd. (“Sonpo 24”), Nipponkoa’s subsidiary specialized in voluntary automobile insurance, also sells risk sub-divided insurance for individuals.

Nipponkoa provides under certain circumstances settlement assistance services whereby it assists the insured, with the insured’s prior consent and at Nipponkoa’s expense, in settling the insured’s liability with other persons who make claims, by negotiating, or proceeding with a mediation for, an out-of-court settlement, or by proceeding with a civil trial and any subsequent appeals process for a final judgment. Also, Nipponkoa’s 24-hour support service provides towing in case of an accident or breakdown, as well as help with flat tires, running out of gas or other car troubles, to provide its customers with comprehensive support for anything automotive.

Nipponkoa classifies its customers for automobile insurance into two broad categories: fleet customers who take out policies each covering ten or more automobiles and non-fleet customers who take out policies each covering less than ten vehicles. Fleet customers generally include medium-size and large businesses, and non-fleet customers include individual and household customers as well as small businesses. Different sets of premium rate tables apply to fleet and non-fleet customers. Currently, roughly 15% of the total gross premiums written by Nipponkoa on automobile insurance are for fleet customers.

Voluntary automobile insurance contracts with contract periods of three years or shorter accounted for approximately 100% of written premiums of that line.

Compulsory Automobile Liability

For a description of the compulsory automobile liability insurance system in Japan, see “The Japanese Non-life Insurance Industry—Compulsory Automobile Liability”.

Compulsory automobile liability insurance contracts with contract periods of three years or shorter (primary contract period is two years.) accounted for approximately 100% of written premiums of that line.

Other

Other insurance written by Nipponkoa includes liabilities, movables all-risks, transit insurance (for inland transportation of goods), aviation, machinery, constructions, and workers compensation. Liabilities insurance is written primarily for business customers and includes contractors’ liability insurance and product liability insurance. Workers’ compensation insurance is offered to employers for provisions of benefits to employees as supplements to public insurance for employees. Movables all-risks insurance generally covers damages resulting from loss, theft or destruction of various types of movables, primarily for businesses. Transit insurance is purchased both by owners of goods that are being transported, to cover physical damage to such goods, and by carriers of such goods, to cover their liabilities arising from the handling of such goods.

Among the various products offered by Nipponkoa under this line are “Commercial General Liability Insurance”, an insurance for litigation risk, and “Business Master”, a corporate operations insurance. “Commercial General Liability Insurance” is a product for companies in a wide range of industries, including manufacturing, sales, restaurants and services. It combines into one package such various liability risks as risk of bodily injury or property damage to third parties caused by defects in business facilities or operations performed, or risks stemming from defects in manufactured products, simplifying insurance arrangements and ensuring that there are no holes in a company’s coverage. Nipponkoa also offers “Nexport,” a commercial general liability insurance package for individual business owners, and small and medium-sized companies.

“Business Master” is insurance for companies in a wide range of industries, including manufacturing, wholesale, retail, restaurants and services. It provides coverage for a variety of risks related to business activities at reasonable premiums. Coverage includes damage to equipment or merchandise, losses from work stoppages, liability for compensation, and injury to directors or employees. Companies also have access to Nipponkoa’s corporate consultation services, which provide advice and other forms of support for legal, tax or pension matters related to business.

Other insurance contracts with contract periods of three years or shorter accounted for approximately 90% of written premiums of that line.

Losses and Reserves

Loss and Expense Ratios

The following table, prepared on an IFRS basis, sets forth information with respect to Nipponkoa’s loss and expense ratios for each of the periods indicated. Net loss ratio represents the ratio of net loss incurred to net premiums earned.

	Year ended March 31,
	2009	2008
	(in millions, except percentages)
Fire and Allied Lines Insurance:
Net premiums written	¥96,146	¥96,112
Net premiums earned	98,951	99,662
Net loss incurred	39,815	29,583
Net loss ratio	40.2%	29.7%
Marine Insurance:
Net premiums written	¥18,212	¥20,907
Net premiums earned	19,617	20,606
Net loss incurred	8,287	9,517
Net loss ratio	42.2%	46.2%
Personal Accident Insurance:
Net premiums written	¥52,940	¥56,377
Net premiums earned	54,312	56,535
Net loss incurred	33,536	36,389
Net loss ratio	61.7%	64.4%
Voluntary Automobile Insurance:
Net premiums written	¥333,759	¥338,623
Net premiums earned	332,292	340,724
Net loss incurred	205,014	225,820
Net loss ratio	61.7%	66.3%
Compulsory Automobile Liability Insurance:
Net premiums written	¥81,099	¥102,986
Net premiums earned	105,993	106,375
Net loss incurred	73,051	74,573
Net loss ratio	68.9%	70.1%
Other Insurances:
Net premiums written	¥82,369	¥83,757
Net premiums earned	84,119	83,474
Net loss incurred	46,358	63,329
Net loss ratio	55.1%	75.9%
Total:
Net premiums written	¥664,525	¥698,762
Net premiums earned	695,284	707,376
Net loss incurred	406,061	439,211
Net loss ratio	58.4%	62.1%
Net loss adjustment expenses incurred—unallocated	¥34,689	¥37,144
Ratio of losses and loss adjustment expenses incurred to net premiums earned(A)	63.4%	67.3%
Underwriting and administrative expenses incurred(1)	¥237,733	¥253,246
Ratio of underwriting and administrative expenses incurred to net premiums written(1)(B)	35.8%	36.2%
Combined loss and expenses ratios(2)	99.2%	103.5%
Net premiums/gross premiums written ratios	86.6%	85.2%

(1)	These data are for non-life business only.
(2)	Sum of (A) and (B).

Reconciliation of Beginning and Ending Liabilities for Losses and Claims

The following table, prepared on an IFRS basis, is a summary reconciliation of the beginning and ending liabilities for losses and claims and claim adjustment expenses for each of the fiscal years ended March 31, 2009 and 2008:

Property and casualty insurance

(Reserve for loss and allocated loss adjustment expenses)

	Year ended March 31,
	2009	2008
	(in millions)
Balance at beginning of year	¥393,633	¥392,725
Less reinsurance recoverable	103,931	119,926

Net balance at beginning of year	289,702	272,799

Incurred related to:
Current year insured events	414,243	425,501
Prior year insured events	(8,182)	13,709

Total incurred	406,061	439,210

Paid related to:
Current year insured events	229,001	238,770
Prior year insured events	177,440	181,241

Total paid	406,441	420,011

Foreign currency transaction
Adjustment and other changes	(1,615)	(2,296)

Net balance at end of year	287,707	289,702
Plus reinsurance recoverable	101,776	103,931

Balance at end of year	¥389,483	¥393,633

Life insurance

(Claim reserves for the life insurance contracts)

	2009			2008
	Gross	Ceded	Net	Gross	Ceded	Net
	(Yen in millions)
As of April 1	2,703	—	2,703	2,438	(89)	2,349
Incurred loss	29,633	(460)	29,173	27,154	(194)	26,960
Paid loss	(29,996)	452	(29,544)	(26,889)	283	(26,606)

As of March 31	2,340	(8)	2,332	2,703	—	2,703

Operations

Sales, Marketing and Underwriting

As of March 31, 2009, Nipponkoa had 29,852 insurance agents, which consist of corporations and individuals. Nipponkoa derives its premium income from a diverse network of agency channels. Nipponkoa, based on considerations of marketing efficiency and growth potential, focuses particular attention on the four categories of agencies: “core agencies”, car dealers, financial institutions, and life insurance companies. These are channels where Nipponkoa has a competitive edge, and where marketing efficiency is high, with the amounts of premium income generated per agency relatively large.

“Core agencies” are a group of approximately 2,100 professional agencies throughout Japan with whom Nipponkoa has established close relationships over many years. These core agencies are extremely loyal to Nipponkoa, and as insurance professionals their expertise in consulting sales is a powerful aid to its marketing initiatives. Nipponkoa actively provides support for the business expansion of core agencies which consistently seek greater efficiency and increased revenues.

To Nipponkoa, car dealers are by far the best marketing outlet among the agency channels that primarily handle automobile insurance, in terms of both scale and efficiency. Nipponkoa is not dependent on any particular carmaker, but rather maintains relationships with a wide range of car dealerships. Approximately 10% of Nipponkoa’s voluntary automobile insurance is sold through this channel.

Financial institutions are a channel where Nipponkoa has a competitive advantage. Nipponkoa has established strong relationships with financial institutions throughout Japan, including major banks in all regions of the country, and accumulated an advanced level of expertise. In December 2007, restrictions were lifted on the selling of insurance through financial institutions, allowing them to offer Nipponkoa’s mainstay voluntary automobile insurance products. Nipponkoa has made proactive efforts to encourage sale of automobile insurance through the intermediary agency system of its subsidiary Sonpo 24 Insurance, seeking to expand the group earnings.

Life insurance companies (alliance partners) are Nipponkoa’s especially distinctive agency channel. Nipponkoa has had a cooperative selling agreement with Taiyo Life Insurance Company since March 2002, and with Meiji Yasuda Life Insurance Company since January 2004, under which the respective company’s employees sell Nipponkoa’s non-life insurance products. Nipponkoa is the only non-life insurance company in Japan to have succeeded in forming such marketing agreements with several major life insurance companies. Nipponkoa believes that this marketing approach holds much potential, and Nipponkoa anticipates strong growth through the life insurance channel in the future.

•

Taiyo Life Insurance Company—Nipponkoa has had a cooperative selling agreement with Taiyo Life Insurance Company (“Taiyo Life”) since March 2002, under which approximately 10,000 employees of Taiyo Life sell Nipponkoa’s non-life insurance products such as “Yutorix” (Nipponkoa’s product for sale exclusively by Taiyo Life), “Car BOX”, and “Full House”. In the year ended March 31, 2009, the number of transactions in Nipponkoa’s products handled by the Taiyo Life agents reached approximately 160,000.

•

Meiji Yasuda Life Insurance Company—Nipponkoa has had a cooperative selling agreement with Meiji Yasuda Life Insurance Company (“Meiji Yasuda”) since January 2004, under which approximately 29,000 employees of Meiji Yasuda sell Nipponkoa’s non-life insurance products, such as “Mamottarou” (Nipponkoa’s product for sale exclusively by Meiji Yasuda), “Car BOX”, and “Full House”. In the year ended March 31, 2009, the number of transactions in Nipponkoa’s products handled by the Meiji Yasuda agents reached approximately 420,000.

As described above, Nipponkoa has maintained close connections with major regional financial institutions, and has succeeded in establishing cooperative sales agreements with several life insurance companies. Nipponkoa has been able to develop these highly flexible alliance strategies primarily because it is an independent company and not affiliated with any particular corporate group. Nipponkoa will continue to take advantage of its independent status to pursue a variety of other strategic alliances designed to increase premium income.

Nipponkoa has also put in place the Professional Agent Trainee System designed to foster a pool of sophisticated insurance agents. Under this system, candidate agents are hired as temporary employees, and are given training over a three-year period to enable them to establish new core agencies of their own.

Another way by which Nipponkoa supports its agents is through provision of online platforms, which are designed to boost management and sales capabilities and service quality at the agent level. To that end, NK-Prime enables the agents to improve their operational efficiency and customer service quality by conveniently showing policies in effect and the status of accident responses. NK-Prime also calculates tentative premiums and processes applications for insurance policies. NK-STATION PRO, on the other hand, assists full-time or large agents with their management control, such as record-keeping of outstanding policies, statistics and account balances.

Claims Processing

When customers experience an accident, Nipponkoa services them through approximately 3,500 experienced service staff located in 183 locations throughout Japan. In particular, Nipponkoa makes available an array of special services for automobile insurance, the product line under which most accidents occur. Nipponkoa can settle cases of property damages, or negotiate compensation in personal injury cases, on behalf of its policyholders. Nipponkoa also makes available for automobile accidents the Quick System under which the policyholders can quickly receive claim payments without being required to file a claim. At Nipponkoa, accident reports are handled 24 hours a day, 365 days a year.

Reinsurance (Excluding Life Insurance)

Nipponkoa cedes a portion of the risks it underwrites to the extent to do so would efficiently diverse its risks and reduce the net loss, in light of the probable maximum loss for the risks underwritten and reinsurance market conditions.

Nipponkoa’s reinsurance arrangements can be classified into two basic types: proportional reinsurance and excess-of-loss reinsurance.

Proportional reinsurance. In this type of reinsurance, reinsurers share a proportional part of the original premiums and losses under the reinsurance cession assumed. This type of reinsurance is used as a means to limit a loss amount on an individual-risk basis. In proportional reinsurance, the reinsurer customarily pays the ceding insurer a ceding commission, which is generally based upon the ceding insurer’s cost of acquiring the business ceded and may also include the ceding insurer’s margin.

Excess-of-loss reinsurance. This type of reinsurance indemnifies the ceding insurer against a specified level of losses on underlying insurance policies in excess of a specified agreed amount. Excess-of-loss reinsurance is usually arranged in layers to secure greater capacity with more competitive pricing by offering various levels of risk exposure with different terms for reinsurers with different preferences. This type of reinsurance is commonly used as a means of protecting against the occurrence of catastrophes such as earthquakes and windstorms by capping the total accumulated amount of losses from the retention of individual risks after recovery of losses from proportional reinsurance.

Reinsurance is one of the essential parts of Nipponkoa’s operations and is an important aspect of the business dealings with both domestic and overseas partners. Nipponkoa has developed solid, long-term relationships with fellow insurance companies, allowing it to effectively diversify risks and provide reinsurance as needed. As for assumed business, Nipponkoa strives to be prudent and selective in its underwriting by focusing on the transparency of the risks involved.

The following table, prepared on an IFRS basis, sets forth Nipponkoa’s gross premiums written and reinsurance premiums ceded and retention ratio for each of the periods indicated:

	Year ended March 31,
	2009	2008
	(in millions, except percentages)
Gross premiums written	¥767,564	¥819,942
Reinsurance premiums ceded	(103,039)	(121,180)

Net premiums written	¥664,525	¥698,762

Retention ratio(*)	86.6%	85.2%

(*)	Retention ratio is calculated by dividing the net premiums written by the gross premiums written.

Direct Marketing

Acquired in July 2004, Sonpo 24 Insurance Co., Ltd. is a strategic subsidiary specializing in direct sales of voluntary automobile insurance. Sonpo 24 sells simple, straightforward risk sub-divided insurance for individuals at competitive premiums, and has a business model in which the company approaches customers not only through advertising but also via intermediary agencies and invites them to purchase its insurance at the company’s directly operated call centers and/or website. Nipponkoa is the only major non-life insurance company in Japan that conducts direct insurance sales through a wholly-owned subsidiary.

Sonpo 24 has two unique characteristics as a direct-sales insurance company. First, it can take advantage of Nipponkoa’s service network to provide high-quality claims-handling services nationwide. Second, in addition to Internet sales, Sonpo 24 can reach customers through a system of intermediary agencies. Intermediary agencies earn a fee whenever they introduce a customer to Sonpo 24. Explanation of important policy terms, conclusion of contracts, collection of premiums and other underwriting tasks are handled by Sonpo 24, significantly reducing the paperwork at the agency level.

Sonpo 24 seeks to establish cooperative arrangements with other life insurance companies and insurance agencies, as well as with other channels. Through these measures, and by also working to boost sales over the Internet, Sonpo 24 seeks to increase its level of premium income and contribute to Nipponkoa’s consolidated earnings.

Overseas Business

With increasing globalization of the economy, Japanese companies are very actively moving into overseas markets, increasing the need for insurance services overseas. In response to this situation, Nipponkoa has developed various measures for each of the world’s major regions, strengthening its ability to take advantage of overseas opportunities.

Basic Policies Related to Overseas Strategy

•

Strengthening Services for Policyholders Moving into Overseas Markets—To provide various services locally to the corporate policyholders who have moved into overseas markets, Nipponkoa is strengthening its services and support organization in each region in line with client needs through alliances with leading local insurance companies, together with optimal placement of representative offices, subsidiaries, affiliates, etc.

•

Increasing Profitability—The most important task is raising profitability with development of overseas business. To this end, Nipponkoa strives to develop low-cost operations by continually improving the loss ratio and expense ratio at each overseas base.

•

Thorough Risk Management and Compliance—To further enhance overseas risk management and compliance, Nipponkoa is pursuing various policies to strengthen internal control, together with strictly enforcing management measures at each business base to a degree equal to that of the domestic management system.

Nipponkoa has constructed an extensive overseas network, establishing insurance underwriting firms and companies providing insurance-related services in the major bases, along with setting up, as of March 31, 2009, 26 representative offices in 17 countries and regions throughout the world. Nipponkoa’s overseas underwriting activity is mainly conducted by the following branches, subsidiaries and affiliates:

•

Europe—NIPPONKOA Insurance Company (Europe) Limited, a wholly owned subsidiary headquartered in London, has operating licenses in the main European countries and provides services such as underwriting and accident claims settlement. In Russia and Central and Eastern Europe, the company has established alliances with foremost local insurance companies and uses leading European specialists in areas like risk consulting and assessment, enabling it to supply complete services. In fiscal 2008, it received an Insurer Financial Strength Rating of “A” from Standard & Poor’s.

•

The United States and Canada—Besides having acquired operating licenses in over 45 states and regions in the United States, Nipponkoa has had a collaborative agreement for over 35 years with Travelers, a comprehensive property and casualty insurance firm with a major market share in that country. Travelers provides high-level services on a nationwide scale, starting with casualty insurance services and sophisticated risk control services.

•

China—In China, Japanese companies, one after the other, have moved into this huge market with the development of a favorable investment environment, starting with the legal system, since China’s participation in the World Trade Organization (WTO). Nipponkoa had established a service organization of 6 representative offices. But with the inauguration of the new subsidiary in Shenzhen, Guangdong province in August 2009, Nipponkoa is able to provide an even wider range of services.

•

Asia and Oceania—The NIPPONKOA Singapore Branch, Australia Branch and NIPPONKOA Insurance Company (Asia) Limited, which received an Insurer Financial Strength Rating of “A” from A.M. Best, are Nipponkoa’s three major self-operated bases in the Asian and Oceanian region. Furthermore, Nipponkoa operates PT Asuransi Permata Nipponkoa Indonesia under joint management with a local banking company. Moreover, Nipponkoa has strong partnerships with blue-chip insurance companies such as Lonpac Insurance Bhd of Malaysia, Pioneer Insurance & Surety Corporation of the Philippines, Fubon Insurance Company Limited of Taiwan, Baoviet Insurance Corporation of Vietnam, and Siam Commercial Samaggi Insurance Public Company Limited and The Navakij Insurance Public Company Limited of Thailand to provide services to the customers.

Financial Services

•

Defined Contribution Pension Plans—Nipponkoa offers a comprehensive service for defined contribution (“DC”) pension plans (Japanese versions of the 401(k) plans in the United States), that includes consulting on introducing the new system, administration and management, as well as investment education for employees. The “Nipponkoa DC Economy Plan,” launched in June 2003, provides support to small and medium-sized companies for the introduction of DC pension plans. It offers a framework that allows numerous companies to participate under a single agreement, thereby reducing costs and simplifying administrative procedures, and has been well received by clients. Nipponkoa has also actively pursued sales of the “Cooperation DC Plan” in alliance with financial institutions. In 2008, Nipponkoa, in partnership with a social healthcare advisory firm, started providing services to diagnose the retirement benefit guidelines at small- to medium-sized corporations. This diagnosis service reviews a company’s retirement benefit guidelines to ensure compliance with the up-to-date Japanese labor laws, and provides a form of general guidelines where the company has yet to possess any retirement benefit guideline.

•

Investment Trust Fund Sales—Nipponkoa began selling investment trust funds in April 2001. In January 2003, it also began selling a savings-type trust fund, in which an investment trust fund is purchased automatically through regular withdrawals of ¥10,000 or more directly from the customer’s bank account. This service has been well received for the way it allows for lower purchase amounts, mitigates price fluctuation risk, and reduces the account transfer cost for payments. Nipponkoa will continue to promote investment trust fund sales, focusing on savings-type trust funds as its mainstay product.

•

ZEST Asset Management Limited—ZEST Asset Management Limited (“ZEST Asset Management”) is an asset management company specialized in managing fund-of-funds. With its highly qualified expertise in selecting hedge fund managers, ZEST Asset Management enhances the asset management capabilities of Nipponkoa. With ZEST Asset Management, Nipponkoa is also able to accommodate the demand among institutional investor clients for investment targets in hedge funds and other alternative investments.

Life Insurance

Through its life insurance business, Nipponkoa seeks to offer a more expanded product lineup to better meet the customer needs and also enhance the stability of Nipponkoa’s business management by complementing the non-life insurance business, which is susceptible to volatile losses from natural disasters and other influences.

Nipponkoa’s life insurance business was launched in October 1996 with the establishment of NIPPONKOA Life Insurance Co., Ltd. (“NIPPONKOA Life Insurance”) as a core subsidiary of Nipponkoa. NIPPONKOA Life Insurance has worked steadily to increase its amount of business in force. Nipponkoa Life Insurance has actively increased its amount of business in force through close cooperation with Nipponkoa in cross-selling across its non-life sales network, building new direct-sales structures, and developing new products, as it seeks to enhance the ability of the entire group to generate stable earnings. At the same time, as part of its efforts to establish trust among customers, NIPPONKOA Life Insurance is working to improve customer service by using customer feedback to conduct more accurate policy subscriptions, and improving its position on insurance payouts. NIPPONKOA Life Insurance is also making efforts to practice CSR, further compliance, and ensure thorough control of risk in management overall.

Investments

Nipponkoa invests in a portfolio of assets funds which are either (i) such portion of deposit premiums by policyholders under savings-type insurance that have not been due for refund to the policyholders (“Deposit Premium Account”) or (ii) all other general funds available to Nipponkoa (“General Account”). The majority of Nipponkoa’s investment assets are derived from the General Account funds.

Nipponkoa manages its investments based on the principles of safety, liquidity and profitability. Nipponkoa seeks to conduct sound and steady management of assets, mindful of its social and public responsibility as a non-life insurance company. Furthermore, Nipponkoa aims to enlarge its investment returns on a stable basis by formulating quality and profitable portfolios rooted in the asset and liability management (“ALM”).

To realize the above objectives, Nipponkoa classifies its investments into three categories: investments of the Deposit Premium Account assets; “pure investments”; and other investments. The Deposit Premium Account assets are safely managed to ensure full payment of refund due to policyholders upon maturity or other events concerning savings-type insurance. Nipponkoa seeks to do so by appropriately matching the maturity, guaranteed yields and other conditions under the insurance with the investment returns.

“Pure investments” are designed to stably expand Nipponkoa`s investment returns, consisting primarily of highly liquid domestic and foreign fixed-income securities. “Pure investments” also diversify risks through reliance upon external investment management institutions, aiming to realize greater profitability on a mid- to long-term basis.

The third category—other investments—include equity stake in and loans to Nipponkoa`s client companies as well as bank deposits and real properties. Nipponkoa is working to improve efficiency and minimize risk in this investment category. Most important in this category is Nipponkoa`s significant holding of the so-called “relationship stocks”, which refer to equity securities invested as part of a long-standing custom in Japan’s non-life insurance industry to own large amounts of stock of client companies. This practice helped to cement relationships with client companies and the large unrealized gains on these stocks reinforced the financial base. However, with the maturation of the Japanese economy, and liberalization of the insurance market, it has become increasingly important for insurers to control the risks associated with stock price fluctuations. To accomplish this, Nipponkoa is working to bring the balance of relationship stocks within the amount of shareholders’ equity. Reducing investments in relationship stocks is one of the biggest challenges Nipponkoa faces in creating a more balanced portfolio.

Another important challenge is strengthening of the ALM. Nipponkoa’s policy is to optimize its risk-return balance through proper management of interest rate risk. For this reason, Nipponkoa invests the proceeds from sales of relationship stocks primarily in fixed-income securities. This also helps Nipponkoa to secure and maintain the liquidity needed to cover insurance claim payments.

But merely shifting investments from the relationship stocks to fixed-income securities could lead to a decline in investment return. For this reason, alongside balancing its portfolio, Nipponkoa is also taking steps to improve performance of its pure investments. Since the majority of Nipponkoa’s assets are derived from the General Account funds, liability cost does not move in tandem with the market. Nipponkoa believes therefore that, in the management of the pure investments, it is more appropriate to focus on absolute returns rather than index benchmarks. Further, because the portfolio contains large amounts of stocks and fixed income securities, Nipponkoa believes that it is an effective strategy to manage these assets together with assets that have different risk characteristics.

For these reasons, Nipponkoa is focusing more on alternative investments. In March 2005, Nipponkoa acquired a gatekeeper company for fund-of-funds investments, Sojitz Asset Management Ltd., and subsequently made it a consolidated subsidiary under the name of ZEST Asset Management. Nipponkoa seeks to improve its hedge fund investment performance by utilizing ZEST Asset Management’s asset management expertise. Nipponkoa is further expanding allocation to outside managers while also pursuing geographic and strategic diversifications, including the newly emerging countries primarily in Asia.

The following table, prepared on an IFRS basis, sets forth Nipponkoa’s financial assets as of each date indicated:

	2009	2008
	(Yen in millions)
Financial assets
Cash and cash equivalents	170,654	142,400
Derivative financial instruments	8,165	8,134
Equity securities	731,746	1,047,134
Debt securities	1,523,667	1,646,587
Loans and receivables including insurance receivables	426,293	386,196
Other assets	52,570	54,051

Total	2,913,095	3,284,502

Securities available for sale

Nipponkoa invests in a diversified portfolio of securities. The following table, prepared on an IFRS basis, sets forth Nipponkoa’s securities by type as of each date indicated:

	2009	2008
	(Yen in millions)
As of March 31
Equity securities:
Fair value through income	76,538	52,030
Available for sale	655,208	995,104

Subtotal	731,746	1,047,134

Debt securities:
Fair value through income	23,166	27,912
Available for sale	1,259,503	1,439,306
Held to maturity	240,998	179,369

Subtotal	1,523,667	1,646,587

Total investment securities	2,255,413	2,693,721

Loans and Receivables

Loans occupy a relatively small portion in Nipponkoa’s investment portfolio. Credit risk management is the key element in operating loans. The following table, prepared on an IFRS basis, shows loans and receivables as of March 31, 2009 and 2008:

	2009	2008
	(Yen in millions)
As of March 31
Loans
—Due from corporate customers	132,261	114,146
—Due from retail customers	91,174	93,933
—Due from contract holders	18,919	17,495
—Due from financial institutions	77,044	47,077
—Loans to related parties	300	200
—Less provision for impairment of loans	(503)	(455)

Receivables
—Due from agency, co-insurers	31,051	32,646
—Reinsurance recoverable on paid losses	35,827	37,808
—Due from contract holders	359	324
—Accounts receivable	28,993	29,134
—Other	11,426	14,198
—Less provision for impairment of receivables	(558)	(310)

Total loans and receivables	426,293	386,196

Due in one year or less	229,242	199,083

Due more than one year	197,051	187,113

As of March 31, 2009 and 2008, Nipponkoa has assessed all overdue loans and receivables and set up the required provision, if necessary. Nipponkoa recognized a loss of ¥412 million (2008: a gain of ¥303 million) for impairment of its loans and receivables for the year ended March 31, 2009. The loss/(gain) has been included in “Net realized gains/(losses) on financial assets” in the consolidated income statement.

Cash and Cash Equivalents

Nipponkoa maintains sufficient cash and equivalents in order to cover payments for claims when insured events occur and for the payout of premiums either at cancellation of contract or at maturity in case of savings-type policies.

The details of cash and cash equivalents as of March 31, 2009 and 2008 are as follows:

	2009	2008
	(Yen in millions)
As of March 31
Cash at bank and in hand	93,617	84,403
Call loans(*)	16,043	46,000
Commercial paper	30,998	6,000
Securities purchased under resale agreement	29,996	5,997

	170,654	142,400

(*)	Call loans represent short-term money market loans dealt among financial institutions in Japanese inter-bank market.

Investment Results

The following table, prepared on an IFRS basis, sets forth the analysis of Nipponkoa’s investment income for the years ended March 31, 2009 and 2008:

	2009	2008
	(Yen in millions)
Dividend income
—Available for sale	12,533	14,712
Interest income
—Available for sale	29,851	32,320
—Held-to-maturity	4,659	3,863
—Loans and receivables	6,236	6,334
—Cash and cash equivalents	194	221
Rent income
—Investment property	1,635	1,724

Total	55,108	59,174

Interest income, included income recognized on impaired financial assets, amounting to ¥298 million (2008 ¥135 million). This amount also includes the unwinding of the impairment provision discount of ¥32 million (2008 ¥55 million).

Total interest income calculated using the effective interest method for financial assets that are not at fair value through income for the years ended March 31, 2009 and 2008 amounted to ¥40,746 million and ¥42,517 million, respectively.

The following table, prepared on an IFRS basis, sets forth the analysis of Nipponkoa’s net realized gains and losses on financial assets for the years ended March 31, 2009 and 2008:

	2009	2008
	(Yen in millions)
Realized gains on financial assets—available for sale
—Equity securities	29,367	25,274
—Debt securities	10,163	8,899
Realized losses on financial assets—available for sale
—Equity securities	(10,907)	(621)
—Debt securities	(5,391)	(6,989)
Impairment of financial assets
—Equity securities	(54,282)	(19,654)
—Debt securities	(4,647)	—
—Loans and receivables	(412)	303

Total	(36,109)	7,212

Competition

For the competitive environment facing Nipponkoa, see “The Japanese Non-life Industry—Competition”.

Organizational Structure

Subsidiaries and Affiliates

The following table represents Nipponkoa’s significant subsidiaries and affiliates as of March 31, 2009:

Name	Jurisdiction	Ownership interest directly (or indirectly) held by us
		(%)
Sonpo 24 Insurance Company Limited	Japan	100.0
Nippon Insurance Company of Europe Limited	United Kingdom	100.0
NIPPONKOA Insurance Company (Europe) Limited	United Kingdom	100.0
NIPPONKOA Insurance Company (Asia) Limited	Hong Kong	90.0
NIPPONKOA Management Services (Europe) Limited	United Kingdom	100.0
NIPPONKOA Life Insurance Company, Limited	Japan	100.0
NIPPONKOA Claims Adjustment Co., Ltd.	Japan	100.0
NIPPONKOA Marine Services Company Limited	Japan	100.0
NIPPONKOA HOTLINE 24 CO., LTD.	Japan	100.0
NIPPONKOA Management Corporation	United States	100.0
NIPPONKOA Management Service (Singapore) Private Limited	Singapore	100.0
NK Risk Consulting Co., Ltd.	Japan	75.5
NK Planning Co., Ltd.	Japan	60.0
ZEST Asset Management Limited	Japan	100.0
TACT Asset Management Incorporated	United States	100.0
NIPPONKOA Credit Service Co., Ltd.	Japan	50.0
TACT Technician Fund Limited	Cayman	100.0
NIPPONKOA Office Service Co., Ltd.	Japan	100.0
NIPPONKOA Information Service Co., Ltd.	Japan	100.0
NIPPONKOA Career Staff Co., Ltd.	Japan	100.0
NIPPONKOA Business Service Co., Ltd.	Japan	100.0
N. K. Systems, Limited	Japan	31.3
NIPPONKOA Agency Service Co., Ltd.	Japan	100.0
PT. Asuransi Permata Nipponkoa Indonesia	Indonesia	49.0
Joyo Insurance Service Co., Ltd.	Japan	26.0
NK Insurance Service Co., Ltd.	Japan	49.0
NIPPONKOA Insurance Broker (Thailand) Company Limited	Thailand	25.0

Properties

Nipponkoa owns and leases real property for use in its operations. Nipponkoa’s head office is located in Tokyo, and it also has branch offices throughout Japan and overseas.

None of the material properties owned by us was subject to mortgages or other liens as of March 31, 2009. Nipponkoa knows of no material defect in the title to any of its properties nor of any material adverse claim with respect to any of its properties, either pending or contemplated.

Nipponkoa considers its office and other facilities to be well maintained and adequate for its current requirements.

Employees

As of March 31, 2009, Nipponkoa had approximately 9,501 employees on a consolidated basis, compared with approximately 9,444 as of March 31, 2008 and approximately 9,268 as of March 31, 2007.

Most of Nipponkoa’s employees are members of either of two labor unions, which negotiates with Nipponkoa concerning remuneration and working conditions. Nipponkoa has not experienced any significant labor disputes in Japan and considers its employee relations to be good.

Legal Proceedings

Nipponkoa is not a party of any material pending legal proceedings other than routine litigation incidental to its business. In addition, Nipponkoa is not aware of any litigation that is reasonably likely to have a material adverse effect on its financial position or results of operations.

For administrative orders issued against Nipponkoa in connection with non-payment and under-payment of insurance claims, see “The Japanese Non-Life Insurance Industry—Issues Relating to Non-payment and Under-payment of Insurance Claims”.

REGULATION

Insurance Industry Regulations

The Japanese insurance market is regulated by the Insurance Business Law, as amended, as well as by cabinet orders, ministerial ordinances and various rules and regulations made by the FSA and relevant ministries. Under the Insurance Business Law and the regulations thereunder, all insurance companies must be either joint stock corporations or mutual companies, and they must each obtain a license (non-life or life insurance) from the Prime Minister. Although the same entity cannot obtain both of non-life and life insurance licenses, non-life insurance companies are allowed to establish subsidiaries to engage in the life insurance business and life insurance companies are also allowed to establish subsidiaries to engage in non-life insurance business. The Insurance Business Law and the regulations thereunder also contain detailed provisions regarding, among other things, accounting principles and restrictions relating to the investment of insurance companies’ funds, the registration of insurance agents and insurance brokers with the Prime Minister and the nature of their soliciting activities. Foreign insurance companies which intend to conduct insurance business in Japan are also subject to the Insurance Business Law.

The business operations and financial condition of insurance companies are under the supervision of the FSA and must comply with the internal regulations that must be approved by the FSA, prescribing methods of operations, general policy conditions and the basis of calculation of premiums and reserves. The FSA may require insurance companies to submit reports and other documents and may carry out inspections at the companies’ offices. It is the practice of the FSA to review the business operations of insurance companies regularly.

Under the Insurance Business Law, an insurance holding company is prohibited from carrying on business other than the administration of the management of its subsidiaries and other incidental business. An insurance holding company may have as its subsidiaries life and non-life insurance companies, banks, securities companies, trust companies, foreign companies engaging in the insurance, banking, securities or trust business and certain other companies. An insurance holding company is also subject to the supervision of the FSA. The FSA may require an insurance holding company or its subsidiaries to submit reports and other documents and carry out inspections at an insurance holding company’s or its subsidiaries’ offices. In addition, if an insurance holding company has a bank as its subsidiary, such insurance holding company is also subject to supervision by the FSA under the Banking Law as a bank holding company.

Japanese insurance companies are limited by the Insurance Business Law and the regulations thereunder as to the types of investment which they may make and as to the percentage of their total assets (as defined in the regulations under the Insurance Business Law and calculated on the basis of Japanese GAAP) which can be invested in each type of investment. Under these provisions, insurance company’s investment portfolio must, in general, be held in the form of cash on deposit, loans, shares, bonds, money trusts and real estate and other investments. Investments in shares and assets denominated in foreign currencies are each limited to 30% of the book value of its total assets. The aggregate investment in real estate is limited to 20% of the book value of its total assets. Investments in debt securities, loans and loaned securities are limited to 10% of the book value of its total assets. In addition, investments in any one company (including its affiliates) is, in general, limited to 10% (in case of the loans and guarantees, 3%) of the book value of its total assets. Similar limitations also apply to an insurance company’s group on an aggregated basis.

Under the Insurance Business Law, as amended in 1998, (1) the Non-life Insurance Policyholders Protection Corporation and the Life Insurance Policyholders Protection Corporation were established, (2) an early warning measure for insurance companies was introduced, under which the regulatory authorities, such as the FSA, may take appropriate measures against an insurance company, including an order to suspend its business operation, based upon their inspection of the operational soundness of the company in accordance with the solvency margin ratios of the company, and (3) non-life and life insurance companies became able to sell beneficiary interest certificates of securities investment trusts. In addition to the foregoing, under the Insurance Business Law as amended in 1998, non-life and life insurance companies were permitted to enter into the banking business through their subsidiaries in October 1999, and banks were permitted to enter into non-life and life insurance businesses through their subsidiaries in October 2000. Furthermore, amendments were made in 1998 to the Law Concerning Non-Life Insurance Rating Organizations abolishing the obligation previously imposed on non-life insurance companies to use the tariffs established by these organizations. As a result, non-life insurance companies may set their own premiums for the products that they offer, and competition has also increased. In addition, a series of amendments to the Insurance Business Law and ministerial ordinances thereunder liberalized the procedure for certain changes to (i) the statement of business procedures; (ii) the general policy conditions, and (iii) the statement of calculation for insurance premiums and reserves by only requiring prior notification of certain items which previously required approval.

In the “third sector” insurance business, including accident, sickness and nursing-care insurance, the entry of life and non-life insurance companies through their subsidiaries has been fully allowed since January 2001. As from July 1, 2001, life and non-life insurance companies have been allowed to directly conduct this business without using their subsidiaries. Foreign insurance companies have concentrated on this field, and deregulation of the Japanese insurance industry has intensified competition in the “third sector” insurance business among non-life and life insurance companies, as well as foreign insurance companies.

In April 2001, the Consumer Contracts Act and the Act on Sales, etc. of Financial Products were enacted, which regulate soliciting and selling activities of non-life insurance products.

From April 2001, in further liberalization of the Japanese financial industry as a whole, non-life insurance companies can sell certain types of their products (including household fire and credit long term disability insurance, if these are provided in connection with housing loans made by banks, and overseas travel insurance) through banks’ branch offices. The scope of insurance products which can be distributed through banks’ branch offices had been gradually expanded and the restrictions on such scope were abolished in December 2007.

From August 2003, insurance companies under difficulty to continue operations have been allowed to change the terms of their insurance policies (including reductions of insurance payments) subject to the approvals of the Commissioner of the FSA and the shareholders meeting of such insurance company, implementing procedures to protect the interests of policyholders and other conditions and procedures prescribed in the Insurance Business Law.

On September 30, 2007, in line with the enactment of the Financial Instruments and Exchange Law, certain amendments to the Insurance Business Law became effective. Under the amendments, among other things, the regulations on the solicitation and selling activities of certain insurance products with market risks (such as variable insurance or annuity) have been enhanced.

Under the Law Concerning Prohibition of Private Monopolization and Maintenance of Fair Trade of Japan, or the Japanese Anti-Monopoly Law, no insurance company can acquire or hold more than 10% of the total voting rights of all shareholders of any other company in Japan without obtaining the prior approval of the Fair Trade Commission except in certain limited circumstances. Additionally, the Insurance Business Law and the regulations thereunder prohibit an insurance company and its subsidiaries from acquiring or holding, on an aggregated basis, more than 10% of the total voting rights of all shareholders of any other company in Japan except certain companies listed in the Insurance Business Law. These restrictions do not apply to an insurance holding company.

The Insurance Law, which is the successor to the insurance section of the Commercial Code and which governs the contractual relationship between the insurer and the insured, was promulgated on June 6, 2008 and will come into effect on April 1, 2010. The Insurance Law enhanced protection of those who are insured and provides that, among other things, (i) an applicant for insurance is required to answer only inquiries specified by the insurer in connection with his/her duty to disclose, (ii) an insurer shall be defaulted on payment of claims and benefits to the insured after reasonable time for necessary verification or investigation has elapsed (even if the insurance contract provides for a longer payment term), and (iii) any agreement that is in contravention of the above as well as certain other provisions of the Insurance Law, and is unfavorable to the insured, shall be null and void. Amendments to the Insurance Business Law, which will regulate insurance business in line with the enactment of the Insurance Law, are currently under discussion.

Japanese Foreign Exchange Controls

The Foreign Exchange and Foreign Trade Act of Japan, as amended, and the cabinet orders and ministerial ordinances thereunder, or the Foreign Exchange Regulations, govern certain matters relating to the acquisition and holding of shares by non-residents and foreign investors.

The Foreign Exchange Regulations define “non-residents” as:

•	individuals who are not resident in Japan; or

•

corporations whose principal offices are located outside Japan. Generally, branches and other offices of non-resident corporations located within Japan are regarded as residents of Japan, and branches and other offices of Japanese corporations located outside Japan are regarded as non-residents of Japan.

The Foreign Exchange Regulations define “foreign investors” as:

•	individuals who are non-residents;

•	corporations organized under the laws of foreign countries or whose principal offices are located outside Japan; or

•

corporations, not less than 50% of the voting rights of which are held, directly or indirectly, by individuals and/or corporations falling within the definition of “foreign investors” above or a majority of the directors or other officers (or directors or other officers having the power of representation) of which are individuals who are non-residents.

Acquisition of Equity Securities

In general, the acquisition of shares of a listed corporation by a non-resident of Japan from a resident of Japan may be made without any restriction, except as mentioned below. However, a resident of Japan who transfers shares to a non-resident of Japan must file a report to the Minister of Finance following the transfer of shares to the non-resident of Japan, unless:

•	the consideration for the transfer is ¥100 million or less; or

•	the transfer is made through a bank or financial instruments trader as licensed under relevant Japanese laws.

If a foreign investor acquires shares of a listed corporation and, as a result of the acquisition, the foreign investor directly or indirectly holds 10% or more of the issued shares of the relevant corporation aggregated with existing holdings, the foreign investor is, in general, required to report the acquisition to the Minister of Finance and any other relevant ministers on or before the 15th day of the month following the month which includes the date of the acquisition, except under certain limited circumstances. In certain exceptional cases, prior notification is required regarding the acquisition.

Distributions and Proceeds of Sale

Under the Foreign Exchange Regulations, distributions paid on, and the proceeds of sales in Japan of, shares of a corporation held by non-residents of Japan may in general be converted into any foreign currency and repatriated abroad subject to certain exceptions.

Reporting of Substantial Shareholdings

The Financial Instruments and Exchange Law of Japan, in general, requires any person who has become, beneficially and solely or jointly, a holder of more than 5% of the total issued shares of a company listed on any Japanese stock exchange or whose shares are traded on the over-the-counter market in Japan to file with the Director of the relevant Local Finance Bureau of the Ministry of Finance, within five business days, a report concerning such shareholdings. A similar report must also be made in respect of any subsequent increase or decrease of 1% or more in any such holding ratio or any change in material matters set out in any previous filed reports. For this purpose, shares issuable to such person upon exercise of stock acquisition rights are taken into account in determining both the number of shares held by such holder and the issuer’s total issued share capital. Copies of each such report must also be furnished to the issuer of such shares.

Under the Insurance Business Law, a shareholder of an insurance company or insurance holding company that holds more than 5% of the total voting rights of the insurance company or insurance holding company is required to file a report of its shareholdings with the Director of the relevant Local Finance Bureau of the Ministry of Finance within five business days (or one month if the shareholder is a foreign entity) after the acquisition of the shares and other reports concerning changes in the reported matters (including any increase or decrease of more than 1% in the shareholding ratio).

SOMPO JAPAN MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the consolidated financial statements of Sompo Japan included in this prospectus. Sompo Japan prepares its consolidated financial statements in accordance with U.S. GAAP, and the following discussion is based on such financial statements. The discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Forward-Looking Statements” and “Risk Factors”.

Overview

Since the fiscal year ended March 31, 2008, the global economy has weakened due mainly to the effects of the sub-prime mortgage problems and the subsequent dislocation in the global financial markets. Japanese exports fell rapidly as foreign demand shrank amidst the financial crisis. It became increasingly difficult for Japanese corporations to satisfy their working capital needs. The companies reduced their capital expenditure and cut back on employment, which in turn weakened individual consumption and chilled the domestic demand. In the meantime, consumer prices generally showed signs of stabilization, with the falling oil price being an exception. In the fiscal year ended March 31, 2009, the global economic conditions continued to deteriorate, causing, in turn, the Japanese economy to suffer a rapid downturn from the second half of the fiscal year ended March 31, 2009.

Sompo Japan’s non-life insurance operations have traditionally relied upon the Japanese automobile insurance market, but the market has generally been shrinking in size in recent periods. This shrinkage can be attributed to several factors. First, the total number of vehicles registered in Japan has remained relatively flat in recent years. Second, the average premiums per vehicle have been experiencing a downward trend as more people choose to drive, and therefore insure, smaller and less expensive vehicles. Furthermore, the average premiums as a whole have declined as insured parties with good driving records became eligible for preferential premium rates upon renewal of their policies. Furthermore, Sompo Japan’s revenue from compulsory automobile insurance fell substantially due to the adjusted premium rates.

The problem of the shrinkage of the automobile insurance market was further compounded by the so-called “non-payment problem” and other inappropriate payment practices. In 2005, problems associated with disclosure made to policyholders and instances in which insurers had failed to pay claims and benefits payable to insured parties prompted the FSA to conduct close scrutiny into the matters, as more fully described in “Risk Factors” “the Japanese Non-Life Insurance Industry”. Consequently, Japanese insurance companies, including Sompo Japan, have suffered a loss of reputation. The Japanese insurers have also been required to make substantial investments for system and operational improvements, which in turn generally hindered efforts to reduce the expense ratio to offset the rising claims ratio.

In both non-life and life insurance markets, Sompo Japan’s business environment is expected to continue to be challenging. The competition is expected to further intensify with the business integration or reorganization of certain major Japanese non-life and life insurers, the entry of new players into the market, and expansion of sales channels to banks and others. In the medium to long-term period, Sompo Japan’s non-life insurance operations are subject to challenges associated with the declining birthrate, the shrinking and aging population, the global climate change, and increasingly sophisticated consumer demands, all of which will require Sompo Japan to continue to explore new business opportunities, take risks, and achieve an appropriate cost base.

Results of Operations

The following table provides Sompo Japan’s selected consolidated statements of operations information for the years ended March 31, 2008 and 2009:

	2009	2008
	(in millions of yen)
Revenues:
Property and casualty:
Net premiums written	¥1,315,235	¥1,368,723
Less: increase in unearned premiums	(43,317)	(9,134)

Net premiums earned	1,358,552	1,377,857
Life insurance premiums	233,791	245,369
Net investment income	52,500	125,866
Realized (losses) gains on investments and unrealized (losses) gains on trading securities	(111,031)	23,501
Losses on derivative instruments	(59,892)	(152,552)
Other income	15,536	15,773

Total revenues	1,489,456	1,635,814

Expenses:
Property and casualty losses, claims and loss adjustment expenses:
Losses and claims incurred and provided for	780,967	849,610
Loss adjustment expenses	76,185	72,715

Total property and casualty losses, claims and loss adjustment expenses	857,152	922,325
Life and annuity contract benefits and losses	171,474	178,530
Interest credited to policyholders’ account balances	25,718	29,881
Amortization of deferred policy acquisition costs	222,835	227,728
Other expenses	302,391	290,680

Total expenses	1,579,570	1,649,144

Loss before income tax benefit and minority interests	(90,114)	(13,330)

Income tax expense (benefit):
Current	7,664	61,291
Deferred	(41,434)	(73,745)

Total income tax benefit	(33,770)	(12,454)

Minority interests	2,191	(765)

Net loss	¥(54,153)	¥(1,641)

Year Ended March 31, 2009 Compared with Year Ended March 31, 2008

Net Premiums Written. In non-life insurance business, net premiums written decreased 3.9% from ¥1,368.7 billion for the fiscal year ended March 31, 2008 to ¥1,315.2 billion for the fiscal year ended March 31, 2009, due primarily to the adjustment in premium rates for compulsory automobile liability insurance. Net premiums earned also decreased 1.4% from ¥1,377.9 billion for the fiscal year March 31, 2008 to ¥1,358.6 billion for the fiscal year March 31, 2009.

In terms of net premiums written, principal non-life insurance lines fared as follows:

•

Fire and Allied Lines Insurance. Net premiums written for fire and allied lines insurance decreased 0.2% from ¥150.1 billion in the year ended March 31, 2008 to ¥149.7 billion in the year ended March 31, 2009, due primarily to a drop in the volume of fire insurance policies written in connection with customers’ housing loans.

•

Marine Insurance. Net premiums written for marine insurance decreased 4.1% from ¥38.3 billion in the year ended March 31, 2008 to ¥36.8 billion in the year ended March 31, 2009. Although revenues from hull insurance were brisk, the decrease in net premiums written under this line of insurance was due to a fall in revenue from ocean cargo insurance.

•

Personal Accident Insurance. Net premiums written for personal accident insurance decreased 1.3% from ¥128.7 billion in the year ended March 31, 2008 to ¥127.0 billion in the year ended March 31, 2009, due to decreased volume of personal accident insurance policies underwritten, with an exception of group medical insurance policies whose sales remained strong.

•

Voluntary Automobile Insurance. Net premiums written for voluntary automobile insurance decreased 0.3% from ¥662.5 billion in the year ended March 31, 2008 to ¥660.8 billion in the year ended March 31, 2009 due to impact of good-driver discounts, a shift toward smaller vehicles and the decline in new automobile sales, mainly in retail market.

•

Compulsory Automobile Liability Insurance. Net premiums written for compulsory automobile liability insurance decreased 21.2% from ¥228.6 billion in the year ended March 31, 2008 to ¥180.0 billion in the year ended March 31, 2009, due to revision of premium rates in April 2008.

•

Other Insurances. Net premiums written for other insurances increased 0.2% from ¥160.6 billion in the year ended March 31, 2008 to ¥160.9 billion in the year ended March 31, 2009, mainly due to brisk sales of liability insurance.

Life Insurance Premiums. Overall life insurance premiums decreased 4.7% from ¥245.4 billion for the fiscal year ended March 31, 2008 to ¥233.8 billion for the fiscal year ended March 31, 2009, due primarily to the suspension of underwriting of certain types of term life insurance policies and an increase in withdrawals of such policies.

Net Investment Income. Net investment income decreased 58.3% to ¥52.5 billion for the fiscal year ended March 31, 2009 from ¥125.9 billion for the fiscal year ended March 31, 2008, due to losses in investment trust accounted for under the equity method.

Realized (Losses ) Gains on Investments and Unrealized (Losses) Gains on Trading Securities. Sompo Japan recorded realized losses on investments and unrealized losses on trading securities in the amount of ¥111.0 billion for the fiscal year ended March 31, 2009, compared to gains in the amount of ¥23.5 billion for the fiscal year ended March 31, 2008. Out of the total loss of ¥111.0 billion, ¥45.2 billion is attributed to impairment losses recorded for Japanese equity securities as their market values declined. The remainder of the loss is due to the decline in foreign stock market, declined value of foreign fixed maturity instruments, adverse foreign exchange fluctuations as well as ¥24.0 billion of unrealized loss on trading securities.

Losses on Derivative Instruments. Losses on derivative instruments decreased 60.7% from ¥152.6 billion for the fiscal year ended March 31, 2008 to ¥59.9 billion for the fiscal year ended March 31, 2009, due to reduction in additional losses incurred on credit derivatives.

Other Income. Other income decreased 1.9% to ¥15.5 billion for the fiscal year ended March 31, 2009 from ¥15.8 billion for the fiscal year ended March 31, 2008, reflecting a reduced gain from the disposition of real properties compared to the previous year.

Losses, Claims and Loss Adjustment Expenses. Total property and casualty losses, claims and loss adjustment expenses decreased 7.1% from ¥922.3 billion for the fiscal year ended March 31, 2008 to ¥857.2 billion for the fiscal year ended March 31, 2009. Losses and claims incurred and provided for decreased from ¥849.6 billion for the year ended March 31, 2008 to ¥781.0 billion for the year ended March 31, 2009, due primarily to decreases in net loss incurred related to voluntary automobile insurance and compulsory automobile liability insurance. Overall net loss ratio decreased from 61.7% for the year ended March 31, 2008 to 57.5% for the year ended March 31, 2009.

In terms of net loss incurred and net loss ratio, principal non-life insurance lines fared as follows:

•

Fire and Allied Lines Insurance. Net loss incurred for fire and allied lines insurance increased from ¥56.8 billion for the year ended March 31, 2008 to ¥59.5 billion for the year ended March 31, 2009. Net loss ratio also increased from 37.4% for the year ended March 31, 2008 to 38.4% for the year ended March 31, 2009, due primarily to an increase in loss reserves while premiums earned slightly decreased.

•

Marine Insurance. Net loss incurred for marine insurance increased from ¥15.8 billion for the year ended March 31, 2008 to ¥20.6 billion for the year ended March 31, 2009. Net loss ratio increased from 40.6% for the year ended March 31, 2008 to 54.7% for the year ended March 31, 2009, due to increases in paid losses related to cargo insurance and loss reserves related to hull insurance.

•

Personal Accident Insurance. Net loss incurred for personal accident insurance increased from ¥72.3 billion for the year ended March 31, 2008 to ¥73.6 billion for the year ended March 31, 2009, due primarily to an increase in losses related to medical expense insurance. Net loss ratio also increased from 57.6% for the year ended March 31, 2008 to 58.8% for the year ended March 31, 2009.

•

Voluntary Automobile Insurance. Net loss incurred for voluntary automobile insurance decreased from ¥451.2 billion for the year ended March 31, 2008 to ¥393.9 billion for the year ended March 31, 2009, due primarily to a decrease in losses related to bodily injury liability coverage. Net loss ratio also decreased from 67.7% for the year ended March 31, 2008 to 59.5% for the year ended March 31, 2009.

•

Compulsory Automobile Liability Insurance. Net loss incurred for compulsory automobile liability insurance decreased from ¥167.1 billion for the year ended March 31, 2008 to ¥154.9 billion for the year ended March 31, 2009. Net loss ratio decreased from 71.0% for the year ended March 31, 2008 to 70.7% for the year ended March 31, 2009. While the premiums earned decreased due to a downward revision of the basic premium rates, losses incurred for this insurance also decreased. As a result, the net loss ratio remained nearly unchanged.

•

Other Insurances. Net loss incurred for other insurances decreased from ¥86.4 billion for the year ended March 31, 2008 to ¥78.4 billion for the year ended March 31, 2009, due primarily to a decrease in losses related to liability insurance. Net loss ratio also decreased from 54.1% for the year ended March 31, 2008 to 49.0% for the year ended March 31, 2009.

Life and Annuity Contract Policy Benefits and Losses. Expenses for life and annuity contract policy benefits and losses decreased 4.0% from ¥178.5 billion for the fiscal year ended March 31, 2008 to ¥171.5 billion for the fiscal year ended March 31, 2009 due to the reduced level of reserves required in connection with the reduced premium revenue.

Interests Credited to Policyholders’ Account Balances. Interests credited to policyholders’ account balances decreased 14.0% from ¥29.9 billion for the fiscal year ended March 31, 2008 to ¥25.7 billion for the fiscal year ended March 31, 2009, reflecting a decrease in interest payments as the outstanding balance of savings-type insurance policies decreased.

Deferred Policy Acquisition Costs. Amortization of deferred policy acquisition costs decreased 2.1% from ¥227.7 billion for the fiscal year ended March 31, 2008 to ¥222.8 billion for the fiscal year ended March 31, 2009 due to a decrease in policy acquisition costs at Sompo Japan Insurance Inc.

Other Expenses. Other expenses increased 4.0% from ¥290.7 billion for the fiscal year ended March 31, 2008 to ¥302.4 billion for the fiscal year ended March 31, 2009, reflecting an increase in general and administrative expenses at Sompo Japan Insurance Inc.

Loss Before Income Tax Benefit and Minority Interests. As a result of the foregoing, loss before income tax benefit increased 577.4% to ¥90.1 billion for the fiscal year ended March 31, 2009 from ¥13.3 billion for the fiscal year ended March 31, 2008, reflecting a decrease in net investment income as well as realized losses on investments and unrealized losses on trading securities during the period.

Income Tax Benefit. Income tax benefit increased to ¥33.8 billion for the fiscal year ended March 31, 2009 from ¥12.5 billion for the fiscal year ended March 31, 2008, primarily due to increase in loss before income tax benefit.

Net Loss. Sompo Japan’s net loss was ¥54.2 billion for the fiscal year ended March 31, 2009, compared to ¥1.6 billion for the fiscal year ended March 31, 2008, reflecting a decrease in net investment income as well as increases in realized losses on investments and unrealized losses on trading securities during the period.

Critical Accounting Policies

The accounting policies that Sompo Japan follows when preparing U.S. GAAP consolidated financial statements are fundamental to understanding its financial condition and results of operations. Many of these accounting policies require management to make difficult, complex or subjective judgments regarding the valuation of assets and liabilities.

Sompo Japan’s significant accounting policies are summarized in the notes to its U.S. GAAP consolidated financial statements included in this prospectus. The following is a summary of Sompo Japan’s critical accounting policies involving accounting estimates and judgments.

Insurance Reserves

Losses, Claims and Loss Adjustment Expenses Liability

Sompo Japan’s losses, claims and loss adjustment expenses liability represents estimates of future payments that Sompo Japan will make in respect of property and casualty insurance claims, including expenses relating to those claims for insured events that have already occurred as of the balance sheet date.

As of March 31, 2009, Sompo Japan’s losses, claims and loss adjustment expenses liability accrued by line of business is as follows:

	As of March 31, 2009
Line of Business	Case	IBNR	Total
	(in millions of yen)
Property and casualty business:
Fire and Allied Lines Insurance	¥39,227	¥15,487	¥54,714
Marine Insurance	23,979	11,217	35,196
Personal Accident Insurance	26,036	30,622	56,658
Voluntary Automobile Insurance	250,776	67,969	318,745
Compulsory Automobile Liability Insurance	78,874	164,588	243,462
Other Insurances	160,321	82,361	242,682

Total	¥579,213	¥372,244	¥951,457

The variables that affect the estimation process for the liability for losses, claims and loss adjustment expenses, primarily include the following:

•	changes in how the courts interpret policy terms that impact the amount of claims and trends in court verdicts

•	changes in legislation and the laws that impact the insurance industry

•	changes in social, economic and demographic trends that influence the composition or behavior of policyholders

•	changes in the inflation rate for goods and services related to the damages covered by policies

The liability for losses, claims and loss adjustment expenses for property and casualty insurance includes the accumulation of individual case estimates for claims that have been reported (“case reserves”) and estimates of claims that have been incurred but not reported (“IBNR reserves”) as well as estimates of the expenses associated with processing and settling all reported and unreported claims, less estimates of anticipated salvage and subrogation recoveries.

Case reserves are estimated based on the facts available at the time of the estimation, including individual loss reports. Case reserves are updated when new information is received indicating changes in the estimated losses.

IBNR reserves are determined using actuarial methods to estimate ultimate loss based on historical experience, providing for losses incurred but not reported at the end of each fiscal year. In applying the actuarial method, Sompo Japan groups its insurance products based on their loss development characteristics to appropriately reflect the loss development pattern of each group in order to estimate IBNR reserves.

Sompo Japan’s loss reserves include amounts related to short-tail and long-tail business.

a)  Short-tail business

For short-tail business, claims are reported and settled shortly after the loss occurs resulting in less estimation uncertainty. Consequently, the estimation of loss reserves for short-tail business is less complex. Short-tail business primarily consists of voluntary automobile property damage, fire and allied line, and marine business.

b)  Long-tail business

For long-tail business, because significant periods of time, ranging up to several years and more, may elapse between the occurrence of loss, reporting of the loss and the final settlement of the claim, this type of business is exposed to greater estimation uncertainties and variability, and is also influenced by changes in claims management practices. Loss experience in the more recent accident years for the long-tail business has limited statistical credibility because a relatively small proportion of losses in these accident years are reported claims and a smaller proportion is paid losses. Consequently, the estimation of loss reserves for long-tail business is subject to a higher degree of variability than for short-tail business. The estimation process is therefore, more complex incorporating a greater number of calculations, techniques, scenarios and a wide range of assumptions. Long-tail business primarily consists of automobile liability (voluntary & compulsory) and general liability business.

IBNR reserves for each line are estimated using the incurred loss triangle method. The incurred loss triangle method is based on the assumption that, at any given state of maturity, ultimate losses can be estimated by multiplying cumulative reported losses (paid losses plus case reserves) by a cumulative loss development factor. The validity of the results of this method depends on the stability of claim reporting and settlement rates, as well as the consistency of case reserve levels. Under this method, historical “age-to-age” loss development factors

(LDF) play an important role in evaluating ultimate losses. LDFs are calculated to measure the relative development of an accident year from one maturity point to the next. Sompo Japan then selects age-to-age LDFs based on these historical factors. These LDFs for each incremental age are then accumulated to represent cumulative LDFs, which represent the total expected remaining development at a given point in time. These cumulative LDFs are then used to project the ultimate losses. The ultimate loss estimates are reduced by cumulative paid claims and case reserves by accident year. Sompo Japan aggregates the results of each accident year to evaluate IBNR reserves.

The estimates of ultimate losses from using a loss development approach can be affected by changes in internal claim department processing, a shift between single and multiple payments per claim, changes in the law, or variations in the mix of business from year to year. Also, since the percentage of losses paid for immature years is often low, LDFs may be volatile. A small variation in the number of claims paid may have a multiplying effect that can lead to significant changes in estimated ultimate losses. In these cases, Sompo Japan utilizes the Bornhuetter-Ferguson method to supplement the ultimate loss projections for immature years. The Bornhuetter-Ferguson method relies on the assumption that remaining unreported losses are a function of the total expected losses rather than a function of currently reported losses. The expected losses used in this analysis are based on initial selected ultimate loss ratios by accident year and multiplied by the unreported percentage to produce expected unreported losses. The expected unreported losses are added to the current reported losses to produce ultimate losses. Cumulative paid claims and case reserves are reduced from ultimate losses by accident year. Sompo Japan aggregates the results of each accident year to evaluate IBNR reserves.

Sompo Japan primarily utilizes the incurred loss triangle method for the estimation of IBNR reserve. For short-tail business, the development of paid and incurred losses generally exhibits a reasonably stable pattern of loss development from one accident year to the next. Therefore, for short-tail business, the incurred loss triangle method is generally considered appropriate and is the primary method used for the projection of the ultimate loss. For long-tail business, estimation of ultimate losses in the recent accident years requires more actuarial judgment. Loss development factors based on the past experience may not produce a useful estimate of ultimate losses in the most recent accident years since many claims either have not yet been reported or are only in the early stages of the settlement process. Therefore, Sompo Japan takes into consideration the results of projections based on the Bornhuetter-Ferguson method for the immature years, as appropriate. Sompo Japan assumes that the long-tail group has the characteristic of being paid mainly five years after the accident year. Settlement of claims involving longer-tailed reserves is inherently more risky and uncertain as claims cost may escalate as time progresses. Sompo Japan estimates that approximately 12.0% of its property and casualty reserves as of March 31, 2009 relate to claims that will be paid after five or more years of the accident year. In reviewing the loss development of each short-tail and long-tail group by comparing the past trends of loss development, Sompo Japan excludes the losses caused by catastrophic disasters such as typhoons or earthquakes to project ultimate losses because those data may distort the loss development, with those data separately taken into consideration to calculate ultimate losses.

Sompo Japan reviews the estimation process and the determination of the reserve for losses, claims and loss adjustment expenses to verify reasonableness, and incorporates any adjustments in updating the liability with changes in estimates. The reviews are performed at least annually and more frequently when appropriate and needed. For example, Sompo Japan reviews the overall loss development for the interim period as a part of the Japanese statutory reporting at interim. The estimates are also revised as historical loss experience develops, additional claims are reported and settled, and information unavailable at the time of the initial estimation becomes available. Therefore, the amount of the liability may exceed or fall short of its estimates. When actual losses differ from estimates, the difference is recorded in the period in which the difference becomes known. See “Business—Loss and Expense Ratios” for the detailed information.

As a part of the review process of the adequacy and appropriateness of loss reserves at year end, senior management is involved in the discussions with internal actuaries concerning the results of the latest loss reserve analysis. Management evaluates the ultimate loss projections performed by the internal actuaries through discussion with the actuaries and by reviewing the latest loss reserve analysis. Management considers loss trends observed over the recent periods (frequency, severity and pattern of claims), the level of volatility of LDFs and pricing, and evaluates whether the assumptions used for the projections and the recent trends of loss reserve are consistent with the economic and business environment surrounding Sompo Japan and the industry. Such assessment requires considerable judgment. No significant adjustments were made to loss reserves as a result of the management review as of March 31, 2009 and 2008.

Changes in reported losses affect the historical loss development, which results in changes to the liability for losses, claims and loss adjustment expenses. The key assumptions used in the actuarial methods include legal, regulatory, economic and demographic trends which are reflected in the LDFs and expected loss ratios that are used in the estimation of reserves for losses, claims and loss adjustment expenses. Total loss reserves of ¥951 billion as of March 31, 2009, reflect a decrease of ¥54 billion from the total loss reserves of ¥1,005 billion as of March 31, 2008 primarily because of the decrease in IBNR reserves for long-tail business partially offset by increase in IBNR reserves for short-tail business, due to changes in the LDFs that affect the estimates of IBNR reserves as follows;

a)  Short-tail business

Property Damage Insurance

The change in LDFs was primarily caused by changes in the loss development of property damage claims due to the following factors and impacted the change in IBNR reserves:

•

Actual incurred losses for the year ended March 31, 2009 exceeded the amount estimated based on the past trend as of the beginning of year, especially in accident years 2003 through 2005, primarily of a trend of lengthening tail of property damage business. As a result of considering these trends to loss reserve analysis, the ultimate loss in accident years 2003 through 2005 resulted in an increase by approximately ¥2 billion. On the other hand, incurred losses in accident year 2007 were less than the estimated amount at the beginning of year by approximately ¥2.5 billion resulting in a decrease of the ultimate loss by approximately ¥1.9 billion because of the favorable development of incurred losses for that accident year.

•	As a result, the total effects resulting from these changes were to increase the IBNR reserves by approximately ¥0.6 billion in the year ended March 31, 2009.

b)  Long-tail business

The decrease in loss reserves as of March 31, 2009 for long-tail business is primarily related to voluntary automobile insurance covering bodily injury and medical liability insurance as follows:

- Voluntary automobile insurance covering bodily injury

•

Sompo Japan noted that the actual incurred losses for the year ended March 31, 2009 were less than that estimated at the beginning of year based on the past trend in accident years 2005 through 2007 by approximately ¥10 billion. Also, the development of LDFs for the year ended March 31, 2009 with regard to accident years 1999, 2001, 2003 and 2004 was less than one. This lowered the LDFs used for the loss reserve analysis as of March 31, 2009. Sompo Japan noted that this trend was consistent with the fact that Sompo Japan strengthened its loss reserves for the year ended March 31, 2008 and then experienced favorable development as a result of accelerating the settlement of claims for the year ended March 31, 2009.

•

As a result of the development of LDFs mentioned above, the selected LDFs corresponding to the second through the sixth years after the occurrence of the accident decreased and the loss reserves for voluntary automobile (bodily injury) decreased by approximately ¥16 billion.

- Medical malpractice insurance

•

Sompo Japan noted that the actual incurred loss for the year ended March 31, 2009 was less than that estimated based on the past trend as of the beginning of year (i.e., favorable development), especially in accident years 1998 through 2004 by approximately ¥3 billion, and this decreased the LDFs. Also, the development of LDFs for the year ended March 31, 2009 with respect to accident years 1998 through 2003 became less than one. These trends were because of the smaller number of claims reported than expected and also the payment of reported claims favorably developed for claims of these accident years.

•

As a result of the development of LDFs mentioned above, the selected LDFs corresponding from the fifth year to the eleventh year after the occurrence of the accident decreased and the loss reserves for medical malpractice decreased by approximately ¥4.5 billion.

In addition, Sompo Japan performs an analysis of the impact that reasonably likely changes in key assumptions may have on the estimation of the liability for losses, claims and loss adjustment expenses for its major lines of direct business at the parent level: property damage (fire and allied, and other similar small lines of business), personal accident, voluntary automobile, compulsory automobile liability, liability and workers’ compensation. Based on the past performance of reported losses, Sompo Japan believes that reasonably likely changes in key assumptions range in 90% confidence interval (i.e., a five percent chance of resulting in larger losses and a five percent chance of resulting in lower losses). In order to determine the worst case adverse development resulting from reasonably likely changes in key assumptions, Sompo Japan performs its analysis at the ninety-five percentile. This analysis indicates that such worst case adverse development for each line of business and in the aggregate falls within a range of approximately seven percent of recorded loss reserves on both a gross and a net of reinsurance basis as of March 31, 2009.

For the years ended March 31, 2009 and 2008, Sompo Japan’s adverse (favorable) development for claims expenses for all lines of business related to prior years (net of reinsurance) was as follows:

	For the year ended March 31,
	2009	2008
	(in millions of yen unless otherwise indicated)
Claims expenses (recovery) recognized in the current year relating to prior years, net of reinsurance	¥(45,946)	¥24,004
Claims expenses (recovery) recognized in the current year relating to prior years as a percentage of opening reserves for losses, claims and loss adjustment expenses, net of reinsurance	(5.23)%	2.85%
Claims expenses (recovery) recognized in the current year relating to prior years as a percentage of net incurred losses, net of reinsurance	(5.36)%	2.60%

Losses and expenses incurred for the years ended March 31, 2009 and 2008 shown in the table above are mainly attributed to the loss trend in the voluntary automobile line as well as the personal accident line and resulted from the changes, based on Sompo Japan’s latest experience in claim settlements, in LDFs in earlier accident years. The trend of incurred losses in the voluntary automobile line and the personal accident line had been increasing until the year ended March 31, 2008, which resulted in an unfavorable development of ¥24,004 million for that fiscal year. The incurred loss in the voluntary automobile line and the personal accident line declined in the year ended March 31, 2009, as more accidents than the previous year were settled and the consequent determination of LDFs resulted in a favorable development of ¥45,946 million. As set forth in the table above, subsequent developments on prior years’ claims represented an immaterial portion of the claims expenses for the years indicated.

Future Policy Benefits for Life Insurance Contracts

Future policy benefits for life insurance contracts include future policy benefits and losses for traditional life insurance contracts and provisions for unpaid life insurance policy claims.

Future policy benefits for traditional life insurance contracts are estimated using a net level premium method, based on actuarial assumptions including mortality, morbidity, expected rate of return, surrender, and expense ratios established when the policies were purchased for purchased contracts or the policies were written for other contracts. Assumptions for mortality and morbidity have been determined based on the Sompo Japan’s experience when such policies were purchased or written. Such assumptions include a margin for adverse deviation, as well as the assumptions for expected rate of return, expense ratio and lapse rates. The assumed expected rate of return ranges from 1.05% to 4.15%, depending on year of issue and types of product.

Sompo Japan’s future policy benefits for life insurance contracts include the guaranteed benefit obligations with respect to certain types of nontraditional long-duration life insurance contracts and annuities. Refer to the detailed information on these products in Note 8 to Sompo Japan’s consolidated financial statements.

The amount of unpaid life insurance policy claims represents the estimated liability for reported and incurred but not reported (“IBNR”) losses on life insurance contracts calculated on an undiscounted basis.

Although mortality, morbidity and interest rate assumptions are “locked-in” upon the issuance of new insurance or annuity contracts with fixed and guaranteed terms, significant changes in experience or assumptions may require Sompo Japan to provide for expected future losses on a product by establishing premium deficiency reserves. Premium deficiency reserves, if required, are determined based on assumptions at the time the premium deficiency reserve is established and do not include a provision for the margin for adverse deviation. See “—Amortization of Deferred Policy Acquisition Costs” below.

Amortization of Deferred Policy Acquisition Costs

Policy acquisition costs that vary with and are related to property and casualty insurance contracts and life insurance contracts acquired are deferred to the extent that they are deemed recoverable. Such costs include commissions to external sales agents, policy issuance and other underwriting costs.

Sompo Japan tests the recoverability of deferred policy acquisition costs annually to make sure that the capitalized amounts do not exceed the present value of anticipated gross profits. As a result of the test, Sompo Japan concludes that deferred policy acquisition costs on the consolidated statements of financial position are deemed recoverable.

The recoverability of deferred policy acquisition costs is also evaluated as part of the determination of the existence of premium deficiency. For property and casualty insurance contracts, premium deficiency reserves are considered, if necessary, for the material amount of the anticipated losses, loss adjustment expenses, commissions and other acquisition costs and maintenance costs that have not previously been expensed in excess of the recorded unearned premium reserve and future installment premiums on existing policies. For life insurance contracts, premium deficiency reserves are considered, if necessary, when a liability for future policy benefits less the present value of expected future gross premium are determined to be insufficient to provide for expected future policy benefits and expenses and to recover any unamortized policy acquisition costs. If a premium deficiency exists, deferred policy acquisition costs are reduced by the amount of the deficiency or to zero with the amount charged to “Amortization of deferred policy acquisition costs.” If the deficiency is in excess of deferred policy acquisition costs, Sompo Japan recognizes a reserve for the premium deficiency. For the years ended March 31, 2009 and 2008, Sompo Japan recognized a premium deficiency for short-duration insurance contracts and reduced deferred policy acquisition costs by ¥341 million and ¥174 million, respectively, with the excess amount of ¥1,177 million and ¥98 million increasing “Unearned premiums.”

Deferred policy acquisition costs for property and casualty insurance products are amortized over the period in which the relevant written premiums are earned. Deferred policy acquisition costs for traditional life insurance products are amortized over the terms in which the premiums are paid. Deferred policy acquisition costs for investment-type products are amortized by the constant yield method. Deferred policy acquisition costs for universal life-type products are amortized over the expected life of the contracts in proportion to estimated gross profits.

The American Institute of Certified Public Accountants provided guidance on accounting for deferred acquisition costs associated with internal replacements of certain insurance and investment contracts. This guidance defines an internal replacement as a modification in product benefits, features, rights, or coverages that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. Sompo Japan adopted this guidance as of April 1, 2007 to apply it to internal replacements occurring in the fiscal year beginning as of that date. The adoption did not have a material effect on Sompo Japan’s consolidated financial statements.

Accounting for Deposit-Type Insurance Contracts

Deposit-type insurance contracts are long-term property and casualty insurance contracts accompanied by a savings feature in addition to insurance coverage.

The premium for the insurance portion is calculated in the same way as the premium for a traditional indemnity policy without any savings portion. The premium for the savings portion represents the present value of the lump-sum amount of maturity refund or annuity refund for a fixed period to be paid to policyholders. The value at maturity is calculated on a discounted basis using the expected rate of return and the “total loss termination” rate, both of which are fixed at inception of contract. The “total loss termination” means an exceptional event that would cause a full payout of the insurance portion of the policy, and in such case, the contract terminates without any maturity refund being paid to the policyholder. The weighted-average annual frequency of “total loss termination” is approximately 0.04% per annum. The amount of savings portion and interest included in the premiums received for “total loss termination” contracts are funded for maturity refunds of other contracts in force. Those funds from “total loss termination” contracts cannot be used for other purposes including indemnity claims for such terminated contract and other contracts.

Policyholders of deposit-type insurance contracts can terminate the contract before maturity by paying a pre-determined fee to Sompo Japan.

The premiums for the insurance portion are recognized as revenue over the period of the contract, generally in proportion to the amount to be covered by insurance policy. The premiums received for the savings portion of such contracts are recorded as a liability called “Policyholders’ account balances” in accordance with deposit accounting rules. Policyholders’ account balances are recorded using the interest rate calculation method based on the present value of expected future cash flows. The amount of expected future cash flows is composed of the future maturity refund and the investment portion of outstanding insurance contracts, but does not include future surrender penalties. Interest rates applied to policyholders’ account balances vary depending on timing of contracts and the type of the policy, ranging from 0.20% to 5.50%. At the end of each fiscal year, “Policyholders’ account balances” is adjusted to reflect the present value of contracts in force. The effects arising from the gap between the “total loss termination” rate committed at inception of contract and the actual “total loss termination” rate is recognized as profit or loss for the current year. If the return from actual investment performance by Sompo Japan exceeds the expected rate of return, Sompo Japan may make an additional payout to policyholders as a dividend at the sole discretion of Sompo Japan. The reserve for future dividend payout to policyholders is included in policyholders’ account balances and the amount of the reserves totaled ¥292 million and ¥168 million as of March 31, 2009 and 2008, respectively.

Policy acquisition costs are not charged to the savings portion of the contract. Costs associated with policy acquisition of deposit-type insurance contracts are charged to the insurance portion and amortized over the term of contract. The probability of premium deficiency, which is only relevant to the insurance portion, is determined as described above “Amortization of Deferred Policy Acquisition Costs.”

See Note 1 to Sompo Japan’s consolidated financial statements for further discussion.

Valuation and Impairment of Investments

Valuation of Securities Available for Sale

The following table shows the fair value of our fixed maturity securities available for sale, broken down by security ratings, and equity securities available for sale as of March 31, 2009 and 2008:

	As of March 31,
	2009		2008
	Fair Value	% of Total Securities Available for Sale	Fair Value	% of Total Securities Available for Sale
	(in millions of yen unless otherwise indicated)
Fixed maturity securities:
Investment grade	¥1,894,281	63.1	¥2,017,004	55.0
Non-investment grade	578	0.0	3,290	0.1
Not rated	82,755	2.8	67,111	1.8

Sub total	1,977,614	65.9	2,087,405	56.9
Equity securities	1,022,384	34.1	1,579,870	43.1

Total	¥2,999,998	100.0	¥3,667,275	100.0

The following table shows gross unrealized losses on our fixed maturity securities available for sale, broken down by security ratings, and equity securities available for sale as of March 31, 2009 and 2008:

	As of March 31,
	2009		2008
	Gross Unrealized Losses	% of Total Securities Available for Sale	Gross Unrealized Losses	% of Total Securities Available for Sale
	(in millions of yen unless otherwise indicated)
Fixed maturity securities:
Investment grade	¥7,893	46.9	¥5,592	47.7
Non-investment grade	—	—	12	0.1
Not rated	209	1.2	135	1.2

Sub total	8,102	48.1	5,739	49.0
Equity securities	8,752	51.9	5,985	51.0

Total	¥16,854	100.0	¥11,724	100.0

The following table shows gross unrealized gains on our fixed maturity securities available for sale, broken down by security ratings, and equity securities available for sale as of March 31, 2009 and 2008:

	As of March 31,
	2009		2008
	Gross Unrealized Gains	% of Total Securities Available for Sale	Gross Unrealized Gains	% of Total Securities Available for Sale
	(in millions of yen unless otherwise indicated)
Fixed maturity securities:
Investment grade	¥45,777	8.9	¥68,358	6.6
Non-investment grade	—	—	—	—
Not rated	906	0.1	450	0.1

Sub total	46,683	9.0	68,808	6.7
Equity securities	469,741	91.0	959,315	93.3

Total	¥516,424	100.0	¥1,028,123	100.0

The following table shows the amounts and periods of time for which securities available for sale have been in an unrealized loss position as of March 31, 2009:

	Gross Unrealized Losses
	Less than 1 year	1 year and thereafter	Total
	(in millions of yen)
Fixed maturity securities	¥2,339	¥5,763	¥8,102
Equity securities	8,056	696	8,752

Total	¥10,395	¥6,459	¥16,854

The following table shows the amounts and periods of time for which securities available for sale have been in an unrealized loss position as of March 31, 2008:

	Gross Unrealized Losses
	Less than 1 year	1 year and thereafter	Total
	(in millions of yen)
Fixed maturity securities	¥1,279	¥4,460	¥5,739
Equity securities	5,695	290	5,985

Total	¥6,974	¥4,750	¥11,724

The following table shows gross unrealized losses on and the fair value of fixed maturity securities available for sale that were in an unrealized position as of March 31, 2009, by contractual maturities at that date:

	1 year or Less	1-5 years	5-10 years	After 10 years	Total
	(in millions of yen)
Fair value	¥51,424	¥102,950	¥28,054	¥141,896	¥324,324
Gross unrealized losses	404	2,964	964	3,770	8,102

The following table shows gross unrealized losses on and the fair value of fixed maturity securities available for sale that were in an unrealized position as of March 31, 2008, by contractual maturities at that date:

	1 year or Less	1-5 years	5-10 years	After 10 years	Total
	(in millions of yen)
Fair value	¥70,592	¥189,957	¥13,673	¥89,519	¥363,741
Gross unrealized losses	380	1,473	476	3,410	5,739

The following table shows the fair values and unrealized losses on investments, including securities available-for-sale, by category as of March 31, 2009:

	As of March 31, 2009
	Fair Value	Unrealized Loss
	(in millions of yen)
Securities held-to-maturity:
Fixed maturities:
Government and government agencies and authorities other than U.S.	¥11,573	¥(114)
Municipalities and political subdivisions other than U.S.	8,756	(44)
Others	135,519	(4,747)

Total fixed maturities held-to-maturity	¥155,848	¥(4,905)

Securities available-for-sale:
Fixed maturities:
U.S. government and government agencies and authorities	¥5,407	¥(196)
Government and government agencies and authorities other than U.S.	51,115	(2,363)
Municipalities and political subdivisions other than U.S.	15,194	(46)
Mortgage-backed securities	99,544	(1,830)
Others	153,064	(3,667)

Total fixed maturities available-for-sale	324,324	(8,102)
Equity securities:
Listed	57,623	(8,194)
Unlisted	3,221	(558)

Total equity securities available-for-sale	60,844	(8,752)

Total	¥385,168	¥(16,854)

No individual securities have material unrealized loss as of March 31, 2009. Also, equity securities and corporate bonds with unrealized losses had no material industry concentration in terms of carrying value as of March 31, 2009.

The following table shows gross unrealized losses and carrying value of equity securities with unrealized losses by the length of time that individual securities have continuously been in an unrealized loss position. There were no unrealized losses on equity securities where the fair value had declined and remained below cost by 30% or more as of March 31, 2009.

	As of March 31, 2009
	Less than 20%		20% or more but less than 30%
	Gross Unrealized Losses	Carrying Value	Gross Unrealized Losses	Carrying Value
	(in millions of yen)
Equity securities:
Less than 6 months	¥5,608	¥44,338	¥1,943	¥6,070
6 months or greater but less than 12 months	390	4,133	115	386
12 months or greater but less than 24 months	549	5,036	109	365
24 months or greater but less than 36 months	35	505	3	11

Total	¥6,582	¥54,012	¥2,170	¥6,832

Provided below is additional information relating to Sompo Japan’s portfolio of securities available for sale as of March 31, 2009 and 2008:

Asset management policy

Basic investment policy—Sompo Japan establishes it as its basic investment policy “to maximize the total return with providing an appropriate degree of risk control.” While paying full consideration on safety, liquidity and profitability, as is appropriate for an insurance company to do in the area of asset management, Sompo Japan conducts its investment activity fiducially.

Risk control by diversified investments—For stable long-term investment returns, we control risk by diversifying the portfolios, incorporating both traditional asset classes, such as equities, bonds and loans, and alternative investments, such as hedge funds and private equities.

Asset and liability management (“ALM”)—To meet with the liability of savings-type accounts, Sompo Japan is taking appropriate investment steps to secure stable earnings that can cover the payment of maturity refunds and other underwriting costs by using the ALM approach.

Strengthening the efficiency and flexibility of asset management operations—To maintain sound asset quality, Sompo Japan is firmly committed to strengthening the efficiency and flexibility of its asset management operations further, through a tireless effort to advance our investment skills and investment management structure.

Investment concentration

As of March 31, 2009 and 2008, in the portfolio of securities available for sale, Sompo Japan held investments in Japanese government bonds that were valued at ¥1,412.6 billion (or 116.5 % of total shareholders’ equity) and ¥1,348.8 billion (or 81.8%), respectively. No other investment in a single company including its affiliates exceeded 10% of the consolidated shareholders’ equity at respective balance sheet dates.

Maturity profile

As of March 31, 2009, Sompo Japan held ¥1,477.0 billion of fixed maturity securities available for sale (measured at fair value) with an original term to maturity of ten years or longer and ¥500.6 billion of those with an original term to maturity of less than ten years. As of March 31, 2008, it held ¥1,477.1 billion of fixed maturity securities available for sale (measured at fair value) with an original term to maturity of ten years or longer and ¥610.3 billion of those with an original term to maturity of less than ten years. Fixed maturity securities with longer maturities are more sensitive to interest rate fluctuations than those with shorter maturities.

Unrealized losses of fixed maturity securities

As of March 31, 2009 and 2008, Sompo Japan’s unrealized losses of fixed maturity securities available for sale amounted to ¥8,102 million and ¥5,739 million, respectively. Such losses primarily resulted from changes in interest rates, and, consistent with the critical accounting policy as disclosed in Note 2 to the consolidated financial statements, Sompo Japan recorded an impairment loss for such fixed maturity securities in the amount of ¥12,973 million for the year ended March 31, 2009.

In addition, based on the determinations in accordance with the critical accounting policy as disclosed in Note 2 to the consolidated financial statements, during the years ended March 31, 2009 and 2008, we did not record any material loss in connection with sales of securities that were in an unrealized loss position at March 31, 2008 and 2007, respectively.

Impairment of Securities Available for Sale

When determining whether a decline in value is other-than-temporary, estimating the outcome of future events is required. Judgment by Sompo Japan’s management is necessary to determine whether factors exist that indicate if an impairment loss has been incurred at the end of reporting period.

Management considers the following factors when evaluating whether a decline in value is other than temporary: (1) judgment whether such securities are assets to be held long-term, or assets available for immediate sale in view of objectives of investment portfolio and investment policy, (2) extent of decline in fair value of the securities and period of time that the value of the securities has been in an unrealized loss, (3) the likelihood that those declines will reverse, judging from the qualitative information including creditworthiness of the issuer, forecast of the issuer’s financial performance, macroeconomic environment and industry outlook.

There are a number of significant risks and uncertainties inherent in the process of monitoring impairments and determining if an impairment is other than temporary. These risks and uncertainties include: (1) the risk that our assessment of an issuer’s ability to meet all of its contractual obligations will change based on changes in the credit characteristics of that issuer; (2) the risk that the economic outlook will be worse than expected or have more of an impact on the issuer than anticipated; (3) the risk that our investments professionals are making decisions based on fraudulent or misstated information in the financial statements provided by issuers and (4) the risk that new information obtained by us or changes in other facts and circumstances lead us to change our intent to hold the security until it recovers in value. Any of these situations could result in a charge to net income in a future period.

Specifically, the following facts would be considered to determine whether a decline in value is other than temporary for each type of securities.

For marketable equity securities, Sompo Japan evaluates individual securities and considers several facts including whether (a) Sompo Japan has determined or planned to sell the securities, (b) the fair value of the securities has continued to be below book value by 15% or more during the recent six-month period, (c) the fair value has been below book value by 30% or more as of the end of fiscal year, or (d) the fair value falls below book value by 10% or more and the amount of unrealized losses for the securities exceeds a certain amount. In such cases, Sompo Japan determines the recoverability for each security based on qualitative information.

For fixed maturity securities, Sompo Japan evaluates the following factors: (a) if any fixed maturities are determined to be sold or expected to be sold, such fixed maturity securities would be impaired regardless of the extent or duration of such decline; or (b) if the credit rating of an issuer is sub-investment grade and such fixed maturities have been in an unrealized loss position for 12 months or more, such fixed maturities are impaired.

For non-marketable equity securities, an impairment test is performed based on a fair value measurement. Sompo Japan considers whether a significant decline in value over a short period of time would reflect fundamental valuation issues including credit deterioration of the issuer. Notwithstanding, such equity securities are impaired if the fair value falls below book value by 30 % or more.

When the management of Sompo Japan determines that a decline in fair value below book value of those securities is other than temporary in view of these factors and others, the carrying amount of such securities is written down to fair value.

The impairment losses were measured as the difference between the book value and the fair value primarily based on market prices from independent pricing services. Impaired fixed maturity securities include foreign government bonds while impaired equity securities primarily consist of domestic listed equity securities. Since mid-September 2008, the global financial markets have experienced unprecedented disruption and fluctuation of exchange rates. Sompo Japan’s holding securities are under the influence of these market conditions.

Sompo Japan recognized impairment losses on investment securities (excluding investments in affiliates) in the amount of ¥65,255 million and ¥13,959 million for the years ended March 31, 2009 and 2008, respectively.

Allowance for Credit Losses

Mortgage loans and other loans included in other long-term investments are generally recorded at their outstanding balance, net of unamortized premiums or discounts and allowance for credit losses.

Allowance for credit losses represents the amount of loan losses for the loan portfolio estimated by the management. The evaluation process includes many estimates and judgments. Allowance for credit losses are composed of specific allowance for specified borrowers in default and general allowances for any loans which are not classified as impaired. Allowance for credit losses is determined based on Statement of Financial Accounting Standards (“SFAS”) No.114 “Accounting by Creditors for Impairment of a Loan,” SFAS No.118 “Accounting by Creditors for Impairment of a Loan—Income Recognition and Disclosures,” and SFAS No.5 “Accounting for Contingencies.” The specific allowance is recorded when Sompo Japan determines that the borrower cannot execute their repayment obligation as required or the principal or its accrued interest have been overdue for 90 days or more. Sompo Japan estimates impairment collectively for loans that are not deemed impaired. For these loans, Sompo Japan determines general allowance or unallocated allowances so that such amounts would reflect potential contingent losses for each loan portfolio.

Uncollectible amounts of the principal are deducted from impaired loans. If the obligation for repayment is expected to be satisfied mainly by collateral and there is no other reliable source of repayment, the collectible amount of the principal would be reduced to the lower amount of cost or collateral value. If interest payments or repayments of principal of loans which are deemed as impaired are considered doubtful, they are recorded upon the receipt of cash, except for the case that the loan receivables are fully secured by collaterals and such receivables are under collection. In such cases, the accrued interest on impaired loans is cancelled and deducted from the current income. In addition, interest received is charged to the consolidated statements of operations subsequently only to the extent actually received in cash.

If there is doubt in ultimate collectability of the principal, all the amounts collected in cash are recorded as deduction from the investments recorded in loan account. If Sompo Japan reasonably believes all contractual obligations of repayment of principal and interests are to be executed and there is continued performance of repayment in accordance with the contractual terms, the loans accounted for on a cash basis would be recorded on an accrual basis.

In addition, Sompo Japan recognizes based on its past experience that it is probable that a certain percentage of its loans not covered by specific allowance may be impaired at the balance sheet date even if there is no specific information indicating a loss. Therefore, Sompo Japan establishes a general allowance for credit losses in order to comprehensively cover for the loss contingency against the underlying loan portfolio. Sompo Japan classifies loans into two categories, a category for which general allowance is accounted and the other for which specific allowance is accounted, based on their current creditworthiness to determine the required provision and applies historical loan loss ratios for these categories respectively. The amount of general allowance for credit losses were ¥270 million and ¥105 million at March 31, 2009 and 2008, respectively.

Loans are placed on cash (non-accrual) basis when it is deemed that the payment of interest or principal is doubtful of collection, or when interest or principal is past due for 90 days or more.

The recorded investment on loans of nonaccrual status was ¥3,139 million and ¥2,539 million as of March 31, 2009 and 2008, respectively.

The average carrying amount in impaired loans is ¥3,509 million and ¥4,904 million for the years ended March 31, 2009 and 2008, respectively. The interest income in cash related to these impaired loans was

¥62 million and ¥107 million, respectively. The balance of loans which have not accrued any interest for the past 12 months was ¥588 million and ¥682 million as of March 31, 2009 and 2008, respectively.

Other Investments

Other material investments we hold include interests in funds and limited partnerships, loans and investment properties. The interests in funds and limited partnerships did not incur impairment losses however Sompo Japan incurred some losses from holding equity in losses of investees under the equity method. These investees make investments primarily in domestic and overseas equity securities of which values significantly declined due to the current markets. The investment values for the interests reflect the investees’ financial position by application of the equity method. There was no impairment loss on loans because of domestic good-standing companies being the borrowers as well as a steady level of interest rates. Investment properties consist of domestic lease properties which earn stable rent, resulting in no impairment incurred.

Fair Value Measurements

Sompo Japan discloses fair values of financial instruments based on the following fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.

Level 1 —	Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date.

Level 2 —	Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for identical or similar instruments in markets that are not active, quoted prices for similar instruments in active markets, or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

Level 3 —	Prices or valuations that require inputs that are both unobservable and significant to the overall fair value measurement.

Details of assets and liabilities measured at fair values on a recurring basis as of March 31, 2009 are as follows:

	Level 1	Level 2	Level 3	Total
	(in millions of yen)
2009
Assets:
Fixed maturities, available-for-sale	¥1,232,873	¥676,906	¥67,835	¥1,977,614
Equity securities, available-for-sale	899,300	26,235	96,849	1,022,384
Trading fixed maturities	26,300	162,927	4	189,231
Trading equity securities	15,695	19,906	—	35,601
Derivative financial instruments	—	1,791	1,047	2,838
Other long-term investments	—	—	617	617

Total assets	¥2,174,168	¥887,765	¥166,352	¥3,228,285

Liabilities:
Derivative financial instruments	¥—	¥10,362	¥194,620	¥204,982
Other liabilities	1,586	24,915	—	26,501

Total liabilities	¥1,586	¥35,277	¥194,620	¥231,483

When available, Sompo Japan uses quoted prices in active markets to determine the fair value of fixed maturity securities, and such securities are classified in level 1 of the fair value hierarchy. Level 1 fixed maturity securities include highly liquid government bonds. The types of fixed maturity securities that are valued based on quoted prices for identical or similar assets or liabilities in non-active markets include corporate and municipal bonds and certain mortgage products. Securities priced using such methods are generally classified in level 2 of the fair value hierarchy. For certain securitization products whose quoted market prices are not available, Sompo Japan may use quotations from brokers or dealers who compile prices using various techniques. When there is less transparency around inputs to the valuation used by brokers or dealers, those securities are classified in level 3 of the fair value hierarchy. Level 3 fixed maturity securities include RMBS.

When available, Sompo Japan uses quoted market prices to determine the fair value of equity securities. Most exchange-traded equities are valued based on quoted prices in active markets and classified in level 1. Equity securities that trade in markets that are not considered to be active are classified in level 2 of the fair value hierarchy. For securities whose quoted market prices are not available, such as non-marketable equity securities, Sompo Japan determines the fair value based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement and classifies those securities in level 3 of the fair value hierarchy. In determining the fair value of non-marketable securities, Sompo Japan considers recent observable transactions when available. If there are no observable transactions, Sompo Japan generally uses commonly accepted valuation techniques, including the use of multiples based on comparable public securities with the adjustment made to consider the lack of liquidity inherent in those securities. Sompo Japan uses an established process for determining the fair values of those securities and applies it consistently from period to period.

The majority of derivative financial instruments entered into by Sompo Japan are executed over the counter. As no quoted market prices exist, valuation techniques are used to measure the fair value of these instruments. Derivatives classified in level 2 are mainly foreign exchange forward transactions that are valued using discounted cash flow methods which incorporate observable market data. Derivative financial instruments classified in level 3 of the fair value hierarchy are mainly credit derivative transactions measured at the price provided by counterparties. Counterparties measure fair value using commonly accepted valuation techniques. The key inputs include the spot price of the underlying asset, spreads, and correlation among underlying assets prices. Sompo Japan compares the products with the same or similar characteristics to that being valued to verify the prices obtained from counterparties.

Approximately 2% of total assets disclosed in the table above were valued using quotations from brokers or dealers. Of the 2% of the assets that Sompo Japan has obtained valuations for, almost 96% of the assets were Japanese and non-Japanese corporate bonds and MBSs where there is less transparency around inputs to the valuations. Therefore, Sompo Japan has classified those values as level 3 in the fair value hierarchy. The remaining portion consists of financial instruments such as non-Japanese publicly traded bonds where classification in the fair value hierarchy is determined to be level 2. The fair value of CDSs, which are measured at the price provided by counterparties is ¥170,931 million as of March 31, 2009. CDSs are classified as level 3 in the fair value hierarchy.

Sompo Japan generally obtained a single quote or price per instrument. Quotes obtained from third parties are usually non-binding. Sompo Japan rarely, if every, record adjustments to quotes or prices from third parties.

When making valuation judgments and determinations, the extent to which third parties are gathering observable information depends on the nature of the financial instruments. For instruments such as foreign exchange forward transactions, the valuation is mainly based on observable market data. For instruments such as securitization products including RMBSs, where market quotes are not available, Sompo Japan uses quotes from brokers or dealers who use mainly unobservable inputs and / or proprietary models.

As part of the price verification process, Sompo Japan examines valuations based on quotes using brokers or dealers or third party pricing vendors. The examination includes understanding the model, assumptions and inputs used by the third parties. Sompo Japan gathers information of valuations from third party pricing vendors through detailed questionnaires and additional inquiries. When necessary, Sompo Japan considers for independent appraisals for further verifications. To ensure proper classification of fair value hierarchy, Sompo Japan utilizes a single company policy for fair value hierarchy classification.

Specifically for credit derivatives, Sompo Japan verifies the reasonableness of the indication price by performing the following validation procedures:

(1)	Compare the broker quote of each CDS to the relevant market index and review the correlation between the broker quote and the market index on a monthly basis in order to ensure the broker quote reflects the current financial market.

(2)	Review the historical trend of the broker quote on a monthly basis in order to ensure that the fluctuation of the broker quote is consistent with the relevant market trends or events (including the comparison with the financial instruments with the similar characteristics).

(3)	Review the repayment performance of the underlying debt securities of the referenced CDO per the trustee report to ensure that the credit rating of the underlying securities reflects the current credit condition.

(4)	Review the repayment performance and credit rating of the reference portfolio (a tranche of CDO) to ensure that the credit rating of referenced tranche of CDO reflects the current credit condition of the underlying debts (reviewed in (3) above).

In addition, Sompo Japan compared the broker quote to the settlement price of the CDS contracts which were terminated and settled with the counterparties for the years ended March 31, 2009 and 2008 and it was noted the settlement price was ordinarily consistent with the broker quotes which were obtained for the period immediately before the settlement date.

The table below presents a summary of changes in the fair value of Sompo Japan’s level 3 financial assets and financial liabilities for the year ended March 31, 2009.

	April 1, 2008	Net realized/ unrealized gains (losses) included in income(1)	Accumulated other comprehen- sive income (loss)	Purchases, sales, issuances, and settlements -(net)	Transfers in and/or out of level 3	March 31, 2009	Unrealized gains (losses) still held(2)
	(in millions of yen)
2009
Assets:
Fixed maturities, available-for-sale	¥84,787	¥2	¥(1,489)	¥(15,465)	¥—	¥67,835	¥(994)
Equity securities, available-for-sale	86,622	(1,718)	(14,559)	26,504	—	96,849	23,949
Trading fixed maturities	886	—	—	(882)	—	4	—
Other long-term investments	1,059	(209)	(146)	(87)	—	617	—
Liabilities:
Derivative financial instruments-(3)	¥(159,879)	¥(71,132)	¥—	¥37,438	¥—	¥(193,573)	¥(62,370)

(1)	Gains (losses) related to other long-term investments are recorded in “Net investment income” in the consolidated statements of operations. Gains (losses) related to fixed maturities and equity securities available-for-sale are recorded in “Realized (losses) gains on investments and unrealized (losses) gains on trading securities” in the consolidated statements of operations. Gains (losses) related to derivative financial instruments are recorded in “Losses on derivative instruments” in the consolidated statements of operations.
(2)	Represents the amount of total gains or losses for the period, included in earnings (and accumulated other comprehensive income (loss) for changes in fair value of available-for-sale investments) attributable to the change in fair value relating to assets and liabilities classified as level 3 that are still held as of March 31, 2009.
(3)	Total level 3 derivative exposures have been netted on these tables for presentation purposes only.

When valuing instruments, adjustments for credit risk are required for the possibility that counterparties, as well as Sompo Japan, may default. As such, the valuation adjustments are computed to reflect credit qualities of counterparties and Sompo Japan’s own creditworthiness.

Credit exposures were mainly related to credit default swap (“CDS”) contracts of Sompo Japan where Sompo Japan guarantees and also consolidates VIEs that entered into CDS transactions under which the VIEs provide protection for the payment of principal and interest of a tranche of collateralized debt obligation (“CDO”) that is backed by corporate credits, CDOs and RMBS securities.

The credit valuation of Sompo Japan is reflected in credit spreads observed in the CDS market. These credit spreads are affected by a number of factors including, but not limited to, the performance of assets Sompo Japan holds. Widening of Sompo Japan’s credit spread observed in the CDS market toward the fiscal year end of March 31, 2009 resulted in an increase in Sompo Japan’s credit adjustment for total exposure of liabilities carried at fair value. As of March 31, 2009, income of ¥31,242 million of credit adjustment was included in earnings.

The carrying amounts and the fair values of Sompo Japan’s non-derivative financial instruments as of March 31, 2009 and 2008 are as follows. Refer to Note 15 “Derivative Financial Instruments” to Sompo Japan’s consolidated financial statements for discussion of fair value of derivative financial instruments.

	Carrying amount	Fair value
	(in millions of yen)
2009
Financial assets:
Fixed maturities, held-to-maturity	¥842,185	¥856,615
Fixed maturities, available-for-sale	1,977,614	1,977,614
Equity securities, available-for-sale	1,022,384	1,022,384
Trading fixed maturities	189,231	189,231
Trading equity securities	35,601	35,601
Mortgage loans on real estate	36,185	38,595
Policy loans	25,978	25,978
Other long-term investments	455,083	454,146
Short-term investments	15,262	15,262
Cash and cash equivalents	330,332	330,332
Accrued investment income	14,718	14,718
Premiums receivable and agents’ account balances	135,902	135,902
Reinsurance recoverable on losses	86,434	86,434

Financial liabilities:
Policyholders’ account balances associated with investment-type contracts	1,454,368	1,338,339
Ceded reinsurance balances payable	65,640	65,640
Other liabilities	28,980	28,980

	Carrying amount	Fair value
	(in millions of yen)
2008
Financial assets:
Fixed maturities, held-to-maturity	¥773,938	¥788,146
Fixed maturities, available-for-sale	2,087,405	2,087,405
Equity securities, available-for-sale	1,579,870	1,579,870
Trading fixed maturities	223,446	223,446
Trading equity securities	108,653	108,653
Mortgage loans on real estate	39,540	42,211
Policy loans	24,319	24,319
Other long-term investments	455,935	456,702
Short-term investments	21,165	21,165
Cash and cash equivalents	351,214	351,214
Accrued investment income	17,148	17,148
Premiums receivable and agents’ account balances	138,044	138,044
Reinsurance recoverable on losses	89,613	89,613

Financial liabilities:
Policyholders’ account balances associated with investment-type contracts	1,482,755	1,614,768
Ceded reinsurance balances payable	69,901	69,901
Other liabilities	11,402	11,402

The following methods and assumptions were used by Sompo Japan in estimating the fair value of its non-derivative financial instruments.

Cash and cash equivalents, accrued investment income, premiums receivable and agents’ account balances, reinsurance recoverable on losses, and ceded reinsurance balances payable

The carrying amounts are presumed to approximate fair values due to the short maturity of these instruments.

Fixed maturities and equity securities

If quoted price in active markets is available, fixed maturities and equity securities are measured at the market price. If quoted price in active markets is not available, fixed maturities and equity securities are measured by objectively observable input (e.g. quoted prices for identical or similar assets in markets that are not active, and quoted price for similar assets in active markets, or input other than quoted price).

If the fair value cannot be measured using primarily objectively observable inputs, unobservable inputs are used (e.g. the estimates of future cash flow and investees’ credit risk).

Policy loans

The carrying amounts of floating-rate policy loans are presumed to approximate fair values as the interest rates charged on those instruments are designed so that they would be adjusted periodically to reflect changes in overall market interest rates.

Mortgage loans on real estate, other long-term investments and short-term investments

The fair values for these financial instruments are estimated based on the quoted market prices for those or similar instruments. For financial instruments for which quoted market prices are not available, fair values are estimated using discounted cash flow analysis and interest rates currently being offered for similar loans to borrowers with similar credit ratings or for similar deposits.

Policyholders’ account balances associated with investment-type contracts

Fair values for investment-type contracts as of March 31, 2008 were estimated using discounted cash flow calculations based on actual non-risk interest and those as of March 31, 2009 were estimated using discounted cash flow calculations based on actual non-risk interest added with credit risk (non performance risk). The cash flows used in fair value calculations were based on the best estimate assumptions of lapse rates and other factors.

Other liabilities

The major component of other liabilities is a liability recognized through securities borrowing transactions. The liability is measured based on the quoted market price of the relevant securities.

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions may significantly affect the estimates.

Derivative Financial Instruments

Sompo Japan uses derivative financial instruments primarily for the purpose of hedging the risk on its asset portfolio that is related to the asset management. All derivative financial instruments are recognized at fair value as “Derivative instruments” in the consolidated statements of financial position and the change in fair value is recognized as “Losses on derivative instruments” in the consolidated statements of operations.

Sompo Japan mainly utilizes foreign exchange forwards, currency options and credit derivatives.

The fair value of derivative financial instruments as of March 31, 2009 and 2008 are as follows:

	Assets	Liabilities
	(in millions of yen)
2009
Foreign exchange forwards	¥1,499	¥10,160
Credit derivatives	785	194,602
Other	554	220

Total derivatives	¥2,838	¥204,982

2008
Foreign exchange forwards	¥4,458	¥1,320
Currency options	263	—
Credit derivatives	174	170,942
Other	3,641	537

Total derivatives	¥8,536	¥172,799

Sompo Japan used the following methods and assumptions in estimating the fair values of its derivatives.

Foreign exchange forwards

The fair values of foreign exchange forwards are measured using foreign exchange future prices or discounted cash flow methods which incorporate observable market data.

Currency options

Currency options are measured using prices provided from counterparties.

Credit derivatives

The fair value is measured at the price provided by counterparties. Sompo Japan reviews and verifies the appropriateness of the price obtained from the counterparties as of the measurement date and, if necessary, makes adjustments to the prices provided by the counterparties. No significant adjustments were made as of March 31, 2009 and 2008. Sompo Japan noted the counterparties measure fair value using commonly accepted valuation techniques, primarily based on discounted cash flows. The key inputs include the spot price of the underlying asset, spreads, and correlation among underlying assets prices. Sompo Japan verifies the reasonableness of the indication price by performing the following validation procedures:

(1)	Compare the broker quote of each CDS to the relevant market index and review the correlation between the broker quote and the market index on a monthly basis in order to ensure that the broker quote reflects the current financial market.

(2)	Review the historical trend of the broker quote on a monthly basis in order to ensure that the fluctuation of the broker quote is consistent with the relevant market trends or events (including the comparison with the financial instruments with similar characteristics).

(3)	Review the repayment performance of the underlying debt securities of the referenced CDO per the trustee report to ensure that the credit rating of the underlying securities reflects the current credit condition.

(4)	Review the repayment performance and credit rating of the reference portfolio (a tranche of CDO) to ensure that the credit rating of referenced tranche of CDO reflects the current credit condition of the underlying debts (reviewed in (3) above).

In addition, Sompo Japan compared the broker quote to the settlement price of the CDS contracts which were terminated and settled with the counterparties for the years ended March 31, 2009 and 2008 and it was noted the settlement price was ordinarily consistent with the broker quotes which were obtained for the period immediately before the settlement date.

Sompo Japan has entered into contracts to provide guarantees on losses of CDS that would be incurred by counterparties should the events stipulated in the contracts such as failure to pay of referenced credits occur. The CDS transactions are referenced to CDOs and asset backed securities (“ABS”). Sompo Japan Group has treated the contracts as part of a variety of financial guarantee products offered and accounted for them as credit derivatives. With the credit derivatives, Sompo Japan receives a premium primarily on a quarterly basis.

The maximum potential amount of future payment for the CDS transactions represents the notional amounts that could be lost under the CDS if there were a total default by the guaranteed parties, without consideration of possible recoveries under recourse provisions or from collateral held or pledged. Sompo Japan’s maximum potential amount of future payments under the CDS was ¥581,659 million and ¥745,503 million as of March 31, 2009 and 2008, respectively. The carrying amounts of liabilities related to the CDS were ¥194,601 million and ¥170,931 million as of March 31, 2009 and 2008, respectively. Generally, Sompo Japan is not required to post collateral under the guarantee agreements, except for those with a certain counterparty under which Sompo Japan is required to post collateral if the amount of cumulative derivative loss exceeds a pre-determined amount specified in the agreement. The carrying amount of collateral which Sompo Japan posted under these guarantee agreement as of March 31, 2009 and 2008 was ¥21,865 million and ¥11,033 million respectively. The amount of collateral was reduced to ¥8,784 million as of August 31, 2009 in response to the recovery of the fair value of these credit derivatives.

Sompo Japan incurred substantial liabilities and recognized associated losses, amounting to ¥152.6 billion in fiscal year ended March 31, 2008 and ¥59.9 billion in fiscal year ended March 31, 2009 respectively, on derivative instruments predominantly relating to credit derivatives. The liabilities and losses were due in part to the recent dislocation in the global financial markets and the prolonged sub-prime mortgage problem in the United States.

The following table sets forth Sompo Japan’s exposure of credit derivatives as of March 31, 2009 and 2008:

	2009		2008
	Written Protection		Written Protection
	Carrying value	Notional	Carrying value	Notional
	(in millions of yen)
ABS	¥1,638	¥54,568	¥352	¥62,440
CDO	192,963	527,091	170,579	683,063

Total	¥194,601	¥581,659	¥170,931	¥745,503

Weighted average years to maturity of the credit derivatives as of March 31, 2009 is 15 years, which is calculated based on the weighted average notional amounts. The years to maturity, however, will be shorter than calculated primarily due to amortization of referenced assets. The maximum years to maturity of the credit derivatives at date of contracts is 44 years while the majority of the contracts has less than 10 years to maturity at date of contracts.

On August, 2009, Sompo Japan commuted a part of its exposure on credit derivatives referenced to a CDO that is equivalent to the notional of ¥57,676 million as of March 31, 2009 to a third party in order to be released from the liability. In addition, the notional of credit derivatives is decreasing due to maturity and amortization of some contracts. The notional of credit derivatives as of August 31, 2009 was ¥464,223 million.

The following table presents information about Sompo Japan’s written credit derivatives by external credit rating of underlying assets as of March 31, 2009. Ratings are based on Moody’s Investors Service. If ratings of Moody’s Investors Service are not available, Sompo Japan cites the rating of Standard & Poor’s.

	Notional
	Aaa	Aa	A	Baa	Ba	Other(1)	Total
	(in millions of yen)
ABS	¥50,015	¥3,570	¥—	¥983	¥—	¥—	¥54,568
CDO	218,918	99,936	15,740	31,935	9,826	150,736	527,091

Total	¥268,933	¥103,506	¥15,740	¥32,918	¥9,826	¥150,736	¥581,659

(1)	“Other” includes credit derivatives with credit rating of underlying asset below investment grade or where ratings are unavailable.

Fair value estimates are made at a specific point in time based on relevant market information and information about the derivative financial instruments. These estimates are subjective and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Sompo Japan utilizes sensitivity analysis of potential losses on credit derivative transactions referenced to corporate CDOs. The notional amount of credit derivative transactions subject to this analysis is ¥289 billion and the amount of derivative liability recorded is ¥29 billion as of March 31, 2009. Sensitivity analysis has been performed using the CDX Index spread which is considered the relevant market credit index used to estimate the sensitivity for the credit default swap portfolio written on corporate CDOs and the estimated fluctuation of fair value of derivative liability at September 30, 2009 corresponding to changes in the market credit index. As a result of the analysis, if the spread of underlying corporate CDO widens by 10 basis points, the fair value of the derivative liability could increase by ¥1.25 billion. The remaining CDS transactions, including the CDS written on ABS-CDO and non-corporate CDO, are not included in the above sensitivity analysis because a significant deterioration of the credit standing was already observed for these transactions and the sensitivity analysis may not be meaningful. The notional amount of these credit derivative transactions was ¥292 billion and the amount of derivative liability recorded was ¥165 billion as of March 31, 2009.

Financial Guarantee Insurance under Japanese GAAP

Under Japanese GAAP all financial guarantee products including contracts on losses of CDS have been accounted for as insurance contracts. The following table, prepared on a Japanese GAAP basis, sets forth Sompo Japan’s financial guarantee insurance exposure as of March 31, 2009 including contracts on losses of CDS which have been accounted for as credit derivatives under US GAAP:

		Insured Amount
Categories		Direct Insurance(4)	Treaty Reinsurance(5)	Total	Outstanding Loss Reserve(6)	Net exposure	Losses/Reserves in FY2008(7) (4/1/08-3/31/09)
		(Unit: billions of yen, USD/JPY = 98.26)
CDOs	ABS CDOs (backed by pools of asset backed securities)(1)	187.8	0.7	188.6	109.6	78.9	146.6
	Corporate CDOs (backed by pools of single corporate credits)	289.3	5.4	294.7	—	294.7	—
	CDOs Total	477.2	6.1	483.4	109.6	373.7	146.6
ABS	RMBS(2)
	Global RMBS	0.4	14.9	15.3	0.5	14.8	0.8
	Domestic RMBS	44.5	—	44.5	—	44.5	—
	RMBS Total	45.0	14.9	59.9	0.5	59.4	0.8
	CMBS	—	—	—	—	—	—
	Other ABS
	Global ABS(3)	4.5	39.8	44.3	0.4	43.9	0.4
	Domestic ABS	12.9	1.9	14.8	—	14.8	—
	Other ABS Total	17.4	41.7	59.2	0.4	58.8	0.4
	ABS Total	62.5	56.6	119.1	0.9	118.2	1.3
Public Finance		—	224.9	224.9	0.1	224.8	0.0

Total		539.7	287.8	827.5	110.7	716.7	147.9

1	Based on the risk profile of collateral, CDOs are segmented into two categories, ABS CDOs and Corporate CDOs. ABS CDOs include 1) CDOs backed by U.S. mortgage backed securities (outstanding insured amount of ¥172.8 billion) and 2) A CDO backed by CLOs backed by loans to small and medium-sized enterprises (outstanding insured amount of ¥15.7 billion), which has been expired by claims payment on April 20, 2009. A CDO for which loss reserve was provided in FY2007 is excluded.
2	Almost all RMBS have investment grade (BBB or above) including AAA ratings of 80%.
3	10% of global ABS are U.S. consumer loan-related ABS, while others are mainly related to corporate credit (e.g., leasing receivables).
4	“Direct Insurance” includes facultative reinsurance policies. ¥11.6 billion of Direct Insurance are U.S. monocline guaranteed notes.
5	“Treaty Reinsurance” is a portfolio-based reinsurance where certain parts of policies underwritten by an original insurer are ceded automatically to the reinsurer, Sompo Japan, in accordance with the conditions agreed by the original insurer and the reinsurer.

6	Provision of loss reserve for FY2008 was ¥109.0 billion by deducting ¥6.0 billion (reversal of loss reserve which had been provided in FY2007) from ¥109.6 billion (outstanding loss reserve as of the end of FY2008).
7	Total amount of the loss payment and the increased loss reserve in FY 2008 (April 1, 2008 to March 31, 2009). Financial Guarantee insurance is not supposed to book mark-to-market unrealized gains/losses as it is an insurance policy.

The following table, prepared on a Japanese GAAP basis, sets forth a list of Sompo Japan’s ABS-CDO guarantee transactions as of April 30, 2009:

Policy No.	Issue Rating(*1) (S&P/MDY)	Fiscal Year Issued	Insured Amount(*2)	Sub-ordination Ratio(*3)		Distribution of underlying assets rating						Ratio of subprime RMBS
				Initial level	Current level	AAA	AA	A	BBB	Below BBB	Default(*4)
						(Unit: billions of yen, USD/JPY = 97.76)
Guarantee for CDO,<1>	AAA/Ba2	2003	9.7	12%	15%	32%	12%	4%	16%	35%	5.2%	0%
Guarantee for CDO<2>(*5)	AAA/B2	2004	9.3	17%	40%	62%	12%	0%	7%	19%	4.7%	0%
	AAA/B2	2004	10.0	10%	23%
Guarantee for CDO<3>	A/Caa1	2004	11.7	10%	12%	15%	40%	9%	8%	28%	4.3%	12%
Guarantee for CDO<4>(*6)	AA-/B3	2004	12.2	11%	13%	12%	27%	9%	7%	45%	2.5%	9%
Guarantee for CDO<5>(*6)	BB+/Caa2	2005	11.7	13%	14%	2%	24%	9%	7%	58%	1.2%	15%
Guarantee for CDO<6>	A-/C	2006	19.5	8%	8%	5%	20%	28%	12%	35%	0.0%	31%
Guarantee for CDO<7>	B-/Ca	2006	28.1	10%	11%	4%	8%	4%	1%	83%	12.3%	10%
Guarantee for CDO<8>	-/Ca	2006	29.3	19%	20%	6%	4%	5%	4%	81%	18.3%	10%
Guarantee for CDO<9>	AAA/Caa1	2004	29.3	10%	16%	16%	19%	17%	10%	39%	1.6%	—
Total of ABS CDOs			171.1	12%	15%	12%	19%	11%	7%	51%	5.5%	—
Net Exposure			77.4

*1	Issue ratings are as of May 18, 2009. CDO<3>, <4> and <5> are facultative reinsurance policies, and the issue ratings of which are the ratings for the ceding company’s tranche including senior class to our tranche.
*2	Insured amount is amount of principal insured, and some policies also insure interest payments. If a principal/interest shortfall occurs, Sompo Japan will become liable for the guarantee obligation.
*3	Subordination Ratio is a ratio of portions subordinated to our guaranteed tranche. A redemption of senior tranche results in an increase of Subordination Ratio.
*4	Default of underlying assets is determined by the default definition of each transaction through detailed checking and the default amount is adjusted by recovery.
*5	Guarantee for CDO<2> insures different two classes of the same CDO.
*6	CDO<4>, <5> are the CDOs with early liquidation structure as CDO investors have option to sell all underlying assets to the third party for the purpose of diminishing their loss in case the aggregate outstanding par amount of underlying assets after the calculation of rating-based par haircuts falls below a particular level. However, possibility of early liquidation of CDO<5> has been eliminated.

The following table, prepared on a US GAAP basis, presents cumulative losses recorded on Sompo Japan’s ABS-CDO guarantee transactions as of March 31, 2009:

Policy No.	Issue Rating(*1) (S&P/MDY)	Fiscal Year Issued	Cumulative Loss (in billions of yen)
Guarantee for CDO,<1>	AAA/Ba2	2003	7.6
Guarantee for CDO<2>(*5)	AAA/B2	2004	4.0
	AAA/B2	2004
Guarantee for CDO<3>	A/Caa1	2004	7.4
Guarantee for CDO<4>(*6)	AA-/B3	2004	7.9
Guarantee for CDO<5>(*6)	BB+/Caa2	2005	9.3
Guarantee for CDO<6>	A-/C	2006	17.2
Guarantee for CDO<7>	B-/Ca	2006	16.0
Guarantee for CDO<8>	-/Ca	2006	27.3
Guarantee for CDO<9>	AAA/Caa1	2004	22.2
Total			118.9

Summary of Corporate CDOs (as of April 30, 2009)

The total outstanding insured corporate CDO (direct underwriting) amounted to ¥287.4 billion as of April 30, 2009, decreasing ¥112.1 billion since March 31, 2008. As a result of overall scrutiny of the individual contracts, there are no losses expected at this point.

Average residual period of all direct underwriting corporate CDO is approximately 2.5 years. Approximately 37% of Sompo Japan’s exposure, or ¥108.0 billion, is to be redeemed by the end of fiscal year ending March 31, 2010 and 86%, or ¥249.0 billion, by the end of fiscal year ending March 31, 2013.

As for the distribution of the external credit ratings of the underlying collateral associated with Sompo Japan’s insured corporate CDO, 100% of the direct underwriting exposure qualified for AAA by S&P, while 69% qualified for Aaa and 31% Aa by Moody’s respectively.

Each corporate CDO is well diversified with approximately 150 reference corporations. No concentration to particular sector or corporation exists. For example, exposures to financial institutions and U.S. automakers (including auto-parts makers) accounted for approximately 13% and 2%, respectively, as of April 30, 2009.

Reinsurance

Sompo Japan cedes risks to other insurance companies in order to diversify its insurance business and reduce potential losses arising from large catastrophic losses. Reinsurance contracts include proportional reinsurance, excess-of-loss reinsurance, facultative reinsurance and other types of reinsurance contracts.

Reinsurance contracts are determined in accordance with reinsurance treaty arrangements or negotiation regarding the individual risks. These reinsurance contracts are prospective reinsurance contracts. Sompo Japan records amounts paid for prospective reinsurance contracts as prepaid reinsurance premiums and amortizes the premium into expense over the contract periods in proportion to the amount of reinsurance protection provided. The amount recoverable from reinsurance contracts is estimated in a manner consistent with policy liabilities and accruals for losses, claims and loss adjustment expenses and future benefits associated with the underlying insurance contracts.

Reinsurance contracts do not relieve Sompo Japan from liability as a direct insurer. Therefore, Sompo Japan is exposed to credit risk of reinsurers to the extent that the reinsurer fails to execute their obligations to Sompo Japan. Sompo Japan evaluates financial conditions of reinsurers and reviews concentration of credit risks in order to minimize possible risk of significant loss arising from nonperformance of their obligation under reinsurance contracts by the reinsurers. No significant credit risks lie on a single reinsurer for the balance of prepaid reinsurance premiums or reinsurance recoverable on losses as of March 31, 2009 and 2008.

Sompo Japan also assumes reinsurance contracts from cedants from foreign reinsurance market as well as in Japan to diversify the underwriting portfolio.

Sompo Japan’s reinsurance assumed business is primarily assumed reinsurance of compulsory automobile liability insurance (“CALI”, refer to “The Japanese Non-Life Insurance Industry” for the detail of the product) and foreign reinsurance assumed. Insurance companies cede 100% of the direct CALI risk premiums written to an insurance pool that is established by law and then, each insurance company writing the CALI business assumes a share of the pool for which they are responsible. Reinsurance premiums assumed are earned ratably over the terms of the reinsurance contracts. Assumed premiums are reported by the pool to the participating insurance companies on a monthly basis and this reporting occurs four months after the direct policies are written by the primary insurers. Because the CALI is the insurance which car owners are mandatorily required to obtain by law and the CALI premium written is generally a function of the number of cars sold or registration renewals during the month, it is noted that the year-to-year premium is fairly stable. Sompo Japan noted that the premium assumed from the pool around March 31 in the past few years were at the consistent level. For the foreign reinsurance assumed, Sompo Japan has a process of comparing the premiums assumed reported from the cedants with the amount recognized in the prior period and it was noted that the premiums assumed are consistent in the past years.

Based on such qualitative and quantitative analysis, Sompo Japan concluded that the impact of estimating and accruing the unreported assumed premium is not and will not be material to Sompo Japan’s financial statements. Therefore, Sompo Japan does not record the estimated assumed premium.

Claim reserves for assumed reinsurance that Sompo Japan provides consist primarily of CALI and foreign assumed reinsurance. Because assumed reinsurance transactions are recorded primarily based on the record and correspondence exchanged with the cedants, in evaluating claim reserves for assumed reinsurance, Sompo Japan needs to heed risks associated with the estimation of the reserves, including the miscalculation of claim reserves on the reports from cedants and the possibility that the reports would not arrive in a timely manner for financial reporting purposes, which could lead to the overstatement or understatement of the relevant claim reserves.

In order for Sompo Japan to mitigate these risks, all the reports are subject to the review of the reinsurance department to detect miscalculation of the claim reserves and ensure the completeness of the reports from all cedants by comparing the reported claim reserves with the trends in the past and verifying that all the cedants provide Sompo Japan with their complete sets of reports. The result is also reported to management for the evaluation of the reasonableness of relevant claim reserves by comparing the reported claim reserves with the trends in the past.

In evaluating claim reserves for CALI, Sompo Japan utilizes reports from the pool, including the monthly total amount of premium assumed, claims paid and case reserves by each participant in the pool, to provide for case reserve for the insurance. The information from the pool is also used for the estimation of IBNR reserves by projecting the ultimate losses and reducing cumulative paid losses and case reserves from the ultimate losses. Sompo Japan receives the reports directly from the pool administrator without any involvement of intermediaries. The reports arrive at the participants in the pool approximately four months after the transactions of underlying direct policies are processed by the direct insurers. That time lag does not have material impacts on the performance of Sompo Japan as the claims of the CALI are relatively stable every month by nature of its business. Such stable trend of monthly underwriting activity is also observed in the long history of Sompo Japan’s participation in the pool. For the IBNR reserves, historical underwriting results are accumulated based on the cedants report and the actuarial methods are applied to the estimation of the ultimate loss similarly to other lines of business. Sompo Japan monitors that the report from the pool is reviewed and processed immediately after the receipt of the report.

Claim reserves for reinsurance assumed from overseas are also based on reports from cedants. The information provided in the reports varies with the reinsurance contracts, but they include the claims paid and claim reserves by treaty year (underwriting year). Sompo Japan also obtains various information of the reinsurance contracts at inception, such as the nature of the subject policies and estimated annual premium, which is used and considered in subsequent review of the actual underwriting results. On certain occasions, reinsurance intermediaries such as reinsurance brokers are involved in the reinsurance contract between Sompo Japan and cedants. In those cases, the reports are obtained from the intermediaries in principle who are primarily engaged in preparing the reports and determining the share of insurance contracts reinsured to cedants. Sompo Japan accounts for the claim reserve for the reinsurance assumed from overseas immediately after it obtains the reports from the cedants and ensures there are no significant backlog transactions. Also, Sompo Japan may have contacts with the cedants when the large fluctuation between reported loss reserves and the amount in the preceding period is observed and the reports do not arrive in a timely manner for the financial reporting purposes. Although the time lag between the closing dates of the reports and the end of the fiscal year of Sompo Japan are around three months, as the closing date focuses on the end of December while the end of the fiscal year is March 31, Sompo Japan pays close attention to whether any events occur that could trigger a large loss during the time lag.

In the course of the review of the documentation and correspondence with the cedants/brokers, questionable items are investigated and, as a result, Sompo Japan may be involved in disputes in the payment or premium/claims and other terms and conditions of the reinsurance contract with cedants. Sompo Japan does not recognize any significant disputed reinsurance contracts as of March 31, 2009 and for the year then ended. If any dispute occurs, Sompo Japan’s representative of the reinsurance department negotiates with cedants until Sompo Japan and all other parties involved mutually agree on the terms of the solution.

Refer to Note 3 “Reinsurance” to Sompo Japan’s consolidated financial statements for further information about reinsurance agreements.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangibles are tested for impairment whenever events or changes in circumstances would indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the asset is considered to be impaired, Sompo Japan would recognize an impairment loss up to the extent that the carrying amount exceeds the fair value.

Fair value is determined primarily based on market prices, if available, or the estimated fair value based on an evaluation. Assets to be disposed of by sale are reported at the lower of the carrying amount or the fair value less estimated cost to sell.

Goodwill and Present Value of Future Profits

Goodwill represents the excess of purchase price over the fair value of the net assets of the entity acquired in a business combination.

Present value of future profits (“PVFP”) represents the present value of profits embedded in the life insurance contracts and property and casualty insurance contracts acquired through business combination and are determined based on the net present value of future cash flows expected to be generated from the contracts in force at the date of business combination.

PVFP is generally recognized from insurance contracts with long remaining policy periods. In the case of the acquisition of property and casualty insurance companies in Japan, the long-term fire insurance is typical of product which generates PVFP. The amount of PVFP is determined based on the net present value of future cash flows expected to be generated from the contracts in force at the date of business combination. The present value of future cash flows are calculated by aggregating future premium and unearned premium, and subtracting future expected losses and expenses calculated using the combined loss and expense ratios as of the date of acquisition.

Goodwill is not amortized. PVFP of life insurance contracts is amortized over the related policy periods in proportion to premiums from the policies acquired. PVFP of property and casualty insurance contracts is amortized over the period in which the relevant written premiums are earned.

Goodwill is tested for impairment annually or when a triggering event requiring such test occurs. The goodwill impairment test follows a two step process. In the first step, the fair value of a reporting unit is compared to its carrying value. If the carrying value of a reporting unit exceeds its fair value, Sompo Japan proceeds to the second step to measure the impairment loss where the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. If the carrying amount of the reporting unit goodwill exceeds the implied goodwill value, an impairment loss is recognized in an amount equal to the excess. PVFP is subject to recoverability and loss recognition testing, in the manner in which it was acquired, at the end of each reporting period to evaluate impairment.

Income taxes

Deferred tax assets and liabilities are determined using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and deferred tax liabilities are measured using effective tax rates expected to be applied to taxable income for the year in which those temporary differences are expected to be recovered or settled. The effect of change in tax rate on deferred tax assets and deferred tax liabilities is recognized in income in the period that includes the enactment date. Valuation allowances are recorded when it is more likely than not that such assets would not be realized.

Stock Options

Sompo Japan applies the fair value method to account for all stock options. Compensation costs are calculated by using the lattice model. See Note 16 to Sompo Japan’s consolidated financial statements.

Retirement and Severance Benefits

Pursuant to the accounting rules for our obligations to employees under our postretirement benefit plans, we are required to make a number of assumptions to estimate related liabilities and expenses. Our most significant assumption is that for the weighted-average discount rate on our benefit obligation liability. The discount rate assumptions are determined using an analysis of current market information and the projected benefit flows associated with these plans. See Note10 to Sompo Japan’s consolidated financial statements for more information on our accounting for employee benefit plans.

Recent Accounting Pronouncements

See Note 1 to the consolidated financial statements for a discussion of recent accounting pronouncements that have been implemented during the periods presented or that have been issued and are to be implemented in the future.

Business Segment Analysis

Management of Sompo Japan makes a decision about allocation of resources based on the review of the operating performance. Sompo Japan sorts all entities within the group into components according to types of products and services and identifies and aggregates them as a reportable business segment which has economical similarity. As a result, Sompo Japan identifies two reportable business segments as property and casualty insurance segment and life insurance segment. In the property and casualty insurance segment, Sompo Japan underwrites voluntary automobile insurance, compulsory automobile liability insurance, fire and allied lines insurance, personal accident insurance, marine insurance and other insurance. In addition, property and casualty insurance segment includes financial service business such as defined contribution pension plan business and asset management business. In the life insurance segment, Sompo Japan underwrites individual life insurance, individual annuity insurance, group life insurance and other life insurance through Himawari, Sompo Japan DIY Life Insurance Co., Ltd and Yasuda Seguros S.A.

Income and loss and total assets are calculated in accordance with Japanese GAAP, which is the measurement basis for internal reporting purposes.

Sompo Japan evaluates performance of each business segment based on ordinary profit (loss) and not on total assets.

The performance of each business segment for the years ended March 31, 2009 and 2008 is as follows:

	Property and casualty	Life	Adjustment and elimination	Consolidated
	(in millions of yen)
2009
Net premiums written-(2)	¥1,308,265	¥—	¥(70)	¥1,308,195
Net claims paid-(2)	841,306	—	(1)	841,305
Life insurance premiums	—	124,053	(13)	124,040
Claim and loss for life insurance	—	39,485	—	39,485
Underwriting expense-(3)	547,567	56,880	(3,076)	601,371
Investment income	(50,818)	13,592	(236)	(37,462)
Ordinary profit (loss)-(4)	(150,499)	6,446	—	(144,053)
Extraordinary gains-(5)	33,059	324	—	33,383
Income tax expense (benefit)	(47,273)	3,424	—	(43,849)
Net income (loss)	(70,095)	3,385	—	(66,710)

Total assets	¥4,809,506	¥1,104,956	¥(1,083)	¥5,913,379

2008
Net premiums written-(2)	¥1,368,774	¥—	¥(34)	¥1,368,740
Net claims paid-(2)	816,642	—	—	816,642
Life insurance premiums	—	167,849	(14)	167,835
Claim and loss for life insurance	—	37,587	—	37,587
Underwriting expense-(3)	546,727	50,969	(3,542)	594,154
Investment income	132,266	13,889	(200)	145,955
Ordinary profit-(4)	79,549	14,514	—	94,063
Extraordinary losses-(5)	(4,355)	(652)	—	(5,007)
Income tax expense	23,571	5,777	—	29,348
Net income	51,683	7,953	—	59,636

Total assets	¥5,381,108	¥1,070,794	¥(1,168)	¥6,450,734

(1)	Each item is calculated in accordance with Japanese GAAP.
(2)	Net premiums written and net claims paid exclude deposit premium revenues for deposit-type insurance and maturity refunds.
(3)	Underwriting expense is the aggregate sum of operating expense, commission and selling, general and administrative expense.
(4)	Ordinary profit (loss) represents Japanese GAAP net income (loss) before extraordinary gains (losses), income tax expense (benefit) and minority interests.
(5)	Extraordinary gains (losses) represent an income statement item under Japanese GAAP which includes special gains and losses in frequency and severity, such as gains (losses) on disposal or impairment on fixed assets, and other special items.

Net premiums written and net claims paid, after the elimination of intercompany transaction balances, of each product line in property and casualty insurance segment is as follows:

	Voluntary automobile	Compulsory automobile liability	Fire and allied lines	Personal accident	Marine	Other	Total
	(in millions of yen)
Net premiums written
2009	¥657,701	¥179,982	¥148,467	¥126,535	¥34,961	¥160,549	¥1,308,195
2008	661,779	228,503	150,073	128,714	38,365	161,306	1,368,740

Net claims paid
2009	¥412,040	¥160,461	¥57,629	¥66,865	¥16,731	¥127,579	¥841,305
2008	409,864	161,338	59,843	58,790	16,752	110,055	816,642

For the years ended March 31, 2009 and 2008, there was no single external customer from whom income exceeds 10% of the aggregate sum of net premiums written and life insurance premiums in each segment. In addition, for the years ended March 31, 2009 and 2008, the sources of net premiums written and life insurance premiums are mostly domestic and income from abroad is not significant.

Reconciliation to U.S. GAAP

For reconciliation, in accordance with U.S. GAAP, of net (loss) income of business segments for internal reporting to net (loss) income on the consolidated statements of operations, and of total assets of business segments for internal reporting to total assets on the consolidated statements of financial position, see Note 18 to Sompo Japan’s consolidated financial statements.

Liabilities for Losses and Claims

For a summary reconciliation of the beginning and ending liabilities for Sompo Japan’s losses and claims, see Note 7 to Sompo Japan’s consolidated financial statements included elsewhere in this prospectus.

Credit Losses and Non-Performing Loans

The following table sets forth, for each period indicated, Sompo Japan’s carrying amount of impaired loans and related specific allowance for credit losses:

	Carrying amount			Allowance for credit losses
	Total	without allowances	with allowances
	(in millions of yen)
2009:
Mortgage loans on real estate	¥2,122	¥110	¥2,012	¥538
Policy loans	16	—	16	0
Collateral and guaranteed loans	243	243	—	—
Unsecured loans	1,214	—	1,214	1,120

Total	¥3,595	¥353	¥3,242	¥1,658

2008:
Mortgage loans on real estate	¥2,154	¥358	¥1,796	¥448
Policy loans	10	—	10	0
Collateral and guaranteed loans	275	222	53	53
Unsecured loans	939	152	787	643

Total	¥3,378	¥732	¥2,646	¥1,144

The amount of general allowance for credit losses were ¥270 million and ¥105 million as of March 31, 2009 and 2008, respectively.

Solvency Margin Ratio

The solvency margin ratio is the solvency margin amount (i.e., payment ability, for example, capital and reserves) as a percentage of total risk, which is calculated as “risk exceeding ordinary forecast” based on Article 130 of the Insurance Business Law, Articles 86 and 87 of the Enforcement Regulations of the Insurance Business Law and the Japanese Ministry of Finance’s Notification No. 50, issued in 1996.

Solvency margin ratio is used as an indicator of an insurance company’s ability to pay insurance claims and other obligations in the event of losses exceeding ordinary forecasts. In the event the solvency margin ratio falls below a fixed level, regulatory authorities may require an insurance company to submit a plan for management reform. According to Notification No. 3 of the Ministry of Finance and the FSA of Japan, a solvency margin ratio of 200% indicates that an insurance company has sufficient capability to pay insurance claims and other obligations.

Sompo Japan’s solvency margin ratio as of March 31, 2009 fell 263.2 percentage points from the previous fiscal year-end to 624.7%, due primarily to the decline in the stock market and the net loss recorded during the period.

	As of March 31,
	2009	2008	Change
	(in billions of yen, except percentages)		(in billions of yen)	(percentage or points)
Solvency margin total amount	¥1,264.8	¥1,946.9	¥(682.1)	(35.0)%
Risk amount	¥404.9	¥438.5	¥(33.6)	(7.7)%
Solvency margin ratio	624.7%	887.9%		(263.2) points

Effects of Inflation

Because a substantial portion of Sompo Japan’s assets are highly liquid, they are not significantly affected by inflation. However, inflation may result in increases in Sompo Japan’s expenses, which may not be readily recoverable in the prices of services offered. To the extent that inflation results in rising interest rates and has other adverse effects on the capital markets and on the value of financial instruments, it may adversely affect Sompo Japan’s financial position and profitability.

Exposure to Currency Fluctuations

For a discussion of foreign exchange rate risk and how the risk is managed, see “Quantitative and Qualitative Disclosures about Market Risk—Market Risk Measurement”.

Liquidity and Capital Resources

Liquidity

The principal sources of cash for our insurance operations are premiums and investment income. The primary uses of cash by our insurance operations are claim payments, commissions, operating expenses, dividends and income taxes.

In the insurance industry, liquidity generally refers to the ability of an enterprise to generate adequate amounts of cash from its normal operations, including its investment portfolio, in order to meet its financial commitments, which are principally obligations under its insurance or reinsurance contracts. The liquidity of a property-casualty insurer’s operations is generally affected by the frequency and severity of losses under its policies, as well as by the persistency of its products. Future catastrophic events, the timing and effect of which are inherently unpredictable, may also increase liquidity requirements for a property-casualty insurer’s operations. The liquidity of a life insurer’s operations, including Sompo Japan’s life insurance subsidiary, is generally affected by trends in actual mortality experience relative to the assumptions with respect thereto included in the pricing of its life insurance policies, by the extent to which minimum returns or crediting rates are provided in connection with its life insurance products and by the level of surrenders and withdrawals.

Sompo Japan’s sources of liquidity include insurance premiums and deposit premiums received, investment income and cash provided from maturing or liquidated investments. In addition, Sompo Japan’s investments held in liquid securities represent potential sources of liquidity.

The principal sources of Sompo Japan’s funds are premiums and investment income, as well as funds that may be raised from time to time from the issuance of debt or equity securities.

Capital Resources

Sompo Japan typically generates substantial positive cash flow from operations as a result of insurance premiums being received in advance of the time when claim payments are required. These positive operating cash flows, a portion of the investment portfolio that is held in highly liquid securities, and commercial paper borrowings and bank lines of credit have met, and Sompo Japan expects will continue to meet, its liquidity requirements.

Sompo Japan’s capital requirements consist principally of capital expenditures and debt repayment. Capital expenditures for the fiscal years ended March 31, 2008 and 2009 were ¥9,661 million and ¥10,145 million, respectively, in each case primarily for operational purposes.

Sompo Japan has only an insignificant amount of long-term debt, amounting to less than ¥1 billion as of March 31, 2009.

Sompo Japan’s policy is to fund its capital requirements principally from cash flow from operating activities and external sources, such as issuances of debentures and common stock. In the future, Sompo Japan intends to explore funding opportunities from diversified external sources within the framework of applicable regulations.

Recent capital-raising activity—On May 27, 2009, Sompo Japan Insurance Inc. privately issued subordinated bonds totaling ¥128 billion with the maturity of May 27, 2069 to strengthen its financial position. That is a hybrid bond and combines a high capital attribution which will be evaluated by main credit rating agencies. For more complete information about this issuance, see Note 19 to Sompo Japan’s consolidated financial statements.

Off-balance Sheet Arrangements

The amount of loan commitments outstanding is ¥24,309 million and ¥27,987 million as of March 31, 2009 and 2008, respectively.

The amount of capital commitments outstanding is ¥21,031 million and ¥24,309 million as of March 31, 2009 and 2008, respectively.

Except as described above, there are no material off-balance sheet arrangements for Sompo Japan.

Tabular Disclosure of Contractual Obligations

The following table sets forth the estimated maturities of Sompo Japan’s contractual obligations as of March 31, 2009, aggregating by type of obligation.

		Estimated Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
	(in millions of yen)
Losses, claims and loss adjustment expenses(1)	¥951,457	¥439,727	¥279,628	¥118,046	¥114,056
Future policy benefits for life insurance contracts(2)	2,403,273	169,641	297,702	251,822	1,684,108
Investment deposits by policyholders(3)	1,978,833	216,020	445,546	385,325	931,942
Long-term debt	868	148	297	56	367
Capital lease obligations	6,091	2,187	3,283	621	—
Operating leases	1,214	446	398	188	182
Purchase obligations	22,279	2,348	2,358	1,848	15,725

Total(4)	¥5,364,015	¥830,517	¥1,029,212	¥757,906	¥2,746,380

(1)	We estimate the timing of cash flows with respect to losses, claims and loss adjustment expenses based on our historical loss development payment patterns.
(2)	We estimate the timing of cash flows with respect to future policy benefits for life insurance contracts based on our historical experience and expectations of future payment patterns. Uncertainties exist, however, particularly with respect to mortality, morbidity, expenses, customer lapse and renewal premiums for life policies. Accordingly, our actual experience may differ from our estimates. In addition, the amounts set forth in the table above do not reflect our estimates of future premiums and reinsurance recoveries.
The total amount of future policy benefit for life insurance contracts set forth in the table above (¥2,403,273 million) exceeds the amount of corresponding liabilities of ¥897,680 million reflected in our consolidated balance sheet as of March 31, 2009, as the amounts set forth in the table above are undiscounted and do not reflect the impact of future premium revenue.
(3)	We estimate the timing of cash flows and our expectation of future payment patterns with respect to investment deposits by policyholders based on our historical experience, taking into account contractual maturity dates and expected customer lapse and withdrawal activity. Customer lapse and withdrawal activity, however, are inherently uncertain and outside of our control. Accordingly, our actual experience may differ from our estimates. In addition, the amounts set forth in the table above do not reflect our estimates of future premiums and reinsurance recoveries. The total amount of investment deposits by policyholders set forth in the table above (¥1,978,833 million) exceeds the amount of corresponding liabilities of ¥1,466,978 million reflected in our consolidated balance sheet as of March 31, 2009, as the amounts set forth in the table above are undiscounted and do not reflect the impact of future premium revenue.
(4)	Total amount of expected future retirement benefit payments has not been included in this table as such amount was not determinable as of March 31, 2009.

Cash Flows

The following table shows Sompo Japan’s cash flows for the fiscal years ended March 31, 2009 and 2008.

	Year ended March 31,
	2009	2008
	(in millions of yen)
Net cash provided by operating activities	¥71,246	¥194,640
Net cash used in investing activities	(7,698)	(35,976)
Net cash used in financing activities	(75,897)	(121,166)
Net foreign exchange differences on cash and cash equivalents	(8,533)	(3,377)

Net change in cash and cash equivalents	(20,882)	34,121
Cash and cash equivalents at beginning of year	351,214	317,093

Cash and cash equivalents at end of year	¥330,332	¥351,214

Net cash provided by operating activities amounted to ¥71.2 billion for the fiscal year ended March 31, 2009, compared to ¥194.6 billion for the fiscal year ended March 31, 2008. This decrease was primarily driven by the decline in net premiums written and the lower dividends. The decrease in net premiums written was mainly attributable to a decrease in premium rates of Compulsory Automobile Liability Insurance (CALI). Lower dividends were mainly due to a decrease in the foreign fund shares resulting from the disposals with the intention to reduce the market and foreign currency fluctuation risks of the investment portfolio.

Net cash used in investing activities was ¥7.7 billion for the fiscal year ended March 31, 2009, compared to ¥36.0 billion for the fiscal year ended March 31, 2008. The decline of cash outflows mainly resulted from decreased purchases of securities, partially offset by the settlement of derivative transaction, compared with the prior year. Especially, purchases of foreign securities decreased because Sompo Japan has decided to reduce the market and foreign currency fluctuation risks of the trading portfolio due to the high volatility of the overseas equity market and the increasing foreign exchange exposure. A decrease in purchases of fixed maturities was from the result of lowered net premiums written. Meanwhile cash outflows increased in connection with the settlements of CDO which amounted to ¥37.6 billion. Losses totaling ¥7.8 billion were recognized at the settlements, which were included in Losses on derivative instruments on the Statements of Cash Flows.

Net cash used in financing activities amounted to ¥75.9 billion for the fiscal year ended March 31, 2009, compared to ¥121.2 billion for the fiscal year ended March 31, 2008. This decrease of cash outflows is mainly attributable to a large amount in refunds of savings-type contracts at maturity in the prior year most of which were acquired in a business combination in 2002.

The operating, investing and financing activities described above resulted in net cash and cash equivalents of ¥330.3 billion as of March 31, 2009, compared to ¥351.2 billion as of March 31, 2008, representing a decrease of 5.9%.

Credit Ratings

Sompo Japan receives ratings on its capability to service its obligations from insurance contracts and from the issuance of bonds, commercial paper, and other specific debt obligations. Sompo Japan’s ratings on its capability to service debt obligations from insurance contracts are presented below.

Rating Agency and Category	Rating(1)
As of July 1, 2009
Standard & Poor’s Insurer Financial Strength Rating	AA-
Moody’s Investors Service Insurance Financial Strength Rating	Aa3
Rating and Investment Information Senior Long-term Debt Rating.	AA
Japan Credit Rating Agency Ability to Pay Insurance Claims	AA +
A. M. Best Company Financial Strength Rating	A+

(1)	These ratings are entirely the opinion of the respective rating agencies and are thus not to be construed as payment guarantees. These ratings are subject to revision by the respective rating agencies.

Research and Development, Patents and Licenses, etc.

Sompo Japan’s business does not depend to a material extent on research and development or on patents, licenses or other intellectual property.

Quantitative and Qualitative Disclosures about Market Risk

Risk Management System Generally

As the management environment surrounding the insurance business surrounding the insurance business changes, insurance companies face increasingly diverse and complex risks. For this reason, it is more important than ever for the management of an insurance company to have an accurate understanding and appropriate control of risk.

At Sompo Japan, the Board of Directors and the Senior Executive Committee discuss and approve principal policies with respect to risk management. Sompo Japan has established Risk Management Rules for risks that may have a significant effect on the company. These risks consist of underwriting risk, asset risk (including interest rate risk with regard to long-term liabilities and others), operational risk, liquidity risk and group risk.

Sompo Japan implements integrated risk management under which it measures underwriting risk, asset risk and operational risk using a common measure and then compares the total risk obtained from aggregation of each such risk against Sompo Japan’s equity capital to verify its overall financial soundness. Risk quantity is measured using Value at Risk (VaR) with a one-year holding period. Its confidence level is 99.95%, equivalent to the AA rating (as of July 1, 2009) obtained by Sompo Japan from a rating agency. As of March 31, 2009, the total risk quantity was approximately ¥1,050 billion and actual net assets were approximately ¥1,300 billion. To the extent actual net assets exceeding the total risk by around ¥250 billion, financial soundness was adequately maintained.

Risks in General

Sompo Japan categorizes its risk into underwriting risk, asset risk, operational risk, liquidity risk and group risk.

Insurance underwriting risk—Insurance underwriting risk refers to Sompo Japan’s risk of loss due to unanticipated change in economic conditions or frequency of accidents under Sompo Japan’s insurance coverage.

Sompo Japan carries out profitability analysis on an ongoing basis and puts in place underwriting standards for each line of insurance, while conducting quantitative analysis of underwriting risk.

In development and revision of insurance products, Sompo Japan not only addresses underwriting risk but also examine such areas as compliance, sales forecasts, system development, and the moral hazard involved in insurance products. Furthermore, Sompo Japan avoids over-concentration of risk by establishing retention limits for each product and diversifying risk through reinsurance arrangements. In addition, Sompo Japan utilizes reinsurance, making full use of the results of stress testing Sompo Japan conducts to measure potential losses from large natural catastrophes.

Asset risk—Asset risk, of which the market risk discussed in “—Market Risk” below constitutes a part, refers to Sompo Japan’s risk of loss where (i) the value of the assets under its ownership, including those owned off its balance sheet, fluctuates; and (ii) Sompo Japan fails to manage the particular assets in manners that satisfy their attendant liabilities and, as a result, lose any alternative but to dispose of such assets on disadvantageous terms or otherwise fail to achieve the returns Sompo Japan promises to its policyholders.

Sompo Japan uses an integrated financial risk management model to integrate market risk, credit risk, real estate risk and interest rate risk of long-term insurance liabilities. In stress testing, Sompo Japan assumes the largest market decline and the highest default rate in the past and measure the impact upon the actual net assets and other key indicators.

In order to avoid excessive accumulation of exposure for specific debtors, Sompo Japan manages credit risk by placing credit limits for each debtor by means of an internal credit rating system. Sompo Japan writes off assets and provides appropriate reserves based on strict self assessment standards. With regards to real estate investment, Sompo Japan analyzes the profitability and price trends of each property on an individual basis, carefully taking into account the liquidity issues associated with real properties.

Operational risk—Operational risk refers to Sompo Japan’s risk of loss arising from inadequacy of its operational process, activities of its employees and agents, and its system functions. Operational risk also includes Sompo Japan’s risk of loss caused by external factors. By further sub-dividing operational risk into business process risk, information system risk, tangible assets risk, employment practices and workplace safety risk, and reputational risk, and assigning an appropriate risk management unit to each of the foregoing, Sompo Japan strives to manage the operational risk and its associated losses.

Liquidity risk—Liquidity risk refers to Sompo Japan’s risk of having difficulty meeting its working capital needs due to its obligations to pay large insurance benefits, as well as its risk of loss to be experienced when, due to such difficulty of meeting the working capital needs, Sompo Japan is forced to dispose of its significant assets at prices substantially lower than it would otherwise attain. Sompo Japan manages liquidity risk by monitoring cash flows on a daily basis, and by securing enough liquid assets to meet projected insurance claims that may be caused by a large natural catastrophe.

Group risk—Group risk refers to the underwriting risk, asset risk, operational risk and liquidity risk, to which Sompo Japan’s group companies are subject. Sompo Japan manages risks of its group companies in order to ensure financial soundness of the group as a whole and that of each group company as well. Moreover, Sompo Japan provides support and guidance for its group companies so that they can construct risk management frameworks and implement risk management systems.

Market Risk

A substantial portion of Sompo Japan’s investments are made at the parent company level. Except as otherwise noted, the following discussion relates to market risk management of the parent company.

Market Risk Generally

Sompo Japan accumulates assets primarily because it receives premiums for underwriting insurance policies in advance of being required to make payments for claims under those policies. Sompo Japan finances its payment obligations under insurance policies with gains and income generated by its investment portfolio as well as through liquidation of such investment assets. These investments are subject to market risk. The following is a discussion of Sompo Japan’s primary market risk exposures and how those exposures are currently managed as of March 31, 2009.

Investment Objectives

Sompo Japan’s investment objective is to maximize the net asset value while controlling its risk within an acceptable range. To achieve that objective, Sompo Japan diversifies its investment primarily among equity securities, fixed-income instruments, and loans.

Market Risk Measurement

Sompo Japan’s primary market risk exposures are to potential changes in interest rates and equity prices, as well as foreign exchange rates.

Interest rate risk—Part of the assets of Sompo Japan consists of bonds and loans. When interest rates rise, there is a risk that the price of bonds may fall, and when interest rates fall, there is a risk of a decline in interest income. Moreover, with regard to long-term insurance (products which guarantee the customer a fixed yield on a long-term basis), Sompo Japan is exposed to a possible loss if the actual yield is less than the originally guaranteed yield. In this way, changes in interest rates may have an effect on Sompo Japan’s financial condition and results of operations.

The following table shows the average actual yields on the investments and the average original guarantee rates of Sompo Japan’s savings type insurance products as of March 31, 2009 by different product types.

Savings type insurance account (Type)*	Average actual yield	Average original guarantee rate
Fire and personal accident	1.20%	0.86%
Worker’s tax-free asset-making savings (“ZAIKEI”)	1.53%	1.50%
Single premium personal accident	1.00%	0.99%
Nursing care expenses	2.51%	3.97%
Personal accident with annuity	1.81%	4.09%
Defined contributions	0.95%	0.52%

*	Sompo Japan is recording its savings type insurance products in the six saving-type accounts depending on product characteristics.

Equity price risk—Sompo Japan holds substantial amounts of marketable securities as assets. Most of Sompo Japan’s equity investments are intended to be held for the long term. Stock markets are subject to considerable fluctuations, and in such cases changes in stock prices may have a major effect on Sompo Japan’s financial condition and results of operations.

Foreign exchange rate risk—Foreign exchange rate risk is the risk of a loss in the fair values of instruments denominated in currencies other than Sompo Japan’s functional currency, which is the yen. Sompo Japan conducts business transactions in foreign currencies such as U.S. dollars and euros. These transactions generate earnings and expenses, as well as assets and liabilities that are denominated in foreign currencies. These are all exposed to foreign exchange rate risk that could affect Sompo Japan’s financial condition and results of operations.

Sensitivity Analyses

The following tables set forth the sensitivity of the value of Sompo Japan’s investments, by market risk category, as of March 31, 2009. Certain investments are included in more than one risk category, e.g., bonds denominated in non-yen currencies are affected by changes in both interest rates and foreign exchange rates.

Interest Rate Risk:

When the interest rate on yen falls, the fair values of interest-bearing assets denominated in yen, such as bonds and loans, increases while the present values of long-term liabilities also increases to a greater extent. As a result, the value of the actual net asset declines.

	Fair Value of Asset	Present Value of Liability	Actual Net Asset
1 basis-point rise in the interest rate of 10-year Japanese treasury bond	¥(0.8) billion	¥(1.6) billion	¥0.8 billion
1 basis-point drop in the interest rate of 10-year Japanese treasury bond	¥0.8 billion	¥1.6 billion	¥(0.8) billion

Equity price risk:

Fair Value of Asset
100-point drop in Nikkei 225	¥(11.5) billion

(1)	The Nikkei Average as of March 31, 2009 was 8110.

Foreign Exchange Rate Risk:

Fair Value of Asset
U.S. Dollar’s depreciation vis-à-vis Yen by 1 yen	¥(6.1) billion

(1)	The Telegraphic Transfer Middle Rate as issued by Mizuho Bank, Ltd. for Japanese yen on March 31, 2009 was $1.00 = ¥98.26.
(2)	Sompo Japan assumes its foreign exchange rate risk with Euro fluctuates at the same level of sensitivity as that of U.S. dollar.

NIPPONKOA MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the consolidated financial statements of Nipponkoa included in this prospectus. Nipponkoa prepares its consolidated financial statements in accordance with IFRS, and the following discussion is based on such financial statements. The discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Nipponkoa’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Forward-Looking Statements” and “Risk Factors”.

Overview

Since the fiscal year ended March 31, 2008, the global economy has weakened due mainly to the effects of the sub-prime mortgage problems and the subsequent dislocation in the global financial markets. Japanese exports fell rapidly as foreign demand shrank amidst the financial crisis. It became increasingly difficult for Japanese corporations to satisfy their working capital needs. The companies reduced their capital expenditure and cut back on employment, which in turn weakened individual consumption and chilled the domestic demand. In the meantime, consumer prices generally showed signs of stabilization, with the falling oil price being an exception. In the fiscal year ended March 31, 2009, the global economic conditions continued to deteriorate, causing, in turn, the Japanese economy to suffer a rapid downturn from the second half of the fiscal year ended March 31, 2009.

Nipponkoa’s non-life insurance operations have traditionally relied upon the Japanese automobile insurance market, but the market has generally been shrinking in size in recent periods. This shrinkage can be attributed to several factors. First, the total number of vehicles registered in Japan has remained relatively flat in recent years. Second, the average premiums per vehicle have been experiencing a downward trend as more people choose to drive, and therefore insure, smaller and less expensive vehicles. Furthermore, the average premiums as a whole have declined as insured parties with good driving records became eligible for preferential premium rates upon renewal of their policies. Furthermore, Nipponkoa’s revenue from compulsory automobile insurance fell substantially due to the recent tariff rate reduction.

The problem of the shrinkage of the automobile insurance market was further compounded by the so-called “non-payment problem” and other inappropriate payment practices. In 2005, problems associated with disclosure made to policyholders and instances in which insurers had failed to pay claims and benefits payable to insured parties prompted the FSA to conduct close scrutiny into the matters, as more fully described in “Risk Factors” and “The Japanese Non-Life Insurance Industry”. In response, Japanese insurance companies, including Nipponkoa, have suffered a loss of reputation. The Japanese insurers have also been required to make substantial investments for system and operational improvements, which in turn generally hindered efforts to reduce the expense ratio to offset the rising claims ratio.

In both non-life and life insurance markets, Nipponkoa’s business environment is expected to continue to be challenging. The competition is expected to further intensify with the business integration or reorganization of certain major Japanese non-life and life insurers, the entry of new players into the market, and expansion of sales channels to banks and others. In the medium to long-term period, Nipponkoa’s non-life insurance operations are subject to challenges associated with the declining birthrate, the shrinking and aging population, the global climate change, and increasingly sophisticated consumer demands, all of which will require it to continue to explore new business opportunities, take risks, and achieve an appropriate cost base.

Critical Accounting Policies

The accounting policies that Nipponkoa follows when preparing IFRS consolidated financial statements are fundamental to understanding its financial condition and results of operations. Many of these accounting policies require management to make difficult, complex or subjective judgments regarding the valuation of assets and liabilities.

Nipponkoa’s significant accounting policies are summarized in the notes to Nipponkoa’s IFRS consolidated financial statements included in this prospectus. The following is a summary of Nipponkoa’s critical accounting policies.

INSURANCE AND INVESTMENT CONTRACT LIABILITIES

Reserves for Losses and Directly Related—Loss Adjustment Expenses

Reserves for losses and directly related loss adjustment expenses represents estimates of future payments that Nipponkoa will make in respect of property and casualty insurance claims, including expenses relating to those losses for insured events that have already occurred as of the balance sheet date. As of March 31, 2009 and 2008, Nipponkoa’s reserve for losses, and directly related loss adjustment expenses accrued by line of business was as follows:

	As of March 31, 2009
	Case	IBNR	Total
	(Yen in millions)
Reserve for losses and directly related loss adjustment expenses:
Fire and allied lines	18,939	4,797	23,736
Marine	8,572	4,402	12,974
Personal accident	10,788	11,672	22,460
Automobile	105,720	39,475	145,195
Compulsory automobile liability	43,453	66,658	110,111
Others	40,752	34,255	75,007

Total	228,224	161,259	389,483

	As of March 31, 2008
	Case	IBNR	Total
	(Yen in millions)
Reserve for losses and directly related loss adjustment expenses:
Fire and allied lines	26,946	5,615	32,561
Marine	6,822	5,786	12,608
Personal accident	10,055	11,179	21,234
Automobile	105,669	37,547	143,216
Compulsory automobile liability	42,228	63,150	105,378
Others	40,275	38,361	78,636

Total	231,995	161,638	393,633

The establishment of Nipponkoa’s reserve for losses and directly related loss adjustment expenses is an inherently uncertain process, involving assumptions as to factors such as court decisions, changes in laws, social, economic and demographic trends, inflation and other factors affecting claim costs. Delays occur in the notification and settlement of losses and a substantial measure of experience and judgment is involved in assessing outstanding liabilities, the ultimate cost of which cannot be known with certainty at the balance sheet date. The reserves for property and casualty insurance contracts are based on information currently available. However, it is inherent in the nature of the business written that the ultimate liabilities may vary as a result of subsequent developments.

Provisions for outstanding claims are established to cover the outstanding expected ultimate liability for losses and directly related loss adjustments expenses (LAE) in respect of all losses that have already occurred.

Provisions are established to cover reported losses and related LAE, as well as losses incurred but not yet reported and directly related LAE. Not directly related LAE is not included in the provisions but separately recognized as expenses. Outstanding claims provisions are based on undiscounted estimates of future loss payments.

The risks associated with these insurance contracts are complex and subject to a number of variables that complicate quantitative sensitivity analysis. Nipponkoa uses several statistical methods to incorporate the various assumptions made in order to estimate the ultimate cost of claims. The two methods more commonly used are the chain-ladder and the Bornhuetter- Ferguson methods. Chain-ladder methods may be applied to premiums, paid claims or incurred claims (for example, paid claims plus case estimates). The basic technique involves the analysis of historical claims development factors and the selection of estimated development factors based on this historical pattern. The selected development factors are then applied to cumulative claims data for each accident year that is not yet fully developed to produce an estimated ultimate claims cost for each accident year. Nipponkoa believes that, in the absence of significant changes to either the products themselves or the method used for estimating case reserves, an estimate based on past actual historical claims development factors is the best representative estimate of ultimate claims cost.

Chain-ladder techniques are most appropriate for those accident years and classes of business that have reached a relatively stable development pattern. Chain-ladder techniques are less suitable in cases in which the insurer does not have a developed claims history for a particular class of business. The Bornhuetter-Ferguson method uses a combination of a benchmark or market based estimate and an estimate based on claims experience. The former is based on a measure of exposure such as premiums; the latter is based on the paid or incurred claims to date. The two estimates are combined using a formula that gives more weight to the experience-based estimate as time passes.

This technique has been used in situations in which developed claims experience was not available for the projection (recent accident years or new classes of business). The choice of selected results for line of business based on each risk profile depends on an assessment of the technique that has been most appropriate to observed historical developments. In certain instances, this has meant that different techniques or combinations of techniques have been selected for individual accident years or groups of accident years within the same class of business. Nipponkoa’s chief actuary discusses with management for the selection of actuarial techniques and the determination of key assumptions and factors and confirms their appropriateness.

Outstanding claims provisions are estimated based on known facts at the date of estimation. Such estimation is updated throughout the year whenever new information is obtained or change in situation on the claim arises. Case estimates are generally set by skilled claims technicians, applying their experience and knowledge to the circumstances of individual claims. The main assumption underlying these techniques is that Nipponkoa’s past claims development experience can be used to project future claims development and, hence, ultimate claims costs. As such, these methods extrapolate the development of paid and incurred losses, based on the observed development of earlier years and expected loss ratios. Historical claims development is mainly analyzed by accident period, although underwriting period is also used where considered appropriate.

Certain lines of business are further analyzed. Large claims are usually separately addressed, either by being reserved at the face value of loss adjuster estimates or separately projected in order to reflect their future development.

In most cases, no explicit assumptions are made regarding future rates of claims inflation or loss ratios. Instead, the assumptions used are those implicit in the historical claims development data on which the projections are based. Additional qualitative judgment is used to assess the extent to which past trends may not apply in the future (i.e., to reflect one-off occurrences), changes in various factors observable in insurance and financial market.

Nipponkoa has longer-tailed and shorter-tailed property and casualty contracts. Nipponkoa considers property and casualty reserves expected to be paid after five years to be of a long tail nature.

Nipponkoa’s longer-tailed balances consist primarily of bodily injury and liabilities insurance. Settlement of claims involving longer-tailed reserves is inherently more risky and uncertain as claims cost may escalate as time progresses. Nipponkoa estimates that approximately 5% of its property and casualty reserves as of March 31, 2009 relate to claims that will be paid after five or more years. IBNR reserves of longer-tailed contracts are primarily calculated by chain-ladder method. Under the chain-ladder method, reported losses and loss ratios are tracked by accident year for each line of business to determine historical claims development factors. The historical claims development factors are utilized to estimate the ultimate liability which is then reduced by the cumulative paid claims and existing case reserves to arrive at the IBNR reserves. During the years presented, no major adjustments were made to historical claims development factors to reflect known changes, if any, to loss trends and other relevant factors.

Nipponkoa’s shorter-tailed balances consist primarily of vehicular damage and fire and allied lines insurance. IBNR reserves of shorter-tailed contracts are also primarily calculated by chain-ladder method. During the years presented, no major adjustments were made to historical claims development factors to reflect known changes, if any, to loss trends and other relevant factors.

For the years ended March 31, 2009 and 2008, Nipponkoa’s adverse development for claims expenses for all lines of business related to prior years (net of reinsurance) was as follows:

	2009	2008
	(Yen in millions, except percentages)
Claims expenses recognized in the current year relating to prior years, net of reinsurance	(8,182)	13,709
Claims expenses recognized in the current year relating to prior years as a percentage of opening reserves for losses, claims and loss adjustment expenses, net of reinsurance	(2.8)%	5.0%
Claims expenses recognized in the current year relating to prior years as a percentage of net incurred losses, net of reinsurance	(2.0)%	3.1%

As set forth in the above table, subsequent development on prior years’ claims represented an immaterial portion of the current year’s claims expense for the periods presented.

Changes in reported losses may affect Nipponkoa’s historical claims development factors, which in turn may affect Nipponkoa’s estimate of the amount of the reserve for losses and directly related loss adjustment expenses. For example, a 2% uniform increase in estimated loss ratio, a reasonably possible scenario based on our experience concerning subsequent development on prior years’ claims, during the fiscal year ended March 31, 2009 would have increased Nipponkoa’s aggregate reserve for losses and directly related loss adjustment expenses (net of reinsurance) as of March 31, 2009 by approximately 4.8%.

Natural disaster claims

As a property and casualty insurer that mainly operates its business in Japan, Nipponkoa should deal with several sources of uncertainty that need to be considered in the estimate of the liability that the Nipponkoa will ultimately pay for such claims. In particular, Japan is subject to earthquakes, typhoons, floods, windstorms, volcanic eruptions and other types of natural disasters, the frequency and severity of which are inherently unpredictable. These natural disasters can have a serious impact on Nipponkoa’s financial condition and results of operations, depending on the frequency, nature and scope of the disaster, the amount of insurance coverage that Nipponkoa has written in respect of the disaster, the amount of claims for losses, the timing for claims, and the extent to which the liability is covered by reinsurance. Due to this uncertainty, it is not possible to determine the future development of claims of natural disasters with the same degree of reliability as with other types of claim. Nipponkoa believes that the liability for claims of natural disasters carried at year-end is adequate.

Environmental and asbestos claims

In prior years, Nipponkoa issued insurance policies and assumed reinsurance for cover related to environmental pollution and asbestos exposure. Nipponkoa has received and continues to receive notices of potential claims asserting asbestos losses under those insurance policies. Significant factors which affect the trends that influence Nipponkoa’s ability to estimate future losses for these types of claims are the inconsistent court resolutions and the judicial interpretations which broaden the intent of the policies and scope of coverage. Due to this uncertainty, it is not possible to determine the future development of environmental pollution and asbestos claims with the same degree of reliability as with other types of claims. Nipponkoa believes that insurance loss reserves and reinsurance contracts related to environmental pollution and asbestos claims to be adequate, and the amount is less than 5% of its total insurance loss reserves as of March 31, 2009 and 2008.

Estimate of future benefit payments and premiums arising from property and casualty insurance contracts with DPF

The premium for the indemnity portion is calculated in the same way that is made for a traditional indemnity policy with no savings type features portion. The premium for the savings type features portion represents the present value of the lump-sum or annuity refund, discounted using the committed interest rate and the “total loss termination” rate. Total loss termination occurs when a full payout is made for the indemnity portion of the contract, in which case the policy terminates without any maturity refund being paid to the policyholder.

At the end of each fiscal year, the present value of future payments of contracts in force is calculated and provided as insurance contracts liabilities. The present value of future cash flow is calculated using the committed interest rate and the total loss termination rate, which are both set at the inception of the contracts.

Estimate of future benefit payments and premiums arising from life insurance contracts

Nipponkoa only provides life insurance products in Japan and life insurance product are categorized as insurance contract without DPF, insurance contracts with DPF and investment contract with DPF under IFRS for the financial reporting purposes. The determination of the liabilities under life insurance contracts is dependent on estimates made by Nipponkoa. Estimates are made as to the expected number of deaths for each of the years in which Nipponkoa is exposed to risk (mortality), morbidity, persistency and investment returns. Nipponkoa bases mortality estimates on national mortality tables that reflect recent historical mortality experience and include appropriate but not excessively prudent allowance, adjusted where appropriate to reflect Nipponkoa’s own experience. The estimated number of deaths determines the value of the benefit payments and the value of the valuation premiums. The main source of uncertainty is lifestyle changes and other social conditions, could result in future mortality being significantly worse than in the past for the age groups in which Nipponkoa has significant exposure to mortality risk.

Nipponkoa estimates the morbidity rate derived from recent historical experience of Nipponkoa. It is basically estimated based on the average of actual experience of the last three-year periods. Nipponkoa also estimates the persistency rate by comparing the average industrial rate with own experienced rate. An adjustment is then made for any trends in the data to arrive at a best estimate of future rates for morbidity and persistency.

Investment returns affect the assumed level of future benefits due to the contract holders and the selection of the appropriate discount rate. Nipponkoa determines the investment returns considering the guidelines issued by the FSA. Nipponkoa also considers, if necessary, the assumptions such as risk-free rate and expected long-term return in Japanese markets derived by combining different proportions of the financial assets in a model portfolio, which is assumed to back the liabilities. These model portfolios are consistent with the long-term asset allocation strategies as set out in Nipponkoa ALM framework.

FAIR VALUE OF FINANCIAL INVESTMENT

The following table presents a type of fair values under IFRS 7 as of March 31, 2009 and 2008.

	2009			2008
	Valuations based on observable inputs[1]	Valuations based on unobservable inputs[2]	Total	Valuations based on observable inputs[1]	Valuations based on unobservable inputs[2]	Total
	(Yen in millions)
Financial assets held for trading
Equity securities	—	20,449	20,449	—	24,548	24,548
Debt securities	1,518	—	1,518	—	—	—
Derivative financial instruments	8,064	101	8,165	6,021	2,113	8,134

Sub total	9,582	20,550	30,132	6,021	26,661	32,682

Financial assets designated at fair value through income
Equity securities	—	56,089	56,089	349	27,134	27,483
Debt securities	13,198	8,450	21,648	15,662	12,250	27,912

Sub total	13,198	64,539	77,737	16,011	39,384	55,395

Available for sale investments
Equity securities	505,926	149,282	655,208	813,283	181,821	995,104
Debt securities	1,146,997	112,506	1,259,503	1,266,158	173,148	1,439,306

Sub total	1,652,923	261,788	1,914,711	2,079,441	354,969	2,434,410

Total of financial asset accounted for at fair value by class
Equity securities	505,926	225,820	731,746	813,632	233,503	1,047,135
Debt securities	1,161,713	120,956	1,282,669	1,281,820	185,398	1,467,218
Derivative financial instruments	8,064	101	8,165	6,021	2,113	8,134

Total	1,675,703	346,877	2,022,580	2,101,473	421,014	2,522,487

Total of financial liability accounted for at fair value
Derivative financial instruments	13,482	193	13,675	223	373	596

Total	13,482	193	13,675	223	373	596

1.	Included in this category are financial assets and liabilities that are measured by following two categories:
(1)	by reference to quoted prices in an active market. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, or pricing service and those prices represent actual and regularly occurring market transactions on an arm’s length basis. Main assets included in this category are financial assets for which the fair value is determined by management using various inputs, including pricing vendors or binding broker quotes.

(2)	by using a valuation technique based on available market data. Main assets included in this category are financial assets for which pricing is determined by management based on various market observable inputs.
2.	Not based upon market observable input means that fair values are determined by management in whole or in part using a valuation technique (model) for which an input is not based on observable market data.

The nature and amount of assets valued using quotes or prices obtained from third parties, along with the classification in the fair value hierarchy are as follows:

	2009			2008
Financial Asset	Valuation based on observable inputs	Valuation based on unobservable inputs	Total	Valuation based on observable inputs	Valuation based on unobservable inputs	Total
	(Yen in millions)
Equity securities	—	17,627	17,627	—	18,112	18,112
Debt securities	978,918	120,956	1,099,874	1,142,648	185,398	1,328,046
OTC derivatives	—	101	101	—	2,113	2,113

Financial Liability	Valuation based on observable inputs	Valuation based on unobservable inputs	Total	Valuation based on observable inputs	Valuation based on unobservable inputs	Total
OTC derivatives	—	193	193	—	373	373

Nipponkoa has implemented the fair value measurement processes to ensure the appropriateness of the fair values of investment securities.

In terms of the fair value measurement based on observable inputs, which covers a vast majority of total investments, Nipponkoa uses the quoted market prices or third party pricing services for the measurement of the fair value. Nipponkoa examines appropriateness of the price obtained from the third party pricing service by comparing it with the price of another third party pricing service.

Where the price from another pricing service is not available, the prices are then examined using valuation techniques such as market approach based valuation methods and income approach based valuation methods as appropriate. In such case, the price obtained from the third party pricing service is classified into the unobservable category.

In some cases, Nipponkoa uses non-binding quotes obtained from brokers for the fair value measurement. Their quotes are prepared based on their pricing models and typical inputs to their pricing models include, but not limited to, reported trades, benchmark yields, issuer’s spreads, bids, offers, and/or estimated cashflow. Their quotes are also examined using valuation techniques described above and accordingly, those prices are classified into the unobservable category.

As a result of examination processes above, there was no case that Nipponkoa adjusted the prices obtained from the third party pricing services.

Fair values of unlisted equity securities and certain funds, which are also classified into unobservable category, are determined based on valuation techniques. In using these techniques, Nipponkoa endeavors to refer to external data to the extent practicable, in addition to its own estimates and assumptions.

The detail process of the fair value measurement for each category of securities is summarized as follows:

Debt securities

Government bonds

The fair values of government bonds are determined based on quoted market prices. These market quotes are obtained through exchanges, brokers, and pricing services.

Municipal bonds and Corporate bonds

The fair values of municipal bonds and corporate bonds are determined based on the prices provided by brokers and pricing services. These prices are first examined by Nipponkoa management by obtaining the prices from another pricing service. Where the price from another pricing service is not available, the prices are then examined by using valuation techniques where some of the inputs are unobservable.

Mortgage backed securities (MBSs) and Asset backed securities (ABSs) and Collateralized debt obligations (CDOs)

The fair values of MBSs, ABSs and CDOs are determined based on the prices provided by brokers and pricing services. These prices are examined by Nipponkoa management by using valuation techniques where some of the inputs such as yield curves, credit spreads, prepayment rates, and correlations are unobservable.

Listed equity securities

The fair values of listed equity securities are determined based on quoted market prices.

Unlisted equity securities

The fair values of unlisted shares are determined using appropriate valuation techniques which, dependent on the nature of the investment, may include discounted cash flow analysis and enterprise value comparisons with similar quoted companies and these values are adjusted to account for company specific issues and the lack of liquidity inherent in an unquoted investment. The valuations may include unobservable inputs.

Non-quoted investment funds

First the values of investments provided by fund managers, such as private equities and real estates held in non-quoted investment funds are adjusted by Nipponkoa management using valuation techniques as appropriate. Then the fair values of the funds are determined based on the adjusted net asset value. The valuations for investment in hedge funds, real estate funds and private equity funds may include unobservable inputs.

Other financial instruments

Exchange traded derivatives

The fair values of exchange traded derivatives are determined based on quoted market prices.

OTC derivatives

The fair values of OTC derivatives are determined using valuation techniques and inputs are determined from observable market data wherever possible. If some inputs are not observable, the fair values of the OTC derivatives are determined based on the prices provided by third party brokers and pricing services. An example of unobservable input is yield curve linked to the long term prime rate.

Available for sale

At March 31, 2009 and 2008, the fair value of Nipponkoa’s debt securities available for sale was 1,259.5 billion and 1,439.3 billion, respectively, and the fair value of Nipponkoa’s equity securities available for sale was 655.2 billion and 995.1 billion, respectively. Changes in the fair value of Nipponkoa’s securities available for sale can have a significant impact on its results of operations, as Nipponkoa is required to recognize losses for declines in fair value below cost that it determines to be impaired. See “—Critical Accounting Policies—Impairments—Available for Sale”.

For debt securities available for sale, Nipponkoa uses quoted market values to determine fair value. If quoted market values are not available, Nipponkoa instead uses quoted market values for similar securities. For equity securities available for sale, Nipponkoa primarily uses quoted market prices to determine fair value.

The following table shows the fair value of Nipponkoa’s securities available for sale, broken down by security rating at 31 March 2009:

	Fair value
	Debt securities	Equity securities(1)	Total	Total % of Total Securities Available for Sale
	(Yen in millions, except percentages)
Investment grade	1,256,090	481,505	1,737,595	90.8%
Non-investment grade	3,413	16,386	19,799	1.0%
Not rated	—	157,317	157,317	8.2%

Total	1,259,503	655,208	1,914,711	100.0%

(1)	Nipponkoa classifies equity securities based upon the issuer’s long-term bond rating.

The following table shows the fair value of Nipponkoa’s securities available for sale, broken down by security rating, as of March 31, 2008:

	Fair value
	Debt securities	Equity securities(1)	Total	Total % of Total Securities Available for Sale
	(Yen in millions, except percentages)
Investment grade	1,438,629	757,105	2,195,734	90.2%
Non-investment grade	677	25,202	25,879	1.1%
Not rated	—	212,797	212,797	8.7%

Total	1,439,306	995,104	2,434,410	100.0%

(1)	Nipponkoa classifies equity securities based upon the issuer’s long-term bond rating.

The following table shows gross unrealized losses on Nipponkoa’s securities available for sale, broken down by security rating, as of March 31, 2009:

	Gross unrealized losses
	Debt securities	Equity securities(1)	Total	Total % of Total Securities Available for Sale
	(Yen in millions, except percentages)
Investment grade	6,239	4,240	10,479	69.5%
Non-investment grade	977	29	1,006	6.7%
Not rated	—	3,596	3,596	23.8%

Total	7,216	7,865	15,081	100.0%

(1)	Nipponkoa classifies equity securities based upon the issuer’s long-term bond rating.

The following table shows gross unrealized losses on Nipponkoa’s securities available for sale, broken down by security rating, as of March 31, 2008:

	Gross unrealized losses
	Debt securities	Equity securities(1)	Total	Total % of Total Securities Available for Sale
	(Yen in millions, except percentages)
Investment grade	3,388	1,459	4,847	59.3%
Non-investment grade	23	64	87	1.1%
Not rated	—	3,237	3,237	39.6%

Total	3,411	4,760	8,171	100.0%

(1)	Nipponkoa classifies equity securities based upon the issuer’s long-term bond rating.

The following table shows gross unrealized gains on Nipponkoa’s securities available for sale, broken down by security rating, as of March 31, 2009:

	Gross unrealized gains
	Debt securities	Equity securities(1)	Total	Total % of Total Securities Available for Sale
	(Yen in millions, except percentages)
Investment grade	27,460	165,913	193,373	72.5%
Non-investment grade	—	6,132	6,132	2.3%
Not rated	—	67,057	67,057	25.2%

Total	27,460	239,102	266,562	100.0%

(1)	Nipponkoa classifies equity securities based upon the issuer’s long-term bond rating.

The following table shows gross unrealized gains on Nipponkoa’s securities available for sale, broken down by security rating, as of March 31, 2008:

	Gross unrealized gains
	Debt securities	Equity securities(1)	Total	Total % of Total Securities Available for Sale
	(Yen in millions, except percentages)
Investment grade	25,153	393,274	418,427	80.0%
Non-investment grade	—	11,050	11,050	2.1%
Not rated	—	93,952	93,952	17.9%

Total	25,153	498,276	523,429	100.0%

(1)	Nipponkoa classifies equity securities based upon the issuer’s long-term bond rating.

The following table shows the amounts and the periods of time for which securities available for sale have been in an unrealized loss position as of March 31, 2009:

	Gross Unrealized Losses
	Debt securities	Equity securities	Total
	(Yen in millions)
Less than one year	2,133	7,105	9,238
Over one year	5,083	760	5,843

Total	7,216	7,865	15,081

The following table shows the amounts and the periods of time for which securities available for sale have been in an unrealized loss position as of March 31, 2008:

	Gross Unrealized Losses
	Debt securities	Equity securities	Total
	(Yen in millions)
Less than one year	743	4,316	5,059
Over one year	2,668	444	3,112

Total	3,411	4,760	8,171

The following table shows gross unrealized losses on and the fair value of debt securities available for sale that were in an unrealized loss position as of March 31, 2009, by contractual maturities at that date:

	Gross Unrealized Losses	Fair Value
	(Yen in millions)
Due in one year or less	682	52,220
Due after one year through five years	2,936	101,006
Due after five years through ten years	3,086	98,626
Due after ten years	512	29,051

Subtotal	7,216	280,903
Securities held by overseas subsidiaries	—	—

Total	7,216	280,903

The following table shows gross unrealized losses on and the fair value of debt securities available for sale that were in an unrealized loss position as of March 31, 2008, by contractual maturities at that date:

	Gross Unrealized Losses	Fair Value
	(Yen in millions)
Due in one year or less	229	142,389
Due after one year through five years	2,059	181,422
Due after five years through ten years	897	53,068
Due after ten years	226	19,221

Subtotal	3,411	396,100
Securities held by overseas subsidiaries	—	—

Total	3,411	396,100

IMPAIRMENTS ON FINANCIAL ASSETS

The analysis of the impairment amount for the year ended March 31, 2009 is as follows:

Assets	2009 impairment losses
(Yen in millions)
Equity securities:
Listed equity securities	37,294
Unlisted equity securities	701
Non-quoted investment funds	16,287

54,282

Debt securities	4,647

Given the turmoil of global financial markets, there was a significant deterioration in the global equity markets during the year ended March 31, 2009 and this brought a significant impact on our investment securities portfolio, which covered a majority portion of our assets. The majority of the impairment charges resulted from Japanese listed equity securities, which accounted for approximately 70% of total impairment charges.

The factors considered for the recognition of impairment losses on equity and debt securities are discussed below:

Impairment of available-for-sale equity securities

Nipponkoa assesses at each balance sheet date whether there is objective evidence that an available-for-sale equity security is impaired, including a significant or prolonged decline in the fair value below its cost and other qualitative impairment criteria.

If an available-for-sale equity security is impaired, any further declines in fair value at subsequent balance sheet dates are recognized as impairments. At each balance sheet date, for an equity security that is determined to be impaired, an impairment is recognized for the difference between the fair value and the original cost basis, less any previously recognized impairments.

For the available-for-sale equity instrument, when impairment is recognized and the fair value subsequently increases, the increase in value is recognized in equity (and not as a reversal of the impairment loss through the income statement).

Impairment of debt securities

A held-to-maturity or available-for-sale debt security is impaired if there is objective evidence that a loss event has occurred and the expected cash flows impaired (i.e., all amounts due according to the contractual terms of the security are not considered collectible). Typically this is due to deterioration in the creditworthiness of the issuer. A decline in fair value below amortized cost due to changes in risk free interest rates does not by itself represent objective evidence of a loss event. In a subsequent period, if the fair value of a held-to-maturity or available-for-sale debt security increases and the increase can be objectively related to an event occurring after recognition of an impairment loss, such as an improvement in the debtor’s credit rating, the impairment is reversed through the income statement.

The following table presents the amount of gross unrealized losses at March 31, 2009.

	Gross unrealized losses
	Debt	Equity
	Securities	Securities	Total
	(Yen in millions)
Less than one year	2,133	7,105	9,238
Over one year	5,083	760	5,843

Total	7,216	7,865	15,081

Nipponkoa has maintained its investment portfolio in accordance with the risk management policy that ensures diversification across industry sectors, high credit quality and appropriate investment limits. After application of Nipponkoa impairment policy, the average percentage of unrealized losses to the carrying value was 3% for debt securities and 1% for equity securities, respectively.

There were no securities with unrealized losses where objective evidence exists that those positions are impaired under our impairment policy. However, if the declines below acquisition costs become more significant or prolonged, and/or if a credit event occurs, those securities may be impaired in the future. None of the equity instruments with unrealized losses exceed 20% decrease below the acquisition costs.

There were no major individual securities with a decline in fair value over cost over ¥1 billion as of March 31, 2009, other than one listed equity security which has ¥11,622 million of carrying value and ¥1,953 million of unrealized loss.

Concentration risk—debt securities

The following table presents industrial portfolio of debt securities.

	Domestic exposures	Foreign exposures	Total
	(Yen in millions)
As of March 31, 2009
Sovereign	779,505	207,193	986,698
Local government	209,165	17,377	226,542
Corporate
Electric Power & Gas	61,317	—	61,317
Financials	45,144	35,968	81,112
Land Transportation	19,813	—	19,813
Electric Appliances	16,425	—	16,425
Wholesale and retail trade	13,492	—	13,492
Information & Communication	13,370	—	13,370
Transportation Equipments	12,373	—	12,373
Chemicals	11,448	—	11,448
Others	40,906	—	40,906
Others	40,171	—	40,171

Total	1,263,129	260,538	1,523,667

Concentration risk—equity securities

The following table presents industrial portfolio of equity securities.

Property and casualty insurance Market risk concentrations—composition by industry	(Yen in millions)
As of March 31, 2009
Financials	226,412
Chemicals	98,844
Wholesale and retail trade	50,513
Land Transportation	44,924
Electric Appliances	40,986
Transportation Equipments	39,451
Foods	32,080
Machinery	20,151
Marine Transportation	15,468
Electric Power & Gas	10,764
Services	8,660
Construction	7,775
Iron & Steel	7,560
Real Estate	6,809
Oil & Coal Products	6,177
Other Products	5,666
Pulp & Paper	5,144
Mining	4,056
Warehousing & Harbor Transportation Services	3,491
Textiles & Apparels	3,210
Information & Communication	1,839
Precision Instruments	1,280
Metal Products	1,179
Alternative investments	84,899
Others	43,862

Total	771,200

Life insurance Market risk concentrations—composition by industry	(Yen in millions)
As of March 31, 2009
Transportation equipments	3,281
Precision instruments	1,544
Electric appliances	17

Total	4,842

Impairment of loans and receivables

Nipponkoa reviews its individually significant loans and receivables at each balance sheet date to assess whether an impairment loss should be recorded in the income statement. In particular, judgment by management is required in the estimation of the amount and timing of future cash flows when determining the impairment loss. In estimating these cash flows, Nipponkoa makes judgments about the borrower’s financial situation and the net realizable value of collateral. These estimates are based on assumptions about a number of factors and actual results may differ, resulting in future changes to the allowance. Loans and receivables that have been assessed individually and found not to be impaired and all individually insignificant loans and receivables are then assessed collectively, in groups of assets with similar risk characteristics, to determine whether provision should be made due to incurred loss events for which there is objective evidence but whose effects are not yet evident. The collective assessment takes account of data from the loan portfolio (such as credit quality and levels of arrears), concentrations of risks and economic data (including levels of unemployment, real estate prices indices, country risk and the performance of different individual groups).

If there is objective evidence that an impairment loss has been incurred, the loss amount is measured as the difference between the asset’s carrying amount and the present value of the estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the asset’s original effective interest rate. The carrying amount is reduced through an allowance account and the loss amount recognized in the income statement. For loans with a variable interest rate, the discount rate for measuring any impairment loss is the current contractual effective interest rate. For practical expedience, the Nipponkoa may measure impairment on the basis of an instrument’s fair value using estimated future cash flows of collateralized financial assets. For loans and receivables, including insurance receivables, that cannot be repaid, the uncollectable portion amount is written off against any existing specific loan loss allowance, or directly recognized as expense in the income statement.

For subsequent periods, if the reversal of an impairment loss can be objectively connected to an event occurring after the impairment was recognized (such as improved credit rating), the previously recognized impairment loss is reversed by adjusting the allowance account. The amount of the impairment loss decreases is recognized in the income statement.

FAIR VALUE OF INVESTMENT PROPERTY

The fair value of investment property is based on current prices in an active market for properties of a similar nature, condition or location and—suitably adjusted. Recent prices for similar properties on less active markets, with suitable adjustments for differences, are also used for the estimation of the fair values. Furthermore, investment property is valued using discounted cash flow projections if reliable estimates and reasonable assumptions can be made, based on external evidence. Future expenditure that will improve the property is not included in the fair value. The risk-adjusted discount rates used in the cash flow projections reflect the specific nature and location of the individual properties. The cash flows used in the projections are based on actual rental income on a sustainable basis. Cost is reflected in the cash flows based on experience and budgets approved by management. The cash flows include inflation. Valuations for individual real estate assets are performed every year.

IMPAIRMENT OF NON-FINANCIAL ASSETS

Recoverability of non-financial assets, which include property and equipment and intangible assets, is an area involving management judgment, requiring assessment as to whether the carrying value of assets can be supported by the net present value of future cash flows derived from such assets using cash flow projections which have been discounted at an appropriate rate. In calculating the net present value of the future cash flows, certain assumptions are required to be made in respect of highly uncertain matters.

IFRS requires management to undertake an annual test for impairment of indefinite lived assets and, for finite lived assets, to test for impairment if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Nipponkoa currently undertakes an annual impairment test covering indefinite lived assets and also reviews finite lived assets and investments in associated undertakings at least annually to consider whether a full impairment review is required.

RECOGNITION OF DEFERRED TAX ASSETS

Deferred tax assets are established for the tax benefit related to deductible temporary differences and carry forwards of unused tax losses when in the judgment of management it is probable that Nipponkoa will receive the tax benefits. Since there is no absolute assurance that these assets will ultimately be realized, management reviews Nipponkoa’s deferred tax positions periodically to determine if it is probable that the assets will be realized.

Periodic reviews include, among other things, the nature and amount of the taxable income and expense items, the expected timing when certain assets will be used or liabilities will be required to be reported and the reliability of historical profitability of businesses expected to provide future earnings. Furthermore, management considers tax-planning strategies it can utilize to increase the likelihood that the tax assets will be realized. These strategies are also considered in the periodic reviews.

VALUATION OF DEFINED BENEFIT PLAN

A liability recognized in the balance sheet in respect of defined benefit plans is the difference between the present value of the projected defined benefit obligation at the balance sheet date and the fair value of plan assets. The present value of the defined benefit obligation is determined by discounting the estimated future cash flows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and that have terms to maturity that approximate the terms of the related pension liability.

Actuarial assumptions used in the measurement of the liability include the discount rate, the expected return on plan assets, estimated future salary increases and estimated future pension increases. To the extent that actual experience deviates from these assumptions, the valuation of defined benefit obligations and the level of pension expenses recognized in the future may be affected.

Results of Operations

The following table provides Nipponkoa’s selected consolidated statements of operations information for the years ended March 31, 2009 and 2008:

	For the years ended March 31,
	2009	2008
	(Yen in millions)
Insurance premium revenue	942,352	985,071
Insurance premium ceded to reinsurers	(118,717)	(128,365)

Net insurance premium revenue	823,635	856,706
Fee income	8,558	6,978
Investment income	55,108	59,174
Net realized gains/(losses) on financial assets	(36,109)	7,212
Net fair value gains/(losses) on financial assets at fair value through income	(12,517)	(810)
Other operating income	1,204	1,451

Total income	839,879	930,711
Claims and insurance benefits (gross)	712,093	727,726
Claims and insurance benefits (ceded)	(95,949)	(75,764)
Claims and insurance benefits (net)	616,144	651,962
Change in reserves for insurance and investment contracts (net)	(71,203)	(52,328)

Net insurance benefits and claims	544,941	599,634
Commissions and brokerage expenses	124,742	129,417
Operating and administrative expenses	135,452	145,154
Loss adjustment expenses	34,689	37,144
Other operating expenses	39,831	15,125

Total Expenses	879,655	926,474
Operating results	(39,776)	4,237
Finance costs	(264)	(193)
Share of profit of associates	(259)	148

Income/(loss) before income taxes	(40,299)	4,192
Income tax credit	16,572	305

Net income/(loss)	(23,727)	4,497

Year Ended March 31, 2009 Compared with Year Ended March 31, 2008

Net Insurance Premium Revenue. Insurance premium revenue decreased from 985.1 billion for the year ended March 31, 2008 to 942.4 billion for the year ended March 31, 2009. Insurance premium ceded to reinsurers decreased from 128.4 billion for the fiscal year ended March 31, 2008 to 118.7 billion for the fiscal year ended March 31, 2009. As a result, net insurance premium revenue decreased 3.9% to 823.6 billion for the fiscal year ended March 31, 2009 from 856.7 billion for the fiscal year ended March 31, 2008.

Principal non-life insurance lines fared as follows:

•

Fire and Allied Lines Insurance. Gross premiums written for fire and allied lines insurance increased 1.1% from 124.5 billion in the year ended March 31, 2008 to 125.9 billion in the year ended March 31, 2009 due to a steady demand for policies under this line of insurance. The net loss ratio increased from 29.7% in the year ended March 31, 2008 to 40.2% in the year ended March 31, 2009.

•

Marine Insurance. Gross premiums written for marine insurance decreased 10.9% from 26.0 billion in the year ended March 31, 2008 to 23.2 billion in the year ended March 31, 2009, due to a decline in shipping volumes and appreciation in yen. The net loss ratio decreased from 46.2% in the year ended March 31, 2008 to 42.2% in the year ended March 31, 2009.

•

Personal Accident Insurance. Gross premiums written for personal accident insurance decreased 5.2% from 56.9 billion in the year ended March 31, 2008 to 54.0 billion in the year ended March 31, 2009, due to termination of new sales of third sector policies to individuals and sluggish demand for savings-type policies which offer low guaranteed yields in the recent interest rate environment. The net loss ratio decreased from 64.4% in the year ended March 31, 2008 to 61.7% in the year ended March 31, 2009.

•

Voluntary Automobile Insurance. Gross premiums written for voluntary automobile insurance decreased 1.4% from 341.5 billion in the year ended March 31, 2008 to 336.6 billion in the year ended March 31, 2009, due to impact of good-driver discounts, a shift toward smaller vehicles, and steep decline in new automobile sales in under harsh economic conditions. The net loss ratio decreased from 66.3% in the year ended March 31, 2008 to 61.7% in the year ended March 31, 2009.

•

Compulsory Automobile Liability Insurance. Gross premiums written for compulsory automobile liability insurance decreased 23.2% from 179.0 billion in the year ended March 31, 2008 to 137.5 billion in the year ended March 31, 2009, due to downward adjustment of premium rates. The net loss ratio decreased from 70.1% in the year ended March 31, 2008 to 68.9% in the year ended March 31, 2009.

•

Other Insurances. Gross premiums written for other insurances decreased 1.7% from 92.0 billion in the year ended March 31, 2008 to 90.4 billion in the year ended March 31, 2009. The net loss ratio decreased from 75.9% in the year ended March 31, 2008 to 55.1 % in the year ended March 31, 2009.

Fee Income. Fee income increased 22.6% to 8.6 billion for the fiscal year ended March 31, 2009 from 7.0 billion for the fiscal year ended March 31, 2008.

Investment Income. Investment income decreased 6.9% to 55.1 billion for the fiscal year ended March 31, 2009 from 59.2 billion for the fiscal year ended March 31, 2008, due to a decrease in interest and dividend income from ownership of foreign securities.

Net Realized Losses on Financial Assets. Nipponkoa recorded net realized loss in the amount of 36.1 billion for the fiscal year ended March 31, 2009, compared to the recorded gain of 7.2 billion for the fiscal year ended March 31, 2008.

Net Fair Value Gains on Financial Assets at Fair Value through Income. Net fair value loss on financial assets at fair value through income increased 1,444.9% to 12.5 billion for the fiscal year ended March 31, 2009 from 0.8 billion for the fiscal year ended March 31, 2008.

Other Operating Income. Other operating income decreased 16.9% to 1.2 billion for the fiscal year ended March 31, 2009 from 1.4 billion for the fiscal year ended March 31, 2008.

Total Income. Total income decreased 9.8% to 839.9 billion for the fiscal year ended March 31, 2009 from 930.7 billion for the fiscal year ended March 31, 2008.

Claims and Insurance Benefits. Claims and insurance benefits (gross) were 727.7 billion for the fiscal year ended March 31, 2008 and 712.1 billion for the fiscal year ended March 31, 2009. Claims and insurance benefits (ceded) were 75.8 billion for the fiscal year ended March 31, 2008 and 95.9 billion for the fiscal year ended March 31, 2009. As a result, claims and insurance benefits (net) decreased 5.5% to 616.1 billion for the fiscal year ended March 31, 2009 from 652.0 billion for the fiscal year ended March 31, 2008.

Change in Reserves for Insurance and Investment Contracts. Change in reserves for insurance and investment contracts increased 36.1% to 71.2 billion for the fiscal year ended March 31, 2009 from 52.3 billion for the fiscal year ended March 31, 2008, reflecting an increase of reversal of reserves by decrease of deposit premium income, which was caused by down turn sales of savings-type policies.

Net Insurance Benefits and Claims. Net insurance benefits and claims decreased 9.1% to 544.9 billion for the fiscal year ended March 31, 2009 from 599.6 billion for the fiscal year ended March 31, 2008.

Commissions and Brokerage Expenses. Commissions and brokerage expenses decreased 3.6% to 124.7 billion for the fiscal year ended March 31, 2009 from 129.4 billion for the fiscal year ended March 31, 2008, reflecting decline in overall commission revenue as well as a change in agency commission structure.

Operating and Administrative Expenses. Operating and administrative expenses decreased 6.7% to 135.5 billion for the fiscal year ended March 31, 2009 from 145.2 billion for the fiscal year ended March 31, 2008, due to reduction in labor cost as Nipponkoa shifted its pension plan to a defined contribution pension plan.

Loss Adjustment Expenses. Loss adjustment expenses decreased 6.6% to 34.7 billion for the fiscal year ended March 31, 2009 from 37.1 billion for the fiscal year ended March 31, 2008.

Other Operating Expenses. Other operating expenses increased 163.3% to 39.8 billion for the fiscal year ended March 31, 2009 from 15.1 billion for the fiscal year ended March 31, 2008, due to the losses incurred in connection with foreign exchange rate fluctuations.

Total Expenses. As a result of the foregoing, expenses decreased 5.1% to 879.7 billion for the fiscal year ended March 31, 2009 from 926.5 billion for the fiscal year ended March 31, 2008.

Loss Before Income Taxes. Nipponkoa recorded loss before income taxes of 40.3 billion for the fiscal year ended March 31, 2009, compared to the gain before income taxes of 4.2 billion for the fiscal year ended March 31, 2008.

Income Tax Credit. Income tax credit expense increased 5,332.2% to 16.6 billion for the fiscal year ended March 31, 2009 from 0.3 billion for the fiscal year ended March 31, 2008. The effective tax rate changed from -7.3% for the fiscal year ended March 31, 2008 to 41.1% for the year ended March 31, 2009. This is because there was a significant change in income/(loss) before income taxes, which changed from ¥4,192 million of income for the fiscal year ended March 31, 2008 to ¥40,299 million of loss for the year ended March 31, 2009. There were no major fluctuations by amount in each of the reconciling items for the difference between the statutory tax rate and the effective tax rates.

Net Loss. Nipponkoa recorded net income loss of 23.7 billion for the fiscal year ended March 31, 2009, compared to the net income of 4.5 billion for the fiscal year ended March 31, 2008.

Business Segment Analysis

IFRS 8, which Nipponkoa has early adopted, requires operating segments to be determined based on Nipponkoa’s internal reporting to the Chief Operating Decision Maker (“CODM”) which is used to allocate resources to the segments and to assess performance. The board of directors is determined to be the CODM of Nipponkoa.

Nipponkoa has determined the operating segments based on the reports reviewed by the board of directors in making their strategic decisions. All operating segments used by management meet the definition of a reportable segment under IFRS 8.

Nipponkoa has two operating segments. These segments distribute their products through various forms of agencies, and direct marketing programs. Management identifies its reportable operating segments by product line consistent with the reports used by the board of directors. These segments and their respective operations are as follows:

•

Property and Casualty: the protection of customers’ assets (particularly their properties, both for personal and commercial business) or indemnification of other parties that have suffered damages as a result of customer accidents. All contracts in this segment are over a short contractual term. Profit in this segment is derived primarily from insurance premiums, claim payments, investment income, net realized gains or losses on financial assets, and net fair value gains or losses on financial assets at fair value through income.

•

Life: the protection of Nipponkoa’s customers against the risk of premature death, disability, critical illness and other accidents. All contracts in this segment offer fixed and guaranteed benefits over the contractual term. Profit from this segment is derived primarily from insurance premium, benefit expenses, investment income, net realized gains or losses on financial assets and net fair value gains or losses on financial assets at fair value through income. This segment also provides saving products domestically for customers’ long- and short-term investment needs.

Any transactions between the business segments are based on normal commercial terms and market conditions. The business segment information, set forth below, is based on the financial information prepared in accordance with Japan GAAP as adjusted in accordance with internal management accounting rules and practices. Accordingly, the format and information is not consistent with the consolidated financial statements prepared on the basis of IFRS.

The management measures the performance of each of the operating segments primarily in terms of profit which consist of “insurance residual profit” change in reserve for insurance and investment contracts (net), net investment income/(loss), and other income/(loss), in accordance with internal managerial accounting rules and Japanese practices. Insurance residual profit is used as a measure of the profitability of insurance operations in Japan, and is defined as net insurance premium revenue less insurance benefit and general and administrative expenses.

Therefore, it is required to reconcile the financial information regularly reviewed by the board of directors to the results as prepared under IFRS included in these financial statements. The adjustments column below mainly includes the adjustments required to reconcile from Japan GAAP to IFRS.

The segment information provided to the board of directors for the reportable segments for the year ended March 31, 2009 and 2008 is as follows;

Yen in millions, for the year ended March 31, 2009	Property/ Casualty		Life	Eliminations	Total
Total revenue	706,352	(*1)	65,260	(23)	771,589
Claims and insurance benefits (net)	(731,400	)(*2)	(18,579)	299	(749,680)
Operating expenses	(129,658)		(11,898)	729	(140,827)
Insurance residual profit	(154,706)		34,783	1,005	(118,918)
Change in reserves for insurance and investment contracts (net)	127,731		(44,911)	—	82,820
Underwriting profit	(26,975)		(10,128)	1,005	(36,098)
Investment income/(loss)	20,410		9,439	2,525	32,374
Other income/(loss)	1,391		(127)	(583)	681
Reportable segment profit/(loss)	(5,174)		(816)	2,947	(3,043)

Total assets	2,704,169		429,022	(43,667)	3,089,524

Yen in millions, for the year ended March 31, 2008	Property/ Casualty		Life	Eliminations	Total
Total revenue	765,406	(*1)	65,081	(42)	830,445
Claims and insurance benefits	(758,821	)(*2)	(17,989)	333	(776,477)
Operating expenses	(135,365)		(10,391)	694	(145,062)
Insurance residual profit	(128,780)		36,701	985	(91,094)
Change in reserves for insurance and investment contracts	78,398		(44,346)	—	34,052
Underwriting profit	(50,382)		(7,645)	985	(57,042)
Investment income/(loss)	63,734		7,899	2,844	74,477
Other income/(loss)	932		(127)	(499)	306
Reportable segment profit/(loss)	14,284		127	3,330	17,741

Total assets	3,015,027		355,015	(46,852)	3,323,190

(*1)	“Total revenue” of property and casualty insurance includes net premiums written amounting to ¥663,888 million (2008: ¥698,685 million).
(*2)	“Claims and insurance benefits (net)” of property and casualty insurance includes net claims paid amounting to ¥406,234 million (2008: ¥419,969 million).

Liabilities for Losses and Claims

For a summary reconciliation of the beginning and ending liabilities for Nipponkoa’s losses and claims, see Note 21 to Nipponkoa’s consolidated financial statements included elsewhere in this prospectus.

Credit Losses and Non-Performing Loans

As of March 31, 2009, on a Japanese GAAP basis, the amount of the non-performing loans, defined as loans on which payment of principal or interest or both of the foregoing is not being duly made to Nipponkoa, is 1.9 billion yen and constitutes no more than 0.8% of the total outstanding loans, and therefore immaterial to Nipponkoa.

Solvency Margin Ratio

As an insurance company, Nipponkoa needs to maintain reserves for paying claims when insured events occur and for the payout of funds at maturity for savings-type insurance policies. It is also necessary for Nipponkoa to maintain sufficient capital either to cover payments in the event of a major disaster or to prepare for an unexpected event, such as a major decline in the fair value of assets owned by Nipponkoa.

Nipponkoa’s objectives when managing capital are: to comply with the insurance capital requirement that the regulators of the insurance markets where Nipponkoa operates require; and to safeguard Nipponkoa’s ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders.

Each company in Nipponkoa manages its own capital required to meet local regulatory requirements, subject to approval of the Board of Directors of Nipponkoa. All companies that are subject to local insurance capital requirements in the countries in which they operate were in compliance with the local minimum requirements as of the most recent fiscal year end for each company, respectively.

NIPPONKOA Insurance Co., Ltd., NIPPONKOA Life Insurance Co., Ltd., and Sonpo 24 Insurance Co., Ltd. are all subject to insurance business regulations imposed by Insurance Business Law in Japan and subject to monitoring by the FSA. Among these subsidiaries, NIPPONKOA Insurance Co., Ltd. and NIPPONKOA Life Insurance Co., Ltd. together represent approximately over 95% of Nipponkoa’s total equity as of March 31, 2009. The Insurance Business Law and the FSA use a solvency margin ratio as one of the main indicators of an insurance company’s ability to pay claims in the event of risk exceeding normal expectations. The solvency margin ratio is the solvency margin as a percentage of total risk exceeding normal expectations. The method of calculation of the ratio is defined by insurance business regulations in Japan. The solvency margin mainly includes such portion of insurance liabilities that represents contingency reserves under Japan GAAP as well as capital and other shareholders’ equity under Japan GAAP. The risk calculation incorporates such risks as insurance risk, interest rate risk, investment risk, operational risk and catastrophic risk that may arise in situations exceeding normal expectations. These ratios are calculated on a stand-alone legal entity basis, including overseas branch operations.

In the event that the solvency margin ratio falls below a fixed level, the FSA may require the insurance company to submit a plan for management reform. According to the current regulations, it is understood that problems concerning the management soundness of a general insurance company will not arise if the solvency margin ratio is 200% or more. Nipponkoa views the solvency margin ratio as one of the most important indicators and also works to reinforce its capital by making ongoing efforts.

The solvency margin ratios as of March 31, 2009 and 2008 as shown in the following table indicate that NIPPONKOA Insurance Co., Ltd. and NIPPONKOA Life Insurance Co., Ltd. had sufficient capital under insurance business regulations in Japan and are in stable financial position. For further discussion of solvency margin ratios, see Note 5.6 of Nipponkoa’s consolidated financial statements.

Solvency margin ratio

(NIPPONKOA Insurance Co, Ltd.)

	As of March 31,
	2009	2008
	(Yen in millions)
Solvency margin total amount	737,341	1,015,107
Risk amount	207,144	224,163
Solvency margin ratio	711.9%	905.6%

Solvency margin ratio

(NIPPONKOA Life Insurance Co, Ltd.)

	As of March 31,
	2009	2008
	(Yen in millions)
Solvency margin total amount	58,947	58,581
Risk amount	3,999	4,020
Solvency margin ratio	2,947.5%	2,914.3%

The solvency margin ratio for NIPPONKOA Insurance Co., Ltd. fell by 193.7% as of March 31, 2009 compared to the previous year-end, as the solvency margin total amount decreased ¥277.8 billion during the period. This is mainly due to a decrease in unrealized gain from available-for-sale securities.

Effects of Inflation

Inflation may result in increases in Nipponkoa’s expenses, which may not be readily recoverable in the prices of services offered. To the extent that inflation results in rising interest rates and has other adverse effects on the capital markets and on the value of financial instruments, it may adversely affect Nipponkoa’s financial position and profitability.

Exposure to Currency Fluctuations

For a discussion of foreign exchange rate risk and how the risk is managed, see “Quantitative and Qualitative Disclosures about Market Risk—Market Risk Measurement” and Note 5.3.3 to Nipponkoa’s consolidated financial statements.

Derivative financial instruments

Nipponkoa transacts with various derivatives such as forward foreign exchange contracts, currency option contracts, currency swaps, interest rate swaps, bond futures, bond options, stock index futures, individual stock options, credit derivatives, weather derivatives and earthquake derivatives.

Nipponkoa utilizes derivative financial instruments in its normal course of business (a) to manage interest rate risk, (b) to manage foreign exchange risk and (c) for other purposes. Although certain derivatives economically hedge Nipponkoa’s risk exposure, they do not qualify for hedge accounting under IAS 39. All derivatives are recognized on the consolidated balance sheets at fair value as “derivative assets” or “derivative liabilities”, with the changes in fair value recognized currently in earnings as “Net fair value gains/(losses) on financial assets at fair value through income”.

The following table shows the summary of movements in derivative financial instruments.

	2009			2008
As of March 31	Contract/ notional amount	Fair value asset	Fair value liability	Contract/ notional amount	Fair value asset	Fair value liability
	(Yen in millions)
Interest rate contracts:
OTC swaps	98,500	5,892	(1)	210,500	3,200	(371)
Foreign exchange contracts:
OTC forwards	192,816	1,345	(13,212)	125,179	4,911	(171)
OTC swaps	—	—	—	—	—	—
Credit contracts:
OTC swaps	10,438	928	(450)	13,000	23	(49)
Others:
OTC earthquake	260	—	(12)	180	—	(5)

Total	302,014	8,165	(13,675)	348,859	8,134	(596)

Structured Products Exposure

The following tables, prepared on a Japan GAAP basis, set forth Nipponkoa’s exposure to structured products:

Collateralized Debt Obligation (CDO)

	As of March 2009			(Reference) As of March 2008
	Fair Value	Unrealized Loss	Write-down	Fair Value	Unrealized Loss	Write-down
	Millions of yen
CDO	8,274	(247)	(6,574)	16,028	(2,066)	(3,971)
With Ratings	6,401	(247)	(3,638)	10,289	(1,313)	(2,896)
Without Ratings	1,872	—	(2,935)	5,738	(752)	(1,075)

Note:

1.	CDO Ratings: AAA, 61%; AA, 33%; A,6%

2.	76% of CDOs are corporate-based assets
3.	CDO Geographics: domestic, 44%; overseas, 56%
4.	CDO does not include hedge trading
5.	Write-down includes revaluation losses and losses on derivatives

Commercial Mortgage-Backed Securities (CMBS)

	As of March 2009			(Reference) As of March 2008
	Fair Value	Unrealized Loss	Write-down	Fair Value	Unrealized Loss	Write-down
	Millions of yen
CMBS	13,162	(414)	—	21,032	(73)	—
Domestic	13,162	(414)	—	21,032	(73)	—
Overseas	—	—	—	—	—	—

Credit Default Swap (CDS)

	As of March 2009			(Reference) As of March 2008
	Notional Amount	Fair Value	Revaluation	Notional Amount	Fair Value	Revaluation
	Millions of yen
CDS	7,000	(398)	(398)	13,000	(26)	(26)
CDS	6,000	(360)	(360)	—	—	—
CLN	1,000	(38)	(38)	13,000	(26)	(26)

Note:

1.	CLN is a credit linked note related to the credit of a single corporation.
2.	Referred corporate-individual credit for CDS and CLN

Others

We do not hold any SPEs, Leveraged Finance, financial secured, fixed income or structured finance product secured by mono-line, and other sub-prime or Alt-A exposures.

Subprime-related Investments in 1-4

	As of March 2009			(Reference) As of March 2008
	Fair Value	Unrealized Loss	Write-down	Fair Value	Unrealized Loss	Write-down
	Millions of yen
CDO	—	—	—	889	(111)	—

Nipponkoa has adopted a very conservative approach to investing in structured products with complex risks. Moreover, with regards to such complex investment vehicles, Nipponkoa implements risk management measures that are more stringent than with other normal products. As a result, Nipponkoa’s exposure to the structured products is limited to an affordable level, and the impact of decline in the relevant markets has not been material to Nipponkoa’s financial condition and results of operations as of the date of this prospectus.

Recent Accounting Pronouncements

IFRS 8, “Operating segments”—This standard is mandatory for NIPPONKOA’s accounting periods beginning on or after April 1, 2009, but it has been early adopted for the fiscal year ended March 31, 2009, retroactively reflected as of March 31, 2008. IFRS 8 replaces IAS 14, “Segment reporting”, and aligns segment reporting with the requirements of the US standard SFAS 131, “Disclosures about segments of an enterprise and related information”. The new standard requires a “management approach”, under which segment information is presented on the same basis as that used for internal reporting purposes. As a result of the IFRS 8 adoption, NIPPONKOA identified two reportable segments (i.e. Property and Casualty, Life).

For standards, amendments, interpretations to existing standards that are not yet effective and have not been early adopted by Nipponkoa, as well as a discussion of improvements to IFRS issued by the IASB in May 2008 and April 2009, see Note 3 to Nipponkoa’s consolidated financial statements.

Liquidity and Capital Resources

Liquidity

In the insurance industry, liquidity generally refers to the ability of an enterprise to generate adequate amounts of cash from its normal operations, including its investment portfolio, in order to meet its capital commitments, which are principally obligations under its insurance or reinsurance contracts.

The liquidity of a property-casualty insurer’s operations is generally affected by the frequency and severity of losses under its policies, as well as by the consistency of sales volume of insurance products. Future catastrophic events, the timing and effect of which are inherently unpredictable, may also increase liquidity requirements for a property-casualty insurer’s operations. The liquidity of a life insurer’s operations, including Nipponkoa’s life insurance subsidiary, is generally affected, among others, by trends in actual mortality experience relative to the assumptions with respect thereto included in the pricing of its life insurance policies and by the level of surrenders and withdrawals.

Nipponkoa’s sources of liquidity include insurance premiums and deposit premiums received, investment income and cash provided from maturing or liquidated investments. In addition, Nipponkoa’s investments held in liquid securities represent potential sources of liquidity. Nipponkoa’s primary capital requirements consist of claim payments, agency commissions, operating expenses, dividends and income taxes.

Capital Resources

The principal sources of cash for Nipponkoa’s insurance operations are premiums and investment income. Nipponkoa typically generates substantial positive cash flow from operations as a result of insurance premiums being received in advance of the time when claim payments, as the case may be, are required. These positive operating cash flows and a portion of the investment portfolio that is held in highly liquid securities have met, and Nipponkoa expects will continue to meet, its present capital requirements.

Nipponkoa’s policy is to fund its capital requirements principally from cash flow from operating activities. Although Nipponkoa has not issued any commercial papers, debentures or common stock since 2001, such external sources remain as an alternative capital resource for Nipponkoa. In the future, Nipponkoa intends to explore funding opportunities from diversified external sources within the framework of applicable regulations.

Nipponkoa also maintains the Deposit Premium Account which consists of premiums long-term, savings-type policies with a refund feature upon maturity. Under the Deposit Premium Account, which amounted to ¥859.5 billion at March 31, 2009 on a Japanese GAAP basis, assets are managed separately from those of the General Account and can only be liquidated for premium payment of policies upon maturity or surrender.

For further information regarding the management of Nipponkoa’s liquidity risk, see “—Quantitative and Qualitative Disclosures about Market Risk—Risk Management Functions and Other Risks—Asset management risk”.

Use of Derivative Financial Instruments

Nipponkoa uses a variety of derivative financial instruments in the normal course of its business to manage interest rate risk and foreign exchange risk as well as for other purposes. These instruments include forward foreign exchange contracts, currency option contracts, currency swaps, interest rate swaps, bond futures, bond options, stock index futures, individual stock options, credit derivatives, weather derivatives and earthquake derivatives.

Off-balance Sheet Arrangements

Nipponkoa has, or engages, in no material off-balance sheet arrangements or transactions.

Contractual Obligations and Commercial Commitments

The following tables summarize Nipponkoa’s contractual obligations and commercial commitments as of March 31, 2009 that will affect its liquidity position for the next several years. Since commitments associated with financing arrangements may expire unused, the amounts shown do not necessarily reflect actual future cash funding requirements.

Contractual Obligations

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
	(in millions)
Losses, claims and loss adjustment expenses(1)	¥391,823	¥198,238	¥152,125	¥31,026	¥10,434
Refund reserves(2)	1,028,199	192,103	243,204	201,057	391,835
Life insurance contracts(3)	275,167	(18,579)	(33,899)	(18,236)	345,881
Investment contracts(3)	78,602	(6,058)	(12,074)	(2,684)	99,418
Long-term debt	2,131	167	325	313	1,326
Capital lease obligations	410	285	95	30	—
Operating leases	757	215	382	97	63
Purchase obligations	30,551	30,551	—	—	—

Total	¥1,807,640	¥396,922	¥350,158	¥211,603	¥848,957

(1)	We estimate the timing of cash flows with respect to losses, claims and loss adjustment expenses based on our historical loss development payment patterns. The amounts presented herein include claim reserves of life insurance.
(2)	We estimate the timing of cash flows and our expectation of future payment patterns with respect to refund reserves based on our historical experience, taking into account contractual maturity dates and expected customer lapse and withdrawal activity. Customer lapse and withdrawal activity, however, are inherently uncertain and outside of our control. Accordingly, our actual experience may differ from our estimates. The total amounts presented in the above table (¥1,028,199 million) do not agree with the amounts of corresponding liabilities of ¥896,198 million reflected in the Nipponkoa’s consolidated balance sheet as of March 31, 2009, as the amounts set forth in the financial statements are discounted and established by applying assumptions established at the inception of the contracts consistent with the Insurance Business Law in Japan while the amounts in the table are undiscounted and reflect best estimate assumptions.
(3)

We estimate the timing of cash flows with respect to insurance and investment contracts for life based on our historical experience and expectations of future payment patterns. The amounts presented herein do not include claim reserves. Uncertainties exist, however, particularly with respect to mortality, morbidity, expenses, customer lapse and renewal premiums for life policies. Accordingly, our actual experience may differ from our estimates. Estimated net payments for the periods “Less than 1 year”, “1-3 years” and

“3-5 years”, respectively, for life insurance contracts and investment contracts are shown in negative amounts as the estimated cash inflows arising from premium receipts exceed the estimated cash outflows arising from payments for claims, benefits and other refunds for each of these periods. The total amounts presented in the above table (¥275,167 million for life insurance contracts and ¥78,602 million for investment contracts) do not agree with the amounts of corresponding liabilities of ¥300,564 million for life insurance contracts and ¥61,248 million for investment contracts reflected in the Nipponkoa’s consolidated balance sheet as of March 31, 2009, as the amounts set forth in the financial statements are discounted and established by applying assumptions established at the inception of the contracts consistent with the Insurance Business Law in Japan while the amounts in the table are undiscounted and reflect best estimate assumptions.

Nipponkoa has no commercial commitments.

Cash Flows

The following table shows Nipponkoa’s cash flows for the fiscal years ended March 31, 2009 and 2008.

	Year ended March 31,
	2009	2008
	(in millions)
Net cash provided by operating activities	¥(129,090)	¥(108,473)
Net cash used in investing activities	101,153	126,844
Net cash used in financing activities	61,843	(43,933)
Effect of exchange rate changes on cash and cash equivalents	(5,652)	826

Net change in cash and cash equivalents	28,254	(24,736)
Cash and cash equivalents at beginning of year	142,400	167,136

Cash and cash equivalents at end of year	¥170,654	¥142,400

Net cash provided by operating activities amounted to ¥129.1 billion for the fiscal year ended March 31, 2009, compared to ¥108.5 billion for the fiscal year ended March 31, 2008. This decrease was primarily attributable to reduction in premium revenue due mainly to downward revision of premium rates for compulsory automobile liability insurance enforced in April 2008.

Net cash used in investing activities was ¥101.2 billion for the fiscal year ended March 31, 2009, compared to ¥126.8 billion for the fiscal year ended March 31, 2008, reflecting reduction in cash outflow as the volume of newly purchased securities declined under turbulent market conditions.

Net cash used in financing activities amounted to ¥61.8 billion for the fiscal year ended March 31, 2009, compared to ¥(43.9) billion for the fiscal year ended March 31, 2008. This increase was primarily attributable to increase in cash collateral on loaned securities due to modification of asset mix reflecting interest rate trends and other market conditions.

The operating, investing and financing activities described above resulted in net cash and cash equivalents of ¥170.7 billion as of March 31, 2009, compared to ¥142.4 billion as of March 31, 2008, representing an increase of 19.8%.

Credit Ratings

Nipponkoa receives ratings on its capability to service its obligations from insurance contracts and from the issuance of bonds, commercial paper, and other specific debt obligations. Nipponkoa’s ratings on its capability to service debt obligations from insurance contracts are presented below.

Rating Agency	Rating(1)
As of June 30, 2009
Standard & Poor’s	A+
R&I	A+
JCR	AAp
A.M. Best	A

(1)	These ratings are entirely the opinion of the respective rating agencies and are thus not to be construed as payment guarantees. These ratings are subject to revision by the respective rating agencies.

Research and Development, Patents and Licenses, etc.

Nipponkoa’s business does not depend to a material extent on research and development or on patents, licenses or other intellectual property.

Quantitative and Qualitative Disclosures about Market Risk

A substantial portion of Nipponkoa’s investments are made at the parent company level. Except as otherwise noted, the following qualitative discussion regarding market risk management relates to the parent, non-life insurance entity of Nipponkoa on a non-consolidated basis.

Market Risk Generally

Nipponkoa accumulates assets primarily because it receives premiums for underwriting insurance policies in advance of being required to make payments for claims under those policies. Nipponkoa funds the benefits it provides under insurance policies with gains and income generated by its investment portfolio. These investments are subject to market risk. The following is a discussion of Nipponkoa’s primary market risk exposures and how those exposures are currently managed as of March 31, 2009.

Investment Objectives

Nipponkoa invests premiums and deposits received from policyholders in various investments. Its principal investment objectives are to maintain sufficient liquidity and maximize its net asset value while controlling risk within an acceptable range. It also seeks to safeguard the interests of policyholders and shareholders.

Market Risk Measurement

Nipponkoa’s primary market risk exposures are to potential changes in interest rates and equity prices, as well as foreign exchange rates.

Interest rate risk—For the purpose of market risk measurement, Nipponkoa defines interest rate risk as the risk of a loss in the fair values of interest rate-sensitive assets and liabilities caused by changes in market interest rates. Part of the assets of Nipponkoa consists of bonds and loans. When interest rates rise, there is a risk that the price of bonds may fall, and when interest rates fall, there is a risk of a decline in interest income. Moreover, with regard to savings-type insurance and life insurance products (products which guarantee the customer a fixed yield), Nipponkoa is exposed to a possible loss if the actual yield is less than the originally guaranteed yield. In this way, changes in interest rates may have an effect on Nipponkoa’s financial condition and results of operations. Between March 31, 2008 and March 31, 2009, there was no significant change in Nipponkoa’s interest rate risk. Nipponkoa expects that, for the foreseeable future, its interest rate risk will generally remain at its current level.

Equity price risk—Nipponkoa holds substantial amounts of marketable securities as assets. Most of Nipponkoa’s equity investments are intended to be held for the long term. Stock markets are subject to considerable fluctuations, and in such cases changes in stock prices may have a major effect on Nipponkoa’s financial condition and results of operations. Between March 31, 2008 and March 31, 2009, there was a significant decrease in Nipponkoa’s stock price volatility risk due to the decrease in the value of the shares held. Nipponkoa expects its exposure to stock price volatility to gradually decrease in future reporting periods because of its current efforts to shift its investment assets from stock to other securities.

Foreign exchange rate risk—Foreign exchange rate risk is the risk of a loss in the fair values of instruments denominated in currencies other than Nipponkoa’s functional currency, which is the yen. Nipponkoa conducts business transactions in foreign currencies such as U.S. dollars and Euros. These transactions generate earnings and expenses, as well as assets and liabilities that are denominated in foreign currencies. These are all exposed to foreign exchange rate risk that could affect Nipponkoa’s financial condition and results of operations. Between March 31, 2008 and March 31, 2009, there was a significant decrease in Nipponkoa’s foreign exchange rate risk due to the increased hedge ratio. For the foreseeable future, Nipponkoa expects that its foreign exchange rate risk will generally remain at its current level.

Except as otherwise noted, the following quantitative discussion regarding market risk management relates to Nipponkoa on a consolidated basis.

Sensitivity analysis—interest rate risk

The sensitivity analysis below shows the effect on profit or losses and equity of reasonably possible changes in interest rates. The analysis is based on a change in an assumption while holding all other assumptions constant. Also, the following analysis in the table below shows the estimated effect of a parallel shift in the risk free yield curves on total income and equity. Increases in interest rates have a negative effect on equity and total income in the current year because it results in unrealized losses on investments that are carried at fair value.

The sensitivity analysis is based on the assets and liabilities held at year end and therefore, this does not necessarily reflect the risk exposure during the year.

	As of March 31,
	2009	2008
	(Yen in millions)
Property and Casualty insurance

Parallel Movement of Yield Curve
Financial assets
Estimated approximate effects on income before income taxes
Shift up 0.5%	(5,743)	(6,076)
Shift down 0.5%	6,220	6,580
Estimated approximate effects on shareholders’ equity
Shift up 0.5%	(23,836)	(22,495)
Shift down 0.5%	25,022	23,654

	As of March 31,
	2009	2008
	(Yen in millions)
Life insurance

Parallel Movement of Yield Curve
Estimated approximate effects on income before income taxes
Shift up 0.5%	—	—
Shift down 0.5%	—	—
Estimated approximate effects on shareholders’ equity
Shift up 0.5%	(3,006)	(3,247)
Shift down 0.5%	3,176	3,414

Following table shows a comparison of the sensitivity analysis of financial assets and insurance contract liabilities including investment contact liabilities, and it is prepared base on the assumption that all movement of sensitivity analysis for financial assets are reflected on the income before income tax and shareholders equity even though accounting treatment financial assets are different.

Also, all movement of sensitivity analysis for insurance contract liabilities and investment contract liabilities are reflected on the income before income tax and shareholder equity.

	As of March 31,
	2009	2008
	(Yen in millions)
Property and Casualty insurance

Parallel Movement of Yield Curve
Financial assets
Estimated approximate effects on income before income taxes
Shift up 0.5%	(39,179)	(36,836)
Shift down 0.5%	40,836	38,841
Estimated approximate effects on shareholders’ equity
Shift up 0.5%	(25,035)	(23,538)
Shift down 0.5%	26,094	24,819

Insurance contract liabilities
Estimated approximate effects on income before income taxes
Shift up 0.5%	23,768	26,314
Shift down 0.5%	(24,708)	(27,761)
Estimated approximate effects on shareholders’ equity
Shift up 0.5%	15,188	16,814
Shift down 0.5%	(15,788)	(17,739)

	As of March 31,
	2009	2008
	(Yen in millions)
Life insurance

Parallel Movement of Yield Curve
Financial assets
Estimated approximate effects on income before income taxes
Shift up 0.5%	(29,018)	(22,103)
Shift down 0.5%	32,559	24,621
Estimated approximate effects on shareholders’ equity
Shift up 0.5%	(18,543)	(14,124)
Shift down 0.5%	20,805	15,733

Insurance contract liabilities and investment contract liabilities
Estimated approximate effects on income before income taxes
Shift up 0.5%	28,722	23,165
Shift down 0.5%	(33,840)	(26,976)
Estimated approximate effects on shareholders’ equity
Shift up 0.5%	18,353	14,803
Shift down 0.5%	(21,624)	(17,238)

In relation to the sensitivity analysis of interest rate risk in the property and casualty business, no major fluctuations were observed during 2009 and 2008. In the life insurance business, the sensitivities both in the financial assets and insurance liabilities as of march 31, 2009 increased compared to those as of March 31, 2008 due to increases in the investment assets and insurance liabilities derived from the stable business growth of the business.

The sensitivity analysis for interest rate risk illustrates how changes in the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates at the balance sheet date.

In relation to financial assets and derivative positions described in this note, management monitors the sensitivity of reported interest rate movements on a quarterly basis by assessing the expected changes in the different portfolios due to parallel movements in all yield curves.

Sensitivity analysis—equity price risk

Management monitors movements of financial assets and equity market risk movements on a quarterly basis by assessing the expected changes in the different portfolios due to parallel movements in the stock exchange index (i.e., TOPIX) with all other variables held constant and the entire Nipponkoa’s equity portfolio in that particular index fluctuating proportionally. The equity securities reflected in this table are classified either at fair value through income or available for sale.

	Estimated approximate effects on total income	Estimated approximate effects on equity
	(Yen in millions)
Property and casualty insurance
2009
Equity increase 10%	7,654	44,878
Equity decrease 10%	(29,098)	(44,878)

2008
Equity increase 10%	5,203	64,301
Equity decrease 10%	(15,768)	(64,301)

	Estimated approximate effects on total income	Estimated approximate effects on equity
	(Yen in millions)
Life insurance
2009
Equity increase 10%	—	410
Equity decrease 10%	—	(410)

2008
Equity increase 10%	—	442
Equity decrease 10%	—	(442)

Sensitivity analysis—currency risk

The estimated effects on total income and shareholders’ equity from movements in the exchange rates of Nipponkoa’s non-yen currencies relative to the yen, included in the table below, are due to the translation of foreign currency exposures from monetary assets and liabilities denominated in foreign currencies.

	As of March 31,
	2009	2008
	(Yen in millions)
Movements of markets

Estimated effects on total income
Increase by 10% of non-yen currencies relative to the yen:
Financial assets	3,718	8,277
Insurance contract liabilities	—	—
Decrease by 10% of non-yen currencies relative to the yen:
Financial assets	(6,123)	(13,064)
Insurance contract liabilities	—	—
Estimated effects on equity
Increase by 10% of non-yen currencies relative to the yen:
Financial assets	5,518	8,525
Insurance contract liabilities	(3,252)	(3,693)
Decrease by 10% of non-yen currencies relative to the yen:
Financial assets	(5,518)	(8,525)
Insurance contract liabilities	3,252	3,693

Risk Management Functions and Other Risks

At the parent-company level, Nipponkoa classifies the risks it must manage in the course of its business operations into eight categories: insurance underwriting risk; asset management risk; system risk; administrative risk; domestic affiliate business risk; overseas business risk; disaster risk; and reputation risk, with the market risks discussed above falling under the categories of asset management risk and, in part, insurance underwriting risk. For operations that involve exposure to each of the eight risk categories, departments work to identify, analyze, evaluate and manage all such risks.

The risk management status of each operating department is controlled using a comprehensive approach across the entire organization by the Risk Management Committee. This multilevel framework facilitates a comprehensive approach to risk management. In adopting this approach, Nipponkoa is building a risk management system directly linked to management decision-making and working to further strengthen its risk management functions.

Insurance underwriting risk

Insurance underwriting risk refers to Nipponkoa’s risk of loss which arises when the premium rates and policy conditions, underwriting standards, reinsurance recoverables, and guaranteed yields under savings-type policies, among others, materially deviate from the levels needed to fund its actual claim payments, operational expense payments, and maturity-refund payments. Nipponkoa sub-divides the insurance underwriting risk into four categories—“general insurance risk”, “catastrophe risk”, “reinsurance risk”, and “guaranteed yield risk”—and manage them accordingly.

•

General insurance risk: Nipponkoa defines general insurance risk as its risk of loss which arises where, due to changes in economic environment, fluctuations in the frequency of accidents covered, or other factors, the premium rates, policy conditions and underwriting standards materially deviate from the levels needed for the actual claim payments and operational expenses. Nipponkoa manages this risk by reviewing the profit and loss under each line of its insurance products and revising the terms and underwriting standards as necessary.

•

Catastrophe risk: Catastrophe risk is defined as Nipponkoa’s risk of loss caused by cumulative damages from a large-scale earthquake, windstorm, flood or other natural disaster. To manage this risk, Nipponkoa calculates the probable maximum loss for catastrophe. Nipponkoa further purchases reinsurance coverage while taking its catastrophe reserve in to consideration.

•

Reinsurance risk: Nipponkoa defines reinsurance risk as a risk of loss caused by its inability to obtain, or recover under, adequate reinsurance coverage due to the bankruptcy or other failure of reinsurers or changes in the insurance and reinsurance markets. In order to ensure the ability to collect the recoverables under the reinsurance coverage, Nipponkoa selects reinsurers based on such factors as credit ratings by various rating agencies and regularly reviews those reinsurers’ creditworthiness. Nipponkoa also takes measures to avoid excessive dependence on a particular reinsurer.

•

Guaranteed yield risk: Guaranteed yield risk is the risk of loss where the actual yield of Nipponkoa’s management of the funds from savings-type accounts underperforms the guaranteed yield for savings-type policies sold. Based on the principle of asset and liability management, Nipponkoa strives to set appropriate committed interest rates based on the asset management environment such as market interest rates.

Asset management risk

Asset management risk refers to Nipponkoa’s exposure to uncertainty of future cash flows and market price volatility in general. Nipponkoa evaluates asset management risk using a common value-at-risk metric in order to confirm the adequacy of Nipponkoa’s capital reserves. It manages this risk by carefully subdividing it into market risk, credit risk, liquidity risk and real estate investment risk.

•	Market risk: For a discussion of this risk, see “—Market Risk Generally” above.

•

Credit risk: Nipponkoa holds as assets equities, bonds, loans, etc. However, if the companies that have issued these securities and/or bonds, the parties responsible for repayment of those loans should go bankrupt, or other events occur, it is conceivable that the equities and bonds of such companies could fall in value, and that collection of principal and interest could prove impossible. Such losses could affect Nipponkoa’s financial condition and business performance.

•

Liquidity risk: If it should become difficult to manage cash flow due to the occurrence of a major disaster, or if there is a sudden increase in payouts as the result of a sharp rise in insurance contract cancellations, or if Nipponkoa is forced to sell assets or raise funds when the markets are disrupted or under other adverse conditions, Nipponkoa’s financial condition and business performance may be affected.

•

Real estate investment risk: Nipponkoa is subject to real estate investment risk due to the market fluctuation in real estates prices and rents. Therefore, it engages in risk management according to such characteristics, while it works to improve the profitability of the real estates.

System risk

System risk refers to Nipponkoa’s risk of financial loss due to troubles or malfunctions of, or unauthorized use of, Nipponkoa’s computer system with which Nipponkoa operates. In order to control this risk, it sets certain security standards and implement information protective measures. In this connection, Nipponkoa’s information system development division and system users work together to safeguard Nipponkoa’s possession of protected information.

Administrative risk

Administrative risk refers to Nipponkoa’s risk of financial loss caused by administrative oversight on the part of, as well as inappropriate or criminal activities by, Nipponkoa’s officers, employees and agents. As a measure to systematically minimize the risk of administrative oversight, Nipponkoa formulates details rules and manuals for specific categories of administrative tasks while constantly improving Nipponkoa’s training programs.

Domestic affiliate business risk

Domestic affiliate business risk mainly refers to the risk of loss at Nipponkoa’s parent company level due to the deteriorating performance of its affiliate companies. Nipponkoa manages domestic affiliate business risk at the parent company level as part of Nipponkoa’s group management.

Overseas business risk

Managed by Nipponkoa’s International Department, overseas business risk broadly refers to Nipponkoa’s risk of loss arising from its overseas operations. For example, overseas business is subject to inherent insurance risks that do not exist in the Japanese market. Also, assets held by overseas offices are affected by the economic conditions of the country in which they are located. Overseas business risk therefore encompasses such risks as Nipponkoa’s insurance underwriting risks overseas, asset management risks overseas, system and administrative risks overseas and other risks.

Disaster risk

There is a possibility that damage resulting from natural disasters, industrial disasters and other human-caused disasters may impair the execution of normal business operations of Nipponkoa. Depending on the extent of such damage, Nipponkoa’s operational management and/or business performance may be affected.

Reputation risk

Reputation risk refers to Nipponkoa’s risk of loss because certain facts or events, or public perception of such facts or events, tarnish Nipponkoa’s reputation in the industry. In contrast with other categories of risks but disaster risk, reputation risk, by nature, is not amenable to preemptive mitigating measures. Therefore, Nipponkoa controls this risk by training, through the use of manuals or otherwise, Nipponkoa’s officers, employees and agents to adequately respond to harmful facts or events when they arise.

Integrated Risk Management

In managing the eight categories of risks it identifies in the course of its business operations, Nipponkoa implements an integrated risk management system to help maintain sound business management and to ensure the effective and efficient use of management resources. Under this system, the risks such as underwriting risk and asset management risk are evaluated using a Value at Risk (“VaR”) metric in order to confirm the adequacy of the company’s capital reserves. Also, sensitivity analysis is utilized to analyze a variety of risks such as asset management risk. Value at Risk refers to the maximum putative loss from future events within a given probability range. In evaluating whether it has adequate capital to cover its retained risk, Nipponkoa calculates the maximum annual loss at the confidence level of both at 99% level (once-in-a-century worst-case event) and 99.5% level (once-in-200-years worst-case event). Nipponkoa also conducts stress testing to estimate the potential effect on its business of specific putative events such as large-scale natural and other disasters.

DIRECTORS AND MANAGEMENT AFTER THE SHARE EXCHANGE

The following provides information about those individuals who are expected to serve in general capacities indicated for Holdings:

From Sompo Japan

Name	Date of Birth	Proposed Position at Holdings	Number of Sompo Japan Shares as of October 31, 2009
Masatoshi Sato	March 2, 1949	President and co-CEO	47,693
Kengo Sakurada	February 11, 1956	Director	15,365
Hiroyuki Yamaguchi	February 13, 1956	Director	14,060
Jiro Handa	December 15, 1949	Corporate Auditor	12,000

There are no family relationships between any two of the individuals listed above.

Masatoshi Sato was appointed as Director and Managing Executive Officer of Sompo Japan Insurance Inc. in April 2002. He became the President and Chief Executive Officer of Sompo Japan Insurance Inc. in June 2006.

Kengo Sakurada became a Managing Executive Officer of Sompo Japan Insurance Inc. in April 2007 and then became a Director and Managing Executive Officer of Sompo Japan Insurance Inc. in June 2007.

Hiroyuki Yamaguchi became a Managing Executive Officer of Sompo Japan Insurance Inc. in April 2009 and then became a Director and Managing Executive Officer of Sompo Japan Insurance Inc. in June 2009.

Jiro Handa became a Managing Executive Officer of Sompo Japan Insurance Inc. in June 2006 and then became a Corporate Auditor of Sompo Japan Insurance Inc. in June 2008.

The following table shows information about stock options granted to the Sompo Japan individuals listed above on Sompo Japan’s shares:

(as of October 31, 2009)

Date of Grant	Number of Stock Options (Number of Shares under Stock Options)	Exercise Price	Exercise Period	Number of Stock Options (Number of Shares under Stock Options) held by the Sompo Japan individuals listed above
August 1, 2002	135 (135,000 shares)	777	From June 28, 2004 to June 27, 2012	10 (10,000 shares)
November 1, 2002	10 (10,000 shares)	712	From June 28, 2004 to June 27, 2012	—
May 1, 2003	40 (40,000 shares)	581	From June 28, 2004 to June 27, 2012	—
June 1, 2003	30 (30,000 shares)	574	From June 28, 2004 to June 27, 2012	—
August 1, 2003	105 (105,000 shares)	735	From June 28, 2005 to June 27, 2013	5 (5,000 shares)

Date of Grant	Number of Stock Options (Number of Shares under Stock Options)	Exercise Price	Exercise Period	Number of Stock Options (Number of Shares under Stock Options) held by the Sompo Japan individuals listed above
February 2, 2004	145 (145,000 shares)	901	From June 28, 2005 to June 27, 2013	5 (5,000 shares)
August 2, 2004	290 (290,000 shares)	1,167	From June 30, 2006 to June 29, 2014	5 (5,000 shares)
February 1, 2005	282 (282,000 shares)	1,082	From June 30, 2006 to June 29, 2014	15 (15,000 shares)
August 1, 2005	363 (363,000 shares)	1,148	From June 29, 2007 to June 28, 2015	13 (13,000 shares)
February 1, 2006	365 (365,000 shares)	1,665	From June 29, 2007 to June 28, 2015	13 (13,000 shares)
August 7, 2006	324 (324,000 shares)	1,598	From June 29, 2008 to June 28, 2016	33 (33,000 shares)
February 15, 2007	316 (316,000 shares)	1,623	From June 29, 2008 to June 28, 2016	33 (33,000 shares)
August 13, 2007	403 (403,000 shares)	1,547	From June 28, 2009 to June 27, 2017	51 (51,000 shares)
February 12, 2008	382 (382,000 shares)	990	From June 28, 2009 to June 27, 2017	49 (49,000 shares)
August 11, 2008	2,973 (297,300 shares)	1	From August 12, 2008 to August 11, 2033	528 (52,800 shares)
August 10, 2009	7,471 (747,100 shares)	1	From August 11, 2009 to August 10, 2034	1,051 (105,100 shares)

The aggregate compensation, including bonuses but excluding the stock options described above, paid by Sompo Japan to (i) those of its directors and corporate auditor listed above and (ii) Messrs. Yoshiharu Kawabata and Motoyoshi Nishikawa, described in “—Additional Outside Directors and Corporate Auditors” below, who have served as Chairman of the Nominating and Compensation Committee and Chairman of the Business Audit and Compliance Committee at Sompo Japan, respectively, during the year ended March 31, 2009, was ¥194,072,000. The total amount set aside or accrued by Sompo Japan to provide pension, retirement or similar benefits to the forgoing individuals during the year ended March 31, 2009 was ¥16,920,000. No stock option has ever been granted to Messrs. Yoshiharu Kawabata and Motoyoshi Nishikawa.

As of October 31, 2009, the Sompo Japan individuals listed above owned, in the aggregate, less than 1% of the aggregate amount of outstanding shares of Sompo Japan’s common stock and none of the Sompo Japan individuals listed above owned any shares of Nipponkoa’s common stock.

Sompo Japan offers stock purchase plans to its directors, executive officers, corporate auditors and employees (excluding part-time employees), pursuant to which a plan administrator makes open market purchases of Sompo Japan shares of common stock for the accounts of participants on a monthly basis. Such purchases are made out of amounts deducted from each director’s, executive officer’s, corporate auditor’s, or employee’s salary. As of October 31, 2009 the Employee Stock Purchase Association held a total of 22,442,205 shares of Sompo Japan’s common stock and the Director/Executive Officer/Corporate Auditor Stock Purchase Association held a total of 86,616 shares.

From Nipponkoa

Name	Date of Birth	Proposed Position at Holdings	Number of Nipponkoa Shares as of October 31, 2009
Makoto Hyodo	January 25, 1945	Chairman and co-CEO	49,000
Yasuhide Fujii	December 10, 1951	Director	36,150
Yuichi Yamaguchi	April 8, 1952	Director	18,000
Atau Kadokawa	June 28, 1947	Corporate Auditor	104,050

There are no family relationships between any two of the individuals listed above.

Makoto Hyodo was appointed as the Representative Director and Executive Deputy President of NIPPONKOA Insurance Company, Ltd. in June 2005. He became the President and Chief Executive Officer of NIPPONKOA Insurance Company, Ltd. in April 2007.

Yasuhide Fujii was appointed as a Managing Executive Officer of NIPPONKOA Insurance Company, Ltd. in April 2006. He became a Director and Managing Executive Officer of NIPPONKOA Insurance Company, Ltd. in June 2007.

Yuichi Yamaguchi became a Managing Executive Officer of NIPPONKOA Insurance Company, Ltd. in June 2008. He was appointed as a Director and Managing Executive Officer of NIPPONKOA Insurance Company, Ltd. in June 2009.

Atau Kadokawa was appointed as Representative Director and Executive Deputy President of NIPPONKOA Insurance Company, Ltd. in April 2007. He became a Corporate Auditor of NIPPONKOA Insurance Company, Ltd. in June 2009.

The following table shows information about stock options granted to the Nipponkoa individuals listed above on Nipponkoa’s shares:

(as of October 31, 2009)

Date of Grant	Number of Stock Options (Number of Shares under Stock Options)*	Exercise Price	Exercise Period	Number of Stock Options (Number of Shares under Stock Options) held by the Nipponkoa individuals listed above
March 15, 2005	236 (236,000 shares)	1	From March 16, 2006 to June 29, 2024	30 (30,000 shares)
March 15, 2006	255 (255,000 shares)	1	From March 16, 2007 to June 29, 2025	44 (44,000 shares)
March 27, 2007	131 (131,000 shares)	1	From March 28, 2007 to March 27, 2027	31 (31,000 shares)
March 17, 2008	144 (144,000 shares)	1	From March 18, 2008 to March 17, 2028	39 (39,000 shares)
March 16, 2009	289 (289,000 shares)	1	From March 17, 2009 to March 16, 2029	64 (64,000 shares)
October 7, 2009	408 (408,000 shares)	1	From October 8, 2009 to October 7, 2029	79 (79,000 shares)

The aggregate compensation, including bonuses but excluding the stock options described above, paid by Nipponkoa to (i) those of its directors and corporate auditor listed above and (ii) Mr. Sumitaka Fujita, described in “—Additional Outside Directors and Corporate Auditors” below, who served as an outside corporate auditor at Nipponkoa, during the year ended March 31, 2009 was ¥125,180,000. The total amount set aside or accrued by Nipponkoa to provide pension, retirement or similar benefits to the foregoing individuals during the year ended March 31, 2009 was ¥18,551,854. No stock option has ever been granted to Mr. Sumitaka Fujita.

As of October 31, 2009, the Nipponkoa individuals listed above owned, in the aggregate, less than 1% of the aggregate amount of outstanding shares of Nipponkoa’s common stock and none of the Nipponkoa individuals listed above owned any shares of Sompo Japan’s common stock.

Nipponkoa’s directors, executive officers, corporate auditors and employees (excluding part-time employees) are eligible to participate in stock purchase plans, pursuant to which a plan administrator makes open market purchases of common stock for the accounts of participants on a monthly basis. Such purchases are made out of amounts deducted from each director’s, executive officer’s, corporate auditor’s or employee’s salary. As of October 31, 2009, the Employee Stock Purchase Association held a total of 11,726,067 shares of Nipponkoa’s common stock and the Director/Executive Officer/Corporate Auditor Stock Purchase Association held a total of 87,558 shares.

Additional Outside Directors and Corporate Auditors

Name	Date of Birth	Proposed Position at Holdings	Number of Sompo Japan or Nipponkoa Shares as of October 31, 2009
Akira Genma	August 1, 1934	Director	0
Tsunehisa Katsumata	March 29, 1940	Director	0
Seiichi Asaka	December 24, 1942	Director	0
Sumitaka Fujita	December 24, 1942	Director	0
Yoshiharu Kawabata	December 6, 1945	Director	0
George Olcott	May 7, 1955	Director	0
Koichi Masuda	January 23, 1944	Corporate Auditor	0
Makiko Yasuda	March 10, 1944	Corporate Auditor	0
Motoyoshi Nishikawa	January 1, 1945	Corporate Auditor	0

There are no family relationships between any two of the individuals listed above.

Akira Genma has been a Senior Advisor of Shiseido Company, Limited since June 2003 after serving as Representative Director and President as well as the Representative Director and Chairman of Shiseido Company, Limited. He is also currently serving as outside Director of KONAMI CORPORATION and Kirin Holdings Company, Limited.

Tsunehisa Katsumata has been the Representative Director and Chairman of Tokyo Electric Power Company, Incorporated since June 2008, after serving as President of Tokyo Electric Power Company, Incorporated. He is also currently serving as outside Director of KDDI CORPORATION.

Seiichi Asaka became the President and Chief Executive Officer of NSK Ltd. in June 2002. He has been the Chairman of NSK Ltd. since June 2009.

Sumitaka Fujita has been a Special Advisor of ITOCHU Corporation since June 2008. He is also currently serving as outside Corporate Auditor of NIPPONKOA Insurance Company, Ltd. as well as outside Director of Orient Corporation, Furukawa Electric Co., Ltd. and Nippon Sheet Glass Company, Limited.

Yoshiharu Kawabata became an attorney admitted to the Japanese Bar in 1970 and established Kasumigaseki-Sogo Law Offices in 1980. He is also currently serving as Professor of Omiya Law School as well as the Chairman of the Nominating and Compensation Committee of Sompo Japan Insurance Inc.

George Olcott has been a senior fellow of Cambridge Judge Business School since March 2008. He is also currently serving as outside Director of Nippon Sheet Glass Company, Limited.

Koichi Masuda has been the Chairman and President of the Japanese Institute of Certified Public Accountants since July 2007.

Makiko Yasuda became an attorney admitted to the Japanese Bar in 1973 and established Yasuda Law and Patent Office in 1980. She is currently also serving as outside Corporate Auditor of Shinsei Trust & Banking Co., Ltd.

Motoyoshi Nishikawa has been an Advisor of NIPPON STEEL CORPORATION since July 2007, after serving as Managing Director of NIPPON STEEL CORPORATION. He is also currently serving as Corporate Auditor of NITTETSU-ELEX Co., Ltd. as well as Chairman of the Business Audit and Compliance Committee of Sompo Japan Insurance Inc.

As of October 31, 2009, none of these additional outside directors and corporate auditors held any stock options issued by either Sompo Japan or Nipponkoa, and none of such individuals received any compensation from Sompo Japan or Nipponkoa during the year ended March 31, 2009, except for Messrs. Yoshiharu Kawabata and Motoyoshi Nishikawa as described in “—From Sompo Japan” above and Mr. Sumitaka Fujita as described in “—From Nipponkoa” above.

Related Party Transactions

Masatoshi Sato serves and has served in Sompo Japan’s preceding three fiscal years as the Associate Director of Sompo Japan Fine Art Foundation, Sompo Japan Foundation, and Sompo Japan Environment Foundation. Sompo Japan makes donations to these foundations with a purpose to support such foundations’ research and other activities. In the fiscal years ended March 31, 2007, March 31, 2008, and March 31, 2009, Sompo Japan donated ¥76 million, ¥76 million, and ¥76 million, respectively, to Sompo Japan Fine Art Foundation; ¥72 million, ¥75 million, and ¥75 million, respectively, to Sompo Japan Foundation; and ¥45 million, ¥50 million, and ¥50 million, respectively, to Sompo Japan Environment Foundation. In the fiscal year ending March 31, 2010, Sompo Japan plans to donate ¥76 million to Sompo Japan Fine Art Foundation, ¥71 million to Sompo Japan Foundation, and ¥47 million to Sompo Japan Environment Foundation.

Since April 1, 2009, Makoto Hyodo has been the President of NIPPONKOA Welfare Foundation, to which Nipponkoa makes donations with a purpose of supporting the foundation’s research and other activities. In the fiscal year ending March 31, 2010, Nipponkoa plans to donate approximately ¥29 million to NIPPONKOA Welfare Foundation.

Except as described above, there is no applicable related party transaction with respect to the above listed individuals who are expected to serve in general capacities indicated for Holdings.

MAJOR SHAREHOLDERS

Any person who becomes, beneficially and solely or jointly, a holder of more than 5% of the total issued shares of a company listed on any Japanese stock exchange or whose shares are traded on the Japanese over-the-counter market, as calculated pursuant to the Financial Instruments and Exchange Law of Japan, must, in general, file with the Regional Finance Bureau having jurisdiction within five business days a report concerning such shareholding.

Sompo Japan

As of October 31, 2009, 987,733,424 shares of Sompo Japan common stock were issued, of which 984,622,243 were outstanding. To Sompo Japan’s knowledge, as of October 31, 2009, the following persons held more than 5% of its outstanding common stock. The information in this table is based upon Sompo Japan’s register of shareholders:

Name	Number of Sompo Japan Shares Owned as of October 31, 2009 (thousands of shares)	Percentage of Sompo Japan Shares Outstanding as of October 31, 2009(1)
Japan Trustee Services Bank, Ltd. (Trust account)	55,273	5.61%
The Master Trust Bank of Japan, Ltd. (Trust account)	53,591	5.44%

Note

(1)	Percentage of the number of shares owned to the total number of shares outstanding.

Any person who becomes, beneficially and solely or jointly, a holder of more than 5% of the total issued shares of a company listed on any Japanese stock exchange must file with the relevant Local Finance Bureau a report concerning such shareholding (a “Substantial Shareholding Report”). A similar report must also be made in respect of any subsequent increase or decrease of 1% or more in any such holding ratio or any change in material matters set out in any previously filed reports. See “Regulation—Reporting of Substantial Shareholdings”. Sompo Japan is aware that Mizuho Corporate Bank, Ltd. made such a filing (a revised filing) on October 22, 2009, stating that the bank and its three affiliate holders owned a total of 54,865 thousand shares of Sompo Japan’s common stock as of October 15, 2009, representing 5.55% of Sompo Japan’s issued common stock. Sompo Japan is also aware that Southeastern Asset Management Inc. filed a Substantial Shareholding Report (a revised filing) on March 16, 2009, stating that it owned 74,807 thousand shares of Sompo Japan’s common stock as of March 13, 2009, representing 7.57% of Sompo Japan’s issued common stock.

None of the shares of Sompo Japan’s common stock entitles the holder to any preferential voting rights.

To Sompo Japan’s knowledge, it is not, directly or indirectly, owned or controlled by any other corporation or by any government or by any other natural or legal persons severally or jointly, and it knows of no arrangements the operation of which may at a later time result in a change of its control.

Nipponkoa

As of October 31, 2009, 816,743,118 shares of Nipponkoa’s common stock were issued, of which 752,542,278 were outstanding. To Nipponkoa’s knowledge, as of October 31, 2009, the following persons held more than 5% of its outstanding common stock. The information in this table is based upon Nipponkoa’s register of shareholders:

Name	Number of Nipponkoa Shares Owned as of October 31, 2009 (thousands of shares)	Percentage of Outstanding Nipponkoa Shares Owned as of October 31, 2009(1)
Longleaf Partners Fund	63,701	8.46%
State Street Bank and Trust Company	51,869	6.89%

Note

(1)	Percentage of the number of shares owned to the total number of shares outstanding.
(2)	Aside from the share ownership as indicated in the table above, as of October 31, 2009, Nipponkoa owns 64,200 thousand shares of its own common stock as treasury shares, representing 7.86% of Nipponkoa’s issued common stock.

Nipponkoa is aware that Mitsubishi UFJ Financial Group filed a Substantial Shareholding Report on September 30, 2008, stating that The Bank of Tokyo-Mitsubishi UFJ, Ltd. and its three affiliate holders owned a total of 43,027 thousand shares of Nipponkoa’s common stock as of September 22, 2008, representing 5.27% of Nipponkoa’s issued common stock. Nipponkoa is also aware that Southeastern Asset Management Inc. filed a Substantial Shareholding Report (a revised filing) on April 2, 2009, stating that it owned 140,429 thousand shares of Nipponkoa’s common stock as of March 26, 2009, representing 17.19% of Nipponkoa’s issued common stock.

None of the shares of Nipponkoa’s common stock entitles the holder to any preferential voting rights.

To Nipponkoa’s knowledge, it is not, directly or indirectly, owned or controlled by any other corporation or by any government or by any other natural or legal persons severally or jointly, and it knows of no arrangements the operation of which may at a later time result in a change of its control.

Holdings

Based on the above information, if the record ownership by the shareholders listed in the tables above remained unchanged through the date of the Share Exchange, there would be no shareholder of record that would hold 5% or more of Holdings’ outstanding common stock immediately after the Share Exchange.

DESCRIPTION OF HOLDINGS COMMON STOCK

The following information relates to the shares of Holdings’ common stock, including summaries of certain provisions of Holdings’ Articles of Incorporation, Share Handling Regulations and of the Corporation Law of Japan (the “Corporation Law”) relating to joint stock corporations (known in Japanese as kabushiki kaisha) and of certain relevant regulations under the Insurance Business Law.

General

The authorized share capital of Holdings will be as provided in its Articles of Incorporation, of which such number of shares as to be determined will be issued. On January 5, 2009 a new central clearing system of listed shares of Japanese companies was established pursuant to the Law Concerning Book-entry Transfer of Corporate Bonds, Shares and Other Securities (“Book-Entry Transfer Law”), and the shares of all Japanese companies listed on any Japanese stock exchange have become subject to this new system. On the same date, all share certificates of companies then listed in Japan became null and void on the effective date.
At present, the Japan Securities Depository Center, Inc. (“JASDEC”) is the sole institution that is designated by the relevant authorities as a book-entry transfer institution which is permitted to engage in the clearing operations of listed shares of Japanese companies under the Book-Entry Transfer Law. Under the new clearing system, in order for any person to hold, sell or otherwise dispose of listed shares of Japanese companies, such person must have an account at an account management institution unless such person has an account directly at JASDEC. “Account management institutions” are, in general, financial instruments firms engaged in type 1 financial instruments business (i.e., securities brokers/dealers), banks, trust companies and certain other financial institutions which meet the requirements prescribed by the Book-Entry Transfer Law.

Under the Book-Entry Transfer Law, any transfer of listed shares is effected through book entry, and title to the shares passes to the transferee at the time when the number of the shares to be transferred is, by an application for book-entry transfer, recorded in the transferee’s account at an account management institution. The holder of an account at an account management institution is presumed to be the legal owner of the shares recorded in such account.

Under the Corporation Law and the Book-Entry Transfer Law, in order to assert shareholders’ rights against Holdings, a shareholder’s name and address must be registered in Holdings’ register of shareholders, except in limited circumstances. Under the new clearing system, such registration is made upon Holdings’ receipt of necessary information from JASDEC. Non-resident shareholders are required to appoint a standing proxy in Japan or provide a mailing address in Japan. Each non-resident shareholder must give notice of a standing proxy or a mailing address to the relevant account managing institution. That notice will be forwarded to Holdings through JASDEC. Japanese securities companies and commercial banks customarily act as standing proxies and provide related services for standard fees. Notices from us to non-resident shareholders are delivered to such standing proxies or mailing addresses.

Holdings’ transfer agent is expected to be Daiko Clearing Services Corporation.

Dividends

General

Under the Corporation Law, distribution of cash or other assets by a joint stock corporation to its shareholders, including dividends, takes the form of distribution of Surplus (as defined in “Restriction on Distribution of Surplus” below). Under the Corporation Law, a joint stock corporation may distribute dividends in cash and/or in kind any number of times per fiscal year, subject to certain limitations described in “Restriction on Distribution of Surplus” below.

Under the Corporation Law and the Articles of Incorporation, Holdings may, (a) following shareholders’ approval, make distribution of year-end dividends to shareholders of record as of March 31 in each year, (b) by resolution of board of directors, make interim dividend payments in cash to shareholders of record as of September 30 in each year, and (c) following shareholders’ approval, make distribution of Surplus to shareholders of record date to be set for such distribution from time to time. Under its Articles of Incorporation, Holdings is not obligated to pay any dividends in cash unclaimed for a period of three years after the date on which they first become payable.

Distributions of Surplus may be made in cash or in kind in proportion to the number of shares held by each shareholder. A resolution of the general meeting of shareholders or board of directors authorizing a distribution of Surplus must specify the form and aggregate book value of the assets to be distributed, the manner of allotment of such assets to shareholders, and the effective date of the distribution. If a distribution of Surplus is to be made in kind, Holdings may grant a right to shareholders to require Holdings to make such distribution in cash instead of in kind, pursuant to a resolution of a general meeting of shareholders. If no such right is granted to shareholders, the relevant distribution of Surplus must be approved by a special resolution of a general meeting of shareholders.

Restriction on Distribution of Surplus

Under the Corporation Law, in making a distribution of Surplus, Holdings must set aside in its additional paid-in capital and/or legal reserve an amount equal to one-tenth of the amount of Surplus so distributed, until the sum of its additional paid-in capital and legal reserve reaches one-quarter of its stated capital.

The amount of Surplus at any given time must be calculated in accordance with the following formula:

A + B + C + D - (E + F + G)

In the above formula:

“A” = the total amount of other capital surplus and other retained earnings, each such amount being that appearing on Holdings’ non-consolidated balance sheet as of the end of the last fiscal year

“B” = (if Holdings has disposed of its treasury stock after the end of the last fiscal year) the amount of the consideration for such treasury stock received by it less the book value thereof

“C” = (if Holdings has reduced its stated capital after the end of the last fiscal year) the amount of such reduction less the portion thereof that has been transferred to additional paid-in capital or legal reserve (if any)

“D” = (if Holdings has reduced its additional paid-in capital or legal reserve after the end of the last fiscal year) the amount of such reduction less the portion thereof that has been transferred to stated capital (if any)

“E” = (if Holdings has cancelled its treasury stock after the end of the last fiscal year) the book value of such treasury stock

“F” = (if Holdings has distributed Surplus to its shareholders after the end of the last fiscal year) the total book value of the Surplus so distributed

“G” = certain other amounts set forth in an ordinance of the Ministry of Justice

The aggregate book value of Surplus distributed by Holdings may not exceed a prescribed distributable amount (the “Distributable Amount”), as calculated on the effective date of such distribution. The Distributable Amount at any given time shall be the amount of Surplus less the aggregate of (a) the book value of Holdings’ treasury stock, (b) the amount of consideration for any of Holdings’ treasury stock disposed of by it after the end of the last fiscal year and (c) certain other amounts set forth in an ordinance of the Ministry of Justice.

If Holdings has become at its option a company with respect to which its consolidated balance sheet should also be considered in the calculation of the Distributable Amount (renketsu haito kisei tekiyo kaisha), Holdings shall further deduct from the amount of Surplus the excess amount, if any, of (x) the total amount of the shareholders’ equity appearing on its non-consolidated balance sheet as of the end of the last fiscal year and certain other amounts set forth by an ordinance of the Ministry of Justice over (y) the total amount of the shareholders’ equity and certain other amounts set forth by an ordinance of the Ministry of Justice appearing on Holdings’ consolidated balance sheet as of the end of the last fiscal year.

If Holdings has prepared interim financial statements as described below, and if such interim financial statements have been approved by the board of directors or, if so required by the Corporation Law, by a general meeting of shareholders, then the Distributable Amount must be adjusted to take into account the amount of profit or loss, and the amount of consideration for any of Holdings’ treasury stock disposed of by Holdings, during the period in respect of which such interim financial statements have been prepared. Holdings may prepare non-consolidated interim financial statements consisting of a balance sheet as of any date subsequent to the end of the last fiscal year and an income statement for the period from the first day of the current fiscal year to the date of such balance sheet. Interim financial statements so prepared by Holdings must be audited by its corporate auditors and/or outside accounting auditor, as required by an ordinance of the Ministry of Justice.

For information as to Japanese taxes on dividends, see “Taxation—Japanese Taxation”.

Stock Splits

Holdings may at any time split shares into a greater number of shares by the resolution of the board of directors. A company that conducts a stock split is required by the Corporation Law to give public notice (i) providing a description of the stock split and (ii) announcing that shareholders recorded in the shareholder register as of the date specified by the company are entitled to the shares resulting from the stock split, no later than two weeks prior to such specified date.

For information as to the treatment under Japanese tax law of a stock split, see “Taxation—Japanese Taxation”.

Unit Share System

Holdings will adopt a “unit share system”. Holdings’ Articles of Incorporation provide that 1,000 shares of its common stock constitute one “unit” of shares. The board of directors is permitted to reduce the number of shares constituting one unit or abolish the unit share system without approval by shareholders. The number of shares constituting a unit may not exceed one thousand (1,000) under the Corporation Law.

A holder of shares of Holdings’ common stock constituting less than one unit will at any time be able to request us to purchase those shares. In addition, a holder of shares of our common stock constituting less than one unit will be able to request us to sell to it the number of shares necessary to raise its share ownership to a whole unit, provided that we will be obliged to comply with such request only when we own a sufficient number of shares to accommodate such request. Under the clearing system operated by JASDEC, such request must be made through the account management institution where the shareholder has opened its account.

A holder of less than one unit of shares has no voting right. Under the new clearing system, shares constituting less than one unit are transferable. Under the rules of the Japanese stock exchanges, however, shares constituting less than one unit do not comprise a trading unit, except in limited circumstances, and accordingly may not be sold on the Japanese stock exchanges.

Holdings’ Articles of Incorporation provide that a holder of shares constituting less than one unit does not have any other rights of a shareholder in respect of those shares, other than those provided by the Articles of Incorporation including the following rights:

•	to receive dividends;

•	to receive cash or other assets in case of consolidation or stock split, share exchange or share transfer or corporate merger;

•	to be allotted rights to subscribe for free for new shares and stock acquisition rights when such rights are granted to shareholders; and

•	to participate in any distribution of surplus assets upon liquidation.

Voting Rights

A holder of shares constituting one or more whole units is generally entitled to one voting right per unit of shares. Except as otherwise provided by law or by the Articles of Incorporation, a resolution can be adopted at a general meeting of shareholders by a majority of the number of voting rights of the shareholders represented at the meeting. The Corporation Law and Holdings’ Articles of Incorporation provide, however, that the quorum for the election of directors and corporate auditors shall not be less than one-third of the total number of voting rights of the shareholders who are entitled to exercise their voting rights. Holdings’ shareholders are not entitled to cumulative voting in the election of directors. Holdings or a corporate or certain other entity of which more than one-quarter of the total voting rights are directly or indirectly owned by Holdings may not exercise its voting rights with respect to shares of Holdings’ common stock that it owns. Shareholders may exercise their voting rights through proxies, provided that the proxies are also shareholders holding voting rights. Holdings’ shareholders, in general, also may cast their votes in writing. Shareholders may also exercise their voting rights by electronic means when the Board of Directors decides to permit such method of exercising voting rights.

The Corporation Law provides that certain important matters shall be approved by a “special resolution” of a general meeting of shareholders. Under Holdings’ Articles of Incorporation, a quorum for a special resolution is one-third of the total number of the voting rights of shareholders who are entitled to exercise their voting rights, and a special resolution requires an affirmative vote of at least two-thirds of the voting rights of the shareholders represented at the meeting. Such important matters include:

•	any purchase of Holdings’ own shares from a particular shareholder other than its subsidiary;

•	a consolidation of shares;

•

any issuance of new shares or transfer of existing shares held by Holdings as treasury stock at an “especially favorable” price or any issuance of stock acquisition rights at an “especially favorable” condition to any persons other than shareholders;

•

a reduction of the liability of a director, a corporate auditor or an independent auditor caused by his or her failure to perform an obligation without intent or gross negligence, subject to certain exceptions;

•	a reduction of stated capital, subject to certain exceptions;

•	a distribution of Surplus in kind without granting shareholders the right to request payment in cash instead;

•	any amendment to the Articles of Incorporation, subject to certain exceptions;

•	the transfer of the whole or an important part of the business, subject to certain exceptions;

•	the taking over of the whole of the business of another corporation, subject to certain exceptions;

•	a dissolution, merger or consolidation, subject to certain exceptions;

•	a corporate split, subject to certain exceptions; or

•	a share exchange or share transfer for the purpose of establishing a 100% parent-subsidiary relationship, subject to certain exceptions.

General Meeting of Shareholders

The ordinary general meeting of shareholders of Holdings will be normally held in June in each year in Tokyo, Japan. In addition, Holdings may hold an extraordinary general meeting of shareholders whenever necessary by giving notice of convocation thereof at least two weeks prior to the date set for the meeting.

Notice of convocation of a shareholders’ meeting setting forth the place, time and purpose thereof, must be mailed to each shareholder having voting rights (or, in the case of a non-resident shareholder, to his or her standing proxy or mailing address in Japan) at least two weeks prior to the date set for the meeting. Under the Corporation Law, such notice may be given to shareholders by electronic means, subject to the consent by the relevant shareholders. The record date for an ordinary general meeting of shareholders is March 31 of each year.

Any shareholder or group of shareholders holding at least three percent of the total number of voting rights for a period of six months or more may demand the convocation of a general meeting of shareholders. Unless such shareholders’ meeting is convened without delay or a convocation notice of a meeting which is to be held not later than eight weeks from the day of such demand is dispatched, the demanding shareholder may, upon obtaining a court approval, convene such shareholders’ meeting.

Any shareholder or group of shareholders holding at least 300 voting rights or one percent of the total number of voting rights for a period of six months or more may demand that a particular matter be added to the agenda of a general meeting of shareholders at least eight weeks prior to the date set for such meeting.

Liquidation Rights

In the event of the liquidation of Holdings, the assets remaining after payment of all taxes, liquidation expenses and debts will be distributed among the shareholders in proportion to the respective number of shares which they hold.

Issue of Additional Shares of Common Stock and Pre-emptive Rights

Holders of shares of Holdings’ common stock have no pre-emptive rights under its Articles of Incorporation. Authorized but unissued shares may be issued at such times and upon such terms as the Board of Directors determines, subject to the limitations as to the offering of new shares at a “specially favorable” price mentioned under “Voting rights” above. Holdings’ Board of Directors may, however, determine that shareholders shall be given subscription rights regarding a particular issue of new shares, in which case such rights must be given on uniform terms to all shareholders as at a record date of which not less than two weeks’ prior public notice must be given. Each of the shareholders to whom such rights are given must also be given notice of the expiry thereof at least two weeks prior to the date on which such rights expire.

Stock Acquisition Rights

Holdings may issue stock acquisition rights by a resolution of the board of directors, except for issuances at an “especially favorable” conditions, for which a special resolution of a shareholders’ meeting is required. Holders of stock acquisition rights may exercise their rights to acquire a certain number of shares within the exercise period upon payment of the applicable exercise price as set forth in the terms of such stock acquisition rights. Upon exercise of stock acquisition rights, Holdings will be obliged either to issue the required number of new shares or, alternatively, to transfer the necessary number of shares from treasury stock held by it.

Report to Shareholders

Holdings will furnish to its shareholders notices of shareholders’ meetings (including statutory business report), annual and semi-annual business reports, including financial statements, and notices of resolutions adopted at the shareholders’ meetings, all of which are in Japanese.

Record Date

March 31 is the record date for Holdings’ year-end dividends. The shareholders who are registered as the holders of one unit of shares or more in Holdings’ registers of shareholders at the end of each March 31 are also entitled to exercise shareholders’ rights at the ordinary general meeting of shareholders with respect to the fiscal year ending on such March 31. In addition, Holdings may set a record date for determining the shareholders entitled to other rights and for other purposes by giving at least two weeks’ prior public notice.

The price of shares generally goes ex-dividends or ex-rights on Japanese stock exchanges on the third business day prior to a record date (or if the record date is not a business day, the fourth business day prior thereto), for the purpose of dividends or rights offerings.

Repurchase by Holdings of Shares

Holdings may acquire its own shares of common stock:

(i)	by purchase on any stock exchange on which its shares are listed or by way of a tender offer under the Financial Instruments and Exchange Law of Japan, pursuant to a resolution of the board of directors as provided in its Articles of Incorporation;

(ii)	by purchase from a specific party other than any of its subsidiaries, pursuant to a special resolution of a general meeting of shareholders; and

(iii)	by purchase from any of its subsidiaries, pursuant to a resolution of the board of directors.

In the case of (ii) above, any other shareholder may demand that such other shareholder be included as a seller in the proposed purchase, unless the purchase price will not exceed the last trading price of the shares on the relevant stock exchange on the day immediately preceding the date on which the resolution mentioned in (ii) above was adopted.

In general, the total acquisition price of the shares to be purchased by Holdings may not exceed the Distributable Amount. See “Dividends” above for further details regarding this amount.

Shares acquired by Holdings may be held as treasury stock for any period or cancelled by a resolution of the board of directors. Holdings may also transfer the shares held by it to any person, subject to a resolution of the board of directors and other requirements similar to those applicable to the issuance of new shares.

TAXATION

Japanese Taxation

The following is a summary of the principal Japanese tax consequences (limited to national taxes) of the Share Exchange and the ownership of Holdings’ shares to non-resident holders who hold shares of Sompo Japan’s common stock or Nipponkoa’s common stock and ultimately of Holdings’ common stock on the assumption that the shares of Holdings will be listed on stock exchanges as scheduled. A “non-resident holder” means a holder of shares of Sompo Japan’s common stock or Nipponkoa’s common stock or Holdings’ common stock, as the case may be, who holds such shares as portfolio investments, and who is a non-resident individual of Japan or a non-Japanese corporation without a permanent establishment in Japan.

The statements regarding Japanese tax laws set forth below are based on the laws in force and double taxation conventions applicable as of the date hereof which are subject to change, possibly on a retroactive basis. This summary is not exhaustive of all possible tax considerations which may apply to a particular non-resident holder and potential non-resident holders are advised to satisfy themselves as to the overall tax consequences of the acquisition, ownership and disposition of Holdings’ shares, including specifically the tax consequences under Japanese law, the laws of the jurisdiction of which they are residents, and any tax treaty between Japan and their country of residence, by consulting their own tax advisors.

Exchange of Sompo Japan’s Shares or Nipponkoa’s Shares for Holdings’ Shares under the Share Exchange

Under the terms of the Share Exchange, shares of Sompo Japan’s common stock or Nipponkoa’s common stock will be exchanged solely for shares of Holdings’ common stock, and no cash or other property other than shares of Holdings’ common stock will be distributed to holders of shares of Sompo Japan’s common stock or Nipponkoa’s common stock, except only that some shareholders may receive cash (i) in lieu of fractional shares of Holdings’ common stock where such fractional shares arise due to the exchange ratio in the Share Exchange or (ii) as a result of their exercise of dissenters’ rights under the Corporation Law of Japan.

On the basis of the foregoing, in the opinion of Nagashima Ohno & Tsunematsu, Japanese counsel to Sompo Japan on Japanese tax matters, and Mori Hamada & Matsumoto, Japanese counsel to Nipponkoa on Japanese tax matters, subject to certain limited exceptions set forth below, the Share Exchange is expected to be a tax-free transaction for Japanese tax purposes with respect to holders of shares of Sompo Japan’s common stock or Nipponkoa’s common stock. As such, except as described in the following paragraphs, as long as non-resident holders of shares of Sompo Japan’s common stock or Nipponkoa’s common stock receive only shares of Holdings’ common stock in exchange for their Sompo Japan’s or Nipponkoa’s shares upon the Share Exchange, such non-resident holders will not recognize any gains or losses for Japanese tax purposes at the time of the Share Exchange.

If holders of shares of Sompo Japan’s common stock or Nipponkoa’s common stock receive any cash in lieu of fractional shares of Holdings’ common stock, such cash is deemed to be sale proceeds for such fractional shares and, consequently, such shareholders are deemed to have sold for cash their Sompo Japan’s or Nipponkoa’s shares that would otherwise have been exchanged for such fractional shares of Holdings’ common stock. However, non-resident holders of shares of Sompo Japan’s common stock or Nipponkoa’s common stock are generally not subject to Japanese taxation with respect to gains derived from the sale of their shares outside Japan. A U.S. holder (as defined below) that is eligible to enjoy benefits under the Tax Convention (as defined below) is generally exempt from Japanese taxation on such gains, if any.

If holders of shares of Sompo Japan’s common stock or Nipponkoa’s common stock receive cash payments of the sale price from Sompo Japan or Nipponkoa, as the case may be, as a result of their exercise of dissenters’ rights under the Corporation Law (see “The Share Exchange—Dissenters’ Rights”), the portion of such sale price in excess of the amount corresponding to a pro rata portion of return of capital as determined under Japanese tax laws will be deemed dividends for Japanese tax purposes, and such deemed dividend portion, if any, will generally be subject to Japanese withholding tax. Non-resident holders who wish to exercise dissenters’ rights are urged to consult their own tax advisors with respect to the exact Japanese tax consequences of their exercise of dissenters’ rights.

Tax Consequences of Owning Holdings’ Shares

Generally, a non-resident holder will be subject to Japanese withholding tax on dividends (which in this section means distributions from retained earnings) paid by Holdings. As described in more detail below, the rate of Japanese withholding tax applicable to dividends paid by Holdings to non-resident holders is 7% in general for dividends to be paid on or before December 31, 2011 pursuant to Japanese tax law. After such date, the maximum withholding tax rate under the Tax Convention (as defined below), which is generally set at 10% of the gross amount distributed, shall be applicable to U.S. holders (as defined below) who are eligible to enjoy benefits under the Tax Convention (as defined below).

In the absence of any applicable tax treaty, convention or agreement reducing the maximum rate of withholding tax, or allowing exemption from Japanese withholding tax, the rate of Japanese withholding tax applicable to dividends paid by Holdings to non-resident holders is 20%. However, with respect to dividends paid on listed shares issued by a Japanese corporation (such as shares of Holdings following the listing on stock exchanges as scheduled) to non-resident holders, except for any individual shareholder who holds 5% or more of the total number of shares issued by the relevant Japanese corporation, the aforementioned 20% withholding tax rate is reduced to (i) 7% for dividends to be paid on or before December 31, 2011 and (ii) 15% for dividends to be paid on or after January 1, 2012.

Under the Convention between the Government of the United States of America and Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the “Tax Convention”), the above-mentioned withholding tax rate is reduced to 10% for U.S. holders (as defined below) who are eligible to enjoy benefits under the Tax Convention. The withholding tax rate is further reduced to 5% if the recipient is a U.S. holder (as defined below) who is eligible to enjoy benefits under the Tax Convention and is a corporation owning, directly or indirectly, on the date on which entitlement to the dividends is determined, 10% or more of the voting shares of the relevant Japanese corporation. Furthermore, dividends paid to pension funds which are a U.S. holder (as defined below) eligible to enjoy benefits under the Tax Convention are exempt from Japanese taxation by way of withholding or otherwise unless such dividends are derived from the carrying on of a business, directly or indirectly, by such pension funds.

Japanese tax law provides in general that any reduced maximum rate applicable under a tax treaty shall be available when such maximum rate is below the rate otherwise applicable under the Japanese tax law referred to above with respect to the dividends paid by Holdings. Non-resident holders who are entitled to a reduced rate of Japanese withholding tax, or exemption therefrom, on payments of dividends on the shares of Holdings are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax on Dividends (together with any other required forms and documents) in advance through the withholding agent to the relevant tax authority before the payment of dividends. A standing proxy for non-resident holders may provide this application service for the non-resident holders. Non-resident holders who are entitled, under any applicable tax treaty, to a reduced rate of Japanese withholding tax below the rate otherwise applicable under Japanese tax law, or exemption therefrom, but fail to submit the required application in advance will generally be entitled to claim a refund from the relevant Japanese tax authority of withholding taxes withheld in excess of the rate under an applicable tax treaty (if such non-resident holders are entitled to a reduced rate under the applicable tax treaty) or the full amount of tax withheld (if such non-resident holders are entitled to an exemption under the applicable tax treaty), by complying with a certain subsequent filing procedure. Holdings does not assume any responsibility to ensure withholding at the reduced treaty rate, or exemption therefrom, for shareholders who would be so eligible under an applicable tax treaty but do not follow the required procedures as stated above.

Stock splits without any cash payment or delivery of other assets are not subject to Japanese income taxation.

Gains derived from the sale or other disposition of shares of Holdings outside Japan by a non-resident holder are not, in general, subject to Japanese income or corporation taxes or other Japanese taxes. In addition, a U.S. holder (as defined below) that is eligible to enjoy benefits under the Tax Convention is generally exempt from Japanese taxation with respect to such gains.

If Holdings makes distributions other than dividends (i.e., distributions from sources other than retained earnings), the portion of such distributions in excess of the amount corresponding to a pro rata portion of return of capital as determined under Japanese tax laws will be deemed dividends for Japanese tax purposes, while the rest will be treated as return of capital for Japanese tax purposes. The deemed dividend portion, if any, will generally be subject to the same tax treatment as dividends as described above, and the return of capital portion will be treated as proceeds derived from the sale of shares and subject to the same tax treatment as sale of shares of Holdings as described above. Non-resident holders are urged to consult their own tax advisors with respect to the exact Japanese tax consequences of their receipt of such distributions.

Japanese inheritance and gift taxes, at progressive rates, may be payable by an individual who has acquired shares as legatee, heir or donee, even if none of the acquiring individual, the decedent and the donor is a Japanese resident.

United States Taxation

Material U.S. Federal Income Tax Consequences

The following is a summary of the anticipated material U.S. federal income tax consequences to U.S. holders (as defined below) of Sompo Japan shares or Nipponkoa shares of (1) the Share Exchange and (2) holding and disposing of Holdings shares received pursuant to the Share Exchange. The discussion in this section is the opinion of Sullivan & Cromwell LLP, special U.S. tax counsel to Sompo Japan and Nipponkoa, and is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder (“Treasury Regulations”), administrative rulings and judicial decisions, each as in effect as of the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. Any such change could alter the tax consequences described herein.

The following discussion is not binding on the Internal Revenue Service (“IRS”) or any court and there can be no assurance that the IRS will not take a contrary position or that any contrary position taken by the IRS will not be sustained by a court. No ruling from the IRS has been requested, or is expected to be obtained, regarding the U.S. federal income tax consequences described herein. This discussion assumes that a U.S. holder holds its Sompo Japan shares or Nipponkoa shares, as the case may be, and will hold any Holdings shares received in the Share Exchange, as a capital asset for U.S. federal income tax purposes.

This discussion is based on this prospectus and on representation letters provided by each of Sompo Japan and Nipponkoa as to certain factual matters relating to the Share Exchange and assumes (1) the absence of relevant changes in fact or law between the date of this prospectus and the date on which the Share Exchange is completed and (2) the accuracy and completeness of the representation letters of Sompo Japan and Nipponkoa on the date on which the Share Exchange is completed. If this prospectus, the representation letters or any of the assumptions relied upon is inaccurate, then the following discussion cannot be relied upon and the U.S. federal income tax consequences of the Share Exchange and of holding and disposing of Holdings shares may differ from those described herein.

For the purpose of this discussion, the term “U.S. holder” means a beneficial owner at the time of the Share Exchange of either Sompo Japan shares or Nipponkoa shares, or after the Share Exchange of Holdings shares, and that is, in either case, for U.S. federal income tax purposes, (1) a citizen or individual resident of the United States; (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the United States or any of its political subdivisions; (3) a trust that (a) is subject to the primary supervision of a court within the United States and the authority of one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, to control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or (4) an estate that is subject to U.S. federal income tax on its income regardless of its source. If you are not a U.S. holder, this discussion does not apply to you.

If an entity treated as a partnership for U.S. federal income tax purposes holds Sompo Japan shares or Nipponkoa shares at the time of the Share Exchange, or Holdings shares after the Share Exchange, the U.S. federal income tax treatment of such partnership and each partner will generally depend on the status and the activities of the partnership and the partner. Partnerships that hold Sompo Japan shares, Nipponkoa shares or Holdings shares and partners in such partnerships should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences applicable to them with respect to the Share Exchange and the holding and disposing of Holdings shares received pursuant to the Share Exchange.

This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular U.S. holder and, except where specifically indicated, does not address the U.S. federal income tax consequences that may be relevant to particular U.S. holders in light of their individual circumstances or to U.S. holders that are subject to special rules, including:

•	brokers or dealers in securities or currencies;

•	banks and other financial institutions;

•	individual retirement accounts and other tax-deferred accounts;

•	regulated investment companies, real estate investment trusts and other pass-through entities;

•	insurance companies;

•	tax-exempt entities;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	U.S. holders whose functional currency is not the U.S. dollar;

•

U.S. holders who hold their Sompo Japan shares or Nipponkoa shares, or will hold Holdings shares received in the Share Exchange, as part of a hedge, straddle, conversion transaction or other risk-reduction strategy;

•	U.S. holders who acquired their Sompo Japan shares or Nipponkoa shares pursuant to the exercise of an employee stock option or right or otherwise as compensation;

•	U.S. holders who are subject to the alternative minimum tax provisions of the Code;

•	U.S. holders who own or have owned, directly, indirectly or constructively, 10% or more (by vote) of Sompo Japan’s shares or Nipponkoa’s shares; and

•	U.S. holders who will own, directly, indirectly or constructively, 5% or more (by either vote or value) of Holdings shares following the Share Exchange.

This summary does not address the tax consequences of the Share Exchange under state, local or non-U.S. tax laws (including, without limitation, Japanese tax laws), or federal tax laws other than those pertaining to income tax.

U.S. holders should consult their own tax advisors to determine the particular tax consequences to them of the Share Exchange and of holding and disposing of Holdings shares received in the Share Exchange (including the application and effect of any state, local or non-U.S. and other tax laws).

The Share Exchange

Tax Consequences Generally. The U.S. federal income tax consequences to a U.S. holder with respect to the Share Exchange depend in part on whether the Share Exchange will qualify as a tax-free exchange under the Code. In the opinion of Sullivan & Cromwell LLP, the Share Exchange should qualify as a tax-free exchange under Section 351 of the Code. However, this conclusion is based on certain factual assumptions including that, immediately after the Share Exchange, at least 80% of Holdings’ shares will be held by former Sompo Japan shareholders and former Nipponkoa shareholders who participated in the Share Exchange. Sompo Japan and Nipponkoa believe that such factual assumptions, including the 80% assumption discussed in the previous sentence, will be satisfied. However, certain of these factual assumptions are not within Sompo Japan’s or Nipponkoa’s control. Sompo Japan and Nipponkoa plan to take the position that the Share Exchange qualifies as a tax-free exchange under Section 351 of the Code and the rest of this discussion so assumes. Subject to the passive foreign investment company (“PFIC”) rules (discussed below), the controlled foreign corporation (“CFC”) rules (discussed below) and the application of Section 1248 of the Code (discussed below), for U.S. federal income tax purposes:

•

a U.S. holder will not recognize any gain or loss upon the exchange of either Sompo Japan shares or Nipponkoa shares for Holdings shares pursuant to the Share Exchange, other than in respect of cash received in redemption of a fractional Holdings share;

•

a U.S. holder’s tax basis in the Holdings shares received pursuant to the Share Exchange will equal (1) the U.S. holder’s tax basis in its Sompo Japan shares or Nipponkoa shares surrendered in the Share Exchange reduced by (2) any tax basis that is properly allocable to any fractional Holdings share which is redeemed for cash;

•

a U.S. holder will recognize gain or loss on the redemption of a fractional Holdings share received in the Share Exchange equal to the difference between the amount of cash received in exchange of such fractional Holdings share and the portion of the U.S. holder’s tax basis in its Holdings shares that is properly allocable to such fractional Holdings share; and

•

a U.S. holder’s holding period in the Holdings shares received pursuant to the Share Exchange will include the holding period of the U.S. holder’s Sompo Japan shares or Nipponkoa shares, as the case may be, surrendered in the Share Exchange.

Notwithstanding the foregoing, although the Share Exchange should qualify as a tax-free exchange under Section 351 of the Code, Section 1248 of the Code generally will require that U.S. holders of Nipponkoa shares recognize taxable gain (but not loss) as a result of the Share Exchange. For a discussion of the application of Section 1248 of the Code to the Share Exchange, see below under “—The Share Exchange—Section 1248”.

For purposes of the above, if a U.S. holder owns both Sompo Japan shares and Nipponkoa shares, such U.S. holder will be treated as if it separately exchanged its Sompo Japan shares for Holdings shares and cash in redemption of fractional shares thereof and its Nipponkoa shares for Holdings shares and cash in redemption of fractional shares thereof. Additionally, a U.S. holder of Sompo Japan shares or Nipponkoa shares must calculate its basis and holding period in the Holdings shares it receives in the Share Exchange separately for each identified block of Sompo Japan shares or Nipponkoa shares exchanged (that is, Sompo Japan shares or Nipponkoa shares acquired at the same cost in a single transaction).

Subject to the discussion below relating to the potential application of Section 1248 of the Code or the PFIC rules, the gain or loss recognized by a U.S. holder on the redemption of a fractional Holdings share received in the Share Exchange will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in its Sompo Japan shares or Nipponkoa shares that were exchanged for such fractional Holdings share was greater than one year as of the date of the Share Exchange. Such gain or loss will be treated as derived from sources within the United States for U.S. federal income tax purposes. Deductions for capital losses are subject to significant limitations under the Code.

Dissenters’ Rights of Appraisal. A U.S. holder who exercises dissenters’ rights of appraisal, as discussed in “—The Share Exchange—Dissenters’ Rights”, with respect to its Sompo Japan shares or Nipponkoa shares, and receives cash as a result, will recognize gain or loss equal to the difference between the amount of cash received and such U.S. holder’s aggregate tax basis in its Sompo Japan shares or Nipponkoa shares, as the case may be. Such gain or loss will be treated as U.S. source income for U.S. federal income tax purposes. Subject to the discussion below under “—The Share Exchange—Passive Foreign Investment Company Rules” and under “—The Share Exchange—Section 1248”, such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in its Sompo Japan shares or Nipponkoa shares, as the case may be, is more than one year. For purposes of determining a U.S. holder’s foreign tax credit, such amounts would ordinarily be deemed to be income from sources within the United States. However, as discussed above under “Taxation—Japanese Taxation”, a portion of the amounts received by Sompo Japan shareholders or Nipponkoa shareholders who exercise their dissenters’ rights of appraisal may be treated as dividends for Japanese tax purposes and subject to Japanese withholding tax. Pursuant to the Convention Between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the “Tax Treaty”), if the deemed dividend is received by a U.S. holder that is eligible for the benefits of the Tax Treaty, then, for purposes of determining a U.S. holder’s foreign tax credit, such deemed dividend would generally be treated as arising from sources within Japan. U.S. holders who receive cash pursuant to the exercise of dissenters’ rights of appraisal should consult their own tax advisors concerning the proper U.S. federal income tax treatment of the receipt of such cash.

Section 1248. Section 1248 of the Code generally treats a U.S. holder’s gain from the sale or exchange of shares in a non-U.S. corporation as a dividend to the extent of the non-U.S. corporation’s earnings and profits attributable to such shares during the period the U.S. holder held the shares (with certain adjustments) but only if the U.S. holder was a “United States shareholder” (as defined in the next paragraph) at any time during the five-year period ending on the date of the disposition when the non-U.S. corporation was a CFC (as defined in the next paragraph). Furthermore, if a U.S. holder would be subject to Section 1248 of the Code with respect to a sale or exchange of its Sompo Japan shares or Nipponkoa shares before the Share Exchange but would not be subject to Section 1248 of the Code with respect to a sale or exchange of Holdings shares after the Share Exchange, such U.S. holder would be required to include in income, as a deemed dividend, an amount equal to the excess, if any, of (1) the sum of the cash and the fair market value of the Holdings shares received by such U.S. holder in the Share Exchange (including the fair market value of any fractional Holdings share deemed received) over (2) the U.S. holder’s tax basis in its Sompo Japan shares or Nipponkoa shares exchanged therefor, but only to the extent of the earnings and profits of Sompo Japan or Nipponkoa attributable to such Sompo Japan shares or Nipponkoa shares, respectively, during the period the U.S. holder held such shares (with certain adjustments).

For purposes of this section, any U.S. person who owns, directly or indirectly through non-U.S. persons, or is considered to own under applicable constructive ownership rules of the Code, 10% or more of the total combined voting power of either all of the outstanding Sompo Japan shares or all of the outstanding Nipponkoa shares will be considered to be a “United States shareholder” with respect to Sompo Japan or Nipponkoa, respectively. In general, a non-U.S. insurance company is treated as a CFC if “United States shareholders” collectively own, directly, indirectly or constructively, more than 25% of the total combined voting power or total value of its stock, a non-U.S. corporation that is not an insurance company is treated as a CFC if “United States shareholders” collectively own, directly, indirectly or constructively, more than 50% of the total combined voting power or total value of its stock. The constructive ownership rules applicable for these purposes are complex and may result in a person, such as a partnership, constructively owning shares directly, indirectly or constructively owned by its partners. Furthermore, a “United States shareholder” may, in certain circumstances, be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs.

Section 953(c)(7) of the Code generally provides that Section 1248 of the Code will also apply to the sale or exchange of shares in a non-U.S. corporation by a U.S. holder if the non-U.S. corporation would be taxed as an insurance company if it were a domestic corporation and such U.S. holder (regardless of whether such U.S. holder is a “United States shareholder”) held shares of the non-U.S. corporation at any time during the five-year period ending on the date of the disposition when the non-U.S. corporation was 25% or more owned by U.S. persons. Existing Treasury Regulations do not address whether Section 1248 of the Code and the requirement to file IRS Form 5471 would apply if the non-U.S. corporation is not a CFC but the non-U.S. corporation has a subsidiary that would be taxed as an insurance company if it were a domestic corporation and that is a CFC by reason of Section 953(c)(7) of the Code.

Nipponkoa expects that Section 1248 of the Code will apply to gain realized on the disposition of Nipponkoa shares pursuant to the Share Exchange because Nipponkoa believes (1) that U.S. persons currently own 25% or more of Nipponkoa’s outstanding shares, and so would be subject to Section 1248 of the Code on a disposition of Nipponkoa shares before the Share Exchange, but (2) that such U.S. holders would not be subject to Section 1248 of the Code on a disposition of Holdings shares after the Share Exchange. Moreover, because no cash will be distributed in the Share Exchange (other than cash received in redemption of a fractional Holdings share), a U.S. holder of Nipponkoa shares who participates in the Share Exchange will likely have to pay tax in respect of income that is not distributed currently, and may never be distributed. However, Section 1248 of the Code should not apply to gain recognized on the disposition of Sompo Japan shares pursuant to the Share Exchange because, to the best of Sompo Japan’s knowledge, U.S. persons do not currently own, and have not owned at any time within the last five years, 25% or more of Sompo Japan’s outstanding shares. Additionally, Section 1248 of the Code should not apply to the disposition of a fractional Holdings share deemed received in the Share Exchange because (1) Sompo Japan and Nipponkoa expect that less than 50% of the Holdings shares issued in the Share Exchange will be owned by U.S. persons and (2) Holdings will not be directly engaged in the insurance business and, under proposed Treasury Regulations, Section 953(c)(7) of the Code appears to be applicable only in the case of shares of corporations that are directly engaged in the insurance business. However, there can be no assurance that Section 1248 of the Code and the requirement to file IRS Form 5471 will not apply to (1) the disposition of Sompo Japan shares in the Share Exchange or (2) the disposition of a fractional Holdings share deemed received in the Share Exchange.

The rules described in this section are very complex. U.S. holders are urged to consult their own tax advisors as to the applicability of those rules to such U.S. holder’s particular situation.

Passive Foreign Investment Company Rules. As discussed below, Sompo Japan does not believe that it is or has been treated as a PFIC and Nipponkoa does not believe that it is or has been treated as a PFIC. Additionally, as discussed below under “—Holding and Disposing of Holdings Shares Received in the Share Exchange—Sale or Other Taxable Disposition of Holdings Shares”, neither Sompo Japan nor Nipponkoa expect that Holdings will be treated as a PFIC at the time of the Share Exchange or will become a PFIC in the foreseeable future. However, if Sompo Japan or Nipponkoa was classified as a PFIC for any taxable year during which a U.S. holder held Sompo Japan shares or Nipponkoa shares, respectively, and did not have certain elections in effect, then such U.S. holder may be subject to adverse U.S. federal income tax rules in respect of the Share Exchange and/or holding Holdings shares. In particular, if Sompo Japan or Nipponkoa is currently or was previously treated as a PFIC with respect to such U.S. holder but Holdings is not treated as a PFIC with respect to such U.S. holder at the time of the Share Exchange, then, under proposed Treasury Regulations, the disposition of Sompo Japan shares or Nipponkoa shares, respectively, in the Share Exchange might constitute a fully taxable transaction to such U.S. holder for U.S. federal income tax purposes. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the Share Exchange if Sompo Japan or Nipponkoa is treated as a PFIC with respect to such U.S. holder.

In general, a non-U.S. corporation will be a PFIC if:

•	75% or more of its income constitutes “passive income”; or

•	50% or more of its assets produce, or are held for the production of, passive income.

For the above purposes, “passive income” is defined to include income of the kind which would be foreign personal holding company income under Section 954(c) of the Code and generally includes interest, dividends, annuities and other investment income. However, the PFIC statutory provisions contain an express exception for income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business”. This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of such insurance company’s insurance business. Sompo Japan believes that it is, and will continue to be after the Share Exchange, predominantly engaged in an insurance business and does not have, nor will have, financial reserves in excess of the reasonable needs of its insurance business. As a result, Sompo Japan does not expect to be classified as a PFIC for its current taxable year. Nipponkoa believes that it is, and will continue to be after the Share Exchange, predominantly engaged in an insurance business and does not have, nor will have, financial reserves in excess of the reasonable needs of its insurance business. As a result, Nipponkoa does not expect to be classified as a PFIC for its current taxable year. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the Share Exchange if Sompo Japan or Nipponkoa were treated as a PFIC with respect to such U.S. holder.

The PFIC statutory provisions also contain a look-through rule stating that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns at least 25% by value of the stock. While no explicit guidance is provided by the statutory language, under this look-through rule Holdings should be deemed to own the assets and, because both Sompo Japan and Nipponkoa expect to continue to be predominantly engaged in an insurance business after the Share Exchange, to have received the income of Sompo Japan and Nipponkoa directly as insurance assets and insurance income for purposes of determining whether Holdings qualifies for the insurance exception. This interpretation of the look-through rule is consistent with the legislative intention to exclude bona fide insurance companies from the application of the PFIC provisions. However, there can be no assurance as to what position the IRS or a court might take in the future. Based on this look-through rule, Sompo Japan and Nipponkoa do not expect that Holdings will be treated as a PFIC for the current taxable year. However, the determination of whether Holdings is a PFIC is made annually and is based on the activities, income and assets of Holdings and its subsidiaries, all of which are subject to change in future taxable years. Accordingly, no assurance can be given that Holdings will not become a PFIC in the future. U.S. holders should consult their own tax advisors with respect to how the PFIC rules could affect the sale or other taxable disposition of fractional Holdings shares received in the Share Exchange.

Determining the actual tax consequences of the Share Exchange to a U.S. holder is complex. Such consequences will depend on the U.S. holder’s specific situation and on factors that may not be within Sompo Japan’s or Nipponkoa’s control. U.S. holders should consult their own tax advisors regarding the tax consequences of the Share Exchange in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or non-U.S. and other tax laws and of changes in those laws.

Holding and Disposing of Holdings Shares Received in the Share Exchange

Distributions. Unless Holdings is treated as a PFIC (as discussed above) or as a CFC (as discussed below) with respect to a U.S. holder, the gross amount of distributions paid to a U.S. holder with respect to Holdings shares received in the Share Exchange will be included in the gross income of such U.S. holder as dividend income to the extent Holdings has either current earnings and profits (for the entire taxable year in which the distribution is made) or accumulated earnings and profits. Under current law, dividends paid to an individual or other noncorporate U.S. holder with respect to Holdings shares received in the Share Exchange, in taxable years beginning before January 1, 2011 and that constitute “qualified dividend income” will be taxable at a maximum tax rate of 15% if the U.S. holder held such Holdings shares for more than 60 days during the 121-day period that begins 60 days before the ex-dividend date and meets certain other requirements. Dividends distributed by Holdings with respect to Holdings shares will generally be qualified dividend income and, assuming, as Sompo

Japan and Nipponkoa expect, that less than 25% of Holdings’ gross income is treated as effectively connected with a U.S. trade or business, will generally be treated as Japanese source income for U.S. federal income tax purposes and for purposes of the Tax Treaty.

To the extent the amount of any distribution paid to a U.S. holder with respect to Holdings shares received in the Share Exchange exceeds the current and accumulated earnings and profits of Holdings for the taxable year of the distribution, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the U.S. holder’s adjusted tax basis in the Holdings shares with respect to which the distribution was made, and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Holdings shares. Any such gain will be long-term capital gain if the U.S. holder’s holding period for its Holdings shares exceeds one year on the date of such distribution and will be treated as derived from sources within the United States for U.S. federal income tax purposes and for purposes of the Tax Treaty. However, because Sompo Japan and Nipponkoa do not expect Holdings to maintain calculations of earnings and profits for U.S. federal income tax purposes, a U.S. holder will generally be required to include the entire amount of all distributions received from Holdings in gross income as a dividend. U.S. holders should consult their own tax advisors regarding the amount of any distribution from Holdings after the Share Exchange that should be treated as a dividend for U.S. federal income tax purposes.

A U.S. holder of Holdings shares must include in gross income the amount of any Japanese tax withheld from a distribution even though such U.S. holder does not in fact receive such amount. Any distributed amounts treated as a dividend for U.S. federal income tax purposes will be taxable to a U.S. holder when such U.S. holder actually or constructively receives such amount. Such amounts will not be eligible for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The amount treated as a dividend that a U.S. holder must include in gross income will be the U.S. dollar value of the yen payments made, determined at the spot yen/U.S. dollar rate on the date the distributed amount is includible in such U.S. holder’s gross income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date a U.S. holder includes the payment in gross income to the date such U.S. holder converts the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income, and such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

As discussed above under “—The Share Exchange—Passive Foreign Investment Company Rules”, Sompo Japan and Nipponkoa do not expect that Holdings will be classified as a PFIC for the current taxable year and do not expect Holdings to become a PFIC in the foreseeable future. However, if Holdings were to be classified as a PFIC, a U.S. holder of Holdings shares would be subject to additional tax on certain taxes deemed deferred at the time of receipt of an “excess distribution” with respect to such Holdings shares unless such U.S. holder elected to be taxed on its pro rata share of Holdings’ earnings, whether or not such earnings were distributed. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or shorter period during which the shareholder held the stock). The additional tax is generally equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution was taxed in equal portions at the highest applicable tax rate throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, if Holdings is classified as a PFIC, dividends on Holdings’ shares would not be eligible for the special tax rate available to non-corporate U.S. investors applicable for “qualified dividend income”. U.S. holders should consult their own tax advisors with respect to how the PFIC rules could affect the U.S. federal income tax consequences of the receipt of any distributions with respect to Holdings shares.

Related Person Insurance Income Rules. Any U.S. holder who owns Holdings shares, and hence indirectly owns shares of any of Holdings’ insurance company subsidiaries (Sompo Japan and Nipponkoa), on the last day of such insurance company subsidiary’s taxable year may be required to include in its gross income for U.S. federal income tax purposes its pro rata share of such insurance company subsidiary’s related person insurance income (“RPII”) for the taxable year if U.S. persons own, directly, indirectly or constructively, 25% or more of the shares of such insurance company subsidiary for an uninterrupted period of at least 30 days during the taxable year. In general, RPII means premium and related investment income from the direct or indirect insurance or reinsurance of any direct or indirect U.S. shareholder of such insurance company subsidiary, or any person related to such U.S. shareholder, including Holdings. U.S. persons who own shares of a foreign insurance company must include RPII in income only if such company’s RPII equals or exceeds 20% of its gross insurance income in any taxable year and at least 20% of the stock of such insurance company (measured by either voting power or value) is owned, directly or indirectly (under complex attribution rules), by (1) persons (including non-U.S. persons) who are insured, directly or indirectly, under policies of insurance or reinsurance written by such insurance company or (2) persons related to any such person. The amount of income included is determined as if such RPII were distributed proportionately to such U.S. persons on the last day of such taxable year, regardless of whether such income is actually distributed. A U.S. person’s pro rata share of an insurance company subsidiary’s RPII for any taxable year, however, will not exceed its proportionate share of that subsidiary’s earnings and profits for the year (as determined for U.S. federal income tax purposes).

Although neither Sompo Japan nor Nipponkoa anticipates that it will have RPII that equals or exceeds 20% of such subsidiary’s gross insurance income, because some of the factors that determine the extent of RPII in any period may be beyond Sompo Japan’s and Nipponkoa’s control, there can be no assurance that RPII of Sompo Japan or Nipponkoa will not equal or exceed 20% of its gross insurance income in any taxable year. In addition, it may be difficult for Holdings to determine whether it is 20% or more owned (by either voting power or value), directly or indirectly (under complex attribution rules), by insured or reinsured persons or persons related to insured or reinsured persons.

If the RPII rules were to apply to either of Holdings’ insurance company subsidiaries (Sompo Japan or Nipponkoa):

•	a U.S. holder’s tax basis in its Holdings shares would be increased by the amount of any RPII that such U.S. holder includes in income;

•

the U.S. holder could exclude from income the amount of any distribution by Holdings to the extent of the RPII included in such U.S. holder’s income for the year in which the distribution was paid or for any prior year (which excluded amount would be applied to reduce the U.S. holder’s tax basis in its Holdings shares; and

•

each U.S. holder who is a direct or indirect shareholder of Holdings on the last day of Holdings’ taxable year would be required to attach IRS Form 5471 to its U.S. federal income tax or information return.

In certain circumstances, current U.S. federal income tax law allows that a U.S. person may exclude from gross income certain distributions with respect to RPII that a prior shareholder included in income. However, that exclusion will likely not be available to U.S. holders in respect of their Holdings shares received in the Share Exchange because it will likely not be possible for a U.S. holder to relate a particular distribution from Holdings to a specific amount of RPII that was previously included by such U.S. holder with respect to its Sompo Japan shares or Nipponkoa shares prior to the Share Exchange, or by any other prior shareholder, and therefore a U.S. holder would likely be unable to demonstrate that the RPII was previously included in U.S. taxable income by a prior shareholder.

There is a lack of definitive guidance interpreting the RPII provisions. Treasury Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these Treasury Regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made to the proposed Treasury Regulations. Accordingly, the meaning of the RPII provisions and their application to Holdings and its subsidiaries is uncertain. In addition, there can be no assurance that the IRS will not challenge any determination by Holdings or any of its subsidiaries as to the amount, if any, of RPII that should be includible in income or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination.

Failure to file IRS Form 5471 may result in penalties. In addition, U.S. holders who at any time own 10% or more of Holdings’ shares may have an independent obligation to file certain information returns.

The RPII provisions described in this section are extremely complex and there is significant uncertainty in interpreting the RPII provisions. U.S. holders should consult their own tax advisors about RPII and the related reporting requirements.

Sale or Other Taxable Disposition of Holdings Shares. Subject to the application of Sections 953(c)(7) and 1248 of the Code or the PFIC rules, any gain or loss realized by a U.S. holder on the sale or other taxable disposition of Holdings shares received in the Share Exchange will be subject to U.S. federal income tax as capital gain or loss (which will be long-term capital gain or loss if the holding period for such Holdings shares exceeds one year on the date of such sale or other taxable disposition) in an amount equal to the difference, if any, between the amount realized upon such sale or other taxable disposition and such U.S. holder’s tax basis in its Holdings shares. Long-term capital gain of individuals and other noncorporate U.S. holders that is recognized in taxable years beginning before January 1, 2011, is generally taxed at a maximum rate of 15%. Deductions for capital losses are subject to significant limitations under the Code. Any gain or loss will generally be treated as derived from sources within the United States for foreign tax credit limitation purposes, and any gain will generally constitute “passive income” for these purposes. Sections 953(c)(7) and 1248 of the Code will generally apply to Holdings in the same manner as these sections apply to Sompo Japan and Nipponkoa and will take into income any gain or loss required by these Code sections in substantially the same way. For a discussion of the rules under Sections 953(c)(7) and 1248 of the Code, see “—The Share Exchange—Section 1248”.

As discussed above under “—The Share Exchange—Passive Foreign Investment Company Rules”, Sompo Japan and Nipponkoa do not expect that Holdings will be classified as a PFIC for the current taxable year and do not expect Holdings to become a PFIC in the foreseeable future. However, if Holdings were to be classified as a PFIC, a U.S. holder of Holdings shares would be subject to additional tax (on certain taxes deemed deferred) resulting from sale at a gain of these shares unless such shareholder elected to be taxed annually on these shares regardless of whether dividends were distributed or shares were sold. For a discussion of the rules relating to this additional tax, see “—Holding and Disposing of Holdings Shares Received in the Share Exchange—Distributions”. In addition to the additional tax, if Holdings were to be classified as a PFIC, any gain on the disposition of Holdings shares would be treated as ordinary income (and hence would not be entitled to the 15% maximum rate for long-term capital gains recognized by individuals and other noncorporate taxpayers). U.S. holders should consult their own tax advisors with respect to how the PFIC rules could affect the U.S. federal income tax consequences of a sale or other taxable disposition of Holdings shares.

Backup Withholding and Information Reporting. In general, information reporting will apply to distributions made with respect to, and proceeds received on the disposition of, Holdings shares that are paid to a U.S. holder within the United States (and, in certain cases, outside of the United States), unless the U.S. holder establishes that it is an exempt recipient, such as a corporation. Backup withholding (currently imposed at a rate of 28%) may apply to such payment if the U.S. holder fails to timely provide a taxpayer identification number or certification of exempt status or fails to report dividend and interest income in full. Backup withholding tax is not an additional tax. A U.S. holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such U.S. holder’s U.S. federal income tax liability and, if backup withholding tax results in an overpayment of U.S. federal income tax, such U.S. holder may be entitled to a refund, provided that the requisite information is correctly furnished to the IRS in a timely manner. U.S. holders should consult their own tax advisors as to the information reporting and backup withholding tax rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES APPLICABLE TO U.S. HOLDERS RELATING TO THE SHARE EXCHANGE AND THE HOLDING AND DISPOSING OF HOLDINGS SHARES RECEIVED PURSUANT TO THE SHARE EXCHANGE. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

COMPARISON OF SHAREHOLDERS’ RIGHTS

Both Sompo Japan and Nipponkoa are, and Holdings will be, a joint stock corporation organized under the laws of Japan and listed on the First Section of the Tokyo Stock Exchange and a number of regional stock exchanges in Japan. In addition, the description of the attributes of shares of common stock in the share capital provisions of the Articles of Incorporation of Sompo Japan and Nipponkoa, and of the proposed articles of incorporation of Holdings, are substantially similar. As a result, there are no material differences between the legal rights of holders of Sompo Japan’s common stock and Nipponkoa’s common stock, on the one hand, and Holdings common stock on the other, except for the following: the restriction on shareholders’ right to inspect books and records of the company applicable to the holders of Sompo Japan’s common stock and Nipponkoa’s common stock under the Insurance Business Law will not be applicable to the holders of Holdings’ common stock, so long as they satisfy certain shareholding conditions prescribed under the Corporation Law.

EXPERTS

The consolidated financial statements and schedules of Sompo Japan at March 31, 2008 and 2009, and for each of the two years in the period ended March 31, 2009, appearing in this prospectus have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedules of Nipponkoa as of March 31, 2008 and 2009, and for each of the two years in the period ended March 31, 2009 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers Aarata, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

VALIDITY OF SHARES OF HOLDINGS

The legality of Holdings’ common stock offered hereby will be passed upon for Sompo Japan by Nagashima Ohno & Tsunematsu and for Nipponkoa by Mori Hamada & Matsumoto.

TAX CONSEQUENCES

Insofar as they purport to describe provisions of United States federal income tax law, the statements set forth under the caption “Taxation—Material U.S. Federal Income Tax Consequences”, subject to the qualifications set forth therein, represent the opinion of Sullivan & Cromwell LLP as to the matters therein discussed.

In the opinion of Nagashima Ohno & Tsunematsu, Japanese counsel to Sompo Japan on Japanese tax matters, which is based on certain assumptions and subject to certain limited exceptions, the statements set forth under the caption “Taxation—Japanese Taxation”, insofar as they purport to describe generally or summarize the matters of the laws of Japan referred to thereunder, are correct in all material respects.

In the opinion of Mori Hamada & Matsumoto, Japanese counsel to Nipponkoa on Japanese tax matters, which is based on certain assumptions and subject to certain limited exceptions, the statements set forth under the caption “Taxation—Japanese Taxation”, insofar as they purport to constitute a summary of the Japanese taxation law in respect of the matters set forth therein, fairly summarize such Japanese taxation law.

WHERE YOU CAN FIND MORE INFORMATION

Each of Sompo Japan and Nipponkoa is, and Holdings will be, a “foreign private issuer” and, under the rules adopted under the Securities Exchange Act of 1934 (the “Exchange Act”), will be exempt from some of the requirements of that Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act.

Neither Sompo Japan nor Nipponkoa has previously had a reporting obligation in the United States under the Exchange Act. Following the date on which the registration statement of which this prospectus forms a part becomes effective until the completion of the Share Exchange, Sompo Japan and Nipponkoa will be, and following the completion of the Share Exchange, Holdings will be, subject to the duty to file reports under the Exchange Act, and any filings they make will be available via the website of the United States Securities and Exchange Commission, or SEC, at www.sec.gov. Upon the completion of the Share Exchange, Holdings will file a post-effective amendment to the registration statement to indicate its succession to Sompo Japan and Nipponkoa as an entity subject to the duty to file reports under the Exchange Act. You may also read and copy any reports, statements or other information filed by Sompo Japan and Nipponkoa and, after the Share Exchange, Holdings at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Prior to such termination, Holdings will be required to file an annual report on Form 20-F for the year ending March 31, 2010, under which it will disclose (i) Sompo Japan’s U.S. GAAP financial statements for the years ended March 31, 2008 and 2009 and the year ending March 31, 2010, (ii) Nipponkoa’s IFRS financial statements for the years ended March 31, 2008 and 2009 and the year ending March 31, 2010, and (iii) IFRS pro forma information as of and for the year ending March 31, 2010 pursuant to Article 11 of Regulation S-X, together with a note setting forth a reconciliation, with respect to Sompo Japan’s amounts appearing in the pro forma information, between U.S. GAAP and IFRS for the year ending March 31, 2010 which would be prepared in accordance with Item 17 of Form 20-F and which would cover each line item appearing in the pro forma information. Also, if Holdings were to continue its periodic reporting under the Exchange Act and to file an annual report on Form 20-F for the year ending March 31, 2011, it would disclose thereunder its IFRS financial statements for the years ending March 31, 2010 and 2011 (the financial statements for the year ending March 31, 2010 would be those of Sompo Japan, to which Holdings would be the successor for accounting purposes).

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains a website that contains filings by reporting companies, including those filed by Sompo Japan and Nipponkoa and, after the Share Exchange, Holdings, at http: //www.sec.gov. You may also access the SEC filings and obtain other information about Sompo Japan through the website it maintains, which is http: //www.sompo-japan.co.jp/english/index.html and those about Nipponkoa through the website it maintains, which is http: //www.nipponkoa.co.jp/english/index.html. The information contained in those website is not incorporated by reference into this prospectus.

Sompo Japan and Nipponkoa currently file, and following the completion of the Share Exchange, Holdings will file, annual and quarterly securities reports (except for fourth quarter) and other reports, in Japanese, under the Financial Instruments and Exchange Law of Japan with the applicable local finance bureau in Japan.

After the Share Exchange, Holdings will furnish to you the same annual business reports, in Japanese, including financial statements, that Sompo Japan and Nipponkoa currently furnish to its shareholders, unless you notify Holdings of your desire not to receive these reports, as well as proxy statements and related materials for annual and extraordinary general meetings of shareholders.

Neither Sompo Japan nor Nipponkoa has authorized anyone to give any information or make any representation about the Share Exchange that is different from, or in addition to, that contained in this prospectus or in any of the materials that are incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Sompo Japan Insurance Inc.

We have audited the accompanying consolidated statements of financial position of Sompo Japan Insurance Inc. and subsidiaries as of March 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the years then ended. Our audits also included the financial statement schedules listed in the accompanying index. These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sompo Japan Insurance Inc. and subsidiaries at March 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/    Ernst & Young ShinNihon LLC

Tokyo, Japan

September 3, 2009

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Consolidated Statements of Financial Position

	As of March 31,
	2009	2008
	(in millions of yen)
Assets:
Investments—other than investments in affiliates
Securities held-to-maturity:
Fixed maturities, at amortized cost (fair value ¥856,615 (2009), ¥788,146 (2008))	¥842,185	¥773,938
Securities available-for-sale:
Fixed maturities, at fair value (amortized cost ¥1,939,033 (2009), ¥2,024,336 (2008))	1,977,614	2,087,405
Equity securities, at fair value (cost ¥561,395 (2009), ¥626,540 (2008))	1,022,384	1,579,870
Trading securities:
Fixed maturities, at fair value	189,231	223,446
Equity securities, at fair value	35,601	108,653
Mortgage loans on real estate	36,185	39,540
Investment real estate	47,801	48,490
Policy loans	25,978	24,319
Other long-term investments	575,956	641,624
Short-term investments	15,262	21,165

Total investments	4,768,197	5,548,450

Cash and cash equivalents	330,332	351,214
Investments in and indebtedness of affiliates:
Investments	8,490	9,940
Indebtedness	83	142

Total investments in and indebtedness of affiliates	8,573	10,082
Accrued investment income	14,718	17,148
Premiums receivable and agents’ account balances	135,902	138,044
Reinsurance recoverable on paid and unpaid losses	204,765	216,955
Prepaid reinsurance premiums	191,981	229,083
Deferred policy acquisition costs	246,119	242,340
Property and equipment, net of accumulated depreciation	174,457	176,063
Derivative instruments	2,838	8,536
Goodwill	19,883	19,883
Present value of future profits	31,711	37,572
Deferred tax assets	3,251	3,274
Other assets	232,592	196,271

Total assets	¥6,365,319	¥7,194,915

See accompanying notes to the consolidated financial statements.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Consolidated Statements of Financial Position—(Continued)

	As of March 31,
	2009	2008
	(in millions of yen)
Liabilities:
Policy liabilities and accruals:
Losses, claims and loss adjustment expenses	¥951,457	¥1,005,945
Unearned premiums	1,149,049	1,233,731
Future policy benefits for life insurance contracts	897,680	878,604

	2,998,186	3,118,280

Policyholders’ account balances	1,466,978	1,497,430
Indebtedness to affiliates	185	237
Income taxes payable	6,512	45,229
Deferred tax liabilities	61,066	292,342
Retirement and severance benefits	122,915	123,463
Ceded reinsurance balances payable	65,640	69,901
Derivative instruments	204,982	172,799
Other liabilities	215,153	218,691

Total liabilities	5,141,617	5,538,372

Commitments and contingent liabilities

Minority interests	10,778	7,177

Stockholders’ equity:
Common stock:
Authorized 2,000,000,000 shares, issued and outstanding—987,733,424 shares	70,000	70,000
Additional paid-in capital	76,152	75,748
Retained earnings	816,195	891,467
Accumulated other comprehensive income	253,417	614,994
Treasury stock, at cost, 3,188,703 shares (2009) and 3,181,995 shares (2008)	(2,840)	(2,843)

Total stockholders’ equity	1,212,924	1,649,366

Total liabilities and stockholders’ equity	¥6,365,319	¥7,194,915

See accompanying notes to the consolidated financial statements.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended March 31, 2009 and 2008

	2009	2008
	(in millions of yen, except per share amounts)
Revenues:
Property and casualty:
Net premiums written	¥1,315,235	¥1,368,723
Less: increase in unearned premiums	(43,317)	(9,134)

Net premiums earned	1,358,552	1,377,857
Life insurance premiums	233,791	245,369
Net investment income	52,500	125,866
Realized (losses) gains on investments and unrealized (losses) gains on trading securities	(111,031)	23,501
Losses on derivative instruments	(59,892)	(152,552)
Other income	15,536	15,773

Total revenues	1,489,456	1,635,814

Expenses:
Property and casualty losses, claims and loss adjustment expenses:
Losses and claims incurred and provided for	780,967	849,610
Loss adjustment expenses	76,185	72,715

Total property and casualty losses, claims and loss adjustment expenses	857,152	922,325
Life and annuity contract benefits and losses	171,474	178,530
Interest credited to policyholders’ account balances	25,718	29,881
Amortization of deferred policy acquisition costs	222,835	227,728
Other expenses	302,391	290,680

Total expenses	1,579,570	1,649,144

Loss before income tax benefit and minority interests	(90,114)	(13,330)

Income tax expense (benefit):
Current	7,664	61,291
Deferred	(41,434)	(73,745)

Total income tax benefit	(33,770)	(12,454)
Minority interests	2,191	(765)

Net loss	¥(54,153)	¥(1,641)

Earnings per share:
Basic:	¥(55.00)	¥(1.67)
Diluted:	¥(55.00)	¥(1.67)

See accompanying notes to the consolidated financial statements.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Loss

Years ended March 31, 2009 and 2008

	2009	2008
	(in millions of yen)
Net loss	¥(54,153)	¥(1,641)

Other comprehensive loss, net of taxes:
Unrealized losses on securities:
Gross unrealized losses on securities	(363,233)	(375,481)
Reclassification adjustments for (gains) losses included in net loss	32,819	(20,389)

Unrealized losses on securities	(330,414)	(395,870)
Foreign currency translation adjustments	(31,532)	(37,996)
Pension liability adjustments	369	(2,704)

Other comprehensive loss	(361,577)	(436,570)

Comprehensive loss	¥(415,730)	¥(438,211)

See accompanying notes to the consolidated financial statements.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

Years ended March 31, 2009 and 2008

	2009	2008
	(in millions of yen)
Common stock:
Balance at beginning of year	¥70,000	¥70,000

Balance at end of year	70,000	70,000

Additional paid-in capital:
Balance at beginning of year	75,748	75,494
Issuance of stock options	443	243
(Losses) gains on sale of treasury stock	(39)	11

Balance at end of year	76,152	75,748

Retained earnings:
Balance at beginning of year	891,467	908,944
Net loss	(54,153)	(1,641)
Dividends paid	(19,691)	(15,751)
Others	(1,428)	(85)

Balance at end of year	816,195	891,467

Accumulated other comprehensive income:
Unrealized gains on securities:
Balance at beginning of year	648,159	1,044,029
Changes during the year, net	(330,414)	(395,870)

Balance at end of year	317,745	648,159

Foreign currency translation adjustments:
Balance at beginning of year	(24,775)	13,221
Changes during the year, net	(31,532)	(37,996)

Balance at end of year	(56,307)	(24,775)

Pension liability adjustments:
Balance at beginning of year	(8,390)	(5,686)
Changes during the year, net	369	(2,704)

Balance at end of year	(8,021)	(8,390)

Accumulated other comprehensive income at end of year	253,417	614,994

Treasury stock:
Balance at beginning of year	(2,843)	(2,833)
Changes during the year, net	3	(10)

Balance at end of year	(2,840)	(2,843)

Total stockholders’ equity	¥1,212,924	¥1,649,366

See accompanying notes to the consolidated financial statements.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended March 31, 2009 and 2008

	2009	2008
	(in millions of yen)
Cash flow from operating activities:
Net loss	¥(54,153)	¥(1,641)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	17,117	13,923
Net realized losses (gains) on investments	87,061	(56,770)
Deferred tax benefit	(41,434)	(73,745)
Stock option expenses	443	243
Interest credited to the policyholders’ account balances	25,718	29,881
Amortization of present value of future profits	5,861	5,023
Losses on derivative instruments	59,892	152,552
Decrease (increase) in assets:
Trading securities	92,803	70,948
Premiums receivable and agents’ account balances	(7,119)	2,401
Deferred policy acquisition costs	(4,278)	(583)
Other assets	1,559	(20,251)
Increase (decrease) in liabilities:
Policy liabilities and accruals for losses, claims and loss adjustment expenses	(27,375)	36,991
Unearned premiums	(43,801)	(8,392)
Future policy benefits for life insurance contracts	17,803	57,556
Income taxes payable	(64,498)	21,883
Retirement and severance benefits	206	1,294
Other liabilities	5,441	(36,673)

Net cash provided by operating activities	71,246	194,640

Cash flow from investing activities:
Proceeds from investments sold or redeemed:
Fixed maturities securities, held-to-maturity	36,693	49,752
Fixed maturities and equity securities, available-for-sale	465,820	696,848
Mortgage loans on real estate	5,985	6,633
Other long-term investments	122,440	36,675
Cost of investments acquired:
Fixed maturities securities, held-to-maturity	(109,727)	(159,191)
Fixed maturities and equity securities, available-for-sale	(446,130)	(620,462)
Mortgage loans on real estate	(1,738)	(2,982)
Investment real estate	(1,000)	(1,449)
Other long-term investments	(61,086)	(38,874)
Decrease in short-term investments, net	3,667	582
Changes in investments and receivables from affiliates	(2,670)	(7,381)
Acquisition of property and equipment, net	(7,623)	(5,193)
Cost of investments in newly consolidated subsidiary, net of cash acquired	(964)	—
Other—net	(11,365)	9,066

Net cash used in investing activities	(7,698)	(35,976)

Cash flow from financing activities:
Deposits received from policyholders and interest on policyholders’ account balances	148,264	138,336
Withdrawal of deposits by policyholders	(203,574)	(242,136)
Increase in debt	(30)	(196)
Dividends paid to stockholders	(19,749)	(15,495)
Treasury stock acquired	(34)	(102)
Other—net	(774)	(1,573)

Net cash used in financing activities	(75,897)	(121,166)
Net foreign exchange differences on cash and cash equivalents	(8,533)	(3,377)

Net change in cash and cash equivalents	(20,882)	34,121
Cash and cash equivalents at beginning of year	351,214	317,093

Cash and cash equivalents at end of year	¥330,332	¥351,214

Supplementary information of cash flow
Cash paid during the year for:
Interest	¥707	¥630

Income taxes	¥75,515	¥39,342

See accompanying notes to the consolidated financial statements.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1. Basis of Presentation and Significant Accounting Policies

(1) Outline of Business Operations

Sompo Japan Insurance Inc. (“Sompo Japan”) and its subsidiaries (hereinafter referred to as “Sompo Japan Group” collectively) underwrite a wide range of property and casualty insurance and life insurance, mainly in Japan.

Sompo Japan was formed on July 1, 2002, through the merger between Yasuda Fire and Marine Insurance Co., Ltd. and Nissan Fire and Marine Insurance Co., Ltd. (“Nissan”). This merger was accounted for under the purchase method, and the assets and liabilities of Nissan and its subsidiaries were recorded at fair value as of July 1, 2002.

(2) Basis of Preparation of Consolidated Financial Statements

Sompo Japan and its domestic subsidiaries keep their books of accounts in accordance with the accounting principles generally accepted in Japan (“Japanese GAAP”). Its foreign subsidiaries generally keep the books of accounts in accordance with those of the countries of their domicile. Certain adjustments and reclassifications have been made to the accompanying consolidated financial statements to conform to accounting principles generally accepted in the U.S. (“U.S. GAAP”).

(3) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Sompo Japan and its majority-owned subsidiaries. In addition, Sompo Japan consolidates variable interest entities (“VIEs”) for which Sompo Japan and/or its subsidiaries are deemed to be the primary beneficiary. A VIE is an entity in which equity investors do not have the characteristic of controlling financial interest or an entity which does not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties. If Sompo Japan Group will absorb a majority of a VIE’s expected losses or receive a majority of a VIE’s expected residual returns, Sompo Japan Group would be deemed to be the primary beneficiary and then would be required to consolidate such a VIE. Refer to Note 2 “Investments” for additional information.

Financial results of certain subsidiaries are as of December 31 (their respective year ends) and are included in the consolidated financial statements as of that date. No material changes have occurred to these subsidiaries that warrant disclosure in those financial statements. All significant intercompany balances and transactions have been eliminated in consolidation.

Investments in investment trusts, limited partnerships, investment business partnerships and/or affiliates in which Sompo Japan has significant influence are accounted for under the equity method of accounting.

The carrying amount of investments in affiliates as of March 31, 2009 and 2008 amounted to ¥8,490 million and ¥9,940 million, respectively. The proportionate share of the affiliates’ loss which are included in “Other expenses” for the years ended March 31, 2009 and 2008 are ¥939 million and ¥1,520 million, respectively.

Sompo Japan’s significant affiliated companies accounted for under the equity method are included in “Investments in and indebtedness of affiliates” in the consolidated statements of financial position, including Yasuda Enterprise Development Co., Ltd., Saison Automobile & Fire Insurance Co., Ltd., Hitachi Capital Insurance Corporation, Berjaya Sompo Insurance Berhad and Universal Sompo General Insurance Company Ltd.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Yasuda Enterprise Development Co., Ltd. (“YED”)—

Sompo Japan owns 50% of the outstanding shares of YED which manages various venture capital funds in Japan to maximize return on investors’ equity in those funds.

Saison Automobile & Fire Insurance Co., Ltd. (“SAFI”)—

SAFI primarily provides voluntary automobile insurance and fire insurance in the Japanese market. As of March 31, 2008, Sompo Japan held 27.7% of SAFI’s outstanding shares. During the year ended March 31, 2009, Sompo Japan acquired an additional 18.8% of equity in SAFI from a third party, which led to a total of 46.5% of equity in SAFI as of March 31, 2009.

Hitachi Capital Insurance Corporation (“HCI”)—

HCI primarily sells group disability insurance and fire insurance in the Japanese market. Hitachi Capital Corporation, a subsidiary of Hitachi, Ltd. (“Hitachi”), holds a majority of the voting shares of HCI. Sompo Japan, which holds 20.6% of the outstanding shares as of March 31, 2009, cooperates with the Hitachi group to assist HCI with the expansion of its business.

Berjaya Sompo Insurance Berhad (“Berjaya”)—

Sompo Japan owns 30.0% of the outstanding shares of Berjaya which offers property & casualty insurance in Malaysia.

Universal Sompo General Insurance Company Ltd. (“USGI”)—

Sompo Japan owns 26% of the outstanding shares of USGI which is a joint venture among Sompo Japan, two Indian national banks and an Indian private bank to sell property & casualty insurance in India.

(4) Use of Estimates

In preparing the consolidated financial statements in accordance with U.S. GAAP, management of Sompo Japan made certain estimates and assumptions in the reporting of assets and liabilities and the disclosure of contingent assets and liabilities. Significant estimates made by management of Sompo Japan are used in determining recoverability of deferred tax assets, ultimate losses of each insurance product to record liability for losses, claims and loss adjustment expenses, future policy benefits for life insurance contracts, measurement of goodwill and present value of future profits, deferred policy acquisition costs and related amortization, valuation of derivative instruments, retirement and severance benefits, other-than-temporary impairments of investments, and the fair value measurements of certain financial assets and liabilities. Actual results may differ from these estimates.

(5) Investments—other than investments in affiliates

Held-to-maturity securities for which Sompo Japan Group has both the positive intent and ability to hold until maturity are recorded at amortized cost. The amortized cost is adjusted for amortization of premiums and accretion of discounts to maturity using the constant effective yield method. Such amortization and accretion is included in “Net investment income.” Other than temporary declines in fair value below book value are charged to the consolidated statements of operations.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Available-for-sale fixed maturity and equity securities are recorded at fair value. Other than temporary declines in fair value below book value are charged to the consolidated statements of operations.

Gains and losses arising from the sale or impairment of securities are recognized as “Realized (losses) gains on investments and unrealized (losses) gains on trading securities” in the consolidated statements of operations. Unrealized gains (losses), net of taxes, on available-for-sale securities are recorded in accumulated other comprehensive income. The cost of securities sold is determined mainly based on the weighted average method. Refer to Note 2 “Investments” for further information about the other than temporary impairment of securities.

Trading securities are held for short-term investment purposes and are carried at fair value. Unrealized gains and losses on trading securities are charged to the consolidated statements of operations.

Mortgage loans on real estate and other loans included in other long-term investments are carried at unpaid principal balances adjusted for amortization of premiums and accretion of discounts and net of allowance for credit losses. Interest income is accrued on the principal balance of the loan based on the loan’s contractual interest rate. Premiums and discounts are amortized using the effective yield method over the life of the loan. Interest income and amortization of premiums and discounts are reported in “Net investment income” on the consolidated statements of operations.

Allowance for credit losses are composed of specific allowance for specified borrowers in default and general allowances for any loans which are not classified as impaired. Loans are considered impaired when it is probable that, based upon current information and events, when collection of all amounts due under the contractual terms of the loan agreement is doubtful. When it is determined that a loan is impaired, a specific allowance for credit losses is established for the excess carrying value of the loan over its estimated value. The loan’s estimated value is based on: the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price, or the fair value of the loan’s collateral. Sompo Japan Group estimates impairment collectively for all loans that are not deemed impaired. For these loans, Sompo Japan Group determines a general allowance so that such amounts reflect potential contingent losses for each loan portfolio. Allowance for credit losses is maintained at a level believed to be adequate to absorb estimated probable credit losses. Periodic evaluation of the adequacy of the allowance for credit losses is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay (including the timing of future payments), the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors.

Uncollectible amounts of principal are deducted from loans. If the obligation for repayment is expected to be satisfied mainly by collateral and there is no other reliable source of repayment, the collectible amount of the principal would be reduced to the lower amount of cost or collateral value. If collection of interest payments or repayments of principal of loans in accordance with contractual obligations is doubtful, they are accounted for upon the receipt of cash, except for the case that they meet the criteria of being fully secured by collateral and are in the process of actual collection. If collection is doubtful, the accrued interest on impaired loans is cancelled and deducted from current income. In addition, interest receivable is credited to the consolidated statements of operations subsequently only to the extent actually received in cash.

If there is doubt of ultimate collectability of the principal, all the amounts received on loans are either applied to the principal or recorded in “Net investment income” on the consolidated statements of operations when received, depending on the assessment of the collectability of the loans. If Sompo Japan Group reasonably believes all contractual obligations of repayment of principal and interest are to be received and there is continued performance of repayment in accordance with the contractual terms, the loans accounted for on the cash basis would be recorded on the accrual basis.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Policy loans are extended to policyholders of long-term insurance contracts with maturity repayment. Those long-term insurance products include personal accident insurance contracts that have a maturity repayment feature. The maximum amount available for loans is limited to 90% of surrender value. Policy loans are stated at cost, net of allowance for credit losses.

Other long-term investments primarily include loans other than mortgage loans on real estate, mutual funds with no publicly-disclosed market value and investments in limited partnerships. These mutual funds and limited partnerships are accounted for primarily under the equity method.

Short-term investments are recorded at cost or amortized cost, which approximates fair value.

Interest income on debt securities and loans and dividends on equity securities, as well as amortization of premiums and accretion of discounts on debt securities and loans, are accrued as they are earned and reported in “Net investment income.”

(6) Repurchase Agreements and Securities Lending Transactions

Sompo Japan Group is engaged in several types of securities lending transactions whereby certain securities from its portfolio are loaned to other institutions for short periods. If such loaned securities do not meet the criteria for transfer of control, such securities are included in the consolidated statements of financial position and remain in the relevant investment categories. When collateral is obtained by Sompo Japan Group under the securities lending program, such collateral is included in the consolidated statements of financial position and the corresponding liability is recorded in “Other liabilities” to recognize the obligation to return the collateral.

(7) Investment Real Estate, Property and Equipment, and Software

Investment real estate, property and equipment, and software are recorded at cost, less accumulated depreciation or amortization. As a general rule, buildings and software are depreciated or amortized using the straight-line method based on their estimated useful lives. Leasehold improvements, property and equipment are depreciated using the declining-balance method based on the estimated useful lives. Estimated useful lives of buildings and software are as follows:

Reinforced concrete	38 to 50 years
Steel frame	17 to 38 years
Wooden/Timber frame	15 to 24 years
Fixtures and facilities	3 to 18 years
Software	5 years

Maintenance and repair expenses are recorded as incurred. Renovations are capitalized to property and equipment. The cost and accumulated depreciation with respect to the assets retired or disposed of are written-off from the relevant asset accounts and accumulated depreciation accounts. Any gains or losses from the disposal of assets are charged to the consolidated statements of operations.

(8) Cash and Cash Equivalents

Cash equivalents include demand deposits, term deposits, call loans, certificates of deposit and debt securities with maturities of 3 months or less at the date of purchase.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(9) Derivative Instruments

Sompo Japan Group uses derivative financial instruments primarily for the purpose of hedging the market risk and foreign currency risk arising from its financial assets. Such derivative financial instruments include, but are not limited to, foreign exchange forwards and currency options. Sompo Japan Group also utilizes credit derivatives for the purpose of hedging the exposure to credit risk on loans in the investment portfolio. In addition, Sompo Japan Group enters into contracts to offer guarantees on losses of credit default swaps that are referenced to collateralized debt obligation and asset backed securities, which are treated and accounted for as derivatives.

All derivative financial instruments are recorded at fair value in the consolidated statements of financial position. Changes in fair value are mainly reported as “Losses on derivative instruments.” Changes in the fair value for certain foreign exchange forward transactions in connection with insurance contracts denominated in foreign currencies are reported as “Other income” or “Other expenses” in the consolidated statements of operations.

(10) Premium Revenues

Property and casualty insurance premiums are recognized on a pro-rata basis over the terms of the policies. The portion of premiums written related to the unexpired term of coverage is deferred and presented as “Unearned premiums” in the consolidated statements of financial position.

Premiums from traditional life insurance contracts are recognized as revenue when they are due from policyholders.

Premiums from universal life and investment-type products are reported as policyholders’ account balances. Revenues from these products consist of amounts deducted from policyholders’ account balances for mortality charges, policy administration charges and surrender charges.

Premiums are stated net of amounts ceded to reinsurers.

(11) Deferred Policy Acquisition Costs

Policy acquisition costs that vary with and are related to property and casualty insurance contracts and life insurance contracts acquired are deferred to the extent that they are deemed recoverable. Such costs include commissions to external sales agents, policy issuance and other underwriting costs.

Sompo Japan Group tests the recoverability of deferred policy acquisition costs annually to make sure that the capitalized amounts do not exceed the present value of anticipated gross profits. As a result of the test, Sompo Japan Group concludes that deferred policy acquisition costs on the consolidated statements of financial position are deemed recoverable.

The recoverability of deferred policy acquisition costs is also evaluated as part of the determination of the existence of premium deficiency. For property and casualty insurance contracts, premium deficiency reserves are considered, if necessary, for the material amount of the anticipated losses, loss adjustment expenses, commissions and other acquisition costs and maintenance costs that have not previously been expensed in excess of the recorded unearned premium reserve and future installment premiums on existing policies. For life insurance contracts, premium deficiency reserves are considered, if necessary, when a liability for future policy benefits less the present value of expected future gross premium are determined to be insufficient to provide for expected future policy benefits and expenses and to recover any unamortized policy acquisition costs. If a

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

premium deficiency exists, deferred policy acquisition costs are reduced by the amount of the deficiency or to zero with the amount charged to “Amortization of deferred policy acquisition costs.” If the deficiency is in excess of deferred policy acquisition costs, Sompo Japan Group recognizes a reserve for the premium deficiency. For the years ended March 31, 2009 and 2008, Sompo Japan Group recognized a premium deficiency for short-duration insurance contracts and reduced deferred policy acquisition costs by ¥341 million and ¥174 million, respectively, with the excess amount of ¥1,177 million and ¥98 million increasing “Unearned premiums.”

Deferred policy acquisition costs for property and casualty insurance products are amortized over the period in which the relevant written premiums are earned. Deferred policy acquisition costs for traditional life insurance products are amortized over the terms in which the premiums are paid. Deferred policy acquisition costs for investment-type products are amortized by the constant yield method. Deferred policy acquisition costs for universal life-type products are amortized over the expected life of the contracts in proportion to estimated gross profits.

The American Institute of Certified Public Accountants provided guidance on accounting for deferred acquisition costs associated with internal replacements of certain insurance and investment contracts. This guidance defines an internal replacement as a modification in product benefits, features, rights, or coverages that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. Sompo Japan adopted this guidance as of April 1, 2007 to apply it to internal replacements occurring in the fiscal year beginning as of that date. The adoption did not have a material effect on Sompo Japan’s consolidated financial statements.

(12) Policy Liabilities and Accruals for Losses, Claims and Loss Adjustment Expenses

The liability for losses, claims and loss adjustment expenses for property and casualty insurance includes the accumulation of individual case estimates for claims that have been reported (“case reserves”) and estimates of claims that have been incurred but not reported (“IBNR reserves”) as well as estimates of the expenses associated with processing and settling all reported and unreported claims, less estimates of anticipated salvage and subrogation recoveries. Case reserves are estimated according to individual loss reports and IBNR reserves are determined using statistical methods to estimate ultimate loss based on historical experience. These liabilities are determined based on Sompo Japan Group’s estimates; therefore, the amount of liabilities may exceed or fall short of its estimates. Sompo Japan Group does not discount its liability for losses, claims and loss adjustment expenses.

Sompo Japan Group periodically reviews the estimation process and the determination of the reserve liability to verify reasonableness, and incorporates any adjustments in updating the liability with changes in estimates recorded as “Losses, claims and loss adjustment expenses.” The estimates are revised as historical loss experience develops, claims are additionally reported and settled, and information unavailable at the time of the initial estimation becomes available.

Reinsurance recoverable on unpaid losses and loss adjustment expenses are included in “Reinsurance recoverable on paid and unpaid losses” in the consolidated statements of financial position. The amount recoverable from reinsurers is estimated consistent with the estimation of the gross liability.

(13) Future Policy Benefits for Life Insurance Contracts

Future policy benefits for life insurance contracts include future policy benefits and losses for traditional life insurance contracts and provisions for unpaid life insurance policy claims.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Future policy benefits for traditional life insurance contracts are estimated using a net level premium method, based on actuarial assumptions including mortality, morbidity, expected rate of return, surrender, and expense ratios established when the policies were purchased for purchased contracts or the policies were written for other contracts. Assumptions for mortality and morbidity have been determined based on Sompo Japan Group’s experience when such policies were purchased or written. Such assumptions include a margin for adverse deviation, as well as the assumptions for expected rate of return, expense ratio and lapse rates. The assumed expected rate of return ranges from 1.05% to 4.15%, depending on year of issue and type of product.

Sompo Japan Group’s future policy benefits for life insurance contracts include the guaranteed benefit obligations with respect to certain types of nontraditional long-duration life insurance contracts and annuities. Refer to the detailed information on these products in Note 8 “Certain Nontraditional Long-Duration Contracts.”

The amount of unpaid life insurance policy claims represents the estimated liability for reported and incurred but not reported (“IBNR”) losses on life insurance contracts calculated on an undiscounted basis.

Although mortality, morbidity and interest rate assumptions are “locked-in” upon the issuance of new insurance or annuity contracts with fixed and guaranteed terms, significant changes in experience or assumptions may require Sompo Japan Group to provide for expected future losses on a product by establishing premium deficiency reserves. Premium deficiency reserves, if required, are determined based on assumptions at the time the premium deficiency reserve is established and do not include a provision for the margin for adverse deviation. See Note 1. (11) “Deferred Policy Acquisition Costs” for additional information regarding premium deficiency reserves.

(14) Policyholders’ Account Balances

Policyholders’ account balances are related to universal life contracts and investment-type contracts. Investment-type contracts include individual annuity contracts and deposit-type insurance contracts.

Policyholders’ account balances for universal life contracts represent deposits plus interest credited less withdrawals, expenses and mortality charges. Policyholders’ account balances for individual annuity contracts are calculated using a constant yield method. Interest rates range from 1.00% to 4.50% per annum, depending on the timing of contracts. The description of the policyholders’ account balances for deposit-type insurance contracts are as follows.

Deposit-type insurance contracts are long-term property and casualty insurance contracts accompanied by a savings feature in addition to insurance coverage.

The premium for the insurance portion is calculated in the same way as the premium for a traditional indemnity policy without any savings portion. The premium for the savings portion represents the present value of the lump-sum amount of maturity refund or annuity refund for a fixed period to be paid to policyholders. The value at maturity is calculated on a discounted basis using the expected rate of return and the “total loss termination” rate, both of which are fixed at inception of the contract. The “total loss termination” means an exceptional event that would cause a full payout of the insurance portion of the policy, and in such cases, the contract terminates without any maturity refund being paid to the policyholder. The weighted-average annual frequency of “total loss termination” is approximately 0.04% per annum. The amount of savings portion and interest included in the premiums received for “total loss termination” contracts are funded for maturity refunds of other contracts in force. Those funds from “total loss termination” contracts cannot be used for other purposes including indemnity claims for such terminated contract and other contracts.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Policyholders of deposit-type insurance contracts can terminate the contract before maturity by paying a pre-determined fee to Sompo Japan Group.

The premiums for the insurance portion are recognized as revenue over the period of the contract, generally in proportion to the amount to be covered by the insurance policy. The premiums received for the savings portion of such contracts are recorded as a liability called “Policyholders’ account balances” in accordance with deposit accounting rules. Policyholders’ account balances are recorded using the interest rate calculation method based on the present value of expected future cash flows. The amount of expected future cash flows is composed of the future maturity refund and the investment portion of outstanding insurance contracts, but does not include future surrender penalties. Interest rates applied to policyholders’ account balances vary depending on the timing of contracts and the type of the policy, ranging from 0.20% to 5.50%. At the end of each fiscal year, “Policyholders’ account balances” is adjusted to reflect the present value of contracts in force. The effects arising from the gap between the “total loss termination” rate committed at inception of the contract and the actual “total loss termination” rate is recognized as profit or loss for the current year. If the return from actual investment performance by Sompo Japan Group exceeds the expected rate of return, Sompo Japan Group may make an additional payout to policyholders as a dividend at the sole discretion of Sompo Japan Group. The reserve for future dividend payout to policyholders is included in policyholders’ account balances and the amount of the reserves totaled ¥292 million and ¥168 million as of March 31, 2009 and 2008, respectively.

Policy acquisition costs are not charged to the savings portion of the contract. Costs associated with policy acquisition of deposit-type insurance contracts are charged to the insurance portion and amortized over the term of contract. The probability of premium deficiency, which is only relevant to the insurance portion, is determined as described in Note 1. (11) “Deferred Policy Acquisition Costs.”

Interest credited to policyholders’ account balances includes accrued interest and interest paid for investment-type contracts and universal life insurance contracts. Any return on investments attributable to policyholders with respect to investment-type contracts and universal life insurance contracts is presented on a gross basis in the consolidated statements of operations, included in “Net investment income” or “Realized (losses) gains on investments and unrealized (losses) gains on trading securities.”

See Note 12 “Fair Value of Financial Instruments” for information regarding fair value of policyholders’ account balances.

(15) Reinsurance

In the ordinary course of business, Sompo Japan Group enters into reinsurance contracts primarily as a purchaser of reinsurance to minimize probable losses from catastrophic events and/or other incidents that may lead to unfavorable results from underwriting.

Assets and liabilities related to reinsurance contracts are reported on a gross basis in the consolidated statements of financial position. Premiums for reinsurance and reinsurance losses are reported on a net basis in the consolidated statements of operations. Premiums, commissions, recovery fees, benefits and reserves relating to ceded reinsurance are accounted for on the same basis as those of the underlying policies covered by such reinsurance contracts.

If a reinsurance contract contains adequate risk transfer in accordance with accounting guidelines, the criteria to qualify for reinsurance accounting would be met. If a reinsurance contract does not contain adequate risk transfer, the contract is accounted for as a deposit.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

For assumed foreign reinsurance, Sompo Japan Group accounts for the contracts by adopting the “periodic method” under which premiums are recognized as revenue over the policy term, and claims, including an estimate of claims incurred but not reported, are recognized as they occur.

Refer to Note 3 “Reinsurance” for further information about reinsurance agreements.

(16) Compulsory Automobile Liability Insurance

In accordance with Japanese law, all automobiles are required to be covered by specified amounts of compulsory automobile liability insurance for personal injury, and the insurance companies are to accept such coverage on a nonprofit basis.

Sompo Japan Group does not reflect any profit and loss resulting from underwriting of compulsory automobile liability insurance in its financial statements prepared in accordance with Japanese GAAP. However, in these consolidated financial statements presented in accordance with U.S. GAAP, gains or losses from underwriting compulsory automobile liability insurance have been reported in the consolidated statements of operations.

(17) Separate Accounts

Separate accounts are established in conformity with the Insurance Business Law of Japan and represent funds that have been administered and invested by Sompo Japan Group to meet specific investment objectives of the contract holders. The assets of each separate account are subject to general account claims that arise out of any other business of Sompo Japan Group. Assets representing contract holder funds are measured and presented as a general account asset. Any related liability is accounted for as a general account liability. Revenue and expenses related to such arrangements are reported in the respective revenue and expense lines in the consolidated statements of operations.

(18) Foreign Currency Translation

Assets and liabilities of subsidiaries located outside Japan are translated into Japanese yen at the effective exchange rates as of the balance sheet date. Revenues and expenses of the subsidiaries are translated at the weighted average exchange rates during the fiscal year. Gains and losses resulting from the translation of financial statements denominated in foreign currencies are excluded from the consolidated statements of operations and are recorded as “Foreign currency translation adjustments” in other comprehensive income.

Gains or losses resulting from foreign currency denominated transactions have been recognized in current income, included in “Other expenses”, as losses of ¥1,470 million and ¥1,299 million for the fiscal years ended March 31, 2009 and 2008, respectively.

(19) Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangibles are tested for impairment whenever events or changes in circumstances would indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the asset is considered to be impaired, Sompo Japan Group would recognize an impairment loss up to the extent that the carrying amount exceeds the fair value.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Fair value is determined primarily based on market prices, if available, or the estimated fair value based on an evaluation. Assets to be disposed of by sale are reported at the lower of the carrying amount or the fair value less estimated cost to sell.

(20) Earnings per Share

Basic earnings per share are computed by dividing net income by the weighted average number of shares of common stocks outstanding during the period. The diluted earnings per share are computed by considering execution of rights or performance of contracts which would lead to issuance of new shares or conversion to common stocks.

(21) Goodwill and Present Value of Future Profits

Goodwill represents the excess of purchase price over the fair value of the net assets of the entity acquired in a business combination.

Present value of future profits (“PVFP”) represents the present value of profits embedded in the life insurance contracts and property and casualty insurance contracts acquired through business combination and are determined based on the net present value of future cash flows expected to be generated from the contracts in force at the date of business combination.

Goodwill is not amortized. PVFP of life insurance contracts is amortized over the related policy periods in proportion to premiums from the policies acquired. PVFP of property and casualty insurance contracts is amortized over the period in which the relevant written premiums are earned.

Goodwill is tested for impairment annually or when a triggering event requiring such test occurs. The goodwill impairment test follows a two step process. In the first step, the fair value of a reporting unit is compared to its carrying value. If the carrying value of a reporting unit exceeds its fair value, Sompo Japan Group proceeds to the second step to measure the impairment loss where the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. If the carrying amount of the reporting unit goodwill exceeds the implied goodwill value, an impairment loss is recognized in an amount equal to the excess. PVFP is subject to recoverability and loss recognition testing, in the manner in which it was acquired, at the end of each reporting period to evaluate impairment.

(22) Income taxes

Deferred tax assets and liabilities are determined using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and deferred tax liabilities are measured using effective tax rates expected to be applied to taxable income for the year in which those temporary differences are expected to be recovered or settled. The effect of change in tax rate on deferred tax assets and deferred tax liabilities is recognized in income in the period that includes the enactment date. Valuation allowances are recorded when it is more likely than not that such assets would not be realized.

(23) Stock Options

Sompo Japan Group applies the fair value method to account for all stock options. Compensation costs are calculated by using the lattice model. Refer to Note 16 “Stock Options” for additional information.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(24) Accounting Changes and New Accounting Pronouncements

The following new accounting pronouncements relevant to Sompo Japan have been adopted during the year ended March 31, 2009:

Fair value measurements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157 “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 clarified that fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. In addition, SFAS 157 also (1) requires a fair value measurement technique to include an adjustment for risks inherent in a particular valuation technique; (2) establishes a three-level hierarchy for fair value measurements based on the transparency of inputs used for valuation of an asset or liability; (3) nullifies the specific guidance in EITF Issue No. 02-3, “Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities” (“EITF 02-3”), which requires deferral of profits at inception of a derivative transaction in the absence of observable data supporting the valuation technique; (4) eliminates the use of a blockage factor for fair value measurements of financial instruments trading in an active market; and (5) requires a reporting entity to consider its own credit risk (credit standing) in fair value measurement of liabilities held at fair value. SFAS 157 is effective for fiscal years beginning after November 15, 2007. Sompo Japan has adopted the statement as of April 1, 2008. The disclosure required by SFAS 157 is described in Note 12 “Fair Value of Financial Instruments.”

In February 2008, the FASB issued FASB Staff Position No. 157-2, “Effective Date of FASB Statement No. 157” (“FSP SFAS 157-2”), which permits the deferral of the effective date of SFAS 157 to fiscal years beginning after November 15, 2008 for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. As mentioned in the previous paragraph, Sompo Japan adopted the positions of SFAS 157 for financial assets and financial liabilities recognized or disclosed at fair value on a recurring or non-recurring basis as of April 1, 2008. Based on the provisions of FSP SFAS 157-2, however, Sompo Japan decided to defer the adoption of SFAS 157 for non-financial assets and liabilities measured at fair value on a non-recurring basis until April 1, 2009.

Fair value option

In February 2007, the FASB issued SFAS No. 159, “Fair Value Option for Financial Assets and Financial Liabilities including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 permits all entities to choose, at a specified election date, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If the entity chooses the fair value option for an eligible item, changes in the fair value of that item in subsequent reporting periods must be recognized in current income. SFAS 159 permits companies to choose the fair value option on an instrument by instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. Sompo Japan has not applied the fair value option to any assets and liabilities; accordingly, there is no impact on Sompo Japan’s financial statements from adoption of this statement. The future impact of this statement may vary depending on the nature of financial instruments held by Sompo Japan and its choice of the fair value option.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Financial Guarantee Insurance Contracts

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts—an Interpretation of FASB Statement No. 60” (“SFAS 163”). SFAS 163 clarifies how SFAS 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. SFAS 163 also requires expanded disclosures about financial guarantee insurance contracts. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosure requirements. SFAS 163 will be applied to existing financial guarantee insurance contracts in effect on April 1, 2009. The initial effect of applying SFAS 163 will be recorded as an adjustment to the opening balance of retained earnings. Sompo Japan is currently in the process of analyzing the impact of adopting SFAS 163, especially the impact of the initial recognition and measurement of a liability for the unearned premium revenue, because, under SFAS 163, Sompo Japan will initially measure the unearned premium revenue at an amount equal to the present value of the premiums due or expected to be collected over the period of the financial guarantee insurance contract. Therefore, the adoption of SFAS 163 is expected to increase both assets and liabilities in the consolidated balance sheet to record the unearned premium revenue over the policy period, but not expected to have a significant effect on Sompo Japan’s stockholders’ equity or consolidated statements of operations.

Fair value of a financial asset when the market for that asset is not active

On October 10, 2008, the FASB issued Staff Position No. SFAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”) which clarifies the application of FASB 157 and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. As specified in FSP 157-3, any changes in valuation due to application of FSP 157-3 are treated as a change in accounting estimate and will be accounted for prospectively.

FSP 157-3 is effective upon issuance, including prior periods for which financial statements had not been issued. Sompo Japan adopted FSP 157-3 as of April 1, 2008. The adoption of fair value measurements of financial instruments did not have a material impact on the consolidated financial statements.

Accounting for defined benefit pension and other postretirement plans

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS 158”), effective as of the end of fiscal years ending after December 15, 2006. SFAS 158 requires an entity to recognize in its balance sheet the funded status of its defined benefit postretirement plans, measured as the difference between the fair value of the plan assets and the benefit obligation.

SFAS 158 also requires an entity to measure plan assets and benefit obligations as of the date of its financial statements, rather than another date within three months of the fiscal year end. This provision of SFAS 158 is effective as of the end of fiscal years ending after December 15, 2008.

Sompo Japan adopted certain provisions of SFAS 158 as of March 31, 2007 for the recognition of the funded status of its defined benefit postretirement plans in its balance sheet, measured as the difference between the fair value of the plan assets and the benefit obligation, and adopted the remaining provisions of SFAS 158 as of March 31, 2009 for the measurement of plan assets and benefit obligations as of the date of its financial statements. As Sompo Japan’s measurement date coincides with the date of the financial statements, this provision had no impact on the accompanying consolidated financial statements.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Enhanced disclosures about credit derivatives and guarantees

In September 2008, the FASB issued Staff Position No. SFAS 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161” (“FSP SFAS 133-1 and FIN 45-4”) which requires a seller of credit derivatives to disclose information about its credit derivatives and hybrid instruments that have embedded credit derivatives to enable users of financial statements to assess their potential effect on the seller’s financial position, financial performance, and cash flows.

In addition, the FSP amends FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”) to exclude credit derivative instruments accounted for at fair value under SFAS 133. The FSP is effective for reporting periods (annual or interim) ending after November 15, 2008, with early adoption permitted.

Sompo Japan adopted FSP SFAS 133-1 and FIN 45-4 as of March 31, 2009 and therefore has included the required disclosures in the accompanying consolidated financial statements for the year ended March 31, 2009. Refer to Note 15 “Derivative Financial Instruments” for the new disclosures.

Enhanced disclosures about transfers of financial assets and interests in Variable Interest Entities

In December 2008, the FASB issued Staff Position No. SFAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities” (“FSP SFAS 140-4 and FIN 46(R)-8”) which requires detailed disclosures about transfers of financial assets and interests in variable interest entities, effective for reporting periods (annual or interim) ending after December 15, 2008.

Sompo Japan adopted FSP SFAS 140-4 and FIN-46(R)-8 included the required disclosures in the accompanying consolidated financial statements for the year ended March 31, 2009.

Refer to Note 2 “Investments” for the new disclosure.

(25) Future accounting developments

The following new accounting pronouncements relevant to Sompo Japan will be adopted in future periods:

Accounting for business combinations

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) expands the definition of transactions and events that qualify as business combinations; requires that the full value of acquired assets and liabilities, including contingent considerations, be recorded at the fair value on the acquisition date and also requires the changes thereafter in valuation to be reflected in earnings rather than goodwill. SFAS 141(R) also changes the recognition timing for valuation; and requires acquisition costs to be expensed as incurred. SFAS 141(R) applies prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption and retroactive application are not permitted.

Sompo Japan intends to adopt SFAS 141(R) for business combinations for which the acquisition date is on or after April 1, 2009. Adoption of SFAS 141(R) may have a material effect on the accounting for future business combinations.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Accounting for noncontrolling interests

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interest in Consolidated Financial Statements” (“SFAS 160”). SFAS 160 re-characterizes minority interests in consolidated subsidiaries as non-controlling interests and requires the classification of non-controlling interests as a component of equity, rather than as a liability or as mezzanine equity. Under SFAS 160, a change in control will be measured at fair value. SFAS 160 also provides guidance on the accounting for transactions between an entity and non-controlling interests. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 with early adoption not permitted.

Sompo Japan intends to adopt SFAS 160 on April 1, 2009. It will be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements which are applied retrospectively for all periods presented. Sompo Japan does not expect the adoption will have a material impact on the consolidated financial statements.

Repurchase financing agreements

In February 2008, the FASB issued Staff Position No. SFAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions” (“FSP SFAS 140-3”) which provides implementation guidance on whether a transfer of a financial asset and repurchase agreement involving the same financial asset entered into contemporaneously or in contemplation of each other must be evaluated as a single linked transaction or two separate transactions. FSP SFAS 140-3, which is effective on a prospective basis for financial years beginning after November 15, 2008, requires the recognition of the transfer and the repurchase agreement as one linked transaction unless specific criteria are met. Sompo Japan intends to adopt FSP SFAS 140-3 on April 1, 2009 and does not expect it to have a material impact on the consolidated financial statements.

Equity method accounting considerations

In November 2008, the FASB ratified EITF Issue No. 08-6 “Equity Method Investment Accounting Considerations” (“EITF 08-6”) which clarifies the accounting for certain transactions and impairment considerations involving equity method investments. EITF 08-6 is effective prospectively for fiscal years beginning on or after December 15, 2008. Sompo Japan intends to adopt EITF 08-6 on April 1, 2009 and does not expect it to have a material impact on the consolidated financial statements.

Revisions to calculation of earnings per share

In June 2008, the FASB issued Staff Position EITF No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”) which clarifies that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and therefore are included in the computation of earnings per share using the two-class method described by SFAS 128. Per FSP EITF 03-6-1, all distributed and undistributed earnings are allocated to common shares and participating securities based on their respective rights to receive dividends. FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, with all prior period earnings per share data presented retrospectively adjusted.

Sompo Japan intends to adopt FSP EITF 03-6-1 on April 1, 2009 and does not expect it to have a material impact on prospective or historical basic and diluted earnings per share amounts reported in the consolidated financial statements.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Enhanced disclosures about pension plan assets

In December 2008, the FASB issued Staff Position No. 132(R)-1 “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP SFAS 132(R)-1”), which requires additional information to be disclosed about plan assets on an annual basis and aligns these disclosures with those made under SFAS 157. With FSP SFAS 132(R)-1, a reporting entity will be required to separate plan assets into the three fair value hierarchy levels and provide a roll-forward of the changes in fair value of plan assets classified as Level 3. FSP SFAS 132(R)-1 is effective prospectively for fiscal years ending after December 15, 2009.

Sompo Japan intends to adopt FSP SFAS 132(R)-1 for the year ending March 31, 2010. As the FSP is a disclosure statement and does not impact the accounting for plan assets or benefit obligations, it will not have a material impact on the consolidated financial statements.

Measurement of fair value in inactive markets

In April 2009, the FASB issued Staff Position No. SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP SFAS 157-4”) which provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased and also mandates increased disclosures around financial assets and financial liabilities measured at fair value under SFAS 157. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. The FSP is effective for interim and annual reporting periods ending after June 15, 2009, and is applied prospectively. Early adoption is permitted for periods ending after March 15, 2009.

Sompo Japan intends to adopt FSP SFAS 157-4 on April 1, 2009. This adoption is not expected to have a material impact on the consolidated financial statements.

Subsequent events

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”) which provides accounting and disclosure requirements of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, SFAS 165 defines:

•	The period after the balance sheet date during which events or transactions that may occur for potential recognition or disclosure in the financial statements are evaluated;

•	The circumstances under which a reporting entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and

•	Disclosures about events or transactions that occurred after the balance sheet date.

SFAS 165 applies prospectively to interim or annual financial periods ending after June 15, 2009. Sompo Japan intends to adopt SFAS 165 on April 1, 2009.

Codification of U.S. GAAP

In June 2009, the FASB voted to approve SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162” (“SFAS 168”) to replace SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). The aim of SFAS 168 is to replace existing guidance defining the relative level of authority of various types of U.S. GAAP pronouncements and is part of a project to codify GAAP within a single

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

authoritative volume, the FASB Accounting Standards Codification (“Codification”). The FASB’s primary objective in developing the Codification is to simplify access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The Codification is intended to accurately represent existing standards and not to create new guidance. The FASB also voted to approve the Codification as the single source of authoritative U.S. GAAP. All accounting literature not included in the Codification is considered non-authoritative, except for certain SEC pronouncements.

The Codification was launched on July 1, 2009 and is effective for interim and annual periods ending after September 15, 2009. Sompo Japan intends to adopt the Codification for the year ending March 31, 2010 and does not expect a material impact on the consolidated financial statements.

Transfers of financial assets

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”) which changes the requirements for derecognizing financial assets, eliminates the concept of a qualifying special-purposes entity (“QSPE”), and requires additional disclosures about transfers of financial assets and a transferor’s continuing involvement with transfers of financial assets accounted for as sales.

The requirements for derecognizing financial assets include new restrictions regarding when a portion of a financial asset may be recognized as a sale, as well as a clarification to the requirements needed to ensure isolation of the transferred assets has occurred from a legal perspective. The elimination of QSPEs will subject such entities to the revised consolidation guidance provided by SFAS 167, as described below, provided Sompo Japan still has variable interests in those entities at the adoption date.

SFAS 166 becomes effective in the first annual reporting period that begins after November 15, 2009. Application of the revised guidance in SFAS 166 for transfers of financial assets is prospective after adoption. Sompo Japan intends to adopt SFAS 166 on April 1, 2010 and is currently evaluating what impact it will have on its consolidated financial statements.

Consolidation of Variable Interest Entities

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”) which revises the existing accounting guidance in determining when a VIE should be consolidated. SFAS 167 requires a company to perform a qualitative analysis when determining whether it must consolidate a VIE. If a company has an interest that provides control over the most significant activities of a VIE and has the right to receive benefits or the obligation to absorb losses of the VIE, the company becomes the primary beneficiary and must then consolidate the VIE. Under the new qualitative approach defined by SFAS 167, a quantitative analysis of exposure to expected benefit and loss is no longer, by itself, the determining factor.

SFAS 167 also requires continuous assessments of whether a company is the primary beneficiary, which is different from the existing guidance that requires evaluation at the inception of the entity and only upon occurrence of certain events triggering reconsideration.

SFAS 167 contains special transition provisions governing whether the assets, liabilities, and non-controlling interests resulting from consolidation of entities at the date of adoption should occur at their carrying amounts (as if such entities had been consolidated under SFAS 167 prior to the adoption date), fair value, or at unpaid principal balances. In certain cases, differences between the net amount added to the balance sheet upon consolidation and the amount previously recognized on an unconsolidated basis will be recognized as a cumulative adjustment to retained earnings. SFAS 167 may also be optionally applied retroactively in previously issued financial statements, with a cumulative-effect adjustment to retained earnings.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

SFAS 167 becomes effective in the first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. Sompo Japan intends to adopt SFAS 167 on April 1, 2010 and is currently evaluating what impact it will have on the consolidated financial statements.

Disclosures about derivative instruments and hedging activities

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 provides disclosure requirements for derivative instruments and hedging activities and applies to all derivative instruments, including bifurcated derivative instruments (and non-derivative instruments that are designated and qualify as hedging instruments) and related hedged items accounted for under SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”. SFAS 161 was developed to provide enhanced disclosures about a company’s derivative and hedging activities in an effort to assist the users of the financial statements in better understanding the nature of a company’s derivatives and hedging activities with respect to its risk exposures.

SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early application is encouraged. SFAS 161 also encourages, but does not require, comparative disclosures for earlier periods at initial adoption.

Sompo Japan is planning to adopt SFAS 161 on April 1, 2009. Sompo Japan does not expect a material impact on the accompanying consolidated financial statements and related footnotes.

Recognition and presentation of other-than-temporary impairments (“OTTI”)

In April 2009, the FASB issued Staff Position SFAS No. 115-2, SFAS No. 124-2, and EITF No. 99-20-2, Recognition and Presentation of Other-Than-Temporary Impairments (“FSP FAS 115-2”). FSP FAS 115-2 changes existing accounting requirements for OTTI by:

•

Replacing the current requirement that a holder have the positive intent and ability to hold an impaired security to recovery in order to conclude an impairment was temporary with a requirement that an entity conclude it does not intend to sell an impaired security and it is not more likely than not it will be required to sell the security before the recovery of its amortized cost basis;

•

Requiring OTTI to be separated into the amount representing the decrease in cash flows expected to be collected, which is recognized in earnings and the amount related to all other factors, which is recognized in other comprehensive income (“OCI”);

•	Lowering the threshold for recognizing an OTTI from “probable” to “more likely than not”;

•	Requiring the total OTTI to be presented in the statements of operations with an offset for any amount of the total OTTI that is recognized in OCI;

•	Requiring the amount of the OTTI recognized in OCI to be amortized (through OCI) over the remaining life of the security for securities classified as held-to-maturity; and

•	Amending existing disclosure requirements and extending those requirements to interim periods.

FSP FAS 115-2 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Sompo Japan has intended to adopt FSP FAS 115-2 on April 1, 2009 and is currently evaluating the effects on the accompanying consolidated financial statements.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

2. Investments

The following table shows the summary of Sompo Japan Group’s investments in held-to-maturity fixed maturity securities as of March 31, 2009 and 2008, respectively.

	Amortized cost	Unrealized gains	Unrealized losses	Fair value
	(in millions of yen)
2009:
U.S. government and government agencies and authorities	¥7,841	¥91	¥—	¥7,932
Government and government agencies and authorities other than U.S.	397,251	13,065	(114)	410,202
Municipalities and political subdivisions other than U.S.	73,250	1,331	(44)	74,537
Public utilities	85,221	1,502	(87)	86,636
Other corporate bonds	278,622	3,346	(4,660)	277,308

Total fixed maturities, held-to-maturity	¥842,185	¥19,335	¥(4,905)	¥856,615

2008:
U.S. government and government agencies and authorities	¥9,811	¥218	¥—	¥10,029
Government and government agencies and authorities other than U.S.	305,540	6,693	—	312,233
Municipalities and political subdivisions other than U.S.	79,580	1,706	(68)	81,218
Public utilities	93,677	2,134	(75)	95,736
Other corporate bonds	285,330	5,391	(1,791)	288,930

Total fixed maturities, held-to-maturity	¥773,938	¥16,142	¥(1,934)	¥788,146

The following table shows the summary of Sompo Japan Group’s investments in available-for-sale fixed maturity securities as of March 31, 2009 and 2008, respectively.

	Amortized cost	Unrealized gains	Unrealized losses	Fair value
	(in millions of yen)
2009:
U.S. government and government agencies and authorities	¥123,703	¥6,743	¥(196)	¥130,250
Government and government agencies and authorities other than U.S.	1,217,088	33,231	(2,363)	1,247,956
Municipalities and political subdivisions other than U.S.	48,992	181	(46)	49,127
Public utilities	91,907	2,975	(57)	94,825
Convertibles and bonds with warrants attached	2,685	—	—	2,685
Mortgage-backed securities	143,694	324	(1,830)	142,188
Other corporate bonds	310,964	3,229	(3,610)	310,583

Total fixed maturities, available-for-sale	¥1,939,033	¥46,683	¥(8,102)	¥1,977,614

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

	Amortized cost	Unrealized gains	Unrealized losses	Fair value
	(in millions of yen)
2008:
U.S. government and government agencies and authorities	¥146,204	¥2,667	¥(775)	¥148,096
Government and government agencies and authorities other than U.S.	1,258,477	56,264	(2,583)	1,312,158
Municipalities and political subdivisions other than U.S.	77,656	197	(180)	77,673
Public utilities	83,885	3,556	(54)	87,387
Convertibles and bonds with warrants attached	6,784	5	—	6,789
Mortgage-backed securities	136,855	1,707	(423)	138,139
Other corporate bonds	314,475	4,412	(1,724)	317,163

Total fixed maturities, available-for-sale	¥2,024,336	¥68,808	¥(5,739)	¥2,087,405

The amortized cost and fair value of fixed maturity securities by contractual maturity as of March 31, 2009 are shown below. Actual maturities may differ from contractual maturities as issuers may have the right to call or prepay obligations with or without penalties.

	Amortized cost	Fair value
	(in millions of yen)
Fixed maturities, held-to-maturity:
Due in one year or less	¥42,292	¥41,908
Due after one year through five years	289,429	289,083
Due after five years through ten years	157,130	160,794
Due after ten years	353,334	364,830

	¥842,185	¥856,615

Fixed maturities, available-for-sale:
Due in one year or less	¥205,557	¥205,830
Due after one year through five years	799,470	810,384
Due after five years through ten years	415,730	429,897
Due after ten years	517,424	530,633
With no contractual maturity	852	870

	¥1,939,033	¥1,977,614

For the year ended March 31, 2009, ¥1,978 million of a held-to-maturity security held by Sompo Japan Group was transferred into available-for-sale. With respect to this transfer, ¥1,295 of impairment loss was recognized, which is included in “Realized (losses) gains on investments and unrealized (losses) gains on trading securities.” This transfer was in response to a significant deterioration in the issuer’s creditworthiness that led to the decline in the market prices.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Proceeds from sale of available-for-sale fixed maturity securities prior to their scheduled maturity date and realized gains (losses) on the sale of these securities for the fiscal years ended March 31, 2009 and 2008 are as follows:

	2009	2008
	(in millions of yen)
Proceeds from sale	¥198,362	¥299,115

Gross realized gains	¥5,491	¥20,457
Gross realized losses	(1,551)	(231)

Net realized gains	¥3,940	¥20,226

Proceeds from sale of available-for-sale equity securities and realized gains (losses) on the sale of these securities for the fiscal years ended March 31, 2009 and 2008 are as follows:

	2009	2008
	(in millions of yen)
Proceeds from sale	¥68,993	¥106,929

Gross realized gains	¥25,429	¥35,779
Gross realized losses	(11,121)	(6,097)

Net realized gains	¥14,308	¥29,682

Unrealized gains (losses) of available-for-sale equity securities as of March 31, 2009 and 2008 are as follows:

	2009	2008
	(in millions of yen)
Gross unrealized gains	¥469,741	¥959,315
Gross unrealized losses	(8,752)	(5,985)

Net unrealized gains	¥460,989	¥953,330

In the normal course of business, Sompo Japan Group may lend or pledge its investment securities to counterparties.

The fair value of investment securities lent to counterparties principally through securities lending transactions as of March 31, 2009 and 2008, where the counterparties have the right to sell or repledge the securities, is as follows:

	2009	2008
	(in millions of yen)
Fixed maturity securities	¥73,566	¥93,170
Equity securities	398	21,494

Total	¥73,964	¥114,664

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The carrying amount of investment assets pledged as collateral to governments and counterparties in accordance with the applicable laws and agreements, as of March 31, 2009 and 2008 is as follows:

	2009	2008
	(in millions of yen)
Assets pledged as collateral (carrying amount):
Fixed maturities	¥84,291	¥64,659
Equity securities	926	1,138
Short-term investments	6,209	6,217

Total	¥91,426	¥72,014

Sompo Japan Group accepts investment securities that can be sold or repledged, mainly through securities borrowing transactions. The fair value of these borrowed securities amounted to ¥26,501 million and ¥9,240 million as of March 31, 2009 and 2008, respectively.

In the normal course of business, Sompo Japan Group may invest in securities or venture capital through continuing involvement with an investment trust or investment partnership.

Sompo Japan consolidates a VIE when Sompo Japan Group is considered the primary beneficiary. The following table shows the carrying amount and classification of the consolidated VIEs’ assets and liabilities as of March 31, 2009 and 2008. Creditors of the VIE do not have any recourse against Sompo Japan Group beyond the assets held by VIEs.

	2009	2008
	(in millions of yen)
Consolidated VIEs’ assets:
Cash and cash equivalents	¥11,082	¥9,276
Fixed maturity securities, held-to-maturity	7,841	9,811
Trading securities	195,566	287,881
Other long-term investments	23,225	27,485
Derivative financial instruments	331	2,800
Other assets	14,845	3,641

Total assets	¥252,890	¥340,894

Consolidated VIEs’ liabilities:
Derivative financial instruments	¥147,080	¥150,810
Other liabilities	50,819	43,107

Total liabilities	¥197,899	¥193,917

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Sompo Japan Group may also hold significant variable interests or be a sponsor that holds a variable interest in a VIE for which Sompo Japan Group is not the primary beneficiary, through holding retained interests. The following table shows the carrying amount and classification of the assets that relate to Sompo Japan Group’s variable interest in unconsolidated VIEs as of March 31, 2009 and 2008, for which Sompo Japan Group holds significant variable interests or act as a sponsor holding variable interest. The maximum exposure to loss as a result of Sompo Japan Group’s involvement with the unconsolidated VIEs is ¥81,716 million and ¥150,097 million as of March 31, 2009 and 2008, respectively.

	Assets	Maximum exposure
	(in millions of yen)
2009
Type of variable interest held:
Equity securities, available-for-sale	¥19,814	¥19,814
Other long-term investment	61,902	61,902

Total	¥81,716	¥81,716

2008
Type of variable interest held:
Equity securities, available-for-sale	¥33,701	¥33,701
Other long-term investment	116,396	116,396

Total	¥150,097	¥150,097

Accumulated depreciation for investment real estate as of March 31, 2009 and 2008, and depreciation expenses for investment real estate included in “Net investment income” for the years ended March 31, 2009 and 2008 are as follows:

	2009	2008
	(in millions of yen)
Investment real estate:
Accumulated depreciation	¥35,074	¥34,686
Depreciation expense	¥1,353	¥1,362

“Other long-term investments” as of March 31, 2009 and 2008 include:

	2009	2008
	(in millions of yen)
Funds accounted for under the equity method	¥83,580	¥137,186
Limited partnership	23,952	29,640
Collateral and guaranteed loans	188,553	184,376
Unsecured loans	266,530	271,559
Other	13,341	18,863

Total	¥575,956	¥641,624

“Short-term investments” primarily include investments that mature within one year as of the date of purchase.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

“Net investment income” for the years ended March 31, 2009 and 2008 is as follows:

	2009	2008
	(in millions of yen)
Investment income:
Fixed maturities	¥62,047	¥66,551
Equity securities	36,654	46,959
Investment real estate	4,402	4,300
Mortgage loans on real estate	1,134	1,303
Policy loans	957	897
Other long-term investments	(47,205)	10,426
Short-term investments	652	1,181
Other	3,509	4,808

Gross investment income	62,150	136,425
Less: investment expenses	9,650	10,559

Net investment income	¥52,500	¥125,866

Net realized gains (losses) and change in unrealized gains (losses) on fixed maturity securities, equity securities and other investments for the years ended March 31, 2009 and 2008 are as follows:

	Fixed maturities	Equity securities	Other investments	Net gains (losses)
	(in millions of yen)
2009
Realized (losses) gains on investments and unrealized (losses) gains on trading securities	¥(22,455)	¥(73,187)	¥(15,389)	¥(111,031)
Change in unrealized losses on investments other than trading securities	(24,615)	(492,383)	—	(516,998)

Total	¥(47,070)	¥(565,570)	¥(15,389)	¥(628,029)

2008
Realized (losses) gains on investments and unrealized (losses) gains on trading securities	¥14,535	¥12,662	¥(3,696)	¥23,501
Change in unrealized losses on investments other than trading securities	(3,804)	(615,615)	—	(619,419)

Total	¥10,731	¥(602,953)	¥(3,696)	¥(595,918)

“Realized (losses) gains on investments and unrealized (losses) gains on trading securities” on the consolidated statements of operations include changes in unrealized losses on trading securities in the amount of ¥23,970 million and ¥33,269 million for the years ended March 31, 2009 and 2008, respectively.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The following table shows gross unrealized losses and fair value of investments other than investments in affiliates with unrealized losses that are not deemed to be other-than-temporarily impaired, segmented by investment category and length of period that individual securities have been in a continued unrealized loss position, as of March 31, 2009 and 2008, respectively.

	Less than 12 months		12 months or longer		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses

	(in millions of yen)
2009
Securities held-to-maturity:
Fixed maturities:
Government and government agencies and authorities other than U.S.	¥11,573	¥(114)	¥—	¥—	¥11,573	¥(114)
Municipalities and political subdivisions other than U.S.	3,223	(7)	5,533	(37)	8,756	(44)
Others	67,462	(1,278)	68,057	(3,469)	135,519	(4,747)

Total fixed maturities held-to-maturity	¥82,258	¥(1,399)	¥73,590	¥(3,506)	¥155,848	¥(4,905)

Securities available-for-sale:
Fixed maturities:
U.S. government and government agencies and authorities	¥5,407	¥(196)	¥—	¥—	¥5,407	¥(196)
Government and government agencies and authorities other than U.S.	22,462	(267)	28,653	(2,096)	51,115	(2,363)
Municipalities and political subdivisions other than U.S.	8,779	(20)	6,415	(26)	15,194	(46)
Mortgage-backed securities	69,378	(712)	30,166	(1,118)	99,544	(1,830)
Others	91,797	(1,144)	61,267	(2,523)	153,064	(3,667)

Total fixed maturities available-for-sale	197,823	(2,339)	126,501	(5,763)	324,324	(8,102)

Equity securities	54,927	(8,056)	5,917	(696)	60,844	(8,752)

Total	¥252,750	¥(10,395)	¥132,418	¥(6,459)	¥385,168	¥(16,854)

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

	Less than 12 months		12 months or longer		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
	(in millions of yen)
2008
Securities held-to-maturity:
Fixed maturities:
Municipalities and political subdivisions other than U.S.	¥—	¥—	¥10,700	¥(68)	¥10,700	¥(68)
Others	36,606	(1,358)	44,570	(508)	81,176	(1,866)

Total fixed maturities held-to-maturity	¥36,606	¥(1,358)	¥55,270	¥(576)	¥91,876	¥(1,934)

Securities available-for-sale:
Fixed maturities:
U.S. government and government agencies and authorities	¥8,738	¥(374)	¥5,466	¥(401)	¥14,204	¥(775)
Government and government agencies and authorities other than U.S.	37,397	(221)	81,367	(2,362)	118,764	(2,583)
Municipalities and political subdivisions other than U.S.	16,067	(51)	16,992	(129)	33,059	(180)
Mortgage-backed securities	7,332	(56)	34,161	(367)	41,493	(423)
Others	67,861	(577)	88,360	(1,201)	156,221	(1,778)

Total fixed maturities available-for-sale	137,395	(1,279)	226,346	(4,460)	363,741	(5,739)

Equity securities	39,932	(5,695)	6,653	(290)	46,585	(5,985)

Total	¥177,327	¥(6,974)	¥232,999	¥(4,750)	¥410,326	¥(11,724)

Unrealized losses on fixed maturities above were mainly caused by changes in interest rates. Sompo Japan Group has the positive intent and ability to hold these investments until maturity or the market prices that are influenced by the fluctuation of interest rates recover. Therefore, Sompo Japan Group does not consider the impairment of these securities to be other-than-temporary.

When determining whether a decline in value is other-than-temporary, estimating the outcome of future events is required. Judgment by Sompo Japan’s management is necessary to determine whether factors exist that indicate if an impairment loss has been incurred at the end of reporting period.

Management considers the following factors when evaluating whether a decline in value is other than temporary: (1) judgment whether such securities are assets to be held long-term, or assets available for immediate sale in view of objectives of investment portfolio and investment policy, (2) extent of decline in fair value of the securities and period of time that the value of the securities has been in an unrealized loss, (3) the likelihood that those declines will reverse, judging from the qualitative information including creditworthiness of the issuer, forecast of the issuer’s financial performance, macroeconomic environment and industry outlook.

Specifically, the following facts would be considered to determine whether a decline in value is other than temporary for each type of securities.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

For marketable equity securities, Sompo Japan Group evaluates individual securities and considers several facts including whether (a) Sompo Japan Group has determined or planned to sell the securities, (b) the fair value of the securities has continued to be below book value by 15% or more during the recent six-month period, (c) the fair value has been below book value by 30% or more as of the end of fiscal year, or (d) the fair value falls below book value by 10% or more and the amount of unrealized losses for the securities exceeds a certain amount. In such cases, Sompo Japan Group determines the recoverability for each security based on qualitative information.

For fixed maturity securities, Sompo Japan Group evaluates the following factors: (a) if any fixed maturities are determined to be sold or expected to be sold, such fixed maturity securities would be impaired regardless of the extent or duration of such decline; or (b) if the credit rating of an issuer is sub-investment grade and such fixed maturities have been in an unrealized loss position for 12 months or more, such fixed maturities are impaired.

For non-marketable equity securities, an impairment test is performed based on a fair value measurement. Sompo Japan Group considers whether a significant decline in value over a short period of time would reflect fundamental valuation issues including credit deterioration of the issuer. Notwithstanding, such equity securities are impaired if the fair value falls below book value by 30% or more.

When the management of Sompo Japan determines that a decline in fair value below book value of those securities is other than temporary in view of these factors and others, the carrying amount of such securities is written down to fair value.

Sompo Japan Group recognized impairment losses on investment securities (excluding investments in affiliates) in the amount of ¥65,255 million and ¥13,959 million for the years ended March 31, 2009 and 2008, respectively.

Sompo Japan Group performed an impairment test as of March 31, 2009 and 2008 for its investment real estate for which it recognized that the fair value might fall below the carrying amount; however, no investment real estate was considered to be impaired.

Available-for-sale securities are stated at fair value in the consolidated financial statements. Changes in unrealized gains and losses, net of taxes, on securities available-for-sale shown above are included in other comprehensive income.

Loans are placed on a cash basis (non-accrual status) when it is deemed that the collection of interest or principal is doubtful, or when interest or principal is past due for 90 days or more.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The carrying amount of impaired loans and related specific allowance for credit losses as of March 31, 2009 and 2008 are as follows:

	Carrying amount
	Total	without allowance	with allowances	Allowance for credit losses
	(in millions of yen)
2009:
Mortgage loans on real estate	¥2,122	¥110	¥2,012	¥538
Policy loans	16	—	16	0
Collateral and guaranteed loans	243	243	—	—
Unsecured loans	1,214	—	1,214	1,120

Total	¥3,595	¥353	¥3,242	¥1,658

2008:
Mortgage loans on real estate	¥2,154	¥358	¥1,796	¥448
Policy loans	10	—	10	0
Collateral and guaranteed loans	275	222	53	53
Unsecured loans	939	152	787	643

Total	¥3,378	¥732	¥2,646	¥1,144

The amount of general allowance for credit losses were ¥270 million and ¥105 million as of March 31, 2009 and 2008, respectively.

An analysis of activity in the total allowance for credit losses during the years ended March 31, 2009 and 2008 is as follows:

	2009	2008
	(in millions of yen)
Allowances for credit losses
Balance at beginning of year	¥1,249	¥1,847
Increase (decrease) in allowance for credit losses	717	(535)
Principal charge-offs	(38)	(63)

Balance at end of year	¥1,928	¥1,249

The recorded investment on loans in nonaccrual status is ¥3,139 million and ¥2,539 million as of March 31, 2009 and 2008, respectively. The recorded investment in loans past due for 90 days or more and still accruing interest was ¥4 million and ¥0 million as of March 31, 2009 and 2008, respectively.

The average carrying amount of impaired loans is ¥3,509 million and ¥4,904 million for the years ended March 31, 2009 and 2008, respectively. The interest income in cash related to these impaired loans was ¥62 million and ¥107 million for the years ended March 31, 2009 and 2008, respectively. The balance of loans which have not accrued any interest for the past 12 months was ¥588 million and ¥682 million as of March 31, 2009 and 2008, respectively.

Sompo Japan Group manages its investments to reduce credit risks by diversifying its portfolio among various investment products and industry sectors. Sompo Japan Group monitors creditworthiness of

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

counterparties of all financial instruments by credit control procedures including credit approvals, credit limit approvals and other monitoring procedures. Collateral often includes pledges of assets including stocks and other assets, and guarantees.

In accordance with Sompo Japan Group’s internal policy, Sompo Japan Group’s portfolio is broadly diversified to ensure that there is no significant concentration of credit risk with any individual counterparties or group of counterparties. However, the following table sets forth the concentrations of credit risk exceeding 10 percent of total stockholders’ equity as of March 31, 2009 and 2008:

	2009	2008
	(in millions of yen)
Japanese government bonds at carrying amount	¥1,412,610	¥1,348,826

3. Reinsurance

Sompo Japan Group cedes risks to other insurance companies in order to diversify its insurance business and reduce potential losses arising from large catastrophic losses. Reinsurance contracts include proportional reinsurance, excess-of-loss reinsurance, facultative reinsurance and other types of reinsurance contracts.

Reinsurance contracts are determined in accordance with reinsurance treaty arrangements or negotiation regarding the individual risks. These reinsurance contracts are prospective reinsurance contracts. Sompo Japan Group records amounts paid for prospective reinsurance contracts as prepaid reinsurance premiums and amortizes the premium into expense over the contract periods in proportion to the amount of reinsurance protection provided. The amount recoverable from reinsurance contracts is estimated in a manner consistent with policy liabilities and accruals for losses, claims and loss adjustment expenses and future benefits associated with the underlying insurance contracts.

Reinsurance contracts do not relieve Sompo Japan Group from liability as a direct insurer. Therefore, Sompo Japan Group is exposed to credit risk of reinsurers to the extent that the reinsurer fails to execute their obligations to Sompo Japan Group. Sompo Japan Group evaluates financial conditions of reinsurers and reviews concentration of credit risks in order to minimize possible risk of significant loss arising from nonperformance of their obligation under reinsurance contracts by the reinsurers. No significant credit risks lie on a single reinsurer for the balance of prepaid reinsurance premiums or reinsurance recoverable on losses as of March 31, 2009 and 2008.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The effect of ceded reinsurance on the premiums written, premiums earned and losses and claims incurred of property and casualty insurance and life insurance for the years ended March 31, 2009 and 2008 is as follows:

	2009	2008
	(in millions of yen)
Property and casualty:
Premiums written:
Direct	¥1,403,622	¥1,441,927
Assumed	156,977	212,850
Ceded	(245,364)	(286,054)

Net premiums written	¥1,315,235	¥1,368,723

Premiums earned:
Direct	¥1,439,032	¥1,466,258
Assumed	199,902	220,065
Ceded	(280,382)	(308,466)

Premiums earned	¥1,358,552	¥1,377,857

Losses and claims incurred:
Direct	¥785,428	¥904,480
Assumed	193,128	171,460
Ceded	(197,589)	(226,330)

Losses and claims incurred	¥780,967	¥849,610

Life:
Premiums earned:
Direct	¥235,600	¥247,317
Assumed	898	850
Ceded	(2,707)	(2,798)

Premiums earned	¥233,791	¥245,369

Life and annuity contract benefits and losses:
Direct	¥173,632	¥182,191
Assumed	—	—
Ceded	(2,158)	(3,661)

Policyholder benefits and losses	¥171,474	¥178,530

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

4. Deferred Policy Acquisition Cost

The following shows the policy acquisition costs deferred for amortization against future income and related amortization charged to income for property and casualty and life insurance operations for the years ended March 31, 2009 and 2008.

	2009	2008
	(in millions of yen)
Property and casualty insurance:
Beginning of year	¥135,181	¥136,624
Deferred during current year	203,359	206,716
Amortized during year	(203,288)	(208,159)

End of year	¥135,252	¥135,181

Life insurance:
Beginning of year	¥107,159	¥105,067
Deferred during current year	23,249	21,666
Amortized during year	(19,547)	(19,569)
Change in shadow adjustment	6	(5)

End of year	¥110,867	¥107,159

5. Property and Equipment

The summary of property and equipment is as follows:

	2009	2008
	(in millions of yen)
Land	¥79,692	¥79,745
Buildings	213,301	209,184
Furniture and equipment	69,317	69,903
Construction in progress	905	1,468

Total at cost	363,215	360,300
Less: accumulated depreciation	188,758	184,237

Net property and equipment	¥174,457	¥176,063

Depreciation expenses for property and equipment included in “Other expenses” amounted to ¥10,443 million and ¥8,764 million for the years ended March 31, 2009 and 2008, respectively.

Furniture and equipment shown above include assets under capital lease agreements. The carrying amount of leased assets is ¥3,663 million and ¥3,815 million as of March 31, 2009 and 2008, respectively. Accumulated depreciation for assets under capital lease agreements amounted to ¥5,527 million and ¥4,400 million as of March 31, 2009 and 2008, respectively.

The summary of software included in “Other assets” is as follows:

	2009	2008
	(in millions of yen)
Software	¥44,878	¥32,588
Less: accumulated amortization	17,102	12,420

Net software	¥27,776	¥20,168

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The amortization for software included in “Other expenses” amounted to ¥5,066 million and ¥3,050 million for the years ended March 31, 2009 and 2008, respectively.

6. Goodwill and Intangible Assets

Sompo Japan acquired all the outstanding shares of Sompo Japan Himawari Life Insurance Co., Ltd. (“Himawari”) through a step-by-step acquisition from 1993 through 2001. Sompo Japan Group recognized goodwill and PVFP as a result of the acquisition. These goodwill and PVFP amounts are attributable to the life insurance segment.

Sompo Japan acquired all the outstanding shares of Taisei Fire & Marine Insurance Co., Ltd. in October 2002. Sompo Japan Group recognized PVFP as a result of the acquisition. This PVFP is attributable to the property and casualty insurance segment.

Sompo Japan Group performs an impairment test for goodwill as of March 31 of each year. In addition, Sompo Japan Group performs an impairment test between the annual tests if any event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. As a result of the impairment tests as of March 31, 2009 and 2008, Sompo Japan Group concluded that the goodwill was not impaired.

Sompo Japan Group also annually reviews PVFP for impairment. As a result, no impairments for PVFP were recognized for the years ended March 31, 2009 and 2008, respectively.

The following table shows summarized financial information regarding PVFP recognized by Sompo Japan Group as of March 31, 2009 and 2008.

	Property and casualty insurance		Life insurance
	2009	2008	2009	2008
	(in millions of yen)
Balance at beginning of year	¥3,065	¥3,330	¥34,507	¥39,265
Amortization	(275)	(285)	(6,445)	(5,707)
Interest	19	20	840	949

Balance at end of year	¥2,809	¥3,065	¥28,902	¥34,507

Accumulated amortization, net of interest expenses	¥2,854	¥2,598	¥75,394	¥69,789

With reference to PVFP for the life insurance segment, the interest accrual rates which vary by product range from 1.75% to 3.00% with weighted average amortization period of 38 years. With reference to PVFP for the property and casualty insurance segment, the interest accrual rates which vary by product range from 3.00% to 5.00% with weighted average amortization period of 16 years.

Amortization expense, net of interest, for PVFP was included in “Other expenses.” The future annual amortization expenses, net of interest, for PVFP are estimated as follows:

Years ending March 31:	Property and casualty insurance	Life insurance
	(in millions of yen)
2010	¥293	¥3,705
2011	292	3,477
2012	291	2,604
2013	289	2,134
2014	288	1,914

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

7. Liabilities for Unpaid Losses and Loss Adjustment Expenses

The following table is a reconciliation of property and casualty insurance balances for unpaid losses and loss adjustment expenses for the years ended March 31, 2009 and 2008:

	2009	2008
	(in millions of yen)
Balance at beginning of year	¥1,005,945	¥967,741
Less: reinsurance recoverables	127,342	125,045

Net balance at beginning of year	878,603	842,696

Losses incurred for:
Current year	903,098	898,321
Prior years	(45,946)	24,004

Total losses incurred	857,152	922,325

Losses paid for:
Current year	470,906	475,521
Prior years	413,379	414,071

Total losses paid	884,285	889,592

Foreign currency translation adjustments	(18,344)	3,174
Net balance at end of year	833,126	878,603
Add: reinsurance recoverables	118,331	127,342

Balance at end of year	¥951,457	¥1,005,945

Losses and expenses incurred for the years ended March 31, 2009 and 2008, shown in the table above are mainly attributed to the loss trend in the voluntary automobile line as well as the personal accident line and resulted from the changes, based on Sompo Japan’s latest experience in claim settlements, in loss development factors in earlier accident years. The trend of incurred losses in the voluntary automobile line and the personal accident line had been increasing until the year ended March 31, 2008, which resulted in an unfavorable development of ¥24,004 million for that fiscal year. The incurred loss in the voluntary automobile line and the personal accident line declined in the year ended March 31, 2009, as more accidents than the previous year were settled and the consequent determination of loss development factors resulted in a favorable development of ¥45,946 million.

The reinsurance recoverables in the table above are reconciled to the carrying amount in the consolidated statements of financial position as follows:

	2009	2008
	(in millions of yen)
Property and casualty insurance:
Unpaid losses	¥118,331	¥127,342
Paid losses	85,265	88,532
Life insurance	1,169	1,081

Total reinsurance recoverable on losses	¥204,765	¥216,955

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

8. Certain Nontraditional Long-Duration Contracts

Sompo Japan Group issues variable life contracts which have a guaranteed minimum death benefit (“GMDB”) feature where Sompo Japan Group contractually guarantees to the contractholder a death benefit defined at issue even when there is insufficient value to cover monthly mortality and expense charges.

Sompo Japan Group issues annuity contracts which have a guaranteed minimum income benefit (“GMIB”) feature where Sompo Japan Group guarantees the fixed periodic annuity payouts defined at issue.

The liabilities for GMDB and GMIB are included in “Future policy benefits for life insurance contracts” and the related changes in the liabilities are included in “Life and annuity contract benefits and losses.” The GMDB liability is determined each period end by estimating the accumulated value of a portion of the total assessments to date less the accumulated value of the death benefits in excess of the account balance. The portion of assessments used is chosen such that, at issue, the present value of expected death benefits in excess of the projected account balance and the portion of the present value of total expected assessments over the lifetime of the contracts are equal. The GMIB liability is determined by estimating the accumulated value of a portion of the total assessments to date less the accumulated value of the projected income benefits in excess of the account balance. Sompo Japan Group regularly evaluates the estimates used and adjusts the GMDB and GMIB liability balances, with a related charge or credit to earnings, if actual experience or other evidence suggests that earlier assumptions should be revised.

The present value of death / income benefits in excess of the projected account balance and the present value of total expected assessment for GMDB / GMIB were determined over a reasonable range of stochastically generated scenarios.

For those guarantees of benefits that are payable in the event of death, the net amount at risk is defined as the current GMDB in excess of the current account balance at the balance sheet date. For guarantees of benefits at annuitization, the net amount at risk is defined as the present value of the minimum guaranteed annuity payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance at the balance sheet date. As of March 31, 2009 and 2008, Sompo Japan Group had the following guarantees associated with these contracts, by products:

	Variable life	Annuity
	(in millions of yen)
2009:
Account value	¥11,355	¥25,388
Net amount at risk	¥62,836	¥33,164
Average attained age	46	43

2008:
Account value	¥13,219	¥22,569
Net amount at risk	¥64,622	¥35,749
Average attained age	45	42

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The following summarizes GMDB and GMIB liabilities:

	2009		2008
	GMDB	GMIB	GMDB	GMIB
	(in millions of yen)
Balance at the beginning of year	¥1,548	¥235	¥992	¥219
Reserve increase	1,332	18	676	25
Benefits paid	(119)	(21)	(120)	(9)

Balance at the end of year	¥2,761	¥232	¥1,548	¥235

9. Income Taxes

Total income taxes for the years ended March 31, 2009 and 2008 were allocated as follows:

	2009	2008
	(in millions of yen)
Total income tax benefit	¥(33,770)	¥(12,454)
Taxes on other comprehensive income:
Net unrealized gains on securities	(195,686)	(227,823)
Pension liability adjustments	208	(1,528)

	¥(229,248)	¥(241,805)

Total income tax benefit for the years ended March 31, 2009 and 2008 were allocated as follows:

	2009	2008
	(in millions of yen)
Current income tax expense:
Parent company and domestic subsidiaries	¥6,965	¥60,032
Foreign subsidiaries	699	1,259

Total current income tax expense	7,664	61,291
Deferred income tax benefit:
Parent company and domestic subsidiaries	(41,725)	(71,515)
Foreign subsidiaries	291	(2,230)

Total deferred income tax benefit	(41,434)	(73,745)

Total income tax benefit	¥(33,770)	¥(12,454)

Total income tax benefit shown above was based on the following components of “Loss before income tax benefit and minority interests” for the years ended March 31, 2009 and 2008:

	2009	2008
	(in millions of yen)
Parent company and domestic subsidiaries	¥(96,454)	¥(24,108)
Foreign subsidiaries	6,340	10,778

Total	¥(90,114)	¥(13,330)

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The reconciliation of the effective tax rates of Sompo Japan Group to the Japanese statutory income tax rates is as follows:

	2009	2008
Japanese statutory income tax rate	36.09%	36.09%
Adjustments:
Change in deferred tax valuation allowance	4.90	14.97
Non-deductible expenses	(1.47)	(8.53)
Non-taxable revenue	6.06	45.53
Deduction of income taxes	0.06	0.76
Resident per capita taxes	(0.63)	(4.16)
Tax rate differences with subsidiaries	(2.11)	5.30
Others	(5.43)	3.47

Effective tax rate	37.47%	93.43%

The details of deferred income tax assets and liabilities as of March 31, 2009 and 2008 are as follows:

	2009	2008
	(in millions of yen)
Deferred tax assets:
Net operating loss carryforwards for tax purposes	¥31,568	¥7,983
Impairment losses	32,621	32,370
Policy liabilities and accruals for losses and claims	82,163	92,784
Retirement and severance benefits	44,145	44,240
Allowance for credit losses	2,525	2,629
Intangible fixed assets for tax purposes	12,120	10,934
Net realized gains on investments	42,324	17,802
Credit derivatives	70,232	61,693
Others	27,659	31,283

Total gross deferred tax assets	345,357	301,718
Valuation allowance	(9,776)	(14,188)

Total net deferred tax assets	335,581	287,530

Deferred tax liabilities:
Future policy benefits	(125,383)	(123,062)
Unrealized gains on available-for-sale securities	(164,821)	(349,830)
Deferred policy acquisition costs	(88,828)	(87,446)
Present value of future profit	(11,479)	(13,601)
Others	(2,885)	(2,659)

Total deferred tax liabilities	(393,396)	(576,598)

Net deferred tax liabilities	¥(57,815)	¥(289,068)

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Deferred tax assets and deferred tax liabilities within the same tax jurisdiction have been netted for presentation in the consolidated statements of financial position as follows:

	2009	2008
	(in millions of yen)
Deferred tax assets on the consolidated statements of financial position	¥3,251	¥3,274
Deferred tax liabilities on the consolidated statements of financial position	(61,066)	(292,342)

Net deferred tax liabilities	¥(57,815)	¥(289,068)

Sompo Japan Group evaluates whether it is more likely than not that part or all of deferred tax assets will not be realized to determine valuation allowances. In determining the valuation allowances, Sompo Japan Group takes into account all the information and evidence available, both positive and negative, including (a) the nature and severity of current and cumulative losses in terms of financial reporting, (b) the sources and timing of future taxable income expected in the business plan, (c) the periods of net operating loss carryforwards, and (d) the timing of future reversals of existing temporary differences. The valuation allowances as of March 31, 2009 and 2008 were recorded primarily related to impairment losses on investments in subsidiaries and net operating loss carryforwards of consolidated subsidiaries because it is not likely that these tax benefits will be realized based on evidence available at the end of each period. For the years ended March 31, 2009 and 2008, tax benefits arising from net operating loss carryforwards were ¥26,267 million and ¥355 million, respectively.

Sompo Japan Group has undistributed retained earnings from foreign subsidiaries that amount to ¥20,328 million and ¥16,662 million as of March 31, 2009 and 2008, respectively. Sompo Japan Group does not provide tax liabilities for these earnings because it is not apparent that these earnings will be distributed and taxable in the foreseeable future. It is not practicable to estimate the amount of income taxes payable in the event all such earnings are repatriated.

Sompo Japan Group evaluated whether subsequent recognition, derecognition, and measurement should be made for a tax position that was effectively settled for the purpose of recognizing previously unrecognized tax benefits. Based on Sompo Japan Group’s best estimate given the facts, circumstances, and information available, the unrecognized tax benefits as of March 31, 2009 and 2008 are not material. Movements of the gross amounts in unrecognized tax benefits and the amounts of interest and penalties recognized due to the unrecognized tax benefits during the years ended March 31, 2009 and 2008 are also immaterial. Sompo Japan Group does not expect that the total amounts of unrecognized tax benefits will significantly increase or decrease within 12 months of March 31, 2009.

Sompo Japan Group files tax returns in Japan and certain foreign tax jurisdictions. The tax returns are inspected regularly by Japanese and foreign taxing authorities to confirm whether taxable income is calculated properly by observing regulations and laws for tax purpose. Sompo Japan has been audited by the Japanese tax authorities through the tax year ended March 31, 2008.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

As of March 31, 2009, Sompo Japan Group had net operating loss carryforwards for tax purposes which totaled ¥87,914 million. The schedule of the expiration is as follows:

Years ending March 31:	(in millions of yen)
2010	¥2,227
2011	2,036
2012	1,549
2013	1,305
2014	760
2015	627
2016	73,386
Indefinite	6,024

Total	¥87,914

The net change during the years ended March 31, 2009 and 2008 in the total valuation allowance was a decrease of ¥4,412 million and ¥1,996 million, respectively.

10. Retirement and Severance Benefits

Sompo Japan Group has introduced defined benefit plans and defined contribution plans. Employees of Sompo Japan Group who are eligible for defined benefit plans by meeting requirements stipulated by internal policy, such as requisite service periods, receive their benefits as a lump-sum payment. Under this defined benefit plan for Sompo Japan, the amount of benefits is determined based on points, which are accumulated each year based on the employees’ rank, length of service and certain other factors, upon retirement or termination of employment for reasons other than punitive dismissal. Directors and corporate auditors of Sompo Japan are covered by a separate plan.

In the past, defined benefit plans contained a portion of the welfare pension plan administered by the Japanese government of which benefits were supposed to be paid to eligible employees of Sompo Japan together with original defined pensions. As of March 30, 2005, however, Sompo Japan obtained an approval of dissolution of the pension plan from the Japanese government. Based on this approval, Sompo Japan was exempted from and allowed to transfer the benefit obligation related to past employee services. Therefore, Sompo Japan did not need to administer the related government-specified portion of its plan assets on behalf of the Japanese government and returned the assets to the Japanese government. In response to the dissolution of the pension plan, Sompo Japan newly introduced the defined contribution pension plan in place of the existing defined benefit pension plan, which covered substantially all employees who met age and service requirements.

Effective April 1, 2007, Himawari, which is a life insurance subsidiary of Sompo Japan, has amended the funded defined benefit pension plans, and has implemented an unfunded retirement and severance plan and a defined contribution pension plan for certain future pension benefits attributable to employee’s future services. As a result of this amendment, the projected benefit obligation decreased by ¥2,826 million and a settlement gain of ¥353 million was recognized in the consolidated statements of operations for the year ended March 31, 2008.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Sompo Japan Group uses March 31 as the measurement date of the plan. The beginning and the ending balances of benefit obligation and fair value of plan assets as of March 31, 2009 and 2008 and the changes for the years then ended are as follows:

	2009	2008
	(in millions of yen)
Change in benefit obligation:
Benefit obligation at beginning of year	¥127,594	¥128,048
Service cost	6,730	5,170
Interest cost	1,418	1,765
Actuarial loss	558	2,374
Benefits paid	(10,340)	(7,806)
Plan settlement	(19)	(1,957)

Benefit obligation at the end of year	¥125,941	¥127,594

Change in plan assets:
Fair value of plan assets at beginning of year	¥4,131	¥10,201
Actual return on plan assets	(1,101)	(3,129)
Benefits paid	(4)	(869)
Plan settlement	—	(2,072)

Fair value of plan assets at the end of year	¥3,026	¥4,131

Funded status	¥(122,915)	¥(123,463)
Unrecognized net actuarial loss	14,465	15,280
Unrecognized prior service credit	(1,914)	(2,152)

Net amount recognized	¥(110,364)	¥(110,335)

Amounts recognized in the balance sheet consist of:
Accrued benefit liability	¥(122,915)	¥(123,463)
Accumulated other comprehensive income	12,551	13,128

Net amount recognized	¥(110,364)	¥(110,335)

The accumulated benefit obligation for all the defined benefit plans was ¥129,159 million and ¥130,416 million as of March 31, 2009 and 2008, respectively. In all the plans, projected benefit obligation and accumulated benefit obligation exceeded plan assets.

Weighted-average actuarial assumptions used to determine the benefit obligation as of March 31, 2009 and 2008 are as follows:

	2009	2008
Discount rate	1.1%	1.1%
Rate of salary increase	1.8%	1.8%

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The components of net periodic benefit cost for the years ended March 31, 2009 and 2008 are as follows:

	2009	2008
	(in millions of yen)
Service cost	¥6,730	¥5,170
Interest cost	1,418	1,765
Expected return on plan assets	—	—
Amortization of prior service credit	(239)	(239)
Recognized actuarial loss	2,474	1,982
Gain on plan settlement	—	(353)

Net periodic benefit cost	¥10,383	¥8,325

Amounts recognized in accumulated other comprehensive income that have not yet been recognized as components of net periodic benefit cost, pre-tax, as of March 31, 2009 and 2008 were as follows:

	2009	2008
	(in millions of yen)
Net actuarial loss	¥14,465	¥15,280
Net prior service credit	¥(1,914)	¥(2,152)

Amounts in accumulated other comprehensive income, pre-tax, expected to be recognized as components of net periodic benefit cost over the year ending March 31, 2010 are as follows:

2010
(in millions of yen)
Net actuarial loss	¥2,623
Net prior service credit	¥(239)

Unrecognized net actuarial loss is amortized on a straight-line basis over the average remaining service period of active participants expected to receive benefits under the plan. The prior service credit is amortized on a straight-line basis over the average remaining service period of active participants at the date of amendment. In addition, gains arising from a plan amendment that retroactively reduces benefit are first offset against the prior service cost, if any, and the net amount is amortized over the average remaining service period of active participants expected to receive benefits under the plan.

Weighted-average actuarial assumptions used to determine net periodic benefit cost for the years ended March 31, 2009 and 2008 are as follows:

	2009	2008
Discount rate	1.1%	1.4%
Rate of salary increase	1.8%	2.0%
Expected long-term return on plan assets	0.0%	0.0%

The discount rate is determined by reference to the weighted-average annual return on Japanese government bonds as of the end of fiscal year, which is calculated by averaging annual return on the bonds on the weight of the expected benefit payments of the future fiscal years. The expected long-term rate of return on plan assets is determined by averaging expected return of each asset class on the weight of the amount of each asset class consisting of the plan assets. The expected return on each asset class is estimated utilizing the historical performance.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The asset allocations by major class of Sompo Japan Group’s plan as of March 31, 2009 and 2008 are as follows:

	2009	2008
	(in millions of yen)
Equity securities	¥2,643	¥3,818
Call loan	347	271
Cash and cash equivalents	36	42

Total plan assets	¥3,026	¥4,131

Estimated future benefit payments for the defined benefit plan are as follows:

Years ending March 31:	(in millions of yen)
2010	¥10,760
2011	11,039
2012	10,035
2013	9,606
2014	9,177
2015 - 2019	45,759

Sompo Japan Group’s contributions to the defined contribution plan were ¥2,642 million and ¥2,500 million for the years ended March 31, 2009 and 2008, respectively.

11. Debt Outstanding

Sompo Japan Group leases certain property and equipment under non-cancelable lease agreements. As of March 31, 2009 and 2008, obligations under capital leases which were included in other liabilities amounted to ¥5,625 million and ¥5,023 million, respectively. Of this amount, the obligation due within one year amounted to ¥1,989 million and ¥1,786 million.

12. Fair Value of Financial Instruments

Sompo Japan Group discloses fair values of financial instruments based on the following fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.

Level 1—	Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date.

Level 2—	Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for identical or similar instruments in markets that are not active, quoted prices for similar instruments in active markets, or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

Level 3—	Prices or valuations that require inputs that are both unobservable and significant to the overall fair value measurement.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Details of assets and liabilities measured at fair values on a recurring basis as of March 31, 2009 are as follows:

2009	Level 1	Level 2	Level 3	Total
	(in millions of yen)
Assets:
Fixed maturities, available-for-sale	¥1,232,873	¥676,906	¥67,835	¥1,977,614
Equity securities, available-for-sale	899,300	26,235	96,849	1,022,384
Trading fixed maturities	26,300	162,927	4	189,231
Trading equity securities	15,695	19,906	—	35,601
Derivative financial instruments	—	1,791	1,047	2,838
Other long-term investments	—	—	617	617

Total assets	¥2,174,168	¥887,765	¥166,352	¥3,228,285

Liabilities:
Derivative financial instruments	¥—	¥10,362	¥194,620	¥204,982
Other liabilities	1,586	24,915	—	26,501

Total liabilities	¥1,586	¥35,277	¥194,620	¥231,483

When available, Sompo Japan Group uses quoted prices in active markets to determine the fair value of fixed maturity securities, and such securities are classified in level 1 of the fair value hierarchy. Level 1 fixed maturity securities include highly liquid government bonds. The types of fixed maturity securities that are valued based on quoted prices for identical or similar assets or liabilities in non-active markets include corporate and municipal bonds and certain mortgage products. Securities priced using such methods are generally classified in level 2 of the fair value hierarchy. For certain securitization products whose quoted market prices are not available, Sompo Japan Group may use quotations from brokers or dealers who compile prices using various techniques. When there is less transparency around inputs to the valuation used by brokers or dealers, those securities are classified in level 3 of the fair value hierarchy. Level 3 fixed maturity securities include RMBS.

When available, Sompo Japan Group uses quoted market prices to determine the fair value of equity securities. Most exchange-traded equities are valued based on quoted prices in active markets and classified in level 1. Equity securities that trade in markets that are not considered to be active are classified in level 2 of the fair value hierarchy. For securities whose quoted market prices are not available, such as non-marketable equity securities, Sompo Japan Group determines the fair value based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement and classifies those securities in level 3 of the fair value hierarchy. In determining the fair value of non-marketable securities, Sompo Japan Group considers recent observable transactions when available. If there are no observable transactions, Sompo Japan Group generally uses commonly accepted valuation techniques, including the use of multiples based on comparable public securities with the adjustment made to consider the lack of liquidity inherent in those securities. Sompo Japan Group uses an established process for determining the fair values of those securities and applies it consistently from period to period.

The majority of derivative financial instruments entered into by Sompo Japan Group are executed over the counter. As no quoted market prices exist, valuation techniques are used to measure the fair value of these instruments. Derivatives classified in level 2 are mainly foreign exchange forward transactions that are valued using discounted cash flow methods which incorporate observable market data. Derivative financial instruments classified in level 3 of the fair value hierarchy are mainly credit derivative transactions measured at the price provided by counterparties. Counterparties measure fair value using commonly accepted valuation techniques.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The key inputs include the spot price of the underlying asset, spreads, and correlation among underlying assets prices. Sompo Japan Group compares the products with the same or similar characteristics to that being valued to verify the prices obtained from counterparties.

The table below presents a summary of changes in the fair value of Sompo Japan Group’s level 3 financial assets and financial liabilities for the year ended March 31, 2009.

2009	April 1, 2008	Net realized/ unrealized gains (losses) included in income—(1)	Accumulated other comprehensive income (loss)	Purchases, sales, issuances, and settlements—(net)	Transfers in and/or out of level 3	March 31, 2009	Unrealized gains (losses) still held—(2)
	(in millions of yen)
Assets:
Fixed maturities, available-for-sale	¥84,787	¥2	¥(1,489)	¥(15,465)	¥—	¥67,835	¥(994)
Equity securities, available-for-sale	86,622	(1,718)	(14,559)	26,504	—	96,849	23,949
Trading fixed maturities	886	—	—	(882)	—	4	—
Other long-term investments	1,059	(209)	(146)	(87)	—	617	—

Liabilities:
Derivative financial instruments—(3)	¥(159,879)	¥(71,132)	¥—	¥37,438	¥—	¥(193,573)	¥(62,370)

(1)	Gains (losses) related to other long-term investments are recorded in “Net investment income” in the consolidated statements of operations. Gains (losses) related to fixed maturities and equity securities available-for-sale are recorded in “Realized (losses) gains on investments and unrealized (losses) gains on trading securities” in the consolidated statements of operations. Gains (losses) related to derivative financial instruments are recorded in “Losses on derivative instruments” in the consolidated statements of operations.
(2)	Represents the amount of total gains or losses for the period, included in earnings (and accumulated other comprehensive income (loss) for changes in fair value of available-for-sale investments) attributable to the change in fair value relating to assets and liabilities classified as level 3 that are still held as of March 31, 2009.
(3)	Total level 3 derivative exposures have been netted on these tables for presentation purposes only.

When valuing instruments, adjustments for credit risk are required for the possibility that counterparties, as well as Sompo Japan, may default. As such, the valuation adjustments are computed to reflect credit qualities of counterparties and Sompo Japan’s own creditworthiness.

Credit exposures were mainly related to credit default swap (“CDS”) contracts of Sompo Japan where Sompo Japan guarantees and also consolidates VIEs that entered into CDS transactions under which the VIEs provide protection for the payment of principal and interest of a tranche of collateralized debt obligation (“CDO”) that is backed by corporate credits, CDOs and RMBS securities.

The credit valuation of Sompo Japan is reflected in credit spreads observed in the CDS market. These credit spreads are affected by a number of factors including, but not limited to, the performance of assets Sompo Japan holds. Widening of Sompo Japan’s credit spread observed in the CDS market toward the fiscal year end of March 31, 2009 resulted in an increase in Sompo Japan’s credit adjustment for total exposure of liabilities carried at fair value. As of March 31, 2009, income of ¥31,242 million of credit adjustment was included in earnings.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The carrying amounts and the fair values of Sompo Japan Group’s non-derivative financial instruments as of March 31, 2009 and 2008 are as follows. Refer to Note 15 “Derivative Financial Instruments” for discussion of fair value of derivative financial instruments.

	Carrying amount	Fair value
	(in millions of yen)
2009
Financial assets:
Fixed maturities, held-to-maturity	¥842,185	¥856,615
Fixed maturities, available-for-sale	1,977,614	1,977,614
Equity securities, available-for-sale	1,022,384	1,022,384
Trading fixed maturities	189,231	189,231
Trading equity securities	35,601	35,601
Mortgage loans on real estate	36,185	38,595
Policy loans	25,978	25,978
Other long-term investments	455,083	454,146
Short-term investments	15,262	15,262
Cash and cash equivalents	330,332	330,332
Accrued investment income	14,718	14,718
Premiums receivable and agents’ account balances	135,902	135,902
Reinsurance recoverable on losses	86,434	86,434

Financial liabilities:
Policyholders’ account balances associated with investment-type contracts	1,454,368	1,338,339
Ceded reinsurance balances payable	65,640	65,640
Other liabilities	28,980	28,980

2008
Financial assets:
Fixed maturities, held-to-maturity	¥773,938	¥788,146
Fixed maturities, available-for-sale	2,087,405	2,087,405
Equity securities, available-for-sale	1,579,870	1,579,870
Trading fixed maturities	223,446	223,446
Trading equity securities	108,653	108,653
Mortgage loans on real estate	39,540	42,211
Policy loans	24,319	24,319
Other long-term investments	455,935	456,702
Short-term investments	21,165	21,165
Cash and cash equivalents	351,214	351,214
Accrued investment income	17,148	17,148
Premiums receivable and agents’ account balances	138,044	138,044
Reinsurance recoverable on losses	89,613	89,613

Financial liabilities:
Policyholders’ account balances associated with investment-type contracts	1,482,755	1,614,768
Ceded reinsurance balances payable	69,901	69,901
Other liabilities	11,402	11,402

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The following methods and assumptions were used by Sompo Japan Group in estimating the fair value of its non-derivative financial instruments.

Cash and cash equivalents, accrued investment income, premiums receivable and agents’ account balances, reinsurance recoverable on losses, and ceded reinsurance balances payable

The carrying amounts are presumed to approximate fair values due to the short maturity of these instruments.

Fixed maturities and equity securities

If quoted price in active markets is available, fixed maturities and equity securities are measured at the market price. If quoted price in active markets is not available, fixed maturities and equity securities are measured by objectively observable input (e.g., quoted prices for identical or similar assets in markets that are not active, and quoted price for similar assets in active markets, or input other than quoted price).

If the fair value cannot be measured using primarily objectively observable inputs, unobservable inputs are used (e.g., the estimates of future cash flow and investees’ credit risk).

Policy loans

The carrying amounts of floating-rate policy loans are presumed to approximate fair values as the interest rates charged on those instruments are designed so that they would be adjusted periodically to reflect changes in overall market interest rates.

Mortgage loans on real estate, other long-term investments and short-term investments

The fair values for these financial instruments are estimated based on the quoted market prices for those or similar instruments. For financial instruments for which quoted market prices are not available, fair values are estimated using discounted cash flow analysis and interest rates currently being offered for similar loans to borrowers with similar credit ratings or for similar deposits.

Policyholders’ account balances associated with investment-type contracts

Fair values for investment-type contracts as of March 31, 2008 were estimated using discounted cash flow calculations based on actual non-risk interest, and those as of March 31, 2009 were estimated using discounted cash flow calculations based on actual non-risk interest added with credit risk (non performance risk). The cash flows used in fair value calculations were based on the best estimate assumptions of lapse rates and other factors.

Other liabilities

The major component of other liabilities is a liability recognized through securities borrowing transactions. The liability is measured based on the quoted market price of the relevant securities.

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions may significantly affect the estimates.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

13. Statutory Capital and Dividends Availability

Sompo Japan is subject to regulatory restrictions on the amount of dividends distributable to stockholders. The amount of retained earnings available for dividends is based on the amount recorded on Sompo Japan’s statutory financial statements in accordance with Japanese GAAP. Sompo Japan had retained earnings in the amount of ¥318,331 million, capital surplus in the amount of ¥24,230 million and treasury stock in the amount of ¥2,840 million in its balance sheet as of March 31, 2009 in accordance with Japanese GAAP.

As of March 31, 2009, retained earnings of ¥279,402 million are available for dividends. The adjustments included in the consolidated financial statements to conform to U.S. GAAP, but not recorded in the books of account in accordance with Japanese GAAP, have no effect on the determination of the amount available for dividends. Provision has not been made in the accompanying consolidated statements of financial position as of March 31, 2009 for dividends subsequently proposed to and approved by Sompo Japan’s stockholders in the aggregate amount of ¥19,691 million (¥20 per share) at the general meeting of stockholders held on June 25, 2009.

The minimum capital requirement of the Insurance Business Law of Japanese insurance company is ¥1,000 million on a statutory basis.

Article 15 of the Insurance Business Law of Japan requires insurance companies to set aside an amount equal to 20% of all appropriations of earnings, such as cash dividends, as legal reserve until the aggregate amount of such reserve and additional paid-in capital reaches stated capital. This reserve is not available for dividends but may be used to reduce a deficit or may be transferred to stated capital.

Sompo Japan and its domestic insurance subsidiaries are required to maintain adequate solvency margins determined by the Japanese regulatory authorities. If solvency margins fall below 200%, insurance companies in Japan are required by the regulations of the Financial Services Agency (“FSA”) in Japan to suspend all or part of their business operations until they have obtained permission from the FSA to resume business operations or file a business plan with FSA to insure the soundness of the business, depending on the level of the entity’s solvency margin ratio. On March 31, 2009, the solvency margin ratio of Sompo Japan was in compliance with the minimum requirements of the FSA.

In the parent company stand-alone financial statements prepared in accordance with Japanese GAAP, Sompo Japan reported net (loss) income of ¥(73,944) million and ¥44,667 million for the years ended March 31, 2009 and 2008, respectively and stockholders’ equity of ¥615,722 million and ¥1,074,490 million as of March 31, 2009 and 2008, respectively.

The amount of statutory net income (loss) for the years ended March 31, 2009 and 2008 and stockholders’ equity as of March 31, 2009 and 2008 of Sompo Japan and its insurance subsidiaries were as follows:

	2009	2008
	(in millions of yen)
Statutory net income (loss):
Property and casualty insurance	¥(68,445)	¥54,824
Life insurance	5,535	10,638

Statutory stockholders’ equity:
Property and casualty insurance	¥698,931	¥1,190,655
Life insurance	58,482	53,137

The amount of undistributed retained deficit of affiliates which were accounted for by the equity method of accounting were ¥(1,842) million and ¥(567) million as of March 31, 2009 and 2008, respectively.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

14. Commitments, Contingent Liabilities, and Guarantees

The amount of loan commitments outstanding is ¥24,309 million and ¥27,987 million as of March 31, 2009 and 2008, respectively.

Sompo Japan Group enters into investment contracts where Sompo Japan Group makes additional investments in partnerships or private equity funds up to the predetermined amount upon the request of the general partner or fund manager. The amount of capital commitments outstanding is ¥21,031 million and ¥24,309 million as of March 31, 2009 and 2008, respectively.

Sompo Japan Group occupies certain offices and other facilities and uses certain equipment under lease arrangements. For capital lease arrangements, minimum lease payments for each year, amount representing interest and present value of minimum lease payments as of March 31, 2009 are as follows:

Years ending March 31:	(in millions of yen)
2010	¥2,187
2011	1,885
2012	1,398
2013	478
2014	143

Minimum lease payments	6,091
Less—amount representing interest	466

Present value of minimum lease payments	¥5,625

For operating lease arrangements, rental expenses recognized for the years ended March 31, 2009 and 2008 are ¥14,219 million and ¥13,158 million, respectively. Minimum rental expenses with original or remaining non-cancelable lease terms more than one year as of March 31, 2009 are as follows:

Years ending March 31:	(in millions of yen)
2010	¥446
2011	265
2012	133
2013	97
2014	91
2015 and thereafter	182

Total minimum future rentals	¥1,214

Sompo Japan Group records a liability for the fair value of guarantee obligations.

Sompo Japan Group enters into certain derivative contracts that meet the definition of guarantees which include derivative contracts that contingently require a guarantor to make payment to a guaranteed party based on changes in an underlying asset, liability or equity security held by the guaranteed party. Among the derivative contracts that Sompo Japan Group utilizes and meet the definition of guarantees are credit derivatives and currency options.

For information about the maximum potential amount of future payments that Sompo Japan Group could be required to make under certain derivative contracts, the notional amount can be substituted because the maximum potential payout for certain derivative contracts, such as written currency options, cannot be estimated, as increases in foreign exchange rates in the future theoretically could be unlimited.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

For information about the payment/performance risk to which Sompo Japan Group is exposed, carrying value is considered the best indication of payment/performance risk for derivative contracts because the derivative contracts are accounted for at fair value on the consolidated statements of financial position.

The following table shows information about Sompo Japan Group’s derivative contracts that could meet the definition of a guarantee and certain other guarantees as of March 31, 2009 and 2008, except for the disclosure of credit derivatives. In relation to the disclosure of credit derivatives as of March 31, 2009 included in Note 15 “Derivative Financial Instruments,” the disclosure of credit derivatives as of March 31, 2008 is also described in Note 15 “Derivative Financial Instruments” together with that as of March 31, 2009 to enhance comparability for the information of credit derivatives.

	2009		2008
	Carrying value	Notional	Carrying value	Notional
	(in millions of yen)
Currency options	¥—	¥—	¥—	¥5,351

Total	¥—	¥—	¥—	¥5,351

15. Derivative Financial Instruments

Sompo Japan Group uses derivative financial instruments primarily for the purpose of hedging the risk on its asset portfolio that is related to the asset management. All derivative financial instruments are recognized at fair value as “Derivative instruments” in the consolidated statements of financial position and the change in fair value is recognized as “Losses on derivative instruments” in the consolidated statements of operations.

Sompo Japan Group mainly utilizes foreign exchange forwards, currency options and credit derivatives.

The fair value of derivative financial instruments as of March 31, 2009 and 2008 are as follows:

	Assets	Liabilities
	(in millions of yen)
2009
Foreign exchange forwards	¥1,499	¥10,160
Credit derivatives	785	194,602
Other	554	220

Total derivatives	¥2,838	¥204,982

2008
Foreign exchange forwards	¥4,458	¥1,320
Currency options	263	—
Credit derivatives	174	170,942
Other	3,641	537

Total derivatives	¥8,536	¥172,799

Sompo Japan Group used the following methods and assumptions in estimating the fair values of its derivatives.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Foreign exchange forwards

The fair values of foreign exchange forwards are measured using future prices or discounted cash flow methods which incorporate observable market data.

Currency options

Currency options are measured using prices provided from counterparties.

Credit derivatives

The fair value is measured at the price provided by counterparties. Counterparties measure fair value using commonly accepted valuation techniques. The key inputs include the spot price of the underlying asset, spreads, and correlation among underlying assets prices. Sompo Japan Group compares the products with the same or similar characteristics to that being valued to verify the prices obtained from counterparties.

Sompo Japan Group has entered into contracts to offer guarantees on losses of CDS that would be incurred by counterparties should the events stipulated in the contracts such as failure to pay of referenced credits occur. The CDS transactions are referenced to CDOs and asset backed securities (“ABS”). Sompo Japan Group has treated the contracts as part of a variety of financial guarantee products offered and accounted for them as credit derivatives. With the credit derivatives, Sompo Japan Group receives a premium primarily on a quarterly basis.

These credit derivatives provide the counterparty with credit protection, based on the ISDA Master Agreements, against the occurrence of a specific credit event defined in each credit derivative documentation, such as payment default or bankruptcy relating to an underlying obligation. The termination provision will be executed upon the occurrence of an early termination event such as the bankruptcy of the counterparty or of Sompo Japan as a guarantor. Generally, in the case of termination upon the bankruptcy of counterparties, Sompo Japan is not required the mark-to-market termination payment as determined under the ISDA documentation.

The maximum potential amount of future payment for the CDS transactions represents the notional amounts that could be lost under the CDS if there were a total default by the guaranteed parties, without consideration of possible recoveries under recourse provisions or from collateral held or pledged. Sompo Japan Group’s maximum potential amount of future payments under the CDS was ¥581,659 million and ¥745,503 million as of March 31, 2009 and 2008, respectively. The carrying amounts of liabilities related to the CDS were ¥194,601 million and ¥170,931 million as of March 31, 2009 and 2008, respectively. Generally, Sompo Japan is not required to post collateral under the guarantee agreements, except for those with a certain counterparty under which Sompo Japan is required to post collateral if the amount of cumulative derivative loss exceeds a pre-determined amount specified in the agreement. The carrying amount of collateral which Sompo Japan posted under these guarantee agreement as of March 31, 2009 and 2008 was ¥21,865 million and ¥11,033 million respectively.

The following table sets forth Sompo Japan Group’s exposure of credit derivatives as of March 31, 2009 and 2008:

	2009		2008
	Written Protection		Written Protection
	Carrying value	Notional	Carrying value	Notional
	(in millions of yen)
ABS	¥1,638	¥54,568	¥352	¥62,440
CDO	192,963	527,091	170,579	683,063

Total	¥194,601	¥581,659	¥170,931	¥745,503

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Weighted average years to maturity of the credit derivatives as of March 31, 2009 is 15 years, which is calculated based on the weighted average notional amounts. The years to maturity, however, will be shorter than calculated primarily due to amortization of referenced assets. The maximum years to maturity of the credit derivatives at date of contracts is 44 years while the majority of the contracts has less than 10 years to maturity at date of contracts.

The following table presents information about Sompo Japan Group’s written credit derivatives by external credit rating of underlying assets as of March 31, 2009. Ratings are based on Moody’s Investors Service. If ratings of Moody’s Investors Service are not available, Sompo Japan Group cites the rating of Standard & Poor’s.

	Notional
	Aaa	Aa	A	Baa	Ba	Other(1)	Total
	(in millions of yen)
ABS	¥50,015	¥3,570	¥—	¥983	¥—	¥—	¥54,568
CDO	218,918	99,936	15,740	31,935	9,826	150,736	527,091

Total	¥268,933	¥103,506	¥15,740	¥32,918	¥9,826	¥150,736	¥581,659

(1)	“Other” includes credit derivatives with credit rating of underlying asset below investment grade or where ratings are unavailable.

Fair value estimates are made at a specific point in time based on relevant market information and information about the derivative financial instruments. These estimates are subjective and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

16. Stock Options

Sompo Japan’s Stock Option Plan (the “Plan”) permits the grant of stock options to its directors and executive officers every year upon approval by the Stockholders’ Meeting which determines the general terms and conditions of the Plan for the next year. Approval covers the maximum number of options to be granted, exercisable period and strike price. Sompo Japan believes that such awards better align the interests of its directors and executive officers with those of its stockholders.

Until the year ended March 31, 2008, stock options were granted with an exercise price at the greater of the market price of Sompo Japan’s stock at the date of grant or the daily-average market price of Sompo Japan’s stock observed for one month immediately before the grant date multiplied by 1.05; those option awards vest immediately at the date of grant as determined in the Plan. Dividends are not paid on unexercised options. The options have a ten-year contract term and become exercisable two years after the grant date. However, if the directors and executive officers leave the position, the exercisable period is terminated at the earlier of five years after the date of resignation or at the end of the stock option agreement (10 years after the grant date). Sompo Japan revised the Plan for the year ended March 31, 2009, so that options granted under the new plan have a strike price of ¥1 and the directors and executive officers are not allowed to exercise the options without stepping down. The contractual life is 25 years if no resignation takes place, and the exercisable period is determined as ten days after the resignation. Options under the new plan also vest immediately after the date of grant.

Sompo Japan’s policy is to deliver its treasury stocks in response to the exercise of stock options.

No subsidiaries of Sompo Japan adopted stock option plans.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The fair value of each option award is estimated on the date of grant using a lattice-based option valuation model that uses the assumptions noted in the following table for stock options granted for the years ended March 31, 2009 and 2008. Expected volatilities are primarily based on historical volatilities of Sompo Japan’s stock. Sompo Japan uses historical data to estimate option exercise and termination of directors and executive officers within the valuation model. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding; the range given below results from certain groups of stock option holders exhibiting different behavior. The risk-free rate for periods within the contractual life of the option is based on the LIBOR and swap rate in effect at the time of grant.

	2009	2008
Expected volatility	29%	30%
Expected dividends	1.0%	1.0%
Expected term in years	3.4	7.2 - 7.7
Risk-free interest rate (%)	1.0 - 2.4%	0.9 - 1.9%

The summary of the activity related to stock options under the plan as of March 31, 2009 is as follows:

Stock options	Number of shares (Thousands)	Weighted-average exercise price	Weighted-average remaining contractual terms (in years)	Aggregate intrinsic value
Outstanding at April 1, 2008	3,462	¥1,233
Granted	471	1
Exercised	63	572
Forfeited and expired	30	777

Outstanding as of March 31, 2009	3,840	¥1,097	6.8	¥228

Exercisable as of March 31, 2009	3,055	¥1,051	6.7	¥228

Compensation expense for the plan charged to earnings was ¥443 million and ¥243 million for the years ended March 31, 2009 and 2008, respectively.

Weighted-average fair value of options awarded on grant date, total intrinsic value of options exercised and cash received from options exercise for the years ended March 31, 2009 and 2008 are as follows:

	2009	2008
Weighted-average fair value of options awarded	¥940	¥309

Total intrinsic value of options exercised (in millions of yen)	20	116
Cash received from options exercise (in millions of yen)	36	153

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

17. Earnings per Share

The adjusting calculation for basic and diluted earnings per share for the years ended March 31, 2009 and 2008 are as follows:

	2009	2008
	(in millions of yen)
Net loss	¥(54,153)	¥(1,641)
Net loss used in calculating diluted earnings per share	(54,153)	(1,641)

	2009	2008
	(in thousands of share)
Weighted-average common shares	984,540	984,516
Weighted-average common shares used in calculating diluted earnings per share	984,540	984,516

	2009	2008
Per share amounts
Basic	¥(55.00)	¥(1.67)
Diluted	(55.00)	(1.67)

For the years ended March 31, 2009 and 2008, weighted-average shares for basic earnings per share is also used for calculating diluted earnings per share because dilutive shares and dilutive earnings per share are not applicable when a net loss is reported. As a result of a net loss attributed to holders of common stock for the years ended March 31, 2009 and 2008, all potential stock options are considered antidilutive.

18. Business Segments

Management of Sompo Japan makes a decision about allocation of resources based on the review of the operating performance. Sompo Japan sorts all entities of Sompo Japan Group into components according to types of products and services and identifies and aggregates them as a reportable business segment which has economical similarity. As a result, Sompo Japan Group identifies two reportable business segments as property and casualty insurance segment and life insurance segment. In the property and casualty insurance segment, Sompo Japan Group underwrites voluntary automobile insurance, compulsory automobile liability insurance, fire and allied insurance, personal accident insurance, marine insurance and other insurance. In addition, property and casualty insurance segment includes financial service business such as defined contribution pension plan business and asset management business. In the life insurance segment, Sompo Japan Group underwrites individual life insurance, individual annuity insurance, group life insurance and other life insurance through Himawari, Sompo Japan DIY Life Insurance Co., Ltd. and Yasuda Seguros S.A.

Income and loss and total assets are calculated in accordance with Japanese GAAP, which is the measurement basis for internal reporting purposes.

Sompo Japan Group evaluates performance of each business segment based on ordinary profit (loss) and not on total assets.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The performance of each business segment for the years ended March 31, 2009 and 2008 is as follows:

	Property and casualty	Life	Adjustment and elimination	Consolidated
	(in millions of yen)
2009
Net premiums written—(2)	¥1,308,265	¥—	¥(70)	¥1,308,195
Net claims paid—(2)	841,306	—	(1)	841,305
Life insurance premiums	—	124,053	(13)	124,040
Claim and loss for life insurance	—	39,485	—	39,485
Underwriting expense—(3)	547,567	56,880	(3,076)	601,371
Investment income	(50,818)	13,592	(236)	(37,462)
Ordinary profit (loss)—(4)	(150,499)	6,446	—	(144,053)
Extraordinary gains—(5)	33,059	324	—	33,383
Income tax expense (benefit)	(47,273)	3,424	—	(43,849)
Net income (loss)	(70,095)	3,385	—	(66,710)

Total assets	¥4,809,506	¥1,104,956	¥(1,083)	¥5,913,379

2008
Net premiums written—(2)	¥1,368,774	¥—	¥(34)	¥1,368,740
Net claims paid—(2)	816,642	—	—	816,642
Life insurance premiums	—	167,849	(14)	167,835
Claim and loss for life insurance	—	37,587	—	37,587
Underwriting expense—(3)	546,727	50,969	(3,542)	594,154
Investment income	132,266	13,889	(200)	145,955
Ordinary profit—(4)	79,549	14,514	—	94,063
Extraordinary losses—(5)	(4,355)	(652)	—	(5,007)
Income tax expense	23,571	5,777	—	29,348
Net income	51,683	7,953	—	59,636

Total assets	¥5,381,108	¥1,070,794	¥(1,168)	¥6,450,734

(1)	Each item is calculated in accordance with Japanese GAAP.
(2)	Net premiums written and net claims paid exclude deposit premium revenues for deposit-type insurance and maturity refunds.
(3)	Underwriting expense is the aggregate sum of operating expense, commission and selling, general and administrative expense.
(4)	Ordinary profit (loss) represents Japanese GAAP net income (loss) before extraordinary gains (losses), income tax expense (benefit) and minority interests.
(5)	Extraordinary gains (losses) represent an income statement item under Japanese GAAP which includes special gains and losses in frequency and severity, such as gains (losses) on disposal or impairment on fixed assets, and other special items.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Net premiums written and net claims paid, after the elimination of intercompany transaction balances, of each product line in property and casualty insurance segment is as follows:

	Voluntary automobile	Compulsory automobile liability	Fire and allied lines	Personal accident	Marine	Other	Total
	(in millions of yen)
Net premiums written
2009	¥657,701	¥179,982	¥148,467	¥126,535	¥34,961	¥160,549	¥1,308,195
2008	661,779	228,503	150,073	128,714	38,365	161,306	1,368,740
Net claims paid
2009	412,040	160,461	57,629	66,865	16,731	127,579	841,305
2008	409,864	161,338	59,843	58,790	16,752	110,055	816,642

For the years ended March 31, 2009 and 2008, there was no single external customer from whom income exceeds 10% of the aggregate sum of net premiums written and life insurance premiums in each segment. In addition, for the years ended March 31, 2009 and 2008, the sources of net premiums written and life insurance premiums are mostly domestic and income from abroad is not significant.

Reconciliation to U.S. GAAP

Reconciliation of net premiums written for both property and casualty insurance and life insurance of business segments for internal reporting to total net premiums written on the consolidated statements of operations in accordance with U.S. GAAP is as follows:

	2009	2008
	(in millions of yen)
Net premiums written for property and casualty insurance	¥1,308,195	¥1,368,740
Life insurance premiums	124,040	167,835
Total net premiums written	1,432,235	1,536,575
Adjustments:
Presentation difference of surrender	110,958	79,990
Foreign currency translation	6,579	(1,126)
Investment-type products and universal life-type products	(4,937)	(5,290)
Reinsurance premiums for life insurance	2,507	2,324
Difference in the scope of consolidation	2,003	2,143
Other adjustments—net	(319)	(524)

Net premiums written for property and casualty insurance (U.S. GAAP)	1,315,235	1,368,723
Life insurance premiums (U.S. GAAP)	233,791	245,369
Total net premiums written (U.S. GAAP)	¥1,549,026	¥1,614,092

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Reconciliation of net (loss) income of business segments for internal reporting to net (loss) income on the consolidated statements of operations in accordance with U.S. GAAP is as follows:

	2009	2008
	(in millions of yen)
Net (loss) income	¥(66,710)	¥59,636
Adjustments:
Derivatives	86,041	(136,888)
Consolidated VIEs and equity method investments	(62,588)	2,510
Deferred income taxes	(10,080)	41,802
Unearned premiums	4,205	38,655
Reserve for price fluctuation under Japanese GAAP	(31,421)	7,208
Future policy benefits for life insurance contracts	13,962	17,283
Impairment of securities	12,967	(3,943)
Reserves for losses, claims and loss adjustment expenses	(60)	(15,403)
Other adjustments—net	(469)	(12,501)

Net loss (U.S. GAAP)	¥(54,153)	¥(1,641)

Reconciliation of total assets of business segments for internal reporting to total assets on the consolidated statements of financial position in accordance with U.S. GAAP is as follows:

	2009	2008
	(in millions of yen)
Total assets	¥5,913,379	¥6,450,734
Adjustments:
Deferred policy acquisition costs	245,760	241,684
Prepaid reinsurance premiums on a gross basis	191,981	229,083
Deferred tax assets	(246,257)	(7,633)
Reinsurance recoverable on losses on a gross basis	118,331	127,342
Difference in the scope of consolidation and equity method of accounting	66,944	61,041
Present value of future profits	31,711	37,572
Revaluation of equity securities	16,952	34,169
Other adjustments—net	26,518	20,923

Total assets (U.S. GAAP)	¥6,365,319	¥7,194,915

19. Subsequent events

(1) Issuance of Subordinated bonds

On May 27, 2009, Sompo Japan privately issued subordinated bonds totaling ¥128,000 million with the maturity of May 27, 2069 to strengthen its financial position. The characteristics of the issued bond are as follows:

(a)	Maturity in 60 years.

(b)	Although the bond is redeemable at an interest date before its maturity with an approval of the regulatory authority after 5 years from the issuance, it must be done on the condition that Sompo Japan issues either common stock or bonds with an equal or higher capital attribution.

(c)	The interest payment is deferrable at will.

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(d)	Redemption priority of the bond in liquidation procedures ranks next to all the other obligations, while dividend right is set on high priority practically equal to the preferred stock. Interest rate is fixed until May 27, 2014, and on and after May 28, 2014, variable interest which is determined based on the sum of i) spread interest at the inception, ii) 0.20% of step-up interest (1.00% of step-up interest applied on and after May 28, 2019), and iii) 6-month-Yen-LIBOR in remaining term.

(2) Acquisition of common shares of Maritima Seguros S.A. (“Maritima”)

On July 24, 2009, Sompo Japan acquired shares of Maritima, which is engaged in the property and casualty business in Sao Paulo, Brazil, for approximately R$328 million (¥15,500 million), through Yasuda Seguros S.A. (“Yasuda”), a consolidated subsidiary, based on the resolution of Sompo Japan’s directors’ meeting held on May 20, 2009, where the acquisition of 50% of Maritima common shares through Yasuda was approved based on the agreement with the acquiree company and its major stockholders. In anticipation of this acquisition, Sompo Japan underwrote the new shares issued by Yasuda for the purpose of financing Yasuda to enter into the acquisition of Maritima.

Through this acquisition, Sompo Japan, through Yasuda, has acquired 50.0% of Maritima’s common shares and 70.0% of its non-voting preferred shares. Yasuda has acquired 54.7% of Maritima’s total share capital.

In addition to Yasuda’s current business, whose strength lies in the commercial sector, especially in marine insurance, Sompo Japan Group is seeking further to expand its business in Brazil through this investment in Maritima. Maritima’s consolidated ordinary income for the year ended December 31, 2008 was R$1,097 million (¥51,900 million) and consolidated total assets as of December 31, 2008 was R$1,039 million (¥49,100 million).

(Exchange rate for remittance of ¥47.30/R$1 is used for conversion of Brazilian real to Japanese yen.)

(3) Merger of Sompo Japan and Nipponkoa Insurance Co., Ltd. (“Nipponkoa”)

On March 13, 2009, Sompo Japan entered into a Memorandum of Understanding with Nipponkoa in which the two companies expressed their intention to integrate their businesses through the establishment of a Joint Holding Company executed through a joint stock transfer. On July 29, 2009, Sompo Japan and Nipponkoa resolved at meetings of each company’s board of directors that the two companies will enter into an agreement for business integration that stipulates additional terms of the business integration and the stock exchange ratio. Based on the agreement, the Joint Holding Company is to be named NKSJ Holdings, Inc. The purpose of the business integration is to achieve synergies and economies of scale. The companies plan to maintain and reinforce each of their own brands. It is anticipated that the acquisition date will be April 1, 2010, and therefore, Sompo Japan will apply the acquisition method to account for the business integration.

Schedule I

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Summary of Investments—Other than Investments in Affiliates

March 31, 2009 and 2008

	Cost	Value	Amount shown in the consolidated statements of financial position
	(in millions of yen)
Type of Investment

March 31, 2009:
Securities held-to-maturity:
Fixed maturities:
Bonds and notes:
Government and government agencies and authorities:
United States	¥7,841	¥7,932	¥7,841
Other	397,251	410,202	397,251

	405,092	418,134	405,092

States, municipalities and political subdivisions:
Other	73,250	74,537	73,250

	73,250	74,537	73,250
Public utilities	85,221	86,636	85,221
Other corporate bonds	278,622	277,308	278,622

Total fixed maturities held-to-maturities	¥842,185	¥856,615	¥842,185

Securities available-for-sale:
Fixed maturities:
Bonds and notes:
Government and government agencies and authorities:
United States	123,703	130,250	130,250
Other	1,217,088	1,247,956	1,247,956

	1,340,791	1,378,206	1,378,206
States, municipalities and political subdivisions:
Other	48,992	49,127	49,127

	48,992	49,127	49,127
Public utilities	91,907	94,825	94,825
Convertibles and bonds with warrants attached	2,685	2,685	2,685
Mortgage-backed securities	143,694	142,188	142,188
Other corporate bonds	310,964	310,583	310,583

Total fixed maturities available-for-sale	¥1,939,033	¥1,977,614	¥1,977,614

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Summary of Investments—Other than Investments in Affiliates—(Continued)

March 31, 2009 and 2008

	Cost	Value	Amount shown in the consolidated statements of financial position
	(in millions of yen)
Equity securities:
Common stocks:
Public utilities	13,852	38,641	38,641
Banks, trust and insurance companies	80,261	128,721	128,721
Industrial, miscellaneous and all other	407,356	790,586	790,586

	501,469	957,948	957,948

Non-redeemable preferred stocks	59,926	64,436	64,436

Total equity securities available-for-sale	¥561,395	¥1,022,384	¥1,022,384

Total securities available-for-sale	¥2,500,428	¥2,999,998	¥2,999,998

Trading securities:
Fixed maturities	193,779	189,231	189,231
Equity securities	57,768	35,601	35,601

Total trading securities	¥251,547	¥224,832	¥224,832

Total securities	¥3,594,160	¥4,081,445	¥4,067,015

Mortgage loans on real estate	36,185		36,185
Investment real estate	47,801		47,801
Policy loans	25,978		25,978
Other long-term investments	575,956		575,956
Short-term investments	15,262		15,262

Total investments	¥4,295,342		¥4,768,197

Schedule I

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Summary of Investments—Other than Investments in Affiliates—(Continued)

March 31, 2009 and 2008

	Cost	Value	Amount shown in the consolidated statements of financial position
	(in millions of yen)
Type of Investment

March 31, 2008
Securities held-to-maturity
Fixed maturities:
Bonds and notes:
Government and government agencies and authorities
United States	¥9,811	¥10,029	¥9,811
Other	305,540	312,233	305,540

	315,351	322,262	315,351

States, municipalities and political subdivisions
Other	79,580	81,218	79,580

	79,580	81,218	79,580
Public utilities	93,677	95,736	93,677
Other corporate bonds	285,330	288,930	285,330

Total fixed maturities held-to-maturities	¥773,938	¥788,146	¥773,938

Securities available-for-sale:
Fixed maturities:
Bonds and notes:
Government and government agencies and authorities:
United States	146,204	148,096	148,096
Other	1,258,477	1,312,158	1,312,158

	1,404,681	1,460,254	1,460,254
States, municipalities and political subdivisions:
Other	77,656	77,673	77,673

	77,656	77,673	77,673
Public utilities	83,885	87,387	87,387
Convertibles and bonds with warrants attached	6,784	6,789	6,789
Mortgage-backed securities	136,855	138,139	138,139
Other corporate bonds	314,475	317,163	317,163

Total fixed maturities available-for-sale	¥2,024,336	¥2,087,405	¥2,087,405

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Summary of Investments—Other than Investments in Affiliates—(Continued)

March 31, 2009 and 2008

	Cost	Value	Amount shown in the consolidated statements of financial position
	(in millions of yen)
Equity securities:
Common stocks:
Public utilities	14,948	44,857	44,857
Banks, trust and insurance companies	79,198	174,052	174,052
Industrial, miscellaneous and all other	480,545	1,303,866	1,303,866

	574,691	1,522,775	1,522,775

Non-redeemable preferred stocks	51,849	57,095	57,095

Total equity securities available-for-sale	¥626,540	¥1,579,870	¥1,579,870

Total securities available-for-sale	¥2,650,876	¥3,667,275	¥3,667,275

Trading securities:
Fixed maturities	225,516	223,446	223,446
Equity securities	113,895	108,653	108,653

Total trading securities	¥339,411	¥332,099	¥332,099

Total securities	¥3,764,225	¥4,787,520	¥4,773,312

Mortgage loans on real estate	39,540		39,540
Investment real estate	48,490		48,490
Policy loans	24,319		24,319
Other long-term investments	641,624		641,624
Short-term investments	21,165		21,165

Total investments	¥4,539,363		¥5,548,450

Schedule III

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Supplementary Insurance Information

Years ended March 31, 2009 and 2008

Property and casualty:	Deferred policy acquisition costs	Policy liabilities and accruals for losses, claims and loss adjustment expenses	Unearned premiums	Premiums earned	Net investment income
	(in millions of yen)
Year ended:
March 31, 2009	¥135,252	¥951,457	¥1,149,049	¥1,358,552	¥35,185
March 31, 2008	¥135,181	¥1,005,945	¥1,233,731	¥1,377,857	¥109,981

	Losses, claims and loss adjustment expenses	Amortization of deferred policy acquisition costs	Net premiums written
	(in millions of yen)
Year ended:
March 31, 2009	¥857,152	¥203,288	¥1,315,235
March 31, 2008	¥922,325	¥208,159	¥1,368,723

Life:	Deferred policy acquisition costs	Future policy benefits for life insurance contracts	Life insurance premiums	Net investment income	Life and annuity contract benefits and losses
	(in millions of yen)
Year ended:
March 31, 2009	¥110,867	¥897,680	¥233,791	¥17,315	¥171,474
March 31, 2008	¥107,159	¥878,604	¥245,369	¥15,885	¥178,530

Amortization of deferred policy acquisition costs
(in millions of yen)
Year ended:
March 31, 2009	¥19,547
March 31, 2008	¥19,569

Schedule IV

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Reinsurance

Years ended March 31, 2009 and 2008

	Gross amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
	(in millions of yen)
Property and casualty insurance premiums:
Year ended:
March 31, 2009	¥1,439,032	¥(280,382)	¥199,902	¥1,358,552	14.7%
March 31, 2008	¥1,466,258	¥(308,466)	¥220,065	¥1,377,857	16.0%

Life insurance premiums:
Year ended:
March 31, 2009	¥235,600	¥(2,707)	¥898	¥233,791	0.4%
March 31, 2008	¥247,317	¥(2,798)	¥850	¥245,369	0.3%

Schedule V

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Valuation and Qualifying Accounts

Years ended March 31, 2009 and 2008

		Addition
	Balance at beginning of year	Charged to costs and expenses	Charged to other accounts	Deductions	Balance at end of year
	(in millions of yen)
Year ended March 31, 2009
Applied against asset accounts:
Accumulated depreciation—
investments real estate	¥34,686	¥1,353	¥—	¥(965)	¥35,074
property and equipment	¥184,237	¥10,443	—	¥(5,922)	¥188,758
Allowance for credit losses—loans:
Specific allowance	¥1,144	¥552	¥—	¥(38)	¥1,658
General allowance	105	165	—	—	270
Allowance for doubtful accounts	¥15,634	¥(310)	¥—	¥(556)	¥14,768

Year ended March 31, 2008
Applied against asset accounts:
Accumulated depreciation—
investments real estate	¥34,083	¥1,362	¥—	¥(759)	¥34,686
property and equipment	¥180,285	¥8,764	¥—	¥(4,812)	¥184,237
Allowance for credit losses—loans:
Specific allowance	¥1,652	¥(445)	¥—	¥(63)	¥1,144
General allowance	195	(90)	—	—	105
Allowance for doubtful accounts	¥14,853	¥1,052	¥—	¥(271)	¥15,634

Schedule VI

SOMPO JAPAN INSURANCE INC. AND SUBSIDIARIES

Supplemental Information Concerning Property-Casualty Insurance Enterprises

Years ended March 31, 2009 and 2008

Consolidated property and casualty insurance enterprises:	Deferred policy acquisition costs	Policy liabilities and accruals for losses, claims and loss adjustment expenses	Unearned premiums	Premiums earned	Net investment income	Losses, claims and loss adjustment expenses
						Current year	Prior year
	(in millions of yen)
Year ended:
March 31, 2009	¥135,252	¥951,457	¥1,149,049	¥1,358,552	¥35,185	¥903,098	¥(45,946)
March 31, 2008	¥135,181	¥1,005,945	¥1,233,731	¥1,377,857	¥109,981	¥898,321	¥24,004

	Amortization of deferred policy acquisition costs	Paid losses, claims and loss adjustment expenses	Premiums written
	(in millions of yen)
Year ended:
March 31, 2009	¥203,288	¥884,285	¥1,315,235
March 31, 2008	¥208,159	¥889,592	¥1,368,723

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

NIPPONKOA Insurance Company, Limited

In our opinion, the accompanying consolidated balance sheets and the related consolidated income statements, and consolidated statements of recognized income and expense and of cash flows present fairly, in all material respects, the financial position of NIPPONKOA Insurance Company, Limited and its subsidiaries at March 31, 2009 and 2008, and the results of their operations and their cash flows for each of the two years in the period ended March 31, 2009 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/    PricewaterhouseCoopers Aarata

Tokyo, Japan

September 4, 2009

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Consolidated balance sheets

March 31, 2009 and 2008

		(Yen in millions)
	Note	2009	2008
Assets
Cash and cash equivalents	7	170,654	142,400
Derivative financial instruments	8	8,165	8,134
Equity securities	9	731,746	1,047,134
Debt securities	9	1,523,667	1,646,587
Loans and receivables including insurance receivables	10	426,293	386,196
Reinsurance assets	11	188,654	205,923
Investments in associates	12	2,780	3,335
Investment property	13	23,681	28,230
Property and equipment	14	139,476	145,217
Intangible assets	15	3,339	3,983
Deferred income tax assets	16	3,819	968
Other assets	17	55,022	56,752

Total assets		3,277,296	3,674,859

Liabilities
Derivative financial instruments	8	13,675	596
Trade and other payables	18	47,229	39,840
Payables for return of cash collateral on loaned securities	19	74,436	—
Current income tax liabilities	16	2,296	2,714
Retirement benefit obligations	20	40,212	70,284
Insurance contract liabilities	21	2,355,657	2,487,015
Investment contract liabilities	21	61,248	52,338
Deferred income tax liabilities	16	27,589	143,383
Other liabilities	22	29,035	38,693

Total liabilities		2,651,377	2,834,863

Equity
Share capital	23	80,323	86,767
Other reserves	24	152,991	330,338
Retained earnings	24	391,395	420,784
Minority interest in equity		1,210	2,107

Total equity		625,919	839,996

Total liabilities and equity		3,277,296	3,674,859

The notes on pages F-77 to F-203 are an integral part of these consolidated financial statements.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Consolidated income statements

For the years ended March 31, 2009 and 2008

		(Yen in millions, except per share amounts)
	Note	2009	2008
Insurance premium revenue	27	942,352	985,071
Insurance premium ceded to reinsurers	27	(118,717)	(128,365)

Net insurance premium revenue	27	823,635	856,706
Fee income	28	8,558	6,978
Investment income	29	55,108	59,174
Net realized gains/(losses) on financial assets	30	(36,109)	7,212
Net fair value gains/(losses) on assets at fair value through income	31	(12,517)	(810)
Other operating income	32	1,204	1,451

Total income		839,879	930,711
Claims and insurance benefits (gross)	33	712,093	727,726
Claims and insurance benefits (ceded)	33	(95,949)	(75,764)
Claims and insurance benefits (net)	33	616,144	651,962
Change in reserves for insurance and investment contracts (net)	33	(71,203)	(52,328)

Net insurance benefits and claims		544,941	599,634
Commissions and brokerage expenses	34, 35	124,742	129,417
Operating and administrative expenses	34, 35	135,452	145,154
Loss adjustment expenses	34, 35	34,689	37,144
Other operating expenses	34, 35	39,831	15,125

Total expenses	34, 35	879,655	926,474
Operating results		(39,776)	4,237
Finance costs		(264)	(193)
Share of profit of associates	12	(259)	148

Income/(loss) before income taxes		(40,299)	4,192
Income tax credit	16	16,572	305

Net income/(loss)		(23,727)	4,497

Attributable to:
—Shareholders of NIPPONKOA		(23,754)	4,469
—Minority interest		27	28

		(23,727)	4,497

Earnings/(loss) per share attributable to the shareholders of NIPPONKOA Group for the year
(expressed in yen per share):
—Basic		(31.34)	5.78
—Diluted		(31.34)	5.78

The notes on pages F-77 to F-203 are an integral part of these consolidated financial statements.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Consolidated statements of recognized income and expense

For the years ended March 31, 2009 and 2008

		(Yen in millions)
	Note	2009	2008
Land and building revaluation reserve	24	(12)	52
Net change in fair value of available for sale financial assets	24	(170,081)	(178,236)
Hedging reserves	24	3	21
Currency translation differences	24	(7,256)	(2,323)
Employee benefits actuarial gains and losses through equity	24	179	(3,567)

Net gains/(losses) recognized directly through shareholders’ equity		(177,167)	(184,053)

Net income/(loss)		(23,727)	4,497

Total recognized income and expense for the period		(200,894)	(179,556)

Attributable to:
Shareholders of NIPPONKOA		(200,921)	(179,584)
Minority interest		27	28

The notes on pages F-77 to F-203 are an integral part of these consolidated financial statements.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Consolidated statements of cash flows

For the years ended March 31, 2009 and 2008

	Note	(Yen in millions)
		2009	2008
Cash flows from operating activities
Cash generated from operations	39	(120,041)	(95,332)
Income tax paid		(9,049)	(13,141)

Net cash from operating activities		(129,090)	(108,473)

Cash flows from investing activities
Interest received		44,568	42,432
Dividend received		14,787	14,446
Net decrease (increase) in short-term investments		(30,373)	12,647
Purchase of held to maturity securities		(61,686)	(26,494)
Purchase of available for sale securities		(583,415)	(860,582)
Proceeds from sales or maturity of available for sale securities		771,398	928,710
Purchase of investment securities designated at fair value through income		(45,902)	(20,746)
Proceeds from sales or maturity of investment securities designated at fair value through income		16,567	20,602
Purchase of investment in associates		0	(26)
Payments for loans		(75,091)	(41,674)
Collection of loans		58,253	64,140
Acquisition of property and equipment		(7,256)	(8,022)
Proceeds from sale of property and equipment		137	1,021
Acquisition of investment properties		(63)	(261)
Proceeds from sale of investment properties		640	828
Acquisition of intangible assets		(1,411)	(220)
Other		0	43

Net cash used in investing activities		101,153	126,844

Cash flows from financing activities
Proceeds from disposal of treasury shares		124	57
Purchase of treasury shares		(6,781)	(37,853)
Dividends paid to shareholders of NIPPONKOA		(5,717)	(5,971)
Dividends paid to minority interest		(13)	(13)
Net change in payables for return of cash collateral on loaned securities		74,436	0
Other		(206)	(153)

Net cash used in financing activities		61,843	(43,933)

Net (decrease)/increase in cash and cash equivalents		33,906	(25,562)
Cash and cash equivalents at beginning of year		142,400	167,136
Exchange (losses)/gains on cash and cash equivalents		(5,652)	826

Cash and cash equivalents at end of year		170,654	142,400

The notes on pages F-77 to F-203 are an integral part of these consolidated financial statements.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1	General information

NIPPONKOA Insurance Co., Ltd. (“NIPPONKOA”) was established in April 2001 through a merger of The Nippon Fire & Marine Insurance Co., Ltd. (founded in 1892) and The Koa Fire & Marine Insurance Co., Ltd. (founded in 1918).

NIPPONKOA and its subsidiaries (together forming “NIPPONKOA Group”) write marine, fire and casualty, automobile and allied lines of insurance principally covering risks located in Japan, hull and cargo risks for Japanese businesses, and sell a variety of life insurance products mainly in the Japanese market.

NIPPONKOA is a stock corporation and domiciled in Japan. The address of its registered office is: 3-7-3 Kasumigaseki, Chiyoda-ku, Tokyo, Japan. NIPPONKOA Insurance Co., Ltd. is listed on the first section of the Tokyo Stock Exchange.

These Group consolidated financial statements have been authorized for issuance by the Board of Directors on September 4, 2009.

2	Summary of significant accounting policies

2.1    Basis of presentation

2.1.1    Introduction

These consolidated financial statements are prepared in accordance with International Financial Reporting Standards (IFRS). They have been prepared under the historical cost convention, as modified by the revaluation of investment property, available for sale financial assets, and financial assets and financial liabilities (including derivative instruments) at fair value through income. This is NIPPONKOA Group’s first set of consolidated financial statements prepared in accordance with IFRS accounting policies, and the comparative information presented has accordingly been restated to comply with IFRS, with the date of transition to IFRS being April 1, 2007. NIPPONKOA Group’s IFRS adoption date is April 1, 2008. The principal effects of the adoption of IFRS are described in Note 3. The consolidated financial statements have been prepared in accordance with IFRS applicable as of March 31, 2009.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying NIPPONKOA Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements, are disclosed in Note 4.

In accordance with IFRS 4, Insurance Contracts, NIPPONKOA Group has applied existing accounting practices, Japan GAAP, for insurance and investment contracts with DPF, modified as appropriate to comply with the IFRS framework and applicable standards.

All amounts in the notes are shown in millions of yen, rounded to the nearest million, unless otherwise stated.

2.1.2    Standards and amendments early adopted by NIPPONKOA Group

IFRS 8, “Operating segments”, is mandatory for NIPPONKOA Group’s accounting periods beginning on or after April 1, 2009, but it has been early adopted for the fiscal year ended March 31, 2009, retroactively reflected

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

as of March 31, 2008. IFRS 8 replaces IAS 14, “Segment reporting”, and aligns segment reporting with the requirements of the US standard SFAS 131, “Disclosures about segments of an enterprise and related information”. The new standard requires a “management approach”, under which segment information is presented on the same basis as that used for internal reporting purposes. As a result of the IFRS 8 adoption, NIPPONKOA Group identified two reportable segments (i.e., Property and Casualty, Life).

2.1.3    Standards, amendments and interpretations to existing standards that are not yet effective and have not been early adopted by NIPPONKOA Group

The following standards and amendments to existing standards have been published and are mandatory for NIPPONKOA Group’s accounting years beginning on or after April 1, 2009 or later years, but NIPPONKOA Group has not early adopted them.

IAS 1 (Revised), “Presentation of financial statements” (effective from January 1, 2009)

The revised standard requires that “non-owner changes in equity” should be presented separately from owner changes in equity in the statement of changes in equity. All non-owner changes in equity will be required to be shown in a performance statement, but entities can choose whether to present one performance statement (the statement of comprehensive income) or two statements (the income statement and statement of comprehensive income). Where entities restate or reclassify comparative information, they will be required to present a restated balance sheet at the beginning of the comparative period in addition to the current requirement to present balance sheets at the end of the current year and comparative year. NIPPONKOA Group will apply IAS 1 (Revised) from April 1, 2009. The adoption of the revised standard will have no effect on the results reported, however it will result in certain presentational changes in the primary financial statements of NIPPONKOA Group.

IAS 23 (Revised), “Borrowing costs” (effective from January 1, 2009)

The revised standard requires an entity to capitalize borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset (one that takes a substantial period of time to get ready for use or sale) as part of the cost of that asset. The option of immediately expensing those borrowing costs will be removed. NIPPONKOA Group will apply IAS 23 (Revised) prospectively from April 1, 2009. NIPPONKOA Group is currently evaluating the potential impact, if any, that the adoption of the revised standard will have on NIPPONKOA Group’s consolidated financial statements.

IAS 27 (Revised), “Consolidated and separate financial statements” (effective from July 1, 2009)

The revised standard requires the effects of all transactions with non-controlling interests to be recorded in equity if there is no change in control and these transactions will no longer result in goodwill or gains and losses. The standard also specifies the accounting when control is lost. Any remaining interest in the entity is re-measured to fair value, and a gain or loss is recognized in the income statement. NIPPONKOA Group will apply IAS 27 (Revised) prospectively to transactions with non-controlling interests from April 1, 2010. NIPPONKOA Group is currently evaluating the potential impact, if any, that the adoption of the revised standard will have on NIPPONKOA Group’s consolidated financial statements.

IFRS 2 (Amendment), “Share-based payment” (effective from January 1, 2009)

The amendment standard deals with vesting conditions and cancellations. It clarifies that vesting conditions are limited to service and performance conditions only. Other features of a share-based payment are not vesting

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

conditions. As such, these features would need to be included in the grant date fair value for transactions with employees and others providing similar services, that is, these features would not impact the number of awards expected to vest or the valuation thereof subsequent to grant date. All cancellations, by the entity or by other parties would receive the same accounting treatment. NIPPONKOA Group will apply IFRS 2 (Amendment) from April 1, 2009. NIPPONKOA Group is currently evaluating the potential impact, if any, that the adoption of the amendment will have on NIPPONKOA Group’s consolidated financial statements.

IFRS 3 (Revised), “Business combinations” (effective from July 1, 2009)

The revised standard continues to apply the acquisition method to business combinations, with some significant changes. For example, all payments to purchase a business are to be recorded at fair value at the acquisition date, with contingent payments classified as debt subsequently re-measured through the income statement. There is a choice on an acquisition-by-acquisition basis to measure the non-controlling interest in the acquiree either at fair vale or at the non-controlling interest’s proportionate share of the acquiree’s net assets. All acquisition-related costs should be expensed. NIPPONKOA Group will apply IFRS 3 (Revised) prospectively to all business combinations, if any, from April 1, 2010. NIPPONKOA Group is currently evaluating the potential impact, if any, that the adoption of the revised standard will have on NIPPONKOA Group’s consolidated financial statements.

IFRS 7 (Amendment), “Financial instruments: Disclosures” (effective from January 1, 2009)

The amendment requires disclosure on how the fair value of financial instruments is measured using the “three-level hierarchy” and additional disclosures about the relative reliability of the fair value measurements. The amendment also requires additional disclosure on the nature and extent of liquidity risk arising from financial instruments to which an entity is exposed. These amendments do not have any impact on NIPPONKOA Group’s consolidated financial position or results. In addition, in the first year of application, the amendments do not require comparative information to be disclosed. NIPPONKOA Group will apply the IFRS 7 (Amendment) from April 1, 2009. NIPPONKOA Group is currently evaluating the potential impact, if any, that the adoption of the amendment will have on NIPPONKOA Group’s consolidated financial statement disclosure.

IFRIC Interpretation 9 (Amendment), “Reassessment of embedded derivatives” (effective from June 30, 2009)

NIPPONKOA Group shall assess whether an embedded derivative is required to be separated from the host contract and accounted for as a derivative when NIPPONKOA Group first becomes a party to the contract. Subsequent reassessment is prohibited unless there is a change in the terms of the contract that significantly modifies the cash flows of the contract. However, to address the amendments to IAS 39 issued in October 2008 (for the reclassification of financial assets), IFRIC 9 and IAS 39 were amended to allow reassessment when there is a reclassification of a financial asset from the fair value through income category. NIPPONKOA Group will apply the IFRIC Interpretation 9 (Amendment) from April 1, 2009. NIPPONKOA Group is currently evaluating the potential impact, if any, that the adoption of the IFRIC Interpretation 9 will have on NIPPONKOA Group’s consolidated financial statements.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

2.1.4    Standards, amendments and interpretations to existing standards that are not yet effective and not relevant for NIPPONKOA Group’s operations

The following interpretations and amendments to existing standards have been published and are mandatory for NIPPONKOA Group’s accounting periods beginning on or after January 1, 2009 or later periods but are not currently relevant for NIPPONKOA Group’s operations;

IAS 32 (Amendment), “Financial instruments: Presentation”, and IAS 1 (Amendment), “Presentation of financial statements”—“Puttable financial instruments and obligations arising on liquidation” (effective from January 1, 2009)

The amendment requires entities to classify puttable financial instruments and instruments, or components of instruments that impose on the entity an obligation to deliver to another party a pro rata share of the net assets of the entity only on liquidation as equity, provided the financial instruments have particular features and meet specific conditions.

IAS 39 (amendment), “Eligible hedged items” (effective from July 1, 2009)

This amendment clarifies how the principles that determine whether a hedged risk or portion of cash flows is eligible for designation should be applied in particular situations.

IFRS 2 (Amendment), “Share-based Payment—Group Cash-settled Share-based Payment Transactions” (effective from January 1, 2010)

The amendment clarifies how an individual subsidiary in a group should account for some share-based payment arrangements in its own financial statements. In these arrangements, the subsidiary receives goods or services from employees or suppliers but its parent or another entity in NIPPONKOA Group must pay those suppliers. A receiving entity will now be required to account for both an equity-settled and a cash-settled group share-based payment transaction in its financial statements. The amendment resolves diversity in practice regarding attribution of group cash-settled share-based payment transactions, which were not addressed by IFRS 2. The amendments affect the receiving entity (i.e., usually the subsidiary) and do not introduce any changes in the basic requirements for accounting of share-based payment transaction in NIPPONKOA Group’s consolidated financial statements.

IFRIC 13, “Customer loyalty programmes” (effective from July 1, 2008)

IFRIC 13 clarifies that where goods or services are sold together with a customer loyalty incentive (for example, loyalty points or free products), the arrangement is a multiple-element arrangement, and the consideration receivable from the customer is allocated between the components of the arrangement using fair values.

IFRIC 15, “Agreements for construction of real estates” (effective from January 1, 2009)

The interpretation clarifies whether IAS 18, “Revenue” or IAS 11,” Construction contracts” should be applied to particular transactions and will likely result in IAS 18 being applied to a wider range of transactions.

IFRIC 16, “Hedges of a net investment in a foreign operation” (effective from October 1, 2008)

IFRIC 16 clarifies the accounting treatment in respect of net investment hedging including the fact that net investment hedging relates to differences in functional currency, not presentation currency and hedging instruments may be held anywhere in NIPPONKOA Group. The requirements of IAS 21, “The effects of changes in foreign exchange rates”, further do apply to the hedged item.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

IFRIC 17, “Distributions of non-cash assets to owners” (effective from July 1, 2009)

IFRIC 17 clarifies the accounting treatment for non-cash distributions of non-cash assets to owners.

IFRIC 18, “Transfers of Assets from Customers” (effective from July 1, 2009)

This interpretation clarifies to the accounting for transfers of items of property, plant and equipment from their customers.

2.1.5    Improvements to IFRS

The improvements project is an annual process that the IASB has implemented to address non-urgent but necessary amendments to IFRS (“the annual improvements process”). The IASB issued improvements to IFRS in May 2008 and April 2009.

(a) Amendments that are not yet effective and have not been early adopted by NIPPONKOA Group

NIPPONKOA Group is currently evaluating the potential impact, if any, that the adoption of those amendments will have on NIPPONKOA Group’s consolidated financial statements.

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IAS 1 (Amendment), “Presentation of financial statements” (effective from January 1, 2009). The amendment clarifies that some rather than all financial assets and liabilities classified as held for trading in accordance with IAS 39, “Financial instruments: Recognition and measurement” are examples of current assets and liabilities respectively. NIPPONKOA Group will apply the IAS 1 (Amendment) from April 1, 2009.

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IAS 1 (Amendment), “Presentation of financial statements” (effective from January 1, 2010). The amendment clarifies that terms of a liability that could, at the option of the counterparty, result in its settlement by the issue of equity instruments do not affect its classification as current or non-current. NIPPONKOA Group will apply the IAS 1 (Amendment) from April 1, 2010.

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IAS 7 (Amendment), “Statement of cash flows” (effective from January 1, 2010). The amendment clarifies that only an expenditure that results in a recognized asset can be classified as a cash flow from investing activities. NIPPONKOA Group will apply the IAS 7 (Amendment) from April 1, 2010.

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IAS 16 (Amendment), “Property, plant and equipment” (and consequential amendment to IAS 7, “Statement of cash flows”) (effective from January 1, 2009). Entities whose ordinary activities comprise renting and subsequently selling assets present proceeds from the sale of those assets as revenue and should transfer the carrying amount of the asset to inventories when the asset becomes held for sale. A consequential amendment to IAS 7 states that cash flows arising from purchase, rental and sale of those assets are classified as cash flows from operating activities. NIPPONKOA Group will apply the IAS 16 (Amendment) from April 1, 2009.

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IAS 17 (Amendment), “Leases” (effective from January 1, 2010). The general guidance on lease classification should be consistently applied to long-term leases, including those of land and buildings. NIPPONKOA Group will apply the IAS 17 (Amendment) from April 1, 2010.

•	Additional guidance to IAS 18, “Revenue”, on determining whether an entity is acting as a principal or as an agent.

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IAS 19 (Amendment), “Employee benefits” (effective from January 1, 2009). The amendment clarifies that a plan amendment that results in a change to the extent that benefit promises are affected by future salary increases is a curtailment; and, an amendment that changes benefits attributable to past service

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

gives rise to a negative past service cost if it results in a reduction in the present value of the defined benefit obligation. The definition of return on plan assets has been amended to state that plan administration costs are deducted in the calculation of return on plan assets only to the extent that such costs have been excluded from measurement of the defined benefit obligation. The distinction between short-term and long-term employee benefits has been clarified and is based on whether benefits are due to be settled within or after 12 months of employee service being rendered. IAS 37, “Provisions, contingent liabilities and contingent assets”, requires contingent liabilities to be disclosed if not recognized. IAS 19 has been amended to be consistent in this regard. NIPPONKOA Group will apply the IAS 19 (Amendment) from April 1, 2009.

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IAS 20 (Amendment), “Accounting for government grants and disclosure of government assistance” (effective from January 1, 2009). The benefit of a below-market rate government loan is measured as the difference between the carrying amount in accordance with IAS 39, “Financial instruments: Recognition and measurement”, and the proceeds received with the benefit accounted for in accordance with IAS 20. NIPPONKOA Group will apply the IAS 20 (Amendment) from April 1, 2009.

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IAS 23 (Amendment), “Borrowing costs” (effective from January 1, 2009). The definition of borrowing costs has been amended so that interest expense is calculated using the effective interest method defined in IAS 39 “Financial instruments: Recognition and measurement”. This eliminates the inconsistency of terms between IAS 39 and IAS 23. NIPPONKOA Group will apply the IAS 23 (Amendment) prospectively from April 1, 2009.

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IAS 27 (Amendment), “Consolidated and separate financial statements” (effective from January 1, 2009). Where an investment in a subsidiary that is accounted for under IAS 39, “Financial instruments: Recognition and measurement” is classified as held for sale under IFRS 5, “Non-current assets held for sale and discontinued operations”, IAS 39 would continue to be applied. NIPPONKOA Group will apply the IAS 27 (Amendment) from April 1, 2009.

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IAS 28 (Amendment), “Investments in associates” (and consequential amendments to IAS 32, “Financial instruments: Presentation” and IFRS 7, “Financial instruments: Disclosures”) (effective from January 1, 2009). An investment in an associate is treated as a single asset for purposes of the impairment assessment, and any impairment loss is not allocated to specific assets included within the investment (i.e., goodwill). Reversals of impairment are recorded as an adjustment to the investment balance to the extent that the recoverable amount of the associate increases the carrying value. NIPPONKOA Group will apply IAS 28 (Amendment) to impairment assessment related to investments in associates and any related impairment losses from April 1, 2009.

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IAS 28 (Amendment), “Investments in associates” (and consequential amendments to IAS 32, “Financial instruments: Presentation” and IFRS 7, “Financial instruments: Disclosures”) (effective from January 1, 2009). Where an investment in associate is accounted for in accordance with IAS 39 “Financial instruments: Recognition and measurement” only certain, rather than all, disclosure requirements in IAS 28 need to be made in addition to disclosures required by IAS 32, “Financial instruments: Presentation” and IFRS 7 “Financial instruments: Disclosures”. The amendment will not have an impact on NIPPONKOA Group’s operations because it is NIPPONKOA Group’s policy for an investment in associate to be accounted for under the equity method in NIPPONKOA Group’s consolidated accounts.

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IAS 29 (Amendment), “Financial reporting in hyperinflationary economies” (effective from January 1, 2009). The guidance has been amended to reflect the fact that a number of assets and liabilities are measured at fair value rather than historical cost. NIPPONKOA Group will apply the IAS 29 (Amendment) from April 1, 2009.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

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IAS 31 (Amendment), “Interests in joint ventures” (and consequential amendments to IAS 32 and IFRS 7) (effective from January 1, 2009). Where an investment in joint venture is accounted for in accordance with IAS 39, only certain, rather than all, disclosure requirements in IAS 31 need to be made in addition to disclosures required by IAS 32, “Financial instruments: Presentation” and IFRS 7, “Financial instruments: Disclosures”. NIPPONKOA Group will apply the IAS 31 (Amendment) from April 1, 2009.

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IAS 36 (Amendment), “Impairment of assets” (effective from January 1, 2009). Where fair value less costs to sell is determined on the basis of discounted cash flows, disclosures similar to those assets based on value-in-use should be made. NIPPONKOA Group will apply IAS 36 (Amendment) and provide the required disclosures, where applicable, for impairment assessments from April 1, 2009.

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IAS 36 (Amendment), “Impairment of assets” (effective from January 1, 2010). The amendment clarifies that the required unit for goodwill impairment should not be larger than the operating segment level before the permitted aggregation. NIPPONKOA Group will apply the IAS 36 (Amendment) from April 1, 2010.

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IAS 38 (Amendment), “Intangible assets” (effective from January 1, 2009). A pre-payment may only be recognized in the event that payment has been made in advance of obtaining right of access to goods or receipt of services. NIPPONKOA Group will apply the IAS 38 (Amendment) from April 1, 2009.

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IAS 38 (Amendment), “Intangible assets” (effective from January 1, 2009). The amendment deletes the wording that states that there is ‘rarely, if ever’ support for use of a method that results in a lower rate of amortization than the straight-line method. NIPPONKOA Group will apply the IAS 38 (Amendment) from April 1, 2009.

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IAS 38 (Amendment), “Intangible assets” (effective from July 1, 2009). The amended guidance reflects the decision made in developing IFRS 3 (Revised) that if an intangible asset acquired in a business combination is separable or arises from contractual or other legal rights, sufficient information exists to measure the fair value of the asset reliably. The amendment also clarifies the description of valuation techniques commonly used to measure intangible assets at fair value when assets are not traded in an active market. NIPPONKOA Group will apply the IAS 38 (Amendment) prospectively from April 1, 2010.

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IAS 39 (Amendment), “Financial instruments: Recognition and measurement” (effective from January 1, 2009). The definition of a financial asset or financial liability at fair value through income as it relates to items that are held for trading is amended. This amendment clarifies that a financial asset or liability that is part of a portfolio of financial instruments managed together with evidence of a recent pattern of short-term profit taking is included in the trading portfolio on initial recognition. NIPPONKOA Group will apply the IAS 39 (Amendment) from April 1, 2009.

•	IAS 39 (Amendment), “Financial instruments: Recognition and measurement” (effective from January 1, 2010). NIPPONKOA Group will apply the IAS 39 (Amendment) from April 1, 2010.

The amendment clarifies that the scope exception of contracts in a business combination from IAS 39 is restricted to forward contracts between an acquirer and a selling shareholder to buy or sell an acquiree in a business combination at a future acquisition date.

The amendment also made an exception to the examples of embedded derivatives that are not closely related to the underlying. The exception is for prepayment options, the exercise prices of which compensate the lender for the loss of interest income because the loan was prepaid.

•	IAS 40 (Amendment), “Investment property” (and consequential amendments to IAS 16) (effective from January 1, 2009). Property that is under construction or development for future use as investment

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

property is within the scope of IAS 40. Where the fair value model is applied, such property is, therefore, measured at fair value. However, where fair value of investment property under construction is not reliably measurable, the property is measured at cost until the earlier of the date that construction is completed or the date at which fair value becomes reliably measurable. NIPPONKOA Group will apply the IAS 40 (Amendment) from April 1, 2009.

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IFRS 2 (Amendment), “Share-based payment” (effective from July 1, 2009). The amendment clarifies that the contribution of a business on the formation of a joint venture and common control transactions are not within the scope of IFRS 2. NIPPONKOA Group will apply the IFRS 2 (Amendment) from April 1, 2010.

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IFRS 5 (Amendment), “Non-current assets held for sale and discontinued operations” (effective from July 1, 2009). The amendment clarifies that all of a subsidiary’s assets and liabilities be classified as held for sale if a partial disposal or sale results in the loss of control, and relevant disclosures should be made of the disposed subsidiary if the definition of a discontinued operation is met. NIPPONKOA Group will apply IFRS 5 (Amendment) prospectively to all partial disposals or sales of subsidiaries from April 1, 2010.

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IFRS 5 (Amendment), “Non-current assets held for sale and discontinued operations” (effective from January 1, 2010). When a disposal group includes assets and liabilities that are not within the scope of the measurement requirements of IFRS 5, disclosures about measurement of those assets and liabilities are set out by IFRS 5 and other Standards that specifically refer to non-current assets (or disposal groups) classified as held for sale or discontinued operations. Additional disclosures may be necessary. NIPPONKOA Group will apply the IFRS 5 (Amendment) prospectively from April 1, 2010.

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IFRS 8 (Amendment), “Operating segments” (effective from January 1, 2010). The amendment clarifies that a measure of segment assets should be disclosed only if that amount is regularly provided to the chief operating decision maker. NIPPONKOA Group will apply the IFRS 8 (Amendment) from April 1, 2010.

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IFRIC 9 (Amendment), “Reassessment of embedded derivatives” (effective from July 1, 2009). The amendment clarifies that IFRIC 9 does not apply to embedded derivatives in contracts acquired in a combination between entities or businesses under common control or the formation of a joint venture. NIPPONKOA Group will apply the IFRIC 9 (Amendment) from April 1, 2010.

•

There are a number of minor amendments to IFRS 7, “Financial instruments: Disclosures”, IAS 8, “Accounting policies, changes in accounting estimates and Errors”, IAS 10, “Events after the reporting period”, IAS 18, “Revenue”, IAS 20, “Accounting for government grants and disclosure of government assistance”, IAS 29, “Financial reporting in hyperinflationary economies”, and IAS 34, “Interim financial reporting”, and IAS 40, “Investment property”.

(b) Amendments that are not yet effective and not relevant for NIPPONKOA Group’s operations

•	IAS 39 (Amendment), “Financial instruments: Recognition and measurement” (effective from January 1, 2009).

It clarifies that it is possible for there to be movements into and out of the fair value through profit or loss category where a derivative commences or ceases to qualify as a hedging instrument in cash flow or net investment hedge.

The amendment also removes references to the designation of hedging instruments at the segment level. IAS 39 requires that a hedging instrument should involve a party external to the reporting entity, citing a segment as an example of a reporting entity.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

When remeasuring the carrying amount of a debt instrument on cessation of fair value hedge accounting, the amendment clarifies that a revised effective interest rate (calculated at the date fair value hedge accounting ceases) are used.

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IAS 39 (Amendment), “Financial instruments: Recognition and measurement” (effective from January 1, 2010). The amendment clarifies that the gains and losses on the hedge instrument should be reclassified from equity to profit or loss during the period that the hedged forecast cash flows affect profit or loss.

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IAS 41 (Amendment), “Agriculture” (effective from January 1, 2009). Use of a market-based discount rate where fair value calculations are based on discounted cash flows and the removal of the prohibition on taking into account biological transformation when calculating fair value. Also minor amendments were made.

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IFRIC 16 (Amendment), “Hedges of a net investment in a foreign operation” (effective from July 1, 2009). The amendment removed the restriction on the entity that can hold hedging instruments. The amended Interpretation clarifies that the hedging instrument could be held by the foreign operation whose net investment is being hedged.

2.2    Consolidation

(a) Subsidiaries

Subsidiaries are all entities (including special purpose entities) over which NIPPONKOA Group has the power to govern the financial and operating policies generally accompanying a shareholding interest of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether NIPPONKOA Group controls an entity. Subsidiaries are fully consolidated from the date in which control is transferred to NIPPONKOA Group, and de-consolidated from the date in which control ceases.

No business combinations have been made by NIPPONKOA Group since April 1, 2007, which is the date of transition to IFRS. NIPPONKOA Group applied the pooling of interest method for business combinations prior to April 1, 2007. NIPPONKOA Group does not restate the accounting for business combinations as provided with the exemption rules stipulated in IFRS 1.

In order to accelerate the year-end consolidation process, certain foreign subsidiaries’ operating results are reported in the consolidated financial statements using December 31 year-ends. As for major transactions occurring between the fiscal year ends of the consolidated foreign subsidiaries and NIPPONKOA Group, adjustments are made upon consolidation.

Intra-group transactions, balances and unrealized gains on intra-group transactions are eliminated. Unrealized losses are also eliminated, except to the extent that the underlying asset is impaired. The subsidiaries’ accounting policies have been changed where necessary to ensure consistency with the policies adopted by NIPPONKOA Group.

(b) Transactions and minority interests

NIPPONKOA Group applies a policy of treating transactions with minority interests as transactions with parties external to NIPPONKOA Group. Disposals to minority interests result in gains or losses for NIPPONKOA Group and recorded in the income statement. Purchases from minority interests may result in goodwill, being the difference between any consideration paid and the relevant share acquired of the carrying value of the subsidiary’s net assets.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(c) Associates

Associates are entities in which NIPPONKOA Group has significant influence but not control, generally representing a shareholding interest between 20% and 50% of the voting rights. Even though NIPPONKOA Group is holding less than 20% of the voting rights against the counterparties, per IAS 28, significant influence can be recognized if such influence over counterparties is clearly demonstrated. Significant influence is usually evidenced if one or more of the following conditions are present:

•	representation on the board of directors or equivalent governing body of the investee;

•	participation in the policy-making process, including participation in decisions about dividends or other distributions;

•	material transactions between the investor and the investee;

•	interchange of managerial personnel; or

•	provision of essential technical information.

Investment in associates is accounted for by the equity method of accounting and initially recognized at cost. NIPPONKOA Group’s investment in associates includes goodwill (net of any accumulated impairment loss) identified at acquisition (Note 2.9(c)).

NIPPONKOA Group’s share of the associates’ post-acquisition profits or losses is recognized in the income statement, and its share of post-acquisition movements in reserves is recognized in reserves. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment. When NIPPONKOA Group’s share of losses in an associate equals or exceeds its investment in the associate, including any unsecured receivables, NIPPONKOA Group does not recognize further losses unless it has incurred obligations or made payments on behalf of the associate.

Unrealized gains on transactions between NIPPONKOA Group and its associates are eliminated to the extent of NIPPONKOA Group’s interest in the associates. Unrealized losses are also eliminated unless there is evidence of impairment of the asset transferred. The accounting policies of the associates have been changed where necessary to ensure consistency with the policies adopted by NIPPONKOA Group.

(d) Regulatory restrictions

A portion of earnings generated by foreign branches and subsidiaries may not be repatriated in order to satisfy various conditions imposed by regulatory authorities in each country.

2.3    Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker (“CODM”). The CODM, which is responsible for allocating resources and assessing performance of the operating segments, has been identified as the Board of Directors that makes strategic decisions.

For administrative services performed by NIPPONKOA Group’s management, costs are calculated on an arm’s length basis as rendered. Where direct allocation is possible, costs are assigned according to the services performed.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

2.4    Foreign currency translation

(a) Functional and presentation currency

Items included in the financial statements of each of NIPPONKOA Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The presentation currency for NIPPONKOA Group is the Japanese yen. The consolidated financial statements are presented in millions of yen.

(b) Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement.

Net foreign exchange gains or losses are presented in the income statement within “Other operating income” or “Other operating expenses”, respectively. Changes in the fair value of monetary securities denominated in foreign currency classified as available-for-sale are segregated between translation differences resulting from the amortized cost of the security, and other changes in the carrying amount of the security. Translation differences related to the amortized cost are recognized in the income statement, and other changes in carrying amount are recognized in equity.

Translation differences on non-monetary financial assets (i.e., equities) accounted for at fair value through income, are reported as part of the fair value gains or losses. Translation differences on non-monetary financial assets classified as available-for-sale financial assets, are included in equity.

(c) Group companies

The results and financial position of all NIPPONKOA Group entities that have a functional currency different from the presentation currency are translated into the presentation currency. Assets and liabilities for each balance sheet presented are translated at the closing rate as of that balance sheet date, and income and expenses for each income statement are translated at average exchange rates. The resulting exchange differences are recognized as a separate component of equity.

On consolidation, exchange differences arising from the translation of the net investment in foreign entities are taken to shareholders’ equity. When a foreign operation is partially disposed of or sold, such exchange differences are recognized in the income statement as part of the gain or loss on sale.

2.5    Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less.

2.6    Derivative financial instruments

NIPPONKOA Group utilizes derivative financial instruments in its normal course of business (a) to manage interest rate risk, (b) to manage foreign exchange risk and (c) for other purposes. Although certain of these derivatives economically hedge NIPPONKOA Group’s risk exposure, they do not qualify for hedge accounting under IAS 39.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Derivatives are initially recognized at fair value on the date in which a derivative contract into and are subsequently re-measured at their fair value. Changes in fair value are recognized currently in the income statement. Fair values are obtained from quoted market prices in an active market, including recent market transactions, and valuation techniques, such as discounted cash flow models as appropriate. All derivatives are carried as assets when the fair value is positive and as liabilities when the fair value is negative.

The best evidence of the fair value of a derivative at initial recognition is the transaction price (i.e., the fair value of the consideration given or received) unless the fair value of that instrument is evidenced by comparison with other observable current market transactions in the same instrument (i.e., without modification or repackaging) or based on a valuation technique whose variables include only data from observable markets.

Unless a hybrid instrument is designated as at fair value through income, embedded derivatives that are not closely related to their host contracts and meet the definition of a derivative are separated and fair valued through income. The accounting policy in respect of derivatives embedded in host insurance contracts is described in Note 2.16(b).

2.7    Financial assets

Financial assets within the scope of IAS 39 are either classified as financial assets at fair value through income, loans and receivables, held-to-maturity financial assets or available-for-sale financial assets. The classification depends on the purpose for which the investments are acquired.

Regular way purchase and sales of financial assets are recognized at settlement date, which is the date that NIPPONKOA Group receives or delivers the asset. Financial assets are initially recognized at fair value plus directly attributable transaction costs, in the case of all financial assets not carried at fair value through income.

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and NIPPONKOA Group has also transferred substantially all risks and rewards of ownership.

The fair values of quoted investments are based on current bid prices. If the market for a financial asset is not active, NIPPONKOA Group determines fair value by using valuation techniques. These include the use of prices from recent arm’s length transactions, reference to value of other instruments that are substantially the same, and discounted cash flow analysis.

(a) Financial assets at fair value through income

A financial asset is classified as “financial assets at fair value through income” at inception if acquired principally for the purpose of selling in the short term, if it forms part of a portfolio of financial assets in which there is evidence of short-term profit-taking, or if so designated by NIPPONKOA Group. Derivatives are classified as held for trading unless they are designated as hedges. This treatment is also applicable to bifurcated embedded derivatives of hybrid instruments. Certain financial assets that are hybrid instruments containing one or more embedded derivatives are designated as at fair value through income at inception.

Financial assets carried at fair value through income are initially recognized at fair value, and transaction costs are expensed in the income statement. Realized and unrealized gains and losses arising from changes in the fair value are included in the income statement in the period in which they arise. The recognized net gains and losses include dividends and interest from the underlying financial instruments.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(b) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market other than those that NIPPONKOA Group has designated at fair value through income or available for sale. Loans and receivables are recognized initially at fair value plus transaction costs and subsequently measured at amortized cost using the effective interest method, less provision for impairment. A provision for impairment of loans and receivables is established when there is objective evidence that NIPPONKOA Group will not be able to collect all amounts due under the original contractual terms (see Note 2.9 for the accounting policy on impairment). Receivables arising from insurance contracts are also classified in this category and are reviewed for impairment as part of the impairment review of loans and receivables.

(c) Held-to-maturity financial assets

Held-to-maturity financial assets are non-derivative financial assets with fixed or determinable payments and maturities, other than those that meet the definition of loans and receivables, in which NIPPONKOA Group’s management has the positive intention and ability to hold to maturity. These assets are recognized initially at fair value plus transaction costs and subsequently measured at amortized cost using the effective interest method, less provision for impairment. A provision for impairment of held-to-maturity financial assets is established when there is objective evidence that NIPPONKOA Group will not be able to collect all amounts due under the original contractual terms (see Note 2.9 for the accounting policy on impairment).

(d) Available-for-sale financial assets

Available-for-sale financial assets are non-derivative financial assets that are either designated in this category or not classified in any of the other categories. These assets are recognized initially at fair value plus transaction costs and subsequently measured at fair value without transaction costs, less provision for impairment. Unrealized gains and losses arising from changes in the fair value of securities classified as available for sale are recognized in equity. When securities classified as available for sale are sold or impaired, the accumulated fair value adjustments are included in the income statement as net realized gains/losses on financial assets.

Interest on available-for-sale debt securities is calculated using the effective interest method and recognized in the income statement. Dividends on available-for-sale equity securities are recognized in the income statement when NIPPONKOA Group’s right to receive payments is established. Interest and dividend income are included in the income statement as investment income.

2.8    Offsetting of financial assets and liabilities

Financial assets and liabilities are offset and the net amount reported in the balance sheet only when there is a legally enforceable right to offset the recognized amounts and the intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

2.9    Impairment of assets

NIPPONKOA Group assesses at each balance sheet date whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or group of financial assets is impaired and an impairment loss recognized only if there is objective evidence of impairment as a result of one or more events occurring after initial recognition of the asset (a “loss event”) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(a) Impairment of available-for-sale and held-to-maturity investments

A held-to-maturity or available-for-sale debt security is impaired if there is objective evidence that a loss event has occurred and the expected cash flows impaired (i.e., all amounts due according to the contractual terms of the security are not considered collectible). Typically this is due to deterioration in the creditworthiness of the issuer. A decline in fair value below amortized cost due to changes in risk free interest rates does not by itself represent objective evidence of a loss event.

NIPPONKOA Group assesses at each balance sheet date whether there is objective evidence that an available-for-sale equity security is impaired, including a significant or prolonged decline in the fair value below its cost and other qualitative impairment criteria.

If an available-for-sale equity security is impaired, any further declines in fair value at subsequent balance sheet dates are recognized as impairments. At each balance sheet date, for an equity security that is determined to be impaired, an impairment is recognized for the difference between the fair value and the original cost basis, less any previously recognized impairments.

In a subsequent period, if the fair value of a held-to-maturity or available-for-sale debt security increases and the increase can be objectively related to an event occurring after recognition of an impairment loss, such as an improvement in the debtor’s credit rating, the impairment is reversed through the income statement. For the available-for-sale equity instrument, when impairment is recognized and the fair value subsequently increases, the increase in value is recognized in equity (and not as a reversal of the impairment loss through the income statement).

(b) Impairment of loans and receivables including insurance receivables

NIPPONKOA Group first assesses whether objective evidence of impairment exists for loans and receivables, including insurance receivables, which are individually significant. If no objective evidence of impairment exists, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is or continues to be recognized are not included in the collective assessment for impairment.

If there is objective evidence that an impairment loss has been incurred, the loss amount is measured as the difference between the asset’s carrying amount and the present value of the estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the asset’s original effective interest rate. The carrying amount is reduced through an allowance account and the loss amount recognized in the income statement. For loans with a variable interest rate, the discount rate for measuring any impairment loss is the current contractual effective interest rate. For practical expedience, NIPPONKOA Group may measure impairment on the basis of an instrument’s fair value using estimated future cash flows of collateralized financial assets. For loans and receivables, including insurance receivables, that cannot be repaid, the uncollectable portion amount is written off against any existing specific loan loss allowance, or directly recognized as expense in the income statement.

For purposes of evaluating impairment on a collective basis, financial assets are grouped on the basis of similar credit risk characteristics. Those characteristics are relevant to the estimation of future cash flows for groups of such assets by being indicative of the issuer’s ability to pay all amounts due under the contractual terms of the debt instrument being evaluated.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

For subsequent periods, if the decreases of an impairment loss can be objectively connected to an event occurring after the impairment was recognized (such as improved credit rating), the previously recognized impairment loss is reversed by adjusting the allowance account. The amount of the impairment loss reversal is recognized in the income statement.

(c) Impairment of other non-financial assets

Assets with an indefinite useful life (i.e., land) are not subject to depreciation or amortization and evaluated annually for impairment. Assets subject to depreciation or amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of the asset’s fair value less costs to sell or value in use. For purposes of assessing impairment, assets are grouped at the lowest levels in which there are separately identifiable cash flows (cash-generating units).

2.10    Investment property

Property held for long-term rental that is not occupied or used by NIPPONKOA Group companies is classified as investment property. Investment property is comprised of freehold land and buildings and is carried at fair value. Fair value is based on prices in an active market, adjusted, for any differences in the nature, location or condition of the specific asset. If this information is not available, NIPPONKOA Group uses alternative valuation methods such as discounted cash flow projections or recent prices in less active markets adjusted as appropriate. Investment property that is being redeveloped for continuing use as investment property, or for which the market has become less active, continues to be measured at fair value. Changes in fair values are recorded in the income statement.

If an investment property becomes owner-occupied, it is reclassified as property and equipment, and its fair value at the date of reclassification becomes its cost for subsequent accounting purposes. If property and equipment becomes investment property because its use has changed, any difference between the carrying amount and the fair value at the date of transfer is recognized in equity as a revaluation of property and equipment. However, if an increase in fair value reverses a previous impairment loss, the gain is recognized in the income statement. Upon disposal of such investment property, any revaluation surplus previously recorded in equity is transferred to retained earnings; accordingly, the transfer is not recognized in the income statement.

2.11    Property and equipment

All property and equipment are stated at historical cost less subsequent depreciation and impairment. Historical cost includes expenditures that are directly attributable to the acquisition of the assets. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the asset will flow to NIPPONKOA Group and the cost can be measured reliably. Repairs and maintenance are charged to the income statement during the period incurred.

Land is not depreciated. Depreciation is recognized in the income statement on the straight-line basis over the estimated useful lives of the property or equipment. The estimated useful lives are as follows:

•	Buildings 20-50 years

•	Equipment and others 2-20 years

The assets’ residual values and useful lives are reviewed at each balance sheet date and adjusted, if appropriate. An asset’s carrying amount is written down to its recoverable amount if the asset’s carrying amount

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

is greater than its estimated recoverable amount (Note 2.9(c)). Gains and losses on disposals are determined by comparing the proceeds received with the net carrying amount and included in the income statement in “Other operating income” or “Other operating expenses”.

2.12    Intangible assets

NIPPONKOA Group’s intangible assets include software.

Software, which includes software purchased from third parties or developed internally, is initially recorded at cost and amortized on a straight-line basis over the estimated useful service lives of 3 to 5 years. Costs associated with maintaining computer software programs are expensed as incurred.

2.13    Income taxes

Income tax expense is comprised of current and deferred income taxes. Income taxes are recognized in the income statement, except to the extent that they relate to items recognized directly in equity, in which case the income taxes are also recognized in equity.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where NIPPONKOA and its subsidiaries and associates operate and generate taxable income. NIPPONKOA Group periodically evaluates positions taken in tax returns with respect to items in which the applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax is recognized, using the balance sheet liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the balance sheet. However, if deferred income tax arises from initial recognition of an asset or liability in a transaction other than a business combination that affects neither accounting nor taxable income or loss, it is not recognized for financial statement purpose. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except where NIPPONKOA Group controls the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

2.14    Employee benefits

(a) Pension obligations

NIPPONKOA Group maintains defined benefit pension plans and a defined contribution pension plan, covering substantially all employees.

The liability recognized in the balance sheet in respect of the defined benefit plans is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets. The defined benefit obligation is calculated annually using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and that have terms to maturity that approximate the terms of the related benefit liability.

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Notes to Consolidated Financial Statements—(Continued)

Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are recognized directly in shareholders’ equity (in the Statement of Recognized Income and Expense—SoRIE) in the period in which they occur. Similarly, any adjustment arising from the asset ceiling is recognized in shareholders’ equity. Past-service costs are recognized immediately in the income statement, unless changes to the pension plans are conditional on the employees remaining in service for specified periods of time (the vesting period). In this case, past service costs are amortized on a straight-line basis over the vesting period.

For the defined contribution plan, NIPPONKOA Group pays contributions to a trust company on a contractual basis. NIPPONKOA Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due.

At April 1, 2008, NIPPONKOA Group amended its pension plans and recognized curtailment and settlement gains. See Note 20 for further information.

(b) Share-based compensation

NIPPONKOA has an equity-settled share-based compensation plan, under which the options of NIPPONKOA’s share capital is provided to directors and executive officers as consideration for their services. The fair value of the employee services received in exchange for the options granted is recognized as an expense. The total amount to be expensed is determined by reference to the fair value of the options granted and is recognized at the grant date since all vesting conditions are satisfied at that date under the current plan.

The proceeds received, net of any directly attributable transaction costs are credited to share capital and share premium when the options are exercised.

2.15    Insurance and investment contracts—classification

NIPPONKOA Group issues contracts that transfer insurance risk or financial risk or both. Insurance contracts are those contracts that transfer significant insurance risk. Such contracts may also transfer financial risk. As a general guideline, NIPPONKOA Group defines a significant insurance risk to be the possibility of having to pay benefits on the occurrence of an insured event that is at least 10% more than the benefits payable if the insured event did not occur.

Investment contracts are those contracts that transfer financial risk with no significant insurance risk, while they are insurance contracts in the legal form.

A number of insurance contracts contain discretionary participation features (DPF). In Japan, a typical contractual feature which meets the definition of a DPF is the policyholder’s dividend. The policyholder is entitled to receive, as a supplement to guaranteed benefits, additional benefits or bonuses:

(a)	that are likely to be a significant portion of the total contractual benefits;

(b)	whose amount or timing is determined at the discretion of NIPPONKOA Group by contractual terms; and

(c)	that are contractually based on;

(i)	the performance of a specified pool of contracts or the pool of a specified type of contract;

(ii)	realized and/or unrealized investment returns on a specified pool of assets held by NIPPONKOA Group; or

(iii)	the profit or loss of NIPPONKOA Group, fund or other entity that issues the contract.

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Notes to Consolidated Financial Statements—(Continued)

All discretionary participation features referred in section 2.16 Insurance contracts and investment contracts with DPF are wholly classified as a liability and included within the scope of the liability adequacy test.

As a result of the application of the accounting policy for classification of insurance contracts issued by NIPPONKOA Group, NIPPONKOA Group has classified its contracts into insurance contracts without DPF, insurance contracts with DPF and investment contracts with DPF. No investment contracts without DPF were classified under the requirement described above.

2.16    Insurance contracts and investment contracts with DPF

(a) Recognition and measurement

NIPPONKOA Group’s insurance contracts are comprised of property and casualty insurance and life insurance contracts. NIPPONKOA Group’s accounting policies for the recognition and measurement of each type of insurance contracts are as follows:

(i) Property and casualty insurance contracts—Insurance contracts

Property insurance mainly compensates NIPPONKOA Group’s customers for damage suffered to their properties or for the value of property lost. Customers who undertake commercial activities on their premises could also receive compensation for the loss of earnings caused by the inability to use the insured properties in their business activities (business interruption coverage). Casualty insurance contracts protect NIPPONKOA Group’s customers against the risk of causing harm to third parties as a result of their legitimate activities. Damages covered include both contractual and non-contractual events. The typical protection offered is designed for employers who become legally liable to pay compensation to injured employees (employers’ liability) and for individual and business customers who become liable to pay compensation to a third party for bodily harm or property damage (public liability).

Premiums are recognized when written. Unearned premiums are those proportions of the premiums written in a year that relate to periods of risk after the balance sheet date and are reported within insurance contract liabilities.

Liabilities for reported and estimated losses and claims and directly related adjustment expenses for property and casualty insurance contracts are based upon the accumulation of case estimates for losses and directly related loss adjustment expenses incurred and reported prior to the close of the accounting period on direct and assumed businesses. Provision has also been made based upon statistical analyses of past experience for unreported losses, development on case estimates for losses and directly related loss adjustment expenses. Where applicable, estimates for salvage or subrogation recoveries are included as an allowance in the measurement of the insurance liability for claims.

(ii) Compulsory automobile liability insurance contracts—Insurance contracts

Under the Automobile Liability Securities Law, all automobiles in Japan must be covered by “compulsory automobile liability insurance” (CALI), which covers liability for bodily injuries. CALI is designed to serve the public policy of assuring the injured in automobile accidents receive minimum payments for their claims against those who are liable due to the ownership, use or maintenance of automobiles involved in such accidents.

Insurance companies cede 100% of the direct CALI risk premiums written to an insurance pool that is established for those insurance contracts. In turn, each insurance company separately assumes a share of the pool.

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Notes to Consolidated Financial Statements—(Continued)

Each company’s share in the pool is determined mainly on the basis of the market share of direct premiums written by it for CALI and the aggregate amount of its investment assets as compared with those of other insurers.

The Company is not permitted to reflect any profit or loss from the CALI program in the statutory financial statements prepared on the Japanese GAAP basis, unless permission has been obtained from the Financial Services Agency of Japan. Rather, all such accumulated profits are recorded as a liability in the statutory financial statements.

In the accompanying consolidated financial statements, CALI is accounted for similarly with other lines of property and casualty insurance written by the Company. Premiums and claims on the direct, ceded and assumed CALI business are recognized in a manner similar to the other types of property and casualty insurance contracts. The liabilities for the assumed business represent unearned premiums and estimates of ultimate losses associated with contractual benefits of the existing policyholders based on formulas prescribed by Japanese insurance laws rather than statistical analyses.

See Note 3.2 (b) for further information of compulsory automobile liability.

(iii) Earthquake insurance contracts—Insurance contracts

NIPPONKOA Group writes earthquake insurance pursuant to the Law Concerning Earthquake Insurance in the form of an extension of the coverage of fire insurance for dwellings and contents thereof. The insured amount for earthquake under such policies does not exceed a range of 30% to 50% of the insured amount for fire thereunder up to a maximum of ¥50 million for dwellings and ¥10 million for contents thereof, all as prescribed by the Law Concerning Earthquake Insurance.

Pursuant to the Law Concerning Earthquake Insurance, the earthquake risks written by direct insurers are wholly reinsured with Japan Earthquake Reinsurance Company Limited (“JER”), a private reinsurer in Japan owned by major Japanese non-life insurance companies. Pursuant to the Law Concerning Earthquake Insurance, this portfolio is protected by (i) an excess of loss reinsurance cover arranged between JER and the Japanese Government and (ii) another excess of loss reinsurance cover arranged among JER, Toa Reinsurance Company, Limited, which is another private reinsurer in Japan, and the original direct insurers, which participate in such insurance cover through a funds withheld reinsurance agreement with JER.

In the accompanying consolidated financial statements, Premiums, claims and insurance liabilities on the direct, ceded and assumed earthquake contracts are recognized in a manner similar to the other types of property and casualty insurance contracts. Amounts on deposit with the JER under the funds withheld agreement are included in other assets.

See Note 3.2 (b) for further information of earthquake insurance.

(iv) Property and casualty insurance contracts with savings features—Insurance contracts

NIPPONKOA Group offers property and casualty insurance contracts with savings features and DPF. All of the key terms, including guaranteed interest rate, are fixed at the inception of the contract and remain in effect during the contract period. Regarding the premium payment pattern, there exist two options, single payment and level payment, and also a policyholder has an option regarding the refund payout at maturity, lump-sum and instrument payment. The guaranteed interest rates of these contracts in force as of March 31, 2009 range from 0.2% to 5.5%. Premiums for these contracts are determined according to the contract period and premium mode.

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Notes to Consolidated Financial Statements—(Continued)

Contract periods of these products mainly range from 3 to 5 years. Policyholder can terminate the contract before the maturity date, net of a contractual surrender charge. For those contracts, the premium paid by the policyholder is allocated between the insurance and the saving component at inception of the policy.

Premiums and claim reserves for the insurance portion are recognized and measured as for any other property and casualty contracts. Premiums for the saving portion are also recognized and measured as for any other property and casualty contracts. Premiums for the saving component represent the present value of the lump-sum or annuity refund, discounted using the committed interest rate and the “total loss termination” rate. A total loss termination is an exceptional event that occurs when a full payout is made under the insurance portion of the contract, in which case the policy terminates without any saving payment being made to the policyholder. The weighted average annual frequency of total loss termination is approximately 0.04%. When a total loss termination occurs, the liability for the saving component of the premium is eliminated and included in “Change in reserves” in Income Statement. Payout for the insurance portion for the claim is recorded as claim expense similarly with other property and casualty claims. At the end of each fiscal year, the present value of future payments for the contracts in force, net of the present value of the savings portion of future premiums, is included in insurance contract liabilities. The present value of future cash flows is calculated using the committed interest rate and the total loss termination rate, which are both set at the inception of the contracts. Regardless of the actual investment returns, refund reserve is provided based on the committed interest rate. The lump-sum or annuity refund is recognized as claims and insurance benefits. The future benefits associated with the saving component are presented separately as “refund reserves” in the notes to these financial statements.

(v) Life insurance contracts—Insurance contracts

These contracts insure events associated with human life (i.e., death or survival) over a long duration. Also, these contracts insure events associated with disease over a long duration.

Premiums of insurance contracts are recognized as revenue when they are received in cash from the policyholder.

Benefits of insurance contracts are recorded as an expense when they are incurred. The liability is determined as the sum of the expected discounted value of the benefit payments that are directly related to the contract, less the expected discounted value of the anticipated net premiums that would cover the benefits based on the valuation assumptions used. NIPPONKOA Group uses various assumptions for the determination of the liability, such as mortality, persistency, and investment return that are established at the time the contract is issued. A margin for adverse deviations is included in the assumptions. The liabilities are recalculated at each balance sheet date using the assumptions established at inception of the contracts.

(vi) Life insurance contracts—Investment contracts with DPF

NIPPONKOA Group accounts for investment contracts with DPF in a manner similar to the other types of life insurance contracts in accordance with IFRS 4.

Premiums of the contracts are recognized as revenue when they are received in cash from the policyholder.

Benefits of the contracts are recorded as claims and insurance benefits when they are due or paid upon death. The liability is determined as the sum of premiums with credited interest rate that are committed at the inception of contract. The liability calculation also reflects the mortality and other assumptions. A margin for adverse deviations is included in the assumptions. The liabilities are recalculated at each balance sheet date using the assumptions established at inception of the contracts.

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Notes to Consolidated Financial Statements—(Continued)

(b) Embedded derivatives

Derivatives embedded in insurance contracts are treated as separate derivatives when their economic characteristics and risks are not closely related to those of the host contract and the host contract is not carried at fair value through income. These embedded derivatives are measured at fair value with changes in fair value recognized in the income statement. Currently, NIPPONKOA Group has no insurance contracts with embedded derivatives that are required to be separated from the host contract.

(c) Unbundling

The deposit component of an insurance contract is unbundled when both of the following conditions are met:

1. the deposit component (including any embedded surrender option) can be measured separately (i.e., without taking into account the insurance component); and

2. NIPPONKOA Group’s accounting policies do not otherwise require the recognition of all obligations and rights arising from the deposit component.

For the periods for which the consolidated financial statements are presented, NIPPONKOA Group did not issue any in-force insurance contracts whose deposit component is required to be unbundled.

(d) Liability adequacy test

Liability adequacy test is required for all types of insurance contracts as well as investment contract with DPF. At each balance sheet date, liability adequacy tests are performed to ensure the adequacy of the contract liabilities. In performing these tests, current best estimates of future contractual cash flows for claims, loss adjustment and administrative expenses, and investment income from the assets funding such liabilities, are used. Any deficiency is immediately charged to income by establishing a provision for losses arising from liability adequacy tests.

(e) Reinsurance contracts held

In the ordinary course of business, NIPPONKOA Group cedes risks to other insurance companies in order to diversify its risks and limit potential losses arising from large catastrophic loss risks, although it does not relieve NIPPONKOA Group of its obligations as a direct insurer of the risks reinsured.

Contracts entered into by NIPPONKOA Group are classified as reinsurance contracts held if these contracts compensate losses on one or more insurance contracts issued by NIPPONKOA Group and they meet the criteria for insurance contracts as described in Note 2.15. Contracts that do not meet the criteria are accounted for as financial instruments.

Reinsurance contracts involve reinsurers sharing a proportion of the original premiums and losses underlying the insurance contracts being reinsured. NIPPONKOA Group generally arranges reinsurance in the form of a reinsurance treaty arrangement, where NIPPONKOA Group is automatically authorized to cede any business under terms and conditions previously agreed upon without obtaining prior consent separately for each contract ceded to the reinsurers.

NIPPONKOA Group also cedes facultative reinsurance which, unlike a treaty reinsurance arrangement, generally requires prior consent from each reinsurer for each risk ceded. NIPPONKOA Group’s facultative

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Notes to Consolidated Financial Statements—(Continued)

reinsurance arrangements include proportional and excess-of-loss reinsurance, and NIPPONKOA Group generally cedes facultative reinsurance if and when it determines that the underwriting capacity provided by treaty reinsurance is not sufficient to address its desired risk profile.

The benefits to which NIPPONKOA Group is entitled under its reinsurance contracts are recognized as reinsurance assets. Amounts recoverable from or due to reinsurers are measured consistently with the amounts associated with the reinsured insurance contracts and in accordance with the terms of each reinsurance contract.

NIPPONKOA Group is exposed to credit risk to the extent that any reinsurers fail to meet their obligations to NIPPONKOA Group, and therefore performs credit risk reviews regularly. If there is objective evidence that the reinsurance asset is impaired, NIPPONKOA Group reduces the carrying amount of the reinsurance asset to its recoverable amount and recognizes the impairment loss in the income statement. NIPPONKOA Group gathers objective evidence that a reinsurance asset is impaired using the same process adopted for financial assets held at amortized cost. The impairment loss is calculated following the same method used for these financial assets.

Inwards reinsurance contracts, which NIPPONKOA Group is required to compensate for losses on another insurer’s insurance contracts are classified as insurance contracts.

(f) Receivables and payables related to insurance and investment contracts

Receivables and payables are recognized for unsettled premiums or commissions. These include amounts due to and from agents, brokers and insurance contract holders.

2.17    Provisions

In 1998, the Non-Life Insurance Policyholders Protection Corporation and the Life Insurance Policyholders Protection Corporation (“the Corporations”) were established to provide assistance to policyholders in the event a non-life or life insurance company becomes insolvent. All insurance companies operating in Japan, including foreign insurers are obligated to become members of these organizations. These organizations aid policyholders by rendering financial assistance to an insurance company that assumes the policies of insolvent non-life and life insurance companies, by assuming the policies itself or through other methods stipulated in the Insurance Business Law.

As a member of the Corporations, the contribution is required for NIPPONKOA Group and the liability is provided in the consolidated financial statements on the basis of NIPPONKOA Group’s estimation. The provision for the contribution is recognized when: NIPPONKOA Group has a legal or constructive obligation as a result of past events; it is more likely than not that an outflow of resources will be required to settle the obligation; and the amount can be reliably estimated.

2.18    Share capital

Shares are classified as equity when there is no obligation to transfer cash or other assets. Where any Group company purchases NIPPONKOA’s equity share capital (treasury shares), the consideration paid, including any directly attributable incremental costs (net of income taxes), is deducted from equity attributable to NIPPONKOA’s shareholders. Where such shares are subsequently sold, reissued or otherwise disposed of, any consideration received is included in equity attributable to NIPPONKOA’s shareholders, net of any directly attributable incremental transaction costs and related income tax effects.

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Notes to Consolidated Financial Statements—(Continued)

2.19    Income recognition

Income is comprised of the fair value for services, net of consumption and value-added taxes, and after eliminating income generated within NIPPONKOA Group. Income is recognized as follows:

(a) Interest income

Interest income for all interest-bearing financial instruments, other than financial instruments measured at fair value through income, is recognized within “Investment income” (Note 29) in the income statement using the effective interest rate method. Interest income from financial instruments measured at fair value through income is recognized within “Net realized gains/ (losses) on assets at fair value through income” (Notes 31). When a receivable is impaired, NIPPONKOA Group reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at the original effective interest rate of the instrument, and accretes the discount as interest income in the income statement.

(b) Asset management fee income

Asset management fees are earned from investment funds that are managed by NIPPONKOA’s subsidiaries. These fees are generally based on the net asset value of the funds and recognized on an accrual basis.

(c) Dividend income

Dividend income is recognized when the right to receive the dividend payments is established. Dividend income from available-for-sale equity securities is recognized within “Investment income” (Note 29), and dividend income from financial instruments measured at fair value through income is recognized within “Net realized gains/ (losses) on assets at fair value through income” (Note 31).

(d) Rental income

Rental income arising from investment property, included in other operating income, is recognized on an accrual basis based on the underlying terms and conditions of the lease agreements.

2.20    Leases

NIPPONKOA Group lease offices, equipment and vehicles under operating and finance leases.

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases to the lessor are charged to administrative expenses using the straight-line method over the period of the lease.

Leases of property and equipment are classified as finance leases if NIPPONKOA Group retains substantially all the risks and rewards of ownership. Finance leases are capitalized and depreciated over the lease term using the straight-line method. The depreciation expense is recognized in administrative expense.

2.21    Dividend distribution

Dividend distribution to NIPPONKOA’s shareholders is recognized as a liability in NIPPONKOA Group’s financial statements in the period in which the dividends are approved by NIPPONKOA’s shareholders.

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Notes to Consolidated Financial Statements—(Continued)

3	First time adoption: effect of transition to IFRS

3.1	Accounting principles

NIPPONKOA Group has adopted IFRS for its consolidated financial statements for the year ended March 31, 2009 by transitioning from accounting principles generally accepted in Japan (Japan GAAP). In order to show comparative financial information, the consolidated financial statements at and for the year ended March 31, 2008 is also presented under IFRS. The date of transition to IFRS is April 1, 2007.

In general, NIPPONKOA Group is required to determine its IFRS accounting policies at March 31, 2009 and apply them retrospectively to its opening consolidated balance sheet under IFRS. Certain exceptions are required while certain exemptions permitted under IFRS 1. First time adoption of these exemptions is detailed below. Other alternative available under IFRS 1, which are not discussed herein, are not material to NIPPONKOA Group’s businesses.

•	NIPPONKOA Group elected not to apply IFRS 3, “Business combinations”, retrospectively to business combinations prior to the date of transition.

•	At transition, NIPPONKOA Group accounted for the fair value as deemed cost of all own-use property by measuring their fair values at April 1, 2007.

•	At transition, NIPPONKOA Group recognized all cumulative actuarial gains and losses on defined benefit pension plans in the opening shareholders’ equity.

•	At transition, NIPPONKOA Group elected to reset the cumulative foreign currency translation differences arising from the translation of foreign operations to zero.

•

NIPPONKOA Group elected only to apply the derecognition provisions of IAS 39, “Financial instruments: Recognition and measurement”, prospectively for transactions occurring on or after January 1, 2004.

•

NIPPONKOA Group elected not to apply IFRS 2, “Share-based payment”, to equity instruments that were granted and vested prior to April 1, 2006. NIPPONKOA Group has disclosed publicly the fair value of equity instruments that were granted and vested between April 1, 2006 and April 1, 2007 (date of transition) and elected to apply IFRS 2 to those instruments.

The following reconciliation tables describe the effects of transition from Japan GAAP to IFRS for consolidated balance sheet, equity, consolidated income statements, and net income. The consolidated financial statements under Japan GAAP for the years ended March 31, 2007, 2008, and 2009 were prepared in accordance with the Japan GAAP presentation requirements. In preparing the reconciliation tables, certain reclassifications have been made to the Japan GAAP financial statements in order to present these statements as required under IFRS.

The amounts in the Japan GAAP columns of the reconciliation tables are those after such reclassifications. However, these reclassifications had no effect on total assets, total liabilities, total equity, or net income attributable to the shareholders of NIPPONKOA (which is equivalent to net income under Japan GAAP).

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Notes to Consolidated Financial Statements—(Continued)

Reconciliation of consolidated balance sheet at April 1, 2007

		(Yen in millions)
Note		Japan GAAP	Effect of transition to IFRS	IFRS
	Assets—April 1, 2007
(a)	Cash and cash equivalents	163,662	3,474	167,136
(c)	Derivative financial instruments	694	10	704
(c)	Equity securities	1,318,320	28,059	1,346,379
(c)	Debt securities	1,652,328	32,409	1,684,737
(c)	Loans and receivables including insurance receivables	379,204	44,844	424,048
(b)	Reinsurance assets	—	228,710	228,710
(a)	Investments in associates	—	3,286	3,286
(e)	Investment property	—	26,530	26,530
(e)	Property and equipment	130,713	15,305	146,018
(h)	Intangible assets	1,337	4,719	6,056
(f)	Deferred income tax assets	39	956	995
	Other assets	54,084	(1,459)	52,625

	Total assets	3,700,381	386,843	4,087,224

		(Yen in millions)
Note		Japan GAAP	Effect of transition to IFRS	IFRS
	Liabilities and equity—April 1, 2007
(c)	Derivative financial instruments	1,067	516	1,583
	Trade and other payables	47,189	1,626	48,815
	Payables for return of cash collateral on loaned securities	—	—	—
	Current income tax liabilities	8,145	(1,627)	6,518
(g)	Retirement benefit obligations	36,675	30,036	66,711
(b)	Insurance contract liabilities	2,677,504	(112,304)	2,565,200
(b)	Investment contract liabilities	—	42,529	42,529
(f)	Deferred income tax liabilities	112,544	143,471	256,015
	Other liabilities	50,233	(13,317)	36,916

	Total liabilities	2,933,357	90,930	3,024,287

	Share capital	114,902	—	114,902
(c)(d)(e)	Other reserves	479,495	31,329	510,824
	Retained earnings	172,245	263,132	435,377
	Minority interest in equity	382	1,452	1,834

	Total equity	767,024	295,913	1,062,937

	Total liabilities and equity	3,700,381	386,843	4,087,224

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Reconciliation of consolidated balance sheet at March 31, 2008

		(Yen in millions)
Note		Japan GAAP	Effect of transition to IFRS	IFRS
	Assets—March 31, 2008
(a)	Cash and cash equivalents	140,825	1,575	142,400
(c)	Derivative financial instruments	6,263	1,871	8,134
(c)	Equity securities	1,024,342	22,792	1,047,134
(c)	Debt securities	1,610,445	36,142	1,646,587
(c)	Loans and receivables including insurance receivables	352,686	33,510	386,196
(b)	Reinsurance assets	—	205,923	205,923
(a)	Investments in associates	—	3,335	3,335
(e)	Investment property	—	28,230	28,230
(e)	Property and equipment	130,378	14,839	145,217
(h)	Intangible assets	1,228	2,755	3,983
(f)	Deferred income tax assets	1,204	(236)	968
	Other assets	55,819	933	56,752

	Total assets	3,323,190	351,669	3,674,859

		(Yen in millions)
Note		Japan GAAP	Effect of transition to IFRS	IFRS
	Liabilities and equity—March 31, 2008
(c)	Derivative financial instruments	505	91	596
	Trade and other payables	38,246	1,594	39,840
	Payables for return of cash collateral on loaned securities	—	—	—
	Current income tax liabilities	4,308	(1,594)	2,714
(g)	Retirement benefit obligations	36,411	33,873	70,284
(b)	Insurance contract liabilities	2,642,405	(155,390)	2,487,015
(b)	Investment contract liabilities	—	52,338	52,338
(f)	Deferred income tax liabilities	1,973	141,410	143,383
	Other liabilities	56,144	(17,451)	38,693

	Total liabilities	2,779,992	54,871	2,834,863

	Share capital	86,767	—	86,767
(c)(d)(e)	Other reserves	290,291	40,047	330,338
	Retained earnings	165,741	255,043	420,784
	Minority interest in equity	399	1,708	2,107

	Total equity	543,198	296,798	839,996

	Total liabilities and equity	3,323,190	351,669	3,674,859

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Reconciliation of consolidated balance sheet at March 31, 2009

		(Yen in millions)
Note		Japan GAAP	Effect of transition to IFRS	IFRS
	Assets—March 31, 2009
(a)	Cash and cash equivalents	169,197	1,457	170,654
(c)	Derivative financial instruments	7,123	1,042	8,165
(c)	Equity securities	728,890	2,856	731,746
(c)	Debt securities	1,488,805	34,862	1,523,667
(c)	Loans and receivables including insurance receivables	397,728	28,565	426,293
(b)	Reinsurance assets	—	188,654	188,654
(a)	Investments in associates	—	2,780	2,780
(e)	Investment property	—	23,681	23,681
(e)	Property and equipment	129,928	9,548	139,476
(h)	Intangible assets	1,118	2,221	3,339
(f)	Deferred income tax assets	108,749	(104,930)	3,819
	Other assets	57,986	(2,964)	55,022

	Total assets	3,089,524	187,772	3,277,296

		(Yen in millions)
Note		Japan GAAP	Effect of transition to IFRS	IFRS
	Liabilities and equity—March 31, 2009
(c)	Derivative financial instruments	12,400	1,275	13,675
	Trade and other payables	45,950	1,279	47,229
	Payables for return of cash collateral on loaned securities	74,436	—	74,436
	Current income tax liabilities	3,802	(1,506)	2,296
(g)	Retirement benefit obligations	22,007	18,205	40,212
(b)	Insurance contract liabilities	2,557,377	(201,720)	2,355,657
(b)	Investment contract liabilities	—	61,248	61,248
(f)	Deferred income tax liabilities	38	27,551	27,589
	Other liabilities	28,047	988	29,035

	Total liabilities	2,744,057	(92,680)	2,651,377

	Share capital	80,287	36	80,323
(c)(d)(e)	Other reserves	94,852	58,139	152,991
	Retained earnings	169,994	221,401	391,395
	Minority interest in equity	334	876	1,210

	Total equity	345,467	280,452	625,919

	Total liabilities and equity	3,089,524	187,772	3,277,296

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Reconciliation of equity at April 1, 2007, March 31, 2008 and March 31, 2009

A detailed reconciliation from Japan GAAP to IFRS is as follows:

		(Yen in millions)
Note		Apr-1-07	Mar-31-08	Mar-31-09
	NIPPONKOA Group’s total equity under Japan GAAP	767,024	543,198	345,467
(a)	Scope of consolidation	387	876	981
(b)	Insurance and investment contracts with DPF
(i)	Catastrophe reserves	230,920	224,458	229,873
(ii)	Contingency reserves	3,856	4,207	4,517
(iii)	Underwriting reserves for compulsory automobile liability insurance	15,189	28,795	41,157
(iv)	Underwriting reserves for earthquake insurance	44,078	46,226	48,453
(v)	Gross presentation of reinsurance contracts	—	—	—
(vi)	Reclassification to investment contracts with DPF	—	—	—
(vii)	Reserve for policyholders’ dividends	4,379	4,742	5,199
(c)	Financial instruments
(i)	Classification of financial instruments	—	7	155
(ii)	Impairment of investment securities	(1)	(1)	(2)
(iii)	Fair value of quoted investments	(920)	(923)	(950)
(iv)	Financial asset derecognition	—	—	—
(v)	Hedge accounting	12	2	(1)
(vi)	Unquoted equity securities classified as available-for-sale	70,178	66,044	48,227
(vii)	Available-for-sale debt securities in foreign currency	—	—	—
(viii)	Amortized cost for debt instruments	(77)	(114)	(160)
(ix)	Embedded derivatives and fair value option	206	(558)	(10)
(x)	Reserve for impaired loans	(46)	161	(101)
(d)	Foreign operations	3	422	(72)
(e)	Property and equipment and Investment property
(i)	Fair values as deemed cost	39,352	40,712	42,435
(ii)	Depreciation	771	1,114	1,235
(iii)	Impairment of non-financial assets	—	147	(6,201)
(iv)	Investment property	—	447	(3,921)
(f)	Recoverability of deferred income tax assets	14,351	15,334	15,666
(g)	Retirement benefit obligations	2,915	(7,503)	(4,831)
(h)	Intangible assets	5,486	3,926	3,046
(i)	Reserve for price fluctuation	18,372	21,062	3,060
	Other	1,742	2,601	(662)
	Tax effect of the above	(155,240)	(155,386)	(146,641)

	NIPPONKOA Group’s total equity under IFRS	1,062,937	839,996	625,919

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Reconciliation of consolidated income statement for the year ended March 31, 2008

		(Yen in millions)
Note		Japan GAAP	Effect of transition to IFRS	IFRS
	Consolidated income statement
(b)	Insurance premium revenue	848,491	136,580	985,071
(b)	Insurance premium ceded to reinsurers	(476)	(127,889)	(128,365)

	Net insurance premium revenue	848,015	8,691	856,706
(b)	Fee income	—	6,978	6,978
(c)	Investment income	59,676	(502)	59,174
(c)(i)	Net realized gains/(losses) on financial assets	16,603	(9,391)	7,212
(c)	Net fair value gains on financial assets at fair value through income	(186)	(624)	(810)
(d)	Other operating income	1,145	306	1,451

	Total income	925,253	5,458	930,711
(b)	Claims and insurance benefits (gross)	633,442	94,284	727,726
(b)	Claims and insurance benefits (ceded)	(283)	(75,481)	(75,764)
	Claims and insurance benefits (net)	633,159	18,803	651,962
(b)	Change in reserves for insurance and investment contracts (net)	(34,053)	(18,275)	(52,328)

	Net insurance benefits and claims	599,106	528	599,634
(b)	Commissions and brokerage expenses	122,887	6,530	129,417
(g)(h)	Operating and administrative expenses	145,063	91	145,154
	Loss adjustment expenses	37,120	24	37,144
(d)	Other operating expenses	7,519	7,606	15,125

	Expenses	911,695	14,779	926,474
	Operating results	13,558	(9,321)	4,237
	Finance costs	(165)	(28)	(193)
(a)	Share of (loss)/profit of associates	—	148	148

	Income/(loss) before income taxes	13,393	(9,201)	4,192
(f)	Income tax expense	(4,355)	4,660	305

	Net income/(loss)	9,038	(4,541)	4,497

	Attributable to:
	—Shareholders of NIPPONKOA	8,991	(4,522)	4,469
	—Minority interest	47	(19)	28

		9,038	(4,541)	4,497

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Reconciliation of consolidated income statement for the year ended March 31, 2009

		(Yen in millions)
Note		Japan GAAP	Effect of transition to IFRS	IFRS
	Consolidated income statement
(b)	Insurance premium revenue	792,787	149,565	942,352
(b)	Insurance premium ceded to reinsurers	(548)	(118,169)	(118,717)

	Net insurance premium revenue	792,239	31,396	823,635
(b)	Fee income	—	8,558	8,558
(c)	Investment income	58,723	(3,615)	55,108
(c)(i)	Net realized gains/(losses) on financial assets	8,574	(44,683)	(36,109)
(c)	Net fair value gains on financial assets at fair value through income	(10,210)	(2,307)	(12,517)
(d)	Other operating income	1,846	(642)	1,204

	Total income	851,172	(11,293)	839,879
(b)	Claims and insurance benefits (gross)	617,648	94,445	712,093
(b)	Claims and insurance benefits (ceded)	(452)	(95,497)	(95,949)
	Claims and insurance benefits (net)	617,196	(1,052)	616,144
(b)	Change in reserves for insurance and investment contracts (net)	(82,820)	11,617	(71,203)

	Net insurance benefits and claims	534,376	10,565	544,941
(b)	Commissions and brokerage expenses	116,647	8,095	124,742
(g)(h)	Operating and administrative expenses	140,827	(5,375)	135,452
	Loss adjustment expenses	36,108	(1,419)	34,689
(d)	Other operating expenses	8,657	31,174	39,831

	Total expenses	836,615	43,040	879,655
	Operating results	14,557	(54,333)	(39,776)
	Finance costs	(250)	(14)	(264)
(a)	Share of (loss)/profit of associates	—	(259)	(259)

	Income/(loss) before income taxes	14,307	(54,606)	(40,299)
(f)	Income tax expense	(4,311)	20,883	16,572

	Net income/(loss)	9,996	(33,723)	(23,727)

	Attributable to:
	—Shareholders of NIPPONKOA	9,971	(33,725)	(23,754)
	—Minority interest	25	2	27

		9,996	(33,723)	(23,727)

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Reconciliation of net income for the years ended March 31, 2008 and March 31, 2009

A detailed reconciliation from Japan GAAP to IFRS is as follows:

		(Yen in millions)
Note		2008	2009
	NIPPONKOA Group’s net income under Japan GAAP	9,038	9,996
(a)	Scope of consolidation	(549)	30
(b)	Insurance and investment contracts with DPF
(i)	Catastrophe reserves	(6,462)	5,415
(ii)	Contingency reserves	351	310
(iii)	Underwriting reserves for compulsory automobile liability insurance	13,606	12,362
(iv)	Underwriting reserves for earthquake insurance	2,148	2,227
(v)	Gross presentation of reinsurance contracts	—	—
(vi)	Reclassification to investment contracts with DPF	—	—
(vii)	Reserve for policyholders’ dividends	363	457
(c)	Financial instruments
(i)	Classification of financial instruments	—	—
(ii)	Impairment of investment securities	(11,450)	(20,022)
(iii)	Fair value of quoted investments	—	—
(iv)	Financial asset derecognition	34	(6,102)
(v)	Hedge accounting	2,624	2,982
(vi)	Unquoted equity securities classified as available-for-sale	—	—
(vii)	Available-for-sale debt securities in foreign currency	(15,745)	(28,786)
(viii)	Amortized cost for debt instruments	90	(45)
(ix)	Embedded derivatives and fair value option	(2,156)	(2,014)
(x)	Reserve for impaired loans	207	(262)
(d)	Foreign operations	2,486	1,614
(e)	Property and equipment and Investment property
(i)	Fair values as deemed cost	1,360	1,723
(ii)	Depreciation	343	121
(iii)	Impairment of non-financial assets	147	(6,348)
(iv)	Investment property	365	(4,379)
(f)	Recoverability of deferred income tax assets	983	332
(g)	Retirement benefit obligations	957	8,292
(h)	Intangible assets	(1,560)	(880)
(i)	Reserve for price fluctuation	2,690	(18,002)
	Other	881	(2,761)
	Tax effect of the above	3,746	20,013

	NIPPONKOA Group’s net income/(loss) under IFRS	4,497	(23,727)

3.2    Primary differences in accounting principles between Japan GAAP and IFRS

NIPPONKOA Group previously prepared its consolidated financial statements under Japan GAAP before the transition to IFRS. The primary differences in accounting principles between Japan GAAP and IFRS are set out below. In addition to the impact from changes to the valuation principles, which affect various components of opening shareholders’ equity, there are numerous balance sheet items affected by changes in presentation with no impact on equity.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(a) Scope of consolidation

Under Japan GAAP, if certain materiality thresholds are met, companies are permitted to exclude immaterial subsidiaries and associates from scope of consolidation. As NIPPONKOA Group has applied this exemption, certain subsidiaries are not consolidated and the equity method is not applied to certain associates under Japan GAAP. The materiality of NIPPONKOA Group’s subsidiaries and associates is annually reviewed considering their impact to NIPPONKOA Group’s profit or loss and retained earnings. Under IFRS, when a company determines its scope of consolidation, there is no guidance related to materiality thresholds. Even if some subsidiaries or associates are not deemed to be material, all subsidiaries should be consolidated into NIPPONKOA Group and the equity method applied to all associates. Consequently, NIPPONKOA Group consolidated certain subsidiaries under IFRS, which are not consolidated because of their materiality under Japan GAAP. In addition, NIPPONKOA Group applied the equity method to certain associates under IFRS, which are not applied under Japan GAAP.

Under IFRS, NIPPONKOA Group consolidates certain funds and trusts if a majority interest is held by NIPPONKOA Group. Under Japan GAAP, consolidation of funds and trusts is usually not made. Consequently, NIPPONKOA Group consolidated certain funds and trusts of which the majority portion is held by NIPPONKOA Group. In consolidating such funds and trusts, NIPPONKOA Group adjusted the carrying amounts of the funds and trusts to the amounts that IFRS would require in the balance sheet of the funds and trusts at the date of transition.

Differences in applying the scope of consolidation between Japan GAAP and IFRS resulted in decreases in retained earnings by ¥172 million, ¥702 million and ¥674 million, as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. These differences also resulted in decreases in other reserves by ¥893 million and ¥131 million as of April 1, 2007 and March 31, 2008, and an increase in other reserves by ¥774 million as of March 31, 2009, and increases in minority interest by ¥1,452 million, ¥1,710 million and ¥881 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. In total, increases in net equity were ¥387 million, ¥876 million and ¥981 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively.

In addition, the impact to the consolidated income statement resulted in a decrease of income before income taxes by ¥549 million and an increase of income before income taxes by ¥30 million for the years ended March 31, 2008 and March 31, 2009, respectively.

(b) Insurance and investment contracts with DPF

(i) Catastrophe reserves

Catastrophe reserves are separately established based on the formulas prescribed by the Insurance Business Law in Japan to provide for future catastrophic disasters. These reserves do not qualify as insurance liabilities under IFRS 4 because the reserves are for possible future claims under contacts that are not in existence at the reporting date. Therefore, they have been reversed. This difference resulted in increases of retained earnings by ¥230,920 million, ¥224,458 million and ¥229,873 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. Also, this difference resulted in a decrease of income before income taxes by ¥6,462 million and an increase of income before income tax by ¥5,415 million for the year ended March 31, 2008 and the year ended March 31, 2009, respectively.

(ii) Contingency reserves

Contingency reserves are separately established as contract liabilities based on the formulas prescribed by the Insurance Business Law in Japan. The contingency reserves are not qualified under IFRS 4 because they are

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

considered to be equalization reserves. This difference resulted in increases of retained earnings by ¥3,856 million, ¥4,207 million and ¥4,517 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. Also, this difference resulted in increases of income before income taxes by ¥351 million and ¥310 million for the years ended March 31, 2008 and March 31, 2009, respectively.

(iii) Underwriting reserves for compulsory automobile liability insurance

Under Japan GAAP, assumed reserves for CALI include statutorily required excess reserves. These reserves are designed to eliminate past profits on the assumed CALI business in accordance with the “no profit, no loss” objective of the program over time. Therefore, these reserves are considered equalization reserves prohibited by IFRS 4. Under IFRS, NIPPONKOA Group recognizes insurance liabilities for CALI only to the extent that they are considered to be associated with contractual benefits of the existing policyholders, and the remaining portions of these reserves have been reversed under IFRS. This difference resulted in increases of retained earnings by ¥15,189 million, ¥28,796 million and ¥41,157 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. Also, this difference resulted in increases of income before income taxes by ¥13,606 million and ¥12,362 million for the years ended March 31, 2008 and March 31, 2009, respectively.

(iv) Underwriting reserves for earthquake insurance

Under Japan GAAP, the reserves for earthquake insurance are established in accordance with the Insurance Business Law in Japan with reference to the Earthquake Insurance Law in Japan in preparation for future catastrophic disasters. Accordingly, these reserves are considered catastrophe reserves which are prohibited under IFRS 4. Under IFRS, NIPPONKOA Group recognizes insurance liabilities for earthquake insurance only to the extent that they are considered to be associated with contractual benefits of the existing policyholders, and the remaining portion of the reserves have been reversed under IFRS. This difference resulted in increases of retained earnings by ¥44,078 million, ¥46,226 million and ¥48,453 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. Also, this difference resulted in increases of income before income taxes by ¥2,148 million and ¥2,227 million for the years ended March 31, 2008 and March 31, 2009, respectively.

(v) Gross presentation of reinsurance contracts

Under Japan GAAP, reinsurance contracts, including transactions with the CALI pool and reinsurance related to earthquake insurance, are presented on a net basis, i.e., ceded reinsurance assets are offset against the related insurance liabilities and income (expense) from ceded reinsurance contracts is also offset against the corresponding expense (income) from the related insurance contracts. Since IFRS does not permit such offsetting, reinsurance accounts are presented on a gross basis in the consolidated financial statements under IFRS. This resulted in increases of both reinsurance assets and insurance liabilities by ¥228,710 million, ¥205,923 million and ¥188,654 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. This difference resulted in increases of both insurance premium revenue and insurance premium ceded to reinsurers by ¥121,180 million and ¥103,039 million for the years ended March 31, 2008 and March 31, 2009, respectively, as well as increases of both claims and insurance benefits (gross) and claims and insurance benefits (ceded) by ¥91,215 million and ¥93,222 million for the years ended March 31, 2008 and March 31, 2009, respectively.

(vi) Reclassification to investment contracts with DPF

Under Japan GAAP, the classification of the insurance contracts is determined based on the legal form of the contract. However, under IFRS, contracts are classified into either insurance contracts or investment contracts according to the product features, regardless of the legal form of the contract. Investment contracts are those

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

contracts that have the legal form of insurance contracts but do not expose NIPPONKOA Group to significant insurance risk and intend to transfer certain financial risks of NIPPONKOA Group to the policyholder and they should be accounted for as financial instruments.

However, if an investment contract contains a nature of the discretionary participation features, it shall be accounted for similarly with insurance contracts under IFRS 4. Liabilities for investment contracts are presented separately as “Investment contract liabilities” in the balance sheets. There were no adjustments to the income statement items since investment contracts of NIPPONKOA Group contain discretionary participation features and their premiums and claims were accounted for similarly with insurance contracts.

(vii) Reserve for policyholders’ dividends

Under Japan GAAP, the reserve for policyholders’ dividends is provided in accordance with the Insurance Business Law in Japan which includes a portion that has not been explicitly allocated to each of the eligible insurance contracts and has the nature of an equalization reserve. Under IFRS, NIPPONKOA Group has released unallocated policyholder dividends reserve established for future possible credit losses on assets supporting the refund reserve. This difference resulted in increases of retained earnings by ¥4,379 million, ¥4,742 million and ¥5,199 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. Also, this difference resulted in increases of income before income taxes by ¥363 million and ¥457 million for the years ended March 31, 2008 and March 31, 2009, respectively.

The following tables show the adjustments which are described in (i) to (vii) above and made to insurance contract liabilities under Japan GAAP in order to arrive at the balances under IFRS.

	(Yen in millions)
	Dr / (Cr)
	Insurance contract liabilities	Investment contract liabilities	Reinsurance assets	Equity (before tax)	P&L (before tax)
April 1, 2007
Balance under Japan GAAP	(2,677,504)	—	—	—	—
3.2(b)(i) Catastrophe reserves	230,920	—	—	(230,920)	—
3.2(b) (ii) Contingency reserves	3,856	—	—	(3,856)	—
3.2(b) (iii) Underwriting reserves for CALI	(145,960)	—	161,149	(15,189)	—
3.2(b) (iv) Underwriting reserves for earthquake insurance	28,327	—	15,751	(44,078)	—
3.2(b) (v) Gross presentation of reinsurance contracts	(51,810)	—	51,810	—	—
3.2(b) (vi) Reclassification to investment contracts with DPF	42,529	(42,529)	—	—	—
3.2(b) (vii) Reserve for policyholders’ dividends	4,379	—	—	(4,379)	—
Others—Retained earnings	63	—	—	(63)	—

Balance under IFRS	(2,565,200)	(42,529)	228,710

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

	(Yen in millions)
	Dr / (Cr)
	Insurance contract liabilities	Investment contract liabilities	Reinsurance assets	Equity (before tax)	P&L (before tax)
March 31, 2008
Balance under Japan GAAP	(2,642,405)	—	—	—	—
3.2(b) (i) Catastrophe reserves	224,458	—	—	(230,920)	6,462
3.2(b) (ii) Contingency reserves	4,207	—	—	(3,856)	(351)
3.2(b) (iii) Underwriting reserves for CALI	(121,105)	—	149,900	(15,189)	(13,606)
3.2(b) (iv) Underwriting reserves for earthquake insurance	30,868	—	15,358	(44,078)	(2,148)
3.2(b) (v) Gross presentation of reinsurance contracts	(40,665)	—	40,665	—	—
3.2(b) (vi) Reclassification to investment contracts with DPF	52,338	(52,338)	—	—	—
3.2(b) (vii) Reserve for policyholders’ dividends	4,742	—	—	(4,379)	(363)
Others—Retained earnings	547	—	—	(61)	(68)
Others—Other reserves	—	—	—	(418)	—

Balance under IFRS	(2,487,015)	(52,338)	205,923

	(Yen in millions)
	Dr / (Cr)
	Insurance contract liabilities	Investment contract liabilities	Reinsurance assets	Equity (before tax)	P&L (before tax)
March 31, 2009
Balance under Japan GAAP	(2,557,377)	—	—	—	—
3.2(b) (i) Catastrophe reserves	229,873	—	—	(224,458)	(5,415)
3.2(b) (ii) Contingency reserves	4,517	—	—	(4,207)	(310)
3.2(b) (iii) Underwriting reserves for CALI	(98,219)	—	139,377	(28,796)	(12,362)
3.2(b) (iv) Underwriting reserves for earthquake insurance	32,595	—	15,858	(46,226)	(2,227)
3.2(b) (v) Gross presentation of reinsurance contracts	(33,419)	—	33,419	—	—
3.2(b) (vi) Reclassification to investment contracts with DPF	61,248	(61,248)	—	—	—
3.2(b) (vii) Reserve for policyholders’ dividends	5,199	—	—	(4,742)	(457)
Others—Retained earnings	(74)	—	—	71	465
Others—Other reserves	—	—	—	(462)	—

Balance under IFRS	(2,355,657)	(61,248)	188,654

(c) Financial instruments

(i) Classification of financial instruments

Under Japan GAAP, certain debt securities that are held for hedging interest risk exposures of the insurance liability are carried at amortized cost in accordance with the criteria specified under the Japanese industry accounting guidelines. Under IFRS, such debt securities are classified as available-for-sale financial assets,

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

accounted for at fair value with changes in fair value recorded in shareholders’ equity. This resulted in increases of unrealized gains and losses by ¥0 million, ¥7 million and ¥155 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively.

(ii) Impairment of investment securities

Under Japan GAAP, NIPPONKOA Group recognizes impairment on equity securities if the decline in fair value below the original cost, less previously recognized impairment losses, is 30 percent or more. Under IFRS, NIPPONKOA Group assesses at each balance sheet date whether there is objective evidence that available-for-sale equity securities are impaired, including a significant or prolonged decline in the fair value below cost and other qualitative impairment criteria.

Under Japan GAAP, previously recognized impairment losses are not reversed in subsequent periods. Under IFRS, an impairment loss on debt securities is reversed if the previously recognized impairment loss reverses and the reversal can be objectively connected to an event occurring after impairment was recognized. The change in recognizing impairment on investment securities resulted in decreases of retained earnings by ¥10,654 million, ¥22,104 million and ¥42,126 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. These decreases were offset by increases of other reserves.

The change also resulted in decreases of income before income taxes by ¥11,450 million and ¥20,022 million for the years ended March 31, 2008 and March 31, 2009, respectively.

(iii) Fair value of quoted investments

Under Japan GAAP, mid-market prices are used to determine the fair value of quoted investments. Under IFRS, current bid prices are used to determine the fair value of quoted investments. This resulted in decreases of unrealized gains and losses by ¥920 million, ¥923 million and ¥950 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively.

(iv) Financial asset derecognition (Exchange of shares)

Under IFRS, transfers of equity securities in exchange of share transactions, where an entity receives shares in the acquirer in exchange for those it had in the acquiree of equal fair value, qualify for derecognition based on the criteria specified in IAS 39. In accordance with IFRS 1, NIPPONKOA Group has derecognized prospectively those investments in equity securities transferred on or after January 1, 2004. Under Japan GAAP, the cost basis of equity securities transferred is carried over to the cost of the equity securities received. This resulted in increases of retained earnings by ¥43,609 million, ¥43,643 million and ¥37,541 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively, which were offset by decreases of other reserves. This difference also resulted in an increase of income before income taxes by ¥34 million for the year ended March 31, 2008 and a decrease of income before income taxes by ¥6,102 million for the year ended March 31, 2009.

(v) Hedge accounting

NIPPONKOA Group applied hedge accounting that met the criteria set out under Japan GAAP, which is more flexible in allowing hedging relationships compared to IFRS. Therefore, Japan GAAP allows for the hedge relationships that are not eligible under IFRS but also those not correlated with the hedge accounting models under IAS 39.

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Notes to Consolidated Financial Statements—(Continued)

For hedging relationships that do not qualify for hedge accounting under IAS 39, NIPPONKOA Group reversed the hedge accounting under Japan GAAP and charged the effects of the reversal to retained earnings at the transition date. For hedging relationships that are eligible under IFRS, NIPPONKOA Group discontinued the hedge accounting at the transition date since the hedging relationships did not fully satisfy the requirements under IFRS due to various reasons such as insufficient documentation supporting the hedge relationships. NIPPONKOA Group has discontinued hedge accounting prospectively in accordance with IAS 39. These differences resulted in increases of retained earnings by ¥188 million, ¥2,812 million and ¥5,794 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. These differences also resulted in decreases of other reserves by ¥176 million, ¥2,810 million and ¥5,794 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively.

This difference also resulted in increases of income before income taxes by ¥2,624 million and ¥2,982 million for the years ended March 31, 2008 and March 31, 2009, respectively.

(vi) Unquoted equity securities classified as available-for-sale

Under Japan GAAP, equity securities that do not have a readily determinable fair value are accounted for at cost less subsequent impairment. Under IFRS, the unlisted equity securities are accounted for at fair value using appropriate valuation techniques, with changes in fair value recognized directly in equity. This resulted in increases of unrealized gains and losses by ¥70,178 million, ¥66,044 million and ¥48,227 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively.

(vii) Available-for-sale debt securities in foreign currency

Under IFRS, changes in the fair value of available-for-sale debt securities due to fluctuations in foreign exchange rates are reflected in the income statement. Under Japan GAAP, companies are allowed to reflect such changes in equity if it is their accounting policy, and NIPPONKOA Group has selected such accounting policy for financial statement purposes. This difference resulted in an increase of retained earnings by ¥9,407 million as of April 1, 2007 and decreases of retained earnings by ¥6,338 million and ¥35,124 million as of March 31, 2008 and March 31, 2009, respectively. The increase and decreases of retained earnings were offset by a decrease and increases of other reserves. This difference also resulted in decreases of income before income taxes by ¥15,745 million and ¥28,786 million for the years ended March 31, 2008 and March 31, 2009, respectively.

(viii) Amortized cost for debt instruments

Under Japan GAAP, the straight-line method is applied to calculate amortized costs of debt instruments. Under IFRS, the effective interest method is used. This difference resulted in decreases of retained earnings by ¥195 million, ¥105 million and ¥150 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively, an increase of other reserves by ¥118 million as of April 1, 2007 and decreases of other reserves by ¥9 million and ¥10 million as of March 31, 2008 and March 31, 2009, respectively. In total, decreases of net equity were ¥77 million, ¥114 million and ¥160 million as of April 1, 2007, March 31, 2008 and March 31 2009, respectively.

This difference also resulted in an increase of income before income taxes by ¥90 million and a decrease of income before income taxes by ¥45 million for the years ended March 31, 2008 and March 31, 2009, respectively.

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Notes to Consolidated Financial Statements—(Continued)

(ix) Embedded derivatives and fair value option

NIPPONKOA Group recognized changes in fair value of the hybrid instruments with embedded derivatives in the income statement under Japan GAAP, which permits companies to recognize changes in fair value of hybrid instruments in the income statement, similarly to IAS 39, only when NIPPONKOA Group is unable to bifurcate the hybrid instruments which meet the bifurcation requirements under Japan GAAP. However, requirements for the bifurcation of the hybrid instruments are different between Japan GAAP and IFRS.

Under IFRS NIPPONKOA Group applies fair value option for its hybrid contracts with embedded derivatives that meet the bifurcation requirements by IAS 39 unless they are already bifurcated under Japan GAAP. This difference resulted in decreases in retained earnings by ¥1,080 million, ¥3,236 million and ¥5,250 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively, and increases in other reserves by ¥1,286 million, ¥2,678 million and ¥5,240 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. In total, an increase of net equity was ¥206 million as of April 1, 2007 and decreases of net equity were ¥558 million and ¥10 million as of March 31, 2008 and March 31, 2009, respectively.

Also, this difference results in decreases of income before income taxes by ¥2,156 million and ¥2,014 million for the years ended March 31, 2008 and March 31, 2009, respectively.

The fair value of financial assets designated into fair value through income at the date of transition to IFRS was ¥55,564 million. Those assets were classified as available-for-sale under Japan GAAP, and the carrying amount and the fair value at the date of transition were ¥56,247 million and ¥55,582 million, respectively.

(x) Reserve for impaired loans

Under IFRS, a discounted cash flow analysis is required to calculate the reserve for impaired loans. Under Japan GAAP, a formula-based approach is used to reflect past loss experience. The difference in methodology resulted in decreases of retained earnings by ¥46 million and ¥101 million as of April 1, 2007, March 31, 2009, respectively and an increase of retained earnings by ¥161 million as of March 31, 2008. This difference also resulted in an increase of income before income taxes by ¥207 million for the year ended March 31, 2008 and a decrease of income before income taxes by ¥262 million for the year ended March 31, 2009.

(d) Foreign operations

Under IFRS, foreign operation, regardless of its legal form (e.g., branch or subsidiary), is required to determine its functional currency in which the foreign operation is to be translated. Under Japan GAAP, there is no concept of functional currency, and the legal form of the entity determines the primary currency in which the foreign operation’s financial statement is translated. NIPPONKOA Group has selected an exemption for first-time adopters in which the cumulative translation reserve is reset to zero at April 1, 2007. This difference resulted in a decrease of retained earnings by ¥1,301 million as of April 1, 2007, increases of retained earnings by ¥1,185 million and ¥2,799 million as of March 31, 2008 and March 31, 2009, respectively, an increase of other reserves by ¥1,304 million as of April 1, 2007, decreases of other reserves by ¥761 million and ¥2,865 million as of March 31, 2008 and March 31, 2009, respectively, and decreases of minority interest by ¥2 million and ¥6 million as of March 31, 2008 and March 31, 2009, respectively. In total, increases of net equity were ¥3 million and ¥422 million as of April 1, 2007 and March 31, 2008, respectively, and a decrease of net equity was ¥72 million as of March 31, 2009.

This difference resulted in increases of income before income taxes by ¥2,486 million and ¥1,614 million for the years ended March 31, 2008 and March 31, 2009, respectively.

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Notes to Consolidated Financial Statements—(Continued)

(e) Property and equipment and investment property

(i) Fair values as deemed cost

NIPPONKOA Group has elected to apply the fair value as deemed cost of all own-use land and buildings and has measured their fair values as of April 1, 2007. The total assessed fair value amounted to ¥160,818 million compared to carrying amount under Japan GAAP of ¥121,466 million and NIPPONKOA Group recognized an increase of retained earnings by ¥39,352 million. This difference also resulted in increases of income before income taxes (primarily due to decreases of the depreciation charge for the buildings of which the carrying amounts decreased) by ¥1,360 million and ¥1,723 million for the years ended March 31, 2008 and March 31, 2009, respectively. In total, applying deemed cost resulted in increases of retained earnings by ¥40,712 million and ¥42,435 million, including decreases of depreciation, as of March 31, 2008 and March 31, 2009, respectively.

(ii) Depreciation

Under Japan GAAP, NIPPONKOA Group primarily applied the declining balance method of depreciation for equipment, with residual values assigned to certain assets. Under IFRS, NIPPONKOA Group adopted the straight-line method of depreciation for all equipment as it believes that this method reflects the pattern in which the assets’ future economic benefits are expected to be consumed. The residual value is considered to be zero under IFRS. These differences resulted in increases of retained earnings by ¥771 million, ¥1,114 million and ¥1,235 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. This difference also resulted in increases of income before income taxes by ¥343 million and ¥121 million for the years ended March 31, 2008 and March 31, 2009, respectively.

(iii) Impairment of non-financial assets

There are certain differences between Japan GAAP and IFRS relating to the process of recognizing impairment on property and equipment when there is indication of impairment. Under Japan GAAP, as a first step, NIPPONKOA considers whether the total expected undiscounted future cash inflows generated from an asset can recover the carrying amount of the asset. If NIPPONKOA determines that future cash inflows can recover the carrying amount of the asset, an impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its fair value. Under IFRS, an impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount when there is indication of impairment. The recoverable amount is the higher of the asset’s fair value less costs to sell or value in use.

For purposes of assessing impairment under IFRS, assets are grouped at the lowest levels in which there are separately identifiable cash inflows (cash-generating units). Under Japan GAAP, assets are grouped at a higher or broader level compared to IFRS.

These differences resulted in an increase of retained earnings by ¥147 million as of March 31, 2008 and a decrease of retained earnings by ¥6,201 million at March 31, 2009, respectively. These differences also resulted in an increase of income before income taxes by ¥147 million for the year ended March 31, 2008 and a decrease of income before income taxes by ¥6,348 million for the year ended March 31, 2009.

(iv) Investment property

Under IFRS, NIPPONKOA Group has adopted the fair value model for investment property. Investment property is classified and accounted for separately from other property and equipment. Since Japan GAAP does not have specific classifications and accounting standards for investment property, it is shown at cost less

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Notes to Consolidated Financial Statements—(Continued)

accumulated depreciation and impairment in the same manner as other property and equipment. This difference resulted in increases of retained earnings by ¥0 million and ¥365 million as of April 1, 2007 and March 31, 2008 respectively, a decrease of retained earnings by ¥3,984 million as of March 31, 2009, and increases of other reserves by ¥81 million and ¥63 million as of March 31, 2008 and March 31, 2009, respectively. In total, an increase of net equity was ¥447 million as of March 31, 2008 and a decrease of net equity was ¥3,921 million as of March 31, 2009.

This difference also resulted in an increase of income before income taxes by ¥365 million for the year ended March 31, 2008, and a decrease of income before income taxes by ¥4,379 million for the years ended March 31, 2009.

(f) Recoverability of deferred income tax assets

Under IFRS, deferred income tax assets are recognized only to the extent that it is probable that taxable income will be available against which deductible temporary differences can be utilized. Under Japan GAAP, there are detailed guidelines to determine the recoverability of deferred income tax assets that often results in less deferred income tax assets being recognized than under IFRS. This difference resulted in increases of retained earnings by ¥14,351 million, ¥15,334 million and ¥15,666 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. This difference also resulted in increases of net income by ¥983 million and ¥332 million for the years ended March 31, 2008 and March 31, 2009, respectively.

(g) Retirement benefit obligations

There are certain differences between IFRS and Japan GAAP for the actuarial calculation of the present value of the defined benefit obligation. Under Japan GAAP, NIPPONKOA Group has basically attributed the retirement benefits to periods of service under the plan’s benefit formula although an employee’s service to NIPPONKOA Group in later years will result a higher level of benefits than in earlier years. For the discount rate that is applied to calculate the projected benefit obligation, NIPPONKOA Group uses the average interest rate over the last five-year periods, which reflects the expected average remaining service periods of NIPPONKOA Group’s employees. Under IFRS, an entity shall attribute the retirement benefits to periods of service on a straight-line basis if an employee’s service of the entity in later years will result in a higher level of benefits than in earlier years. In addition, the discount rate under IFRS shall be the rate as of the balance sheet date, which reflects the estimated timing of the benefit payments.

Under Japan GAAP, NIPPONKOA Group amortizes actuarial differences from the subsequent year after recognition of the actuarial differences using the straight-line method over 10 years. Under IFRS, NIPPONKOA Group recognizes all actuarial differences directly in shareholders’ equity.

Under Japan GAAP, curtailment and settlement gains are recognized when the curtailment or settlement occurs, but losses are recognized when it is probable that the curtailment or settlement would occur. Under IFRS, curtailment and settlement losses, as well as gains, should be recognized when the curtailment or settlement occurs.

These differences resulted in increases of equity by ¥2,915 million and ¥5,899 million as of April 1, 2007 and March 31, 2009, respectively, and a decrease of equity by ¥970 million at March 31, 2008. These differences also resulted in increases of income before income taxes by ¥1,698 million and ¥6,582 million for the years ended March 31, 2008 and March 31, 2009, respectively.

The criteria to qualify as plan assets differ under Japan GAAP and IFRS. Accordingly, under Japan GAAP, NIPPONKOA Group recognizes certain plan assets, while such plan assets are included in financial assets on the

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Notes to Consolidated Financial Statements—(Continued)

consolidated balance sheet under IFRS. This difference requires NIPPONKOA Group to gross up plan assets and projected benefit obligation by ¥30,182 million, ¥23,649 million and ¥12,280 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. This difference resulted in decreases of net equity by ¥0 million, ¥6,533 million and ¥10,729 million, including impact on other reserves in relation to available for sale securities which were previously recognized as plan assets, as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. This difference also resulted in a decrease of income before income taxes by ¥742 million for the year ended March 31, 2008 and an increase of income before income taxes by ¥1,710 million for the year ended March 31, 2009.

In total, the differences described above resulted in an increase of net equity by ¥2,915 million as of April 1, 2007 and decreases of net equity by ¥7,503 million and ¥4,831 million as of March 31, 2008 and March 31, 2009, respectively. The differences also resulted in increases of income before income taxes by ¥957 million and ¥8,292 million for the years ended March 31, 2008 and March 31, 2009, respectively.

(h) Intangible assets—software

Under Japan GAAP, software is expensed in accordance with NIPPONKOA Group accounting policy. Under IFRS, software is capitalized when it is probable that the expected future economic benefits attributable to the software will flow to NIPPONKOA Group. This resulted in increases of retained earnings by ¥5,486 million, ¥3,926 million and ¥3,046 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. This difference also resulted in decreases of income before income taxes by ¥1,560 million and ¥880 million for the years ended March 31, 2008 and March 31, 2009, respectively.

(i) Reserve for price fluctuation

NIPPONKOA Group recognizes a reserve for future possible losses from price fluctuations of securities and other financial assets, such as impairments or losses on sale of assets in accordance with the Insurance Business Law in Japan. Under IFRS, the reserve does not qualify as a liability since it is utilized as equalization reserve, thus has been reversed. This difference resulted in increases of retained earnings by ¥18,372 million, ¥21,062 million and ¥3,060 million as of April 1, 2007, March 31, 2008 and March 31, 2009, respectively. This difference also resulted in an increase of income before income taxes by ¥2,690 million for the year ended March 31, 2008 and a decrease of income before income taxes by ¥18,002 million for the year ended March 31, 2009.

3.3    Difference in accounting principles between Japan GAAP and IFRS which does not result in financial impact

Liability adequacy test

A liability adequacy test is required under Japan GAAP and NIPPONKOA Group performs the test for Japan GAAP reporting purposes. In connection with the adoption of IFRS, NIPPONKOA Group has adopted a liability adequacy test for IFRS reporting purposes that meets the minimum requirements of IFRS 4 and has performed this test from the transition date forward. NIPPONKOA Group was not required to recognize any additional liabilities under either the Japan GAAP or IFRS liability adequacy tests.

3.4    Other matters

Income statement presentation

Although the financial result of the insurance contracts are calculated based on earned to incurred basis in the income statement, premiums and claims are presented on a written and paid basis in the income statement

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Notes to Consolidated Financial Statements—(Continued)

with a change in reserves under Japan GAAP. Premiums and claims are presented on an earned to incurred basis for the income statement under IFRS in order to meet the requirement of the IAS 1 and certain reclassification made for that purpose in the following lines of the income statements;

•	Insurance premium revenue

•	Insurance premium ceded to reinsurers

•	Net insurance premium revenue

•	Claims and insurance benefits (gross)

•	Claims and insurance benefits (ceded)

•	Claims and insurance benefits (net)

•	Change in reserves for insurance and investment contracts (net)

•	Net insurance benefits and claims

4	Critical accounting estimates and judgments

Application of the accounting policies in the preparation of the financial statements requires management to apply judgment involving assumptions and estimates concerning uncertain future events or other developments, including the likelihood, timing or amount of future transactions or events. There can be no assurance that actual result will not differ materially from those estimates. Accounting policies that are critical to the financial statement presentation and that require complex estimates and significant judgment are described in the following sections.

(a) The ultimate liability arising from claims made under property and casualty insurance contracts

Provisions for outstanding claims

Delays occur in the notification and settlement of claims and a substantial measure of experience and judgment is involved in assessing outstanding liabilities, the ultimate cost of which cannot be known with certainty at the balance sheet date. The reserves for property and casualty insurance contracts are based on information currently available. However, it is inherent in the nature of the business written that the ultimate liabilities may vary as a result of subsequent developments.

Provisions for outstanding claims are established to cover the outstanding expected ultimate liability for losses and directly related loss adjustments expenses (LAE) in respect of all claims that have already occurred. Provisions are established to cover reported claims and related LAE, as well as claims incurred but not yet reported and directly related LAE. Indirect LAE is not included in the provisions but separately recognized as expenses. Outstanding claims provisions are based on undiscounted estimates of future claim payments.

As a property and casualty insurer that mainly operates its business in Japan, NIPPONKOA Group should deal with several sources of uncertainty that need to be considered in the estimate of the liability that NIPPONKOA Group will ultimately pay for such claims. In particular, Japan is subject to earthquakes, typhoons, floods, windstorms, volcanic eruptions and other types of natural disasters, the frequency and severity of which are inherently unpredictable. These natural disasters can have a serious impact on NIPPONKOA Group’s financial, depending on the frequency, nature and scope of the disaster, the amount of insurance coverage that NIPPONKOA Group has written in respect of the disaster, the amount of claims for losses, the timing for claims, and the extent to which the liability is covered by reinsurance. Due to this uncertainty, it is not possible to determine the future development of claims of natural disasters with same degree of reliability as with other types of claim. NIPPONKOA Group believes that the liability for claims of natural disasters carried at year-end is adequate.

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Notes to Consolidated Financial Statements—(Continued)

In prior years, NIPPONKOA Group issued insurance policies and assumed reinsurance for cover related to environmental pollution and asbestos exposure. NIPPONKOA Group has received and continues to receive notices of potential claims asserting asbestos losses under those insurance policies. Significant factors which affect the trends that influence NIPPONKOA Group’s ability to estimate future losses for these types of claims are the inconsistent court resolutions and the judicial interpretations which broaden the intent of the policies and scope of coverage. Due to this uncertainty, it is not possible to determine the future development of environmental pollution and asbestos claims with the same degree of reliability as with other types of claims.

NIPPONKOA Group believes that insurance claim reserves and reinsurance contracts related to environmental pollution and asbestos claims to be adequate, and the amount is less than 5% of its total insurance claims reserves as of March 31, 2009 and 2008.

(b) Estimate of future benefit payments and premiums arising from property and casualty insurance contracts with DPF

The premiums for the insurance portion are calculated in the same way that is made for any other property and casualty contracts with no savings component. The premiums for the savings component represent the present value of the lump-sum or annuity refund, discounted using the committed interest rate and the “total loss termination” rate. Total loss termination occurs when a full payout is made for the insurance portion of the contract, in which case the policy terminates without any maturity refund being paid to the policyholder.

At the end of each fiscal year, the present value of future payments of contracts in force, net of the present value of the saving component of future premiums, is calculated and provided as insurance contract liabilities. The present value of future cash flow is calculated using the committed interest rate and the total loss termination rate, which are both set at the inception of the contracts.

(c) Estimate of future benefit payments and premiums arising from life insurance contracts

NIPPONKOA Group only provides life insurance products in Japan, and life insurance product are categorized as insurance contracts without DPF, insurance contracts with DPF and Investment contract with DPF under IFRS for the financial reporting purposes. The determination of the liabilities under life insurance contracts is dependent on estimates made by NIPPONKOA Group. Estimates are made as to the expected number of deaths for each of the years in which NIPPONKOA Group is exposed to risk (mortality), morbidity, persistency and investment returns. NIPPONKOA Group bases mortality estimates on national mortality tables that reflect recent historical mortality experience and include appropriate but not excessively prudent allowance, adjusted where appropriate to reflect NIPPONKOA Group’s own experience. The estimated number of deaths determines the value of the benefit payments and the value of the valuation premiums. The main source of uncertainty is lifestyle changes and other social conditions, could result in future mortality being significantly worse than in the past for the age groups in which NIPPONKOA Group has significant exposure to mortality risk.

NIPPONKOA Group estimates the morbidity rate derived from recent historical experience of NIPPONKOA Group. It is basically estimated based on the average of actual experience of the last three-year periods. NIPPONKOA Group also estimates the persistency rate by comparing the average industrial rate with own experienced rate. An adjustment is then made for any trends in the data to arrive at a best estimate of future rates for morbidity and persistency.

Investment returns affect the assumed level of future benefits due to the contract holders and the selection of the appropriate discount rate. NIPPONKOA Group determines the investment returns considering the guidelines

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Notes to Consolidated Financial Statements—(Continued)

issued by Japanese Financial Services Agency. NIPPONKOA Group also considers, if necessary, the assumptions such as risk-free rate and expected long-term return in Japanese markets derived by combining different proportions of the financial assets in a model portfolio, which is assumed to back the liabilities. These model portfolios are consistent with the long-term asset allocation strategies as set out in NIPPONKOA Group ALM framework.

For life insurance contracts both with DPF and without DPF as well as investment contracts with DPF, estimates are made in two stages. Estimates of future deaths, persistency, investment returns and administration expenses are made at the inception of the contract based on the similar process described above and form the assumptions used for calculating the liabilities during the life of the contract. A margin for risk and uncertainty is added to these assumptions. These assumptions are “locked in” for the duration of the contract. However, if there is a deficiency as a result of the liability adequacy test, appropriate adjustments will be made to maintain the sufficient level of provision.

(d) Fair value of equity securities

(i) Listed equity securities

The fair values of listed equity securities are determined based on quoted market prices.

(ii) Unlisted equity securities

The fair values of unlisted shares are determined using appropriate valuation techniques which, dependent on the nature of the investment, may include discounted cash flow analysis and enterprise value comparisons with similar quoted companies, and these values are adjusted to account for company specific issues and the lack of liquidity inherent in an unquoted investment. The valuations may include unobservable inputs.

(iii) Non-quoted investment funds

First the values of investments provided by fund managers, such as private equities and real estates held in non-quoted investment funds are adjusted by NIPPONKOA Group management using valuation techniques as appropriate. Then the fair values of the funds are determined based on the adjusted net asset value. The valuations for investment in hedge funds, real estate funds and private equity funds may include unobservable inputs.

(e) Fair value of debt securities

(i) Government bonds

The fair values of government bonds are determined based on quoted market prices. These market quotes are obtained through exchanges, brokers, and pricing services.

(ii) Municipal bonds and corporate bonds

The fair values of municipal bonds and corporate bonds are determined based on the prices provided by brokers and pricing services. These prices are first examined by NIPPONKOA Group management by obtaining the prices from another pricing service. Where the price from another pricing service is not available, the prices are then examined by using valuation techniques where some of the inputs are unobservable.

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Notes to Consolidated Financial Statements—(Continued)

(iii) Mortgage backed securities (MBSs), Asset backed securities (ABSs) and Collateralized debt obligations (CDOs)

The fair values of MBSs, ABSs and CDOs are determined based on the prices provided by brokers and pricing services. These prices are examined by NIPPONKOA Group management by using valuation techniques where some of the inputs such as yield curves, credit spreads, prepayment rates, and correlations are unobservable.

(f) Fair value of other financial instruments

(i) Exchange traded derivatives

The fair values of exchange traded derivatives are determined based on quoted market prices.

(ii) OTC derivatives

The fair values of OTC derivatives are determined using valuation techniques and inputs are determined from observable market data wherever possible. If some inputs are not observable, the fair values of the OTC derivatives are determined based on the prices provided by third party brokers and pricing services. An example of unobservable input is yield curve linked to the long term prime rate.

(g) Impairment of equity securities

NIPPONKOA Group determines that available-for-sale equity securities are potentially impaired when there has been a significant or prolonged decline in the fair value below its cost. This determination of what is significant or prolonged requires judgment. In making this judgment, NIPPONKOA Group evaluates among other factors, the financial health of the investee, industry and sector performance, and changes in technology. Impairment may be appropriate when there is evidence of deterioration in the financial health of the investee, industry and sector performance, and changes in technology. If all declines in fair values below cost had been considered significant or prolonged, NIPPONKOA Group would suffer an additional ¥7,865 million loss in the consolidated financial statements for the year ended March 31, 2009, and resulting in the transfer of the total equity reserve for unrealized losses to the income statement.

(h) Impairment of debt securities

A held-to-maturity or available-for-sale debt security is impaired if there is objective evidence that a loss event has occurred and the expected cash flows impaired (i.e., all amounts due according to the contractual terms of the security are not considered collectible). Typically this is due to deterioration in the creditworthiness of the issuer. A decline in fair value below amortized cost due to changes in risk free interest rates does not by itself represent objective evidence of a loss event.

(i) Impairment of loans and receivables

NIPPONKOA Group reviews its individually significant loans and receivables at each balance sheet date to assess whether an impairment loss should be recorded in the income statement. In particular, judgment by management is required in the estimation of the amount and timing of future cash flows when determining the impairment loss. In estimating these cash flows, NIPPONKOA Group makes judgments about the borrower’s financial situation and the net realizable value of collateral. These estimates are based on assumptions about a number of factors and actual results may differ, resulting in future changes to the allowance. Loans and receivables that have been assessed individually and found not to be impaired and all individually insignificant

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Notes to Consolidated Financial Statements—(Continued)

loans and receivables are then assessed collectively, in groups of assets with similar risk characteristics, to determine whether provision should be made due to incurred loss events for which there is objective evidence but whose effects are not yet evident. The collective assessment takes account of data from the loan portfolio (such as credit quality and levels of arrears), concentrations of risks and economic data (including levels of unemployment, real estate prices indices, country risk and the performance of different individual groups).

(j) Fair value of investment property

The fair value of investment property is based on current prices in an active market for properties of a similar nature, condition or location and– suitably adjusted. Recent prices for similar properties on less active markets, with suitable adjustments for differences, are also used for the estimation of the fair values. Furthermore, investment property is valued using discounted cash flow projections if reliable estimates and reasonable assumptions can be made, based on external evidence. Future expenditure that will improve the property is not included in the fair value. The risk-adjusted discount rates used in the cash flow projections reflect the specific nature and location of the individual properties. The cash flows used in the projections are based on actual rental income on a sustainable basis. Cost is reflected in the cash flows based on experience and budgets approved by management. The cash flows include inflation. Valuations for individual real estate assets are performed every year.

(k) Impairment reviews on non-financial assets

Recoverability of non-financial assets, which include property and equipment and intangible assets, is an area involving management judgment, requiring assessment as to whether the carrying value of assets can be supported by the net present value of future cash flows derived from such assets using cash flow projections which have been discounted at an appropriate rate. In calculating the net present value of the future cash flows, certain assumptions are required to be made in respect of highly uncertain matters.

IFRS requires management to undertake an annual test for impairment of intangible assets with indefinite useful lives and, for finite lived assets, to test for impairment if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. NIPPONKOA Group currently undertakes an annual impairment test covering intangible assets with indefinite useful lives and also reviews finite lived assets and investments in associated undertakings at least annually to consider whether a full impairment review is required.

(l) Share based payment

NIPPONKOA Group offers share option plans to certain executives as part of their compensation and benefits packages, designed to improve alignment of the interests of employees with shareholders. Costs of the plans are determined using the Black-Scholes model. The valuation model requires judgments to be made on inputs to the model. Further details are included in Note 23 to the consolidated financial statements.

(m) Recognition of deferred tax assets

Deferred tax assets are established for the tax benefit related to deductible temporary differences and carry forwards of unused tax losses when in the judgment of management it is probable that NIPPONKOA Group will receive the tax benefits. Since there is no absolute assurance that these assets will ultimately be realized, management reviews NIPPONKOA Group’s deferred tax positions periodically to determine if it is probable that the assets will be realized.

Periodic reviews include, among other things, the nature and amount of the taxable income and expense items, the expected timing when certain assets will be used or liabilities will be required to be reported and the

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Notes to Consolidated Financial Statements—(Continued)

reliability of historical profitability of businesses expected to provide future earnings. Furthermore, management considers tax-planning strategies it can utilize to increase the likelihood that the tax assets will be realized. These strategies are also considered in the periodic reviews.

(n) Valuation of defined benefit plans

A liability recognized in the balance sheet in respect of defined benefit plans is the difference between the present value of the projected defined benefit obligation at the balance sheet date and the fair value of plan assets. The present value of the defined benefit obligation is determined by discounting the estimated future cash flows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and that have terms to maturity that approximate the terms of the related pension liability.

Actuarial assumptions used in the measurement of the liability include the discount rate, the expected return on plan assets, estimated future salary increases and estimated future pension increases. To the extent that actual experience deviates from these assumptions, the valuation of defined benefit obligations and the level of pension expenses recognized in the future may be affected.

5	Management of insurance and financial risk

5.1    Risk management framework

(a) Risk management policies

As a Japanese insurance company, NIPPONKOA Group provides various non-life and life insurance products mainly to Japanese markets. Since Japanese financial service industries become more deregulated and globalized, the diversity and complexity of risks faced by Japanese financial institutions are also increasing. NIPPONKOA Group recognizes that robust management of more diverse and complex risks, sound business operations and steady earnings growth are essential to gain the broad trust of markets and customers. The following basic policies have been adopted by NIPPONKOA Group to strengthen and enhance risk management:

•	remain fully alert to the possibility that changes in the insurance business environment may lead to emergence of new risks:

•	conduct risk management as a means of dealing with such changes rapidly and effectively;

•	accurately identify each type of risk and fully analyze and evaluate these risks;

•	develop and utilize rational methods for quantifying risk as much as possible;

•	from the standpoint of maintaining efficient and effective operations, work to mitigate risk and prevent generation and escalation of losses arising from occurrence of a risk event; and

•	from the standpoint of securing and expanding profit opportunities, where it is necessary, to keep the risks within acceptable levels.

(b) Governance structure

Based on the risk management policies described above, NIPPONKOA Group has established a multilevel framework that enables NIPPONKOA Group to monitor various risks in different levels of its organization. NIPPONKOA Group classifies the risks it must manage in the course of its business operations into eight categories: insurance underwriting risk; asset management risk, including market risks; system risk; administrative risk; disaster risk; and three other risk categories such as domestic business risk; overseas business risk; and reputation risk. For operations that involve exposure to each of the eight risk categories, departments

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Notes to Consolidated Financial Statements—(Continued)

work to identify, analyze, evaluate and manage all such risks. The risk management status of each operating department is controlled using a comprehensive approach across the entire organization by the Risk Management Committee. This multilevel framework facilitates a comprehensive approach to risk management. In adopting this approach, NIPPONKOA Group is building a risk management system directly linked to management decision-making and working to further strengthen its risk management functions.

In addition to the multilevel framework for risk management, NIPPONKOA Group implements an integrated risk management system to maintain sound business management and to ensure the effective and efficient use of management resources. Under this system, risks such as underwriting risk and asset management risk are evaluated using common measures, such as VaR (Value at Risk) and sensitivity analysis. NIPPONKOA Group also conducts stress testing to estimate the potential effect on the business from specific putative events such as large-scale natural and other disasters. In 5.1.4 and 5.2 below, NIPPONKOA Group provides certain quantified risk information of underwriting risk and asset management risk based on the sensitivity analysis.

(c) Capital management objectives, policies and approach

NIPPONKOA Group has established the following capital management objectives, policies and approach to managing the risks that affect its capital position.

The capital management objectives are as follows:

•	To maintain the required level of business stability to provide a degree of security to policyholders.

•	To allocate capital efficiently and support the development of business by ensuring that returns on capital employed meet the requirements of its shareholders.

•	To retain strong liquidity and access to a range of capital markets.

•	To monitor the profile of assets and liabilities taking account of risks inherent in the business.

•	To maintain financial strength to support new business growth and to satisfy the requirements of the policyholders, regulators and stakeholders.

•	To maintain strong credit ratings and healthy capital ratios in order to support its business objectives and maximize shareholders value.

NIPPONKOA Group and regulated entities within it have met all of these requirements throughout the financial year. In reporting financial strength, solvency is measured using the rules prescribed by the Financial Services Agency in Japan (“FSA”). These regulatory tests are based upon required levels of solvency capital and a series of prudent assumptions in respect of the type of business written. NIPPONKOA Group’s capital management policy for its insurance business is to maintain sufficient capital to meet the FSA regulations.

NIPPONKOA Group seeks to optimize the organization structure and available resources to ensure that it consistently maximizes returns to the shareholders and policyholders. NIPPONKOA Group’s approach to managing capital involves managing assets, liabilities and risks in a coordinated way, assessing shortfalls between reported and required capital levels (by each regulated entity) on a regular basis and taking appropriate actions to influence the capital position of NIPPONKOA Group in the light of changes in economic conditions and risk characteristics.

The primary source of capital used by NIPPONKOA Group is equity shareholders’ funds and borrowings. The capital requirements are routinely forecast on a periodic basis, and assessed against both the forecast available capital and the expected internal rate of return including risk and sensitivity analyses. The process is ultimately subject to approval by the Board.

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Notes to Consolidated Financial Statements—(Continued)

NIPPONKOA Group has had no significant changes in its policies and processes to its capital structure during the past year from previous years.

(d) Regulatory framework

Regulators are primarily interested in protecting the rights of policyholders and monitor them closely to ensure that NIPPONKOA Group is satisfactorily managing affairs for their benefit. At the same time, regulators are also interested in ensuring that NIPPONKOA Group maintains an appropriate solvency position to meet unforeseen liabilities arising from economic shocks or natural disasters.

The operations of NIPPONKOA Group are subject to regulatory requirements within the jurisdictions in which it operates. Such regulations not only prescribe approval and monitoring of activities, but also impose certain restrictive provisions (e.g., capital adequacy) to minimize the risk of default and insolvency on the part of insurance companies to meet unforeseen liabilities as these arise.

(e) Asset liability management (ALM) framework

Financial risks arise from open positions in interest rate, currency and equity products, all of which are exposed to general and specific market movements. The main risk that NIPPONKOA Group faces due to the nature of its investments and liabilities is interest rate risk. NIPPONKOA Group manages these positions within an ALM framework that has been developed to achieve target investment returns in excess of its obligations under insurance and investment contracts. The principal technique of NIPPONKOA Group’s ALM is to match assets to the liabilities arising from insurance and investment contracts by reference to the type of benefits payable to contract holders. For each distinct category of liabilities, a separate portfolio of assets is maintained.

NIPPONKOA Group’s ALM is integrated with the management of the financial risks associated with NIPPONKOA Group’s other financial assets and liabilities not directly associated with insurance and investment liabilities, and forms an integral part of the insurance risk management policy, to ensure in each period sufficient cash flow is available to meet liabilities arising from insurance and investment contracts.

(f) Financial and insurance risk

As an insurance company, NIPPONKOA Group is exposed to a variety of risks as described above. The largest risks are insurance underwriting risk and asset management risk, including market risks.

Insurance underwriting risk includes the risks resulting from (i) adverse development of assumptions for insurance contracts without savings feature, such as loss ratio, mortality and morbidity that were set when NIPPONKOA Group issued the insurance contract; (ii) catastrophe risk for property and casualty insurance and (iii) adverse development of investment returns that were set when NIPPONKOA Group issued the insurance contract for insurance contracts with savings feature. Further explanation of risks and related risk management process of NIPPONKOA Group is described in 5.1 below.

Financial risk refers to NIPPONKOA Group’s exposure to uncertainty of future cash flows and market price volatility in general. It includes market risks, credit risk and liquidity risk. Market risks are consisted of interest rate risk, equity price risk and currency exchange rate risk. Further explanation of market risks and related risk management process of NIPPONKOA Group.

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Notes to Consolidated Financial Statements—(Continued)

5.2    Insurance underwriting risk

For the insurance business, NIPPONKOA Group evaluates exposures to determine whether or not to insure risks and set terms and conditions for insurance products underwritten.

The risk under any one insurance contract is the possibility that the insured event occurs and the uncertainty of the amount of the resulting claim. By the very nature of an insurance contract, this risk is random and therefore unpredictable. For a portfolio of insurance contracts where the theory of probability is applied to pricing and provisioning, the principal risk that NIPPONKOA Group faces under its insurance contracts is that the actual claims and benefit payments exceed the carrying amount of the insurance liabilities. This could occur because the frequency or severity of claims and benefits are greater than estimated. Insurance events are random and the actual number and amount of claims and benefits will vary from year to year from the level established using statistical techniques. Experience shows that the larger the portfolio of similar insurance contracts, the smaller the relative variability about the expected outcome will be. In addition, a more diversified portfolio is less likely to be affected by a change in any subset of the portfolio. NIPPONKOA Group has developed its insurance underwriting strategy to diversify the type of insurance risks accepted and within each of these categories to achieve a sufficiently large population of risks to reduce the variability of the expected outcome. Factors that aggravate insurance risk include lack of risk diversification in terms of type and amount of risk, geographical location and type of industry covered.

5.2.1    Property and casualty insurance risk

(a) Insurance risk in property and casualty insurance contracts

Relating to property and casualty insurance business, NIPPONKOA Group’s insurance liabilities and loss reserves classified by product lines as of March 31, 2009 and 2008 are summarized as follows:

	(Yen in millions)
	2009			2008
	Unearned premium and refund reserves	Reserve for losses and directly related loss adjustment expenses	Total	Unearned premium and refund reserves	Reserve for losses and directly related loss adjustment expenses	Total
Fire and allied line	541,202	23,737	564,939	571,870	32,560	604,430
Marine	7,182	12,974	20,156	8,941	12,608	21,549
Personal accident	684,742	22,460	707,202	769,058	21,234	790,292
Automobile	111,175	145,195	256,370	110,627	143,216	253,843
Compulsory automobile	210,099	110,111	320,210	250,967	105,378	356,345
Others	108,870	75,006	183,876	113,704	78,637	192,341

Total	1,663,270	389,483	2,052,753	1,825,167	393,633	2,218,800

Reinsurance ceded	(86,777)	(101,776)	(188,553)	(101,907)	(103,931)	(205,838)

Net	1,576,493	287,707	1,864,200	1,723,260	289,702	2,012,962

Fire and Allied Lines

Fire and allied lines insurance generally covers dwelling houses, shops, offices, factories and warehouses in Japan and their contents against fire, flood, storm, earthquake, lightning, explosion, theft and other risks. In addition, some policies cover personal accident, third-party liability and loss of income caused by such events.

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Notes to Consolidated Financial Statements—(Continued)

Marine

Marine insurance covers (i) goods aboard vessels against risks during international transportation or risks during transportation in coastal seas and (ii) ocean-going and coastal vessels against damage or loss caused by sinking, stranding, grounding, fire, collision and other maritime accidents. Damage and losses covered include damage to hull, disbursements for voyage, loss of earnings and liability to others for damages.

Personal accident

Personal accident insurance generally covers bodily injuries of the insured person resulting from accidents. Typically, under personal accident insurance, a fixed amount, without regard to the actual damage incurred, is payable pursuant to a pre-set payment table.

Automobile

Automobile insurance generally carries one or more of the following six types of coverage: bodily injury, property damage, self-incurred accident, protection against uninsured automobiles, bodily injuries to drivers/passengers and vehicular damage.

Compulsory Automobile Liability

Compulsory automobile liability insurance is served under the Automobile Liability Security Law and is designed to serve the public policy of assuring the injured in automobile accidents minimum payments for their claims against those who are liable due to the ownership, use or maintenance of automobiles involved in such accidents.

Others

Other insurance written by NIPPONKOA Group includes liabilities insurance, including product liability insurance, as well as workers’ compensation insurance, movables all-risks insurance and credit and guarantee insurance.

NIPPONKOA Group’s property and casualty insurance businesses are exposed to a variety of risks, including fluctuations in the timing, frequency and severity of claims and claim settlements, inadequate reinsurance protection and inadequate reserves. The following descriptions indicate typical type of risks that NIPPONKOA Group is facing in normal currently course of its business and risk management process dealing with such risks.

Catastrophe risk

NIPPONKOA Group is exposed to a significant potential loss should it incur large losses to settle insurance claims for damages caused by natural disasters such as earthquakes, typhoons, floods, windstorms, volcanic eruptions and other types of natural disasters. NIPPONKOA Group estimates probable maximum losses arising from potential natural catastrophes, such as earthquakes and typhoons, based on stochastic models. Then NIPPONKOA Group purchases reinsurance coverage to cover such potential losses, but depending on the scale of the natural disaster, NIPPONKOA Group’s financial condition and business performance could be seriously affected by such an event.

Processes are in place to manage catastrophe risk in individual business units and at NIPPONKOA Group level. NIPPONKOA Group cedes its catastrophe risk to third party reinsurers.

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Notes to Consolidated Financial Statements—(Continued)

Underwriting risk

NIPPONKOA Group maintains an insurance contract reserve to cover incurred liabilities, but should events occur that were not foreseeable at the time, and generate damages that exceed normal predictions, NIPPONKOA Group’s financial condition and business performance could be affected.

The majority of the property and casualty insurance business underwritten by NIPPONKOA Group is of a short tail nature such as voluntary automobile, compulsory automobile liability and fire and allied lines insurance, including earthquake insurance. NIPPONKOA Group’s underwriting strategy and appetite is agreed by the Management Committee and communicated through specific policy statements and guidelines. Property and casualty insurance risk is managed primarily at the business unit level with oversight at a Group level, through the Risk Management Committee. Internal controls for the underwriting activities are established at the business unit level and those activities are monitored at NIPPONKOA Group level.

Investment returns risk

NIPPONKOA Group is providing property and casualty insurance products with savings type features that combine the characteristics of long-term non-life insurance policies, such as fire and allied lines and personal accident. The terms of these policies typically range between three and five years and NIPPONKOA Group is exposed to a possible loss if the actual yield is lower than the original guaranteed rate that was set when NIPPONKOA Group issued the contract. The following table shows analysis of NIPPONKOA Group’s interest rate exposure in terms of savings type insurance products.

	(Yen in millions)
	2009			2008
	With interest risk	Without interest risk	Total	With interest risk	Without interest risk	Total
Fire and allied line	202,168	362,771	564,939	230,660	373,770	604,430
Marine	—	20,156	20,156	—	21,549	21,549
Personal accident	655,801	51,401	707,202	738,847	51,445	790,292
Automobile	11,451	244,919	256,370	12,417	241,426	253,843
Compulsory automobile	—	320,210	320,210	—	356,345	356,345
Others	26,778	157,098	183,876	30,079	162,262	192,341

Total	896,198	1,156,555	2,052,753	1,012,003	1,206,797	2,218,800

Reinsurance ceded	—	(188,553)	(188,553)	—	(205,838)	(205,838)

Net	896,198	968,002	1,864,200	1,012,003	1,000,959	2,012,962

The following table shows analysis of the average actual yields on the investment and the average original guaranteed interest rates of the NIPPONKOA Group’s saving type insurance contracts that were in force as of March 31, 2009 and 2008.

	2009		2008
	Average actual yield	Original guaranteed interest rate	Average actual yield	Original guaranteed interest rate
Fire and allied line	1.21%	1.09%	1.29%	1.14%
Marine	—%	—%	—%	—%
Personal accident	1.54%	2.29%	1.63%	2.14%
Automobile	1.22%	0.33%	1.30%	0.33%
Compulsory automobile	—%	—%	—%	—%
Others	1.58%	3.53%	1.59%	3.29%

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Notes to Consolidated Financial Statements—(Continued)

NIPPONKOA Group manages interest rate risk positions within an asset and liability management (ALM) framework that has been developed to achieve long-term investment returns in excess of its obligations under insurance contracts. Within the ALM framework, NIPPONKOA Group periodically produces reports at legal entity, portfolio and asset and liability class level that are circulated to NIPPONKOA Group’s key management personnel. The principal technique of NIPPONKOA Group’s ALM is to match assets to the liabilities arising from insurance contracts by reference to the type of benefits payable to contract holders. NIPPONKOA Group has not changed the processes used to manage its risks from previous periods.

Reinsurance arrangement

Reinsurance is mainly used for the non-life insurance business in order to mitigate volatility resulting principally from natural disasters that are inevitable in the non-life insurance business. With this perspective, retention level and reinsurance scheme are elaborately established for the sake of maximizing net profit, minimizing net loss, and stabilizing the net loss ratio.

All critical decisions are considered by the Management Committee, and then made by the board member in charge. As for accumulation control, probable maximum losses arising from natural catastrophes, such as earthquakes and typhoons, are calculated with stochastic models. Thereafter, optimal reinsurance protection is designed together with consideration for effective capital usage.

Consideration is given to possible disputes of the reinsurer through the review process, at the discussion at the Management Committee and at the board member in-charge’s decision making as mentioned above.

When NIPPONKOA Group will not recover the incurred loss from ceded reinsurance as anticipated, due to bankruptcy of the reinsurer, the mitigation measure might be turned to a credit risk of reinsurance assets. Credit review procedures are conducted at the time of the placement of the reinsurance policy, excluding CALI and earthquake reinsurance, in accordance with NIPPONKOA Group’s risk management policy. NIPPONKOA Group also monitors and controls the reinsurance transactions to diversify counterparties, not to take concentration risk to specific counterparties.

(b) Key assumption

The risks associated with these insurance contracts are complex and subject to a number of variables that complicate quantitative sensitivity analysis. NIPPONKOA Group uses several statistical methods to incorporate the various assumptions made in order to estimate the ultimate cost of claims. The two methods more commonly used are the chain-ladder and the Bornhuetter-Ferguson methods. Chain-ladder methods may be applied to premiums, paid claims or incurred claims (for example, paid claims plus case estimates). The basic technique involves the analysis of historical claims development factors and the selection of estimated development factors based on this historical pattern. The selected development factors are then applied to cumulative claims data for each accident year that is not yet fully developed to produce an estimated ultimate claims cost for each accident year. Chain-ladder techniques are most appropriate for those accident years and classes of business that have reached a relatively stable development pattern. Chain-ladder techniques are less suitable in cases in which the insurer does not have a developed claims history for a particular class of business. The Bornhuetter-Ferguson method uses a combination of a benchmark or market based estimate and an estimate based on claims experience. The former is based on a measure of exposure such as premiums; the latter is based on the paid or incurred claims to date. The two estimates are combined using a formula that gives more weight to the experience-based estimate as time passes. This technique has been used in situations in which developed claims experience was not available for the projection (recent accident years or new classes of business). The choice of selected results for line of business based on each risk profile depends on an assessment of the technique that has

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Notes to Consolidated Financial Statements—(Continued)

been most appropriate to observed historical developments. In certain instances, this has meant that different techniques or combinations of techniques have been selected for individual accident years or groups of accident years within the same class of business.

Outstanding claims provisions are estimated based on known facts at the date of estimation. Case estimates are generally set by skilled claims technicians, applying their experience and knowledge to the circumstances of individual claims. The main assumption underlying these techniques is that NIPPONKOA’s past claims development experience can be used to project future claims development and, hence, ultimate claims costs. As such, these methods extrapolate the development of paid and incurred losses, based on the observed development of earlier years and expected loss ratios. Historical claims development is mainly analyzed by accident period, although underwriting period is also used where considered appropriate.

Certain lines of business are further analyzed. Large claims are usually separately addressed, either by being reserved at the face value of loss adjuster estimates or separately projected in order to reflect their future development.

In most cases, no explicit assumptions are made regarding future rates of claims inflation or loss ratios. Instead, the assumptions used are those implicit in the historical claims development data on which the projections are based. Additional qualitative judgment is used to assess the extent to which past trends may not apply in the future (i.e., to reflect one-off occurrences), changes in various factors observable in insurance and financial market.

(c) Change in assumptions

NIPPONKOA Group did not change its assumptions for the insurance contracts disclosed in this note for the existing insurance contracts as of March 31, 2009 and 2008.

Concentration risk

The following table shows the concentration of insurance exposure in Japan (domestic) and other countries (foreign) of NIPPONKOA Group in relation to the type of property and casualty line of business with reference to the carrying amount of insurance liabilities (gross and net of reinsurance) arising from property and casualty insurance contracts.

Yen in millions, 2009 Type of insurance	Insurance liabilities
	Domestic		Foreign		Total
	Gross	Net	Gross	Net	Gross	Net
Fire and allied lines	555,314	528,543	9,625	10,347	564,939	538,890
Marine	4,939	2,659	15,217	13,246	20,156	15,905
Personal accident	706,824	706,338	378	317	707,202	706,655
Automobile	253,036	249,455	3,334	2,948	256,370	252,403
Compulsory automobile	320,210	180,835	—	—	320,210	180,835
Others	150,818	144,078	33,058	25,434	183,876	169,512

Total	1,991,141	1,811,908	61,612	52,292	2,052,753	1,864,200

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Notes to Consolidated Financial Statements—(Continued)

Yen in millions, 2008 Type of insurance	Insurance liabilities
	Domestic		Foreign		Total
	Gross	Net	Gross	Net	Gross	Net
Fire and allied lines	593,631	560,741	10,799	10,178	604,430	570,919
Marine	3,673	2,120	17,876	15,438	21,549	17,558
Personal accident	789,726	789,533	566	455	790,292	789,988
Automobile	249,962	246,667	3,881	3,529	253,843	250,196
Compulsory automobile	356,345	206,445	—	—	356,345	206,445
Others	155,809	150,439	36,532	27,417	192,341	177,856

Total	2,149,146	1,955,945	69,654	57,017	2,218,800	2,012,962

Domestic exposure is most of the exposure for NIPPONKOA Group because NIPPONKOA Group mainly operates its business in Japan. NIPPONKOA Group has no specific geographical concentration risk in Japan. In addition, NIPPONKOA Group has no concentration risk to specific customers whose share in the written premium exceeds 10% or more.

5.2.2    Life insurance risk

(a) Insurance risk in life insurance contracts

NIPPONKOA Group’s insurance liabilities and claim reserves related to life insurance business as of March 31, 2009 and 2008 are summarized as follows;

	(Yen in millions)
	2009			2008
	Future policy benefit	Claim reserves	Total	Future policy benefit	Claim reserves	Total
Individual	299,237	1,980	301,217	264,087	2,304	266,391
Group	1,327	360	1,687	1,425	399	1,824

Total	300,564	2,340	302,904	265,512	2,703	268,215

Reinsurance ceded	(93)	(8)	(101)	(84)	—	(84)

Net	300,471	2,332	302,803	265,428	2,703	268,131

Individual insurance contracts include individual annuities, endowment and supplemental insurance policies that cover hospitalization together with traditional products like whole and term life insurance.

Group insurance contracts include group insurance products.

NIPPONKOA Group is exposed to life insurance underwriting and pricing risks that may cause losses due to adverse development in assumptions as to mortality, the morbidity, and investment returns that are established at the time of the contract issued. The following descriptions indicate typical type of risks that NIPPONKOA Group is facing in normal currently course of its business and risk management process dealing with such risks.

Mortality and morbidity risk

NIPPONKOA Group is exposed to the mortality and morbidity risk that may cause losses due to adverse development in assumptions established at the time of the contract issued. NIPPONKOA Group periodically analyzes and assesses levels of mortality, morbidity and investment returns by comparing those assumptions with actual experience. When such levels exceed certain pre-determined threshold, NIPPONKOA Group will take

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Notes to Consolidated Financial Statements—(Continued)

remedial actions to manage the risk. These actions include ceasing the underwriting of the policies, revising the insurance products, revising of underwriting policies, and funding of additional insurance liabilities. In terms of morbidity risk, NIPPONKOA Group is performing the stress test and closely analyzing the occurrence of insured incidents since, in a long term, there is an uncertainty of the morbidity risk.

Investment returns risk

NIPPONKOA Group is exposed to the investment returns risk that may cause losses if the actual yield is lower than the original guaranteed rate that was set when NIPPONKOA Group issued the contract. The following table shows analysis of NIPPONKOA Group’s interest rate exposure in terms of life insurance products.

	(Yen in millions)
	2009			2008
	With interest risk	Without interest risk	Total	With interest risk	Without interest risk	Total
Individual	301,217	—	301,217	266,391	—	266,391
Group	—	1,687	1,687	—	1,824	1,824

Total	301,217	1,687	302,904	266,391	1,824	268,215

Reinsurance ceded	(101)	—	(101)	(84)	—	(84)

Net	301,116	1,687	302,803	266,307	1,824	268,131

NIPPONKOA Group employs an asset and liability management (ALM) concept to maintain the surplus consistently. The principal technique of NIPPONKOA Group’s ALM is to reduce the difference of the interest rate sensitivity between asset and liability by investing in long-term fixed-income bonds because the duration of the liabilities arising from insurance contracts is so long.

Reinsurance arrangement

Reinsurance is utilized in order to mitigate volatility resulting principally from large amount of claim payments. With this perspective, NIPPONKOA Group utilizes excess loss reinsurance considering the existing portfolio of life insurance. NIPPONKOA Group monitors such reinsurances in terms of their credit worthiness and avoids concentration on particular reinsures.

(b) Key assumptions

For Life insurance contracts, estimates are made in two stages at inception and thereafter. At inception of the contract, NIPPONKOA Group determines assumptions in relation to future deaths, morbidity, committed interest and etc. These assumptions are used to calculate the liabilities during the life of the contract. A margin for risk and uncertainty is added to these assumptions. These assumptions are ‘locked in’ for the duration of the contract. Subsequently, assessment is performed at each reporting date to determine whether liabilities are adequate in the light of the latest current estimates. For long-term insurance contracts and for investment contracts with DPF, the assumptions used to determine the liabilities contain margins and are locked in.

•	Mortality

Mortality assumptions are based on industry experience standards. These standards are designed to ensure NIPPONKOA Group establishes an appropriate liability on the balance sheet to cover future obligations to our policyholders.

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Notes to Consolidated Financial Statements—(Continued)

•	Morbidity

The rate is derived from industry experience studies, adjusted where appropriate for NIPPONKOA Group’s own experience in comparison to industry average.

•	Persistency

An investigation into NIPPONKOA Group’s experience is performed, and statistical methods are used to determine an appropriate persistency rate. NIPPONKOA Group takes remedial action to monitor whether the actual rate arrives at pre-determined threshold.

•	Investment returns

NIPPONKOA Group’s primary assumptions on investment returns relate to risk free rates which are the gross yield to redemption of benchmark government securities.

•	Discount rate

Life insurance liabilities are determined as the sum of the discounted value of the expected benefits and further administration expenses directly related to the contract, less the discounted value of the expected theoretical premiums that would be required to meet these future cash flows. Discount rates are determined based on current industry risk rates, adjusted for NIPPONKOA Group’s own risk exposures. The discount rate of NIPPONKOA Groups life insurance contracts are as follows;

Period contracts issued	Discount rate
1997-2001	1.65%-3.10%
2002-2006	1.00%-1.75%
2007	1.25%-1.75%
2008	1.35%-1.50%
2009	1.5%

Discount rates in the table above show the committed rates applied to the future policy benefits for major insurance contracts.

•	Tax

It has been assumed that current tax legislation and rates will continue as unaltered.

(c) Change in assumptions

NIPPONKOA Group did not change its assumptions for the insurance contracts disclosed in this note for the existing insurance contracts as of March 31, 2009 and 2008.

Concentration risk

NIPPONKOA Group only operates its life insurance business in Japan and all insurance contracts are issued in Japanese yen. There is no concentration to the specific type of insurance products.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

5.2.3    Credit risk

As described in “Reinsurance arrangement” above, NIPPONKOA Group is exposed to credit risk relating to reinsurance assets. The following table shows analysis of NIPPONKOA Group’s credit exposure in terms of reinsurance assets categorized using NIPPONKOA Group’s internal credit rating. See note 5.5 for further information.

Property and casualty insurance

(Yen in millions) As of March 31, 2009
	1	2	3	4	5 or lower	Assets not rated	Total
Reinsurance assets
Unearned premiums	261	3,322	11,067	222	—	71,905	86,777
Reserve for losses and directly related loss adjustment expenses	199	1,910	6,334	19	—	93,314	101,776

Total	460	5,232	17,401	241	—	165,219	188,553

(Yen in millions) As of March 31, 2008	1	2	3	4	5 or lower	Assets not rated	Total
Reinsurance assets
Unearned premiums	227	5,814	9,012	73	—	86,781	101,907
Reserve for losses and directly related loss adjustment expenses	363	4,668	9,676	60	—	89,164	103,931

Total	590	10,482	18,688	133	—	175,945	205,838

Life insurance

(Yen in millions) As of March 31, 2009	1	2	3	4	5 or lower	Assets not rated	Total
Reinsurance assets
Future policy benefit	—	—	93	—	—	—	93
Claim reserves	—	—	8	—	—	—	8

Total	—	—	101	—	—	—	101

(Yen in millions) As of March 31, 2008	1	2	3	4	5 or lower	Assets not rated	Total
Reinsurance assets
Future policy benefit	—	—	84	—	—	—	84
Claim reserves	—	—	—	—	—	—	—

Total	—	—	84	—	—	—	84

The total share of unrated reinsurers corresponds primarily to cessions to the CALI reinsurance pool.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

5.2.4    Risk and capital management

(a) Sensitivity test analysis

NIPPONKOA Group uses a number of sensitivity test-based risk management tools to understand the volatility of earnings, the volatility of its capital requirements, and to manage its capital more efficiently. Sensitivities to economic and operating experience are regularly produced on all of NIPPONKOA Group’s financial performance measurements to support NIPPONKOA Group’s decision making and planning processes, and as part of the framework for identifying and quantifying the risks that each of its business units, and NIPPONKOA Group as a whole are exposed to.

(b) Sensitivity test results

Illustrative results of sensitivity testing for the property and casualty insurance business and life insurance business are set out below. For each sensitivity test the impact of a reasonably possible change in a single factor is shown, with other assumptions left unchanged.

Sensitivity factor	Description of sensitivity factor applied
Interest rate and investment return	The impact of a change in market interest rates by a 0.5% increase or decrease. The test allows consistency for similar changes to investment returns and movements in the market value of backing fixed interest securities.

Expenses	The impact of an increase in maintenance expenses by 10%.

Assurance mortality or morbidity	The impact of an increase in mortality or morbidity rates for assurance contracts by 10%.

Annuitant mortality (life insurance only)	The impact of a reduction in mortality rates for annuity contracts by 10%.

Net loss ratios (non-life insurance only)	The impact of an increase in net loss ratios for the property and casualty business by 10%.

Sensitivity test results

Impact on income before income taxes and shareholders’ equity (Yen in millions)

	Interest rates +0.5%	Interest rates -0.5%	Expenses +10%	Assurance mortality +10%	Assurance morbidity +10%	Annuitant mortality -10%	Net loss ratios +10%
As of March 31, 2009
Property and casualty insurance	23,768	(24,708)	(6,250)	—	—	—	(50,455)
Life insurance	23,446	(27,919)	(3,093)	(9,612)	(7,799)	0	—

Total	47,214	(52,627)	(9,343)	(9,612)	(7,799)	0	(50,455)

As of March 31, 2008
Property and casualty insurance	26,314	(27,761)	(7,198)	—	—	—	(48,609)
Life insurance	18,236	(21,462)	(2,952)	(9,773)	(5,613)	0	—

Total	44,550	(49,223)	(10,150)	(9,773)	(5,613)	0	(48,609)

These results represent the changes in value of insurance liabilities, which are calculated based on the same cash flow assumptions that are used in NIPPONKOA Group’s liability adequacy tests.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

5.3    Financial risk

Financial risk refers to NIPPONKOA Group’s exposure to uncertainty of future cash flows and market price volatility in general. It includes market risks, credit risk and liquidity risk. Market risks are consisted of interest rate risk, equity price risk and currency exchange rate risk.

NIPPONKOA Group’s financial risk management framework is developed primarily on the basis of financials prepared in accordance with Japan GAAP. However, the analysis set out below is disclosed in order to meet the requirement of paragraph 34(b) of IFRS 7. Risks which are monitored are revalued and converted from Japan GAAP to IFRS in order to present the risk management framework under IFRS.

Yen in millions, as of March 31, 2009	Property /Casualty	Life	Eliminations		Total
Assets
Debt securities	1,173,887	349,780	—		1,523,667
Equity securities	771,200	4,842	(44,296	)(*1)	731,746
Investments in associates	2,780	—	—		2,780
Loans	271,499	47,697	—		319,196
Receivables including insurance receivables	101,310	7,010	(1,223)		107,097
Derivative financial instruments	8,165	—	—		8,165
Cash and cash equivalents	157,507	13,147	—		170,654
Reinsurance assets	188,553	101	—		188,654
Deferred income tax assets	890	2,929	—		3,819
Investment property	23,681	—	—		23,681
Property and equipment	139,319	157	—		139,476
Intangible assets	2,744	595	—		3,339
Other assets	54,089	1,429	(496)		55,022

Total assets	2,895,624	427,687	(46,015)		3,277,296

Liabilities
Insurance contract liabilities	2,052,753	302,904	—		2,355,657
Investment contract liabilities	—	61,248	—		61,248
Payables for return of cash collateral on loaned securities	41,265	33,171	—		74,436
Derivative financial instruments	13,675	—	—		13,675
Trade and other payables	47,513	846	(1,130)		47,229
Current income tax liabilities	1,119	1,034	143		2,296
Deferred income tax liabilities	27,589	—	—		27,589
Retirement benefit obligations	39,988	224	—		40,212
Other liabilities	28,065	1,555	(585)		29,035

Total liabilities	2,251,967	400,982	(1,572)		2,651,377

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Yen in millions, as of March 31, 2008	Property /Casualty	Life	Eliminations		Total
Assets
Debt securities	1,328,937	317,650	—		1,646,587
Equity securities	1,087,659	6,542	(47,067	)(*1)	1,047,134
Investments in associates	3,335	—	—		3,335
Loans	260,836	11,560	—		272,396
Receivables including insurance receivables	108,920	6,518	(1,638)		113,800
Derivative financial instruments	8,134	—	—		8,134
Cash and cash equivalents	132,452	9,948	—		142,400
Reinsurance assets	205,839	84	—		205,923
Deferred income tax assets	968	—	—		968
Investment property	28,230	—	—		28,230
Property and equipment	145,082	135	—		145,217
Intangible assets	3,983	—	—		3,983
Other assets	56,054	1,313	(615)		56,752

Total assets	3,370,429	353,750	(49,320)		3,674,859

Liabilities
Insurance contract liabilities	2,218,800	268,215	—		2,487,015
Investment contract liabilities	—	52,338	—		52,338
Payables for return of cash collateral on loaned securities	—	—	—		—
Derivative financial instruments	596	—	—		596
Trade and other payables	40,564	825	(1,549)		39,840
Current income tax liabilities	2,161	553	—		2,714
Deferred income tax liabilities	143,019	364	—		143,383
Retirement benefit obligations	70,121	163	—		70,284
Other liabilities	37,396	1,562	(265)		38,693

Total liabilities	2,512,657	324,020	(1,814)		2,834,863

(*1)	The amount includes investments in subsidiaries to be eliminated through the consolidation process.

5.3.1    Interest rate risk

NIPPONKOA Group bears interest rate risk with many of its financial assets. The following table shows fixed-rate instruments and floating-rate instruments in each category.

Property and Casualty insurance

	2009			2008
(Yen in millions) As of March 31	Fixed rate	Floating rate	Total	Fixed rate	Floating rate	Total
Debt securities	1,147,319	26,568	1,173,887	1,274,127	54,810	1,328,937
Loans	157,877	113,622	271,499	146,554	114,282	260,836
Derivative financial instruments, net	(11,401)	5,891	(5,510)	4,709	2,829	7,538

Total	1,293,795	146,081	1,439,876	1,425,390	171,921	1,597,311

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Life insurance

	2009			2008
(Yen in millions) As of March 31	Fixed rate	Floating rate	Total	Fixed rate	Floating rate	Total
Debt securities	349,780	—	349,780	317,650	—	317,650
Loans	47,697	—	47,697	11,560	—	11,560
Derivative financial instruments, net	—	—	—	—	—	—

Total	397,477	—	397,477	329,210	—	329,210

In cases where cash flows are highly predictable, investing in assets that closely correlate to the cash flow profile of the liabilities can offset this risk. A part of the asset components of NIPPONKOA Group consists of debt securities and loans. When interest rates rise, there is a risk that the price of debt securities with fixed interest rates may fall, and when interest rates fall, there is a risk of a decline in interest income from debt securities with floating interest rates. Moreover, with regard to savings type insurance and life insurance products (products which guarantee the customer a fixed yield), NIPPONKOA Group is exposed to a possible loss if the actual yield is less than the originally guaranteed yield. In this way, changes in interest rates may have an effect on NIPPONKOA Group’s business performance.

NIPPONKOA Group manages interest rate risk closely by taking into account all of the complexity regarding policyholder behavior and management action. NIPPONKOA Group employs sophisticated interest rate measurement techniques and actively uses derivatives and other risk mitigation tools to closely manage its interest rate risk exposures. Interest rate swaps are used to hedge cash flow fluctuation risk on bonds and loans with variable interest rates and interest rate fluctuation risk related to long term insurance contracts. The interest rate risk is substantially unchanged compared to the prior year.

The following table shows interest rates at the end of each of the last five years.

	2009	2008	2007	2006	2005
3-month TIBOR	0.65083	0.83917	0.66364	0.12818	0.08417
10 year Japanese Government Bond	1.340	1.275	1.650	1.770	1.320

TIBOR (Tokyo Inter Bank Offered Rate) is a daily reference rate based on the interest rates at which banks borrow unsecured funds from other banks in the Tokyo wholesale money market.

Sensitivity analysis—interest rate risk

The sensitivity analysis below shows the effect on profit or losses and equity of reasonably possible changes in interest rates. The analysis is based on a change in an assumption while holding all other assumptions constant. Also, the following analysis in the table below shows the estimated effect of a parallel shift in the risk free yield curves on total income and equity. Increases in interest rates have a negative effect on equity and total income in the current year because it results in unrealized losses on investments that are carried at fair value.

The sensitivity analysis is based on the assets and liabilities held at year end and therefore, this does not necessarily reflect the risk exposure during the year.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Property and Casualty insurance

Parallel Movement of Yield Curve

	(Yen in millions)
As of March 31	2009	2008
Financial assets
Estimated approximate effects on income before income taxes
Shift up 0.5%	(5,743)	(6,076)
Shift down 0.5%	6,220	6,580
Estimated approximate effects on shareholders’ equity
Shift up 0.5%	(23,836)	(22,495)
Shift down 0.5%	25,022	23,654

Life insurance

Parallel Movement of Yield Curve

	(Yen in millions)
As of March 31	2009	2008
Financial assets
Estimated approximate effects on income before income taxes
Shift up 0.5%	—	—
Shift down 0.5%	—	—
Estimated approximate effects on shareholders’ equity
Shift up 0.5%	(3,006)	(3,247)
Shift down 0.5%	3,176	3,414

Following table shows a comparison of the sensitivity analysis of financial assets and insurance contract liabilities including investment contact liabilities, and it is prepared base on the assumption that all movement of sensitivity analysis for financial assets are reflected on the income before income tax and shareholders equity even though accounting treatment financial assets are different.

Also, all movement of sensitivity analysis for insurance contract liabilities and investment contract liabilities are reflected on the income before income tax and shareholder equity.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Property and Casualty insurance

Parallel Movement of Yield Curve

	(Yen in millions)
As of March 31,	2009	2008
Financial assets
Estimated approximate effects on income before income taxes
Shift up 0.5%	(39,179)	(36,836)
Shift down 0.5%	40,836	38,841
Estimated approximate effects on shareholders’ equity
Shift up 0.5%	(25,035)	(23,538)
Shift down 0.5%	26,094	24,819

Insurance contract liabilities
Estimated approximate effects on income before income taxes
Shift up 0.5%	23,768	26,314
Shift down 0.5%	(24,708)	(27,761)
Estimated approximate effects on shareholders’ equity
Shift up 0.5%	15,188	16,814
Shift down 0.5%	(15,788)	(17,739)

Life insurance

Parallel Movement of Yield Curve

	(Yen in millions)
As of March 31,	2009	2008
Financial assets
Estimated approximate effects on income before income taxes
Shift up 0.5%	(29,018)	(22,103)
Shift down 0.5%	32,559	24,621
Estimated approximate effects on shareholders’ equity
Shift up 0.5%	(18,543)	(14,124)
Shift down 0.5%	20,805	15,733

Insurance contract liabilities and investment contract liabilities
Estimated approximate effects on income before income taxes
Shift up 0.5%	28,722	23,165
Shift down 0.5%	(33,840)	(26,976)
Estimated approximate effects on shareholders’ equity
Shift up 0.5%	18,353	14,803
Shift down 0.5%	(21,624)	(17,238)

In relation to the sensitivity analysis of interest rate risk in the property and casualty business, no major fluctuations were observed during 2009 and 2008. In the life insurance business, the sensitivities both in the financial assets and insurance liabilities as of March 31, 2009 increased compared to those as of March 31, 2008 due to increases in the investment assets and insurance liabilities derived from the stable business growth of the business.

The sensitivity analysis for interest rate risk illustrates how changes in the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates at the balance sheet date.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

In relation to financial assets and derivative positions described in this note, management monitors the sensitivity of reported interest rate movements on a quarterly basis by assessing the expected changes in the different portfolios due to parallel movements in all yield curves.

5.3.2    Equity price risk

Fluctuations in equity prices have previously affected NIPPONKOA Group’s profitability and capital position and may continue to do so in the future. Equity price risk arises from investments in equity securities. The equity portfolio of NIPPONKOA Group is as follows:

Property and casualty insurance

	(Yen in millions)
	2009	2008
Assets—as of March 31,
Equity securities
At fair value through income
—Listed	—	—
—Unlisted	76,538	52,030
Available for sale
—Listed	486,353	817,069
—Unlisted	208,309	218,560

Total equity securities	771,200	1,087,659

Life insurance

	(Yen in millions)
	2009	2008
Assets—as of March 31,
Equity securities
At fair value through income
—Listed	—	—
—Unlisted	—	—
Available for sale
—Listed	4,842	6,542
—Unlisted	—	—

Total equity securities	4,842	6,542

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The following table shows information on specific market risk concentration for investments in equity securities. The balance of equity securities as of March 31, 2009 was decreased compared to that of March 31, 2008 due to the decline in market prices.

Property and casualty insurance

Market risk concentrations—shares

	(Yen in millions)
	2009	2008
As of March 31,
Financials	226,412	258,360
Chemicals	98,844	157,527
Wholesale and retail trade	50,513	79,051
Land Transportation	44,924	62,552
Electric Appliances	40,986	77,837
Transportation Equipments	39,451	61,797
Foods	32,080	40,594
Machinery	20,151	48,761
Marine Transportation	15,468	14,978
Electric Power & Gas	10,764	11,772
Services	8,660	12,976
Construction	7,775	8,566
Iron & Steel	7,560	15,708
Real Estate	6,809	15,538
Oil & Coal Products	6,177	8,023
Other Products	5,666	10,990
Pulp & Paper	5,144	5,956
Mining	4,056	6,483
Warehousing & Harbor Transportation Services	3,491	4,210
Textiles & Apparels	3,210	4,693
Information & Communication	1,839	2,243
Precision Instruments	1,280	2,270
Metal Products	1,179	1,580
Alternative investments	84,899	121,823
Others	43,862	53,371

Total	771,200	1,087,659

Alternative investments includes hedge funds, private equity funds and real estate funds amounting to ¥48,631 million, ¥11,345 million and ¥14,565 million, respectively as of March 31, 2009 (2008: ¥65,041 million, ¥11,514 million and ¥21,626 million, respectively).

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Life insurance

Market risk concentrations—shares

	(Yen in millions)
	2009	2008
As of March 31,
Transportation equipments	3,281	4,641
Precision instruments	1,544	1,872
Electric appliances	17	29

Total	4,842	6,542

The following table sets forth the closing price levels of the TOPIX, the major equity index in Japan at the end of the last five years ended March 31.

	(Yen )
	2009	2008	2007	2006	2005
TOPIX	773.66	1,212.96	1,713.61	1,728.16	1,182.18

NIPPONKOA Group’s equity risk is derived from NIPPONKOA’s investment. NIPPONKOA sets the investment limit mainly for equity considering the volatilities of equity prices and allocated capital to the equity investment, and carefully monitors the limit. In addition, NIPPONKOA periodically changes the limit to deal with changes in situation in the markets.

Sensitivity analysis—equity price risk

Management monitors movements of financial assets and equity market risk movements on a quarterly basis by assessing the expected changes in the different portfolios due to movements in the stock exchange index (i.e., TOPIX) with all other variables held constant and the entire NIPPONKOA Group’s equity portfolio in that particular index fluctuating proportionally. The equity securities reflected in this table are classified either at fair value through income or available for sale.

Property and casualty insurance

	Estimated approximate effects on total income	Estimated approximate effects on equity
2009
Equity increase 10%	7,654	44,878
Equity decrease 10%	(29,098)	(44,878)

2008
Equity increase 10%	5,203	64,301
Equity decrease 10%	(15,768)	(64,301)

Life insurance

	Estimated approximate effects on total income	Estimated approximate effects on equity
2009
Equity increase 10%	—	410
Equity decrease 10%	—	(410)

2008
Equity increase 10%	—	442
Equity decrease 10%	—	(442)

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

5.3.3    Currency exchange rate risk

NIPPONKOA Group conducts business transactions in foreign currencies such as the U.S. dollars and Euros. Foreign currency exposures exist for financial assets and liabilities that are denominated in foreign currencies and for insurance liabilities when policies are denominated in currencies other than the issuer’s functional currency. Currency risk in the investment portfolios are managed using currency derivatives such as cross currency swaps and forward exchange contracts. The currency translation risk was decreased as of March 31, 2009, compared to that of March 31, 2008, due to such hedging activities taken by NIPPONKOA Group.

The following table shows major currency portfolio of the property and casualty insurance segment.

	(Yen in millions)
As of March 31, 2009	JPY	USD	EUR	Other	Total
Assets
Debt securities	946,805	93,112	94,768	39,202	1,173,887
Equity securities	740,299	17,858	989	12,054	771,200
Loans	265,868	576	—	5,055	271,499
Derivative financial instruments, net	6,407	(3,364)	(7,145)	(1,408)	(5,510)

Total	1,959,379	108,182	88,612	54,903	2,211,076

Liabilities
Insurance contract liabilities	2,001,866	32,188	3,638	15,061	2,052,753

Total	2,001,866	32,188	3,638	15,061	2,052,753

	(Yen in millions)
As of March 31, 2008	JPY	USD	EUR	Other	Total
Assets
Debt securities	1,126,536	66,222	84,447	51,732	1,328,937
Equity securities	1,059,357	14,303	1,524	12,475	1,087,659
Loans	257,605	426	—	2,805	260,836
Derivative financial instruments, net	2,866	3,550	396	726	7,538

Total	2,446,364	84,501	86,367	67,738	2,684,970

Liabilities
Insurance contract liabilities	2,161,009	32,583	3,808	21,400	2,218,800

Total	2,161,009	32,583	3,808	21,400	2,218,800

NIPPONKOA Group’s life insurance business is not exposed to any foreign currency risk.

Closing rates As of March 31,	2009	2008	2007	2006	2005
USD	98.23	100.19	118.05	117.47	107.39
EUR	129.84	158.19	157.33	142.81	138.87

The estimated effects on total income and shareholders’ equity from movements in the exchange rates of NIPPONKOA Group’s non-yen currencies relative to the yen, included in the table below, are due to the translation of foreign currency exposures from monetary assets and liabilities denominated in foreign currencies.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Sensitivity analysis—currency risk

Movements of markets

	(Yen in millions)
As of March 31	2009	2008
Estimated effects on total income
Increase by 10% of non-yen currencies relative to the yen:
Financial assets	3,718	8,277
Insurance contract liabilities	—	—
Decrease by 10% of non-yen currencies relative to the yen:
Financial assets	(6,123)	(13,064)
Insurance contract liabilities	—	—

Estimated effects on equity
Increase by 10% of non-yen currencies relative to the yen:
Financial assets	5,518	8,525
Insurance contract liabilities	(3,252)	(3,693)
Decrease by 10% of non-yen currencies relative to the yen:
Financial assets	(5,518)	(8,525)
Insurance contract liabilities	3,252	3,693

5.4    Liquidity risk

Liquidity risk is inherent in NIPPONKOA Group’s business. If NIPPONKOA Group is required to pay significant amounts of cash in a short period, NIPPONKOA Group may have to sell its investments in order to generate cash. However, NIPPONKOA Group may have difficulty selling investments at market prices, in a timely manner, or both.

The maturity analysis below shows the remaining contractual maturities for major category of financial assets and liabilities. In respect of insurance liabilities, however, it is prepared based on expected cash flows estimated by NIPPONKOA Group. The maturity analysis of financial assets includes future cash flows of principal payments and interest income.

NIPPONKOA Group’s liquidity management is based on expected claims and benefit payments rather than on the contractual maturities. The projected cash benefit payments in the table below are based on management’s best estimate of the expected gross benefits and expenses, partially offset by the expected gross premiums, fees and charges relating to the existing business in force. If net contractual flows are negative for a period, equity securities can be sold to manage the liquidity.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Property and casualty insurance

Yen in millions, as of March 31, 2009 Carrying value and cash flows arising from:		Contractual cash flows (Undiscounted)
	Carrying amount	Total	Within 1 year	1-5 years	5-10 years	Over 10 years	Not Stated
Assets
Equity securities	771,200	771,200	—	—	—	—	771,200
Debt securities	1,173,887	1,318,532	184,182	593,240	317,632	223,478	—
Loans	271,499	289,688	86,062	154,850	26,286	16,058	6,432
Derivative financial instruments	8,165	22,618	1,050	6,021	7,428	8,119	—
Cash and cash equivalents	157,507	157,507	157,507	—	—	—	—

Total	2,382,258	2,559,545	428,801	754,111	351,346	247,655	777,632

		Expected/ contractual cash flows (Undiscounted)
	Carrying amount	Total	Within 1 year	1-5 years	5-10 years	Over 10 years	Not Stated
Liabilities
Insurance contract liabilities
Reserve for losses and directly related loss adjustment expenses	389,483	389,483	195,898	183,151	10,434	—	—
Refund reserves	896,198	1,028,199	192,103	444,261	197,452	194,383	—

Sub total	1,285,681	1,417,682	388,001	627,412	207,886	194,383	—

Payables for return of cash collateral on loaned securities	41,265	41,265	41,265	—	—	—	—
Derivative financial instruments	13,675	13,675	13,675	—	—	—	—
Trade and other payables	47,513	47,740	39,574	8,166	—	—	—
Borrowings	1,741	2,131	167	638	625	701	—
Capital lease obligations	404	410	285	125	—	—	—

Total	1,390,279	1,522,903	482,967	636,341	208,511	195,084	—

Net of assets and liabilities	991,979	1,036,642	(54,166)	117,770	142,835	52,571	777,632

		Contractual cash flows (Undiscounted)
	Carrying amount	Total	Within 1 year	1-5 years	5-10 years	Over 10 years	Not Stated
Off balance sheet items
Operating leases obligations	—	333	73	196	64	—	—
Other commitments	—	30,551	30,551	—	—	—	—

Total	—	30,884	30,624	196	64	—	—

Difference in expected cash flows		1,005,758	(278,375)	300,725	153,205	52,571	777,632

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Life insurance

Yen in millions, as of March 31, 2009 Carrying value and cash flows arising from:		Contractual cash flows (Undiscounted)
	Carrying amount	Total	Within 1 year	1-5 years	5-10 years	Over 10 years	Not Stated
Assets
Equity securities	4,842	4,842	—	—	—	—	4,842
Debt securities	349,780	514,834	9,292	35,690	98,575	371,277	—
Loans	47,697	47,698	35,178	—	—	—	12,520
Derivative financial instruments	—	—	—	—	—	—	—
Cash and cash equivalents	13,147	13,147	13,147	—	—	—	—

Total	415,466	580,521	57,617	35,690	98,575	371,277	17,362

		Expected/contractual cash flows (Undiscounted)
	Carrying Amount	Total	Within 1 year	1-5 years	5-10 years	Over 10 years	Not Stated
Liabilities
Insurance contract liabilities
Claim reserves for the life insurance	2,340	2,340	2,340	—	—	—	—
Reserve for future policy benefits for life insurance contracts	300,564	275,167	(18,579)	(52,135)	(10,616)	356,497	—

Sub total	302,904	277,507	(16,239)	(52,135)	(10,616)	356,497	—

Investment contract liabilities	61,248	78,602	(6,058)	(14,758)	26,180	73,238	—
Payables for return of cash collateral on loaned securities	33,171	33,171	33,171	—	—	—	—
Derivative financial instruments	—	—	—	—	—	—	—
Trade and other payables	846	846	846	—	—	—	—
Borrowings	—	—	—	—	—	—	—
Capital lease obligations	—	—	—	—	—	—	—

Total	398,169	390,126	11,720	(66,893)	15,564	429,735	—

Net of assets and liabilities	17,297	190,395	45,897	102,583	83,011	(58,458)	17,362

		Contractual cash flows (Undiscounted)
	Carrying Amount	Total	Within 1 year	1-5 years	5-10 years	Over 10 years	Not Stated
Off balance sheet items
Operating leases obligations	—	423	141	282	—	—	—
Other commitments	—	—	—	—	—	—	—

Total	—	423	141	282	—	—	—

Difference in expected cash flows		189,972	45,756	102,301	83,011	(58,458)	17,362

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Property and casualty insurance

Yen in millions, as of March 31, 2008 Carrying value and cash flows arising from:		Contractual cash flows (Undiscounted)
	Carrying amount	Total	Within 1 year	1-5 years	5-10 years	Over 10 years	Not Stated
Assets
Equity securities	1,087,659	1,087,659	—	—	—	—	1,087,659
Debt securities	1,328,937	1,460,879	305,241	597,309	378,028	180,301	—
Loans	260,836	274,368	86,734	135,316	29,519	15,944	6,855
Derivative financial instruments	8,134	20,380	965	5,130	6,223	8,062	—
Cash and cash equivalents	132,452	132,452	132,452	—	—	—	—

Total	2,818,018	2,975,738	525,392	737,755	413,770	204,307	1,094,514

		Expected/ contractual cash flows (Undiscounted)
	Carrying amount	Total	Within 1 year	1-5 years	5-10 years	Over 10 years	Not Stated
Liabilities
Insurance contract liabilities
Reserve for losses and directly related loss adjustment expenses	393,633	393,633	202,092	183,592	7,949	—	—
Refund reserves	1,012,003	1,154,494	225,950	492,437	222,847	213,260	—

Sub total	1,405,636	1,548,127	428,042	676,029	230,796	213,260	—

Payables for return of cash collateral on loaned securities	—	—	—	—	—	—	—
Derivative financial instruments	596	596	596	—	—	—	—
Trade and other payables	40,564	40,565	40,565	—	—	—	—
Borrowings	1,948	2,384	180	683	702	819	—
Capital lease obligations	641	664	332	332	—	—	—

Total	1,449,385	1,592,336	469,715	677,044	231,498	214,079	—

Net of assets and liabilities	1,368,633	1,383,402	55,677	60,711	182,272	(9,772)	1,094,514

		Contractual cash flows (Undiscounted)
	Carrying amount	Total	Within 1 year	1-5 years	5-10 Years	Over 10 years	Not Stated
Off balance sheet items
Operating leases obligations	—	518	109	269	140	—	—
Other commitments	—	26,996	26,996	—	—	—	—

Total	—	27,514	27,105	269	140	—	—

Difference in expected cash flows		1,355,888	(162,969)	244,034	190,081	(9,772)	1,094,514

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Life insurance

Yen in millions, as of March 31, 2008 Carrying value and cash flows arising from:		Contractual cash flows (Undiscounted)
	Carrying amount	Total	Within 1 year	1-5 years	5-10 Years	Over 10 years	Not Stated
Assets
Equity securities	6,542	6,542	—	—	—	—	6,542
Debt securities	317,650	514,807	9,292	35,690	98,575	371,250	—
Loans	11,560	13,403	883	—	—	—	12,520
Derivative financial instruments	—	—	—	—	—	—	—
Cash and cash equivalents	9,948	9,948	9,948	—	—	—	—

Total	345,700	544,700	20,123	35,690	98,575	371,250	19,062

		Expected/ contractual cash flows (Undiscounted)
	Carrying Amount	Total	Within 1 year	1-5 years	5-10 Years	Over 10 years	Not Stated
Liabilities
Insurance contract liabilities
Claim reserves for the life insurance	2,703	2,703	2,703	—	—	—	—
Reserve for future policy benefits for life insurance contracts	265,512	248,749	(16,291)	(44,904)	(6,103)	316,047	—

Sub total	268,215	251,452	(13,588)	(44,904)	(6,103)	316,047	—

Investment contract liabilities	52,338	70,451	(6,829)	(21,607)	22,498	76,389	—
Payables for return of cash collateral on loaned securities	—	—	—	—	—	—	—
Derivative financial instruments	—	—	—	—	—	—	—
Trade and other payables	825	825	825	—	—	—	—
Borrowings	—	—	—	—	—	—	—
Capital lease obligations	—	—	—	—	—	—	—

Total	321,378	322,728	(19,592)	(66,511)	16,395	392,436	—

Net of assets and liabilities	24,322	221,972	39,715	102,201	82,180	(21,186)	19,062

		Contractual cash flows (Undiscounted)
	Carrying Amount	Total	Within 1 year	1-5 years	5-10 Years	Over 10 years	Not Stated
Off balance sheet items
Operating leases obligations	—	—	—	—	—	—	—
Other commitments	—	—	—	—	—	—	—

Total	—	—	—	—	—	—	—

Difference in expected cash flows		221,972	39,715	102,201	82,180	(21,186)	19,062

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

5.5    Credit risk

Credit risk is the risk that a counterparty will be unable to pay amounts in full when due. NIPPONKOA Group is exposed to credit risks on its fixed-income portfolio, OTC derivatives and reinsurance contracts. Key areas where NIPPONKOA Group is exposed to credit risks are:

•	Investments in debt instruments;

•	Loans and receivables;

•	Reinsurers’ share of insurance liabilities;

•	Amounts due from reinsurers in respect of claims already paid;

•	Amounts due from insurance intermediaries; and

•	Counterparty risk with respect to derivative transactions.

NIPPONKOA Group has established and maintained internal credit rating for each major counterparty. The internal credit rating is designed to link the external rating such as S&P, Moody’s and Fitch. The following table shows the reconciliation between external rating and internal rating.

Internal rating	Moody’s	S&P	Fitch
1	Aaa	AAA	—
2	Aa	AA	AAA•AA
3	A	A	A
4	Baa	BBB	BBB
5	Ba	BB	BB
6	B1	B	B+
7	B2•B3	B-	B•B-
8	Caa	CCC•CC	CCC~C
9	Ca	C	DDD•DD
10	C	D	D

Credit limits

NIPPONKOA Group structures the levels of credit risks it accepts by placing limits on its exposure to a single counterparty or groups of counterparties. Such risks are subject to annual or periodic reviews. Limits on the level of credit risk by category and territory are reported quarterly to the Board of Directors. The following table shows counterparty exposure limits as of March 31, 2009, represented by the external rating.

	(Yen in millions)
Closing rates As of March 31 Internal rating	Property/ Casualty	Life
1	80,000	13,000
2	70,000	10,000
3	60,000	8,000
4	50,000	5,000
5	25,000	2,000
6	10,000	600
7	7,000	400
8	3,000	0
9	0	0
10	0	0

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Reinsurance is used to manage insurance risk. This does not, however, discharge NIPPONKOA Group’s liability as primary insurer. If a reinsurer fails to pay a claim for any reason, NIPPONKOA Group remains liable for the payment to the policyholder. The creditworthiness of reinsurers is considered on an annual basis by reviewing their financial strength prior to finalization of any contract.

Maximum exposure to credit risk

The following table shows NIPPONKOA Group’s maximum gross credit exposure from investments (credit protection not taken into account) in financial assets, as well as derivatives and reinsurance assets.

	(Yen in millions)
As of March 31,	2009	2008
Cash and cash equivalents	170,654	142,400
Debt securities	1,523,667	1,646,587
Loans	319,196	272,396
Receivables including insurance receivables	107,097	113,800
Derivative financial instruments	8,165	8,134
Other assets	52,570	54,051

Total assets bearing credit risk	2,181,349	2,237,368

The table below provides the comparison analysis of assets above based on the internal rating.

(Yen in millions) As of March 31, 2009	1	2	3	4	5 or lower	Assets not rated	Total
Cash and cash equivalents	28,139	75,859	41,801	7,745	3,007	14,103	170,654
Debts securities	1,215,373	168,875	119,261	16,318	3,020	820	1,523,667
Loans	6,717	5,823	97,124	101,552	33,102	74,878	319,196
Receivables including insurance receivables	31	336	14,194	60	—	92,476	107,097
Derivative financial instruments, net	—	4,905	1,403	515	—	1,342	8,165
Other assets	—	—	—	—	—	52,570	52,570

Total	1,250,260	255,798	273,783	126,190	39,129	236,189	2,181,349

(Yen in millions) As of March 31, 2008	1	2	3	4	5 or lower	Assets not rated	Total
Cash and cash equivalents	39,467	44,616	32,891	12,069	2,169	11,188	142,400
Debts securities	1,293,353	188,470	146,901	16,623	677	563	1,646,587
Loans	7,576	3,856	78,781	57,779	80,609	43,795	272,396
Receivables including insurance receivables	28	529	14,017	8	—	99,218	113,800
Derivative financial instruments, net	—	891	5,728	1,268	—	247	8,134
Other assets	—	—	—	—	—	54,051	54,051

Total	1,340,424	238,362	278,318	87,747	83,455	209,062	2,237,368

NIPPONKOA Group monitors unrated receivables including insurance receivables by ensuring periodic and continuous settlements with the debtors. Analysis is performed for the outstanding balances of insurance receivables to assess the potential uncollectible balance and to estimate and provide for the appropriate allowance.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Unrated cash and cash equivalents includes deposits with financial institutions that will be covered by the deposit insurance system in Japan.

Unrated loans are mainly comprised of:

•	Loans to contract holders that will be covered by the surrender value.

•

Loans to major Japanese financial institutions that are not monitored by internal credit rating because these are originally included in investment trusts consolidated by NIPPONKOA and generally with low credit risk.

The main component of unrated other assets is deposit with JER, which is not subject to any rating. See Note 2.16(a) (iii) for the explanation of JER.

Concentration risk

The following table shows industrial portfolio of debt securities and loans. The concentration of credit risk is substantially unchanged compared to the prior year.

	Domestic exposures			Foreign exposures			Total
(Yen in millions) As of March 31, 2009	Debt securities	Loans	Subtotal	Debt securities	Loans	Subtotal	Debt securities	Loans	Total
Sovereign	779,505	—	779,505	207,193	511	207,704	986,698	511	987,209
Local government	209,165	5,980	215,145	17,377	—	17,377	226,542	5,980	232,522
Corporate
Electric Power & Gas	61,317	1,092	62,409	—	—	—	61,317	1,092	62,409
Financials	45,144	143,090	188,234	35,968	1,726	37,694	81,112	144,816	225,928
Land Transportation	19,813	1,355	21,168	—	—	—	19,813	1,355	21,168
Electric Appliances	16,425	—	16,425	—	—	—	16,425	—	16,425
Wholesale and retail trade	13,492	3,646	17,138	—	—	—	13,492	3,646	17,138
Information & Communication	13,370	—	13,370	—	—	—	13,370	—	13,370
Transportation Equipments	12,373	3,414	15,787	—	—	—	12,373	3,414	15,787
Chemicals	11,448	—	11,448	—	—	—	11,448	—	11,448
Others	40,906	44,500	85,406	—	—	—	40,906	44,500	85,406
Individual	—	112,383	112,383	—	—	—	—	112,383	112,383
Others	40,171	1,499	41,670	—	—	—	40,171	1,499	41,670

Total	1,263,129	316,959	1,580,088	260,538	2,237	262,775	1,523,667	319,196	1,842,863

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

	Domestic exposures			Foreign exposures			Total
(Yen in millions) As of March 31, 2008	Debt securities	Loans	Subtotal	Debt securities	Loans	Subtotal	Debt securities	Loans	Total
Sovereign	871,793	—	871,793	182,744	185	182,929	1,054,537	185	1,054,722
Local government	189,177	6,752	195,929	14,372	—	14,372	203,549	6,752	210,301
Corporate
Electric Power & Gas	62,020	1,110	63,130	—	—	—	62,020	1,110	63,130
Financials	63,919	130,190	194,109	51,197	1,475	52,672	115,116	131,665	246,781
Land Transportation	24,014	1,564	25,578	—	—	—	24,014	1,564	25,578
Electric Appliances	15,687	—	15,687	—	—	—	15,687	—	15,687
Wholesale and retail trade	18,315	3,529	21,844	—	—	—	18,315	3,529	21,844
Information & Communication	12,182	—	12,182	—	—	—	12,182	—	12,182
Transportation Equipments	14,046	825	14,871	—	—	—	14,046	825	14,871
Chemicals	12,037	72	12,109	—	—	—	12,037	72	12,109
Others	56,772	11,441	68,213	—	—	—	56,772	11,441	68,213
Individual	—	113,936	113,936	—	—	—	—	113,936	113,936
Others	58,312	1,317	59,629	—	—	—	58,312	1,317	59,629

Total	1,398,274	270,736	1,669,010	248,313	1,660	249,973	1,646,587	272,396	1,918,983

Collateral held as security

NIPPONKOA Group strictly evaluates creditworthiness of borrowers in accordance with NIPPONKOA group’s policy. Collateral or other security is obtained only if creditworthiness of the counterparty on these instruments such as property and securities has deteriorated significantly.

Credit concentration risk

NIPPONKOA Group limits the credit risk of its debt securities by setting high standards on the creditworthiness of the issuers and by setting guidelines to manage exposure by country.

Impairment of financial assets

The following table provides information regarding the carrying value of financial assets that have been impaired.

Impaired financial assets

	2009			2008
Yen in millions, as of March 31,	Gross amount	Allowance for impairment	Carrying amount	Gross amount	Allowance for impairment	Carrying amount
Equity securities	202,220	95,586	106,634	97,373	41,307	56,066
Debt securities	11,560	7,527	4,033	3,999	2,897	1,102
Loans	2,751	359	2,392	3,334	398	2,936
Receivables including reinsurance receivables	395	395	—	128	128	—
Other assets	1,965	1,255	710	2,061	1,319	742

Total	218,891	105,122	113,769	106,895	46,049	60,846

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

NIPPONKOA Group maintains certain collateral that can be applied to potential losses arising from impaired assets. The collateral mainly consists of property and the fair value of the collateral amounted to ¥1,353 million and ¥1,670 million as of March 31, 2009 and 2008, respectively.

Past due but not impaired financial assets

	(Yen in millions)
As of March 31,	2009	2008
Financial assets less than 6 months past due	13	70
Financial assets 6 months or more but less than 1 year past due	—	—
Financial assets 1 year or more past due	32	132

Total financial assets past due but not impaired	45	202

Past due but not impaired financial assets including insurance receivables are those for which contractual payments are past due but NIPPONKOA Group believes that impairment is not appropriate on the basis of the stage of collection or the nature of overdue amounts owed to NIPPONKOA Group.

5.6    Capital management

As an insurance company group, NIPPONKOA Group needs to maintain reserves for paying claims when insured events occur and for the payout of funds at maturity for savings type insurance policies. It is also necessary for NIPPONKOA Group to maintain sufficient capital to cover payments in the event of either a major disaster or an unexpected event, such as a major decline in the fair value of assets owned by NIPPONKOA Group.

NIPPONKOA Group’s objectives when managing capital are: to comply with the insurance capital requirement that the regulators of the insurance markets where NIPPONKOA Group operates require; and to safeguard NIPPONKOA Group’s ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders.

Each company in NIPPONKOA Group manages its own capital required to meet local regulatory requirements, subject to approval of the Board of Directors of NIPPONKOA. All companies that are subject to local insurance capital requirements in the countries in which they operate were in compliance with the local minimum requirements as of March 31, 2009.

NIPPONKOA Group’s two major operating companies, NIPPONKOA and Nipponkoa Life Insurance Co., Ltd., the main operating subsidiary of the life insurance business, which in total represent approximately 4.2% of total Group’s equity as of March 31, 2009, are subject to insurance business regulations imposed by the Insurance Business Law in Japan and subject to monitoring by the FSA. The Insurance Business Law and FSA use a solvency margin ratio as one of the main indicators of an insurance company’s ability to pay claims in the event of risk exceeding normal expectations. The solvency margin ratio is the solvency margin as a percentage of total risk exceeding normal expectations. The method of calculation of the ratio is defined by insurance business regulations in Japan. The solvency margin mainly includes such portion of insurance liabilities that represents reserves for equalization or contingency under Japan GAAP as well as capital and other shareholders’ equity under Japan GAAP. The risk calculation incorporates such risks as insurance risk, interest rate risk, investment risk, operational risk and catastrophic risk that may arise in situations exceeding normal expectations. These ratios are calculated on a stand-alone legal entity basis, including overseas branch operations.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

In the event that the solvency margin ratio falls below a fixed level, the FSA may require the insurance company to submit a plan for management reform. According to the current regulations, a solvency margin ratio of 200% is the minimum to be maintained by insurance companies. NIPPONKOA Group views the solvency margin ratio as one of the most important indicators and also works to reinforce its capital by making ongoing efforts.

The solvency margin ratios as of March 31, 2009 and 2008 as shown in the following table indicate that NIPPONKOA and Nipponkoa Life Insurance Co., Ltd. had sufficient capital under insurance business regulations in Japan and are in stable financial position.

Solvency margin ratio

(Nipponkoa Insurance Co, Ltd.)

		(Yen in millions)
As of March 31,		2009	2008
Solvency margin	(A)
Share capital for solvency margin		242,517	245,031
Reserve for price fluctuations		2,581	20,660
Contingency reserve		13	16
Catastrophe reserve		278,051	270,452
Bad debt reserve		79	109
90% of unrealized gain on available for sale securities (before tax)		131,328	396,091
85% of net unrealized gains on land		21,105	25,871
Deduction items		13,573	16,343
Other		75,238	73,216
Solvency margin total amount		737,341	1,015,107
Risks	(B)
Property and casualty insurance risks		41,627	42,242
Third sector insurance risks		1	1
Interest rate risks		3,234	3,382
Asset management risks		76,827	105,906
Business management risks		4,678	5,069
Catastrophe risks		112,227	101,924
Risk amount		207,144	224,163
Solvency margin ratio		711.9%	905.6%

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Solvency margin ratio

(Nipponkoa Life Insurance Co, Ltd.)

		(Yen in millions)
As of March 31,		2009	2008
Solvency margin	(A)
Share capital for solvency margin		21,012	21,631
Reserve for price fluctuations		461	387
Contingency reserve		4,504	4,190
90% of unrealized gain on available for sale securities (before tax)		3,115	7,559
Other(*)		29,855	24,814
Solvency margin total amount		58,947	58,581
Risks	(B)
Life insurance risks	R1	2,769	2,673
Third sector insurance risks	R8	794	639
Interest rate risks	R2	209	203
Asset management risks	R3	1,366	1,877
Business management risks	R4	102	107
Risk amount		3,999	4,020
Solvency margin ratio		2,947.5%	2,914.3%

Note

Solvency margin ratio is calculated based on the Japan GAAP financial statements.

(*)	Other includes the reserve for insurance contracts provided in accordance with a methodology filed to a regulator in Japan. See Note 21.1 (b) (i) for further explanation of the reserve.

The solvency margin ratio of NIPPONKOA (Nipponkoa Insurance Co., Ltd.) decreased in 2009 mainly due to the decline in fair values of financial instruments, especially for equity investments, resulted from the world-wide financial market turmoil. The solvency margin ratio of Nipponkoa Life Insurance Co., Ltd. was stable for the two year periods ended March 31, 2009 because Nipponkoa Life Insurance Co., Ltd. had mainly invested in Japanese government bonds.

6	Segment information

NIPPONKOA Group has early adopted IFRS 8, “Operating segment” for the year ended March 31, 2009 in advance of its effective date, as permitted by the standard. NIPPONKOA Group has prepared the information for the year ended March 31, 2008 in the same manner. IFRS 8 requires operating segments to be determined based on NIPPONKOA Group’s internal reporting to the CODM which is used to allocate resources to the segments and to assess performance. The Board of Directors is determined to be the CODM of NIPPONKOA Group.

NIPPONKOA Group has determined the operating segments based on the reports reviewed by the Board of Directors in making their strategic decisions. All operating segments used by management meet the definition of a reportable segment under IFRS 8.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

NIPPONKOA Group has two operating segments. These segments distribute their products through various forms of agencies, and direct marketing programs. Management identifies its reportable operating segments by product line consistent with the reports used by the Board of Directors. These segments and their respective operations are as follows:

•

Property and Casualty: the protection of customers’ assets (particularly their properties, both for personal and commercial business) or indemnification of other parties that have suffered damages as a result of customer accidents. All contracts in this segment are over a short contractual term. Profit in this segment is derived primarily from insurance premiums, claim payments, investment income, net realized gains or losses on financial assets, and net fair value gains or losses on financial assets at fair value through income.

•

Life: the protection of NIPPONKOA Group’s customers against the risk of premature death, disability, critical illness and other accidents. All contracts in this segment offer fixed and guaranteed benefits over the contractual term. Profit from this segment is derived primarily from insurance premium, benefit expenses, investment income, net realized gains or losses on financial assets and net fair value gains or losses on financial assets at fair value through income. This segment also provides savings type products domestically for customers’ long- and short-term investment needs.

Any transactions between the business segments are based on normal commercial terms and market conditions. The business segment information, set forth below, is based on the financial information prepared in accordance with Japanese GAAP as adjusted in accordance with internal management accounting rules and practices. Accordingly, the format and information is not consistent with the consolidated financial statements prepared on the basis of IFRS.

Management measures the performance of each of the operating segments primarily in terms of profit which consists of “insurance residual profit,” change in reserve for insurance and investment contracts (net), net investment income/(loss), and other income/(loss), in accordance with internal managerial accounting rules and Japanese practices. Insurance residual profit is used as a measure of the profitability of insurance operations in Japan, and is defined as net insurance premium revenue less insurance benefit and general and administrative expenses.

Therefore, it is required to reconcile the financial information regularly reviewed by the Board of Directors to the results as prepared under IFRS included in these financial statements.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The segment information provided to the Board of Directors for the reportable segments for the year ended March 31, 2009 and 2008 is as follows:

Yen in millions, for the year ended March 31, 2009	Property/ Casualty		Life	Eliminations	Total
Total revenue	706,352	(*1)	65,260	(23)	771,589

Claims and insurance benefits (net)	(731,400	)(*2)	(18,579)	299	(749,680)
Operating expenses	(129,658)		(11,898)	729	(140,827)

Insurance residual profit	(154,706)		34,783	1,005	(118,918)

Change in reserves for insurance and investment contracts (net)	127,731		(44,911)	—	82,820

Underwriting profit	(26,975)		(10,128)	1,005	(36,098)

Investment income/(loss)	20,410		9,439	2,525	32,374
Other income/(loss)	1,391		(127)	(583)	681

Reportable segment profit/(loss)	(5,174)		(816)	2,947	(3,043)

Total assets	2,704,169		429,022	(43,667)	3,089,524

Yen in millions, for the year ended March 31, 2008	Property/ Casualty		Life	Eliminations	Total
Total revenue	765,406	(*1)	65,081	(42)	830,445

Claims and insurance benefits	(758,821	)(*2)	(17,989)	333	(776,477)
Operating expenses	(135,365)		(10,391)	694	(145,062)

Insurance residual profit	(128,780)		36,701	985	(91,094)

Change in reserves for insurance and investment contracts	78,398		(44,346)	—	34,052

Underwriting profit	(50,382)		(7,645)	985	(57,042)

Investment income/(loss)	63,734		7,899	2,844	74,477
Other income/(loss)	932		(127)	(499)	306

Reportable segment profit/(loss)	14,284		127	3,330	17,741

Total assets	3,015,027		355,015	(46,852)	3,323,190

(*1)	“Total revenue” of property and casualty insurance includes net premiums written amounting to ¥663,888 million (2008: ¥698,685 million).
(*2)	“Claims and insurance benefits (net)” of property and casualty insurance includes net claims paid amounting to ¥406,234 million (2008: ¥419,969 million).

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Information on major lines of property and casualty insurance is as follows:

Yen in millions, 2009	Direct premiums written	Net premiums Written	Net Claims paid
Fire and allied lines	147,093	96,063	42,054
Marine	19,746	17,786	7,308
Personal accident	63,771	52,918	32,397
Automobile	339,259	333,734	203,299
Compulsory automobile	82,384	81,099	73,767
Others	88,614	82,288	47,409

Total	740,867	663,888	406,234

Yen in millions, 2008	Direct premiums written	Net premiums Written	Net Claims paid
Fire and allied lines	146,902	96,104	42,950
Marine	23,320	20,853	8,542
Personal accident	89,067	56,374	31,246
Automobile	344,640	338,620	211,738
Compulsory automobile	99,471	102,986	75,208
Others	89,177	83,748	50,285

Total	792,577	698,685	419,969

The following table shows the reconciliations of reportable segment revenues, profit or loss, assets and other material items.

	(Yen in millions)
	2009	2008
Revenue for reportable segments	771,612	830,487
Elimination	(23)	(42)
Adjustments	52,046	26,261

Net insurance premium revenue	823,635	856,706

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

	(Yen in millions)
	2009	2008
Reportable segment profit/(loss)	(5,990)	14,411
Elimination:
Inter-segment trades	2,947	3,330
Other profit or loss under JGAAP:
Impairment loss on non-financial assets	(489)	(530)
Settlement losses on retirement benefit plans	—	(1,085)
Provision for price fluctuation reserves	18,002	(2,690)
Others, net	(163)	(43)
Adjustments from Japan GAAP to IFRS(*1)
Scope of consolidation	30	(549)
Insurance and investment contracts with DPF	20,770	10,008
Impairment of investment securities	(20,022)	(11,450)
Available-for-sale debt securities in foreign currency	(28,786)	(15,745)
Embedded derivatives and fair value option	(2,014)	(2,156)
Foreign operations	1,614	2,486
Investment property	(4,379)	365
Reserve for price fluctuation	(18,002)	2,690
Others, net	(3,817)	5,150

Income before income taxes	(40,299)	4,192

	(Yen in millions)
	2009	2008
Total assets for reportable segments	3,133,191	3,370,042
Elimination:
Inter-segment trades	(43,667)	(46,852)
Adjustments:
Gross presentation of reinsurance contracts	188,654	205,923
Unquoted equity securities classified as available-for-sale	48,227	66,044
Property and equipment and investment property	33,548	42,420
Others, net	(82,657)	37,282

Total assets	3,277,296	3,674,859

Yen in millions, for the year ended March 31, 2009	Property/ Casualty	Life	Eliminations	Subtotal	Adjustments	Total
Reportable segment profit/(loss) includes:
Depreciation and amortization	6,821	89	—	6,910	396	7,306
Interest income	34,349	6,895	(9)	41,235	(295)	40,940
Interest expense	137	127	(13)	251	13	264
Share of profit/(loss) of associates	—	—	—	—	(259)	(259)

Total assets include:
Investments in associates	—	—	—	—	2,780	2,780
Additions to non-current assets	8,637	111	—	8,748	73	8,821

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Yen in millions, for the year ended March 31, 2008	Property/ Casualty	Life	Eliminations	Subtotal	Adjustments	Total
Reportable segment profit/(loss) includes:
Depreciation and amortization	6,775	83	—	6,858	806	7,664
Interest income	36,625	5,902	(21)	42,506	232	42,738
Interest expense	72	123	(30)	165	28	193
Share of profit/(loss) of associates	—	—	—	—	148	148

Total assets include:
Investments in associates	—	—	—	—	3,335	3,335
Additions to non-current assets	8,890	45	—	8,935	(362)	8,573

(*1)	The adjustments columns above include the adjustments required to reconcile from Japan GAAP to IFRS.

NIPPONKOA is domiciled in Japan. The results of its revenue from external customers are as follows:

	(Yen in millions)
	2009	2008
Japan	931,788	973,447
US	5,777	6,467
Other	4,787	5,157

	942,352	985,071

Revenues are allocated based on the country in which the insurance contracts are issued.

There are no single external customers whose transactions are equal to or more than 10% of NIPPONKOA Group revenue.

The total of non-current assets, other than financial instruments, deferred tax assets, post-employment benefits and risks arising under insurance contracts are all allocated as follows:

	(Yen in millions)
	2009	2008
Japan	168,549	179,794
US	49	68
Other	678	903

	169,276	180,765

7	Cash and cash equivalents

The details of cash and cash equivalents as of March 31, 2009 and 2008 are as follows:

	(Yen in millions)
As of March 31	2009	2008
Cash at bank and in hand	93,617	84,403
Call loans(*)	16,043	46,000
Commercial paper	30,998	6,000
Securities purchased under resale agreement	29,996	5,997

	170,654	142,400

(*)	Call loans represent short-term money market loans dealt among financial institutions in Japanese inter-bank market.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

8	Derivative financial instruments

NIPPONKOA Group transacts with various derivatives such as forward foreign exchange contracts, currency option contracts, currency swaps, interest rate swaps, bond futures, bond options, stock index futures, individual stock options, credit derivatives, weather derivatives and earthquake derivatives.

NIPPONKOA Group utilizes derivative financial instruments in its normal course of business (a) to manage interest rate risk, (b) to manage foreign exchange risk and (c) for other purposes. Although certain derivatives economically hedge NIPPONKOA’s risk exposure, they do not qualify for hedge accounting under IAS 39. All derivatives are recognized on the consolidated balance sheets at fair value as “Derivative financial instruments”, with the changes in fair value recognized currently in earnings as “Net fair value gains/(losses) on assets at fair value through income”.

The following table shows the summary of movements in derivative financial instruments.

	2009			2008
(Yen in millions) As of March 31	Contract/ notional amount	Fair value asset	Fair value liability	Contract/ notional amount	Fair value asset	Fair value liability
Interest rate contracts:
OTC swaps	98,500	5,892	(1)	210,500	3,200	(371)
Foreign exchange contracts:
OTC forwards	192,816	1,345	(13,212)	125,179	4,911	(171)
OTC swaps	—	—	—	—	—	—
Credit contracts:
OTC swaps	10,438	928	(450)	13,000	23	(49)
Others:
OTC earthquake	260	—	(12)	180	—	(5)

Total	302,014	8,165	(13,675)	348,859	8,134	(596)

9	Equity securities and debt securities

NIPPONKOA Group’s investment securities by category are summarized in the table below.

	(Yen in millions)
As of March 31	2009	2008
Equity securities:
Fair value through income	76,538	52,030
Available for sale	655,208	995,104

Subtotal	731,746	1,047,134

Debt securities:
Fair value through income	23,166	27,912
Available for sale	1,259,503	1,439,306
Held to maturity	240,998	179,369

Subtotal	1,523,667	1,646,587

Total investment securities	2,255,413	2,693,721

Debt securities due in one year or less amounted to ¥210,298 million (2008: ¥297,766 million), and the remaining assets are due more than one year.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(1) The fair values of the financial assets at fair value through income are as follows:

	(Yen in millions)
As of March 31	2009	2008
Financial assets at fair value through income
Held for trading
Equity securities
—Listed	—	—
—Unlisted	20,448	24,547
Debt securities
—Sovereign and local government	1,520	—
—Corporate	—	—

Designated as fair value through income
Equity securities
—Listed	—	—
—Unlisted	56,088	27,483
Debt securities
—Sovereign and local government	13,641	17,339
—Corporate	8,007	10,573

Total financial assets at fair value through income	99,704	79,942

(2) Components and movements of the available-for-sale financial assets are as follows:

	(Yen in millions)
Components of the available-for-sale financial assets As of March 31	2009	2008
Available-for-sale financial assets
Equity securities
—Listed	491,195	823,611
—Unlisted	164,013	171,492

Debt securities
—Sovereign and local government	947,315	1,052,373
—Corporate	312,188	386,933

Total available-for-sale financial assets	1,914,711	2,434,409

	(Yen in millions)
Movements of the available-for-sale equity securities	2009	2008
At beginning of year	995,104	1,294,211
Exchange differences	—	—
Additions	28,114	44,868
Disposals	(69,919)	(45,722)
Unrealized gains and losses on available-for-sale securities	(243,809)	(278,599)
Impairment losses	(54,282)	(19,654)

At end of year	655,208	995,104

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

	(Yen in millions)
Movements of the available-for-sale debt securities	2009	2008
At beginning of year	1,439,306	1,499,518
Exchange differences	(30,881)	(17,519)
Additions	555,629	815,939
Disposals (sales and redemptions)	(701,807)	(883,212)
Amortization	(1,371)	(1,519)
Unrealized gains and losses on available-for-sale securities	3,274	26,099
Impairment losses	(4,647)	0

At end of year	1,259,503	1,439,306

(3) Components and movements of the held-to-maturity financial assets are as follows:

	(Yen in millions)
Components of the held-to-maturity financial assets As of March 31	2009	2008
Held-to-maturity financial assets, at amortized cost
Debt securities
—Sovereign and local government	238,898	178,369
—Corporate	2,100	1,000
Provision for impairment	—	—

Total held-to-maturity financial assets	240,998	179,369

	(Yen in millions)
Movements of the held-to-maturity debt securities	2009	2008
At beginning of year	179,369	152,845
Exchange differences	(110)	(26)
Additions	61,686	26,494
Redemptions	—	—
Amortization	53	56
Impairment losses	—	—

At end of year	240,998	179,369

As of March 31, 2009 and 2008, there are no held-to-maturity assets that were overdue but not impaired.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

10	Loans and receivables including insurance receivables

The following table shows loans and receivables as of March 31, 2009 and 2008.

	(Yen in millions)
As of March 31	2009	2008
Loans
—Due from corporate customers	132,261	114,146
—Due from retail customers	91,174	93,933
—Due from contract holders	18,919	17,495
—Due from financial institutions	77,044	47,077
—Loans to related parties	300	200
—Less provision for impairment of loans	(503)	(455)
Receivables
—Due from agency, co-insurers	31,051	32,646
—Reinsurance recoverable on paid losses	35,827	37,808
—Due from contract holders	359	324
—Accounts receivable	28,993	29,134
—Other	11,426	14,198
—Less provision for impairment of receivables	(558)	(310)

Total loans and receivables	426,293	386,196

Due in one year or less	229,242	199,083

Due more than one year	197,051	187,113

As of March 31, 2009 and 2008, NIPPONKOA Group has assessed all overdue loans and receivables and set up the required provision, if necessary. NIPPONKOA Group recognized a loss of ¥412 million (2008: a gain of ¥303 million) for impairment of its loans and receivables for the year ended March 31, 2009. The loss/ (gain) has been included in “Net realized gains/ (losses) on financial assets” in the consolidated income statement.

11	Reinsurance assets

The reinsurance assets as of March 31 are comprised of:

	(Yen in millions)
As of March 31	2009	2008
Unearned premiums and future policy benefit	86,870	101,991
Reserve for losses and directly related loss adjustment expenses, and claim reserves	101,784	103,932

Total	188,654	205,923

See Note 21.1 for the reconciliation of reinsurance assets.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

12	Investments in associates

The following table shows the summary of movements in investments in associates.

	(Yen in millions)
Year ended March 31	2009	2008
Balance at beginning of year	3,335	3,286
Addition	—	26
Share of profit	(259)	148
Dividends received	(47)	(52)
Exchange differences	(240)	(69)
Other equity movements	(9)	(4)

Balance at end of year	2,780	3,335

NIPPONKOA Group’s major investments in its principal associates as of March 31, 2009, all of which are unlisted, are as follows:

	(Yen in millions)
Company	Country of incorporation	Assets	Liabilities	Revenues	Profit/ (loss)	Proportion held
Japan star fund	Cayman	9,134	22	24	(1,931)	21%
PT Asuransi Permata Nipponkoa Indonesia	Indonesia	1,695	623	1,622	203	49%
NK Insurance Service Co., Ltd.	Japan	31	1	31	(20)	49%
Joyo Insurance Service Co., Ltd.	Japan	994	345	1,003	26	26%

In addition to these investments, NIPPONKOA Group has applied the equity method to certain investments whose interests are less than 20% reflecting NIPPONKOA Group’s significant influence over these entities arising from representation on the Board of Directors and transactions with the associates.

13	Investment property

The following table shows the summary of movements in investment properties as of March 31, 2009 and 2008.

	(Yen in millions)
	2009	2008
Beginning net book value	28,230	26,530
Additions and capital improvements	63	261
Disposal	(641)	(828)
Transfers, net	389	1,902
Fair value gains/(losses)	(4,360)	365

Closing net book value	23,681	28,230

NIPPONKOA Group determines the fair value of investment property at each balance sheet date. The determination of fair value requires NIPPONKOA Group’s judgment. In making this judgment, NIPPONKOA Group considers independent appraisers’ valuation. The valuation was performed by independent appraisers who hold a recognized and relevant professional qualification and have recent experience in the locations and categories of the investment property being valued as of March 31, 2009 and 2008 on the basis of determining the open market value of the investment property. The open market value of all properties is determined using recent market prices.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Investment property is comprised of a number of commercial properties that are leased to third parties. Each of the leases does not contain a non-cancellable period. Subsequent renewals are negotiated with the lessee. No contingent rents are charged.

There is rental income arising from the land and buildings owned by NIPPONKOA Group, which amounted to ¥1,635 million for the year ended March 31, 2009 (2008: ¥1,724 million). Rental income is included in “Investment income”. In the consolidated income statement, “Operating and administrative expenses” include ¥104 million for the year ended March 31, 2009 (2008: ¥120 million) relating to the investment property.

14	Property and equipment

The following table shows the summary of movement in property and equipment for the years ended March 31, 2009 and 2008.

	(Yen in millions)
	Land and buildings	Equipment and others	Construction in progress	Total
As of April 1, 2007
Cost	135,095	46,488	6	181,589
Accumulated depreciation	—	(35,571)	—	(35,571)

Net book value	135,095	10,917	6	146,018

Year ended March 31, 2008
Exchange differences	—	(8)	—	(8)
Additions	1,361	3,808	2,896	8,065
Transfer from investment property	31	—	—	31
Disposals	(551)	(716)	(2)	(1,269)
Transfer to investment property	(1,866)	—	—	(1,866)
Impairment	(383)	—	—	(383)

Depreciation charge	(1,987)	(3,384)	—	(5,371)

Closing net book value	131,700	10,617	2,900	145,217

As of April 1, 2008
Cost	134,051	40,183	2,900	177,134
Accumulated depreciation	(2,351)	(29,566)	—	(31,917)

Net book value	131,700	10,617	2,900	145,217

Year ended March 31, 2009
Exchange differences	—	(75)	—	(75)
Additions	2,220	2,409	2,718	7,347
Transfer from investment property	80	—	—	80
Disposals	(26)	(463)	(1)	(490)
Transfer to investment property	(557)	—	—	(557)
Impairment	(6,790)	—	—	(6,790)
Depreciation charge	(1,831)	(3,425)	—	(5,256)

Closing net book value	124,796	9,063	5,617	139,476

As of March 31, 2009
Cost	135,661	38,737	5,617	180,015
Accumulated depreciation	(10,865)	(29,674)	—	(40,539)

Net book value	124,796	9,063	5,617	139,476

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

As described in Note 3 above, NIPPONKOA Group elected to include fair value as deemed cost for all own-use land and buildings and measured their fair value at April 1, 2007. Depreciation expense of ¥5,256 million (2008: ¥5,371 million) has been charged in “Operating and administrative expenses” and “Loss adjustment expenses”.

NIPPONKOA Group performs an impairment assessment of land (that has an indefinite useful life) at each balance sheet date. Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. As of March 31, 2008 and 2009, NIPPONKOA Group performed an impairment assessment for certain land and buildings since NIPPONKOA Group determined that current Japanese property market trends indicated that the carrying amount of certain land and buildings might not be recoverable. NIPPONKOA Group has estimated the recoverable amount of each set of land and buildings evaluated for impairment and comparison with the carrying amount. As a result, NIPPONKOA Group recognized an impairment loss amounting to ¥6,790 million for the year ended March 31, 2009 (2008: ¥383 million). Impairment losses resulted from land and buildings used in “Property and Casualty” segment.

15	Intangible assets

The details of the intangible assets as of March 31, 2009 and 2008 are as follows:

	(Yen in millions)
As of March 31	2009	2008
Software	3,339	3,983

The following table shows the summary of movements in the software that NIPPONKOA Group holds for the years ended March 31, 2009 and 2008.

	(Yen in millions)
Year ended March 31	2009	2008
Balance at beginning of year
Cost	12,800	12,580
Accumulated amortization	(8,817)	(6,524)

Net book value	3,983	6,056

Year ended March 31
Beginning net book value	3,983	6,056
Exchange differences	(5)	—
Additions	1,411	220
Disposal	—	—
Amortization charge (Note 34)	(2,050)	(2,293)

Closing net book value	3,339	3,983

Balance at end of year
Cost	14,171	12,800
Accumulated amortization	(10,832)	(8,817)

Net book value	3,339	3,983

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

16	Income taxes

Total income taxes for the years ended March 31, 2009 and 2008 are allocated as follows:

	(Yen in millions)
	2009	2008
Income before income taxes
Current income taxes	8,604	9,337
Deferred income taxes	(25,176)	(9,642)

Sub total	(16,572)	(305)
Net realized gains/(losses) not recognized in the income statement	(93,469)	(102,963)

	(110,041)	(103,268)

NIPPONKOA Group is subject to a number of taxes based on income, which in the aggregate resulted in a normal tax rate of approximately 36.1% for the years ended March 31, 2009 and 2008. The effective tax rates of NIPPONKOA Group for the years ended March 31, 2009 and 2008 differ from the Japanese normal income tax rates for the following reasons:

	(Yen in millions)
For the years ended March 31	2009	2008
Japanese normal income tax rate	36.1%	36.1%
Tax credit for dividends received	6.8%	-63.2%
Expenses not deductible for tax purposes	-1.0%	9.9%
Valuation allowance	0.0%	-19.0%
Per capita	-0.8%	6.3%
Unrecognized tax gain on deficit subsidiary	-2.4%	29.1%
Translation differences	1.4%	-19.8%
Other	1.0%	13.3%

Effective tax rate	41.1%	-7.3%

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of March 31, 2009 and 2008 are presented below:

	(Yen in millions)
As of March 31	2009	2008
Deferred tax assets:
Reserve for losses and directly related loss adjustment expenses, and claim reserve	17,051	17,152
Retirement benefit obligation	9,831	16,670
Software	10,291	10,940
Impairment on financial assets	38,319	13,110
Other	12,322	8,182

Total deferred tax assets	87,814	66,054

Effect of netting	(83,995)	(65,086)

Net deferred tax assets	3,819	968

Deferred tax liabilities:
Catastrophe reserve	16,589	16,336
Land and buildings	6,044	9,488
Financial assets available for sale	88,951	182,645

Total deferred tax liabilities	111,584	208,469

Effect of netting	(83,995)	(65,086)

Net deferred tax liabilities	27,589	143,383

Deferred tax credited to the income statement represents movements on the following items.

	(Yen in millions)
For the years ended March 31	2009	2008
Reserve for losses and directly related loss adjustment expenses, and claim reserve	(101)	2,404
Retirement obligation benefits	(6,731)	935
Software	(649)	(552)
Impairment on financial assets	25,209	10,703
Catastrophe reserve	(253)	(3,163)
Land and buildings	3,437	(560)
Other	4,264	(125)

Total deferred tax credited to income statement	25,176	9,642

Income taxes charged or credited to equity are as follows:

	(Yen in millions)
For the years ended March 31	2009	2008
Financial assets available for sale	(93,694)	(100,831)
Other equity movement	225	(2,132)

Total income taxes (credited)/charged to equity	(93,469)	(102,963)

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilized. Deferred tax assets have not been recognized in respect of the following items as of March 31, 2009 and 2008.

	(Yen in millions)
As of March 31	2009	2008
Tax loss carry-forwards	8,012	8,600
Deductible temporary differences	306	352

Total	8,318	8,952

Tax loss carry-forwards as of March 31, 2009 are available to offset future taxable income until they expire at varying dates through 2016. The following table summarizes the estimated amount of the tax loss carry-forwards that expire each year.

(Yen in millions)
As of March 31, 2009
2010	1,352
2011	1,212
2012	1,029
2013	1,151
2014	1,024
2015	1,226
2016	1,018

Total	8,012

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. The non-current portion of deferred tax assets and liabilities expected to be recovered or settled within or after more than 12 months are as follows:

	(Yen in millions)
	2009	2008
Deferred tax assets
—Deferred tax assets to be recovered after more than 12 months	67,612	44,861
—Deferred tax assets to be recovered within 12 months	20,202	21,193

Sub total	87,814	66,054

Deferred tax liabilities
—Deferred tax liabilities to be recovered after more than 12 months	111,584	208,469
—Deferred tax liabilities to be recovered within 12 months	—	—

Sub total	111,584	208,469

Total net deferred income tax assets/(liabilities)	(23,770)	(142,415)

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

17	Other assets

The details of the other assets as of March 31, 2009 and 2008 are as follows:

	(Yen in millions)
As of March 31	2009	2008
Accrued income	7,948	10,258
Prepayment and prepaid expenses	1,266	1,443
Funds held by JER	43,639	41,431
Margin deposits	—	1,280
Others	3,424	3,659
Less provision for impairment of other assets	(1,255)	(1,319)

Total	55,022	56,752

Due in one year or less	9,214	12,981

Due more than one year	45,808	43,771

18	Trade and other payables

The analysis of trade and other payables as of March 31, 2009 and 2008 is as follows:

	(Yen in millions)
As of March 31	2009	2008
Co-insurance payables	1,366	1,498
Reinsurance payables	23,130	25,355
Agency payables	697	688
Trade payables	5,165	6,858
Deposit received	1,885	2,172
Obligation to pay defined contribution plan (Note 20)	12,066	—
Social security and other tax payables	2,920	3,269

Total	47,229	39,840

Due in one year or less	39,252	39,840

Due more than one year	7,977	—

19	Payables for return of cash collateral on loaned securities

For securities lending transactions, NIPPONKOA Group generally receives cash collateral recorded as liabilities to banks or customers. Fees received are recognized as “Investment income”.

20	Retirement benefit obligations

NIPPONKOA Group maintains defined benefit pension plans and a defined contribution pension plan, covering substantially all employees. NIPPONKOA’s defined benefit plans include a specific plan only for employees who are eligible to receive or retirees who have already been receiving annuity benefits.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(a) Defined benefit obligations

The defined benefit liability recognized in the consolidated balance sheet is determined as follows:

	(Yen in millions)
As of March 31	2009	2008
Present value of funded obligations	33,230	101,881
Present value of unfunded obligations	38,396	36,520

Present value of total obligations	71,626	138,401

Fair value of plan assets	32,434	68,117

Present value of net obligations	39,192	70,284
Amounts not recognized as plan assets due to asset ceiling	1,020	—

Net liability (asset) in the consolidated balance sheet	40,212	70,284

Liability recognized in the consolidated balance sheet	40,212	70,284
Asset recognized in the consolidated balance sheet	—	—

The movements in the defined benefit obligation for the years ended March 31, 2009 and 2008 are as follows:

	(Yen in millions)
	2009	2008
Balance at beginning of year	138,401	134,066
Current service cost	1,915	5,107
Interest cost	1,138	2,926
Actuarial losses/(gains)	(1,372)	2,643
Benefits paid	(4,768)	(6,341)
Past service costs	739	—
Curtailment	(4,545)	—
Settlement	(59,882)	—

Balance at end of year	71,626	138,401

The movements in the fair value of plan assets for the years ended March 31, 2009 and 2008 are as follows:

	(Yen in millions)
	2009	2008
Balance at beginning of year	68,117	67,355
Expected return on plan assets	409	1,339
Actuarial (losses)/gains	(66)	(2,941)
Employer contributions	6,273	5,282
Benefits paid	(1,870)	(2,918)
Settlement	(40,429)	—

End of year	32,434	68,117

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The benefit cost recognized in the consolidated income statements are as follows:

	(Yen in millions)
Year ended March 31	2009	2008
Current service cost	1,915	5,107
Interest cost	1,138	2,926
Expected return on plan assets	(409)	(1,339)
Past service costs	739	—
Gains on curtailment	(4,545)	—
Gains on settlement	(2,087)	—

Total, included in staff costs (Note 36)	(3,249)	6,694

Of the total charge, a gain of ¥2,571 million (2008: a loss of ¥5,304 million) and a gain of ¥678 million (2008: a loss of ¥1,390 million) are included in “Operating and administrative expenses” and “Loss adjustment expenses”, respectively.

The actual gains on plan assets amounted to ¥342 million for the years ended March 31, 2009 and the actual losses on plan assets amounted to ¥1,602 million for the years ended March 31, 2008.

The actuarial gains and losses recognized directly in equity are as follows:

	(Yen in millions)
	2009	2008
Cumulative amount as of April 1	(5,583)	—
Recognized during the period	287	(5,583)

Cumulative amount as of March 31	(5,296)	(5,583)

As described in Note 2.14, NIPPONKOA Group amended its retirement benefit plans as of April 1, 2008. See item (c) below for further details. Upon amendment, NIPPONKOA Group recognized curtailment and settlement gains.

The principal actuarial assumptions used are as follows:

	2009	2008
Discount rate	1.8%	1.5%
Expected return on plan assets	1.5%	2.0%
Future salary increases	0.9%	0.2%

Mortality assumptions used in measuring NIPPONKOA Group’s obligations under its defined benefit plans are as follows:

For the years ended March 31	2009	2008
Life expectancy at age 45 and 65
Aged 45	38.3	38.3
Aged 65	20.9	20.9

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(b) Plan assets

Plan assets as of March 31, 2009 and 2008 are comprised of the following:

	(Yen in millions)
	2009		2008
Equity	—	0%	—	0%
Debt	15,916	49%	—	0%
Other(*)	16,518	51%	68,117	100%

Total	32,434	100%	68,117	100%

(*)	As a result of the plan amendments, the plan assets consisted of cash and highly liquid short term money market loans as of March 31, 2008, and major part of the plan assets were still invested in such highly liquid assets as of March 31, 2009.

Prior to the plan amendment described below, NIPPONKOA Group determined the expected return on assets based on the assets underlying its investment policy. Expected yields on fixed interest investments are based on gross redemption yields at the balance sheet date. Expected returns on equity reflect long-term real rates of return experienced in the respective markets.

After amendment of NIPPONKOA’s defined benefit plans, NIPPONKOA’s plan assets were allocated only to the plan that covers employees who are eligible to receive pension benefits as of March 31, 2008. NIPPONKOA’s plan assets are principally comprised of fixed income investments since management believes that expected returns on such investments can cover future benefit payments under the fixed benefit plan for retirees. The plan assets as of March 31, 2008 already reflect the impact of the plan amendment.

NIPPONKOA Group only expects insignificant amount of contribution payments to the defined benefit plans since (i) no further contribution is required to contribute to the defined benefits plan that covers employees who are eligible to receive pension benefits as of March 31, 2008 and (ii) contribution payments to the plan assets for other defined benefit plans are none for unfunded pension plans or insignificant for other pension plans.

(c) Plan amendment

Effective April 1, 2008, NIPPONKOA amended its retirement benefit plans. NIPPONKOA Group introduced a defined contribution plan and transferred a portion of the benefits covered by the former defined benefit plans. The objectives of the amendment are (1) to mitigate NIPPONKOA’s risk of fluctuation in the pension expense resulting from volatilities in the actual returns on plan assets, and (2) to provide more options to employees in accumulating their pension assets.

The retirement benefits that had been covered by the former defined benefit plans were transferred to several plans that were newly established or renewed. The retirement benefits for employees who were eligible to receive pension benefits as of April 1, 2008 were transferred to a defined benefit annuity plan. Other employee benefits were transferred to a newly established defined contribution plan and a renewal unfunded defined benefit plan. Through the transfer process, for vested benefits as of April 1, 2008, employees had the option to receive cash or transfer their benefits to Pension Fund Association, which is an organization established under the Employees’ Pension Insurance Act and provides pension benefits to those who seceded from employees’ pension funds after a short period (usually less than 10 years) of membership in an integrated manner, and undertakes the aggregation of different corporate pension plans.

As a result of the amendment, NIPPONKOA paid ¥2,765 million to employees who elected to receive cash through the transfer process. NIPPONKOA transferred ¥33,358 million of plan assets from the former defined

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

benefit plans to the defined benefit annuity plan. NIPPONKOA is also obligated to pay ¥40,954 million to the defined contribution plan, of which ¥28,661 million was paid during the year ended March 31, 2009. The remainder will be paid in equal amounts through the years ending March 31, 2012.

Through the amendment, NIPPONKOA recognized settlement gains of ¥2,087 million for the year ended March 31, 2009 as a result of the transfer from the former defined benefit plans to the defined contribution plan. In addition, in connection with the renewal of a defined benefit plan, NIPPONKOA recognized curtailment gains and past service costs of ¥4,545 million and ¥739 million, respectively, for the year ended March 31, 2009.

21	Insurance contract liabilities and investment contract liabilities

Insurance liabilities as of March 31, 2009 and 2008 are summarized as follows:

	(Yen in millions)
As of March 31	2009	2008
Insurance contract liabilities
Property and casualty insurance
Unearned premiums	767,072	813,164
Refund reserves	896,198	1,012,003
Reserve for losses and directly related loss adjustment expenses	389,483	393,633
Life insurance
Future policy benefit	300,564	265,512
Claim reserves	2,340	2,703

Total	2,355,657	2,487,015

Investment contract liabilities
Life insurance
Investment contract liabilities	61,248	52,338

Total	61,248	52,338

The gross claims reported, the loss adjustment expenses liabilities and the liability for claims incurred but not reported are net of expected recoveries from salvage and subrogation. However, the amounts for salvage and subrogation as of March 31, 2009 and 2008 are not material.

21.1    Movements in insurance liabilities and reinsurance assets

(a) Property and casualty insurance

The following changes occurred in unearned premiums, refund reserves, and losses and directly related loss adjustment expenses for the years ended March 31, 2009 and 2008:

(i) Unearned premiums

	2009			2008
(Yen in millions)	Gross	Ceded	Net	Gross	Ceded	Net
Carrying amount as of April 1	813,164	(101,907)	711,257	828,986	(108,617)	720,369
Premiums written during the year	767,564	(103,039)	664,525	819,942	(121,180)	698,762
Release in the period	(813,453)	118,169	(695,284)	(835,266)	127,889	(707,377)
Foreign exchange rate movements	(203)	0	(203)	(498)	1	(497)

Carrying amount as of March 31	767,072	(86,777)	680,295	813,164	(101,907)	711,257

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Unearned premiums include (i) the portion of premium received on in-force contracts that relates to unexpired risks at the balance sheet date and (ii) other reserves for insurance contracts which are considered to be associated with contractual benefits of the existing policyholders.

(ii) Refund reserves

	2009			2008
(Yen in millions)	Gross	Ceded	Net	Gross	Ceded	Net
Carrying amount as of April 1	1,012,003	—	1,012,003	1,108,339	—	1,108,339
Premium received	42,425	—	42,425	66,689	—	66,689
Interest incurred	18,546	—	18,546	19,765	—	19,765
Repayments to policy holder	(176,776)	—	(176,776)	(182,790)	—	(182,790)

Carrying amount as of March 31	896,198	—	896,198	1,012,003	—	1,012,003

(iii) Reserve for losses and directly related loss adjustment expenses

	2009			2008
(Yen in millions)	Gross	Ceded	Net	Gross	Ceded	Net
As of April 1	393,633	(103,931)	289,702	392,725	(119,926)	272,799
Incurred loss
Current year	501,449	(87,206)	414,243	511,006	(85,505)	425,501
Prior years	(4,321)	(3,861)	(8,182)	3,425	10,284	13,709

Subtotal	497,128	(91,067)	406,061	514,431	(75,221)	439,210

Paid loss
Current year	(268,152)	39,151	(229,001)	(278,108)	39,338	(238,770)
Prior years	(231,512)	54,072	(177,440)	(233,119)	51,878	(181,241)

Subtotal	(499,664)	93,223	(406,441)	(511,227)	91,216	(420,011)

Foreign currency translation adjustment and other changes	(1,614)	(1)	(1,615)	(2,296)	0	(2,296)

As of March 31	389,483	(101,776)	287,707	393,633	(103,931)	289,702

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(b) Life insurance

The following changes occurred in the future insurance and claim reserves for life insurance contracts for the years ended March 31, 2009 and 2008:

(i) Future policy benefit for life insurance contracts

	2009			2008
(Yen in millions)	Gross	Ceded	Net	Gross	Ceded	Net
Carrying amount as of April 1	265,512	(84)	265,428	232,713	(79)	232,634
Premium received	75,002	(548)	74,454	70,931	(476)	70,455
Adjustment for valuation premium(*1)	(29,605)	548	(29,057)	(28,861)	476	(28,385)

Valuation premiums	45,397	—	45,397	42,070	—	42,070
Interest incurred	5,164	—	5,164	4,704	—	4,704
Liability released for payments on
Benefits	(2,357)	—	(2,357)	(1,722)	—	(1,722)
Surrender benefits	(20,526)	—	(20,526)	(16,452)	—	(16,452)
Repayments on maturity	(2,521)	—	(2,521)	(2,360)	—	(2,360)
Other changes(*2)	9,895	(9)	9,886	6,559	(5)	6,554

Carrying amount as of March 31	300,564	(93)	300,471	265,512	(84)	265,428

(*1)	The adjustment for valuation premium represents the expense loading and insurance risk premium related to the current year which are subtracted from the gross premium to determine the net valuation premium. The net valuation premium is determined in accordance with the Insurance Business Law in Japan.
(*2)	Other changes primarily reflects the adjustment to reserves to establish the net level premium reserve required under the Insurance Business Law in Japan.

(ii) Claim reserves for the life insurance contracts

	2009			2008
(Yen in millions)	Gross	Ceded	Net	Gross	Ceded	Net
As of April 1	2,703	—	2,703	2,438	(89)	2,349
Incurred loss	29,633	(460)	29,173	27,154	(194)	26,960
Paid loss	(29,996)	452	(29,544)	(26,889)	283	(26,606)

As of March 31	2,340	(8)	2,332	2,703	—	2,703

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

21.2    Movements in investment contract liabilities

All investment contracts that NIPPONKOA Group maintains have a DPF. The following movements have occurred for the years ended March 31, 2009 and 2008:

	2009			2008
(Yen in millions)	Gross	Ceded	Net	Gross	Ceded	Net
Carrying amount as of April 1	52,338	—	52,338	42,529	—	42,529
Premium received	11,473	—	11,473	12,185	—	12,185
Interest incurred	973	—	973	822	—	822
Liability released for payments on
Benefits	(185)	—	(185)	(99)	—	(99)
Surrender benefits	(3,340)	—	(3,340)	(3,074)	—	(3,074)
Repayments on maturity	(235)	—	(235)	(183)	—	(183)
Other changes	224	—	224	158	—	158

Carrying amount as of March 31	61,248	—	61,248	52,338	—	52,338

21.3    Claim development tables

The development of insurance liabilities provides a measure of NIPPONKOA Group’s ability to estimate the ultimate value of claims.

Development of the reserves for losses and loss adjustment expenses for the property and casualty insurance segment is as follows:

	Accident year
(Yen in millions) For the year ended March 31	2004	2005	2006	2007	2008	2009	Total
Estimate of ultimate claims costs (gross)
At end of accident year	388,974	487,223	412,250	440,870	432,461	425,546	—
One year later	391,515	495,180	433,614	438,311	431,977		—
Two years later	398,718	506,120	439,274	440,707			—
Three years later	404,004	507,858	437,780				—
Four years later	405,362	507,734					—
Five years later	405,157						—

Less: Cumulative payments to date	398,151	494,561	416,142	401,852	359,482	247,219	2,317,407

Loss reserve (gross)	7,006	13,173	21,638	38,855	72,495	178,327	331,494

Loss reserve prior to 2004(*)							31,621
CALI assumed loss reserve(**)							26,368

Total loss reserve (gross)							389,483

(*)	Loss reserve in respect to prior years includes the outstanding loss balances incurred before 2004. The balance includes the outstanding balances on asbestos, environmental pollution and health hazards claims provisions from businesses that ceased underwriting operations many years ago. The balance of these businesses as of March 31, 2009 and 2008 were less than 5% of the total loss reserves (gross), respectively.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(**)	Loss reserves for assumed CALI business are prescribed by applicable laws and regulations in Japan and are not based on statistical analyses. Accordingly, the assumed CALI business has been excluded from the claim development table. See 2.16 (a) (ii) and 3.2 (b) for further information on compulsory automobile liability.
(***)	The ultimate loss estimates made at the end of March 31, 2007 for the accident year 2004, 2005 and 2006 are developed compared to the prior year. In periods prior to 2007, NIPPONKOA Group was required to estimate ultimate claims costs using a formula technique defined by applicable laws and regulations in Japan at that time. Beginning with the year ended March 31, 2007, these laws and regulations were revised to require a statistical analysis of past experience as the basis for ultimate reserve estimation. Therefore the following information did not reflect the statistic estimate for the preparation of the development table:

•	at the accident year for 2004, 2005 and 2006;

•	one year later for 2004 and 2005; and

•	two years later for 2004

This change in the method of ultimate reserve estimation increased the aggregate of ultimate reserve estimation amounts at April 1, 2006 by ¥25,033 million.

22	Other liabilities

The composition of other liabilities as of March 31, 2009 and 2008 is as follows:

	(Yen in millions)
As of March 31	2009	2008
Borrowing	1,741	1,948
Accrued bonus and compensated absences	7,124	7,204
Provision for contribution to Policyholder Protection Corporation	546	646
Accrued expenses	7,487	7,783
Advance receipt before policy inception date	7,532	15,344
Others	4,605	5,768

Total	29,035	38,693

Due in one year or less	22,476	30,728

Due more than one year	6,559	7,965

The provision for contribution to Policyholder Protection Corporation was not reversed or used for the years ended March 31, 2009 and 2008.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

23	Share capital

The following table shows detailed information as to share capital.

		(Yen in millions)
	Number of shares (thousands)	Ordinary shares	Share premium	Treasury shares	Total
As of April 1, 2007	796,189	91,249	46,971	(23,318)	114,902
Purchase of treasury shares	(34,107)	—	—	(37,853)	(37,853)
Share based compensation	—	—	139	—	139
Retirement of treasury shares	—	—	(9,464)	9,463	(1)
Disposal of treasury shares	144	—	(58)	115	57
Transfer from retained earnings	—	—	9,523	—	9,523

As of March 31, 2008	762,226	91,249	47,111	(51,593)	86,767

Purchase of treasury shares	(10,092)	—	—	(6,781)	(6,781)
Share based compensation	—	—	87	—	87
Retirement of treasury shares	—	—	—	—	—
Disposal of treasury shares	270	—	(127)	251	124
Transfer from retained earnings(*)	—	—	126	—	126

As of March 31, 2009	752,404	91,249	47,197	(58,123)	80,323

(*)	Under the Japanese Corporation Law, gains and losses from retirements or disposals of treasury shares are credited or charged to share premium, and when cumulative net losses exceed the certain amount stipulated by Japanese Corporation Law, such deficits are charged to retained earnings.

The total authorized number of ordinary shares is 1,500,000 thousand (2008: 1,500,000 thousand) with no par value. All issued shares are fully paid. NIPPONKOA acquired 10,092 thousand of its own shares through purchases on the Tokyo Stock Exchange during the year ended March 31, 2009 (2008: 34,107 thousand). The total amount paid to acquire the shares, net of income tax, was ¥6,781 million (2008: ¥37,853 million) and has been deducted from shareholders’ equity as treasury shares.

NIPPONKOA reissued 270 thousand treasury shares for a total consideration of ¥124 million during the year ended March 31, 2009 (2008: 144 thousand and ¥57 million, respectively)

Share options

Share options are granted to NIPPONKOA’s directors and executive officers for their retirement benefits. The exercise price of the granted options is ¥1 per share and there is no vesting period under the option plan. Therefore, all options are immediately vested when granted. The options are exercisable after a specified period of time. Options granted and vested prior to 2006 are exercisable on or after one year and up to seven years after retirement of the option holders. The options granted and vested after 2006 are exercisable within 10 days after retirement of the option holders. NIPPONKOA Group has no legal or constructive obligation to repurchase or settle the options in cash.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Movements in the number of share options outstanding and their related weighted average exercise prices are as follows:

	2009		2008
Year ended March 31	Average exercise price in ¥ per share	Options (thousands)	Average exercise price in ¥ per share	Options (thousands)
At beginning of year	1	1,138	1	1,004
Granted	1	371	1	276
Forfeited	1	—	1	—
Exercised	1	(250)	1	(142)
Expired	1	(44)	1	—

At end of year	1	1,215	1	1,138

Of the total 1,215 thousand outstanding options as of 31 March 2009 (2008: 1,138 thousand options), 157 thousand (2008: 151 thousand) are exercisable. Options exercised during the year ended March 31, 2009 resulted in 250 thousand shares (2008: 142 thousand shares) being issued at ¥1 each (2008: ¥1 each). The related weighted average share price at the time of exercise is ¥1 (2008: ¥1) per share.

The options outstanding as of March 31, 2009 have an exercise price of ¥1 and a weighted average remaining contractual life of 3.7 years (2008: ¥1 and 4.2 years).

The weighted average fair value of options granted during the period, determined using the Black-Scholes valuation model, amounted to ¥530 thousand per option as of March 31, 2009 (2008: ¥703 thousand). The significant inputs into the model are the share price of ¥553 (2008: ¥726) at grant date, the exercise prices shown above, volatility of 50.12% (2008: 33.99%), expected dividend of ¥7.5 (2008: ¥7.5), expected option life of three years (2008: three years), and annual risk-free interest rate of 0.54% (2008: 0.61%). Volatility measured at the standard deviation of continuous compounded share returns is based on statistical analysis of daily share prices over the last three years.

24	Other reserves and retained earnings

The details of other reserves as of March 31, 2009 and 2008 are as follows:

	(Yen in millions)
As of March 31	2009	2008
Land and building revaluation reserve	40	52
Unrealized gains/(losses) on available-for-sale investments	162,532	332,614
Hedging reserve	(2)	(5)
Translation reserves	(9,579)	(2,323)

Total other reserves as of March 31	152,991	330,338

Retained earnings as of March 31	391,395	420,784

Retained earnings represent the amount available for dividend distribution to the equity shareholders of NIPPONKOA except for ¥315,908 million (2008: ¥342,969 million) which is not distributable and is maintained in compliance with local regulations.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Movements in the revaluation reserve for land and buildings for the years ended March 31, 2009 and 2008 are as follows:

	(Yen in millions)
	2009	2008
As of April 1	52	—
Revaluation—gross	11	81
Revaluation—tax	(4)	(29)
Transfer to retained earnings—gross	(29)	—
Transfer to retained earnings—tax	10	—

As of March 31	40	52

Movements in the unrealized gains and losses for available-for-sale investments for the years ended March 31, 2009 and 2008 are as follows:

	(Yen in millions)
	2009	2008
As of April 1	332,614	510,849
Amortization—gross (Note 9)	1,371	1,519
Amortization—tax	(495)	(548)
Revaluation—gross	(300,844)	(273,677)
Revaluation—tax	107,074	98,887
Net gains transferred to net profit on disposal—gross (Note 30)	(23,231)	(26,564)
Net gains transferred to net profit on disposal—tax	8,387	9,589
Net losses transferred to net profit on impairment—gross (Note 30)	58,929	19,654
Net losses transferred to net profit on impairment—tax	(21,273)	(7,095)

As of March 31	162,532	332,614

Movements in the translation reserve for the years ended March 31, 2009 and 2008 are as follows:

	(Yen in millions)
	2009	2008
As of April 1	(2,323)	—
Currency translation differences:
—Group-gross	(7,005)	(2,285)
—Group-tax	(15)	30
—Associates-gross	(236)	(68)
—Associates-tax	—	—

As of March 31	(9,579)	(2,323)

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Movements in the retained earnings for the years ended March 31, 2009 and 2008 are as follows:

	(Yen in millions)
	2009	2008
As of April 1	420,784	435,377
Net income attributable to shareholders of NIPPONKOA	(23,754)	4,469
Dividends to equity holders	(5,717)	(5,971)
Employee benefits actuarial gains/(losses)	179	(3,567)
Transfer to share premium	(127)	(9,523)
Other changes	30	(1)

As of March 31	391,395	420,784

25	Financial assets and liabilities by measurement basis

Financial assets and financial liabilities are measured on an ongoing basis either at fair value or at amortized cost. The summary of significant accounting policies in Note 2 describes how the classes of financial instruments are measured, and how income and expenses, including fair value gains and losses, are recognized. The following table presents the carrying amounts of the financial assets and liabilities by category as defined in IAS 39 and by balance sheet heading.

(Yen in millions) 2009	Held for trading	Fair value through income	Held to maturity	Loans and receivables	Available for sale securities	Financial liabilities at amortized cost	Cash and cash equivalents	Total
Financial assets
Cash and cash equivalents	—	—	—	—	—	—	170,654	170,654
Derivative financial instruments	8,165	—	—	—	—	—	—	8,165
Equity securities	20,449	56,089	—	—	655,208	—	—	731,746
Debt securities	1,518	21,648	240,998	—	1,259,503	—	—	1,523,667
Loans and receivables including insurance receivables	—	—	—	426,293	—	—	—	426,293
Other assets	—	—	—	52,570	—	—	—	52,570

Total	30,132	77,737	240,998	478,863	1,914,711	—	170,654	2,913,095

Financial liabilities
Derivative financial instruments	13,675	—	—	—	—	—	—	13,675
Trade and other payables	—	—	—	—	—	47,229	—	47,229
Payables for return of cash collateral on loaned securities	—	—	—	—	—	74,436	—	74,436
Investment contract with DPF	—	—	—	—	—	61,248	—	61,248
Other liabilities	—	—	—	—	—	10,609	—	10,609

Total	13,675	—	—	—	—	193,522	—	207,197

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Yen in millions) 2008	Held for trading	Fair value through income	Held to maturity	Loans and receivables	Available for sale securities	Financial liabilities at amortized cost	Cash and cash equivalents	Total
Financial assets
Cash and cash equivalents	—	—	—	—	—	—	142,400	142,400
Derivative financial instruments	8,134	—	—	—	—	—	—	8,134
Equity securities	24,547	27,483	—	—	995,104	—	—	1,047,134
Debt securities	—	27,912	179,369	—	1,439,306	—	—	1,646,587
Loans and receivables including insurance receivables	—	—	—	386,196	—	—	—	386,196
Other assets	—	—	—	54,051	—	—	—	54,051

Total	32,681	55,395	179,369	440,247	2,434,410	—	142,400	3,284,502

Financial liabilities
Derivative financial instruments	596	—	—	—	—	—	—	596
Trade and other payables	—	—	—	—	—	39,840	—	39,840
Payables for return of cash collateral on loaned securities	—	—	—	—	—	—	—	—
Investment contract with DPF	—	—	—	—	—	52,338	—	52,338
Other liabilities	—	—	—	—	—	11,862	—	11,862

Total	596	—	—	—	—	104,040	—	104,636

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

26	Fair value information

(a) Fair value information comparison with carrying amounts

The following table presents a comparison of the carrying amounts and fair values of NIPPONKOA Group’s classes of financial instruments as of March 31, 2009 and 2008.

	(Yen in millions)
	2009		2008
	Carrying amount	Fair Value	Carrying amount	Fair Value
Financial assets
Financial assets held for trading:
Equity securities	20,449	20,449	24,548	24,548
Debt securities	1,518	1,518	—	—
Derivative financial instruments	8,165	8,165	8,134	8,134

Subtotal	30,132	30,132	32,682	32,682

Financial assets designated at fair value through income:
Equity securities	56,089	56,089	27,483	27,483
Debt securities	21,648	21,648	27,912	27,912

Subtotal	77,737	77,737	55,395	55,395

Held to maturity investments:
Debt securities	240,998	248,137	179,369	175,670

Subtotal	240,998	248,137	179,369	175,670

Loans and receivables:
Loans and receivables, including insurance receivables	426,293	430,957	386,196	389,882
Other assets	52,570	52,570	54,051	54,051

Subtotal	478,863	483,527	440,247	443,933

Available for sale investments:
Equity securities	655,208	655,208	995,104	995,104
Debt securities	1,259,503	1,259,503	1,439,306	1,439,306

Subtotal	1,914,711	1,914,711	2,434,410	2,434,410

Cash and cash equivalents	170,654	170,654	142,400	142,400

Total	2,913,095	2,924,898	3,284,503	3,284,490

Financial liabilities
Derivative financial instruments held for trading	13,675	13,675	596	596
Financial liabilities at amortized cost
Payables for return of cash collateral on loaned securities	74,436	74,436	—	—
Trade and other payables	47,229	47,229	39,840	39,840
Other liabilities	10,609	9,167	11,862	9,858

Subtotal	132,274	130,832	51,702	49,698

Total	145,949	144,507	52,298	50,294

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

The fair value of a financial instrument is defined as the amount in which a financial asset could be exchanged or a financial liability could be settled, between knowledgeable, willing parties in an arm’s length transaction.

The following is an explanation of the determination of fair value for financial instruments that are not carried at fair value in the consolidated balance sheet, but for which the fair value is disclosed under IFRS 7.

Cash and cash equivalents

Cash and cash equivalents are comprised of cash and demand deposits with banks together with short-term highly liquid investments that are readily convertible to known amounts of cash and subject to insignificant risk of changes in value. They are carried at book value, which represents a reasonable estimate of the fair value for these short-term financial instruments.

Held-to-maturity investments

Fair values for held-to-maturity financial investments are based on market prices or broker/dealer price quotations. Where this information is not available, fair value has been estimated using quoted market prices for securities with similar credit, maturity and yield characteristics.

Loans and receivables, including insurance receivables

Quoted market prices are not available for these instruments, as no active market costs where these instruments are traded. The fair value is determined based on generally accepted valuation techniques using actual market parameters. For short-term loans and receivables, including reinsurance assets and insurance receivables, the carrying amount represents a reasonable estimate of the fair value. For long-term loans, the fair value is estimated by discounting future contractual cash flows using risk-adjusted discount rates. The individually assessed components of the provision for loan losses and the recoverable amounts of collateral are also considered in determining the fair value of loans.

Other assets

Other assets include accrued interest and margin deposits. They are carried at book value, which represents a reasonable estimate of fair value for these short-term financial instruments.

Payables for return of cash collateral on loaned securities

These instruments are carried at book value, which represents a reasonable estimate of fair value considering their short-term nature.

Trade and other payables

For short-term liabilities, the carrying amount represents a reasonable estimate of fair value. For long-term liabilities, the fair value is determined by discounting future cash flows using current market interest rates and the credit rating of NIPPONKOA Group.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Other liabilities

Other liabilities include accrued expenses and funds borrowed for loans to employee. For short-term liabilities such as accrued expenses, the carrying amount represents a reasonable estimate of fair value. For long-term liabilities, the fair value is determined by discounting future cash flows using current market interest rates and the credit rating of NIPPONKOA Group.

	(Yen in millions)
	2009		2008
	Carrying amount	Fair Value	Carrying amount	Fair Value
Investment contracts with DPF	61,248	See below	52,338	See below

NIPPONKOA Group cannot measure reliably the fair value of the investment contracts with DPF. The DPF is a contractual right that gives investors in these contracts the right to receive supplemental discretionary returns through participation in the surplus arising from the assets held in the fund. These supplemental discretionary returns are subject to the discretion of NIPPONKOA Group. NIPPONKOA Group has the discretion within the constraints of the terms and conditions of the instrument to allocate part of the surplus to the contract holders.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(b) Type of fair value

The following table presents a type of fair values of NIPPONKOA Group’s classes of financial instruments as of March 31, 2009 and 2008.

	(Yen in millions)
	2009			2008
	Valuations based on observable inputs 1	Valuations based on unobservable inputs 2	Total	Valuations based on observable inputs 1	Valuations based on unobservable inputs 2	Total
Financial assets held for trading
Equity securities	—	20,449	20,449	—	24,548	24,548
Debt securities	1,518	—	1,518	—	—	—
Derivative financial instruments	8,064	101	8,165	6,021	2,113	8,134

Sub total	9,582	20,550	30,132	6,021	26,661	32,682

Financial assets designated at fair value through income
Equity securities	—	56,089	56,089	349	27,134	27,483
Debt securities	13,198	8,450	21,648	15,662	12,250	27,912

Sub total	13,198	64,539	77,737	16,011	39,384	55,395

Available for sale investments
Equity securities	505,926	149,282	655,208	813,283	181,821	995,104
Debt securities	1,146,997	112,506	1,259,503	1,266,158	173,148	1,439,306

Sub total	1,652,923	261,788	1,914,711	2,079,441	354,969	2,434,410

Total of financial asset accounted for at fair value by class
Equity securities	505,926	225,820	731,746	813,632	233,503	1,047,135
Debt securities	1,161,713	120,956	1,282,669	1,281,820	185,398	1,467,218
Derivative financial instruments	8,064	101	8,165	6,021	2,113	8,134

Total	1,675,703	346,877	2,022,580	2,101,473	421,014	2,522,487

Total of financial liability accounted for at fair value
Derivative financial instruments	13,482	193	13,675	223	373	596

Total	13,482	193	13,675	223	373	596

1.	Included in this category are financial assets and liabilities that are measured by following two categories:
(1)	by reference to quoted prices in an active market. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, or pricing service and those prices represent actual and regularly occurring market transactions on an arm’s length basis. Main assets included in this category are financial assets for which the fair value is determined by management using various inputs, including pricing vendors or binding broker quotes.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(2)	by using a valuation technique based on available market data. Main assets included in this category are financial assets for which pricing is determined by management based on various market observable inputs.
2.	Not based upon market observable input means that fair values are determined by management in whole or in part using a valuation technique (model) for which an input is not based on observable market data.

The following summary sets out the methods in determining fair values of the instruments

Equity securities

(a) Listed shares

The fair values of listed equity securities are determined based on quoted market prices.

(b) Unlisted shares

The fair values of unlisted shares are determined using appropriate valuation techniques which, dependent on the nature of the investment, may include discounted cash flow analysis and enterprise value comparisons with similar quoted companies, and these values are adjusted to account for company specific issues and the lack of liquidity inherent in an unquoted investment. The valuations may include unobservable inputs.

(c) Non-quoted investment funds

First the values of investments provided by fund managers, such as private equities and real estates held in non-quoted investment funds are adjusted by NIPPONKOA Group management using valuation techniques as appropriate. Then the fair values of the funds are determined based on the adjusted net asset value. The valuations for investment in hedge funds, real estate funds and private equity funds may include unobservable inputs.

Debt securities

(a) Government bonds

The fair values of government bonds are determined based on quoted market prices. These market quotes are obtained through exchanges, brokers, and pricing services.

(b) Municipal bonds and Corporate bonds

The fair values of municipal bonds and corporate bonds are determined based on the prices provided by brokers and pricing services. These prices are first examined by NIPPONKOA Group management by obtaining the prices from another pricing service. Where the price from another pricing service is not available, the prices are then examined by using valuation techniques where some of the inputs are unobservable.

(c) Mortgage backed securities (MBSs), Asset backed securities (ABSs) and Collateralized debt obligations (CDOs)

The fair values of MBSs, ABSs and CDOs are determined based on the prices provided by brokers and pricing services. These prices are examined by NIPPONKOA Group management by using valuation techniques where some of the inputs such as yield curves, credit spreads, prepayment rates, and correlations are unobservable.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Derivative financial instruments

(a) Exchange traded derivatives

The fair values of exchange traded derivatives are determined based on quoted market prices.

(b) OTC derivatives

The fair values of OTC derivatives are determined using valuation techniques and inputs are determined from observable market data wherever possible. If some inputs are not observable, the fair values of the OTC derivatives are determined based on the prices provided by third party brokers and pricing services. An example of unobservable input is yield curve linked to the long term prime rate.

Effect of changes in significant unobservable input to reasonably possible alternatives

As discussed above, financial instruments are, in certain circumstances, measured using valuation techniques including inputs that are not based on observable market information. The potential effect on the fair values of such financial instruments using reasonably possible alternative assumptions would be ¥24,469 million if the effect were positive or ¥25,002 million if the effect were negative (2008: ¥23,589 million if the effect were positive or ¥24,203 million if the effect were negative).

27	Net insurance premium revenue

The analysis of net insurance premium revenue for the years ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Property and casualty insurance contracts
Premium revenue arising from insurance contracts issued
Premium written during the year	767,564	819,942
Change in unearned premiums	45,889	15,324

Earned premium	813,453	835,266
Premium for the refund reserve	42,425	66,689

Sub total	855,878	901,955

Premium revenue ceded to reinsurers on insurance contracts issued
Premium written during the year	(103,039)	(121,180)
Change in unearned premiums	(15,130)	(6,709)

Earned premium	(118,169)	(127,889)

Premium for the refund reserve	—	—

Sub total	(118,169)	(127,889)

Premium revenue arising from insurance contracts issued, net
Premium written during the year	664,525	698,762
Change in unearned premiums	30,759	8,615

Earned premium	695,284	707,377

Premium for the refund reserve	42,425	66,689

Sub total	737,709	774,066

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

	(Yen in millions)
	2009	2008
Life insurance contracts and investment contracts
Premium revenue arising from insurance contracts and investment contracts issued
Premium revenue arising from insurance contracts	75,001	70,931
Premium revenue arising from investment contracts with DPF	11,473	12,185

Sub total	86,474	83,116

Premium revenue ceded to reinsurers on insurance contracts and investment contracts issued
Premium revenue arising from insurance contracts	(548)	(476)
Premium revenue arising from investment contracts with DPF	—	—

Sub total	(548)	(476)

Premium revenue arising from insurance contracts and investment contracts issued, net
Premium revenue arising from insurance contracts	74,453	70,455
Premium revenue arising from investment contracts with DPF	11,473	12,185

Sub total	85,926	82,640

Net insurance revenue
Premium revenue arising from insurance contracts and investment contracts issued	942,352	985,071
Premium revenue ceded to reinsurers on insurance contracts and investment contracts issued	(118,717)	(128,365)

Premium revenue arising from insurance contracts and investment contracts issued, net	823,635	856,706

28	Fee income

The analysis of fee income for the years ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Advisory fee	177	204
Reinsurance commission-ceded	8,381	6,774

Total	8,558	6,978

29	Investment income

The analysis of investment income for the years ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Dividend income
—Available for sale	12,533	14,712
Interest income
—Available for sale	29,851	32,320
—Held-to-maturity	4,659	3,863
—Loans and receivables	6,236	6,334
—Cash and cash equivalents	194	221
Rent income
—Investment property	1,635	1,724

Total	55,108	59,174

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

Interest income included income recognized on impaired financial assets, amounting to ¥298 million (2008 ¥135 million). This amount also includes the unwinding of the impairment provision discount of ¥32 million (2008 ¥55 million).

Total interest income calculated using the effective interest method for financial assets that are not at fair value through income for the years ended March 31, 2009 and 2008 amounted to ¥40,746 million and ¥42,517 million, respectively.

30	Net realized gains/ (losses) on financial assets

The analysis of net realized gains and losses on financial assets for the years ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Realized gains on financial assets—available for sale
—Equity securities	29,367	25,274
—Debt securities	10,163	8,899
Realized losses on financial assets—available for sale
—Equity securities	(10,907)	(621)
—Debt securities	(5,391)	(6,989)
Impairment of financial assets (Note 9,10)
—Equity securities	(54,282)	(19,654)
—Debt securities	(4,647)	—
—Loans and receivables	(412)	303

Total	(36,109)	7,212

31	Net fair value gains/(losses) on assets at fair value through income

The analysis of net fair value gains and losses at fair value through income for the years ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Net fair value gains/(losses) on financial assets and liabilities held for trading	(5,231)	2,511
Net fair value gains/(losses) on financial assets designated at fair value through income	(2,903)	(3,672)
Net fair value gains/(losses) on investment property	(4,383)	351

Total	(12,517)	(810)

Net fair value gains also included interest, dividend and realized gains on financial assets at fair value through income and financial assets designated at fair value through income.

32	Other operating income

The analysis of other operating income for the years ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Other investment income	174	159
Realized gains from disposals of real estate for held for sale	130	391
Other income	900	901

	1,204	1,451

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

33	Claims and insurance benefits incurred (net)

(a) Insurance benefits and claims

The analysis of insurance benefits and claims for the years ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Property and Casualty insurance contracts
Gross
Paid loss	499,664	511,227
Change in reserves for losses and directly related loss adjustment expenses	1,895	3,465

Incurred loss	501,559	514,692
Payment of refund reserve	176,778	182,791

Sub total	678,337	697,483

Ceded
Paid loss	(93,223)	(91,216)
Change in reserves for losses and directly related loss adjustment expenses	(2,275)	15,734

Incurred loss	(95,498)	(75,482)
Payment of refund reserve	—	—

Sub total	(95,498)	(75,482)

Net
Paid loss	406,441	420,011
Change in reserves for losses and directly related loss adjustment expenses	(380)	19,199

Incurred loss	406,061	439,210
Payment of refund reserve	176,778	182,791

Sub total	582,839	622,001

Life insurance contract and investment contracts
Gross
Benefit payments of life insurance contracts	29,996	26,889
Benefit payments of investment contract with DPF	3,761	3,355

Sub total	33,757	30,244

Ceded
Benefit payments of life insurance contracts	(452)	(283)
Benefit payments of investment contract with DPF	—	—

Sub total	(452)	(283)

Net
Benefit payments of life insurance contracts	29,544	26,606
Benefit payments of investment contract with DPF	3,761	3,355

Sub total	33,305	29,961

Claims and insurance benefits
Claims and insurance benefits gross	712,093	727,726
Claims and insurance benefits ceded	(95,949)	(75,764)

Claims and insurance benefits net	616,144	651,962

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(b) Change in reserves for insurance and investment contracts (net)

The analysis of changes in reserves for insurance and investment contracts for the years ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Gross
Change in refund reserves	(115,806)	(96,336)
Change in claim reserves of insurance contracts	(343)	422
Change in future policy benefit of insurance contract	36,053	33,783
Change in liabilities of investment contract with DPF	8,910	9,808

Sub total	(71,186)	(52,323)

Ceded
Change in refund reserves	—	—
Change in claim reserves of insurance contracts	(8)	—
Change in future policy benefit of insurance contract	(9)	(5)
Change in liabilities of investment contract with DPF	—	—

Sub total	(17)	(5)

Net
Change in refund reserves	(115,806)	(96,336)
Change in claim reserves of insurance contracts	(351)	422
Change in future policy benefit of insurance contract	36,044	33,778
Change in liabilities of investment contract with DPF	8,910	9,808

Total	(71,203)	(52,328)

34	Expenses by function

(a) Commissions and brokerage expenses

The analysis of commissions and brokerage expenses for the year ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Agency commissions	118,795	122,764
Brokerage commissions	380	320
Insurance soliciting expenses	213	245
Collection fees	2,562	2,612
Reinsurance commissions assumed	2,792	3,476

Total commissions and brokerage expenses	124,742	129,417

*	Commissions and other acquisitions costs are recognized as expenses when incurred.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(b) Operating and administrative expenses

The analysis of operating and administrative expenses for the years ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Employee benefit expenses (Note 36)	62,485	69,577
Rent, maintenance and cost of supplies	56,464	57,227
Depreciation (Note 14)	3,962	4,070
Amortization of software	1,632	1,840
Software cost	4,267	5,557
Contribution paid to Policyholder Protection Corporation	468	527
Taxes other than income taxes	6,174	6,356
Other expenses	—	—

Total operating and administrative expenses	135,452	145,154

(c) Indirect loss adjustment expenses

The analysis of loss adjustment expenses for the years ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Employee benefit expenses (Note 36)	21,749	23,737
Rent, maintenance and cost of supplies	9,290	9,596
Depreciation (Note 14)	1,293	1,302
Amortization of software	418	454
Software cost	480	567
Contribution paid to Policyholder Protection Corporation	(20)	(13)
Taxes other than income taxes	1,479	1,501
Other expenses	—	—

Total loss adjustment expenses	34,689	37,144

(d) Other operating expenses

The analysis of other operating expenses for the years ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Other insurance expenses	179	189
Other investment expenses	1,754	591
Realized losses from disposal of real estate	483	639
Impairment losses of real estate held for own use	6,790	383
Net foreign exchange losses	30,270	12,417
Other expenses	355	906

Total other operating expenses	39,831	15,125

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

35	Expenses by nature

The analysis of the expenses by nature for the years ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Commissions and brokerage expenses	124,742	129,417
Employee benefit expense	84,233	93,314
Rent, maintenance and cost of supplies	65,754	66,823
Depreciation (Note 14)	5,256	5,371
Impairment charges	6,790	383
Amortization of software	2,050	2,293
Software cost	4,747	6,124
Contribution paid to Policyholder Protection Corporation	468	527
Taxes other than income taxes	7,654	7,858
Net foreign exchange losses	30,270	12,417
Other expenses	2,750	2,313

Total expenses	334,714	326,840

36	Employee benefit expense

The analysis of the employee benefit expense for the years ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Wages and salaries	68,038	69,265
Social security costs	11,340	11,265
Bonus expenses	5,781	5,896
Share options granted to directors and executive officers	196	194
Pension costs—defined contribution plans	2,127	—
Pension costs—defined benefit plans (Note 20)	(3,249)	6,694

	84,233	93,314

Number of employees	9,501	9,444

37	Earnings per share

(a) Basic

Basic earnings per share is calculated by dividing the profit attributable to shareholders of NIPPONKOA Group by the weighted average number of ordinary shares issued during the year, excluding ordinary shares purchased by NIPPONKOA Group and held as treasury shares (Note 23).

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(b) Diluted

Diluted earnings per share is calculated adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. NIPPONKOA Group’s share options are included in the calculation of dilutive potential ordinary shares.

	2009	2008
Profit/(loss) attributable to NIPPONKOA Group’s shareholders (yen in millions)	(23,754)	4,469
Weighted average number of ordinary shares issued (thousands)	757,928	772,714
Effect of dilutive shares:- Share options (thousands)	1,000	922
Weighted average number of ordinary shares for diluted earnings per share (thousands)	758,928	773,636
Basic earnings per share (yen per share)	(31.34)	5.78
Diluted earnings per share (yen per share)	(31.34)	5.78

38	Dividends per share

The dividends paid for the years ended March 31, 2009 and 2008 amounted to ¥5,716 million (¥7.5 per share) and ¥5,971 million (¥7.5 per share), respectively. Dividends in respect of the year ended March 31, 2009 of ¥8 per share, amounting to a total dividend of ¥6,019 million, was proposed and approved at the Annual General Meeting held on 25 June 2009. However, these consolidated financial statements do not reflect the dividend payable.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

39	Cash generated from operations

The details of the cash flows from operations for the years ended March 31, 2009 and 2008 are as follows:

	(Yen in millions)
	2009	2008
Cash flows from operating activities
Net income (loss)	(23,727)	4,497
Adjustments to net income (loss) for:
Depreciation	5,256	5,371
Amortization of intangible assets	2,050	2,293
Income tax expense	(16,572)	(305)
Net realized gains/(losses) on financial assets	36,109	(7,212)
Net fair value gains on financial assets at designated at fair value through income	4,330	4,865
Net fair value gains /(losses) on investment property	4,383	(351)
Net foreign exchange gains/(losses)	30,150	11,828
Share or (loss)/profit of associates	259	(148)
Net realized gains/(losses) on property and equipment	7,143	631
Other (net)	109	14
Changes in operational assets and liabilities:
Investment securities, held for trading	2,580	(277)
Derivatives financial instruments	13,051	(8,385)
Receivables including insurance receivables	3,760	3,421
Reinsurance assets	17,269	22,787
Trade and other payable	7,388	(8,975)
Retirement benefit obligations	(29,785)	(2,010)
Insurance contract liabilities	(127,033)	(74,947)
Investment contract liabilities	8,910	9,809
Other assets	(3,006)	(2,608)
Other liabilities	(9,193)	1,821
Interest income	(40,939)	(42,739)
Dividend income	(12,533)	(14,712)

Cash generated from operations	(120,041)	(95,332)

40	Contingencies, commitments, and assets pledged and collateral

(a) Contingencies

Guarantee transactions with customers and third parties are not usually made by NIPPONKOA Group. The maximum exposure under these guarantees as of March 31, 2009 is immaterial and NIPPONKOA Group does not recognize any liabilities for remote loss contingencies.

In the ordinary course of business, NIPPONKOA Group is involved in various legal proceedings. Although there can be no assurance, as of March 31, 2009, NIPPONKOA Group believes, based on information currently available, that the ultimate resolution of these legal proceedings would not likely have a material adverse effect on the consolidated results of operations, financial condition or liquidity.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(b) Commitments

(i) Capital commitments

Capital expenditures contracted as of March 31, 2009 and 2008 but not yet incurred are as follows:

	(Yen in millions)
As of March 31	2009	2008
Property and equipment	4,137	6,669
Intangible assets	—	—

Total	4,137	6,669

(ii) Commitments to invest in partnerships

NIPPONKOA Group has commitments to invest in interests in both domestic and foreign partnership, in relation to its investment activities. As of March 31, 2009, such outstanding commitments amounted to ¥26,414 million (2008: ¥20,326 million).

(iii) Lease commitments—where a Group company is the lessee

NIPPONKOA Group leases offices, vehicles and equipment under operating and finance leases. The unamortized balance of leased assets under finance leases amounted to ¥384 million and ¥619 million as of March 31, 2009 and 2008, respectively. The future aggregate minimum lease payments under finance leases as of March 31, 2009 and 2008 amounted to ¥410 million and ¥663 million, respectively. The lease obligation will be paid within five years. The finance charges resulting from these leases are not significant.

Under cancellable operating lease agreements, NIPPONKOA Group is required to provide mainly six-month advance notification before termination of these leases. The lease expenditure charged to the consolidated income statement for the year March 31, 2009 and 2008 amounted to ¥8,882 million and ¥8,709 million, respectively.

The future aggregate minimum lease payments under non-cancellable operating leases as of March 31, 2009 and 2008 are as follows:

	(Yen in millions)
	2009	2008
No later than 1 year	215	109
Later than 1 year and no later than 5 years	479	269
Later than 5 years	64	140

Total	758	518

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(iv) Assets pledged and collateral

The carrying amount as of March 31, 2009 and 2008 of the assets pledged as collateral where the secured party does not have the right by contract or custom to sell or repledge the assets are as follows:

	(Yen in millions)
	2009	2008
Cash and cash equivalents	294	497
Equity securities	—	141
Debt securities	84,157	93,752
Investment property	82	87
Property and equipment	5,622	5,837

Total	90,155	100,314

As of March 31, 2009, NIPPONKOA Group has received collateral, consisting of equity securities and debt securities, with a fair value of ¥33,795 million (2008: ¥- million), which NIPPONKOA Group has the right to sell or repledge.

41	Related party transactions

Management of NIPPONKOA Group has not recognized any material related party transactions whose terms and conditions are not arm’s length with those transactions with non-related parties. NIPPONKOA Group has certain reinsurance contracts and other transactions with an associate company, which include rendering or receiving of services and leases. NIPPONKOA Group also has provided loans to a certain associate company.

(a) Transactions and balances with related parties

The following table shows transactions and balances arising from related party transactions for the years ended March 31, 2009 and 2008.

	(Yen in millions)
	2009	2008
Insurance premium revenue recognized through reinsurance contracts assumed with the associate	156	134
Insurance premium expenses recognized through reinsurance contracts ceded with the associate	241	272
Income received	128	187
Expenses paid	2,958	2,905
Due from associates	19	36
Due to associates	239	272
Loans to associate	300	200

In addition, unpaid retirement packages for the key management amounted to ¥65 million and ¥337 million as of March 31, 2009 and 2008, respectively.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(b) Key management compensation

Key management personnel are defined as those persons having the authority and responsibility for planning, directing and controlling the activities of NIPPONKOA Group, being the directors of NIPPONKOA Group.

The analysis of key management compensation for the years ended March 31, 2009 and 2008 is as follows:

	(Yen in millions)
	2009	2008
Salaries and other short-term employee benefits	226	237
Share-based payments	67	80

Total	293	317

(c) Key management personnel transactions

The aggregate value of transactions and outstanding balances relating to key management personnel and entities over which they have control or significant influence are as follows:

				(Yen in millions)
				Transaction value		Balance outstanding
Director	Transaction	Note		2009	2008	2009	2008
K Matsuzawa	Donation	(i	)	17	52	—	—

(i) In 2008, NIPPONKOA Group made donations to Nipponkoa Welfare Foundation and Aoyama Gakuin University, represented by Mr. K Matsuzawa. NIPPONKOA Group also made donations to Nipponkoa Welfare Foundation in 2009.

(d) Loans to related parties

The movement of the loan balance to an associate is as follows:

	(Yen in millions)
	2009	2008
Balance at beginning of year	200	100
Loans advanced during the year	100	100
Loan repayments received	—	—

Balance at end of year	300	200

Loans to the certain associate have the following terms and conditions:

Amount of loan (Yen in millions)	Term	Interest rate
100	3 years	1.41%
100	3 years	1.10%
100	2 years	1.22%

No provision has been required in 2009 and 2008 for the loans to the associate.

NIPPONKOA INSURANCE CO., LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

42	Events after the balance sheet date

Business integration with Sompo Japan Insurance Inc.

In March 2009, NIPPONKOA Group announced the integration of its business with Sompo Japan Insurance Inc. through formation of a holding company and share transfers to the holding company. The integration is subject to approval of the stockholders and regulators.

The share transfer ratio was announced on July 29, 2009 and the holding company will be established as of April 1, 2010.

Schedule I

NIPPONKOA INSURANCE COMPANY, LIMITED AND SUBSIDIARIES

Summary of Investment—Other than Investments in associates

March 31, 2009 and 2008

	(Yen in millions)
	Cost*	Fair value	Book value
Type of Investment

March 31, 2009
Equity securities
Fair value through profit and loss:
Common stocks:
Public utilities	—	—	—
Banks, trust and insurance companies	—	—	—
Industrial, miscellaneous and all other	20,458	20,458	20,458
Non redeemable	56,080	56,080	56,080

Total	76,538	76,538	76,538

Available for sale:
Common stocks:
Public utilities	4,992	10,764	10,764
Banks, trust and insurance companies	100,576	152,186	152,186
Industrial, miscellaneous and other	318,343	491,974	491,974
Non redeemable	60	284	284

Total	423,971	655,208	655,208

Total of equity securities	500,509	731,746	731,746

Debt securities
Fair value through profit and loss:
Government and government agencies and author
United States	—	—	—
Other	15,159	15,159	15,159

States, municipalities and political subdivisions
United States	—	—	—
Other	—	—	—
Public utilities	98	98	98
Convertibles and bonds with warrants attached	56	56	56
All other corporate bonds	7,853	7,853	7,853

Total	23,166	23,166	23,166

Available for sales
Government and government agencies and author
United States	81,931	87,737	87,737
Other	760,264	776,254	776,254

States, municipalities and political subdivisions
United States	104	101	101
Other	81,000	82,637	82,637
Public utilities	60,399	61,168	61,168
Convertibles and bonds with warrants attached	—	—	—
All other corporate bonds	255,561	251,606	251,606

Total	1,239,259	1,259,503	1,259,503

NIPPONKOA INSURANCE COMPANY, LIMITED AND SUBSIDIARIES

Summary of Investment—Other than Investments in associates—(Continued)

March 31, 2009 and 2008

	(Yen in millions)
	Cost*	Fair value	Book value
Held to maturity
Government and government agencies and author
United States	—	—	—
Other	197,745	202,981	197,745

States, municipalities and political subdivisions
United States	—	—	—
Other	41,453	42,848	41,453
All other corporate bonds	1,800	1,884	1,800

Total	240,998	247,713	240,998

Total debt securities	1,503,423	1,530,382	1,523,667

Total securities	2,003,932	2,262,128	2,255,413
Derivative financial instruments	8,165	8,165	8,165

Loans
Due from corporate	132,261		132,261
Due from retail customer	91,174		91,174
Personal loan	18,919		18,919
Due from financial institutions	77,044		77,044
Investment property	23,681		23,681

Total investment assets	2,355,176		2,606,657

*	Cost is defined as original cost reduced by impairment for available- for- sale equity securities and amortized cost reduced by impairment for available- for-sale and held-to-maturity debt securities. For fair value through profit or loss investments, including investment property, cost is set equal to fair value.

Schedule I

NIPPONKOA INSURANCE COMPANY, LIMITED AND SUBSIDIARIES

Summary of Investment—Other than Investments in associates

March 31, 2009 and 2008

	(Yen in millions)
	Cost*	Fair value	Book value
Type of Investment

March 31, 2008
Equity securities
Fair value through profit and loss
Common stocks
Public utilities
Banks, trust and insurance companies
Industrial, miscellaneous and all other	24,912	24,912	24,912
Non redeemable	27,118	27,118	27,118

Total	52,030	52,030	52,030

Available for sale
Common stocks
Public utilities	4,992	11,772	11,772
Banks, trust and insurance companies	111,484	210,891	210,891
Industrial, miscellaneous and other	385,045	772,220	772,220
Non redeemable	67	221	221

Total	501,588	995,104	995,104

Total of equity securities	553,618	1,047,134	1,047,134

Debt securities
Fair value through profit and loss
Government and government agencies and author
United States
Other	15,101	15,101	15,101

States, municipalities and political subdivisions
United States	—	—	—
Other	15	15	15
Public utilities	99	99	99
Convertibles and bonds with warrants attached	388	388	388
All other corporate bonds	12,309	12,309	12,309

Total	27,912	27,912	27,912

Available for sales
Government and government agencies and author
United States	61,327	66,117	66,117
Other	883,172	896,367	896,367

States, municipalities and political subdivisions
United States	106	106	106
Other	89,786	90,580	90,580
Public utilities	60,143	61,863	61,863
Convertibles and bonds with warrants attached	—	—	—
All other corporate bonds	323,030	324,273	324,273

Total	1,417,564	1,439,306	1,439,306

NIPPONKOA INSURANCE COMPANY, LIMITED AND SUBSIDIARIES

Summary of Investment—Other than Investments in associates—(Continued)

March 31, 2009 and 2008

	(Yen in millions)
	Cost*	Fair value	Book value
Held to maturity
Government and government agencies and author
United States	—	—	—
Other	156,006	151,986	156,006

States, municipalities and political subdivisions
United States	—	—	—
Other	22,663	22,654	22,663
All other corporate bonds	700	739	700

Total	179,369	175,379	179,369

Total debt securities	1,624,845	1,642,597	1,646,587

Total securities	2,178,463	2,689,731	2,693,721
Derivative financial instruments	8,134	8,134	8,134

Loans
Due from corporate	114,146		114,146
Due from retail customer	93,933		93,933
Personal loan	17,495		17,495
Due from financial institutions	47,077		47,077
Investment property	28,230		28,230

Total investment assets	2,487,478		3,002,736

*	Cost is defined as original cost reduced by impairment for available-for-sale equity securities and amortized cost reduced by impairment for available-for-sale and held-to-maturity debt securities. For fair value through profit or loss investments, including investment property, cost is set equal to fair value.

Schedule III

NIPPONKOA INSURANCE COMPANY, LIMITED AND SUBSIDIARIES

Supplementary Insurance Information in related parties

March 31, 2009 and 2008

	(Yen in millions)
Property and casualty	Liabilities for loss and loss adjustment expenses	Unearned premiums	Insurance premium revenue	Claims and insurance benefits gross	Gross Premium written
2009
Fire and allied line	23,737	339,034	128,070	43,949	125,880
Marine	12,974	7,182	24,721	11,933	23,206
Personal accident	22,460	28,941	55,243	33,933	53,983
Automobile	145,195	99,724	335,153	207,416	336,629
Compulsory automobile	110,111	210,099	178,342	154,843	137,474
Others	75,006	82,092	91,924	49,485	90,392

Total	389,483	767,072	813,453	501,559	767,564

2008
Fire and allied line	32,560	341,210	127,923	21,387	124,499
Marine	12,608	8,941	25,718	12,837	26,033
Personal accident	21,234	30,210	57,090	36,528	56,938
Automobile	143,216	98,210	343,639	228,309	341,506
Compulsory automobile	105,378	250,967	188,929	149,247	178,979
Others	78,637	83,626	91,967	66,384	91,987

Total	393,633	813,164	835,266	514,692	819,942

Schedule III

NIPPONKOA INSURANCE COMPANY, LIMITED AND SUBSIDIARIES

Supplementary Insurance Information

March 31, 2009 and 2008

	(Yen in millions)
Life	Claims reserve	Liabilities for future policy benefit	Insurance premium revenue	Claims and insurance benefits gross
2009	2,340	300,564	75,001	29,996
2008	2,703	265,512	70,931	26,889

Schedule IV

NIPPONKOA INSURANCE COMPANY, LIMITED AND SUBSIDIARIES

Reinsurance

March 31, 2009 and 2008

	Gross	Ceded to other company	Assumed from other companies	Net amount	Percentage of amount assumed to net
Property and casualty insurance premium
2009	715,696	(118,169)	97,757	695,284	14.1%
2008	736,100	(127,889)	99,166	707,377	14.0%

Life
2009	75,001	(548)	—	74,454	—
2008	70,931	(476)	—	70,455	—

Schedule V

NIPPONKOA INSURANCE COMPANY, LIMITED AND SUBSIDIARIES

Valuation and Qualifying Accounts

March 31, 2009 and 2008

		Additions
	Balance of beginning of year	Charged to cost and expenses	Charged to other accounts	Reductions	Balance at end of year
2009
Accumulated depreciation	31,916	12,046		(3,423)	40,539
Valuation allowance for loan
Specific reserve	398	(1)		(38)	359
General reserve	57	87			144
Valuation allowance for receivables	310	307		(59)	558
Valuation allowance for other assets
Specific reserve	1,298	9		(97)	1,210
General reserve	21	24			45

Total	34,000	12,472		(3,617)	42,855

2008
Accumulated depreciation	35,571	5,754		(9,409)	31,916
Valuation allowance for loan
Specific reserve	878	(212)		(268)	398
General reserve	152			(95)	57
Valuation allowance for receivables	408			(98)	310
Valuation allowance for other assets
Specific reserve	1,440	14		(156)	1,298
General reserve	43	(22)			21

Total	38,492	5,534		(10,026)	34,000

Annex A

[Translation]

Note: This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

Business Integration Agreement

Sompo Japan Insurance Inc. (hereinafter referred to as “Sompo Japan”) and NIPPONKOA Insurance Company, Limited (hereinafter referred to as “Nipponkoa”; and each party hereinafter individually referred to as a “Company” and collectively as “Both Companies”) agree as follows as of October 30, 2009 (hereinafter referred to as the “Agreement Execution Day”) with respect to the contemplated business integration by Both Companies by way of share exchange (kyodo-kabushiki-iten) (hereinafter referred to as the “Integration”), subject to the approval by their respective shareholders meetings and authorization by the applicable authorities, and hereby execute this Business Integration Agreement (hereinafter referred to as the “Agreement”).

Chapter 1    Purpose and Principles of the Integration

Article 1.1	(Purpose of the Integration)

1.	Both Companies shall implement the Integration to create “a new solution service group (the “New Group”) that conducts all value judgments from the customer’s perspective, provides the highest-quality security and service to customers and contributes to social welfare” by each being independent from any corporate or financial group and taking full advantage of their respective customer base.

2.	Both Companies shall implement the following matters by creating the New Group to maximize the results of the Integration.

(1)	The group which seeks to provide the highest-quality security and service

Further strengthen the product development, the claim handling capacity, and the IT capability while providing an increasing number of customers with the security and service of the highest-quality through the combined distribution channels of the group.

(2)	The group with focus on its business in Japan

Focus on their business in Japan and enhance the brand value of Both Companies in Japan, as well as by sharing the business platform, improve the group management efficiency and further bolster their competitiveness.

(3)	The group which provides a broad range of solutions friendly to the society and to the environment

Seek to provide a broad range of solutions to people’s lives and corporate activities in the areas of health, medical care and environment that transcend the conventional framework of insurance business. By maintaining proactive communications with various stakeholders, seek to fulfill their corporate social responsibility (CSR) and aim to achieve a sound balance between the environment and the business management through adoption of measures designed for global warming.

(4)	The group which seeks to maximize the shareholder value

Seeking to maximize the shareholder value by efficiently allocating the management resources to business areas with growth potential including the overseas insurance business and the asset management businesses, and by improving business efficiency in the group, and aim to realize fair and sustainable returns to their shareholders. Further strive to achieve transparency in corporate governance and seek to establish brand recognition for the group underpinned by profitability, growth potential, trust and soundness.

Annex A-1

(5)	The group with a free, vigorous, open and energetic corporate culture

Aim to build up a group that strives to make efficient use of know-how and revitalize the organization so that agencies and employees can feel satisfied with their works and grow together as the best partners, by providing opportunities for employee interactions at various levels and in various areas, as well as by providing joint learning opportunities.

(6)	The group independent from the influence of any corporate or financial group

As an independent group, establish equal and friendly relationships with any corporate or financial group.

Article 1.2	(Basic Principles of the Integration)

Both Companies mutually confirm that matters set forth in the following clauses will be the basic principles of the Integration to achieve the purpose of the Integration set forth in the preceding Article.

(1)	Make all the value judgments from the “customer’s perspective” and pursue the best business practice.

(2)	Place an emphasis on speed with the aim to quickly realize the effects of the growth strategy, business integration and the business alliance.

(3)	Establish equal and friendly relationships with any corporate or financial group as an independent New Group, with an understanding that Both Companies continue to operate under the joint holding company.

(4)	The New Group shall abide by the spirit of equality between Both Companies after the Integration.

(5)	Based on the above clauses, expeditiously and aggressively implement measures that boost the corporate value for the entire New Group.

Article 1.3	(Aim of the Integration)

1.	Upon the management integration of Both Companies, in order to realize a speedy integration, Both Companies chose the form of organizational integration in which they will co-exist under the joint holding company. As such, Both Companies shall continue to work together after the Integration and aim to further expand and develop by maintaining and enhancing Both Companies’ brand(s) and maintaining their respective customer base and relationships with other corporate and financial groups.

2.	Both Companies shall improve business efficiency and work quality by sharing and standardizing their business platforms, such as products, back office operations and IT systems and see things from the “customer’s perspective” to provide high-quality service that meets customer’s needs. Furthermore, by sharing Both Companies’ business platforms, they aim to maximize integration synergy quickly.

Chapter 2    Method of Integration

Article 2.1	(Method of the Integration)

1.	By effecting the share exchange (kyodo-kabushiki-iten) provided for in Paragraph 2 of Article 772 of the Corporation Law on April 1, 2010 (hereinafter referred to as the “Day of Formation of the Holding Company”), Both Companies shall incorporate a joint holding company (hereinafter referred to as the “Holding Company”) that shall be the wholly owning parent company of Both Companies, and Both Companies shall become the Holding Company’s wholly-owned subsidiaries.

2.	The Integration shall be conducted based on the share exchange plan (hereinafter referred to as the “Exchange Plan”) set forth in the exhibit attached hereto.

Annex A-2

Article 2.2	(Integration Ratio)

1.	The number of shares in the Holding Company that the Holding Company shall issue for one share of common stock in each Company in the Integration (hereinafter referred to as the “Integration Ratio”) shall be as follows:

Sompo Japan:	one (1) share of common stock

Nipponkoa:	0.9 shares of common stock

2.	The issue and allocation of the shares of common stock and share options in the Holding Company, which shall be effected upon the Integration, shall be governed by the Exchange Plan.

Article 2.3	(Overview of the Holding Company)

1.	The trade name of the Holding Company shall be “NKSJ Holdings Kabushiki Kaisha” and its name in English shall be “NKSJ Holdings, Inc.”

2.	The location of the head office of the Holding Company shall be 26-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo.

3.	The objectives of the business of the Holding Company shall be as listed below:

(1)	Management and administration of the companies that are made subsidiaries pursuant to the applicable provisions of the Insurance Business Law, including, but not limited to, casualty insurance companies and life insurance companies; and

(2)	Any other businesses that are incidental to the business provided for in the preceding sub-paragraph.

4.	The Holding Company shall have the functions of promoting and administering the business integration of Both Companies and shall have the management functions that are necessary for a listed company (such as management administration, accounting, investors relations, and others).

5.	The business year of the Holding Company shall be from April 1 of one year to March 31 of the following year.

6.	The total number of authorized shares of the Holding Company shall be 5,000,000,000 shares.

7.	The stated capital of the Holding Company on the Day of Formation of the Holding Company shall be ¥100,000,000,000.

8.	The capital reserve of the Holding Company on the Day of Formation of the Holding Company shall be ¥25,000,000,000.

9.	The financial instruments exchanges on which the shares of the Holding Company shall be listed on the Day of Formation of the Holding Company shall be the Tokyo Stock Exchange and the Osaka Securities Exchange.

10.	The shareholder registry administrator of the Holding Company shall be Daiko Clearing Services Corporation.

Chapter 3    Post-Integration Management Structure

Article 3.1	(Management Structure of the Holding Company)

1.	The Holding Company shall be a company with board of corporate auditors.

2.	The Holding Company shall have shareholders meetings, directors, board of directors, corporate auditors, board of corporate auditors, and accounting auditors.

3.	A nominating and compensation committee shall be established as a consultation body for the board of directors, and a management meeting shall be established under the board of directors.

Annex A-3

4.	The Holding Company shall adopt the executive officer system (shikko yakuin seido).

5.	A Co-CEO system shall be adopted, and one person shall act as the Chairman and Chief Executive Officer, and the other person shall act as the President and Chief Executive Officer. The CEOs shall be positioned as the persons who have the ultimate responsibility for the execution of the operations.

6.	At the time of the incorporation of the Holding Company, the Chairman and Chief Executive Officer (CEO) shall be Makoto Hyodo, and the President and Chief Executive Officer (CEO) shall be Masatoshi Sato.

7.	The stated number of directors of the Holding Company shall be fifteen (15) or less, with the aim that half of the directors shall be outside directors, who shall be elected, taking into account their independence. The term of office of a director shall be one (1) year.

8.	The number of directors at the time of the incorporation of the Holding Company shall be twelve (12) (out of which six (6) shall be outside directors). Each Company has nominated three (3) inside directors, and the outside directors have been selected through discussions between Both Companies, taking into account the independence of these outside directors. The inside directors and the outside directors (excluding the CEOs) will be the following persons:

Director (outside): Akira Genma

Director (outside): Tsunehisa Katsumata

Director (outside): Seiichi Asaka

Director (outside): Sumitaka Fujita

Director (outside): Yosiharu Kawabata

Director (inside): Yasuhide Fujii

Director (inside): Yuichi Yamaguchi

Director (outside): George Olcott

Director (inside): Kengo Sakurada

Director (inside): Hiroyuki Yamaguchi

9.	The stated number of corporate auditors of the Holding Company shall be seven (7) or less, and half or more of the corporate auditors to be elected shall be outside corporate auditors, taking into account their independence. The term of office of a corporate auditor shall be four (4) years.

10.	The number of corporate auditors at the time of the incorporation of the Holding Company shall be five (5) (out of which three (3) shall be outside corporate auditors). Each Company has nominated one (1) corporate auditor, and the outside corporate auditors have been selected through discussions between Both Companies, taking into account their independence. The corporate auditors and the outside corporate auditors will be the following persons:

Corporate auditor (outside): Koichi Masuda

Corporate auditor (outside): Makiko Yasuda

Corporate auditor (outside): Motoyoshi Nishikawa

Corporate auditor (inside): Atau Kadokawa

Corporate auditor (inside): Jiro Handa

11.	The nominating and compensation committee shall consist of members who shall be elected from among the directors, by a resolution of the board of directors (provided that a majority of the committee members shall be outside directors), and the chairman shall be elected from among the members who are outside directors. The nominating and compensation committee shall decide the candidates for directors and candidates for corporate auditors of the Holding Company. In addition, the committee, on and after the Day of Formation of the Holding Company, shall be involved in the election of candidates for directors, candidates for executive officers, and candidates for corporate auditors, of Both Companies, as well as being involved in determining the compensation of officers and the performance appraisal of the officers, and the details shall be determined through discussions by and between Both Companies.

12.	The number of members of the nominating and compensation committee at the time of the incorporation of the Holding Company shall be six (6) or less, out of which a majority shall be outside directors.

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13.	The management meeting shall consist mainly of inside directors, and shall discuss material matters relating to the management of the group as well as the management of Both Companies. The board of directors and management meeting shall be empowered to establish, as required, committees for specific tasks. Matters in respect of the committees, the management meeting, and the members of the committees, as well as other matters as at the time of the incorporation of the Holding Company shall be determined through discussions by and between Both Companies.

14.	At the time of the incorporation of the Holding Company, the accounting auditor shall be Ernst & Young ShinNihon LLC.

15.	The Holding Company shall establish the following organs as of the Day of Formation of the Holding Company. Any change in the organs and operations to be managed by the respective organs shall be determined through discussions by and between Both Companies:

(1) Management & Planning Department;

(2) Management & Administration Department;

(3) System Management Department;

(4) Human Resource & General Affair Department;

(5) Accounting Department;

(6) Legal Department;

(7) Compliance Department;

(8) Risk Management Department;

(9) Internal Audit Department; and

(10) Office of Corporate Auditor

Chapter 4    Representations and Warranties

Article 4.1	(Representations and Warranties)

Each Company (as to itself only) represents and warrants to the other party that the following statements are true and accurate as of the day of execution of this Agreement:

(1)	The documents and information that the Company disclosed to the other party or its advisors in connection with the Integration prior to and including the day of the execution of this Agreement are true and accurate in material respects.

(2)	The consolidated and non-consolidated financial statements of the Company (hereinafter referred to as the “Financial Statements of the Company”) for the business year from April 1, 2008 through March 31, 2009 (hereinafter referred to as the “Fiscal Year 2008”) have been prepared in accordance with, and by way of the continual application of, the corporate accounting standards that are generally accepted in Japan as fair and reasonable, and the respective financial statements represent, accurately and adequately, in material respects, the status of the assets and liabilities of the Company as of March 31, 2009 (hereinafter referred to as the “Record Date of Fiscal Year 2008”) and the status of the profit and loss of the Company for the Fiscal Year 2008. On and after the Record Date of Fiscal Year 2008, no fact or event (including the occurrence and/or forecast of material loss that exceeds the amount of the loss reserves recorded on the Financial Statements of the Company (including those that are not recorded yet, but are publicly announced as reserves that are expected to be added)) that is likely to have a material impact on the business, assets, liabilities, management performance, cash flow, status of profit and loss of the Company or the forecast of the business of the Company has occurred.

(3)

Except for those recorded or reflected by the Company on the Financial Statements of the Company, and those that occurred, after the Record Date of Fiscal Year 2008, in the normal course of business (including, with respect to Sompo Japan, subordinated unsecured corporate bonds issued pursuant to

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the resolution of the board of directors dated May 20, 2009), the Company has no material liabilities or obligations (whether fixed or contingent, regardless of the cause thereof, and whether or not entry or reflection on the balance sheet is required under the corporate accounting standards that are generally accepted in Japan as fair and reasonable).

(4)	Securities reports, quarterly reports, extraordinary reports, and financial results (kessan-tanshin) that the Company has submitted on and after April 1, 2009 and prior to and including the day of the execution of this Agreement, contain (i) no false entry with respect to any material matter, and (ii) no omission of (a) any statement of material fact that should have been entered or (b) any statement of material fact that would be necessary to avoid misunderstanding.

(5)	In its respective business, the Company and its subsidiaries are in compliance with the applicable laws and regulations, its board of directors rules and other internal rules and regulations, in material respects. The Company and its subsidiaries have no agreement with any anti-social organization or special shareholder that requires the Company or such subsidiary to give money or other interests or grant any support or benefit to the anti-social organization or special shareholder, nor do they have any relationship similar to the foregoing.

(6)	There are no material contracts executed by the Company and its subsidiaries (referring to a contract, the termination of which would have a material impact on the Company and its subsidiaries for the purpose of their respective business or financial affairs or in connection with the implementation of the Integration by the Company or its subsidiaries, or performance of its obligations under this Agreement) with respect to which the execution of this Agreement, or implementation of the Integration or performance of any obligation under this Agreement would constitute a cause of the termination of such contracts, or otherwise cause such contracts to cease to exist.

(7)	There are no pending or ongoing lawsuits that would have a material impact on the Company and its subsidiaries for the purpose of their respective business or financial affairs or in connection with the implementation of the Integration by the Company or performance of its obligations under this Agreement; and to the best knowledge of the Company, there is no threat of the initiation of such lawsuits.

Chapter 5    Preparation for Integration

Article 5.1	(Schedule for the Integration)

1.	The schedule for the Integration shall be as follows:

Date of execution of this Agreement; Preparation of Exchange Plan	October 30, 2009
Record date for the Extraordinary Shareholders Meetings	October 31, 2009
Date of Both Companies’ Extraordinary Shareholders Meetings	December 22, 2009
Date of delisting of each Company	March 29, 2010
Date of Formation of the Holding Company	April 1, 2010

2.	Each Company shall hold its respective extraordinary shareholders meeting (hereinafter referred to as the “Extraordinary Shareholders Meeting”) and shall seek approval regarding the Exchange Plan and other matters that are necessary for the Integration.

3.	By cooperating with each other through mutual discussions, Both Companies shall proceed with and take all necessary procedures (including procedures on registration statement (Form F-4) that must be submitted to the U.S. Securities and Exchange Commission pursuant to U.S. federal securities laws) required under securities-related regulations within and outside Japan (including U.S. securities regulations) and other laws and regulations that are necessary for the implementation of the Integration.

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4.	If any material event occurs, including, but not limited to, any delay in the administrative procedures under the U.S. federal securities laws, Both Companies may change the schedule set forth under Paragraph 1 of this Article by reaching an agreement.

Article 5.2	(Integration Preparation Committee)

1.	Both Companies shall organize an Integration Preparation Committee to be led by Masatoshi Sato and Makoto Hyodo as co-chairmen, shall establish working groups composed of working-level staff, and shall promote the Integration by mutually exchanging information and opinions regarding, among other matters, preparations for the Integration, development of management strategy and business plan of the Holding Company, and furtherance of overall business alliance.

2.	No later than the Day of Formation of the Holding Company, the Integration Preparation Committee and its working groups must have studied a strategy that enhances, to the maximum extent possible, the efficiency of the New Group as a whole, and the companies belonging to the New Group, including Both Companies, must have created a system that carries out such strategy in an efficient manner.

Article 5.3	(Provision of Materials)

From the execution of this Agreement until the Day of Formation of the Holding Company, each Company shall, if so requested by the other party, make available information such as materials with respect to matters deemed necessary for the smooth realization of the Integration.

Article 5.4	(Both Companies’ Obligations Until the Day of Integration)

1.	Except for the matters that were under discussion and/or negotiation on March 13, 2009 (hereinafter referred to as the “Day of Basic Agreement”), the date on which a basic agreement on the Integration was reached, and had been publicly announced or notified to the other party in writing prior to the Day of Basic Agreement, each Company agrees that it shall not engage, prior to and including the Day of Formation of the Holding Company, in any discussion and/or negotiation with third parties regarding business integration, capital tie-up, capital participation, transfer of shares or any other business alliance similar to any of the foregoing that could conflict with the purpose of the Integration, and that discussions shall be made exclusively by and between Both Companies.

2.	During the period from the day after the day of the execution of this Agreement to the Day of Formation of the Holding Company, each Company shall execute its own business and manage and operate its own assets within the scope of its ordinary business with the duty of due care of a good manager.

Article 5.5	(Confidentiality)

1.	Each Company shall keep in strict confidence any material or other information (excluding the information set forth below; hereinafter referred to as the “Confidential Information”) that is received from the other party in connection with the Integration, whether before or after the execution of this Agreement, with the duty of due care of a good manager, and shall not leak or disclose the same to any third party without the consent of the other party, nor shall it use the same for any purpose other than the purpose provided for in this Agreement:

(1)	Any information that was already part of the public domain at the time of disclosure by the other party;

(2)	Any information that becomes part of the public domain through no fault of the recipient after disclosure by the other party;

(3)	Any information that the recipient already lawfully possessed at the time of disclosure by the other party; and

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(4)	Any information that was disclosed by a third party who has legitimate rights to do so without incurring any confidentiality obligations.

2.	Notwithstanding the preceding paragraph, each Company shall be entitled to disclose Confidential Information to its own officers and employees, as well as to its outside experts such as financial advisors, lawyers, certified public accountants and tax advisors to the minimum extent necessary for the purpose of this Agreement.

3.	In the event that any Confidential Information is to be disclosed to a third party pursuant to the preceding paragraph, the disclosing party shall cause the recipient to comply with the confidentiality obligations provided for in Paragraph 1 of this Article and shall be responsible for any violation of the confidentiality obligations committed by the recipient.

4.	The party who has received any Confidential Information shall promptly return to the other party any and all documents and media that contain the Confidential Information in the event that the Confidential Information has become no longer necessary in preparing for the Integration, in the event that the other party has demanded the return of such information, or in the event that this Agreement is terminated.

Article 5.6	(Notices; Discussions)

1.	(Advance or Immediate Notice)

During the period from the day of the execution of this Agreement to the day immediately preceding the Day of Formation of the Holding Company, each Company shall immediately notify the other party (i) in the event that it has been discovered that any representation or warranty provided for in Article 4.1 hereof is not true or accurate, or (ii) in the event that there has occurred any event that has a material impact on the financial conditions or management conditions of the party that were the basis of the determination of the Integration Ratio, such as the occurrence after the execution of this Agreement of any change in situations regarding any representation or warranty, or it has been discovered that there is a likelihood of the occurrence of such event.

Furthermore, if a Company intends to implement the following acts due to circumstances that are not avoidable for the purpose of maintaining its financial affairs or the continuation of its business, it shall give prior notice to the other party:

(1)	An act that increases or decreases the issued and outstanding shares of the Company, including, but not limited to, issue, disposal, allocation without consideration, acquisition or cancellation of shares, share options or bonds with share options, share split or reverse share split (excluding issue or disposal by the Company of shares to or for any person who has share options or any person who has subscription rights based on the exercise of the share options or subscription rights issued or granted as of the day of execution of this Agreement, the issue or disposal of shares in response to demands for the sale of shares by holders of shares less than one share unit, and anything separately agreed by Both Companies).

(2)	The distribution of end-year dividends, interim dividends and other surplus profits, the record date of which is established during the period from the day after the day of execution of this Agreement to the day immediately preceding the Day of Formation of the Holding Company, excluding, however, the dividends provided for in Items [1] and [2] below:

[1] Sompo Japan:	Year-end dividend of business year 2009 (limited, however, to ¥19.7 billion in total, and ¥20 per one share)

[2] Nipponkoa:	Year-end dividend of business year 2009 (limited, however, to ¥6.1 billion in total, and ¥8 per one share).

(3)

The execution of any contract regarding the acquisition for value of own shares (including entrustments to any trust company or securities company in connection with the acquisition of treasury shares), or

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the implementation of such contract (excluding, however, cases where the party in question responds to demands for the purchase of shares by holders of shares less than one share unit).

2.	(Discussions and Review of Integration Ratio)

The party who has received a notice under the preceding paragraph may, if such party deems it necessary, request the other party to review the Integration Ratio. In such case, Both Companies shall change the Integration Ratio unless Both Companies have agreed to maintain the Integration Ratio through good-faith discussions.

3.	(Public Announcement)

Each Company shall not publicly announce the contents of the study of the preparations for the Integration without the prior written consent of the other party, and the content, timing and method of any press release or other public announcement shall be determined through discussions by and between Both Companies. In the event that it is required to make a public announcement pursuant to the applicable laws and regulations and rules of the financial instruments exchanges in Japan or in foreign countries, the provision set forth in the first half of the first sentence of this Paragraph shall not apply, and the party in question shall acquire the prior confirmation by the other party as much as possible.

Article 5.7	(Handling of Treasury Shares)

Unless otherwise agreed to by Both Companies, each Company shall cancel, no later than the day immediately preceding the Day of Formation of the Holding Company, any treasury shares it possesses on the day of the execution of this Agreement and any treasury shares that it has acquired after the day of the execution of this Agreement but prior to and including the day immediately preceding the Day of Formation of the Holding Company.

Chapter 6    Miscellaneous Provisions

Article 6.1	(No Solicitation)

1.	Unless otherwise agreed, for a period of two (2) years from the day of the execution of this Agreement, neither Company shall solicit any officer or employee of the other party to serve as an officer or employee with such party or its affiliate, provided, however, that each Company shall not be precluded from running advertisement offering employment during the course of its normal operations.

2.	Unless otherwise agreed, for a period of two (2) years from the day of the execution of this Agreement, neither Company shall solicit any customer or other business partner of the other party to become a customer or other business partner with such party or its subsidiary or affiliate by using any Confidential Information that was received from the other party in connection with the Integration.

Article 6.2	(Termination)

1.	Each Company may terminate this Agreement with a written notice to the other party in the event that any of the following events occurs prior to and including the Day of Formation of the Holding Company:

(1)	A petition seeking commencement of bankruptcy proceedings, commencement of special liquidation proceedings, commencement of civil rehabilitation proceedings, or commencement of corporate reorganization proceedings has been filed by or against the other party, or in the event that the other party has suspended its payment, has become unable to pay its debts, or has become insolvent;

(2)	The other party has committed a material breach of its obligations under this Agreement, and such breach is not remedied within 14 days after written notice demanding the remedy of such breach;

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(3)	A Company requested the review of the Integration Ratio as provided for in Paragraph 2 of Article 5.6 hereof, and Both Companies cannot agree on the change or maintenance of the Integration Ratio within 30 days (or any other number of days, if any, separately agreed by Both Companies) from the time of such request.

(4)	Other than as provided in sub-paragraphs (1) through (3) above, the other party has committed any act that deviates from the purpose or basic principle of the Integration; any significantly material change occurs in the financial conditions or management conditions of the other party; or any circumstance that constitutes a significantly material impediment to the implementation of the Integration has occurred, or has been discovered.

2.	The exercise of the termination right pursuant to the provisions of the preceding paragraph or any agreed termination of this Agreement shall not be interpreted as giving any impact on the rights and obligations of each Company that have accrued under this Agreement prior to such termination. In addition, the provisions of Article 6.1, Article 6.5, Article 6.6, Articles 6.10 through 6.12, and the provisions of Article 5.5 shall survive the termination of this Agreement.

Article 6.3	(Expiration of this Agreement)

1.	This Agreement shall expire in the event that any of the following events occurs prior to and including the Day of Formation of the Holding Company:

(1)	A Company does not hold the Extraordinary Shareholders Meeting as provided for in Paragraph 2 of Article 5.1 or cannot obtain at the Extraordinary Shareholders Meeting the approval relating to matters necessary for the Integration; or any judgment that rescinds or invalidates the resolution relating to such approval, or that holds that such approval did not exist, becomes final and binding prior to and including the Day of Formation of the Holding Company;

(2)	Any authorization that is necessary for the Integration has not been obtained from the relevant authorities; or

(3)	Regardless of the good-faith discussions on counter-measures against any anti-trust or other anti-competitive issues of applicable jurisdictions, such issues have not been resolved in favor of the Integration.

2.	The provisions of Paragraph 2 of the preceding Article shall be applied mutatis mutandis to the expiration of this Agreement pursuant to the provisions of paragraph 1 of this Article.

Article 6.4	(Prohibition of Transfer of Contractual Position and Assignment of Rights and Obligations)

Neither Company may assign to third parties, or allow third parties to succeed to, any position under this Agreement or any rights or obligations thereunder, in whole or in part, without obtaining the prior written approval of the other party.

Article 6.5	(Allocation of Expense)

Unless otherwise agreed by Both Companies, any expense incurred by each Company in connection with the execution and performance of this Agreement shall be borne by the respective Company, provided, however, that, in the event that the Integration is not consummated due to the violation of any obligation under this Agreement by a Company, the other party may seek from such defaulting party the reimbursement of the above expense to the extent such expense is proximately related to such violation.

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Article 6.6	(Notice)

Any notice to the other party in connection with this Agreement shall be given, using the following contact information, either in writing, or by email or fax, provided, however, that each Company may change its contact information by giving a notice to the other party that complies with this Article.

If to Sompo Japan:

Address:	26-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo
Attention:	Masaki Hanawa
Manager, Management & Planning Department
Sompo Japan Insurance Inc.
Fax:	03-3349-4175
Email:	MHanawa@sompo-japan.co.jp

If to Nipponkoa:

Address:	7-3, Kasumigaseki 3-chome, Chiyoda-ku, Tokyo
Attention:	Toshiyuki Takata
Manager, Management & Planning Department
NIPPONKOA Insurance Company, Limited
Fax:	03-3593-5383
Email:	toshiyuki.takata@nipponkoa.co.jp

Article 6.7	(Severability)

Even in the event that any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions shall not be impaired or affected thereby in any sense whatsoever.

Article 6.8	(Entire Agreement)

This Agreement constitutes the entire agreement between Both Companies with respect to the Integration and excludes any and all previous agreements of Both Companies with respect to such matters.

Article 6.9	(Amendment)

Unless otherwise provided for in this Agreement, this Agreement may be changed only by way of a written document affixed with the names and seals of the authorized representatives of Both Companies.

Article 6.10	(Governing Law)

This Agreement shall be governed by and interpreted in accordance with the laws of Japan.

Article 6.11	(Jurisdiction)

Any and all disputes regarding this Agreement shall be submitted to the exclusive jurisdiction of the Tokyo District Court as the court of the first instance.

Article 6.12	(Good-Faith Discussions)

In the event that there arises any matter not expressly provided for in this Agreement or any ambiguity regarding any provisions of this Agreement, Both Companies shall endeavor to resolve the issue through good-faith discussions.

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IN WITNESS WHEREOF, two original copies of this Agreement have been prepared, and each Company, after affixing their names and seals hereto, shall retain one original copy hereof for its own files.

October 30, 2009

Masatoshi Sato

President and Chief Executive Officer

Sompo Japan Insurance Inc.

26-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo

Makoto Hyodo

President and Chief Executive Officer

NIPPONKOA Insurance Company, Limited

7-3, Kasumigaseki 3-chome, Chiyoda-ku, Tokyo

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Note:	This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

Share Exchange Plan

Sompo Japan Insurance Inc. (“Company AAA”) and NIPPONKOA Insurance Company, Limited (“Company BBB”) hereby agree to carry out a share transfer, by way of share exchange (kyodo-kabushiki-iten), and have jointly prepared this Share Exchange Plan (the “Plan”).

Article 1.	Share Exchange

Company AAA and Company BBB shall carry out a share exchange (the “Share Exchange”) in which they will cause all of their shares issued and outstanding to be acquired by the wholly owning parent company (“CCC Holdings”) which is to be newly incorporated through the Share Exchange on the Incorporation Date of CCC Holdings (as defined in Article 7, hereinafter the same).

Article 2.	Purposes, Company Name, Location of Head Office, and Total Number of Authorized Shares of CCC Holdings, and Other Matters to Be Prescribed in the Articles of Incorporation

1.	The purposes, company name, location of head office and total number of authorized shares of CCC Holdings shall be as set forth below:

(1)	Purposes

The purpose of CCC Holdings shall be to engage in the following business activities:

(i)	Management and administration of the companies that are made subsidiaries pursuant to the applicable provisions of the Insurance Business Law, including, but not limited to, casualty insurance companies and life insurance companies; and

(ii)	Any other businesses that are incidental to the business provided for in the preceding subparagraph.

(2)	Company Name

The company name of CCC Holdings shall be NKSJ Holdings Kabushiki Kaisha, which will be indicated in the English language as NKSJ Holdings, Inc.

(3)	Location and Address of Head Office

The location of the head office of CCC Holdings shall be in Shinjuku-ku, Tokyo, and the address of the head office shall be 26-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo.

(4)	Total Number of Authorized Shares

The total number of authorized shares of CCC Holdings shall be 5,000,000,000 shares.

2.	In addition to the matters set forth in the preceding paragraph, the matters to be prescribed in the Articles of Incorporation of CCC Holdings shall be as set forth in the Articles of Incorporation of Exhibit 1.

Article 3.	Names of the Directors at the Time of Incorporation of CCC Holdings and the Names of the Corporate Auditors at the Time of Incorporation of CCC Holdings, as well as the Name of the Accounting Auditor at the Time of Incorporation of CCC Holdings

1.	The names of the directors at the time of incorporation of CCC Holdings shall be as follows:

Makoto Hyodo

Masatoshi Sato

Akira Genma

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Tsunehisa Katsumata

Seiichi Asaka

Sumitaka Fujita

Yosiharu Kawabata

Yasuhide Fujii

Yuichi Yamaguchi

George Olcott

Kengo Sakurada

Hiroyuki Yamaguchi

2.	The names of the corporate auditors at the time of incorporation of CCC Holdings shall be as follows:

Koichi Masuda

Makiko Yasuda

Motoyoshi Nishikawa

Atau Kadokawa

Jiro Handa

3.	The name of the accounting auditor at the time of the incorporation of CCC Holdings shall be as follows:

Ernst & Young ShinNihon LLC

Article 4.	Method of Calculation and Allotment of the Number of Shares to Be Delivered at the Time of the Share Exchange

1.	At the time of the Share Exchange, CCC Holdings shall deliver to the shareholders of Company AAA and Company BBB, in exchange for the shares of common stock that each shareholder respectively owns, shares of common stock of CCC Holdings in the same number as the total of (i) the number obtained by multiplying the total number of issued shares of common stock of Company AAA as of the day immediately preceding the Incorporation Date of CCC Holdings, by 1; and (ii) the number obtained by multiplying the total number of issued shares of common stock of Company BBB as of the day immediately preceding the Incorporation Date of CCC Holdings, by 0.9. If the calculation of (ii) yields a fraction that is less than one full share, such fraction shall be handled in accordance with Article 234 of the Corporation Law and other relevant laws and regulations.

2.	At the time of the Share Exchange, CCC Holdings shall allot to the shareholders of Company AAA and Company BBB who are respectively registered in the final shareholder registry of Company AAA and Company BBB as of the day immediately preceding the Incorporation Date of CCC Holdings (provided that if a shareholder of Company AAA or Company BBB makes a demand pursuant to Article 806 of the Corporation Law for purchase of shares, Company AAA or Company BBB, as the case may be, shall be deemed to be registered as the shareholder instead of the relevant shareholder) one share of common stock of CCC Holdings per share of common stock of Company AAA that the shareholder owns, and 0.9 shares of common stock of CCC Holdings per share of common stock of Company BBB that the shareholder owns. If the number of shares of common stock of CCC Holdings to be delivered to the shareholders of Company BBB includes a fraction that is less than one full share, such fraction shall be handled in accordance with Article 234 of the Corporation Law and other relevant laws and regulations.

Article 5.	Matters Regarding Stated Capital and Amount of Reserves of CCC Holdings

The stated capital and the amount of reserves of CCC Holdings on the Incorporation Date of CCC Holdings shall be as follows:

(1)	Amount of stated capital:	¥100,000,000,000
(2)	Amount of capital reserves:	¥25,000,000,000
(3)	Amount of retained earnings reserve:	¥0

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Article 6.	Share Options to Be Delivered and the Allotment Thereof at the Time of the Share Exchange

1.

(1)    At the time of the Share Exchange, CCC Holdings shall deliver to the holders of the share options issued by Company AAA set forth in Column (1) of rows 1 through 16 of the table below, in exchange for the relevant share options, share options of the CCC Holdings set forth in Column (2) of rows 1 through 16 of the table below, in the same number as the total number of the relevant share options issued by Company AAA as of the end of the day immediately preceding the Incorporation Date of CCC Holdings, provided that if on or after October 1, 2009 and no later than the day immediately preceding the Incorporation Date of CCC Holdings, share options set forth in Column (1) of rows 1 through 16 of the table below have been extinguished in their entirety or in part as a result of exercise or other reasons, number of share options that have been thereby extinguished shall respectively be deducted from the relevant numbers set forth in the columns corresponding to “Number”.

	Column (1)			Column (2)
	Name	Terms	Number	Name	Terms
(1)	Sompo Japan Insurance Inc. First Issue Share Options	Set forth in Exhibit 2	135	NKSJ HOLDINGS, INC. First Issue Share Options	Set forth in Exhibit 3

(2)	Sompo Japan Insurance Inc. Second Issue Share Options	Set forth in Exhibit 4	10	NKSJ HOLDINGS, INC. Second Issue Share Options	Set forth in Exhibit 5

(3)	Sompo Japan Insurance Inc. Fourth Issue Share Options	Set forth in Exhibit 6	40	NKSJ HOLDINGS, INC. Third Issue Share Options	Set forth in Exhibit 7

(4)	Sompo Japan Insurance Inc. Fifth Issue Share Options	Set forth in Exhibit 8	30	NKSJ HOLDINGS, INC. Fourth Issue Share Options	Set forth in Exhibit 9

(5)	Sompo Japan Insurance Inc. Sixth Issue Share Options	Set forth in Exhibit 10	105	NKSJ HOLDINGS, INC. Fifth Issue Share Options	Set forth in Exhibit 11

(6)	Sompo Japan Insurance Inc. Seventh Issue Share Options	Set forth in Exhibit 12	145	NKSJ HOLDINGS, INC. Sixth Issue Share Options	Set forth in Exhibit 13

(7)	Sompo Japan Insurance Inc. Eighth Issue Share Options	Set forth in Exhibit 14	290	NKSJ HOLDINGS, INC. Seventh Issue Share Options	Set forth in Exhibit 15

(8)	Sompo Japan Insurance Inc. Ninth Issue Share Options	Set forth in Exhibit 16	282	NKSJ HOLDINGS, INC. Eighth Issue Share Options	Set forth in Exhibit 17

(9)	Sompo Japan Insurance Inc. Tenth Issue Share Options	Set forth in Exhibit 18	363	NKSJ HOLDINGS, INC. Ninth Issue Share Options	Set forth in Exhibit 19

(10)	Sompo Japan Insurance Inc. Eleventh Issue Share Options	Set forth in Exhibit 20	365	NKSJ HOLDINGS, INC. Tenth Issue Share Options	Set forth in Exhibit 21

(11)	Sompo Japan Insurance Inc. Twelfth Issue Share Options	Set forth in Exhibit 22	324	NKSJ HOLDINGS, INC. Eleventh Issue Share Options	Set forth in Exhibit 23

(12)	Sompo Japan Insurance Inc. Thirteenth Issue Share Options	Set forth in Exhibit 24	316	NKSJ HOLDINGS, INC. Twelfth Issue Share Options	Set forth in Exhibit 25

(13)	Sompo Japan Insurance Inc. Fourteenth Issue Share Options	Set forth in Exhibit 26	403	NKSJ HOLDINGS, INC. Thirteenth Issue Share Options	Set forth in Exhibit 27

(14)	Sompo Japan Insurance Inc. Fifteenth Issue Share Options	Set forth in Exhibit 28	382	NKSJ HOLDINGS, INC. Fourteenth Issue Share Options	Set forth in Exhibit 29

(15)	Sompo Japan Insurance Inc. Sixteenth Issue Share Options	Set forth in Exhibit 30	2,973	NKSJ HOLDINGS, INC. Fifteenth Issue Share Options	Set forth in Exhibit 31

(16)	Sompo Japan Insurance Inc. Seventeenth Issue Share Options	Set forth in Exhibit 32	7,471	NKSJ HOLDINGS, INC. Sixteenth Issue Share Options	Set forth in Exhibit 33

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(2)	At the time of the Share Exchange, CCC Holdings shall deliver to the holders of the share options issued by Company BBB set forth in Column (1) of rows 1 through 6 of the table below, in exchange for the relevant share options, share options of the CCC Holdings set forth in Column (2) of rows 1 through 6 of the table below, in the same number as the total number of the relevant share options issued by Company BBB as of the end of the day immediately preceding the Incorporation Date of CCC Holdings, provided that if on or after October 1, 2009, in the case of share options set forth in Column (1) of rows 1 through 5 of the table below, or on or after October 8, 2009, in the case of share options set forth in Column (1) of row 6 of the table below and in each case no later than the day immediately preceding the Incorporation Date of CCC Holdings, share options have been extinguished in their entirety or in part as a result of exercise or other reasons, number of share options that have been thereby extinguished shall respectively be deducted from the relevant numbers set forth in the columns corresponding to “Number”.

	Column (1)			Column (2)
	Name	Terms	Number	Name	Terms
(1)	NIPPONKOA Insurance Company, Limited March 2005 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 34 and 46	236	NKSJ HOLDINGS, INC. Seventeenth Issue Share Options	Set forth in Exhibits 35 and 47

(2)	NIPPONKOA Insurance Company, Limited March 2006 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 36 and 46	255	NKSJ HOLDINGS, INC. Eighteenth Issue Share Options	Set forth in Exhibits 37 and 47

(3)	NIPPONKOA Insurance Company, Limited March 2007 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 38 and 48	131	NKSJ HOLDINGS, INC. Nineteenth Issue Share Options	Set forth in Exhibits 39 and 49

(4)	NIPPONKOA Insurance Company, Limited March 2008 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 40 and 48	144	NKSJ HOLDINGS, INC. Twentieth Issue Share Options	Set forth in Exhibits 41 and 49

(5)	NIPPONKOA Insurance Company, Limited March 2009 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 42 and 48	289	NKSJ HOLDINGS, INC. Twenty-First Issue Share Options	Set forth in Exhibits 43 and 49

(6)	NIPPONKOA Insurance Company, Limited October 2009 Issue Share Options (Stock Compensation-Type Stock Option)	Set forth in Exhibits 44 and 48	408	NKSJ HOLDINGS, INC. Twenty-Second Issue Share Options	Set forth in Exhibits 45 and 49

2.

(1)    At the time of the Share Exchange, CCC Holdings shall respectively allot share options set forth in Column (2) of rows 1 through 16 of the table of Article 6.1 (1) to each of the holders of the share options issued by Company AAA set forth in Column (1) of rows 1 through 16 of the table of Article 6.1 (1) that is stated or recorded in the final share option registry of Company AAA as of the end of the day immediately prior to the Incorporation Date of CCC Holdings, in a ratio of one share option of CCC Holdings per share option issued by Company BBB that is held by such holder.

(2)    At the time of the Share Exchange, CCC Holdings shall respectively allot share options set forth in Column (2) of rows 1 through 6 of the table of Article 6.1 (2) to each of the holders of the share options issued by Company BBB set forth in Column (1) of rows 1 through 6 of the table of Article 6.1 (2) that

Annex A-16

         is stated or recorded in the final share option registry of Company BBB as of the end of the day immediately prior to the Incorporation Date of CCC Holdings, in a ratio of one share option of CCC Holdings per share option issued by Company BBB that is held by such holder.

Article 7.	Incorporation Date of CCC Holdings

The date on which incorporation of CCC Holdings is to be registered (herein the “Incorporation Date of CCC Holdings”) shall be April 1, 2010, provided that if necessary in view of the progress of the proceedings of the Share Exchange or for other reasons, this date may be changed by discussion between Company AAA and Company BBB.

Article 8.	General Meeting of Shareholders to Approve the Plan

1.	Company AAA shall hold an extraordinary shareholders meeting on December 22, 2009, and request a resolution regarding approval of the Plan as well as matters that are necessary for the Share Exchange.

2.	Company BBB shall hold an extraordinary shareholders meeting on December 22, 2009, and request a resolution regarding approval of the Plan as well as matters that are necessary for the Share Exchange.

3.	If necessary in view of the progress of the proceedings of the Share Exchange or for other reasons, the date of the extraordinary shareholders meetings set forth in the preceding two paragraphs may be changed by discussion between Company AAA and Company BBB.

Article 9.	Listing of Shares, Shareholder Registry Administrator

1.	On the Incorporation Date of CCC Holdings, CCC Holdings plans to make a listing on the Tokyo Stock Exchange and the Osaka Stock Exchange of the shares that it will issue.

2.	The shareholder registry administrator of CCC Holdings shall be as follows:

Daiko Clearing Services Corporation, Tokyo Branch Office

14-9, Nihon-bashi Kabutocho, Chuo-ku, Tokyo

(Head Office: 4-6 Kitahama 2-chome, Chuo-ku, Osaka City, Osaka)

Article 10.	Dividends of Surplus

1.	Company AAA may pay a dividend of surplus up to a maximum of ¥20 per share and a total maximum of ¥19,700,000,000 to the shareholders and the registered pledgees who are registered in the final shareholder registry as of March 31, 2010.

2.	Company BBB may pay a dividend of surplus up to a maximum of ¥8 per share and a total maximum of ¥6,100,000,000 to the shareholders and registered pledgees who are registered in the final shareholder registry as of March 31, 2010.

3.	Except as prescribed in the preceding two paragraphs, neither Company AAA nor Company BBB shall be permitted during the period from the preparation of the Plan through the Incorporation Date of CCC Holdings to make a resolution of dividends of surplus with the record date being a day that is before the Incorporation Date of CCC Holdings.

Article 11.	Management, Etc., of Corporate Assets

During the period from the preparation of the Plan through the Incorporation Date of CCC Holdings, Company AAA and Company BBB shall execute their respective businesses and manage and operate their respective assets with the care of a conscientious manager. If an act will have a significant impact on the assets or rights or obligations of Company AAA or Company BBB, Company AAA or Company BBB, as the case may be, shall carry out the same only after notifying the other party.

Annex A-17

Article 12.	Validity of Plan

The Plan shall become invalid if the resolution of approval of the Plan and necessary matters for the Share Exchange cannot be obtained at the shareholders meeting of Company AAA or Company BBB as set forth in Article 8, or authorizations or permits, etc., cannot be obtained from relevant authorities as prescribed by foreign or domestic laws or regulations (including the coming into effect, etc., of filings with relevant authorities) or if the Business Integration Agreement dated October 30, 2009 entered into by and between Company AAA and Company BBB with respect to the Share Exchange is cancelled or ceases to be effective.

Article 13.	Amendment of Terms of Share Exchange and Suspension or Cancellation of Share Exchange

If, during the period after the preparation of the Plan through the Incorporation Date of CCC Holdings, (i) a material change occurs in the financial position or management position of Company AAA or Company BBB, (ii) it becomes apparent that a situation has occurred that would present a significant impediment to implementation of the Share Exchange, or (iii) it otherwise becomes difficult to achieve the objectives of the Plan, Company AAA and Company BBB may after mutual discussion amend the terms of the Share Exchange, or other substance of the Plan, or suspend or cancel the Share Exchange.

Article 14.	Matters for Consultation

In addition to the matters set forth in the Plan, Company AAA and Company BBB shall discuss and determine, in accordance with the intent of the Plan, matters that are not prescribed in the Plan and other matters that are necessary for the Share Exchange.

Annex A-18

Exhibit 1

Articles of Incorporation of NKSJ Holdings, Inc.

Chapter 1    General Provisions

(Company Name)

Article 1	The Company shall be called NKSJ Holdings Kabushiki Kaisha.

2	In English, the Company will be indicated as NKSJ Holdings, Inc.

(Purposes)

Article 2	The purpose of the Company shall be to engage in the following business activities:

(1)	Management and administration of the companies that are made subsidiaries pursuant to the applicable provisions of the Insurance Business Law, including, but not limited to, casualty insurance companies and life insurance companies; and

(2)	Any other businesses that are incidental to the business provided for in the preceding subparagraph.

(Location of Head Office)

Article 3	The head office of the Company shall be located in Shinjuku-ku, Tokyo.

(Corporate Organs)

Article 4	The Company shall have the following Corporate Organs in addition to the shareholders meeting and the directors.

(1)	A board of directors;

(2)	Corporate auditors;

(3)	A board of corporate auditors; and

(4)	Accounting auditors.

(Method of Public Notice)

Article 5	The method of public notice used by the Company shall be electronic public notice, provided that if due to a mishap or other unavoidable reason public notice by electronic means is not possible, the Company will give public notice by publication in the Nihon Keizai Shinbun.

Chapter 2    Shares

(Total Number of Authorized Shares)

Article 6	The total number of authorized shares of the Company shall be 5,000,000,000 shares.

(Acquisition of Treasury Shares)

Article 7	The Company may, in accordance with Article 165, Paragraph 2 of the Corporation Law, and pursuant to resolution by the board of directors, acquire shares of the Company by way of market transactions or other methods.

(Number of Shares Constituting One Unit)

Article 8	Shares constituting one unit of shares of the Company shall be one thousand shares.

Annex A-19

(Rights in Relation to Shares Less than One Unit)

Article 9	A shareholder of the Company may not exercise any rights in respect of shares less than one unit other than the following:

(1)	Rights described in Article 189, Paragraph 2 of the Corporation Law,

(2)	Rights to make a request as prescribed in Article 166, Paragraph 1 of the Corporation Law,

(3)	The right to receive an allotment of shares for subscription or share options for subscription corresponding to the number of shares held by the shareholder, and

(4)	The right to make a request as prescribed in the following article.

(Increased Purchase Request in Relation to Shares less than One Unit)

Article 10	A shareholder of the Company may, in accordance with the share handling regulations established by a resolution of the board of directors (the “Share Handling Regulations”), make a request to the Company to sell the shareholder shares in an amount that combined with the shares less than one unit that the shareholder holds would total shares of one unit.

(Shareholder Registry Administrator)

Article 11	The Company shall appoint a shareholder registry administrator.

2	The shareholder registry administrator and the associated administrative office shall be determined by a resolution of the board of directors and public notice shall be made thereof.

3	The preparation and keeping of and other administrative work associated with the shareholder registry administrator and the share options registry shall be delegated to the shareholder registry administrator and shall not be handled by the Company.

(Share Handling Regulations)

Article 12	The handling of the Company’s shares and procedures in connection with the exercise of rights of a shareholder shall be conducted in accordance with the Share Handling Regulations, in addition to laws or regulations or these Articles of Incorporation.

Chapter 3    General Shareholders Meeting

(Convening a Shareholders Meeting)

Article 13	An ordinary shareholders meeting of the Company shall be convened within three months after the end of each business year, while an extraordinary shareholders meeting may be convened as necessary.

(Record Date for Shareholders Meeting)

Article 14	The Company shall consider the shareholders of the Company that are recorded in the final shareholder registry as of March 31 of each year to be the shareholders that are able to exercise votes at the ordinary shareholders meeting in connection with that business year.

2.	The record date in connection with the voting rights in an extraordinary shareholders meeting shall be determined by resolution of the board of directors, and public notice thereof shall be made at least two weeks prior to that record date.

Annex A-20

(Person With Right to Convene Meetings and Chairperson)

Article 15	The Director and President shall convene a shareholders meeting and shall be the chairperson thereof.

2.	If the Director and President is unavailable, another director shall convene the shareholders meeting and be the chairperson thereof, in accordance with an order of precedence as shall be determined in advance by the board of directors.

(Presentations of Shareholders Meeting Reference Materials Deemed to Have Been Provided by Disclosure on the Internet)

Article 16	When convening a shareholders meeting, the Company may employ the method of using the Internet in the manner prescribed by the Ordinance of the Ministry of Justice to disclose the information in connection with the matters that are to be stated in the reference documents of the shareholders meeting, business reports, financial statements and consolidated financial statements. In this event, the Company shall deem the information to have been provided to shareholders.

(Method of Passing Resolutions)

Article 17	Except where prescribed otherwise according to laws or regulations or these Articles of Incorporation, a resolution at a shareholders meeting shall be made by a majority of the voting rights of shareholders who are eligible to exercise voting rights and are present at the meeting.

2	A resolution set forth in Article 309, Paragraph 2 of the Corporation Law may be passed by a two thirds or greater majority of all of the voting rights exercised at a meeting where shareholders having one third or more of all of the voting rights of the shareholders who are eligible to exercise voting rights are present.

(Exercise of Voting Rights by Proxy)

Article 18	A shareholder may exercise its voting rights through one proxy who shall be another shareholder holding voting rights.

2.	The shareholder or proxy of such shareholder shall submit to the Company documentation evidencing the authority of proxy, for each shareholders meeting.

Chapter 4    Directors and the Board of Directors

(Number of Directors)

Article 19	The number of directors appointed to the Company shall be not greater than fifteen.

(Method of Election)

Article 20	The directors shall be elected by a shareholders meeting.

2	A resolution to elect a director may be passed by exercise of a majority of the voting rights at a meeting where shareholders having one third or more of all of the voting rights of the shareholders authorized to exercise voting rights are present.

3	Cumulative voting shall not be allowed in a resolution to elect a director.

(Term of Office)

Article 21	The term of office of a director shall be until the time of the conclusion of the ordinary shareholders meeting that is held in connection with the final business year that ends within one year from the election of the director concerned.

Annex A-21

(Representative Director and Executive Directors)

Article 22.	The board of directors shall, by its resolution, elect a representative director.

2.	The board of directors may, by its resolution, elect a single director and chairman and a single director and president.

(Person With Right to Convene the Meeting of the Board of Directors and the Chairman of the Board)

Article 23	Except as otherwise prescribed by laws or regulations, the Director and President shall convene meetings of the board of directors and shall be the chairperson thereof.

2.	If the Director and President is unavailable, another director shall convene the meeting of the board of directors and become the chairperson thereof, in accordance with an order of precedence as shall be determined in advance by the board of directors.

(Convocation of Meeting of the Board of Directors)

Article 24	Notice that a meeting of the board of directors will be convened shall be given to each director and each corporate auditor at least three days prior to the date of the meeting, provided, however, that this period may be reduced when necessary due to an emergency.

2	If the consent of all directors and corporate auditors has been obtained, a meeting of the board of directors may be convened without taking the procedures of convocation.

(Method of Resolution by the Board Of Directors)

Article 25	A resolution of the board of directors may be passed by a majority of the directors present at a meeting attended by a majority of the directors with authority to vote on the resolution.

2	The Company shall deem that a resolution of the board of directors has been passed when the requirements of Article 370 of the Corporation Law have been fulfilled.

(Board of Directors Regulations)

Article 26	Except as otherwise prescribed by laws or regulations or these Articles of Incorporation, the operation of the board of directors shall be governed by the Board of Directors Regulations established by a resolution of the board of directors.

(Remuneration, Etc.)

Article 27	Remuneration, bonuses and other compensation received from the Company as consideration for duties performed (the “Remuneration, etc.”) for directors shall be determined pursuant to a resolution of a shareholders meeting.

(Release from Liability of Directors)

Article 28	The Company may, pursuant to a resolution of its board of directors and in accordance with Article 426, Paragraph 1 of the Corporation Law, release a director (including a person who was a director) from liability for damages caused by a breach of duty as a director, to the extent permitted by laws or regulations.

(Agreement Limiting Liability of Outside Directors)

Article 29	The Company may, in accordance with Article 427, Paragraph 1 of the Corporation Law, enter into an agreement with an outside director limiting liability for damages caused by a breach of such outside director’s duties. In this event, the maximum liability pursuant to said agreement shall be the amount as prescribed by laws or regulations.

Annex A-22

Chapter 5    Corporate Auditors and the Board of Corporate Auditors

(Number of Corporate Auditors)

Article 30	The number of corporate auditors of the Company shall not be greater than seven.

(Method of Election)

Article 31	The corporate auditors shall be elected by a shareholders meeting.

2	A resolution to elect a corporate auditor may be passed by exercise of a majority of the voting rights at a meeting where shareholders having one third or more of all of the voting rights of the shareholders authorized to exercise voting rights are present.

(Term of Office)

Article 32	The term of office of a corporate auditor shall be until the time of the conclusion of the ordinary shareholders meeting that is held in connection with the final business year that ends within four years from the election of the corporate auditor concerned.

(Method of Resolution by the Board Of Corporate Auditors)

Article 33	A resolution of the board of corporate auditors may be passed by a majority of the corporate auditors.

2	The board of corporate auditors shall, by its resolution, elect full time corporate auditors.

(Convocation of a Meeting of the Board Of Corporate Auditors)

Article 34	Notice that a meeting of the board of corporate auditors will be convened shall be given to each corporate auditor at least three days prior to the date of the meeting, provided, however, that this period may be reduced when necessary due to an emergency.

2	If the consent of all corporate auditors has been obtained, a meeting of the board of corporate auditors may be convened without taking the procedures of convocation.

(Board of Corporate Auditors Regulations)

Article 35	Except as otherwise prescribed by laws or regulations or these Articles of Incorporation, the operation of the board of corporate auditors shall be governed by the Board of Corporate Auditors Regulations established by a resolution of the board of corporate auditors.

(Remuneration, Etc.)

Article 36	Remuneration, etc. for corporate auditors shall be determined pursuant to a resolution of a shareholders meeting.

(Release from Liability of a Corporate Auditor)

Article 37	The Company may, pursuant to a resolution of its board of directors and in accordance with Article 426, Paragraph 1 of the Corporation Law, release a corporate auditor (including a person who was a corporate auditor) from liability for damages caused by a breach of duty as a corporate auditor, to the extent permitted by laws or regulations.

(Agreement Limiting Liability of Outside Corporate Auditors)

Article 38	The Company may, in accordance with Article 427, Paragraph 1 of the Corporation Law, enter into an agreement with an outside corporate auditor limiting liability for damages caused by a breach of such outside corporate auditor’s duties. In this event the maximum liability pursuant to said agreement shall be the amount as prescribed by laws or regulations.

Annex A-23

Chapter 6    Accounting

(Business Year)

Article 39	The business year of the Company shall be for one year from April 1 of each year until March 31 of the following year.

(Dividends of Surplus)

Article 40	Dividends of surplus shall be paid to the shareholders or the registered pledgees who are registered in the final shareholder registry as of March 31 of each year.

(Interim Dividends)

Article 41	The Company may pursuant to a resolution of its board of directors pay a dividend of surplus in accordance with Article 454, Paragraph 5 of the Corporation Law, to the shareholders or the registered pledgees who are registered in the final shareholder registry as of September 30 of each year.

(Period of Limitations in Connection With Dividends)

Article 42	If the dividend assets are in cash, the Company shall be released from any duty to pay any such dividends that have not been collected even after an expiration of a full three years from the date on which payment commenced.

2	Interest shall not be paid on dividends of surplus.

Supplemental Provisions

(First Business Year)

Article 1	Notwithstanding the provisions of Article 39, the first business year of the Company shall be from the date of incorporation of the Company through March 31, 2011.

(Remuneration, Etc., of the Initial Directors and Corporate Auditors)

Article 2	The amount that shall be payable in cash to the initial directors out of the Remuneration, etc., of directors from the date of incorporation of the Company through the conclusion of the first ordinary shareholders meeting (the “Initial Cash Compensation”) shall be, notwithstanding the provisions of Article 27, not more than ¥400,000,000 per year (not including the salary as an employee in the event of an employee who also serves as a director).

2.	Notwithstanding the provisions of Article 36, the Initial Cash Compensation of the initial corporate auditors shall not exceed ¥110,000,000 per year.

3.	The amount of Remuneration, etc., in connection with share options that are allotted as stock compensation-type stock options, that is to be granted to the initial directors of the Company (excluding outside directors), out of the Remuneration, etc., of directors from the date of incorporation of the Company through the conclusion of the first ordinary shareholders meeting shall be, notwithstanding the provisions of Article 27 and Paragraph 1 of this Article, not more than ¥100,000,000 per year, and shall have the following substance:

(i)	Class and number of shares underlying share options

250,000 shares of common stock of the Company shall be the maximum number of shares for which the share options are to be issued within a single year. If, as a result of a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares in connection with the shares of common stock, it is appropriate to adjust the number of shares for which the share options are to be issued, the Company shall make such adjustment as the Company deems necessary.

Annex A-24

(ii)	Total number of share options

2,500 options shall be the maximum number of share options that are to be issued within a single year. The number of shares for which each share option is to be issued (the “Potential Shares”) shall be 100 shares, provided that if an adjustment in the number of shares is made pursuant to (i) above, the same adjustment shall be made to the Potential Shares.

(iii)	Value of property to be contributed at the time of exercising the share options

The value of the property that is to be contributed at the time of exercising each share option shall be a paid in amount of ¥1 per share that can be obtained by exercising the share options, and this shall be multiplied by the number of Potential Shares.

(iv)	Period during Which the Share Options Can Be Exercised

Within 25 years from the day following the date on which share option is allotted.

(v)	Restriction to acquiring share options by assignment

Approval of the board of directors of the Company shall be required to acquire share options by way of an assignment.

(vi)	Conditions for exercise of share options

The meeting of the board of directors of the Company that resolves on the subscription requirements, etc., of the share options shall determine the conditions of exercise of the share options, such as that a holder of share options may only exercise the share options for a period of 10 days from the day following the date on which that holder forfeits his/her position as either a director or executive officer of the Company, and within the period set forth in (iv) above.

Article 3.	These Supplemental Provisions shall be deleted with the conclusion of the first ordinary shareholders meeting.

Annex A-25

Exhibit 2

Terms of First Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

First Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Date of Issue of Each Share Option

August 1, 2002

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥777,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A	=	Number of Shares Already Issued

B	=	Number of New Shares to Be Issued

C	=	Amount to Be Paid in Per Share

D	=	Market Value Prior to Issue of New Shares

Annex A-26

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2004, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the share options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom ten (10) Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥388,000

Annex A-27

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Annex A-28

Exhibit 3

Terms of First Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

First Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (the “Company”). The number of shares underlying each Share Option shall be 1,000 shares. The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥777,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

Annex A-29

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

Annex A-30

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (the “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-31

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-32

Exhibit 4

Terms of Second Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Second Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Date of Issue of Each Share Option

November 1, 2002

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥712,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

Annex A-33

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2004, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

Annex A-34

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥356,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Annex A-35

Exhibit 5

Terms of Second Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Second Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥712,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

Annex A-36

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

Annex A-37

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-38

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-39

Exhibit 6

Terms of Fourth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Fourth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Issue Date of Each Share Option

May 1, 2003

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥581,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

Annex A-40

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2004, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom ten (10) Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

Annex A-41

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥290,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Annex A-42

Exhibit 7

Terms of Third Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Third Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥581,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

Annex A-43

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share exchange plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

Annex A-44

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-45

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-46

Exhibit 8

Terms of Fifth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Fifth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Issue Date of Each Share Option

June 1, 2003

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥574,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

Annex A-47

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2004, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom ten (10) Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

Annex A-48

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥287,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Annex A-49

Exhibit 9

Terms of Fourth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Fourth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥574,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

Annex A-50

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2012

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share exchange plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

Annex A-51

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-52

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-53

Exhibit 10

Terms of Sixth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Sixth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Issue Date of Each Share Option

August 1, 2003

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥735,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition

Annex A-54

of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2005, through June 27, 2013

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom five (5) Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥367,000

Annex A-55

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Annex A-56

Exhibit 11

Terms of Fifth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Fifth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥735,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

Annex A-57

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2013

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

Annex A-58

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options.

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-59

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-60

Exhibit 12

Terms of Seventh Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Seventh Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Date of Issue of Each Share Option

February 2, 2004

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥901,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

Annex A-61

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2005, through June 27, 2013

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom five (5) Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

Annex A-62

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥450,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Annex A-63

Exhibit 13

Terms of Sixth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Sixth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥901,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

Annex A-64

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2013

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

Annex A-65

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-66

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-67

Exhibit 14

Terms of Eighth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options
Eighth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Date of Issue of Each Share Option

August 2, 2004

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥1,167,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

Annex A-68

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 30, 2006, through June 29, 2014

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom five (5) Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

Annex A-69

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥583,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Annex A-70

Exhibit 15

Terms of Seventh Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Seventh Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,167,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

Annex A-71

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 29, 2014

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

Annex A-72

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-73

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-74

Exhibit 16

Terms of Ninth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Ninth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Date of Issue of Each Share Option

February 1, 2005

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥1,082,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

Annex A-75

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 30, 2006, through June 29, 2014

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (5) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Persons to whom five (5) Share Options have been allotted shall not be permitted to exercise the Share Options in excess of a total amount of ¥12,000,000 of exercise price of the Share Options in connection with the exercise within a year (January 1 through December 31); and

(5)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(5) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

Annex A-76

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥541,000

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Annex A-77

Exhibit 17

Terms of Eighth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Eighth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of Shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,082,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

Annex A-78

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 29, 2014

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

Annex A-79

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-80

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-81

Exhibit 18

Terms of Tenth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Tenth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Date of Issue of Each Share Option

August 1, 2005

5.	Amount to Be Paid In at the Time of Exercise of each Share Option

¥1,148,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

Annex A-82

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 29, 2007, through June 28, 2015

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(4) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥574,000

Annex A-83

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Annex A-84

Exhibit 19

Terms of Ninth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Ninth	Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,148,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

Annex A-85

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 28, 2015

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

Annex A-86

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-87

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-88

Exhibit 20

Terms of Eleventh Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Eleventh Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Issue Price of Share Options

Free of consideration

4.	Date of Issue of Each Share Option

February 1, 2006

5.	Amount to Be Paid In at the Time of Exercise of Each Share Option

¥1,665,000

If the Company effects a share split or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

Annex A-89

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 29, 2007, through June 28, 2015

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Cancel Share Options and Conditions of Canceling (Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition)

(1)	If a merger agreement is approved in which the Company will be extinguished, or if a proposal approving share exchanges or share transfers in which the Company will become a wholly owned subsidiary is approved by a shareholders meeting, the Company may acquire the Share Options for no consideration.

(2)	If a holder of Share Options forfeits his or her position as either a director or an executive officer of the Company, the relevant Share Options may be acquired for no consideration in accordance with the conditions set forth in the “Agreement of Allotment of Share Options” prescribed in 7(4) above.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Issuing of Share Option Certificates

Certificates for Share Options shall be issued only on request by the holder of the Share Options.

11.	Amount That Cannot Be Added to Capital, Out of the Issue Price for New Shares Issued as a Result of Exercise of Share Options

¥832,000

Annex A-90

12.	Other

In addition, if after the issue date the Company effects an absorption-type merger, consolidation-type merger, share exchanges, share transfers or company split, or if adjustment becomes otherwise necessary, the Company may within reasonable limits make such adjustments as are deemed necessary to the number of shares that are the object of Share Options, the amount to be paid-in, the exercise price, the period in which the share options may be exercised or other particulars, or may limit the exercise of share options, or void the right to exercise share options which have not been exercised.

Annex A-91

Exhibit 21

Terms of Tenth of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Tenth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,665,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

Annex A-92

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 28, 2015

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

Annex A-93

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-94

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-95

Exhibit 22

Terms of Twelfth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Twelfth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”).

The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

470,000 yen

4.	Date of Allotment of Share Option

August 7, 2006

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,598,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

Annex A-96

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 29, 2008, through June 28, 2016

Provided that in cases where a recipient of an allotment of Share Options is an executive officer of the Company and number of Share Options allotted to him or her does not exceed 5, period during which the Share Options can be exercised shall be from July 22, 2008 through June 28, 2016.

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

Annex A-97

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-98

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-99

Exhibit 23

Terms of Eleventh Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Eleventh Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,598,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

Annex A-100

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 28, 2016

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

Annex A-101

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-102

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-103

Exhibit 24

Terms of Thirteenth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Thirteenth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

¥515,000

4.	Date of Allotment of Each Share Option

February 15, 2007

5.	Value of Property to Be Contributed at the Time of Exercise of Each Share Option or Method for Calculating of that Value

¥1,623,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

Annex A-104

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 29, 2008, through June 28, 2016

Provided that in cases where a recipient of an allotment of Share Options is an executive officer of the Company and number of Share Options allotted to him or her does not exceed 5, period during which the Share Options can be exercised shall be from January 27, 2009 through June 28, 2016.

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

Annex A-105

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Matters regarding the capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of stated capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-106

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-107

Exhibit 25

Terms of Twelfth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Twelfth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,623,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

A = Number of Shares Already Issued

Annex A-108

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 28, 2016

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

Annex A-109

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-110

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be issued delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-111

Exhibit 26

Terms of Fourteenth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Fourteenth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

¥379,000

4.	Date of Allotment of Share Option

August 13, 2007

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,547,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

Annex A-112

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2009, through June 27, 2017

Provided that in cases where a recipient of an allotment of Share Options is an executive officer of the Company and number of Share Options allotted to him or her does not exceed 5, period during which the Share Options can be exercised shall be from July 28, 2009 through June 27, 2017.

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

Annex A-113

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-114

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-115

Exhibit 27

Terms of Thirteenth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Thirteenth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥1,547,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

Annex A-116

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2017

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

Annex A-117

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options. Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-118

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-119

Exhibit 28

Terms of Fifteenth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Fifteenth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in Sompo Japan Insurance Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

¥236,000

4.	Date of Allotment of Share Option

February 12, 2008

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥990,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

Annex A-120

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From June 28, 2009, through June 27, 2017

Provided that in cases where a recipient of an allotment of Share Options is an executive officer of the Company and number of Share Options allotted to him or her does not exceed 5, period during which the Share Options can be exercised shall be from January 26, 2010 through June 27, 2017.

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of the Company, such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of the Company, the exercise may be made only within five years after the loss of said position), in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

Annex A-121

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Assignment of Share Options

Assignment of Share Options shall require the approval of the board of directors.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of stated capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-122

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-123

Exhibit 29

Terms of Fourteenth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Fourteenth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 1,000 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Share Option or Method for Calculating of that Value

¥990,000

If the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or a consolidation of shares after issuing Share Options, an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	1
Ratio of split or consolidation

Moreover if new shares are to be issued at a price that is less than the Market Value (except in the case of issuing new shares as a result of an exercise of a Share Option), an adjustment of the amount to be paid-in shall be made in accordance with the following formula, and a fraction of less than one yen produced as a result of the adjustment shall be rounded up to the nearest yen:

Amount to be paid-in after adjustment	=	Amount to be paid-in before adjustment	X	A	+	(B X C)
D
A + B

Annex A-124

A = Number of Shares Already Issued

B = Number of New Shares to Be Issued

C = Amount to Be Paid in Per Share

D = Market Value Prior to Issue of New Shares

In the above formula the “Number of Shares Already Issued” shall mean the number of shares that have been issued by the Company minus the number of treasury shares that the Company holds. If a disposition of treasury shares is to be made then the “Number of New Shares to Be Issued” shall be read as “Treasury Shares for Which the Disposition Is to Be Made,” and the “Market Value Prior to Issue of New Shares,” shall be read “Market Value Prior to Disposition.”

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through June 27, 2017

7.	Conditions of Exercise of the Share Options

(1)	In the event that a recipient of an allotment of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., such recipient may exercise the Share Options only within five years from the date thereof (and only through the last day of the exercise period);

(2)	In the event of the death of a holder of Share Options, the heir (limited to the spouse) may exercise the Share Options only within five years thereof (provided that in the event of the death of the relevant director or executive officer after he or she forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc., the exercise may be made only within five years after the loss of said position);

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

Annex A-125

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

Annex A-126

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-127

Exhibit 30

Terms of Sixteenth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Sixteenth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in Sompo Japan Insurance Inc. (the “Company”). The number of shares underlying each Share Option shall be 100 shares. The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares with respect to the shares of common stock of the Company after the date of allotment and moreover in addition to the preceding, adjustment shall be made within reasonable limits to the number of shares that are to be issued in the event of a cause that otherwise makes adjustment to these shares unavoidable; provided, however, that said adjustments shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

¥94,000

4.	Date of Allotment of Each Share Option

August 11, 2008

5.	Value of Property to Be Contributed at the Time of Exercise of Each Share Option or Method for Calculating of that Value

The value of the property to be contributed at the time of exercising each of the Share Options shall be an amount paid in of ¥1 per share that can be received by exercising the Share Options, which shall be multiplied by the number of shares to be issued to obtain the relevant amount.

6.	Period during Which the Share Options Can Be Exercised

From August 12, 2008, through August 11, 2033

7.	Conditions of Exercise of the Share Options

(1)	Share Options may be exercised only within a period of 10 days commencing on the day following the date on which a holder of Share Options forfeits his or her position as either a director or executive officer of the Company (and only through the last day of the exercise period set forth in 6 above) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

(2)	A holder of Share Options may exercise the Share Options they have been allotted on or after August 11, 2008 (stock compensation-type stock options) only in their entirety of all Share Options that are held. Exercise in part shall not be permitted;

Annex A-128

(3)	A holder of Share Options shall not be permitted to effect assignment, creation of pledge or other disposal in favor of a third party in relation to the Share Options;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Assignment of Share Options

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (the “Restructured Company”) shall be delivered to existing holders of the Share

Annex A-129

Options as of the time the Corporate Restructuring comes into effect (the “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which Share Options May be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be issued to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-130

Exhibit 31

Terms of Fifteenth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Fifteenth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (hereinafter the “Company”). The number of shares underlying each Share Option shall be 100 shares.

The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares with respect to the shares of common stock of the Company after the date of allotment, and moreover in addition to the preceding, adjustment shall be made within reasonable limits to the number of shares that are to be issued in the event of a cause that otherwise makes adjustment to these shares unavoidable; provided, however, that said adjustments shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Each Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Each Share Option or Method for Calculating of that Value

The value of the property to be contributed at the time of exercising each of the Share Options shall be an amount paid in of ¥1 per share that can be received by exercising the Share Options, which shall be multiplied by the number of shares to be issued to obtain the relevant amount.

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through August 11, 2033

7.	Conditions of Exercise of the Share Options

(1)	Share Options may be exercised only within a period of 10 days commencing on the day following the date on which a holder of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc. (and only within the exercise period set forth in 6 above);

(2)	A holder of Share Options may exercise the Share Options they have been allotted based on their position as Director of Executive Officer of Sompo Japan Insurance, Inc. (stock compensation-type stock options) only in their entirety of all Share Options that are held. Exercise in part shall not be permitted;

Annex A-131

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of stated capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing holders

Annex A-132

of the Share Options as of the time the Corporate Restructuring comes into effect (hereinafter “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be issued to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-133

Exhibit 32

Terms of Seventeenth Issue of Share Options of Sompo Japan Insurance Inc.

1.	Name of Share Options

Seventeenth Issue of Share Options of Sompo Japan Insurance Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in Sompo Japan Insurance Inc. (the “Company”). The number of shares underlying each Share Option shall be 100 shares. The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares with respect to the shares of common stock of the Company after the date of allotment and moreover in addition to the preceding, adjustment shall be made within reasonable limits to the number of shares that are to be issued in the event of a cause that otherwise makes adjustment to these shares unavoidable; provided, however, that said adjustments shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

¥62,300

4.	Date of Allotment of Each Share Option

August 10, 2009

5.	Value of Property to Be Contributed at the Time of Exercise of each Share Option or Method for Calculating of that Value

The value of the property to be contributed at the time of exercising each of the Share Options shall be an amount paid in of ¥1 per share that can be received by exercising the Share Options, which shall be multiplied by the number of shares to be issued to obtain the relevant amount.

6.	Period during Which the Share Options Can Be Exercised

From August 11, 2009, through August 10, 2034

7.	Conditions of Exercise of the Share Options

(1)	Share Options may be exercised only within a period of 10 days commencing on the day following the date on which a holder of Share Options forfeits his or her position as either a director or executive officer of the Company (and only through the last day of the exercise period set forth in 6 above) in accordance with the conditions prescribed in the “Agreement of Allotment of Share Options” set forth in (4) below;

Annex A-134

(2)	A holder of Share Options may exercise the Share Options they have been allotted on or after August 11, 2008 (stock compensation-type stock options) only in their entirety of all Share Options that are held. Exercise in part shall not be permitted;

(3)	A holder of Share Options shall not be permitted to effect assignment, creation of pledge or other disposal in favor of a third party in relation to the Share Options;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Assignment of Share Options

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then

Annex A-135

Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time the Corporate Restructuring comes into effect (the “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be issued to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-136

Exhibit 33

Terms of Sixteenth Issue of Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Sixteenth Issue of Share Options of NKSJ Holdings, Inc.

2.	Class and Number of Shares underlying Share Options or the Method for Calculating that Number

Shares of common stock in NKSJ Holdings, Inc. (the “Company”). The number of shares underlying each Share Option shall be 100 shares. The number of the shares underlying each Share Option shall be adjusted using the following formula in the event that the Company effects a share split (including allotment of shares of common stock of the Company without consideration) or consolidation of shares with respect to the shares of common stock of the Company after the date of allotment, and moreover in addition to the preceding, adjustment shall be made within reasonable limits to the number of shares that are to be issued in the event of a cause that otherwise makes adjustment to these shares unavoidable; provided, however, that said adjustments shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation) ratio

3.	Amount to be paid-in in exchange for Share Options for Subscription or Method for Calculating that Amount or Statement That Payment Is Not Required

Free of consideration

4.	Date of Allotment of Each Share Option

April 1, 2010

5.	Value of Property to Be Contributed at the Time of Exercise of Each Share Option or Method for Calculating of that Value

The value of the property to be contributed at the time of exercising each of the Share Options shall be an amount paid in of ¥1 per share that can be received by exercising the Share Options, which shall be multiplied by the number of shares to be issued to obtain the relevant amount.

6.	Period during Which the Share Options Can Be Exercised

From April 1, 2010, through August 10, 2034

7.	Conditions of Exercise of the Share Options

(1)	Share Options may be exercised only within a period of 10 days commencing on the day following the date on which a holder of Share Options forfeits his or her position as either a director or executive officer of Sompo Japan Insurance, Inc. (and only within the exercise period set forth in 6 above);

(2)	A holder of Share Options may exercise the Share Options they have been allotted based on their position as Director of Executive Officer of Sompo Japan Insurance, Inc. (stock compensation-type stock options) only in their entirety of all Share Options that are held. Exercise in part shall not be permitted;

Annex A-137

(3)	A holder of Share Options shall not be permitted to assign, pledge or otherwise dispose of the Share Options in favor of a third party;

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the holder of Share Options.

8.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amending of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

9.	Restrictions on Acquisition of Share Options by Assignment

Acquisition of Share Options by way of assignment shall require the approval of the board of directors of the Company.

10.	Matters regarding the stated capital and capital reserves that will be increased in cases where shares will be issued as a result of the exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

11.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (the “Restructured Company”) shall be delivered to existing holders of the Share

Annex A-138

Options as of the time the Corporate Restructuring comes into effect (the “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 2. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of the property to be contributed at the time of exercise of each of the Share Options to be delivered shall be the value of the property as prescribed in 5. above, obtained by adjustment in consideration of the conditions, etc., of the Corporate Restructuring.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the period during which the Share Options can be exercised as set forth in 6. above, or the effective date of the Corporate Restructuring, through the final date of the period during which the Share Options can be exercised as set forth in 6. above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 10. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 8. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 7. above.

12.	Treatment of Fractional Less Than One Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be issued to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-139

Exhibit 34

Terms of March 2005 Issue Share Options of NIPPONKOA Insurance Co., Ltd.

(Stock Compensation-Type Stock Option)

1.	Name of Share Options

March 2005 Issue Share Options of NIPPONKOA Insurance Co., Ltd. (Stock Compensation-Type Stock Option)

2.	Issue Price of Each Share Option

Free of consideration

3.	Date of Issue of Each Share Option

March 15, 2005

4.	Period during Which the Share Options Can Be Exercised

From March 16, 2006 through June 29, 2024

5.	Others

As set forth in Exhibit 46 “Terms (Common Matters) of Share Options Issued in March 2005 and March 2006 of NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)”

Annex A-140

Exhibit 35

Terms of Seventeenth Issue Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Seventeenth Issue Share Options of NKSJ Holdings, Inc.

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Free of consideration

3.	Date of Issue of Each Share Option

April 1, 2010

4.	Period during Which the Share Options Can Be Exercised

From April 1, 2010 through June 29, 2024

5.	Others

As set forth in Exhibit 47 “Terms (Common Matters) of Seventeenth Issue and Eighteenth Issue Share Options of NKSJ Holdings, Inc.”

Annex A-141

Exhibit 36

Terms of March 2006 Issue Share Options of NIPPONKOA Insurance Co., Ltd.

(Stock Compensation-Type Stock Option)

1.	Name of Share Options

March 2006 Issue Share Options of NIPPONKOA Insurance Co., Ltd. (Stock Compensation-Type Stock Option)

2.	Issue Price of Each Share Option

Free of consideration

3.	Date of Issue of Each Share Option

March 15, 2006

4.	Period during Which the Share Options Can Be Exercised

From March 16, 2007 through June 29, 2025

5.	Others

As set forth in Exhibit 46 “Terms (Common Matters) of Share Options Issued in March 2005 and March 2006 of NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)”

Annex A-142

Exhibit 37

Terms of Eighteenth Issue Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Eighteenth Issue Share Options of NKSJ Holdings, Inc.

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Free of consideration

3.	Date of Issue of Each Share Option

April 1, 2010

4.	Period during Which the Share Options Can Be Exercised

From April 1, 2010 through June 29, 2025

5.	Others

As set forth in Exhibit 47 “Terms (Common Matters) of Seventeenth Issue and Eighteenth Issue Share Options of NKSJ Holdings, Inc.”

Annex A-143

Exhibit 38

Terms of March 2007 Issue Share Options of NIPPONKOA Insurance Co., Ltd.

(Stock Compensation-Type Stock Option)

1.	Name of Share Options

March 2007 Issue Share Options of NIPPONKOA Insurance Co., Ltd. (Stock Compensation-Type Stock Option)

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Amount to be paid in with respect to each Share Option for Subscription: ¥934,000

3.	Date of Issue of Each Share Option

March 27, 2007

4.	Period during Which the Share Options Can Be Exercised

From March 28, 2007 through March 27, 2027

5.	Others

As set forth in Exhibit 48 “Terms (Common Matters) of Share Options Issued in March 2007, March 2008, March 2009, and October 2009 of NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)”

Annex A-144

Exhibit 39

Terms of Nineteenth Issue Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Nineteenth Issue Share Options of NKSJ Holdings, Inc.

2.	Issue Price of Each Share Option f

Free of consideration

3.	Date of Issue of Each Share Option

April 1, 2010

4.	Period during Which the Share Options Can Be Exercised

From April 1, 2010 through March 27, 2027

5.	Others

As set forth in Exhibit 49 “Terms (Common Matters) of Nineteenth through Twenty-Second Issue Share Options of NKSJ Holdings, Inc.”

Annex A-145

Exhibit 40

Terms of March 2008 Issue Share Options of NIPPONKOA Insurance Co., Ltd.

(Stock Compensation-Type Stock Option)

1.	Name of Share Options

March 2008 Issue Share Options of NIPPONKOA Insurance Co., Ltd. (Stock Compensation-Type Stock Option)

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Amount to be paid in with respect to each Share Option for Subscription: ¥703,000

3.	Date of Issue of Each Share Option

March 17, 2008

4.	Period during Which the Share Options Can Be Exercised

From March 18, 2008 through March 17, 2028

5.	Others

As set forth in Exhibit 48 “Terms (Common Matters) of Share Options Issued in March 2007, March 2008, March 2009, and October 2009 of NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)”

Annex A-146

Exhibit 41

Terms of Twentieth Issue Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Twentieth Issue Share Options of NKSJ Holdings, Inc.

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Free of consideration

3.	Date of Issue of Each Share Option

April 1, 2010

4.	Period during Which the Share Options Can Be Exercised

From April 1, 2010 through March 17, 2028

5.	Others

As set forth in Exhibit 49 “Terms (Common Matters) of Nineteenth through Twenty-Second Issue Share Options of NKSJ Holdings, Inc.”

Annex A-147

Exhibit 42

Terms of March 2009 Issue Share Options of NIPPONKOA Insurance Co., Ltd.

(Stock Compensation-Type Stock Option)

1.	Name of Share Options

March 2009 Issue Share Options of NIPPONKOA Insurance Co., Ltd. (Stock Compensation-Type Stock Option)

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Amount to be paid in with respect to each Share Option for Subscription: ¥530,000

3.	Date of Issue of Each Share Option

March 16, 2009

4.	Period during Which the Share Options Can Be Exercised

From March 17, 2009 through March 16, 2029

5.	Others

As set forth in Exhibit 48 “Terms (Common Matters) of Share Options Issued in March 2007, March 2008, March 2009, and October 2009 of NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)”

Annex A-148

Exhibit 43

Terms of Twenty-First Issue Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Twenty-First Issue Share Options of NKSJ Holdings, Inc.

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Free of consideration

3.	Date of Issue of Each Share Option

April 1, 2010

4.	Period during Which the Share Options Can Be Exercised

From April 1, 2010 through March 16, 2029

5.	Others

As set forth in Exhibit 49 “Terms (Common Matters) of Nineteenth through Twenty-Second Issue Share Options of NKSJ Holdings, Inc.”

Annex A-149

Exhibit 44

Terms of October 2009 Issue Share Options of NIPPONKOA Insurance Co., Ltd.

(Stock Compensation-Type Stock Option)

1.	Name of Share Options

October 2009 Issue Share Options of NIPPONKOA Insurance Co., Ltd. (Stock Compensation-Type Stock Option)

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Amount to be paid in with respect to each Share Option for Subscription: ¥533,000

3.	Date of Issue of Each Share Option

October 7, 2009

4.	Period during Which the Share Options Can Be Exercised

From October 8, 2009 through October 7, 2029

5.	Others

As set forth in Exhibit 48 “Terms (Common Matters) of Share Options Issued in March 2007, March 2008, March 2009, and October 2009 of NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)”

Annex A-150

Exhibit 45

Terms of Twenty-Second Issue Share Options of NKSJ Holdings, Inc.

1.	Name of Share Options

Twenty-Second Issue Share Options of NKSJ Holdings, Inc.

2.	Amount to be Paid-in of Share Option for Subscription and Method for Calculation Thereof, or Statement That Payment Is Not Required

Free of consideration

3.	Date of Issue of Each Share Option

April 1, 2010

4.	Period during Which the Share Options Can Be Exercised

From April 1, 2010 through October 7, 2029

5.	Others

As set forth in Exhibit 49 “Terms (Common Matters) of Nineteenth through Twenty-Second Issue Share Options of NKSJ Holdings, Inc.”

Annex A-151

Exhibit 46

Terms (Common Matters) of Share Options Issued in March 2005 and March 2006 of

NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)

1.	Class and Number of Shares to Be Issued on Exercise of the Share Options

The type of shares of NIPPONKOA Insurance Co., Ltd. (the “Company”) to be issued on exercise of the Share Options shall be shares of common stock. The number of shares to be issued on exercise of each Share Option shall be 1,000 shares. The number of the shares that are to be issued on exercise of each Share Option shall be adjusted using the following formula in the event that the Company makes a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares to be issued on exercise of Share Options that have not been exercised at that time, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation of shares) ratio

In the event that the Company effects an absorption-type merger or consolidation type merger with another company and the Share Options are succeeded, or in the event that the Company effects an incorporation-type company split or absorption-type company split, the Company will make such adjustments as are deemed necessary to the number of shares.

2.	Amount to be paid-in at the Time of Exercise of the Share Options,

The amount to be paid-in at the time of exercising each of the Share Options shall be ¥1 per share that can be received by exercising the Share Option, which shall be multiplied by the number of shares to be issued per share option to obtain the relevant amount.

3.	Conditions of Exercise of the Share Options

(1)	Notwithstanding the provisions of “4. Period during Which the Share Options Can Be Exercised” (the “Exercise Period”) of Exhibit 34 and Exhibit 36, a holder of Share Options may exercise the Share Options only within the period of the date on which one year expires from the day following the date on which such holder forfeits his or her position as either a director (including an executive officer (shikko-yaku) in the event that the Company converts to a company with committees in the future) or executive officer (shikko-yakuin) of the Company (the “Commencement Date of Exercise”), through whichever occurs earlier of the expiration of seven years from the day following the date on which the relevant holder forfeits his or her position, or the last day of the Exercise Period;

(2)	Notwithstanding (1) above, if the Commencement Date of Exercise has not arrived for a holder of Share Options by the last day of the same month of the year prior to the last day of the Exercise Period, the holder may exercise the Share Options from the first day of the following month.

(3)	Exercise in part of a single Share Option shall not be permitted; and

(4)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the relevant director or executive director.

4.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

The Company may acquire the Share Options for no consideration, if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be the company

Annex A-152

that is extinguished, or if a shareholders meeting approves a resolution to approve an agreement of share exchanges or share transfers, in which the Company will become a wholly owned subsidiary.

5.	Restriction on Assignment of Share Options

Approval by a resolution of the board of directors of the Company shall be required in connection with acquiring Share Options by way of an assignment.

6.	Amount to Be Added to Capital Out of the Issue Price of the Relevant Shares in the Event of Issuing Shares as a Result of Exercise of the Share Options

The amount to be added to the capital shall be one yen per share of stock issued.

Annex A-153

Exhibit 47

Terms (Common Matters) of the Seventeenth and Eighteenth Issue Share Options of NKSJ

Holdings, Inc.

1.	Class and Number of Shares to Be Issued on Exercise of the Share Options

The type of shares of NKSJ Holdings, Inc. (the “Company”) to be issued on exercise of each Share Options shall be shares of common stock. The number of shares to be issued on exercise of each Share Option shall be 900 shares. The number of the shares that are to be issued on exercise of each Share Option shall be adjusted using the following formula in the event that the Company makes a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares to be issued on exercise of Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation of shares) ratio

The number of shares after adjustment shall apply from the day following the record date of a share split in the case of a share split, and from the day of effect in the case of a consolidation of shares.

In the event that the Company effects an absorption-type merger or consolidation type merger with another company and that the Share Options are succeeded to, or in the event that the Company effects an incorporation-type company split or absorption-type company split, the Company will make such adjustments as are deemed necessary to the number of shares.

Moreover if the Company will adjust the number of shares to be issued in respect of each Share Option, the Company shall, by the day before the date on which the adjusted number of shares becomes effective, give notice to persons holding Share Options (the “Holder(s) of Share Options”) that are stated in the Share Options Registry, or give public notice, of the adjusted number of shares, provided that if notice or public notice cannot be made by the day prior to the taking effect thereof, the notice or public notice shall be made promptly after the date of effect.

2.	Value of Property to Be Contributed at the Time of Exercise of Each Share Option or Method for Calculating of that Value

The value of property to be contributed at the time of exercising each of the Share Options shall be an amount paid in of ¥1 per share that can be received by exercising the Share Option (the “Exercise Price”), which shall be multiplied by the number of shares to be issued per share option to obtain the relevant amount.

3.	Conditions of Exercise of the Share Options

(1)	Notwithstanding the provisions of “4. Period during Which the Share Options Can Be Exercised” (the “Exercise Period”) of Exhibit 35 and Exhibit 37, the Holder of Share Options may exercise the Share Options only within the period of the date on which one year expires from the day following the date on which the holder forfeits his or her position as either a director (including an executive officer (shikko-yaku) in the event that the Company converts to a company with committees in the future) or executive officer (shikko-yakuin) of the Company (the “Commencement Date of Exercise”) through whichever occurs earlier of the expiration of seven years from the Commencement Date of Exercise, or the last day of the Exercise Period;

(2)	Notwithstanding (1) above, if the Commencement Date of Exercise has not arrived for the Holder of Share Options by the last day of the same month of the year prior to the last day of the Exercise Period, the Holder of Share Options may exercise the Share Options from the first day of the following month through the last day of Exercise Period.

Annex A-154

(3)	Exercise in part of a single Share Option shall not be permitted;

(4)	The Holder of Share Options shall not be permitted to exercise the Share Options if such Holder is covered by any of the following:

(i)	A resolution by the board of directors has been made to dismiss an executive officer pursuant to the Disciplinary Regulations of NIPPONKOA Insurance Co., Ltd. (including internal regulations of the same intent as may exist from time to time);

(ii)	If other cause exists that is similar to (i) above;

(iii)	Final sentencing has been imposed of imprisonment without work or heavier penalty;

(iv)	If a resolution is made at the board of directors of the Company to effect an Absorption-Type Merger in which the Company will become the company that is extinguished (excluding cases in which the surviving company will succeed to the obligations in connection with the Share Options); and

(v)	If the board of directors of the Company has made a resolution to conduct a share exchanges or share transfers, in which the Company will become a wholly owned subsidiary (excluding cases in which the company that will be the wholly owning parent company will succeed to the obligations in connection with the Share Options)

(5)	A person who inherits Share Options shall not be permitted to exercise the Share Options if the Holder of Share Options immediately prior to the succession is covered under any of (4)(i) through (iii).

4.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1)	If a shareholders meeting of the Company approves a proposal set forth in (i) through (v) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(i)	A proposal to approve a merger agreement in which the Company will be extinguished;

(ii)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(iii)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(iv)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(v)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

(2)	If the Holder of Share Options or a person who has inherited the same is covered by 3 (4) or 3 (5) above, the Company may immediately acquire the Share Options for no consideration.

5.	Restriction on Acquisition of Share Options by Assignment

Approval by a resolution of the board of directors of the Company shall be required in connection with acquiring Share Options by way of an assignment.

Annex A-155

6.	Matters Concerning Stated Capital and Capital Reserves to Be Increased in the Event of the Issue of Shares as a Result of Exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

7.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (the “Restructured Company”) shall be delivered to existing Holders of the Share Options as of the time immediately prior to the Corporate Restructuring that comes into effect (the “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the Holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 1. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

This shall be determined in accordance with 2. above

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the Exercise Period provided in 3.(1) above, or the effective date of the Corporate Restructuring, through the final date of Exercise Period provided in 3.(1) above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 6. above.

Annex A-156

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 4. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 3. above.

8.	Determination of Fractional Amounts of Less Than a Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the Holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

9.	Procedures for Exercising the Share Options

(1)	If the Holder of Share Options will exercise the Share Options, such Holder shall pay into the bank account designated by the Company the amount obtained by multiplying the Exercise Price by the number of shares to be issued for the Share Options that are to be exercised, and shall also submit to the Company an Application (Request) to Exercise Share Options in the prescribed form.

(2)	If the Holder of Share Options as set forth in (1) above exercises share options, the Company shall without delay deliver the shares unless the conditions of exercise set forth in 3. above have not been met.

(3)	In addition to the provisions of (1) and (2), if the Holder of Share Options will exercise the Share Options, such Holder must comply with such methods as are designated by the Company.

10.	Handling After Retirement

(1)	At the time that the Holder of Share Options becomes no longer an officer of NIPPONKOA Insurance Co., Ltd., he or she must notify the Company in writing of his or her address after retirement from his or her position as officer.

(2)	If after retirement the Holder of Share Options will change his or her address to an address outside of Japan, he or she must at the time of retirement from office notify the Company in writing of a contact address within Japan after he or she leaves office.

(3)	If the Holder of Share Options does not give notice of his or her address after retirement, his or her address as of the time or his or her retirement shall be deemed to be his or her address or domestic contact address after retirement. If the Holder of Share Options changes his or her address after his or her retirement and within the Exercise Period provided in 3. (1) above, but does not give notice after the change of his or her address or domestic contact address, the last notified address in Japan shall be deemed to be the address or domestic contact address after retirement.

11.	Exercise of Share Options by Heir

(1)	In the event of the death of the Holder of Share Options the heir (including the donee if such exists. The same shall apply hereinafter) may exercise the Share Options, in accordance with the following.

Annex A-157

(2)	The heirs of the Holder of Share Options must all jointly give notice in writing of the following matters, promptly after the inheritance commences. The same shall apply if any change occurs in a matter set forth in (ii) through (iv):

(i)	Date of commencement of the inheritance;

(ii)	The names and addresses of the heirs and the name of the representative of the heirs, provided that if agreement on division of the estate have been settled, this shall be the name and address of the person who succeeds to the Share Options as a result of the agreement on division of the estate (the “Share Option Successor(s)”), and if there is more than one Share Option Successor, the name of the person who will be the representative thereof (the “Representative of the Share Option Successors”);

(iii)	The content of the agreement on division of the estate in connection with the Share Options and the date on which agreement was settled in the event that the agreement on division of the estate has been settled; and

(iv)	Such matters as are prescribed by the Company in addition to (i) through (iii).

(3)	At the time of making the notification set forth in (2) the heirs of the Holder of Share Options shall attach the certified copy of removal from family registry, the agreement on division of assets, the powers of attorney by each of the heirs to the representative of the heirs, seal certificate of each of the heirs as well as such other documents as are designated by the Company;

(4)	All heirs shall exercise the rights in connection with the Share Options jointly through the representative of the heirs, provided that if agreement on division of the estate has been settled, the Share Option Successor (or if there is more than one Share Option Successor, the Representative of the Share Option Successors) shall exercise the rights in connection with the Share Options;

(5)	The heirs shall be jointly and severally responsibility for the amounts to be paid in and any and all obligations they have to the Company in connection with and the Share Options in the event that they have exercised the Share Options, provided that if agreement on division of assets has been settled, the Share Option Successors shall jointly and severally incur responsibility to perform these obligations.

(6)	If an inheritance commences in connection with an heir, the heir(s) thereof shall not succeed to the Share Options; and

(7)	The exercise conditions prescribed in connection with the Holder of Share Options shall apply mutatis mutandis in connection with the heirs to the Holder of Share Options, or the representative of the heirs, as well as the Share Option Successors and the Representative of the Share Option Successors.

12.	Prohibition Against Assignment

The Holder of Share Options shall not be permitted to effect assignment, creation of pledge or other disposal in connection with the Share Options.

13.	Method of Expressions of Intent and Notices

(1)	The Company shall make expressions of intent and notices to the Holders of Share Options in accordance with any of the methods set forth in each of the following:

(i)	A method of direct delivery in writing to the Holder of Share Options;

(ii)	A method of sending a document addressed to the address or domestic contact address of the Holder of Share Options;

(iii)	If the Holder of Share Options has individually consented in writing, a method of sending an email message addressed to the email address designated by the Holder of Share Options, or other method of transmitting information by electromagnetic means.

Annex A-158

(2)	A document set forth in (1) (i) shall be deemed to have arrived at the time it would normally have arrived at the address or domestic contact address of the Holder of Share Options. A transmission of information by email or other method of transmitting information by email or other electromagnetic means as prescribed in (1) (iii) shall be deemed to have arrived at the time the Holder of Share Options would normally have been able to have access to the information by computer, etc.; and

(3)	The Holder of Share Options may revoke the consent set forth in (1) (iii). If the Holder of Share Options will revoke the consent of (1) (iii), he or she shall notify the Company in writing to that effect. This notification shall have future effect from the time that it arrives at the Company. The same shall apply in the event of changing the email address that the Holder of Share Options has designated in said clause, as well as changing the other method of transmitting information by electromagnetic means.

14.	Enactment of Detailed Regulations

(1)	The Company may in order to specify detailed matters in connection with the Share Options enact “Detailed Rules in Connection With Agreements of Allotment of Share Options” (the “Detailed Rules”) and may as necessary amend or abolish the same.

(2)	The Company shall provide the Detailed Rules for inspection during normal business hours if a request is made by the Holder of Share Options.

15.	Amendment

(1)	If the content of these stipulations is found not to comply with the Income Tax Act, the Corporation Tax Act or other tax law, or the Corporation Law, or the Financial Instruments and Exchange Act or other relevant law or regulation, or will not comply with such relevant law or regulation as a result of subsequent amendment, the Company may propose amendment to the stipulations hereof, by notifying the Holders of Share Options.

(2)	The Company shall in the event of making a proposal as set forth in (1) state in the notice of (1) the content of the proposal, the deadline for making an objection, the scheduled date of effect of amendment, and a statement to the effect that if a written objection is not made by the deadline the proposal shall be deemed to have been accepted. The period through the deadline for making an objection shall be at least two weeks from the date the notice is dispatched.

(3)	If the Holder of Share Options does not make a written objection by the deadline set forth in (2), the Holder of Share Options shall be deemed to have accepted the proposal of the Company as set forth in the preceding paragraph, and the content stipulated herein shall be amended as of the scheduled date of effect of amendment as set forth in (2), and in accordance with the proposal by the Company.

16.	Handling of Taxes

The Holders of Share Options shall at their own responsibility and expense pay income tax and all other taxes and public duties that are imposed as a result of subscribing to and exercising the Share Options as well as selling the shares that they have acquired as a result of exercising the same.

17.	Governing Law and Jurisdiction

(1)	Japanese law shall be the governing law in connection with the Share Options.

(2)	The Tokyo District Court shall have exclusive jurisdiction over any dispute arising in connection with the Share Options.

Annex A-159

Exhibit 48

Terms (Common Matters) of Share Options Issued in March 2007, March 2008, March 2009,

and October 2009 of NIPPONKOA Insurance Co., Ltd. (Share Options in the Form of Compensation in Stock)

1.	Class and Number of Shares to Be Issued on Exercise of the Share Options

The type of shares of NIPPONKOA Insurance Co., Ltd. (the “Company”) to be issued on exercise of the Share Options shall be shares of common stock. The number of shares to be issued on exercise of each Share Option shall be 1,000 shares. The number of the shares that are to be issued on exercise of each Share Option shall be adjusted using the following formula in the event that the Company makes a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares to be issued on exercise of Share Options that have not been exercised at that time, provided that this adjustment shall be made only for the number of shares underlying Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation of shares) ratio

In the event that the Company effects an absorption-type merger or consolidation type merger with another company and the Share Options are succeeded, or in the event that the Company effects an incorporation-type company split or absorption-type company split, the Company will make such adjustments as are deemed necessary to the number of shares.

2.	Amount to Be Paid in at the Time of Exercise of a Share Option

The amount to be paid-in at the time of exercising each of the Share Options shall be ¥1 per share that can be received by exercising the Share Option, which shall be multiplied by the number of shares to be issued to obtain the relevant amount.

3.	Conditions of Exercise of the Share Options

(1)	A holder of Share Options may exercise the Share Options only within the period that is within 10 days from the day following the date on which such holder forfeits his or her position as either a director (including an executive officer (shikko-yaku) in the event that the Company converts to a company with committees in the future) or executive officer (shikko-yakuin) (and that is also no later than the last day of “4. Period during Which the Share Options Can Be Exercised” (the “Exercise Period”) of Exhibit 40, Exhibit 42, and Exhibit 44), provided that if the date of commencement of exercise of the Share Options occurs as a result of the death of the holder of the Share Options, the heirs may exercise the Share Options only within six months after the commencement date of the exercise of the Share Options (and no later than the last day of the Exercise Period). In this event Share Options of the same type that are allotted during or after March 2007 may only be exercised one time in the entirety of all of the Share Options that are held by the holder of Share Options or his or her heir. Exercise in part thereof shall not be permitted.

In the event that a holder of Share Options or his or her heir does not exercise the Share Options during the above period in which they may be exercised, or if the commencement date of exercise of Share Options has not occurred by the last day of the Exercise Period, the exercise of these Share Options shall not be permitted, and the relevant Share Options shall be extinguished in accordance with Article 287 of the Corporation Law;

(2)	Other conditions of exercise of the Share Options shall be as set forth in the “Agreement of Allotment of Share Options” that shall be entered into between the Company and the relevant director or executive officer.

Annex A-160

4.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

If a shareholders meeting of the Company approves a proposal set forth in (1) through (5) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(1)	A proposal to approve a merger agreement in which the Company will be extinguished;

(2)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(3)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(4)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

5.	Restriction on Assignment of Share Options

Approval by a resolution of the board of directors of the Company shall be required in connection with acquiring Share Options by way of an assignment.

6.	Amount to Be Added to Capital Out of the Issue Price of the Relevant Shares in the Event of Issuing Shares as a Result of Exercise of the Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 40, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

7.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (the “Restructured Company”) shall be delivered to existing holders of the Share Options as of the time immediately prior to the Corporate Restructuring that comes into effect ( “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the

Annex A-161

Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 1. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

The value of property to be contributed at the time of exercising each of the Share Options to be delivered shall be an amount to be paid-in after restructuring of one yen per share of the Restructured Company to be delivered by exercising the Share Option to be delivered, which shall be obtained by multiplying by the number of shares of the Restructured Company to be issued per share option to obtain the relevant amount, that is subject to (3) above.

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the Exercise Period provided in 3. (1) above or the effective date of the Corporate Restructuring, through the final date of the Exercise Period provided in 3. (1) above.

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 6. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 4. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 3. above.

8.	Determination of Fractional Amounts of Less Than a Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

Annex A-162

Exhibit 49

Terms (Common Matters) of the Nineteenth Through the Twenty-Second Issue of Share

Options of NKSJ Holdings, Inc.

1.	Class and Number of Shares to Be Issued on Exercise of the Share Options

The type of shares shall be shares of common stock of NKSJ Holdings, Inc. (the “Company”) to be issued on exercise of each Share Options shall be shares of common stock. The number of shares to be issued on exercise of each Share Option shall be 900 shares. The number of the shares that are to be issued on exercise of each Share Option shall be adjusted using the following formula in the event that the Company makes a share split or consolidation of shares, provided that this adjustment shall be made only for the number of shares to be issued on exercise of Share Options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

Number of shares after adjustment	=	Number of shares before adjustment X the split (or consolidation of shares) ratio

The number of shares after adjustment shall apply from the day following the record date of a share split in the case of a share split, and from the day of effect in the case of a consolidation of shares.

In the event that the Company effects an absorption-type merger or consolidation type merger with another company and that the Share Options are succeeded to, or in the event that the Company effects an incorporation-type company split or absorption-type company split, the Company will make such adjustments as are deemed necessary to the number of shares.

Moreover if the Company will adjust the number of shares to be issued in respect of each Share Option, the Company shall, by the day before the date on which the adjusted number of shares becomes effective, give notice to persons holding Share Options (the “Holder(s) of Share Options”) that are stated in the Share Options Registry, or give public notice, of the [adjusted number of shares], provided that if notice or public notice cannot be made by the day prior to the taking effect thereof, the notice or public notice shall be made promptly after the date of effect.

2.	Value of Property to Be Contributed at the Time of Exercise of Each Share Option, or Method of Calculation Thereof

The value of the property to be contributed at the time of exercising each of the Share Options shall be an amount paid in of one yen per share that can be received by exercising the Share Option (the “Exercise Price”), which shall be multiplied by the number of shares to be issued to obtain the relevant amount.

3.	Conditions of Exercise of the Share Options

(1)	A Holder of Share Options may exercise the Share Options only within the period that is within 10 days from the day following the date on which such holder forfeits his or her position as either a director (including an executive officer in the event that the Company converts to a company with committees in the future) or executive officer of NIPPONKOA Insurance Co., Ltd. (the “Commencement Date of the Exercise of the Share Options”) (and that is also no later than the last day of “2. Period during Which the Share Options Can Be Exercised” (the “Exercise Period”) of Exhibit 39, Exhibit 41, Exhibit 43 and Exhibit 45), provided that if the above terms of exercise is satisfied as a result of the death of the Holder of Share Options, the heirs may exercise the Share Options only within six months after the commencement date of the exercise of the Share Options (and no later than the last day of the Exercise Period). In this event Share Options of the same type that are allotted during or after March 2007 may only be exercised one time in the entirety of all of the Share Options that are held by the Holder of Share Options or his or her heir. Exercise in part thereof shall not be permitted.

Annex A-163

(2)	A Holder of Share Options or his or her heir may exercise one time with respect to the Share Options with the same Commencement Date of the Exercise of the Share Options, and may not exercise a part of the Share Options. In the event that a Holder of Share Options or his or her heir does not exercise the Share Options during the above period in which they may be exercised, or if the Commencement Date of Exercise of the Share Options has not occurred by the last day of the Exercise Period, the exercise of such Share Options shall not be permitted, and the relevant Share Options shall be extinguished in accordance with Article 287 of the Corporation Law.

(3)	A Holder of Share Options shall not be permitted to exercise the Share Options if the holder is covered by any of the following:

(i)	A resolution by the board of directors has been made to dismiss an executive officer pursuant to the Disciplinary Regulations of NIPPONKOA Insurance Co., Ltd. (including internal regulations of the same intent as may exist from time to time);

(ii)	If other cause exists that is similar to (i) above;

(iii)	Final sentencing has been imposed of imprisonment without work or heavier penalty;

(iv)	If a resolution is made at the board of directors of the Company to effect an Absorption-Type Merger in which the Company will become the company that is extinguished (excluding cases in which the surviving company will succeed to the obligations in connection with the Share Options); and

(v)	If the board of directors of the Company has made a resolution to conduct a share exchanges or share transfers, in which the Company will become a wholly owned subsidiary (excluding cases in which the company that will be the wholly owning parent company will succeed to the obligations in connection with the Share Options)

(4)	A person who inherits Share Options shall not be permitted to exercise the Share Options if the Holder of Share Options immediately prior to the succession is covered under any of (3) (i) through (iii).

4.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1)	If a shareholders meeting of the Company approves a proposal set forth in (i) through (v) below (or in the event that a resolution by the shareholders meeting is not necessary if a resolution by the board of directors of the Company is passed), the Company may acquire the Share Options for no consideration, on the date as shall be separately prescribed by the board of directors:

(i)	A proposal to approve a merger agreement in which the Company will be extinguished;

(ii)	A proposal to approve a company split agreement or a company sprit plan in which the Company will be the splitting company;

(iii)	A proposal to approve an agreement of share exchanges or share transfer plan in which the Company will become a wholly owned subsidiary;

(iv)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of all shares issued by the Company, the approval of the Company is required for the acquisition of such shares by transfer; or

(v)	A proposal to approve the amendment of the articles of incorporation, in order to create a provision to the effect that, as the terms of shares underlying the Share Options, the approval of the Company is required for the acquisition of such shares by transfer, or the Company may acquire all of the shares of such class by a resolution of a shareholders meeting.

(2)	If the Holder of Share Options or a person who has inherited the same is covered by 3 (3) or 3 (4) above, the Company may immediately acquire the Share Options for no consideration.

Annex A-164

5.	Restriction on Acquisition of Share Options by Assignment

Approval by a resolution of the board of directors of the Company shall be required in connection with acquiring Share Options by way of an assignment.

6.	Matters Concerning Stated Capital and Capital Reserves to Be Increased in the Event of the Issue of Shares as a Result of Exercise of Share Options

(1)	The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2)	The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of Share Options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

7.	Policy concerning Decisions in Connection With the Content of Extinguishing Share Options in a Restructuring of Corporate Organization, as Well as the Delivery of Share Options in the Company to Be Restructured

If the Company will effect a merger (limited to the case in which the Company will be the company that is extinguished as a result of the merger), absorption-type company split, an incorporation-type company split, share exchanges or share transfers (hereinafter referred to collectively as a “Corporate Restructuring”), then Share Options in the relevant company as prescribed in Article 236, Paragraph 1, Item (viii)(a) through (e) of the Corporation Law (hereinafter the “Restructured Company”) shall be delivered to existing Holders of the Share Options as of the time immediately prior to the Corporate Restructuring that comes into effect (the “Existing Share Options”), in accordance with the following conditions, and in this event the Existing Share Options shall be extinguished and the Restructured Company shall issue new Share Options; provided, however, that this shall be limited to cases in which delivery of Share Options in the Restructured Company in accordance with the following conditions is stipulated in the Absorption-Type Merger Agreement, the Consolidation-Type Merger Agreement, the Absorption-Type Corporate Split Agreement, the Incorporation-Type Company Split Plan, the Share Exchanges Agreement or the Share Transfers Plan:

(1)	Number of Share Options that are to be delivered of the Restructured Company

These Share Options are to be delivered in the same number as the number of Share Options that are respectively held by the Holders of the Existing Share Options

(2)	Class of Shares of the Restructured Company Underlying the Share Options.

Shares of common stock of the Restructured Company

(3)	Number of Shares of the Restructured Company Underlying the Share Options

This shall be determined in accordance with 1. above in consideration of the conditions, etc., of the Corporate Restructuring.

(4)	Value of Property to Be Contributed at the Time of Exercise of the Share Options

This shall be determined in accordance with 2. above

(5)	Period during Which the Share Options Can Be Exercised

This shall be the period from whichever is later of the commencement date of the Exercise Period provided in 3.(1) above or the effective date of the Corporate Restructuring, through the final date of the Exercise Period provided in 3.(1) above.

Annex A-165

(6)	Matters in Connection With the Stated Capital and Capital Reserves to Be Increased in the Event of Issue of the Shares as a Result of Exercise of Share Options

To be determined in accordance with 6. above.

(7)	Restrictions on Acquisition of Share Options by Way of Assignment

Assignment of Share Options shall require the approval of the board of directors of the Restructured Company.

(8)	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

These shall be determined in accordance with 4. above.

(9)	Other Conditions of Exercise of Share Options

These shall be determined in accordance with 3. above.

8.	Determination of Fractional Amounts of Less Than a Share That Occur at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the Holder of Share Options who has exercised his/her Share Options includes a fraction of less than one share, such fraction shall be rounded off.

9.	Procedures for Exercising the Share Options

(1)	If the Holder of Share Options will exercise the Share Options, such Holder shall pay into the bank account designated by the Company the amount obtained by multiplying the Exercise Price by the number of shares to be issued for the Share Options that are to be exercised, and shall also submit to the Company an Application (Request) to Exercise Share Options in the prescribed form.

(2)	If the Holder of Share Options as set forth in (1) above exercises share options, the Company shall without delay deliver the shares unless the conditions of exercise set forth in 3. above have not been met.

(3)	In addition to the provisions of (1) and (2), if the Holder of Share Options will exercise the Share Options, such Holder must comply with such methods as are designated by the Company.

10.	Handling After Retirement

(1)	At the time that the Holder of Share Options becomes no longer an officer of NIPPONKOA Insurance Co., Ltd., he or she must notify the Company in writing of his or her address after retirement from his or her position as officer.

(2)	If after retirement the Holder of Share Options will change his or her address to an address outside of Japan, he or she must at the time of retirement from office notify the Company in writing of a contact address within Japan after he or she leaves office.

(3)	If the Holder of Share Options does not give notice of his or her address after retirement, his or her address as of the time or his or her retirement shall be deemed to be his or her address or domestic contact address after retirement. If the Holder of Share Options changes his or her address after his or her retirement and within the Exercise Period provided in 3. (1) above, but does not give notice after the change of his or her address or domestic contact address, the last notified address in Japan shall be deemed to be the address or domestic contact address after retirement.

Annex A-166

11.	Exercise of Share Options by Heir

(1)	In the event of the death of the Holder of Share Options the heir (including the donee if such exists. The same shall apply hereinafter) may exercise the Share Options, in accordance with the following.

(2)	The heirs of the Holder of Share Options must all jointly give notice in writing of the following matters, promptly after the inheritance commences. The same shall apply if any change occurs in a matter set forth in (ii) through (iv):

(i)	Date of commencement of the inheritance;

(ii)	The names and addresses of the heirs and the name of the representative of the heirs, provided that if agreement on division of the estate have been settled, this shall be the name and address of the person who succeeds to the Share Options as a result of the agreement on division of the estate (the “Share Option Successor(s)”), and if there is more than one Share Option Successor, the name of the person who will be the representative thereof (hereinafter the “Representative of the Share Option Successors”);

(iii)	The content of the agreement on division of the estate in connection with the Share Options and the date on which agreement was settled in the event that the agreement on division of the estate has been settled; and

(iv)	Such matters as are prescribed by the Company in addition to (i) through (iii).

(3)	At the time of making the notification set forth in (2) the heirs of the Holder of Share Options shall attach the certified copy of removal from family registry, the agreement on division of assets, the powers of attorney by each of the heirs to the representative of the heirs, seal certificate of each of the heirs as well as such other documents as are designated by the Company;

(4)	All heirs shall exercise the rights in connection with the Share Options and other rights in connection with the Share Options pursuant to other agreements jointly through the representative of the heirs, provided that if agreement on division of the estate has been settled, the Share Option Successor (or if there is more than one Share Option Successor, the Representative of the Share Option Successors) shall exercise the rights in connection with the Share Options and other rights in connection with the Share Options pursuant to other agreements;

(5)	The heirs shall be jointly and severally responsibility for the amounts to be paid in and any and all obligations they have to the Company in connection with and the Agreement in the event that they have exercised the Share Options, provided that if agreement on division of assets has been settled, the Share Option Successors shall jointly and severally incur responsibility to perform these obligations.

(6)	If an inheritance commences in connection with an heir, the heir(s) thereof shall not succeed to the Share Options; and

(7)	The exercise conditions prescribed in connection with the Holder of Share Options shall apply mutatis mutandis in connection with the heirs to the Holder of Share Options, or the representative of the heirs, as well as the Share Option Successors and the Representative of the Share Option Successors.

12.	Prohibition Against Assignment

The Holder of Share Options shall not be permitted to effect assignment, creation of pledge or other disposal in connection with the Share Options.

13.	Method of Expressions of Intent and Notices

(1)	The Company shall make expressions of intent and notices to the Holders of Share Options in accordance with any of the methods set forth in each of the following:

(i)	A method of direct delivery in writing to the Holder of Share Options;

Annex A-167

(ii)	A method of sending a document addressed to the address or domestic contact address of the Holder of Share Options;

(iii)	If the Holder of Share Options has individually consented in writing, a method of sending an email message addressed to the email address designated by the Holder of Share Options, or other method of transmitting information by electromagnetic means.

(2)	A document set forth in (1)(i) shall be deemed to have arrived at the time it would normally have arrived at the address or domestic contact address of the Holder of Share Options. A transmission of information by email or other method of transmitting information by email or other electromagnetic means as prescribed in (1)(iii) shall be deemed to have arrived at the time the Holder of Share Options would normally have been able to have access to the information by computer, etc.; and

(3)	The Holder of Share Options may revoke the consent set forth in (1) (iii). If the Holder of Share Options will revoke the consent of (1) (iii), he or she shall notify the Company in writing to that effect. This notification shall have future effect from the time that it arrives at the Company. The same shall apply in the event of changing the email address that the Holder of Share Options has designated in said clause, as well as changing the other method of transmitting information by electromagnetic means.

14.	Enactment of Detailed Regulations

(1)	The Company may in order to specify detailed matters in connection with the Share Options enact “Detailed Rules in Connection With Agreements of Allotment of Share Options” (the “Detailed Rules”) and may as necessary amend or abolish the same.

(2)	The Company shall provide the Detailed Rules for inspection during normal business hours if a request is made by the Holder of Share Options.

15.	Amendment

(1)	If the content of these stipulations is found not to comply with the Income Tax Act, the Corporation Tax Act or other tax law, or the Corporation Law, or the Financial Instruments and Exchange Act or other relevant law or regulation, or will not comply with such relevant law or regulation as a result of subsequent amendment, the Company may propose amendment to the stipulations hereof, by notifying the Holders of the Share Options.

(2)	The Company shall in the event of making a proposal as set forth in (1) state in the notice of (1) the content of the proposal, the deadline for making an objection, the scheduled date of effect of amendment, and a statement to the effect that if a written objection is not made by the deadline the proposal shall be deemed to have been accepted. The period through the deadline for making an objection shall be at least two weeks from the date the notice is dispatched.

(3)	If the Holder of Share Options does not make a written objection by the deadline set forth in (2), the Holder of Share Options shall be deemed to have accepted the proposal of the Company as set forth in the preceding paragraph, and the content stipulated herein shall be amended as of the scheduled date of effect of amendment as set forth in (2), and in accordance with the proposal by the Company.

16.	Handling of Taxes

The Holders of Share Options shall at their own responsibility and expense pay income tax and all other taxes and public duties that are imposed as a result of subscribing to and exercising the Share Options as well as selling the shares that they have acquired as a result of exercising the same.

17.	Governing Law and Jurisdiction

(1)	Japanese law shall be the governing law in connection with the Share Options.

(2)	The Tokyo District Court shall have exclusive jurisdiction over any dispute arising in connection with the Share Options.

Annex A-168

Annex B-1

ENGLISH TRANSLATION OF FAIRNESS OPINION

[Letterhead of Nomura Securities Co., Ltd.]

July 29, 2009

Board of Directors

Sompo Japan Insurance Inc.

26-1, Nishi-Shinjyuku 1-chome,

Shinjuku-ku, Tokyo

Members of the Board:

With regard to the joint share transfer of Sompo Japan Insurance, Inc. (“Sompo Japan”) and Nipponkoa Insurance Co., Ltd. (“Nipponkoa”) expected to occur on April 1, 2010 (the “Proposed Transaction”), you, Sompo Japan, have requested us, Nomura Securities Co., Ltd. (“Nomura”), to provide our opinion as to the fairness of the proposed share transfer ratio between common stock of each of Sompo Japan and Nipponkoa, and common stock of a joint holding company (the “Joint Holding Company”) to be established through the Proposed Transaction (the “Exchange Ratio”), set forth in the proposed draft agreement for business integration (the “Draft Share Exchange Agreement”) that is planned to be entered into by and between Sompo Japan and Nipponkoa on July 29, 2009.

In the Proposed Transaction, shareholders of each of Sompo Japan and Nipponkoa respectively will receive shares in the Joint Holding Company and shares of each of Sompo Japan and Nipponkoa held by shareholders of each of Sompo Japan and Nipponkoa will transfer to the Joint Holding Company, and as a result, Sompo Japan and Nipponkoa will each become a wholly-owned subsidiary of the Joint Holding Company.

According to the Draft Share Exchange Agreement, the Exchange Ratio will be one share of the Joint Holding Company for each share of Sompo Japan and 0.9 share of the Joint Holding Company for each share of Nipponkoa.

In preparing this opinion, we have, among other things:

(i) reviewed and analyzed the Draft Share Exchange Agreement;

(ii) reviewed and analyzed financial information, such as financial statements and business information contained in the most recent annual securities reports and other disclosure materials of Sompo Japan and Nipponkoa respectively;

(iii) reviewed and analyzed financial and stock-related data publicly available from information providers;

(iv) reviewed and analyzed the business plans of Sompo Japan and Nipponkoa for the period between fiscal years ending March 31, 2010 and March 31, 2014, the synergy of the Proposed Transaction and other information related thereto;

(v) interviewed the managements of Sompo Japan and Nipponkoa with respect to the business and financial condition of the two companies, their financial forecasts and the possible effects of the Proposed Transaction on their businesses;

(vi) reviewed and analyzed market share price and market trading activities for shares of both Sompo Japan common stock and Nipponkoa common stock;

Annex B-1-1

(vii) reviewed and analyzed financial data and market share price comparisons of publicly held companies in businesses comparable to those of Sompo Japan and Nipponkoa;

(viii) reviewed a report, dated May 28, 2009, on legal due diligence performed by Nagashima Ohno & Tsunematsu on Nipponkoa received from Sompo Japan;

(ix) reviewed a report, dated June 26, 2009, on financial due diligence performed by Ernst & Young Transaction Advisory Services Co., Ltd. on Nipponkoa received from Sompo Japan;

(x) reviewed a report, dated June 26, 2009, on tax due diligence performed by Ernst & Young Shinnihon Tax on Nipponkoa received from Sompo Japan; and

(xi) reviewed and analyzed such other facts received from Sompo Japan in response to our request or obtained by us through our own general investigation as we considered appropriate and necessary.

Nomura is acting as financial advisor to Sompo Japan in connection with the Proposed Transaction and expects to receive from Sompo Japan a fee for its services, including a fee contingent on the consummation of the Proposed Transaction. Nomura also expects to receive from Sompo Japan reimbursement of certain expenses incurred by Nomura and its affiliates. In rendering this opinion, the waiver and indemnity clauses provided in the agreement between Nomura and Sompo Japan are applicable. Nomura and its affiliates may have provided in the past and may provide in the future investment banking or other financial and loan services to Sompo Japan, Nipponkoa or their affiliates, for which Nomura and its affiliates may receive compensation. In addition, in the ordinary course of business, Nomura and its affiliates may from time to time trade or hold various types of financial instruments, including securities and derivatives, of Sompo Japan, Nipponkoa or their affiliates for Nomura’s own account or Nomura’s clients’ accounts.

This letter is not an expression of an opinion regarding the prices at which the common stock of Sompo Japan or Nipponkoa will or should be traded prior to the consummation of the Proposed Transaction or of the value or prices of common stock of the Joint Holding Company to be issued to Sompo Japan’s shareholders. The opinion expressed herein is provided only for the information of the Board of Directors of Sompo Japan in connection with its evaluation of the Exchange Ratio. We were not asked to provide, and do not provide herein, any opinion on any of the premises or assumptions upon which the determination of the Exchange Ratio was based or the underlying business decision of Sompo Japan to proceed with the Proposed Transaction. The opinion set forth in this letter does not constitute a recommendation as to how any shareholder of Sompo Japan common stock should vote or act on any matter relating to the Proposed Transaction. Except as otherwise specifically permitted under the agreement between Sompo Japan and us, the contents herein may not be disclosed to any third person or used for any purpose other than as originally intended, and Sompo Japan may not disclose, refer to, transmit or use this letter, in whole or in part, without our prior consent.

We have assumed the accuracy and completeness of all public information reviewed by us and all financial and other information provided to us for purposes of rendering this opinion. We have not verified or assumed any responsibility to independently verify the accuracy or completeness of any such information. In addition, we have not made any independent valuation, appraisal or assessment of any of the assets or liabilities (including derivatives, off-balance sheet assets and liabilities, and other contingent liabilities) of Sompo Japan, Nipponkoa or their affiliates, nor have we made any request to a third party for any such appraisal or assessment. With respect to the financial forecasts and other future-related information on Sompo Japan and Nipponkoa provided to us, we have assumed that such forecasts and information were reasonably prepared by the managements of Sompo Japan and Nipponkoa on a basis reflecting the best currently available estimates and judgments of Sompo Japan and Nipponkoa and that the future financial conditions of Sompo Japan, Nipponkoa and the Joint Holding Company will be consistent with such forecasts. In preparing this opinion, we have relied on these forecasts and related materials without independent investigation. We have assumed that the Proposed Transaction will be carried out lawfully and validly in accordance with the terms set forth in the Draft Share Exchange Agreement

Annex B-1-2

and that the Proposed Transaction will not have any tax consequences different from the assumptions provided to us. In addition, we have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the contemplated benefits of the Proposed Transaction and that the Proposed Transaction will be consummated in accordance with the terms of the Draft Share Exchange Agreement, without waiver, modification or amendment of any material term or agreement therein. We are under no obligation to independently verify any of the foregoing. We were not asked to evaluate, and have not evaluated, any transaction other than the Proposed Transaction or the relative merits of the Proposed Transaction as compared to any other transaction. We are under no obligation to Sompo Japan or its Board of Directors to solicit indications of interest from any third party in connection with the Proposed Transaction, nor did we make any such solicitations.

Our opinion set forth in this letter is based on financial, economic, market and other conditions as they exist on the date hereof and relies upon information available to us as of the date hereof. We had limited involvement in the negotiations in connection with the Draft Share Exchange Agreement and other matters related to the Proposed Transaction. Although our opinion in this letter may be affected by changes in future conditions, we do not assume any responsibility to modify, change or supplement this opinion in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of Sompo Japan common stock.

Nomura Securities Co., Ltd.

Annex B-1-3

Annex B-2

[Translation]

July 29, 2009

To:	Board of Directors of SOMPO JAPAN INSURANCE INC.
26-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo

We understand that SOMPO JAPAN INSURANCE INC. (“SOMPO”) is considering the establishment of a holding company (the “Holding Company”), effective as of April 1, 2010, with NIPPONKOA Insurance Co., Ltd. (“NIPPONKOA”; together with SOMPO the “Companies” and each individually a “Company”) by way of a joint share transfer, as a result of which each Company would become a wholly-owned subsidiary of the Holding Company (the “Transaction”). The Companies anticipate entering into an Agreement for Management Integration (keiei tougou ni mukete no keiyaku sho) as of July 29, 2009 (the “Integration Agreement”) providing for the exchange ratio at which 1 share and 0.9 shares of the Holding Company shall be exchanged for each share of SOMPO and NIPPONKOA, respectively (the “Exchange Ratio”).

You, SOMPO, have requested that we, Mizuho Securities Co., Ltd. (“Mizuho”), provide our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of SOMPO common shares.

In arriving at our opinion, we have, among other things, analyzed and reviewed the materials and information set forth below (the following documents and materials include those of each Company’s subsidiaries and affiliates (as defined in Article 8 of the Regulations concerning the Terminology, Style and Method for Preparing Financial Statements, etc. (Ministry of Finance Ordinance No. 59 of 1963); collectively, “Affiliates”)):

1.	the annual securities reports of each Company and other disclosed financial information;

2.	certain materials prepared by each Company concerning its business and financial condition, including past results and future prospects;

3.	the results of interviews with the management of each Company with respect to the business and financial condition of each Company, including past results and future prospects;

4.	responses to questions made by us to the management of each Company with respect to the projected effect of the Transaction on the business and financial condition of each Company, including future revenue and expenditure projections, expected cost savings and integration synergies;

5.	a financial due diligence report regarding NIPPONKOA, dated June 26, 2009, as prepared and delivered by Ernst & Young Transaction Advisory Services Co., Ltd. and submitted to us by SOMPO;

6.	a tax due diligence report regarding NIPPONKOA, dated June 26, 2009, as prepared and delivered by Ernst & Young Shinnihon Tax and submitted to us by SOMPO;

7.	a legal due diligence report regarding NIPPONKOA, dated May 28, 2009, as prepared and delivered by Nagashima, Ohno & Tsunematsu and submitted to us by SOMPO;

8.	historical market share prices, trading volumes and trading multiples for shares of common stock of each Company;

9.	publicly available financial data, market share prices, trading volumes and trading multiples of publicly held companies that we deemed generally comparable to the Companies;

10.	the publicly available financial terms, share price performance and stock float characteristics relating to certain past transactions which we deem generally comparable to the Transaction;

Annex B-2-1

11.	a draft, dated July 28, 2009, of the Integration Agreement prepared by the Companies and received by us from SOMPO; and

12.	such other materials received by us from the Companies or obtained through our general investigation as we considered necessary and appropriate.

In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all public information that was reviewed by us and all financial and other information that was provided to or discussed with us by the Companies and formed a substantial basis for this opinion, and we have not independently verified, nor have we assumed responsibility or liability for independently verifying, any such information or its accuracy or completeness. The conclusion expressed herein could potentially differ if there are matters that would make the information provided to or discussed with us materially incorrect, or if there is a fact or circumstance not disclosed at the time of delivery of this opinion, or which occurs subsequent to delivery of this opinion (including facts which potentially existed at the time this opinion was delivered but became apparent subsequently). We have assumed that the management of each Company is unaware of any fact that would make the information provided to or discussed with us incomplete or misleading. In addition, we have not conducted an independent valuation or appraisal of any assets or liabilities (including derivatives, off-balance sheet assets and liabilities and other contingent liabilities), or the reserves of either Company or its Affiliates, and we have not been independently provided with, nor have we made any request to a third party for, any such valuation or appraisal. We have not assumed any obligation to conduct any inspection of the properties or facilities of either Company or its Affiliates, nor have we evaluated the capitalization, reserves, solvency or fair value of either Company or its Affiliates under any law relating to financial institutions, bankruptcy, insolvency or similar matters.

With respect to any information we requested in connection with the preparation of our opinion that was not provided or disclosed to us by the Companies, or was not otherwise available to us, we have, with your consent, used assumptions we believe to be reasonable and appropriate, and we have not verified the effect on either Company’s future financial condition in the event that our assumptions prove to be materially inaccurate.

With respect to the financial forecasts and other forward-looking information provided to or discussed with us, including future revenue and expenditure projections, expected cost savings and integration synergies, we have assumed that such information was reasonably prepared by the management of each Company on a basis reflecting the best currently available estimates and judgments of management as to the expected future results of operations and financial condition of the Companies and the Holding Company. In preparing this opinion, we have relied on these forecasts and related materials without independent verification, and we express no view as to any analyses or forecasts referred to herein or the assumptions on which they are based. We further express no opinion as to the future prospects, plans or viability of the Companies, independently or combined. We are not legal, regulatory, or tax experts and have therefore relied on the assessments made by advisors to the Companies with respect to such issues. We have further assumed that the Transaction will qualify as a tax-free reorganization for Japanese income tax purposes. In addition, we are not actuaries, and our services did not include actuarial determinations or evaluations or any attempt to evaluate any actuarial assumptions. We have assumed for purposes of this opinion that the reserves for each Company’s respective insurance and investment contract liabilities are adequate.

We have assumed, without independent verification, that the Transaction will be consummated in a timely manner and that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Companies or the expected benefits of the Transaction. We have also assumed that each Company and its Affiliates have not entered, and will not enter, into any contract, agreement or other instrument that may materially affect the Exchange Ratio, and that the consummation of the Transaction will not breach, nor give rise to any right to terminate or declare a default or exercise any remedy under, any material agreement of either Company or any of its Affiliates. We have assumed with your consent that, except as publicly disclosed in each Company’s financial statements, there are no litigation, dispute, etc.-related contingent liabilities, or environmental, tax or intellectual property, etc.-related off-balance sheet liabilities, of either Company or its Affiliates.

Annex B-2-2

As we have not reviewed any draft of the plan for share exchange (kabushiki iten keikaku) for the Transaction (the “Plan for Share Exchange”), we have assumed that the Transaction will be consummated in accordance with the terms and conditions of the Integration Agreement without modification, as well as what we have deemed to be customary market practice for transactions generally comparable to the Transaction. We are not in a position to, and do not herein, express any opinion as to the fairness of the Exchange Ratio in the context of the terms and conditions of the final negotiated form of the Plan for Share Exchange.

We have acted as financial advisor to SOMPO in connection with the Transaction and expect to receive from SOMPO a fee for our services, including a fee contingent on the consummation of the Transaction. SOMPO has agreed to indemnify us for certain liabilities arising out of our engagement, including in connection with our provision of this opinion. During the two years preceding the date hereof, we and our group companies have had financial advisory, investment banking and commercial relationships with the Companies, for which we and our group companies have received compensation, including serving as a financial advisor to SOMPO in connection with its ¥128 billion offering of Sompo Japan Insurance Inc. First Series of Unsecured Corporate Bonds with Deferrable Interest and Early Amortization Features (subordinated and limited to qualified institutional investors) (the “Hybrid Securities”) in May 2009, for which we received a fee for our services, and it is anticipated that we and our group companies will continue to provide such financial advisory, investment banking and commercial services to the Companies and that such services will result in the payment of compensation to us and such group companies. In addition, in the ordinary course of business, we and our group companies may hold or sell certain equity, debt and other securities and various types of financial instruments, including derivatives, of either Company or their Affiliates, including the Hybrid Securities, for our own accounts or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We and our group companies may also from time to time act as a counterparty to either Company or its Affiliates and receive compensation for such activities.

We have not been requested to provide an opinion as to, and our opinion does not in any manner address, SOMPO’s underlying business decision to proceed with or effect the Transaction, nor were we asked to provide, and have not provided herein, any opinion as to any transaction other than the Transaction or as to the relative merits of the Transaction in comparison to any other transaction. We are under no obligation to SOMPO or its Board of Directors to solicit indications of interest from any third party in connection with the Transaction, nor did we make any such solicitations.

We were not involved with any negotiations between the Companies in connection with the Integration Agreement or with respect to any other matter related to the Transaction, and our involvement in the Transaction has been limited. Our opinion stated in this letter is necessarily based on financial, economic, market and other conditions as they exist and can be evaluated on, and the information available to us as of, the date hereof. Although our opinion may be affected by changes in future conditions, we do not assume any responsibility to modify, update, supplement or reaffirm this opinion.

Our opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio to the holders of SOMPO common shares as of the date hereof, and we express no opinion as to the fairness of the Transaction to the holders of any other class of securities, creditors or other constituencies of SOMPO. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any directors, executive officers or employees of either Company, or any class of such persons, relative to the Exchange Ratio in the Transaction or with respect to the fairness of any such compensation.

Our opinion stated in this letter is for the use and benefit of the Board of Directors of SOMPO in its consideration of the Transaction and may not be used or relied upon by any other party or for any other purpose. This letter may not, in whole or in part, be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, except that a reproduction, summary, attachment or citation of this letter may be included if required in any disclosure document or in the convocation notice of SOMPO’s general shareholders meeting pursuant to laws or regulations, at the request of any regulatory

Annex B-2-3

authority or stock exchange or at the request of SOMPO’s Board of Directors, provided that we have expressly approved all statements in any such documents relating to us or this letter. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Mizuho or any of its group companies to SOMPO, the Board of Directors of SOMPO or any other party. This letter is not an expression of an opinion regarding the prices at which the common stock of either Company will or should be traded prior to the consummation of the Transaction or of the value or trading prices of the shares of common stock of the Holding Company to be issued to SOMPO shareholders. We were not asked to provide, and do not provide herein, any opinion as to any of the premises or assumptions upon which the determination of the Exchange Ratio was based or the structure of the Transaction. The opinion set forth in this letter is not intended to be and does not constitute a recommendation to the members of SOMPO’s Board of Directors as to whether they should approve the Exchange Ratio or the Transaction, nor does it constitute a recommendation as to how any SOMPO shareholder should vote or act with respect to any matter relating to the Transaction. Our opinion has been approved and authorized for issuance by the Fairness Opinion Committee of Mizuho.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of SOMPO common shares.

Mizuho Securities Co., Ltd.

Annex B-2-4

Annex B-3

PERSONAL AND CONFIDENTIAL

July 29, 2009

Board of Directors

Sompo Japan Insurance Inc.

26-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo

c/o Director, Mr. Hiroyuki Yamaguchi

Gentlemen :

You have requested our opinion as to the fairness from a financial point of view to the holders of shares of common stock (the “Sompo Japan Shares”) of Sompo Japan Insurance Inc. (“Sompo Japan”) of the Sompo Japan Transfer Ratio (as defined below) pursuant to the [Business Integration Agreement], dated as of July 29, 2009 (the “Agreement”), between Sompo Japan and Nipponkoa Insurance Company Limited (“Nipponkoa”).

The Agreement provides that, among other things (i) Sompo Japan and Nipponkoa will jointly incorporate a holding company, NKSJ Holdings Company Ltd. (“Holding Co.”), and (ii) (a) each Sompo Japan Share will be exchanged for 1 share of common stock (the “Holding Co. Shares”) of Holding Co. (the “Sompo Japan Transfer Ratio”) and (b) each share of common stock (the “Nipponkoa Shares”) of Nipponkoa will be exchanged for 0.9 shares of common stock (the “Nipponkoa Transfer Ratio”) of Holding Co., all as more fully described in the Agreement.

Goldman Sachs Japan Co., Ltd. and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman Sachs Japan Co., Ltd. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, Sompo Japan, Nipponkoa and any of their respective affiliates or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”) for their own account and for the accounts of their customers. We have acted as financial advisor to Sompo Japan in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, a portion of which is contingent upon consummation of the Transaction, and Sompo Japan has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In addition, we have provided and are currently providing certain investment banking and other financial services to Sompo Japan and its affiliates. We also may provide investment banking and other financial services to Sompo Japan, Nipponkoa and their respective affiliates in the future. In connection with the above-described services we have received, and may receive, compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Securities Reports (Yuka Shoken Houkoku-Sho) of Sompo Japan and Nipponkoa for the five fiscal years ended March 31, 2009; certain other communications from Sompo Japan and Nipponkoa to their respective stockholders; certain internal financial analyses and forecasts for Sompo Japan prepared by its management and certain internal analyses and forecasts for Nipponkoa prepared by its management and reviewed by the management of Sompo Japan, in each case as approved for our use by Sompo Japan (the “Forecasts”), including certain cost savings projected by the managements of Sompo Japan and Nipponkoa to result from the Transaction, as prepared by the managements of Sompo Japan and Nipponkoa and approved for our use by Sompo Japan (the “Synergies”). We also have held discussions with members of the senior managements of

Annex B-3-1

Board of Directors

Sompo Japan Insurance Inc.

July 29, 2009

Page Two

Sompo Japan and Nipponkoa regarding their assessment of the past and current business operations, financial condition and future prospects of Nipponkoa and with the members of senior management of Sompo Japan and Nipponkoa regarding their assessment of the past and current business operations, financial condition and future prospects of Sompo Japan and the strategic rationale for, and the potential benefits of, the Transaction. In addition, we have reviewed the reported price and trading activity for Sompo Japan Shares and Nipponkoa Shares, compared certain financial and stock market information for Sompo Japan and Nipponkoa with similar information for certain other companies the securities of which are publicly traded, considered the relative exposure of Sompo Japan and Nipponkoa to losses from financial guarantee insurance on CDO securities, and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us and we do not assume any liability for any such information. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Sompo Japan. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Sompo Japan or Nipponkoa or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on Holding Co., Sompo Japan or Nipponkoa or on the expected benefits of the Transaction in any way meaningful to our analysis. We also assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis. We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the reserves of Sompo Japan, or Nipponkoa. In addition, we are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Sompo Japan, Nipponkoa or Holding Co. or the ability of the Sompo Japan, Nipponkoa or Holding Co. to pay its obligations when they come due, and our opinion does not address any legal, regulatory, tax or accounting matters.

Our opinion does not address the underlying business decision of Sompo Japan to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to Sompo Japan. This opinion addresses only the fairness from a financial point of view to the holders of Sompo Japan Shares, as of the date hereof, of the Sompo Japan Transfer Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction, including, without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, Nipponkoa or the holders of Nipponkoa Shares or any other class of securities, creditors, or other constituencies of Sompo Japan or Nipponkoa; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Sompo Japan or Nipponkoa, or class of such persons in connection with the Transaction, whether relative to the Sompo Japan Transfer Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which Sompo Japan Shares, Holding Co. Shares, or Nipponkoa Shares will trade at any time. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of Sompo Japan in

Annex B-3-2

Board of Directors

Sompo Japan Insurance Inc.

July 29, 2009

Page Three

connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Sompo Japan Share should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Sompo Japan Transfer Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Sompo Japan Shares.

Very truly yours,

Goldman Sachs Japan Co. Ltd.

Annex B-3-3

Annex C-1

ORIGINAL IN JAPANESE

Translation for Reference only

July 29, 2009

Board of Directors

NIPPONKOA Insurance Co., Ltd.

7-3, Kasumigaseki 3-chome,

Chiyoda-ku, Tokyo

Members of the Board of Directors:

NIPPONKOA Insurance Co., Ltd. (the “Company”) and Sompo Japan Insurance Inc. (“Sompo Japan”) propose to enter into a joint stock transfer agreement to be dated July 29, 2009 (the “Share Exchange Agreement”) pursuant to which the Company and Sompo Japan will establish NKSJ Holdings, Inc. (the “Holding Company”) as a parent company that will own one hundred percent of each of the Company and Sompo Japan through a joint stock transfer (the “Joint Stock Transfer”). Pursuant to the Joint Stock Transfer, each outstanding share of the Company’s common stock (the “Company Shares”) will be converted into the right to receive 0.90 shares of the common stock of the Holding Company (the “Holding Company Shares”), and each outstanding share of Sompo Japan’s common stock (the “Sompo Japan Shares”) will be converted into the right to receive one Holding Company Share (the “Stock Transfer Ratio”)

You have asked us whether, in our opinion, the Stock Transfer Ratio is fair from a financial point of view to the holders of the Company Shares, other than Sompo Japan and its affiliates.

In arriving at the opinion set forth below, we have, among other things:

(1)	Reviewed certain publicly available business and financial information relating to the Company and Sompo Japan that we deemed to be relevant;

(2)	Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and Sompo Japan, as well as the amount and timing of the cost savings, related expenses and synergies expected to result from the Joint Stock Transfer (the “Expected Synergies”) furnished to us by the Company and Sompo Japan, respectively;

(3)	Conducted discussions with members of senior management of the Company and Sompo Japan concerning the matters described in clauses 1 and 2 above, as well as their businesses and prospects before and after giving effect to the Joint Stock Transfer and the Expected Synergies;

(4)	Reviewed the market prices and valuation multiples for the Company Shares and Sompo Japan Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

(5)	Reviewed the results of operations of the Company and Sompo Japan;

(6)	Participated in certain discussions and negotiations among representatives of the Company and Sompo Japan and their financial and legal advisors;

(7)	Reviewed a draft of the Share Exchange Agreement dated July 26, 2009 and the basic agreement entered into between the Company and Sompo Japan on March 13, 2009; and

(9)	Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent

Annex C-1-1

evaluation or appraisal of any of the assets or liabilities of the Company or Sompo Japan, nor have we evaluated the solvency or fair value of the Company or Sompo Japan under any laws in any jurisdictions relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or Sompo Japan. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by the Company or Sompo Japan, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company’s or Sompo Japan’s management as to the expected future financial performance of the Company or Sompo Japan, as the case may be, and the Expected Synergies. At your direction, we did not consider for purposes of our opinion any alternative projection of losses from financial guarantee insurance by Sompo Japan that were provided to us by the Company or Sompo Japan. We have further assumed, with the Company’s permission, that the Joint Stock Transfer will be accounted for pursuant to the purchase method under generally accepted accounting principles in Japan, and that it will not be a taxable transaction for either the Company or Sompo Japan or their respective shareholders under applicable tax laws. We have also assumed that the final version of the Share Exchange Agreement will be substantially similar to the final draft of the Share Exchange Agreement reviewed by us.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Joint Stock Transfer, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Joint Stock Transfer.

In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

We are acting as financial advisor to the Company in connection with the Joint Stock Transfer and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Joint Stock Transfer. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory services and financial services, including by acting as counterparty on various derivative transactions, to the Company and Sompo Japan and their respective affiliates, and we have received, and may receive, fees for the rendering of such services. Further, in the ordinary course of our business, we or our affiliates may actively trade the Company Shares and other securities of the Company, as well as the Sompo Japan Shares and other securities of Sompo Japan for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of the Company in connection with its evaluation of the Stock Transfer Ratio. Our opinion does not address the merits of the underlying decision by the Company to engage in the Joint Stock Transfer and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on (or whether any opposing shareholder should exercise its statutory opposition rights of appraisal in respect of) the proposed Joint Stock Transfer or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company other than the holders of the Company Shares.

We are not expressing any opinion herein as to the prices at which the Company Shares, the Sompo Japan Shares or the Holding Company Shares will trade following the announcement or consummation of the Joint Stock Transfer.

Our opinion has been authorized for issuance by the Fairness Opinion Committee of Merrill Lynch Japan Securities Co., Ltd.

Annex C-1-2

On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Stock Transfer Ratio is fair from a financial point of view to the holders of the Company Shares, other than Sompo Japan and its affiliates.

Very truly yours,

MERRILL LYNCH JAPAN SECURITIES CO., LTD.

Annex C-1-3

Annex C-2

(Translation)

July 28, 2009

Board of Directors

7-3, Kasumigaseki 3-chome, Chiyoda-ku, Tokyo

NIPPONKOA Insurance Co., Ltd.

Members of the Board of Directors:

Mitsubishi UFJ Securities Co., Ltd. (hereinafter referred to as “MUS”) understands that NIPPONKOA Insurance Co., Ltd. (hereinafter referred to as “Nipponkoa”) and Sompo Japan Insurance Inc. (hereinafter referred to as “Sompo Japan”. Nipponkoa and Sompo Japan are hereinafter referred to individually as “each Company” and collectively as “both Companies”) plan to deliberate the execution of the “Share Exchange Agreement” (hereinafter referred to as “the Agreement”) on July 29, 2009 regarding the business integration of both Companies by way of share exchange (hereinafter referred to as the “Integration”) as of the registration of a new company to be made on April 1, 2010 (the Agreement prior to its execution is hereinafter referred to as the “Proposed Agreement”).

The Proposed Agreement provides that, in connection with the establishment of a joint holding company (hereinafter referred to as the “Joint Holding Company”) with Sompo Japan by way of share exchange, as of the date of establishment of the Joint Holding Company, the shareholders of Nipponkoa shall be allocated shares of common stock of the Joint Holding Company at a ratio of 0.9 share of the Joint Holding Company’s common stock to 1 share of Nipponkoa’s common stock, and the shareholders of Sompo Japan shall be allocated shares of common stock of the Joint Holding Company at a ratio of 1 share of the Joint Holding Company’s common stock to 1 share of Sompo Japan’s common stock (each of the allocation ratios of the Joint Holding Company’s common stock to Nipponkoa’s common stock and to Sompo Japan’s common stock, respectively, is hereinafter referred to as the “Share Exchange Ratio”). Other terms and conditions of the Integration are provided in the Proposed Agreement.

The Board of Directors of Nipponkoa requested that MUS express its opinion as to the fairness of the Share Exchange Ratio to the shareholders of Nipponkoa from a financial point of view, and pursuant to such request, MUS reviewed the Share Exchange Ratio as to its fairness to the shareholders of Nipponkoa from a financial point of view.

In rendering its opinion expressed at the end of this letter, MUS has, among other things:

(1)	Reviewed financial data (such as financial statements made public) of each Company and other related information;

(2)	Reviewed the following that Nipponkoa provided to MUS: (i) accounting and tax-related due diligence reports on Sompo Japan that Nipponkoa requested professional advisors to submit; and (ii) legal due diligence reports on Sompo Japan that Nipponkoa requested professional advisors to submit (hereinafter referred to as the “Due Diligence Reports”);

(3)	Reviewed business plans prepared by each Company and assumptions thereto;

(4)	Interviewed management and responsible persons of each Company regarding their present and past business and financial conditions and future forecasts (including business plans and assumptions thereto, industry environment and outlook on the business integration);

(5)	Reviewed past stock prices and trading activities of each Company’s common stock and comparative studies thereof of similar companies;

(6)	Compared past financial results and transitions thereto of each Company, comparison between past financial results and business forecasts and comparative studies thereof of similar companies;

Annex C-2-1

(7)	Reviewed the Proposed Agreement;

(8)	Reviewed the draft press release regarding the Integration (hereinafter referred to as the “Draft Press Release”); and

(9)	Performed other tasks and analyses deemed appropriate by MUS.

In preparing this letter, MUS has, among other things:

(1)	Assumed that all of the afore-mentioned data and information reviewed and analyzed by MUS (hereinafter referred to as the “Information”) are accurate and complete, and MUS may rely on the accuracy and completeness of the Information. MUS has not either independently verified or assumed the responsibility for independently verifying the accuracy and completeness of the Information;

(2)	Not either conducted or assumed the responsibility for conducting any independent evaluation or calculation of any asset and liability (including those under hedge positions, derivative positions or other off-balance-sheet financial instrument transactions and liabilities for retirement benefits and any other off-balance-sheet liabilities) of both Companies and their subsidiaries and affiliates in accordance with the accounting standards for financial instruments or other accounting standards applicable to insurance companies. MUS has not either conducted or assumed the responsibility for verifying the existence of properties or facilities of both Companies. MUS has not either conducted or assumed the responsibility for verifying risks concerning assets and liabilities of both Companies and their subsidiaries and affiliates. MUS has not either conducted or assumed the responsibility for independently verifying the content of tax filings made by both Companies and their respective subsidiaries and affiliates (including risks relating to disapproval by tax authorities and back taxes);

(3)	Assumed that the criteria for setting allowances for operating receivables, et al. of both Companies and their subsidiaries and affiliates are appropriate. MUS has not either conducted or assumed the responsibility for independently evaluating or calculating the appropriateness of allowances for operating receivables, et al. of both Companies and their subsidiaries and affiliates;

(4)	Not rendered decisions and evaluations based on actuarial analyses or evaluations based on actuarial analyses by MUS, including the calculation of liability reserves of the Companies and their subsidiaries and affiliates, since MUS is not an actuarial expert and thus its business does not include the rendering of such analyses or evaluations. In addition, MUS has not assumed the responsibility of rendering such decisions or conducting such evaluations or calculations or has not either received or assumed the responsibility for receiving any such evaluations or materials assessing such actuarial analyses from any third party expert;

(5)	Not received accounting and tax-related due diligence reports on Nipponkoa that Sompo Japan requested Ernst & Young Transaction Advisory Services Co., Ltd. and Ernst & Young Shinnihon Tax to submit and has not received legal due diligence reports on Nipponkoa that Sompo Japan requested Nagashima Ohno & Tsunematsu to submit. Further, MUS has not either conducted or assumed the responsibility for reviewing Nipponkoa from the viewpoint of an accounting, tax or legal expert since MUS is not such expert;

(6)	Reviewed the materials that both Companies furnished to MUS and the facts expressed by the management and responsible persons of each Company only to the extent that MUS deemed necessary, and MUS has not independently verified or assumed the responsibility for independently verifying the completeness of such information. Further, MUS assumed the non-existence of disclosed information that could materially affect the Integration;

(7)	Assumed that the business plan of each Company was prepared from a reasonable point of view and prepared by the management of each Company based on the best forecasts and judgment then available;

(8)	Not considered any tax consequences on both Companies or on both Companies’ shareholders with regard to taxes arising out of the consummation of the Integration;

Annex C-2-2

(9)	Assumed that: all internal procedures of each Company and consent, approval, and license, et al. of the government and other competent/regulatory authorities necessary to consummate the Integration are obtained as planned; and all filings, et al. to the government and other competent/regulatory authorities necessary to consummate the Integration are filed as planned (or in any country other than Japan, the consent, approval, and license, et al. of the relevant government and other competent/regulatory authorities are obtained as planned, and all filings, et al. to the relevant government and other competent/regulatory authorities are filed as planned); and the effective dates and timing of or conditions to obtain such consents, approval, license, et al. do not materially affect the business forecasts and the business plans of both Companies and the Joint Holding Company;

(10)	Assumed that all internal procedures of each Company and its subsidiaries and affiliates necessary to consummate the Integration are completed as planned, and the timing or conditions thereof do not materially affect the business forecasts and the business plans of both Companies and the Joint Holding Company;

(11)	Assumed that the Proposed Agreement is the actual Agreement that will be executed between both Companies and the Draft Press Release is the actual Press Release that will be released to the press by both Companies;

(12)	Assumed that the rights and obligations of Sompo Japan under any business alliance agreement, joint venture agreement, shareholders agreement or any other agreements relating to investments that have been entered into between Sompo Japan and any third party will not be affected by the Integration;

(13)	Created its opinion that is based solely on the information made available to MUS within the scope of limitations based on the mutual agreement of both parties prior to July 27, 2009;

(14)	Created its opinion relying on the Information that is based on the assumption of the financial, economic, market, legal and other conditions of the business engaged by each Company as of July 27, 2009 in accordance with their rights and obligations and may be affected by any change in these conditions on and after July 27, 2009, including impacts from materialization of future risks or contingent liabilities as provided in the Due Diligence Reports and impacts in connection with the Integration on the business of each Company from the business of another party to the Integration; and

(15)	Expressed its opinion solely on the matters set forth in the letter and shall not express its opinion on any matter not expressly stated in the letter and will not apply its opinion to other cases.

In connection with the Integration, MUS plans to receive a fee from Nipponkoa in consideration of the services provided by MUS as financial advisor to Nipponkoa. Further, upon the submission of this letter, the waiver and indemnification clause set forth in the agreement between Nipponkoa and MUS shall apply. MUS, Mitsubishi UFJ Financial Group, Inc. (hereinafter referred to as “MUFG”) and MUFG’s related companies have conducted, are presently conducting or will conduct banking, securities and other financial transactions with both Companies and their related companies. MUS, MUFG and MUFG’s related companies had, have or will have companies that hold or trade shares, bonds or other securities of both Companies and their related companies for their own account or for their customers’ account. The opinion expressed in this letter will not restrict any business relationship to be established in the future between both Companies and their related companies on one hand and MUS, MUFG and MUFG’s related companies on the other hand.

This letter is submitted to the Board of Directors of Nipponkoa solely as reference material for reviewing and deliberating the Integration by the Board of Directors of Nipponkoa. If Nipponkoa wishes to duplicate, summarize, cite or release all or any part of this letter or to disclose it to any third party for any purpose other than the purposes mentioned above, it must obtain the prior written consent of MUS. This letter does not state MUS’s opinion regarding the decision of Nipponkoa’s management on whether to implement the Integration and does not make any recommendation as to how any shareholder of Nipponkoa should exercise its voting rights on the Integration or other related matters.

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Further, MUS does not express its opinion as to the trading prices at which shares and other securities of Nipponkoa and Sompo Japan are traded after the submission of this letter or after the consummation of the Integration.

Based on and subject to the foregoing, MUS is of the opinion that, as of the date of this letter, the Share Exchange Ratio is fair to the shareholders of Nipponkoa from a financial point of view.

- End -

4-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo
Mitsubishi UFJ Securities Co., Ltd.
Global Investment Banking Business Unit
Junichi Arai, Managing Director

Annex C-2-4

Annex D

Companies Act

Act No. 86 of July 26, 2005

Part V Entity Conversion, Merger, Company Split, Share Exchange, and Share Transfer

Chapter I Entity Conversion

Section 2 Share Transfer

(Preparation of a Share Transfer Plan)

Article 772 A Stock Company(ies) may effect a Share Transfer. In such cases, such company(ies) shall prepare a Share Transfer plan.

(2) In the case where two or more Stock Companies jointly effect a Share Transfer, said two or more Stock Companies shall prepare the Share Transfer plan jointly.

(Share Transfer Plan)

Article 773 In the case where a Stock Company(ies) effects a Share Transfer, said company(ies) shall prescribe the following matters in the Share Transfer plan:

(i) the purpose, trade name, location of the head office, and the Total Number of Authorized Shares of the Stock Company Incorporated through Share Transfer (hereinafter referred to as the “Wholly Owning Parent Company Incorporated through Share Transfer” in this Part);

(ii) in addition to what is provided for in the preceding item, the matters provided for in the articles of incorporation of the Wholly Owning Parent Company Incorporated through Share Transfer;

(iii) the names of the Directors at Incorporation of the Wholly Owning Parent Company Incorporated through Share Transfer;

(iv) the matters provided for in (a) to (c) below for the categories of cases listed respectively therein:

(a) in cases where the Wholly Owning Parent Company Incorporated through Share Transfer is a Company with Accounting Advisors: the name(s) of the Accounting Advisor(s) at Incorporation of the Wholly Owning Parent Company Incorporated through Share Transfer;

(b) in cases where the Wholly Owning Parent Company Incorporated through Share Transfer is a Company with Company Auditors (including a Stock Company the articles of incorporation of which provide that the scope of the audit by its company auditor(s) is limited to an audit related to accounting): the name(s) of the Company Auditor(s) at Incorporation of the Wholly Owning Parent Company Incorporated through Share Transfer; or

(c) in cases where the Wholly Owning Parent Company Incorporated through Share Transfer is a Company with Accounting Auditors: the name(s) of the Accounting Auditor(s) at Incorporation of the Wholly Owning Parent Company Incorporated through Share Transfer;

(v) the number of shares (or, for a Company with Class Shares, the classes of the shares and the number of the shares for each class) of the Wholly Owning Parent Company Incorporated through Share Transfer to be delivered by the Wholly Owning Parent Company Incorporated through Share Transfer to shareholders of the Stock Company effecting the Share Transfer (hereinafter referred to as the “Wholly Owned Subsidiary Company in Share Transfer” in this Part) in lieu of the shares thereof, when effecting the Share Transfer, or the method for calculating such numbers, and matters concerning the amount of the stated capital and capital reserves of the Wholly Owning Parent Company Incorporated through Share Transfer;

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(vi) matters concerning allotment of the shares set forth in the preceding item to shareholders of the Wholly Owned Subsidiary Company in Share Transfer;

(vii) if the Wholly Owning Parent Company Incorporated through Share Transfer is to deliver to shareholders of the Wholly Owned Subsidiary Company in Share Transfer Bonds, etc. of the Wholly Owning Parent Company Incorporated through Share Transfer in lieu of the shares thereof when effecting the Share Transfer, the following matters concerning such Bonds, etc.:

(a) if such Bonds, etc. are Bonds of the Wholly Owning Parent Company Incorporated through Share Transfer (excluding those pertaining to Bonds with Share Options), the description of the classes of such Bonds and the total amount for each class of Bonds, or the method for calculating that total amount;

(b) if such Bonds, etc. are Share Options of the Wholly Owning Parent Company Incorporated through Share Transfer (excluding those attached to Bonds with Share Options), the description of the features and number of such Share Options, or the method for calculating such number; or

(c) if such Bonds, etc. are Bonds with Share Options of the Wholly Owning Parent Company Incorporated through Share Transfer, the matters prescribed in (a) concerning such Bonds with Share Options and the matters prescribed in (b) concerning the Share Options attached to such Bonds with Share Options;

(viii) in the case prescribed in the preceding item, matters concerning allotment of Bonds, etc. set forth in that item to shareholders of the Wholly Owned Subsidiary Company in Share Transfer;

(ix) if the Wholly Owning Parent Company Incorporated through Share Transfer is to deliver to holders of Share Options of the Wholly Owned Subsidiary Company in Share Transfer Share Options of the Wholly Owning Parent Company Incorporated through Share Transfer in lieu of such Share Options at the time of the Share Transfer, the following matters concerning such Share Options:

(a) the description of the features of the Share Options (hereinafter referred to as “Share Options under Share Transfer Plan” in this Part) held by holders of Share Options of the Wholly Owned Subsidiary Company in Share Transfer who will receive delivery of Share Options of the Wholly Owning Parent Company Incorporated through Share Transfer;

(b) the description of the features and number of Share Options of the Wholly Owning Parent Company Incorporated through Share Transfer to be delivered to holders of Share Options under Share Transfer Plan, or the method for calculating such number; and

(c) if Share Options under Share Transfer Plan are Share Options attached to Bonds with Share Options, a statement to the effect that the Wholly Owning Parent Company Incorporated through Share Transfer will succeed to the obligations relating to the Bonds pertaining to such Bonds with Share Options and the description of the classes of the Bonds subject to such succession and the total amount for each class of Bonds, or the method for calculating that total amount; and

(x) in the case prescribed in the preceding item, matters concerning allotment of the Share Options of the Wholly Owning Parent Company Incorporated through Share Transfer set forth in that item to holders of Share Options under Share Transfer Plan.

(2) In the case prescribed in the preceding paragraph, if the Wholly Owned Subsidiary Company in Share Transfer is a Company with Class Shares, the Wholly Owned Subsidiary Company in Share Transfer may provide for the following matters in prescribing the matters set forth in item (vi) of that paragraph in accordance with the features of the classes of shares issued by the Stock Company Absorbed in Absorption-type Merger:

(i) if there is any arrangement that no shares of the Wholly Owning Parent Company Incorporated through Share Transfer are allotted to shareholders of a certain class of shares, a statement to such effect and such class of shares; and

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(ii) in addition to the matters listed in the preceding item, if there is any arrangement that each class of shares shall be treated differently with respect to allotment of shares of the Wholly Owning Parent Company Incorporated through Share Transfer, a statement to such effect and the details of such different treatment.

(3) In the case prescribed in paragraph (1), the provisions on the matters listed in item (vi) of that paragraph shall be such that shares of the Wholly Owning Parent Company Incorporated through Share Transfer are delivered in proportion to the number of the shares (or, in cases where there are provisions on the matters listed in item (ii) of the preceding paragraph, the number of the shares of each class) held by the shareholders of the Wholly Owned Subsidiary Company in Share Transfer (excluding the shareholders of the class of shares referred to in item (i) of the preceding paragraph).

(4) The provisions of the preceding two paragraphs shall apply mutatis mutandis to the matters mentioned in paragraph (1)(viii). In such cases, the term “shares of the Wholly Owning Parent Company Incorporated through Share Transfer” in the preceding two paragraphs shall be deemed to be replaced with “Bonds, etc. of the Wholly Owning Parent Company Incorporated through Share Transfer.”

(Effectuation, etc. of a Share Transfer)

Article 774 The Wholly Owning Parent Company Incorporated through Share Transfer shall acquire all of the Issued Shares of the Wholly Owned Subsidiary Company in Share Transfer on the day of its formation.

(2) The shareholders of the Wholly Owned Subsidiary Company in Share Transfer shall, in accordance with the provisions on the matters set forth in item (vi) of the preceding Article, become shareholders of the shares set forth in item (v) of that paragraph on the day of formation of the Wholly Owning Parent Company Incorporated through Share Transfer.

(3) In the cases listed in the following items, the shareholders of the Wholly Owned Subsidiary Company in Share Transfer shall become the persons specified respectively in those items, in accordance with the provisions on the matters set forth in paragraph (1)(viii) of the preceding Article, on the day of formation of the Wholly Owning Parent Company Incorporated through Share Transfer:

(i) in cases where there is a provision on the matters set forth in (a) of item (vii) of paragraph (1) of the preceding Article: bondholders of Bonds set forth in (a) of that item;

(ii) in cases where there is a provision on the matters set forth in (b) of item (vii) of paragraph (1) of the preceding Article: holders of Share Options set forth in (b) of that item; or

(iii) in cases where there is a provision on the matters set forth in (c) of item (vii) of paragraph (1) of the preceding Article: bondholders of the Bonds pertaining to Bonds with Share Options set forth in (c) of that item, and holders of the Share Options attached to such Bonds with Share Options.

(4) In the case prescribed in item (ix) of paragraph (1) of the preceding Article, the Share Options under Share Transfer Plan shall be extinguished and the holders of the Share Options under Share Transfer Plan shall become holders of the Share Options of the Wholly Owning Parent Company Incorporated through Share Transfer set forth in item (ix)(b) of that paragraph, in accordance with the provisions on the matters set forth in item (x) of that paragraph, on the day of formation of the Wholly Owning Parent Company Incorporated through Share Transfer.

(5) In the case prescribed in (c) of item (ix) of paragraph (1) of the preceding Article, the Wholly Owning Parent Company Incorporated through Share Transfer shall succeed to the obligations relating to the Bonds pertaining to Bonds with Share Options set forth in (c) of that item on the day of its formation.

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Section 3 Procedures of a Consolidation-type Merger, etc.

Subsection 1 Procedures for Companies Consolidated through Consolidation-type Merger, Splitting Company(ies) in Incorporation-type Company Split or the Wholly Owned Subsidiary Company in Share Transfer

Division 1 Procedures for a Stock Company

(Keeping and Inspection, etc. of Documents, etc. Concerning a Consolidation-type Merger Agreement, etc.)

Article 803 Each of the Stock Companies listed in the following items (hereinafter referred to as a “Consolidated Stock Company, etc.” in this Division) shall, from the day on which the Consolidation-type Merger Agreement, etc. began to be kept until the day on which six months have elapsed from the day of formation of the Company Incorporated through Consolidation-type Merger, the Company Incorporated through Incorporation-type Company Split, or the Wholly Owning Parent Company Incorporated through Share Transfer (hereinafter referred to as an “Incorporated Company” in this Division) (or, for a Stock Company(ies) Consolidated through Consolidation-type Merger, the day of formation of the Company Incorporated through Consolidation-type Merger), keep documents or Electromagnetic Records that state or record the contents of what are specified respectively in those items (hereinafter referred to as the “Consolidation-type Merger Agreement, etc.” in this Section) and other matters prescribed by the applicable Ordinance of the Ministry of Justice at its head office:

(i) Stock Company(ies) Consolidated through Consolidation-type Merger: the Consolidation-type Merger agreement;

(ii) Splitting Stock Company(ies) in Incorporation-type Company Split: the Incorporation-type Company Split plan; and

(iii) Wholly Owned Subsidiary Company in Share Transfer: the Share Transfer plan.

(2) The “day on which the Consolidation-type Merger Agreement, etc. began to be kept” prescribed in the preceding paragraph means the earliest of the following days:

(i) if the Consolidation-type Merger Agreement, etc. is required to be approved by a resolution of a shareholders meeting (including a Class Meeting), the day two weeks prior to the day of the shareholders meeting (or, in the cases prescribed in paragraph (1) of Article 319, the day when the proposal under that paragraph is submitted);

(ii) if there are shareholders who are to receive the notice under the provisions of paragraph (3) of Article 806, the day of the notice under the provisions of that paragraph or the day of the public notice under paragraph (4) of that Article, whichever is earlier;

(iii) if there are holders of Share Options who are to receive the notice under the provisions of paragraph (3) of Article 808, the day of the notice under the provisions of that paragraph or the day of the public notice under paragraph (4) of that Article, whichever is earlier;

(iv) if the procedures under the provisions of Article 810 are required to be carried out, the day of the public notice under the provisions of paragraph (2) of that Article or the day of the notice under the provisions of that paragraph, whichever is earlier; or

(v) in cases other than those prescribed in the preceding items, the day on which two weeks have elapsed from the day of preparation of the Incorporation-type Company Split plan.

(3) Shareholders and creditors of a Consolidated Stock Company, etc. (or, in the case of a Wholly Owned Subsidiary Company in Share Transfer, shareholders and holders of Share Options) may make the following requests to said Consolidated Stock Company, etc. at any time during its business hours provided, however, that the fees designated by said Consolidated Stock Company, etc. are required to be paid in order to make the requests set forth in item (ii) or item (iv):

(i) requests for inspection of the documents set forth in paragraph (1);

Annex D-4

(ii) requests for delivery of a transcript or extract of the documents set forth in paragraph (1);

(iii) requests for inspection of anything that indicates the matters recorded in the Electromagnetic Records set forth in paragraph (1) in a manner prescribed by the applicable Ordinance of the Ministry of Justice; and

(iv) requests that the matters recorded in the Electromagnetic Records set forth in paragraph (1) be provided by the Electromagnetic Method designated by the Consolidated Stock Company, etc., or requests for the delivery of any document that states such matters.

(Approval, etc. of the Consolidation-type Merger Agreement, etc.)

Article 804 A Consolidated Stock Company, etc. shall obtain the approval of the Consolidation-type Merger Agreement, etc. by a resolution of a shareholders meeting.

(2) Notwithstanding the provisions of the preceding paragraph, in the cases where the Company Incorporated through Consolidation-type Merger is a Membership Company, consent of all shareholders of the Stock Company(ies) Consolidated through Consolidation-type Merger shall be obtained with regard to the Consolidation-type Merger agreement.

(3) In the cases where the Stock Company(ies) Consolidated through Consolidation-type Merger or the Wholly Owned Subsidiary Company in Share Transfer is a Company with Classes of Shares, if all or part of the shares, etc. of the Stock Company Incorporated through Consolidation-type Merger or the Wholly Owning Parent Stock Company Incorporated through Share Transfer to be delivered to shareholders of the Stock Company(ies) Consolidated through Consolidation-type Merger or the Wholly Owned Subsidiary Company in Share Transfer are Shares with a Restriction on Transfer, etc., the Consolidation-type Merger or the Share Transfer shall not become effective without a resolution of a Class Meeting constituted by Class Shareholders of the class of shares subject to the allotment of the Shares with a Restriction on Transfer, etc. (excluding Shares with a Restriction on Transfer) (in cases where there are two or more classes of shares relating to such Class Shareholders, the respective Class Meetings constituted by Class Shareholders categorized by the class of such two or more classes of shares); provided, however, that this shall not apply to cases where there is no Class Shareholder able to exercise a voting right at such Class Meeting.

(4) A Consolidated Stock Company, etc. shall notify its Registered Pledgees of Shares (excluding the Registered Pledgees of Shares in the cases prescribed in the following Article) and Registered Pledgees of Share Options concerning the Share Options specified in the items of Article 808(3) that it will effect the Consolidation-type Merger, the Incorporation-type Company Split or the Share Transfer (hereinafter referred to as a “Consolidation-type Merger, etc.” in this Section) within two weeks from the day of resolution of the shareholders meeting set forth in paragraph (1) (or, in the cases prescribed in paragraph (2), the day of obtainment of the consent of all shareholders set forth in that paragraph).

(5) A public notice may be substituted for the notice under the provisions of the preceding paragraph.

(Cases Where Approval of the Incorporation-type Company Split Plan Is Not Required)

Article 805 The provisions of paragraph (1) of the preceding Article shall not apply in cases where the sum of the book value of the assets that the Company Incorporated through Incorporation-type Company Split succeeds to through the Incorporation-type Company Split does not exceed one-fifth (or, in cases where a lesser proportion is prescribed in the articles of incorporation of the Splitting Stock Company(ies) in Incorporation-type Company Split, such proportion) of the amount calculated by the method specified by the applicable Ordinance of the Ministry of Justice as the total assets of the Splitting Stock Company(ies) in Incorporation-type Company Split.

Annex D-5

(Dissenting Shareholders’ Share Purchase Demand)

Article 806 In cases of effecting a Consolidation-type Merger, etc. (excluding the following cases), dissenting shareholders may demand that the Consolidated Stock Company, etc. purchase, at a fair price, the shares held by such shareholders:

(i) in cases prescribed in Article 804(2); and

(ii) in cases prescribed in the preceding Article.

(2) The “dissenting shareholders” provided for in the preceding paragraph shall mean the shareholders provided for in the following items:

(i) shareholders who gave notice to such Consolidated Stock Company, etc. to the effect that they dissented from such Consolidation-type Merger, etc. prior to the shareholders meeting set forth in Article 804(1) (in cases where a resolution of a Class Meeting is required to effect the Consolidation-type Merger, etc., including such Class Meeting) and who dissented from such Consolidation-type Merger, etc. at such shareholders meeting (limited to those who can exercise voting rights at such shareholders meeting); and

(ii) shareholders who are unable to exercise voting rights at such shareholders meeting.

(3) A Consolidated Stock Company, etc. shall notify its shareholders that it will effect a Consolidation-type Merger, etc. and the trade names and domiciles of the Companies Consolidated through Consolidation-type Merger, the Splitting Company(ies) in Incorporation-type Company Split or the Wholly Owned Subsidiary Company in Share Transfer (hereinafter referred to as the “Consolidated Company, etc.” in this Section) and the Incorporated Company, within two weeks from the day of resolution of the shareholders meeting set forth in Article 804(1); provided, however, that this shall not apply in the cases listed in the items of paragraph (1).

(4) A public notice may be substituted for the notice under the provisions of the preceding paragraph.

(5) Demands under the provisions of paragraph (1) (hereinafter referred to as a “Share Purchase Demand” in this Division) shall be made, within twenty days from the day of the notice under the provisions of paragraph (3) or the public notice under the preceding paragraph, by disclosing the number of shares relating to such Share Purchase Demand (or, for a Company with Classes of Shares, the classes of the shares and the number of shares for each class).

(6) Shareholders who made Share Purchase Demands may withdraw their Share Purchase Demands only in cases where such shareholders obtain the approval of the Consolidated Stock Company, etc.

(7) If the Consolidation-type Merger, etc. is cancelled, the Share Purchase Demand shall become ineffective.

(Determination, etc. of Price of Shares)

Article 807 In cases where a Share Purchase Demand is made, if an agreement on the determination of the price of the shares is reached between the shareholder and the Consolidated Stock Company, etc. (or, after the day of formation of the Company Incorporated through Consolidation-type Merger in cases of effecting a Consolidation-type Merger, the Company Incorporated through Consolidation-type Merger; hereinafter the same shall apply in this Article), the Consolidated Stock Company, etc. shall make payment within sixty days from the day of formation of the Incorporated Company.

(2) If no agreement on the determination of the price of the shares is reached within thirty days from the day of formation of the Incorporated Company, shareholders or the Consolidated Stock Company, etc. may file a petition to the court for a determination of the price within thirty days after the expiration of that period.

Annex D-6

(3) Notwithstanding the provisions of paragraph (6) of the preceding Article, in the cases prescribed in the preceding paragraph, if the petition under that paragraph is not filed within sixty days from the day of formation of the Incorporated Company, shareholders may withdraw their Share Purchase Demands at any time after the expiration of such period.

(4) The Consolidated Stock Company, etc. shall also pay interest on the price determined by the court which shall be calculated at the rate of six percent per annum from and including the day of the expiration of the period referred to in paragraph (1).

(5) The purchase of shares relating to a Share Purchase Demand shall become effective on the day of formation of the Incorporated Company (or, in the case of effecting an Incorporation-type Company Split, at the time of payment of the price of such shares).

(6) If a Company Issuing a Share Certificate receives a Share Purchase Demand with respect to shares for which share certificates are issued, the Company must pay the price of the shares relating to such Share Purchase Demand in exchange for the share certificates.

(Demand for Purchase of Share Options)

Article 808 In cases of carrying out any one of the acts listed in the following items, holders of Share Options of the Consolidated Stock Company, etc. provided for in those items may demand that the Consolidated Stock Company, etc. purchase, at a fair price, the Share Options held by the same:

(i) Consolidation-type Merger: Share Options other than those for which provisions on the matters set forth in Article 753(1)(x) or (xi) meet the conditions set forth in item (viii) of Article 236(1) (limited to those related to (a) of that item);

(ii) Incorporation-type Company Split (limited to cases where the Company Incorporated through Incorporation-type Company Split is a Stock Company): among the following Share Options, Share Options other than those for which provisions on the matters set forth in Article 763(x) or (xi) meet the conditions set forth in item (viii) of Article 236(1) (limited to those related to (c) of that item):

(a) Share Options under Incorporation-type Company Split Plan; and

(b) Share Options other than Share Options under Incorporation-type Company Split Plan and for which there are provisions to the effect that, in the case of effecting an Incorporation-type Company Split, Share Options of the Stock Company Incorporated through Incorporation-type Company Split shall be delivered to holders of such Share Options; or

(iii) Share Exchange: among the following Share Options, Share Options other than those for which provisions on the matters set forth in Article 773(1)(ix) or (x) meet the conditions set forth in item (viii) of Article 236(1) (limited to those related to (e) of that item):

(a) Share Options under Share Transfer Plan; and

(b) Share Options other than Share Options under Share Transfer Plan and for which there are provisions to the effect that, in the case of effecting a Share Transfer, Share Options of the Wholly Owning Parent Company Incorporated through Share Transfer shall be delivered to holders of such Share Options.

(2) If holders of the Share Options attached to Bonds with Share Options intend to make the demand under the preceding paragraph (hereinafter referred to as a “Share Option Purchase Demand” in this Division), they shall also make the demand for the purchase of the Bonds pertaining to Bonds with Share Options; provided, however, that this shall not apply in cases where it is otherwise provided for with respect to the Share Options attached to such Bonds with Share Options.

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(3) The Consolidated Stock Company, etc. listed in the following items shall notify holders of Share Options provided for in those items that they will effect a Consolidation-type Merger, etc. and the trade names and domiciles of the Consolidated Company, etc. and the Incorporated Company, within two weeks from the day of resolution of the shareholders meeting set forth in Article 804(1) (or, in the cases prescribed in paragraph (2) of that Article, the day of obtainment of the consent of all shareholders set forth in that paragraph, and in the cases prescribed in Article 805, the day of preparation of the Incorporation-type Company Split plan):

(i) Stock Company(ies) Consolidated through Consolidation-type Merger: all Share Options;

(ii) Splitting Stock Company(ies) in Incorporation-type Company Split in cases where the Company Incorporated through Incorporation-type Company Split is a Stock Company: the following Share Options:

(a) Share Options under Incorporation-type Company Split Plan; and

(b) Share Options other than Share Options under Incorporation-type Company Split Plan and for which there are provisions to the effect that, in the case of effecting an Incorporation-type Company Split, Share Options of the Stock Company Incorporated through Incorporation-type Company Split shall be delivered to holders of such Share Options; and

(iii) Wholly Owned Subsidiary Company in Share Transfer: the following Share Options:

(a) Share Options under Share Transfer Plan; and

(b) Share Options other than Share Options under Share Transfer Plan and for which there are provisions to the effect that, in the case of effecting a Share Transfer, Share Options of the Wholly Owning Parent Company Incorporated through Share Transfer shall be delivered to holders of such Share Options.

(4) A public notice may be substituted for the notice under the provisions of the preceding paragraph.

(5) A Share Option Purchase Demand shall be made, within twenty days from the day of the notice under the provisions of paragraph (3) or the public notice under the preceding paragraph, by disclosing the number of shares relating to such Share Option Purchase Demand.

(6) Holders of Share Options who have made Share Option Purchase Demands may withdraw their Share Option Purchase Demands only in cases where they obtain the approval of the Consolidated Stock Company, etc.

(7) If the Consolidation-type Merger, etc. is cancelled, the Share Option Purchase Demands shall become ineffective.

(Determination, etc. of Price of Share Options)

Article 809 In cases where a Share Option Purchase Demand is made, if an agreement on the determination of the price of the Share Options (in cases where such Share Options are those attached to Bonds with Share Options, if there is a demand for the purchase of Bonds pertaining to such Bonds with Share Options, they shall include such Bonds; hereinafter the same shall apply in this Article) is reached between the holder of Share Options and the Consolidated Stock Company, etc. (after the day of formation of the Company Incorporated through Consolidation-type Merger in cases of effecting a Consolidation-type Merger, the Company Incorporated through Consolidation-type Merger; hereinafter the same shall apply in this Article), the Consolidated Stock Company, etc. shall make payment within sixty days from the day of formation of the Incorporated Company.

(2) If no agreement on the determination of the price of the Share Options is reached within thirty days from the day of formation of the Incorporated Company, holders of Share Options or the Consolidated Stock Company, etc. may file a petition to the court for a determination of the price within thirty days after the expiration of that period.

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(3) Notwithstanding the provisions of paragraph (6) of the preceding Article, in the cases prescribed in the preceding paragraph, if the petition under that paragraph is not filed within sixty days from the day of formation of the Incorporated Company, holders of Share Options may withdraw their Share Option Purchase Demands at any time after the expiration of such period.

(4) The Consolidated Stock Company, etc. shall also pay interest on the price determined by the court which shall be calculated at the rate of six percent per annum from and including the day of the expiration of the period referred to in paragraph (1).
(5) The purchase of Share Options relating to the Share Option Purchase Demands shall become effective at the times provided for in the following items for the categories of Share Options set forth respectively in those items:

(i) Share Options provided for in paragraph (1)(i) of the preceding Article: the day of formation of the Company Incorporated through Consolidation-type Merger;

(ii) Share Options set forth in paragraph (1)(ii)(a) of the preceding Article: the day of formation of the Company Incorporated through Incorporation-type Company Split;

(iii) Share Options set forth in paragraph (1)(ii)(b) of the preceding Article: the time of payment of the price of such Share Options;

(iv) Share Options set forth in paragraph (1)(iii)(a) of the preceding Article: the day of formation of the Wholly Owning Parent Company Incorporated through Share Transfer; and

(v) Share Options set forth in paragraph (1)(iii)(b) of the preceding Article: the time of payment of the price of such Share Options.

(6) If a Consolidated Stock Company, etc. receives a Share Option Purchase Demand with respect to a Share Option for which a Share Option certificate is issued, it shall pay the price of the Share Option relating to such Share Option Purchase Demand in exchange for the Share Option certificate.

(7) If a Consolidated Stock Company, etc. receives a Share Option Purchase Demand with respect to a Share Option attached to a Bond with a Share Option for which a certificate for a Bond with a Share Option is issued, it shall pay the price of the Share Option relating to such Share Option Purchase Demand in exchange for such certificate for Bond with Share Option.

(Objections of Creditors)

Article 810 In the cases listed in the following items, the creditors provided for in those items may state their objections to the Consolidation-type Merger, etc. to the Consolidated Stock Company, etc.:

(i) in cases of effecting a Consolidation-type Merger: creditors of the Stock Company(ies) Consolidated through Consolidation-type Merger;

(ii) in cases of effecting an Incorporation-type Company Split: creditors of the Splitting Stock Company(ies) in Incorporation-type Company Split who are unable to request the Splitting Stock Company(ies) in Incorporation-type Company Split to perform the obligations (including performance of the guarantee obligations that the Splitting Stock Company(ies) in Incorporation-type Company Split jointly and severally assumes with the Company Incorporated through Incorporation-type Company Split as a guarantor) (or, in the case where there are provisions on the matter set forth in Article 763(xii) or Article 765(1)(viii), creditors of the Splitting Stock Company(ies) in Incorporation-type Company Split); or

Annex D-9

(iii) in cases where the Share Options under Share Transfer Plan are Share Options attached to Bonds with Share Options: bondholders pertaining to such Bonds with Share Options.

(2) In cases where all or part of the creditors of the Consolidated Stock Company, etc. are able to state their objection pursuant to the provisions of the preceding paragraph, the Consolidated Stock Company, etc. shall give public notice of the matters listed below in the official gazette and shall give notices separately to each known creditor (limited to one who is able to state an objection pursuant to the provisions of such paragraph), if any; provided, however, that the period under item (iv) may not be less than one month:

(i) a statement that a Consolidation-type Merger, etc. will be effected;

(ii) the trade name and domicile of the other Consolidated Company(ies), etc. and the Incorporated Company;

(iii) the matters prescribed by the applicable Ordinance of the Ministry of Justice as the matters regarding the Financial Statements of the Consolidated Stock Company, etc.; and

(iv) a statement to the effect that creditors may state their objections within a certain period of time.

(3) Notwithstanding the provisions of the preceding paragraph, if the Consolidated Stock Company, etc. gives public notice under that paragraph by the Method of Public Notice listed in item (ii) or item (iii) of paragraph (1) of Article 939 in accordance with the provisions of the articles of incorporation under the provisions of that paragraph in addition to the official gazette, the Consolidated Stock Company, etc. is not required to give separate notices under the provisions of the preceding paragraph (excluding such notices to creditors of the obligations of the Splitting Stock Company(ies) in Incorporation-type Company Split that have arisen due to a tort in the case of effecting an Incorporation-type Company Split).

(4) In cases where creditors do not raise any objections within the period under paragraph (2)(iv), such creditors shall be deemed to have approved the Consolidation-type Merger, etc.

(5) In cases where creditors raise objections within the period under paragraph (2)(iv), the Consolidated Stock Company, etc. shall make payment or provide reasonable security to such creditors, or entrust equivalent property to a Trust Company, etc. for the purpose of having such creditors receive the payment; provided, however, that this shall not apply if there is no risk of harm to such creditors by such Consolidation-type Merger, etc.

(Keeping and Inspection, etc. of Documents, etc. Concerning an Incorporation-type Company Split or Share Transfer)

Article 811 The Splitting Stock Company(ies) in Incorporation-type Company Split or the Wholly Owned Subsidiary Company in Share Transfer shall, without delay after the day of formation of the Company Incorporated through Incorporation-type Company Split or the Wholly Owning Parent Company Incorporated through Share Transfer, prepare what are provided for in the following items for the categories set forth respectively in those items, jointly with the Company Incorporated through Incorporation-type Company Split or the Wholly Owning Parent Company Incorporated through Share Transfer:

(i) Splitting Stock Company(ies) in Incorporation-type Company Split: documents or Electromagnetic Records that state or record the rights and obligations that the Company Incorporated through Incorporation-type Company Split succeeded to by transfer from the Splitting Stock Company(ies) in Incorporation-type Company Split through the Incorporation-type Company Split and any other matters prescribed by the applicable Ordinance of the Ministry of Justice as those concerning an Incorporation-type Company Split; and

(ii) Wholly Owned Subsidiary Company in Share Transfer: documents or Electromagnetic Records that state or record the number of shares of the Wholly Owned Subsidiary Company in Share Transfer acquired by

Annex D-10

the Wholly Owning Parent Company Incorporated through Share Transfer and any other matters prescribed by the applicable Ordinance of the Ministry of Justice as those concerning a Share Transfer.

(2) The Splitting Stock Company(ies) in Incorporation-type Company Split or the Wholly Owned Subsidiary Company in Share Transfer shall, for a period of six months from the day of formation of the Company Incorporated through Incorporation-type Company Split or the Wholly Owning Parent Company Incorporated through Share Transfer, keep the documents or Electromagnetic Records set forth in the items of the preceding paragraph at its head office.

(3) Shareholders, creditors and any other interested parties of a Splitting Stock Company(ies) in Incorporation-type Company Split may make the following requests to the Splitting Stock Company(ies) in Incorporation-type Company Split at any time during its business hours; provided, however, that the fees designated by said Splitting Stock Company(ies) in Incorporation-type Company Split are required to be paid in order to make the requests set forth in item (ii) or item (iv):

(i) requests for inspection of the documents set forth in the preceding paragraph

(ii) requests for delivery of a transcript or extract of the documents set forth in the preceding paragraph;

(iii) requests for inspection of anything that indicates the matters recorded in the Electromagnetic Records set forth in the preceding paragraph in a manner prescribed by the applicable Ordinance of the Ministry of Justice; and

(iv) requests that the matters recorded in the Electromagnetic Records set forth in the preceding paragraph be provided by the Electromagnetic Method designated by the Splitting Stock Company(ies) in Incorporation-type Company Split, or requests for the delivery of any document that states such matters.

(4) The provisions of the preceding paragraph shall apply mutatis mutandis to a Wholly Owned Subsidiary Company in Share Transfer. In such cases, the phrase “shareholders, creditors and any other interested parties of a Splitting Stock Company(ies) in Incorporation-type Company Split” shall be deemed to be replaced with “persons who were shareholders or holders of Share Options of the Wholly Owned Subsidiary Company in Share Transfer as of the day of formation of the Wholly Owning Parent Company Incorporated through Share Transfer.”

(Special Provisions on Dividends of Surplus, etc.)

Article 812 The provisions of Article 458 and Part II, Chapter V, Section 6 shall not apply to the acts listed below:

(i) acquisition of shares set forth in Article 763(xii)(a) or Article 765(1)(viii)(a); and

(ii) Distribution of dividends of surplus set forth in Article 763(xii)(b) or Article 765(1)(viii)(b).

Division 2 Procedure for a Membership Company

Subsection 2 Procedures for the Company Incorporated through Consolidation-type Merger, the Company Incorporated through Incorporation-type Company Split and the Wholly Owning Parent Company Incorporated through Share Transfer

Division 1 Procedures for a Stock Company

(Special Provisions on Incorporation of a Stock Company)

Article 814 The provisions of Part II, Chapter I (excluding Article 27 (excluding items (iv) and (v)), Article 29, Article 31, Article 39, Section 6 and Article 49) shall not apply to incorporation of a Stock Company

Annex D-11

Incorporated through Consolidation-type Merger, a Stock Company Incorporated through Incorporation-type Company Split or a Wholly Owning Parent Company Incorporated through Share Transfer (hereinafter referred to as an “Incorporated Stock Company” in this Division).

(2) The articles of incorporation of an Incorporated Stock Company shall be prepared by the Consolidated Company, etc.

(Keeping and Inspection, etc. of Documents, etc. Concerning a Consolidation-type Merger Agreement, etc.)

Article 815 The Stock Company Incorporated through Consolidation-type Merger shall, without delay after the day of its formation, prepare documents or Electromagnetic Records that state or record the rights and obligations that the Stock Company Incorporated through Consolidation-type Merger succeeded to by transfer from the Companies Consolidated through Consolidation-type Merger and any other matters prescribed by the applicable Ordinance of the Ministry of Justice as those concerning a Consolidation-type Merger.

(2) The Stock Company Incorporated through Incorporation-type Company Split (limited to the Stock Company Incorporated through Incorporation-type Company Split where only a Limited Liability Company(ies) effects the Incorporation-type Company Split) shall, without delay after the day of its formation, prepare, jointly with the Splitting Limited Liability Company in Incorporation-type Company Split, documents or Electromagnetic Records that state or record the rights and obligations that the Stock Company Incorporated through Incorporation-type Company Split succeeded to by transfer from the Splitting Limited Liability Company in Incorporation-type Company Split through the Incorporation-type Company Split and any other matters prescribed by the applicable Ordinance of the Ministry of Justice as those concerning an Incorporation-type Company Split.

(3) Each of the Incorporated Stock Companies, etc. listed in the following items shall, for a period of six months from the day of its formation, keep what are specified respectively in those items at its head office:

(i) Stock Company Incorporated through Consolidation-type Merger: the documents or Electromagnetic Records set forth in paragraph (1) and documents or Electromagnetic Records that state or record the contents of the Consolidation-type Merger agreement and other matters prescribed by the applicable Ordinance of the Ministry of Justice;

(ii) Stock Company Incorporated through Incorporation-type Company Split: the documents or Electromagnetic Records set forth in the preceding paragraph or Article 811(1)(i); and

(iii) Wholly Owning Parent Company Incorporated through Share Transfer: the documents or Electromagnetic Records set forth in Article 811(1)(ii).

(4) Shareholders and creditors of the Stock Company Incorporated through Consolidation-type Merger may make the following requests to said Stock Company Incorporated through Consolidation-type Merger at any time during its business hours; provided, however, that the fees designated by said Stock Company Incorporated through Consolidation-type Merger are required to be paid in order to make the requests set forth in item (ii) or item (iv):

(i) requests for inspection of the documents set forth in item (i) of the preceding paragraph;

(ii) requests for delivery of a transcript or extract of the documents set forth in item (i) of the preceding paragraph;

(iii) requests for inspection of anything that indicates the matters recorded in the Electromagnetic Records set forth in item (i) of the preceding paragraph in a manner prescribed by the applicable Ordinance of the Ministry of Justice; and

Annex D-12

(iv) requests that the matters recorded in the Electromagnetic Records set forth in item (i) of the preceding paragraph be provided by the Electromagnetic Method designated by the Stock Company Incorporated through Consolidation-type Merger, or requests for the delivery of any document that states such matters.

(5) The provisions of the preceding paragraph shall apply mutatis mutandis to the Stock Company Incorporated through Incorporation-type Company Split. In such cases, the phrase “shareholders and creditors” in that paragraph shall be deemed to be replaced with “shareholders, creditors and any other interested parties,” and the term “item (i) of the preceding paragraph” in the items of that paragraph shall be deemed to be replaced with “item (ii) of the preceding paragraph.”

(6) The provisions of paragraph (4) shall apply mutatis mutandis to the Wholly Owning Parent Company Incorporated through Share Transfer. In such cases, the phrase “shareholders and creditors” in that paragraph shall be deemed to be replaced with “shareholders and holders of Share Options,” and the term “item (i) of the preceding paragraph” in the items of that paragraph shall be deemed to be replaced with “item (iii) of the preceding paragraph.”

Source: Unofficial translation of the Corporation Law, published by Ministry of Justice, Government of Japan

Annex D-13

[Translation]	Annex E

Unaudited Japanese GAAP summary financial information of Sompo Japan for the six months ended September 30, 2009

November 19, 2009

Company Name: SOMPO JAPAN INSURANCE INC. (“SJI”)

Listed on the Tokyo(First Section), Osaka(First Section), Nagoya(First Section), Sapporo, and Fukuoka Stock Exchange

Stock Code Number: 8755

(URL http://www.sompo-japan.co.jp/)

Representative Director: Masatoshi Sato, President & CEO

Contact: Hiroyuki Akiho, Manager, Accounting Department

Date of filing Quarterly Financial Report: November 27, 2009

Note) Any amount less than the minimum unit on each table is disregarded, whereas percentages are rounded to the nearest whole number.

1. Consolidated Financial Results for the 2nd Quarter (1st Half) of the Fiscal Year Ending March 31, 2010 (6 months results from April 1 to September 30, 2009)

(1) Consolidated Results of Operations

	Ordinary income		Ordinary profit		Net income
	millions of yen	%	millions of yen	%	millions of yen	%
This interim fiscal year (April 1 to September 30, 2009)	918,791	0.1	31,877	(14.0)	29,345	29.1
Previous interim fiscal year (April 1 to September 30, 2008)	917,808	(4.3)	37,064	(54.2)	22,735	(56.3)

Note) The percentages are changes from corresponding period of previous fiscal year.

	Net income per share	Diluted net income per share
	yen	yen
This interim fiscal year (April 1 to September 30, 2009)	29.80	29.78
Previous interim fiscal year (April 1 to September 30, 2008)	23.09	23.08

(2) Consolidated Financial Conditions

	Total assets	Total net assets	Equity ratio	Total net assets per share
	millions of yen	millions of yen	%	yen
This interim fiscal year (As of September 30, 2009)	6,115,686	732,942	11.9	740.84
Previous fiscal year (As of March 31, 2009)	5,913,379	594,946	10.0	602.30

Reference) Equity capital:        As of September 30, 2009: 729,454 million yen         As of March 31, 2009: 593,000 million yen

2. Others

(1)	Changes in significant subsidiaries during this period : No

Annex E-1

(2)	Changes in accounting policies, procedures and presentation rules during this period

(1)	Changes due to revisions of accounting standards	: No
(2)	Changes due to other reasons	: No

(3)	Number of common shares

(1)	Total outstanding shares including treasury stock

As of September 30, 2009: 987,733,424 shares	As of March 31, 2009: 987,733,424 shares

(2)	Treasury stock

As of September 30, 2009: 3,108,089 shares	As of March 31, 2009: 3,188,703 shares

(3)	Average outstanding shares

6 months ended September 30, 2009:     984,630,495 shares

6 months ended September 30, 2008:     984,545,000 shares

[Qualitative Information and Financial Statements]

1. Qualitative Information related to Consolidated Results of Operations

During the six months ended September 30, 2009, the Japanese economy stabilized out of deterioration and has begun to recover. Public investment remained firm and exports and production have begun to recover. Business fixed investment continued to decrease, reflecting corporate earnings recession. The employment and income situation also continued to deteriorate. The purchase of consumer durables has begun to recover by the effects of economic stimulus measures, but personal consumption was weak on the whole.

As for property and casualty insurance industry, revenues followed a declining trend, due to low sales of new cars and progression of good-driver discounts for voluntary automobile insurance, a decrease in the number of housing construction for fire and allied insurance and a decrease in shipping volumes and the appreciation of yen for marine insurance.

Under these circumstances, consolidated financial results for the six months ended September 30, 2009 were as follows.

(1) Ordinary income

Ordinary income for the six months ended September 30, 2009 increased by 0.9 billion yen to 918.7 billion yen, compared with the same period in 2008.

Results by lines of business were as follows.

In property and casualty insurance business, net premiums written for the six months ended September 30, 2009 decreased by 32.2 billion yen to 656.9 billion yen*, compared with the same period in 2008, mainly due to a decrease in revenue from compulsory automobile liability insurance caused by premium rating changes in April, 2008 and voluntary automobile insurance. Ordinary income for the six months ended September 30, 2009 increased by 8.4 billion yen to 851.6 billion yen, compared with the same period in 2008, mainly due to an increase in reversal of reserve for outstanding losses and claims.

In life insurance business, ordinary income for the six months ended September 30, 2009 decreased by 7.9 billion yen to 67.9 billion yen, compared with the same period in 2008, due to a decrease in life insurance premiums written by Sompo Japan Himawari Life Insurance Co., Ltd.

*	This figure represents amount before offsetting internal transactions among consolidated segments.

Annex E-2

(2) Ordinary expenses

Ordinary expenses for the six months ended September 30, 2009 increased by 6.1 billion yen to 886.9 billion yen, compared with the same period in 2008.

Results by lines of business were as follows.

In property and casualty insurance business, ordinary expenses for the six months ended September 30, 2009 increased by 8.7 billion yen to 819.4 billion yen, compared with the same period in 2008, mainly due to an increase in net claims paid, despite a decrease in provision for underwriting reserves.

In life insurance business, ordinary expenses for the six months ended September 30, 2009 decreased by 3.1 billion yen to 68.3 billion yen, compared with the same period in 2008, due to a decrease in provision for underwriting reserves of Sompo Japan Himawari Life Insurance Co., Ltd.

(3) Ordinary profit and net income

Ordinary profit for the six months ended September 30, 2009 decreased by 5.1 billion yen to 31.8 billion yen, compared with the same period in 2008. In property and casualty insurance business, ordinary profit was 32.2 billion yen. In life insurance business, ordinary loss was 0.3 billion yen.

As a result, net income for the six months ended September 30, 2009 increased by 6.6 billion yen to 29.3 billion yen, compared with the same period in 2008.

2. Qualitative Information related to Consolidated Financial Conditions

(1) Total assets

Total assets as of September 30, 2009 increased by 202.3 billion yen from March 31, 2009 to 6,115.6 billion yen, mainly due to an increase in stocks.

(2) Total net assets

Total net assets as of September 30, 2009 increased by 137.9 billion yen from March 31, 2009 to 732.9 billion yen, due to an increase in unrealized gains on securities available for sale caused mainly by a rise of domestic stock prices.

(3) Cash flows and liquidity

Cash flows from operating activities for the six months ended September 30, 2009 decreased by 32.9 billion yen to 16.5 billion yen, compared with the same period in 2008, mainly due to a decrease in premiums revenue.

Cash flows from investing activities for the six months ended September 30, 2009 decreased by 57.9 billion yen to (91.7) billion yen, compared with the same period in 2008, mainly due to a decrease in proceeds from sales and redemption of securities.

Cash flows from financing activities for the six months ended September 30, 2009 increased by 125.2 billion yen to 105.7 billion yen, compared with the same period in 2008, mainly due to issuance of bonds.

As a result, cash and cash equivalents as of September 30, 2009 increased by 33.8 billion yen from March 31, 2009 to 333.3 billion yen.

Annex E-3

Cash and cash equivalents consist of cash on hand, demand deposits and short-term investments* which can be cashed easily. They are fully saved for an unexpected fluctuation of daily necessary money.

In addition, sufficient liquid assets based on the expected cash outflow are saved for risks of liquidity problem, for example huge claim payments involved with the occurrence of major disasters.

*	short-term investments: time deposit etc. with original maturities or redemption of three months or less and few risks of fluctuation in value

3. Others

(1) Changes in significant subsidiaries during this period

None.

(2) Changes in accounting policies, procedures and presentation rules during this period

None.

Annex E-4

4. Consolidated Financial Statements

(1) Consolidated Balance Sheet

	(Millions of yen)
	End of this interim fiscal year (as of September 30, 2009)	End of previous fiscal year (as of March 31, 2009)
Assets:
Cash and deposits	157,431	151,781
Call loans	57,100	73,600
Receivables under resale agreements	150,957	81,978
Monetary receivables bought	36,575	40,160
Money trusts	12,348	9,715
Securities	4,394,190	4,125,568
Loans	498,278	517,894
Tangible fixed assets	216,772	219,047
Intangible fixed assets	26,959	26,456
Other assets	411,204	434,189
Deferred tax assets	170,398	249,507
Allowance for possible loan losses	(16,530)	(16,520)

Total assets	6,115,686	5,913,379

Liabilities:
Underwriting funds:	4,957,271	4,998,577
Reserve for outstanding losses and claims	755,414	818,052
Underwriting reserves	4,201,857	4,180,524
Bonds	128,000	—
Other liabilities	192,535	199,019
Reserve for retirement benefits	77,658	99,342
Reserve for retirement benefits to directors	68	31
Reserve for bonus payments	17,234	14,679
Reserve for price fluctuation	9,445	6,487
Deferred tax liabilities	528	295

Total liabilities	5,382,744	5,318,432

Net assets:
Shareholders’ equity:
Common stock	70,000	70,000
Capital surplus	24,232	24,229
Retained earnings	328,533	320,381
Treasury stock	(2,743)	(2,839)

Total shareholders’ equity	420,022	411,771

Valuation and translation adjustments:
Unrealized gains on securities available for sale, net of tax	328,631	207,503
Foreign currency translation adjustments	(19,198)	(26,274)

Total valuation and translation adjustments	309,432	181,228

Stock acquisition rights	1,302	984
Minority interests	2,184	962

Total net assets	732,942	594,946

Total liabilities and net assets	6,115,686	5,913,379

Annex E-5

(2) Consolidated Statement of Income

	(Millions of yen)
	Previous interim fiscal year (April 1 to September 30, 2008)	This interim fiscal year (April 1 to September 30, 2009)
Ordinary income:	917,808	918,791
Underwriting income:	854,803	862,680
Net premiums written	689,217	656,909
Deposits of premiums by policyholders	73,950	54,407
Interest and dividend income on deposits of premiums, etc.	23,105	21,163
Life insurance premiums written	67,029	58,730
Reversal of reserve for outstanding losses and claims	—	70,926

Investment income:	58,126	50,730
Interest and dividend income	66,915	57,255
Investment gain on money trusts	—	0
Investment gain on trading securities	309	115
Realized gain on sales of securities	12,793	5,517
Transfer of interest and dividend income on deposits of premiums, etc.	(23,105)	(21,163)
Other ordinary income	4,878	5,380

Ordinary expenses:	880,743	886,913
Underwriting expenses:	711,954	716,291
Net claims paid	397,195	449,013
Loss adjustment expenses	38,531	39,023
Net commissions and brokerage fees	118,829	117,824
Maturity refunds to policyholders	85,723	74,877
Life insurance claims paid	18,954	20,697
Provision for reserve for outstanding losses and claims	2,666	—
Provision for underwriting reserves	49,144	7,148

Investment expenses:	18,807	19,013
Investment loss on money trusts	2,746	1,263
Realized loss on sales of securities	691	3,432
Devaluation loss on securities	8,289	4,864
Operating, general and administrative expenses	149,306	146,240
Other ordinary expenses:	675	5,368
Interest paid	78	2,519

Ordinary profit	37,064	31,877

Special gains	425	15,207
Special losses:	2,717	3,246
Provision for price fluctuation reserve	2,235	2,951
Others	481	295

Income before income taxes and minority interests	34,772	43,837

Income taxes-current	28,928	2,279
Refunded income taxes	—	(735)
Income taxes-deferred	(16,890)	13,039

Total income taxes	12,038	14,583

Gain (loss) on minority interests	(0)	(91)

Net income	22,735	29,345

Annex E-6

(3) Consolidated Statement of Changes in Net Assets

	(Millions of yen)
	Previous interim fiscal year (April 1 to September 30, 2008)	This interim fiscal year (April 1 to September 30, 2009)
Shareholders’ equity
Common stock
Balance at the beginning of the period	70,000	70,000

Balance at the end of the period	70,000	70,000

Capital surplus
Balance at the beginning of the period	24,241	24,229
Changes during the period
Disposal of treasury stock	3	2

Total changes during the period	3	2

Balance at the end of the period	24,244	24,232

Retained earnings
Balance at the beginning of the period	407,051	320,381
Increase (decrease) due to changes in accounting policies applied to foreign subsidiaries	(257)	—
Changes during the period
Dividends	(19,691)	(19,690)
Net income	22,735	29,345
Changes in the scope of consolidation	—	(1,503)

Total changes during the period	3,044	8,151

Balance at the end of the period	409,837	328,533

Treasury stock
Balance at the beginning of the period	(2,842)	(2,839)
Changes during the period
Acquisition of treasury stock	(158)	(58)
Disposal of treasury stock	111	154

Total changes during the period	(47)	96

Balance at the end of the period	(2,890)	(2,743)

Total shareholders’ equity
Balance at the beginning of the period	498,449	411,771
Increase (decrease) due to changes in accounting policies applied to foreign subsidiaries	(257)	—
Changes during the period
Dividends	(19,691)	(19,690)
Net income	22,735	29,345
Acquisition of treasury stock	(158)	(58)
Disposal of treasury stock	115	157
Changes in the scope of consolidation	—	(1,503)

Total changes during the period	3,000	8,250

Balance at the end of the period	501,191	420,022

Annex E-7

	(Millions of yen)
	Previous interim fiscal year (April 1 to September 30, 2008)	This interim fiscal year (April 1 to September 30, 2009)
Valuation and translation adjustments
Unrealized gains on securities available for sale, net of tax
Balance at the beginning of the period	571,377	207,503
Changes during the period
Net changes in items other than shareholders’ equity	(153,738)	121,127

Total changes during the period	(153,738)	121,127

Balance at the end of the period	417,638	328,631

Foreign currency translation adjustments
Balance at the beginning of the period	245	(26,274)
Changes during the period
Net changes in items other than shareholders’ equity	(4,750)	7,075

Total changes during the period	(4,750)	7,075

Balance at the end of the period	(4,505)	(19,198)

Total valuation and translation adjustments
Balance at the beginning of the period	571,622	181,228
Changes during the period
Net changes in items other than shareholders’ equity	(158,489)	128,203

Total changes during the period	(158,489)	128,203

Balance at the end of the period	413,133	309,432

Stock acquisition rights
Balance at the beginning of the period	557	984
Changes during the period
Net changes in items other than shareholders’ equity	443	318

Total changes during the period	443	318

Balance at the end of the period	1,001	1,302

Minority interests
Balance at the beginning of the period	546	962
Changes during the period
Net changes in items other than shareholders’ equity	553	1,222

Total changes during the period	553	1,222

Balance at the end of the period	1,099	2,184

Total net assets
Balance at the beginning of the period	1,071,176	594,946
Increase(decrease) due to changes in accounting policies applied to foreign subsidiaries	(257)	—
Changes during the period
Dividends	(19,691)	(19,690)
Net income	22,735	29,345
Acquisition of treasury stock	(158)	(58)
Disposal of treasury stock	115	157
Changes in the scope of consolidation	—	(1,503)
Net changes in items other than shareholders’ equity	(157,492)	129,745

Total changes during the period	(154,492)	137,996

Balance at the end of the period	916,425	732,942

Annex E-8

(4) Consolidated Statement of Cash Flows

	(Millions of yen)
	Previous interim fiscal year (April 1 to September 30, 2008)	This interim fiscal year (April 1 to September 30, 2009)
Cash flows from operating activities:
Income before income taxes	34,772	43,837
Depreciation	5,197	5,619
Amortization of goodwill	936	1,565
Increase(decrease) in outstanding losses and claims	2,646	(72,749)
Increase(decrease) in underwriting reserves	47,836	6,094
Increase(decrease) in allowance for possible loan losses	(254)	2
Increase(decrease) in reserve for retirement benefits	2,158	(22,399)
Increase(decrease) in reserve for retirement benefits to directors	(49)	8
Increase(decrease) in reserve for bonus payments	2,783	2,441
Increase(decrease) in reserve for price fluctuation	2,235	2,951
Interest and dividend income	(66,915)	(57,255)
Losses(gains) on investment in securities	(3,814)	3,655
Interest expenses	78	2,519
Foreign exchange losses(gains)	(290)	2,777
Losses(gains) related to tangible fixed assets	187	102
Losses(gains) related to loans	37	—
Investment losses(gains) on the equity method	(689)	157
Decrease(increase) in other assets	19,521	23,421
Increase(decrease) in other liabilities	(35,150)	(18,629)
Others	13,403	12,825

Subtotal	24,632	(63,052)

Interest and dividend received	67,584	57,781
Interest paid	(81)	(69)
Income taxes paid	(42,655)	21,920

Cash flows from operating activities	49,479	16,578

Cash flows from investing activities:
Net decrease(increase) in deposits	2,851	(19,531)
Purchase of monetary receivables bought	(5,686)	(1,129)
Proceeds from sales and redemption of monetary receivables bought	3,245	2,780
Increase in money trusts	—	(164)
Decrease in money trusts	6,000	1,002
Purchase of securities	(347,265)	(368,290)
Proceeds from sales and redemption of securities	324,471	294,285
Loans made	(79,877)	(71,300)
Collection of loans	68,010	87,019
Others	(2,531)	(14,815)

Total asset management activities	(30,783)	(90,145)

Sum of operating activities and asset management activities	18,696	(73,566)

Acquisition of tangible fixed assets	(3,721)	(2,164)
Proceeds from sales of tangible fixed assets	653	490
Proceeds related to acquisition of stocks of subsidiaries due to changes in the scope of consolidation	—	64

Cash flows from investing activities	(33,850)	(91,755)

Cash flows from financing activities:
Proceeds from issuance of bonds	—	128,000
Proceeds from issuance of stock	568	—
Proceeds from sales of treasury stock	115	157
Acquisition of treasury stock	(158)	(58)
Dividends paid	(19,911)	(19,783)
Dividends paid to minority shareholders	(4)	—
Others	(127)	(2,585)

Cash flows from financing activities	(19,519)	105,730

Effect of exchange rate changes on cash and cash equivalents	(745)	2,864

Net Increase(decrease) in cash and cash equivalents	(4,636)	33,418

Cash and cash equivalents at the beginning of the period	319,998	299,497
Net increase in cash and cash equivalents due to newly consolidated subsidiaries	—	467

Cash and cash equivalents at the end of the period	315,362	333,383

Annex E-9

(5) Notes on Going-Concern Assumption

None.

(6) Segment Information

1. Segment information by lines of business

Previous interim fiscal year (April 1 to September 30, 2008)

	(Millions of yen)
	Property and casualty	Life	Total	Elimination	Consolidated
Ordinary income and ordinary profit/loss
Ordinary income
(1) Ordinary income from transactions with external customers	841,866	75,942	917,808	—	917,808
(2) Ordinary income arising from internal segment	1,355	8	1,363	(1,363)	—

Total	843,221	75,950	919,172	(1,363)	917,808

Ordinary expenses	810,644	71,462	882,107	(1,363)	880,743

Ordinary profit	32,577	4,487	37,064	—	37,064

Notes)

1.	The segments are classified based on the conditions of operation of SJI and its consolidated subsidiaries.

2.	Major operations of each segment are as follows:

(1) Property and casualty: Underwriting property and casualty insurance and related investment activities

(2) Life: Underwriting life insurance and related investment activities

This interim fiscal year (April 1 to September 30, 2009)

	(Millions of yen)
	Property and casualty	Life	Total	Elimination	Consolidated
Ordinary income and ordinary profit/loss
Ordinary income
(1) Ordinary income from transactions with external customers	850,844	67,946	918,791	—	918,791
(2) Ordinary income arising from internal segment	825	9	835	(835)	—

Total	851,670	67,956	919,626	(835)	918,791

Ordinary expenses	819,430	68,318	887,749	(835)	886,913

Ordinary profit (loss)	32,239	(362)	31,877	—	31,877

Notes)

1.	The segments are classified based on the conditions of operation of SJI and its consolidated subsidiaries.

2.	Major operations of each segment are as follows:

(1) Property and casualty: Underwriting property and casualty insurance and related investment activities

(2) Life: Underwriting life insurance and related investment activities

Annex E-10

2. Segment information by location

Previous interim fiscal year (April 1 to September 30, 2008)

Segment information by location is omitted because the amount of overseas sales was immaterial.

This interim fiscal year (April 1 to September 30, 2009)

Segment information by location is omitted because the amount of overseas sales was immaterial.

3. Segment information on overseas sales

Previous interim fiscal year (April 1 to September 30, 2008)

Segment information on overseas sales is omitted because the amount of overseas sales was immaterial.

This interim fiscal year (April 1 to September 30, 2009)

Segment information on overseas sales is omitted because the amount of overseas sales was immaterial.

Annex E-11

5. Other Information

(Consolidated) Summary of Results of Operations

	(Millions of yen)
	Previous interim fiscal year (April 1 to September 30, 2008)	This interim fiscal year (April 1 to September 30, 2009)	Difference	Rate of change
				%
Ordinary income and expenses:
Underwriting income:	854,803	862,680	7,877	0.9
Net premiums written	689,217	656,909	(32,308)	(4.7)
Deposits of premiums by policyholders	73,950	54,407	(19,543)	(26.4)
Life insurance premiums written	67,029	58,730	(8,298)	(12.4)
Underwriting expenses:	711,954	716,291	4,336	0.6
Net claims paid	397,195	449,013	51,818	13.0
Loss adjustment expenses	38,531	39,023	491	1.3
Net commissions and brokerage fees	118,829	117,824	(1,005)	(0.8)
Maturity refunds to policyholders	85,723	74,877	(10,846)	(12.7)
Life insurance claims paid	18,954	20,697	1,742	9.2
Investment income:	58,126	50,730	(7,395)	(12.7)
Interest and dividend income	66,915	57,255	(9,659)	(14.4)
Realized gain on sales of securities	12,793	5,517	(7,275)	(56.9)
Investment expenses:	18,807	19,013	206	1.1
Realized loss on sales of securities	691	3,432	2,741	396.6
Devaluation loss on securities	8,289	4,864	(3,424)	(41.3)
Operating, general and administrative expenses	149,306	146,240	(3,065)	(2.1)
Other ordinary income and expenses	4,203	11	(4,191)	(99.7)

Ordinary profit	37,064	31,877	(5,187)	(14.0)

Special gains and losses:
Special gains	425	15,207	14,781	3,473.7
Special losses	2,717	3,246	529	19.5

Special gains and losses	(2,291)	11,960	14,252	—

Income before income taxes and minority interests	34,772	43,837	9,064	26.1

Income taxes-current	28,928	2,279	(26,649)	(92.1)
Refunded income taxes	—	(735)	(735)	—
Income taxes-deferred	(16,890)	13,039	29,930	—

Total income taxes	12,038	14,583	2,544	21.1

Gain (loss) on minority interests	(0)	(91)	(90)	—

Net income	22,735	29,345	6,610	29.1

Annex E-12

Significant accounting policies applied in the preparation of the interim consolidated financial statements

1. Scope of consolidation

(1) Number of consolidated subsidiaries: 12 companies

Sompo Japan Himawari Life Insurance Co., Ltd.

Sompo Japan DC Securities Co., Ltd.

Sompo Japan DIY Life Insurance Co., Ltd.

Healthcare Frontier Japan Inc.

Sompo Japan Asset Management Co., Ltd.

Saison Automobile and Fire Insurance Company, Limited

Sompo Japan Insurance Company of America

Sompo Japan Insurance Company of Europe Limited

Sompo Japan Asia Holdings Pte. Ltd.

Sompo Japan Insurance (Singapore) Pte. Ltd.

Sompo Japan Insurance (China) Co., Ltd.

Yasuda Seguros S.A.

Healthcare Frontier Japan Inc. is included in the consolidation from this interim fiscal year due to the increase in materiality.

Saison Automobile and Fire Insurance Company, Limited is included in the consolidation from this interim fiscal year as it became a subsidiary through additional acquisition of shares. Its gains and losses for the second quarter of this fiscal year are consolidated, while its gains and losses for the first quarter of this fiscal year are accounted for under the equity method as the date of the additional acquisition of shares is deemed at the beginning of the second quarter of this fiscal year.

(2) Non-consolidated subsidiaries

Principal companies

Ark Re Limited

Sompo Japan Insurance (Hong Kong) Company Limited

As the non-consolidated subsidiaries do not have a material impact on reasonable judgement about the Group’s financial conditions and results of operations in terms of total assets, ordinary income, net income or loss and retained earnings, they are excluded from the consolidation.

2. Application of the equity method

(1) Number of affiliates accounted for under the equity method: 6 companies

Yasuda Enterprise Development Co., Ltd.

Hitachi Capital Insurance Corporation

Berjaya Sompo Insurance Berhad

Universal Sompo General Insurance Company Limited

Maritima Seguros S.A.

Maritima Saude Seguros S.A.

Maritima Seguros S.A. and Maritima Saude Seguros S.A. are accounted for under the equity method from this interim fiscal year as they became affiliates through the acquisition of shares.

Annex E-13

(2) Non-consolidated subsidiaries and affiliates not accounted for under the equity method

Principal companies

Ark Re Limited

Sompo Japan Insurance (Hong Kong) Company Limited

The non-consolidated subsidiaries and affiliates are not accounted for under the equity method as each company has a minor impact on the consolidated net income or loss and retained earnings and they also do not have a material impact as a whole.

3. The interim balance sheet dates of consolidated subsidiaries

The interim balance sheet dates of the foreign consolidated subsidiaries are June 30. As the differences in the interim balance sheet dates do not exceed three months, the financial statements as of June 30 are used for the preparation of the interim consolidated financial statements.

Necessary adjustments are made for the significant transactions during the periods from the interim balance sheet dates of the subsidiaries to the interim consolidated balance sheet date.

4. Accounting policies

(1)	Valuation policies and methods for securities

Valuation policies and methods for securities held by SJI and its domestic consolidated subsidiaries are as follows.

(a) Trading securities are carried at fair value.

Cost of sale is calculated under the moving-average method.

(b) Bonds held to maturity are carried at amortized cost based on the moving-average method.

(c) Stocks of unconsolidated subsidiaries and affiliates that are not accounted for under the equity method are carried at cost based on the moving-average method.

(d) Securities available for sale for which fair value is available are carried at fair value based on the market price on the interim balance sheet date.

Changes in unrealized gains or losses, net of applicable income taxes, are directly included in net assets, and cost of sale is calculated under the moving-average method.

(e) Securities available for sale for which fair value is not available are carried at cost or amortized cost based on the moving-average method.

(f) Securities managed as trust assets in money trust for trading purposes are carried at fair value.

(g) Securities managed as trust assets in money trust which are neither held for trading purposes nor held to maturity are carried on the same basis as that of securities available for sale.

Securities held by the foreign consolidated subsidiaries are carried mainly at fair value.

(2) Valuation policies and methods for derivative financial instruments

Derivative financial instruments of SJI and its domestic consolidated subsidiaries are carried at fair value.

(3) Depreciation methods of significant assets

(a) Tangible fixed assets (excluding lease assets)

Depreciation of tangible fixed assets held by SJI and its domestic consolidated subsidiaries is computed using the declining-balance method, except for buildings (excluding fixtures) acquired on or after April 1, 1998 on which depreciation is computed using the straight-line method.

Annex E-14

Depreciation of tangible fixed assets held by the foreign consolidated subsidiaries is computed using the straight-line method.

(b) Intangible fixed assets

Capitalized software for internal use held by the consolidated subsidiaries is amortized using the straight-line method based on the estimated useful life.

(4) Accounting policies for significant reserves

(a) Allowance for possible loan losses

In order to provide for losses from defaults, SJI and its domestic consolidated insurance subsidiaries establish allowance for possible loan losses in accordance with the internal standards for self-assessment of assets and the policy of write-off and provision.

For claims on debtors that have legally, formally or substantially entered into bankruptcy, special liquidation or whose notes have been under suspension at clearing houses, allowances are provided based on the amount remaining after deduction of the estimated recoverable amounts from the disposal of collateral and from guarantees.

For claims on debtors that are deemed to have a high possibility of becoming bankrupt in the future, allowances are provided based on the amount remaining after deduction of the estimated recoverable amounts from the disposal of collateral and from guarantees, considering the debtor’s overall solvency assessment.

For claims other than those described above, allowances are provided based on the amount of claims multiplied by the expected default rate, which is computed based on historical loan loss experience.

The departments which are responsible for respective assets assess all claims in accordance with the internal standards for self-assessment of assets. The independent asset auditing departments review the results of assessment. Allowances are provided based on the results of assessment.

As for other consolidated subsidiaries, allowances are provided based on the individual assessments of the possibility of collection.

(b) Reserve for retirement benefits

In order to provide for employees’ retirement benefits, SJI and its domestic consolidated subsidiaries record the amount deemed accrued at the end of the interim fiscal year based on the projected retirement benefit obligation and the estimated plan assets at the end of the fiscal year.

Prior service costs are amortized using the straight-line method over certain years within the average remaining service years of employees.

Actuarial gains and losses are amortized using the straight-line method over certain years within the average remaining service years of the employees from the subsequent consolidated fiscal year.

SJI contributed 25,276 million yen of stocks that SJI holds to the retirement benefits trust and recorded a special gain of 15,013 million yen for contribution to the retirement benefits trust for this interim fiscal year.

(c) Reserve for retirement benefits to directors

In order to provide for retirement benefits to directors, the domestic consolidated subsidiaries record the amount deemed accrued at the end of the interim fiscal year based on internal regulations.

Annex E-15

(d) Reserve for bonus payments

In order to provide for employees’ bonus payments, SJI and its consolidated subsidiaries record the estimated amounts to be paid at the end of the interim fiscal year.

(e) Reserve for price fluctuation

In order to provide for possible losses arising from price fluctuation of stock etc, SJI and its domestic consolidated insurance subsidiaries set aside reserves under Article 115 of the Insurance Business Law.

(5) Translation of significant foreign currency assets and liabilities

Foreign currency assets and liabilities are translated into Japanese yen at the exchange rate prevailing as of the interim consolidated balance sheet date, and translation differences are recognized as gains or losses.

Foreign currency assets, liabilities, income and expenses of the foreign consolidated subsidiaries are translated into Japanese yen at the exchange rate prevailing as of their respective interim balance sheet dates, and translation differences are included in foreign currency translation adjustments and minority interests.

(6) Significant hedge accounting

SJI applies fair value hedge accounting to equity swap transactions for hedging the future stock price fluctuation risks.

The exceptional method of Interest rate swap is applied to interest rate swap transactions for hedging the future interest rate fluctuation risks when these transactions meet requirements. Fair value hedge accounting is applied to forward foreign exchange transactions and currency swap transactions for hedging the future exchange rate fluctuation risks of foreign currency bonds as a rule and matching treatment is applied when these transactions meet requirements.

Hedge effectiveness is assessed periodically by comparing the fair value fluctuation of hedged items and hedging instruments during the periods from the start dates of the hedges to the assessment dates as a rule. When hedged items and hedging instruments are highly interrelated, when interest rate swap transactions meet requirements for applying the exceptional method or when forward foreign exchange transactions and currency swap transactions meet requirements for applying matching treatment, assessment of hedge effectiveness is not performed.

(7) Accounting for consumption taxes

SJI and its domestic consolidated subsidiaries account for national and local consumption taxes using the tax-excluded method, except for SJI’s expenses such as loss adjustment expenses, net commissions and brokerage fees and operating, general and administrative expenses for which SJI accounts using the tax-included method.

Non-deductible consumption taxes relating to assets are included in other assets (as suspense payments) and amortized in equal installments over five years.

(8) Accounting standards of the foreign consolidated subsidiaries

The foreign consolidated subsidiaries apply their local accounting standards. Necessary adjustments are made in the preparation of the interim consolidated financial statements.

5. Cash and cash equivalents in the interim consolidated statement of cash flows

Cash and cash equivalents in the interim consolidated statement of cash flows consist of cash on hand, demand deposits and short-term investments with original maturities or redemption of three months or less, which can be cashed easily and have few risks of fluctuation in value.

Annex E-16

Notes to the interim consolidated financial statements

(Notes to the interim consolidated balance sheet)

End of this interim fiscal year (as of September 30, 2009)	End of previous fiscal year (as of March 31, 2009)

1. Accumulated depreciation of tangible fixed assets amounted to 240,137 million yen.	1. Accumulated depreciation of tangible fixed assets amounted to 236,040 million yen.

2. (1) Loans to borrowers in bankruptcy and overdue loans amounted to 851 million yen and 2,289 million yen, respectively.

Loans to borrowers in bankruptcy represent those loans (excluding the portion of the loans that were written off), on which accrued interest receivable is not recognized because repayments of principal or interest were overdue for considerable periods and they are regarded uncollectible and which were defined in Article 96-1-3 (the maximum amount transferable to allowance for possible loan losses) and 4 of the Corporate Income Tax Law Enforcement Regulation (Article 97 of 1965 Cabinet Order). Hereafter, those loans are referred to as “Non-accrual loans.”

Overdue loans represent non-accrual loans other than (a) loans to borrowers in bankruptcy or (b) loans on which payments of interest are deferred in order to assist or facilitate the restructuring of borrowers in financial difficulties.

2. (1) Loans to borrowers in bankruptcy and overdue loans amounted to 491 million yen and 2,474 million yen, respectively.

Loans to borrowers in bankruptcy represent those loans (excluding the portion of the loans that were written off), on which accrued interest receivable is not recognized because repayments of principal or interest were overdue for considerable periods and they are regarded uncollectible and which were defined in Article 96-1-3 (the maximum amount transferable to allowance for possible loan losses) and 4 of the Corporate Income Tax Law Enforcement Regulation (Article 97 of 1965 Cabinet Order). Hereafter, those loans are referred to as “Non-accrual loans.”

Overdue loans represent non-accrual loans other than (a) loans to borrowers in bankruptcy or (b) loans on which payments of interest are deferred in order to assist or facilitate the restructuring of borrowers in financial difficulties.

(2) Loans overdue for three months or more amounted to 0 million yen.

Loans overdue for three months or more represent, among loans which are not included in loans to borrowers in bankruptcy or overdue loans, loans on which the payment of principal or interest has been delayed for three months or more from the date following the due date.

(2) Loans overdue for three months or more amounted to 4 million yen.

Loans overdue for three months or more represent, among loans which are not included in loans to borrowers in bankruptcy or overdue loans, loans on which the payment of principal or interest has been delayed for three months or more from the date following the due date.

(3) Restructured loans amounted to 712 million yen.

Restructured loans represent, among loans which are not included in any of the above categories, loans which have granted favorable terms for the benefit of borrowers such as interest exemption or reduction, grace on interest payments, grace on principal repayments or forgiveness of debts in order to assist or facilitate the restructuring of borrowers in financial difficulties.

(3) Restructured loans amounted to 451 million yen.

Restructured loans represent, among loans which are not included in any of the above categories, loans which have granted favorable terms for the benefit of borrowers such as interest exemption or reduction, grace on interest payments, grace on principal repayments or forgiveness of debts in order to assist or facilitate the restructuring of borrowers in financial difficulties.

(4) The total of loans to borrowers in bankruptcy, overdue loans, loans overdue for three months or more and restructured loans amounted to 3,853 million yen.	(4) The total of loans to borrowers in bankruptcy, overdue loans, loans overdue for three months or more and restructured loans amounted to 3,421 million yen.

Annex E-17

End of this interim fiscal year (as of September 30, 2009)	End of previous fiscal year (as of March 31, 2009)

3. 67,805 million yen of securities and 7,103 million yen of cash and deposits are pledged as collateral for the borrowings of 456 millions yen included in other liabilities and for other purposes such as issuance of letter of credit.

SJI pledges 3,465 million yen of securities as collateral through special purpose company established for guarantee on SJI’s obligation under reinsurance contracts.

3. 76,681 million yen of securities and 7,534 million yen of cash and deposits are pledged as collateral for the borrowings of 512 millions yen included in other liabilities and for other purposes such as issuance of letter of credit.

SJI pledges 8,530 million yen of securities as collateral through special purpose company established for guarantee on SJI’s obligation under reinsurance contracts.

4. Securities include 77,379 million yen of securities that are lent under loan agreements.	4. Securities include 73,964 million yen of securities that are lent under loan agreements.

5. The amount of the unused portion of commitment line contracts on loans is 20,972 million yen.	5. The amount of the unused portion of commitment line contracts on loans is 24,308 million yen.

Annex E-18

(Notes to the interim consolidated statement of income)

Previous interim fiscal year (April 1 to September 30, 2008)		This interim fiscal year (April 1 to September 30, 2009)

1. Major components of operating expenses		1. Major components of operating expenses

Agency commissions, etc.	118,550 Million yen	Agency commissions, etc.	117,279 Million yen
Salaries	59,319 Million yen	Salaries	58,516 Million yen

Operating expenses represent the total amount of loss adjustment expenses, net commissions and brokerage fees and operating, general and administrative expenses included in the interim consolidated statement of income.

Operating expenses represent the total amount of loss adjustment expenses, net commissions and brokerage fees and operating, general and administrative expenses included in the interim consolidated statement of income.

2. The components of special gains are 294 million yen of gain on sale of fixed assets of SJI and its consolidated subsidiaries and 131 million yen of gain on changes in interests in the consolidated subsidiaries.		2. The components of special gains are 15,013 million yen of gain on contribution to the retirement benefits trust of SJI and 193 million yen of gain on sale of fixed assets of SJI and its consolidated subsidiaries.

3. The components of others in special losses are 368 million yen of loss on sale of fixed assets of SJI and its consolidated subsidiaries and 113 million yen of unrealized loss on property of SJI.		3. The component of others in special losses is 295 million yen of loss on sale of fixed assets of SJI and its consolidated subsidiaries.

Annex E-19

(Consolidated) Premiums Written and Claims Paid by Line of Business

Direct premiums written (including deposits of premiums by policyholders)

	(Millions of yen)
Term	Previous interim fiscal year (April 1 to September 30, 2008)			This interim fiscal year (April 1 to September 30, 2009)
Business line	Amount	% of total amount	Rate of change	Amount	% of total amount	Rate of change
		%	%		%	%
Fire and allied insurance	111,049	13.8	1.8	109,203	14.5	(1.7)
Marine insurance	25,791	3.2	6.2	19,476	2.6	(24.5)
Personal accident insurance	128,668	15.9	12.5	109,126	14.5	(15.2)
Voluntary automobile insurance	334,158	41.4	(0.1)	327,045	43.4	(2.1)
Compulsory automobile liability insurance	105,917	13.1	(13.4)	88,550	11.8	(16.4)
Others	101,412	12.6	(0.4)	100,174	13.3	(1.2)

Total:	806,998	100.0	0.1	753,575	100.0	(6.6)

Deposits of premiums by policyholders	73,950	9.2	20.9	54,407	7.2	(26.4)

Net premiums written

	(Millions of yen)
Term	Previous interim fiscal year (April 1 to September 30, 2008)			This interim fiscal year (April 1 to September 30, 2009)
Business line	Amount	% of total amount	Rate of change	Amount	% of total amount	Rate of change
		%	%		%	%
Fire and allied insurance	72,736	10.6	4.2	70,439	10.7	(3.2)
Marine insurance	20,546	3.0	3.9	15,196	2.3	(26.0)
Personal accident insurance	68,740	10.0	(0.3)	68,245	10.4	(0.7)
Voluntary automobile insurance	332,773	48.3	(0.2)	327,750	49.9	(1.5)
Compulsory automobile liability insurance	100,811	14.6	(13.6)	82,435	12.5	(18.2)
Others	93,609	13.6	(0.3)	92,841	14.1	(0.8)

Total	689,217	100.0	(1.9)	656,909	100.0	(4.7)

Net claims paid

	(Millions of yen)
Term	Previous interim fiscal year (April 1 to September 30, 2008)			This interim fiscal year (April 1 to September 30, 2009)
Business line	Amount	% of total amount	Rate of change	Amount	% of total amount	Rate of change
		%	%		%	%
Fire and allied insurance	29,686	7.5	5.0	30,143	6.7	1.5
Marine insurance	8,295	2.1	(7.9)	7,597	1.7	(8.4)
Personal accident insurance	33,231	8.4	17.1	33,569	7.5	1.0
Voluntary automobile insurance	200,330	50.4	2.1	197,514	44.0	(1.4)
Compulsory automobile liability insurance	81,540	20.5	2.0	77,843	17.3	(4.5)
Others	44,111	11.1	(7.1)	102,345	22.8	132.0

Total	397,195	100.0	2.0	449,013	100.0	13.0

Note common for the above three tables:

The above figures represent amounts after offsetting internal transactions among consolidated segments.

Annex E-20

(Consolidated) Life Insurance Business

Life insurance premiums

(Millions of yen)
	Previous interim fiscal year (April 1 to September 30, 2008)		This interim fiscal year (April 1 to September 30, 2009)
	Amount	Rate of change	Amount	Rate of change
		%		%
Life insurance premiums	67,029	(17.7)	58,730	(12.4)

Note) The above figures represent amounts after offsetting internal transactions among consolidated segments.

Total amount of policies in force

	(Millions of yen)
	End of this interim fiscal year (as of September 30, 2009)		End of previous fiscal year (as of March 31, 2009)
	Amount	Rate of change	Amount
		%
Individual insurance	10,692,175	4.3	10,254,286
Individual annuities	80,750	(0.8)	81,435
Group insurance	1,833,473	(9.9)	2,033,965
Group annuities	—	—	—

Notes)

1.	The above figures represent amounts before offsetting internal transactions among consolidated segments.
2.	Amount of “Individual Annuities” represents the sum of annuity fund at the beginning of annuity payment of contract before the beginning of annuity payment and underwriting reserves of contract after the beginning of annuity payment.

Total amount of new policies

	(Millions of yen)
	Previous interim fiscal year (April 1 to September 30, 2008)			This interim fiscal year (April 1 to September 30, 2009)
	Net increase by new policies and conversion	New policies	Net increase by conversion	Net increase by new policies and conversion	New policies	Net increase by conversion
Individual insurance	817,812	817,812	—	1,093,676	1,093,676	—
Individual annuities	1,004	1,004	—	976	976	—
Group insurance	5,629	5,629	—	33,599	33,599	—
Group annuities	—	—	—	—	—	—

Notes)

1.	The above figures represent amounts before offsetting internal transactions among consolidated segments.
2.	Amount of “Net increase by new policies and conversion” for “Individual Annuities.” represents annuity fund at the beginning of annuity payment.

Annex E-21

Annualized new business premiums (individual insurance and individual annuities)

(Millions of yen)
	Previous interim fiscal year (April 1 to September 30, 2008)		This interim fiscal year (April 1 to September 30, 2009)
	Amount	Rate of change	Amount	Rate of change
		%		%
Annualized new business premiums	10,123	16.2	12,470	23.2

Note) The above figures represent amounts before offsetting internal transactions among consolidated segments.

(Consolidated) Securities

1. Marketable bonds held to maturity

	(Millions of yen)
	End of this interim fiscal year (as of September 30, 2009)			End of previous fiscal year (as of March 31, 2009)
Item	Amount on balance sheet	Market value	Unrealized gain (loss)	Amount on balance sheet	Market value	Unrealized gain (loss)
Domestic bonds	753,549	774,925	21,375	737,681	755,445	17,764
Foreign securities	98,264	97,125	(1,139)	96,266	92,599	(3,666)

Total	851,814	872,050	20,235	833,948	848,045	14,097

2. Marketable securities available for sale

	(Millions of yen)
	End of this interim fiscal year (as of September 30, 2009)			End of previous fiscal year (as of March 31, 2009)
Item	Historical cost	Amount on balance sheet	Unrealized gain (loss)	Historical cost	Amount on balance sheet	Unrealized gain (loss)
Domestic bonds	1,581,396	1,619,216	37,820	1,522,020	1,548,938	26,917
Domestic stocks	513,535	1,018,399	504,863	532,137	871,127	338,990
Foreign securities	720,672	686,808	(33,863)	695,264	654,768	(40,495)
Others	74,684	77,709	3,025	79,708	79,991	282

Total	2,890,288	3,402,134	511,845	2,829,131	3,154,825	325,694

Notes)

End of this interim fiscal year (as of September 30, 2009)		End of previous fiscal year (as of March 31, 2009)
1.	Beneficiary claims on the loan trust, which are classified as “Monetary receivables bought” on the interim consolidated balance sheet, are included in “Others.”	1.	Beneficiary claims on the loan trust, which are classified as “Monetary receivables bought” on the consolidated balance sheet, are included in “Others.”

2.	Impairment losses on marketable securities available for sale amount to 4,674 million yen. Devaluation losses on beneficiary claims on the loan trust, which are classified as “Other investment expenses” on the interim consolidated statement of income, amount to 29 million yen and are included in impairment losses on marketable securities available for sale. Impairment losses on marketable securities available for sale are recognized if market value is declined by more than 30% of their historical cost at the end of the interim fiscal year.	2.

Impairment losses on marketable securities available for sale amount to 71,487 million yen.

Impairment losses on marketable securities available for sale are recognized if market value is declined by more than 30% of their historical cost at the end of the fiscal year.

Annex E-22

3. Details and amounts on the balance sheet of major securities which are not carried at fair value

End of this interim fiscal year (as of September 30, 2009)		End of previous fiscal year (as of March 31, 2009)
(1) Bonds held to maturity		(1) Bonds held to maturity

None.		None.

(2) Securities available for sale		(2) Securities available for sale

	(Millions of yen)		(Millions of yen)
Domestic bonds	1,000	Domestic bonds	0
Domestic stocks	55,318	Domestic stocks	46,888
Foreign securities	46,699	Foreign securities	60,270
Others	4,365	Others	5,849

Notes)

End of this interim fiscal year (as of September 30, 2009)	End of previous fiscal year (as of March 31, 2009)
Certificate of deposit, which is classified as “Cash and deposits” on the interim consolidated balance sheet, is included in “Others” of “(2) Securities available for sale.”	Commercial paper, which is classified as “Monetary receivables bought” on the consolidated balance sheet, is included in “Others” of “(2) Securities available for sale.”

Annex E-23

(Consolidated) Derivatives

Type	Transaction	(Millions of yen)
		End of this interim fiscal year (as of September 30, 2009)				End of previous fiscal year (as of March 31, 2009)
		Contract amount		Market value	Appraisal gain (loss)	Contract amount		Market value	Appraisal gain (loss)
Currency	Forward foreign exchange:
derivatives	Short	174,735		169,589	5,146	144,452		154,584	(10,131)
	Long	59,488		57,779	(1,709)	46,949		48,395	1,445

Equity	Equity index futures:
derivatives	Short	15,432		15,165	267	—		—	—

Others	Credit derivatives:
	Long	5,000				5,000
		235	*	567	332	235	*	785	550
	Weather derivatives:
	Short	653				308
		38	*	23	15	14	*	17	(3)
	Long	223				30
		0	*	—	(0)	—	*	—	—
	Earthquake derivatives:
	Short	5,040				4,150
		147	*	22	125	129	*	0	129
	Long	3,591				3,726
		380	*	191	(188)	388	*	238	(149)
	Other forward:
	Long	519		538	18	742		765	22

	Total				4,006				(8,137)

Notes)

1.	Derivative transactions to which hedge accounting methods are applied are excluded from this table.
2.	Amounts with an asterisk (*) represent the option premiums booked on the consolidated balance sheet.

Annex E-24

(Non-consolidated) Solvency Margin Ratio

	(Millions of yen)
	End of previous interim fiscal year (As of September 30, 2008)	End of this interim fiscal year (As of September 30, 2009)	End of previous fiscal year (As of March 31, 2009)
(A) Total Solvency Margin	1,787,126	1,596,345	1,264,786
Capital and funds, etc.	501,846	422,147	391,013
Reserve for price fluctuation	39,206	8,648	5,779
Contingency reserve	927	611	611
Catastrophic loss reserve	462,755	450,304	446,019
General allowance for possible loan losses	878	1,117	899
Unrealized gains on securities (before tax effect deductions)	580,188	453,594	285,244
Net unrealized gains/losses on real estate	63,846	53,130	63,450
Excess amount of reserve for maturity refunds	—	—	—
Subordinated debt, etc.	—	128,000	—
Deductions	80,722	91,768	81,480
Others	218,199	170,560	153,248

(B) Total Risks
	443,444	411,983	404,892
General insurance risk (R1)	79,629	86,235	86,313
Third-sector insurance risk (R2)	—	—	—
Assumed interest risk (R3)	5,738	5,545	5,572
Asset management risk (R4)	203,094	175,042	161,758
Business administration risk (R5)	9,968	9,386	13,696
Catastrophic risk (R6)	209,975	202,475	202,915

(C) Solvency Margin Ratio	806.0%	774.9%	624.7%
[ (A) / {(B) × 1/2 } ] × 100

Note)

The above figures are calculated based on Articles 86 and 87 of the Ordinance for Enforcement of the Insurance Business Law and the provisions of Notification 50 of the Ministry of Finance for 1996.

< Solvency Margin Ratio >

•

In addition to reserves to cover claims payments and payments for maturity refunds of saving type insurance policies, etc., it is necessary for insurance companies to maintain sufficient solvency in order to cover against risks which may exceed their usual estimates, i.e. the occurrence of major disasters, a big decline in value of assets held by insurance companies, etc.

•

The solvency margin ratio (C), which is calculated in accordance with the Insurance Business Law, is the ratio of “solvency margin of insurance companies by means of their capital, reserves, etc.” (total solvency margin: (A)) to “risks which will exceed their usual estimates” (total risks: (B)).

•	“Risks which will exceed their usual estimates” (total risks: (B)) is composed of risks described below.

<1> General insurance risk, third-sector insurance risk: Risks of occurrence of insurance claims in excess of normal expectations (excluding risks relating to major disasters).

<2> Assumed interest risk: Risks of invested assets failing to yield assumed interest rates due to the aggravation of investment conditions than expected.

Annex E-25

<3> Asset management risk: Risks of retained securities and other assets fluctuating in prices in excess of expectations.

<4> Business administration risk: Risks beyond normal expectations arising from business management. (That does not fall under other categories.)

<5> Catastrophic risk: Risks of the occurrence of major catastrophic losses in excess of normal expectations. (risks such as the Great Kanto Earthquake or Isewan typhoon)

•

“Solvency margin of insurance companies by means of their capital, reserves, etc.” (Total solvency margin: (A)) is total net assets (excluding planned outflows), certain reserves (reserve for price fluctuation and catastrophic loss reserve, etc.) and parts of net unrealized gains/losses on real estate.

•

The solvency margin ratio is one of the indicators for the regulatory authorities to supervise insurance companies. A ratio exceeding 200% indicates adequate ability to meet payments of insurance claims.

Annex E-26

Summary of Exposure to Structured Finance (Updated as of September 30, 2009)

Structured Finance Exposure in Investment Portfolio <Appendix 1>

•	Total exposure:

56.7 bil. JPY -Decreased by 6.9 billion yen since March 31, 2009.

•	Gains/Losses for FY2009 1H:

1.3 bil. JPY losses -Impairment losses: 0.0 billion yen, Unrealized losses: 1.3 billion yen (primarily due to the exchange rate fluctuation)

Financial Guarantee Insurance (Running off, No new business since FY2008) <Appendix 2 to 4>

•	Total insured amount:

680.7 bil. JPY (Decreased by 146.8 billion yen since March 31, 2009, primarily due to the appreciation of yen and redemption of some guaranteed transactions)

- Net exposure to ABS CDOs: 59.1 billion yen. (Decreased by 19.8 billion yen since March 31, 2009)

•	Gains/Losses for FY2009 1H:

1.1 bil. JPY gains (Primarily due to the reversal of loss reserve)

(note) Reversal of loss reserve results from less payment for the commutation than the loss reserve provided for the transactions in past fiscal years.

Annex E-27

<Appendix 1> Structured Finance Exposure in Our Investment Portfolio

		(As of September 30, 2009, Unit: billions of JPY, USD/JPY=90.21)
Categories		Outstanding Balance	Gains/Losses in FY2009 1H (4/1/09-9/30/09)
			Gains/Losses Charged to P/L	Unrealized Gains/Losses	Total
CDOs	ABS CDOs (backed by pools of asset backed securities) (*1)	0.0	0.0	0.0	0.0
	Corporate CDOs (backed by pools of single corporate credits) (*2)	—	—	—	—

	CDOs Total	0.0	0.0	0.0	0.0

ABS	RMBS (*3)
	Global RMBS (*4)	2.8	—	(0.5)	(0.5)
	Domestic RMBS	30.7	0.0	0.3	0.3

	RMBS Total	33.5	0.0	(0.1)	(0.1)

	CMBS (*5)
	Global CMBS	2.5	—	(0.4)	(0.4)
	Domestic CMBS	16.3	0.0	(0.5)	(0.5)

	CMBS Total	18.8	0.0	(1.0)	(1.0)

	Other ABS
	Global ABS	0.8	—	(0.1)	(0.1)
	Domestic ABS	—	—	—	—

	Other ABS Total	0.8	—	(0.1)	(0.1)

	ABS Total	53.2	0.0	(1.3)	(1.3)

Investment in SIV		—	—	—	—

Leveraged Finance (*6)		3.4	—	—	—

Total		56.7	0.0	(1.3)	(1.3)

Reference: Hedge funds (U.S. subprime loans related exposure)		1.3	Net of the long position and the short position

*1	ABS CDOs (backed by pools of asset backed securities): The securities backed by securitized assets such as the RMBS, CDOs and CLOs. Global transactions only (Below BBB).
*2	Corporate CDOs (backed by pools of single corporate credits): The securities backed by assets such as corporate bonds, loans and CDS. Excluding public finance CLO.
*3	RMBS: Asset Backed Securities where underlying assets are residential mortgages (Excluding RMBS issued by government sponsored enterprises).

Most of the RMBS are rated investment grade (BBB or above), while 82% are rated AAA.

Exposure to U.S. housing related government-sponsored enterprises (GSEs)’s RMBS and Agency Bonds amounted to 54.2 billion yen.—Decreased by 5.7 billion yen since March 31, 2009.

No impairment losses.

*4	48 million yen of U.S. monoline guaranteed notes are included in the Global RMBS category.
*5	CMBS: Asset-backed securities where underlying assets are commercial mortgage loans.
*6	Leveraged Finance: Finance where funding are provided for corporate mergers and acquisitions, mainly based on cash flows of acquired companies. Domestic only.

Annex E-28

<Appendix 2> Financial Guarantee Insurance

		(As of September 30, 2009, Unit: billions of JPY, USD/JPY=90.21)
Categories		Insured Amount					Gains/Losses in FY2009 1H (*5) (4/1/09-9/30/09)
		Direct Insurance(*3)	Treaty Reinsurance(*4)	Total	Outstanding Loss Reserve	Net Exposure
CDOs	ABS CDOs (backed by pools of asset backed securities)	132.6	0.6	133.2	74.1	59.1	1.3
	Corporate CDOs (backed by pools of single corporate credits)	245.1	4.7	249.8	—	249.8	—

	CDOs Total	377.7	5.3	383.0	74.1	308.9	1.3

ABS	RMBS (*1)
	Global RMBS	0.3	12.6	12.9	0.4	12.5	(0.2)
	Domestic RMBS	41.1	—	41.1	—	41.1	—

	RMBS Total	41.5	12.6	54.1	0.4	53.6	(0.2)

	CMBS	—	—	—	—	—	—

	Other ABS
	Global ABS (*2)	3.8	30.9	34.7	0.5	34.2	0.0
	Domestic ABS	11.0	—	11.0	—	11.0	—

	Other ABS Total	14.9	30.9	45.8	0.5	45.2	0.0

	ABS Total	56.4	43.5	99.9	0.9	98.9	(0.3)

Public Finance		—	197.7	197.7	0.0	197.7	0.0

Total		434.1	246.5	680.7	75.1	605.6	1.1

*1	Almost all RMBS have investment grade (BBB or above) including AAA ratings of 81%.
*2	8% of global ABS are U.S. consumer loan-related ABS, while others are mainly related to corporate credit (e.g., leasing receivables).
*3	“Direct Insurance” includes facultative reinsurance policies. 10.9 billion yen of Direct Insurance are U.S. monoline guaranteed notes.
*4	“Treaty Reinsurance” is a portfolio-based reinsurance where certain parts of policies underwritten by an original insurer are ceded automatically to the reinsurer, Sompo Japan, in accordance with the conditions agreed by the original insurer and the reinsurer.
*5	Total amount of 59.2 billion yen of loss payment (including 43.2 billion yen of lump sum payment for commutation) and 60.4 billion yen of decreased loss reserve (including gains/losses of exchange hedge transaction) in FY2009 1H (April 1, 2009 to September 30, 2009). Financial Guarantee insurance is not supposed to book mark-to-market unrealized gains/losses as it is an insurance policy.

Annex E-29

<Appendix 3> Updated List of Guarantee for ABS CDOs (Excl. Treaty Reinsurance)

					(As of October 31, 2009, Unit: billions of JPY, USD/JPY=91.39)
Policy No. (*1)	Issue Rating (*2) (S&P/MDY)	Fiscal Year Issued	Insured Amount (*3)	Subordination Ratio (*4)	Distribution of underlying assets rating						Ratio of subprime RMBS
					AAA	AA	A	BBB	Below BBB	Default (*5)
Guarantee for CDO(1)	AAA/Caa2	2003	9.1	17%	33%	10%	5%	15%	37%	5.5%	0%
Guarantee for CDO(2) (*6)	AAA/B2	2004	8.2	43%	34%	38%	0%	8%	20%	16.3%	0%
	AAA/B2	2004	10.0	24%
Guarantee for CDO(4) (*7)	BBB+/B3	2004	11.4	14%	11%	22%	11%	10%	47%	2.7%	9%
Guarantee for CDO(5) (*7)	BB+/Caa2	2005	10.9	14%	1%	11%	6%	5%	78%	6.2%	15%
Guarantee for CDO(7)	B+/C	2006	18.2	8%	5%	19%	28%	12%	36%	0.0%	31%
Guarantee for CDO(9)	-/Ca	2006	27.4	22%	6%	4%	4%	4%	82%	21.3%	10%
Guarantee for CDO(11)	B-/Caa1	2004	27.4	16%	1%	20%	21%	12%	46%	15.1%	—

Total of ABS CDOs			122.8	17%	8%	16%	12%	8%	56%	8.2%	—

Net Exposure (*8)			53.0

*1	Previously listed Guarantee for CDO(3), (6), (8), (10) and (12) which have been terminated due to the commutation or the full redemption of our guaranteeing tranche are excluded.
*2	Issue ratings are as of November 11, 2009. CDO(4) and (5) are facultative reinsurance policies, and the issue ratings of which are the ratings for the ceding company’s tranche including senior class to our tranche.
*3	Insured amount is amount of principal insured, and some policies also insure interest payments. If a principal/interest shortfall occurs, Sompo Japan will become liable for the guarantee obligation.
*4	Sub-ordination Ratio is a ratio of portions subordinated to our guaranteed tranche. A redemption of senior tranche results in an increase of Subordination Ratio.
*5	Default of underlying assets is determined by the default definition of each transaction through detailed checking and the default amount is adjusted by recovery.
*6	Guarantee for CDO(2) insures different two classes of the same CDO.
*7	CDO(4), (5) are the CDOs with early liquidation structure as CDO investors have option to sell all underlying assets to the third party for the purpose of diminishing their loss in case the aggregate outstanding par amount of underlying assets after the calculation of rating-based par haircuts falls below a particular level. However, possibility of early liquidation of CDO(5) has been eliminated.
*8	Difference of Net Exposure between as of October 31, 2009 and September 30, 2009 is mainly due to the exchange rate fluctuation and redemption of some transactions.

Annex E-30

<Appendix 4> Updated Summary of Guarantee for Corporate CDOs (Excl. Treaty Reinsurance)

•

The total outstanding of insured corporate CDO (direct underwriting) amounted to 228.6 billion yen as of October 31,2009. As a result of overall scrutiny of the individual contracts, there are no losses expected at this point.

•

Average residual period of all direct underwriting corporate CDO is approximately 2.3 years. Approximately 25% of our exposure or 57 billion yen is to be redeemed by the end of FY2009 and 85% or 194 billion yen by the end of FY2012.

•

Each corporate CDO is well diversified with approximately 150 reference corporations. No concentration to particular sector or corporation. For example, exposures to financial institutions and U.S. automakers (including auto-parts makers) accounts for around 13% and 2%, respectively.

Annex E-31

Annex F

Unaudited Reverse Reconciliation of Selected Financial Information of Sompo Japan as of and for the Year Ended March 31, 2009

As the basis of the consolidated financial information included in this prospectus, which is presented under U.S. GAAP, is significantly different from Japanese GAAP in certain respects, Sompo Japan presents below a reverse reconciliation from U.S. GAAP to Japanese GAAP of its net loss for the year ended March 31, 2009 and stockholders’ equity (presented as “net assets” under Japanese GAAP) as of March 31, 2009.

	Net Loss for the Year Ended March 31, 2009	Stockholders’ Equity as of March 31, 2009
	(Yen in millions)
Amounts reported in the consolidated financial statements under U.S. GAAP	(54,153)	1,212,924
Adjustments:
(a) Underwriting reserves	(18,167)	(862,995)
(b) Reserves for outstanding losses and claims	60	172,988
(c) Deferred policy acquisition costs	(3,883)	(196,636)
(d) Reserves for price fluctuation	31,421	(6,488)
(e) Valuation of investments in securities	58,563	(19,207)
(f) Derivatives	(86,041)	53,495
(g) Intangible assets	6,102	(33,953)
(h) Software	(5,793)	(24,888)
(i) Consolidated subsidiaries and equity method investments	(1,002)	(20,873)
(j) Retirement and severance benefits	(374)	13,982
(k) Other	(3,524)	(430)

Total Japanese GAAP adjustments	(22,638)	(925,005)
(l) Income tax effect of Japanese GAAP adjustments	10,080	307,027

Effect of Japanese GAAP adjustments	(12,558)	(617,978)

Amounts determined in conformity with Japanese GAAP	(66,710)	594,946

The significant differences between U.S. GAAP and Japanese GAAP that would apply to Sompo Japan are as follows:

(a) Underwriting reserves

Catastrophic loss reserves

Under Japanese GAAP, pursuant to the provisions of the Insurance Business Law and related rules and regulations, Sompo Japan is required to establish catastrophic loss reserves for the payment of extraordinary losses arising out of natural catastrophes. Sompo Japan is required to retain a part of net premiums written which are funded as catastrophic loss reserves in underwriting reserves liability, by line of insurance and Sompo Japan is permitted to release its catastrophic loss reserves when the payment of losses exceed a certain percentage of net premium written for the fiscal year.

Under U.S. GAAP, the catastrophic loss reserves recorded and included in underwriting reserves under Japanese GAAP is reversed.

Annex F-1

Other Property and Casualty Insurance Reserves

Under U.S. GAAP, property and casualty insurance premiums are earned ratably over the terms of the related insurance contracts. Unearned premiums are recognized to cover the unexpired portion of premiums written.

Under Japanese GAAP, pursuant to the provisions of the Insurance Business Law and related rules and regulations, Sompo Japan is required to maintain underwriting reserves, which consist of premium reserve, at an amount determined whichever is the greater of the unearned premiums or the underwriting balance at the end of the year for policies written during the year, and investment deposits by policyholders, by line of insurance and types of policy.

In addition, under Japanese GAAP, insurance companies are required to record a statutory reserve for accumulated results on underwriting compulsory automobile liability insurance. Under U.S. GAAP, unearned premiums are recognized to cover the unexpired portion of premiums written.

Life Insurance Reserves

Under U.S. GAAP, reserves for future policy benefits for life insurance contracts are determined principally by the net level premium method. Assumed interest rates range from 1.05% to 4.15% and anticipated rates of mortality are based on the recent experience of Sompo Japan’s life insurance subsidiaries.

Under Japanese GAAP, pursuant to the provisions of the Insurance Business Law and related rules and regulations, Sompo Japan’s life insurance subsidiaries are required to establish underwriting reserves to provide for the fulfillment of future obligations under life insurance contracts, which are basically calculated by the net level premium reserve method with relevant assumptions. Contingency reserve also has to be funded using the standard method prescribed by the Financial Services Agency of Japan.

(b) Reserves for outstanding losses and claims

Under U.S. GAAP, Sompo Japan establishes reserves to provide for the estimated costs of paying claims made by policyholders or against policyholders for all lines of business. These reserves include estimates for both claims that have been reported and those that have been incurred but not reported to Sompo Japan and include estimates of all expenses associated with processing and settling these claims. This estimation process is primarily based on historical experience and involves a variety of actuarial techniques, which analyze trends and other relevant factors.

Under Japanese GAAP in accordance with the regulations of the Insurance Business Law and related rules and regulations, a reserve for outstanding claims has been established to be sufficient to discharge claims incurred and reported. A provision for losses incurred but not reported has been made similarly with the computation under U.S. GAAP. However, estimates of all expenses associated with unpaid losses and claims are excluded.

(c) Deferred Policy Acquisition Costs

Under U.S. GAAP, costs that vary with and are directly related to acquisition of insurance policies are capitalized and amortized in proportion to premiums recognized.

Under Japanese GAAP, these costs are expensed as incurred.

(d) Reserves for Price Fluctuation

Under Japanese GAAP, pursuant to the provisions of the Insurance Business Law and related rules and regulations, Sompo Japan and its domestic insurance subsidiaries maintain a price fluctuation reserve as a liability in their Japanese GAAP financial statements to provide for offsetting against realized losses on securities.

Under U.S. GAAP, price fluctuation reserve under Japanese GAAP is reversed.

Annex F-2

(e) Valuation of Investments in Securities

Under U.S. GAAP, trading securities are reported at fair value with unrealized gains and losses included in income. Held-to-maturity securities are reported at amortized cost. Available-for-sale securities, including non-marketable securities, are reported at fair value and the related net unrealized gains or losses, net of applicable income taxes, are reported in a separate component of shareholders’ equity as accumulated other comprehensive income. If the decline in fair value below its respective cost is considered to be other than temporary, the decline is recorded as a realized loss on investments by a charge to current earnings.

Under Japanese GAAP, accounting for investments in securities is substantially the same with that under U.S.GAAP.

Sompo Japan classified its debt and equity securities into (a) held-to-maturity securities which are reported at amortized cost, (b) trading securities which are reported at fair value with unrealized gains and losses recognized through earnings, or (c) other securities. Other securities, for which fair value is readily determinable are carried at fair value with corresponding unrealized gains and losses being reported, net of related tax effects, as a separate component of stockholders’ equity. All other securities for which fair value is not readily determinable are carried at cost. Also, for other securities, Sompo Japan applies different criteria from U.S. GAAP in determining if certain securities are impaired.

Under U.S. GAAP, realized gains on nonmonetary exchange of marketable equity securities are recognized pursuant to EITF No. 91-5, “Nonmonetary Exchange of Cost-Method Investments”. However, there is no accounting rule similar to EITF No. 91-5 under Japanese GAAP.

Under U.S. GAAP, the equity method of accounting is applied to investments in private equity fund and similar types of equity investments. Changes in underlying value of these investments are recognized through earnings. Under Japanese GAAP, changes in fair value of these investments are recognized in other comprehensive income.

(f) Derivatives

Under U.S. GAAP, credit derivatives, including financial guarantee insurance which guarantees credit derivatives, are accounted for as derivative financial instruments. Derivatives are measured at fair value at balance sheet date and change in fair value is recognized through earnings.

Under Japanese GAAP, financial guarantee insurance is accounted for as insurance contract. Premium revenues are recognized when due. Underwriting reserves and reserves for outstanding loss and claims are recognized in accordance with (a) and (b) above.

(g) Intangible Assets

Under U.S. GAAP, present value of future profits (“PVFP”) represents the present value of profits embedded in the insurance contracts acquired through business combination and is determined based on the net present value of future cash flows expected to be generated from the contracts in force at the date of business combination. PVFP of life insurance contracts is amortized to match estimated gross profits from the policies acquired or present value of the gross amount of premiums. PVFP of property and casualty insurance contracts is amortized over the period in which the relevant written premiums are earned.

Under Japanese GAAP, there is no specific provision requiring a company to recognize insurance-related intangible assets, including PVFP, on a business combination involving insurance enterprises.

Annex F-3

(h) Software

Under U.S. GAAP, SOP 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” requires a company to capitalize internal and external software development costs during development stage if the development is to contribute to improvements or additions of functions.

Under Japanese GAAP, capitalization of internal-use software development cost is required when the future economic benefits of the software are deemed certain.

(i) Consolidated subsidiaries and equity method investments

Both U.S. GAAP and Japanese GAAP require a company to consolidate majority-owned companies and to apply the equity method of accounting to affiliates in which a company has significant influence.

Under U.S. GAAP, Sompo Japan consolidates all subsidiaries which Sompo Japan controls and applies the equity method of accounting to all affiliates in which Sompo Japan has significant influence, while, under Japanese GAAP, a company may be subject to certain materiality tests prescribed in an accounting standard with respect to the scope of consolidation.

(j) Retirement and Severance Benefits

Under U.S. GAAP, Sompo Japan accounts for its defined benefit plans in accordance with Statement of Financial Accounting Standards (SFAS) No. 87, “Employers’ Accounting for Pensions” and SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. SFAS No. 158 requires the recognition of the overfunded or underfunded status of defined benefit plans as an asset or liability in the statement of financial position and the recognition of changes in that funded status in comprehensive income in the year in which the changes occur.

Under Japanese GAAP, reserve for pension and retirement benefits is established to provide for future retirement benefits based on the estimated retirement benefit obligation and plan assets. Prior service costs are amortized using the straight-line method over certain periods within the estimated average remaining service years of employees. Actuarial gains and losses are amortized from the year following the year in which those gains and losses arise using the straight-line method over certain periods within the estimated average remaining service years of employees.

(k) Other

Other adjustments include items with relatively small effect on net income and stockholders’ equity.

(l) Income Taxes

Under both U.S. GAAP and Japanese GAAP, deferred tax assets and liabilities are computed based on the differences between the financial statement and tax bases of assets and liabilities using the liability method.

However, deferred tax assets and liabilities recognized under U.S. GAAP and Japanese GAAP are different primarily due to the differences in the carrying amount of financial statement items that give rise to tax effects.

Annex F-4

Annex G

Unaudited Japanese GAAP Summary Financial Information

As of and for the first half of the fiscal year ending March 31, 2010

This annex sets forth the unaudited consolidated financial statements of NIPPONKOA Insurance Company, Limited (“NIPPONKOA”) as of and for the first half of the fiscal year ending March 31, 2010 prepared in accordance with Japanese GAAP, which NIPPONKOA publicly announced in Japan on November 19, 2009 (the “November 19, 2009 Public Announcement”).

The primary differences in accounting principles between Japan GAAP and IFRS are set out below.

(a) Scope of consolidation

Under Japan GAAP, if certain materiality thresholds are met, companies are permitted to exclude immaterial subsidiaries and associates from scope of consolidation. As NIPPONKOA and its subsidiaries (together forming “NIPPONKOA Group”) have applied this exemption, certain subsidiaries are not consolidated and the equity method is not applied to certain associates under Japan GAAP. The materiality of NIPPONKOA Group’s subsidiaries and associates is annually reviewed considering their impact to NIPPONKOA Group’s profit or loss and retained earnings. Under IFRS, when a company determines its scope of consolidation, there is no guidance related to materiality thresholds. Even if some subsidiaries or associates are not deemed to be material, all subsidiaries should be consolidated into NIPPONKOA Group and the equity method applied to all associates. Consequently, NIPPONKOA Group consolidated certain subsidiaries under IFRS, which are not consolidated because of their materiality under Japan GAAP. In addition, NIPPONKOA Group applied the equity method to certain associates under IFRS, which are not applied under Japan GAAP.

Under IFRS, NIPPONKOA Group consolidated certain funds and trusts if a majority interest is held by NIPPONKOA Group. Under Japan GAAP, consolidation of funds and trusts is usually not made. Consequently, NIPPONKOA Group consolidated certain funds and trusts of which the majority portion is held by NIPPONKOA Group. In consolidating such funds and trusts, NIPPONKOA Group adjusted the carrying amounts of the funds and trusts to the amounts that IFRS would require in the balance sheet of the funds and trusts at the date of transition.

(b) Insurance and investment contracts with DPF

(i) Catastrophe reserves

Catastrophe reserves are separately established based on the formulas prescribed by the Insurance Business Law in Japan to provide for future catastrophic disasters. These reserves do not qualify as insurance liabilities under IFRS 4 because the reserves are for possible future claims under contacts that are not in existence at the reporting date. Therefore, they were reversed under IFRS.

(ii) Contingency reserves

Contingency reserves are separately established as contract liabilities based on the formulas prescribed by the Insurance Business Law in Japan. The contingency reserves are not qualified under IFRS 4 because they are considered to be equalization reserves. Therefore, they were reversed under IFRS.

(iii) Underwriting reserves for “compulsory automobile liability insurance” (CALI)

Under Japan GAAP, assumed reserves for CALI include statutorily required excess reserves. These reserves are designed to eliminate past profits on the assumed CALI business in accordance with the “no profit, no loss” objective of the program over time. Therefore, these reserves are considered equalization reserves prohibited by IFRS 4. Under IFRS, NIPPONKOA Group recognized insurance liabilities for CALI only to the extent that they are considered to be associated with contractual benefits of the existing policyholders, and the remaining portions of these reserves were reversed under IFRS.

Annex G-1

(iv) Underwriting reserves for earthquake insurance

Under Japan GAAP, the reserves for earthquake insurance are established in accordance with the Insurance Business Law in Japan with reference to the Earthquake Insurance Law in Japan in preparation for future catastrophic disasters. Accordingly, these reserves are considered catastrophe reserves which are prohibited under IFRS 4. Under IFRS, NIPPONKOA Group recognized insurance liabilities for earthquake insurance only to the extent that they are considered to be associated with contractual benefits of the existing policyholders, and the remaining portion of the reserves was reversed.

(v) Gross presentation of reinsurance contracts

Under Japan GAAP, reinsurance contracts, including transactions with the CALI pool and reinsurance related to earthquake insurance, are presented on a net basis, i.e., ceded reinsurance assets are offset against the related insurance liabilities and income (expense) from ceded reinsurance contracts is also offset against the corresponding expense (income) from the related insurance contracts. Since IFRS does not permit such offsetting, reinsurance accounts are presented on a gross basis in the consolidated financial statements under IFRS.

(vi) Reclassification to investment contracts with DPF

Under Japan GAAP, the classification of the insurance contracts is determined based on the legal form of the contract. However, under IFRS, contracts are classified into either insurance contracts or investment contracts according to the product features, regardless of the legal form of the contract. Investment contracts are those contracts that have the legal form of insurance contracts but do not expose NIPPONKOA Group to significant insurance risk and intend to transfer certain financial risks of NIPPONKOA Group to the policyholder and they should be accounted for as financial instruments.

However, if an investment contract contains a nature of the discretionary participation features, it shall be accounted for similarly with insurance contracts under IFRS 4. Liabilities for investment contracts are presented separately as “Investment contract liabilities” in the balance sheets. There were no adjustments to the income statement items since investment contracts of NIPPONKOA Group contain discretionary participation features and their premiums and claims were accounted for similarly with insurance contracts.

(vii) Reserve for policyholders’ dividends

Under Japan GAAP, the reserve for policyholders’ dividends is provided in accordance with the Insurance Business Law in Japan which includes a portion that has not been explicitly allocated to each of the eligible insurance contracts and has the nature of an equalization reserve. Under IFRS, NIPPONKOA Group released unallocated policyholder dividends reserve established for future possible credit losses on assets supporting the refund reserve.

(c) Financial instruments

(i) Classification of financial instruments

Under Japan GAAP, certain debt securities that are held for hedging interest risk exposures of the insurance liability are carried at amortized cost in accordance with the criteria specified under the Japanese industry accounting guidelines. Under IFRS, such debt securities are classified as available-for-sale financial assets, accounted for at fair value with changes in fair value recorded in shareholders’ equity.

(ii) Impairment of investment securities

Under Japan GAAP, NIPPONKOA Group recognizes impairment on equity securities if the decline in fair value below the original cost, less previously recognized impairment losses, is 30 percent or more. Under IFRS, NIPPONKOA Group assessed at each balance sheet date whether there was objective evidence that

Annex G-2

available-for-sale equity securities were impaired, including a significant or prolonged decline in the fair value below cost and other qualitative impairment criteria.

Under Japan GAAP, previously recognized impairment losses are not reversed in subsequent periods. Under IFRS, an impairment loss on debt securities is reversed if the previously recognized impairment loss reverses and the reversal can be objectively connected to an event occurring after impairment was recognized.

(iii) Fair value of quoted investments

Under Japan GAAP, mid-market prices are used to determine the fair value of quoted investments. Under IFRS, current bid prices are used to determine the fair value of quoted investments.

(iv) Financial asset derecognition (Exchange of shares)

Under IFRS, transfers of equity securities in exchange of share transactions, where an entity receives shares in the acquirer in exchange for those it had in the acquiree of equal fair value, qualify for derecognition based on the criteria specified in IAS 39. In accordance with IFRS 1, NIPPONKOA Group derecognized prospectively those investments in equity securities transferred on or after January 1, 2004. Under Japan GAAP, the cost basis of equity securities transferred is carried over to the cost of the equity securities received.

(v) Hedge accounting

NIPPONKOA Group applies hedge accounting that met the criteria set out under Japan GAAP, which is more flexible in allowing hedging relationships compared to IFRS. Therefore, Japan GAAP allows for the hedge relationships that are not eligible under IFRS but also those not correlated with the hedge accounting models under IAS 39.

For hedging relationships that do not qualify for hedge accounting under IAS 39, NIPPONKOA Group reversed the hedge accounting under Japan GAAP and charged the effects of the reversal to retained earnings at the transition date. For hedging relationships that are eligible under IFRS, NIPPONKOA Group discontinued the hedge accounting at the transition date since the hedging relationships did not fully satisfy the requirements under IFRS due to various reasons such as insufficient documentation supporting the hedge relationships. NIPPONKOA Group discontinued hedge accounting prospectively in accordance with IAS 39.

(vi) Unquoted equity securities classified as available-for-sale

Under Japan GAAP, equity securities that do not have a readily determinable fair value are accounted for at cost less subsequent impairment. Under IFRS, the unlisted equity securities are accounted for at fair value using appropriate valuation techniques, with changes in fair value recognized directly in equity.

(vii) Available-for-sale debt securities in foreign currency

Under IFRS, changes in the fair value of available-for-sale debt securities due to fluctuations in foreign exchange rates are reflected in the income statement. Under Japan GAAP, companies are allowed to reflect such changes in equity if it is their accounting policy, and NIPPONKOA Group selected such accounting policy for financial statement purposes.

(viii) Amortized cost for debt instruments

Under Japan GAAP, the straight-line method is commonly used to calculate amortized costs of debt instruments. Under IFRS, the effective interest method is required.

(ix) Embedded derivatives and fair value option

NIPPONKOA Group recognizes changes in fair value of the hybrid instruments with embedded derivatives in the income statement under Japan GAAP, which permits companies to recognize changes in fair value of

Annex G-3

hybrid instruments in the income statement, similarly to IAS 39, only when NIPPONKOA Group is unable to bifurcate the hybrid instruments which meet the bifurcation requirements under Japan GAAP. However, requirements for the bifurcation of the hybrid instruments are different between Japan GAAP and IFRS.

Under IFRS, NIPPONKOA Group applied fair value option for its hybrid contracts with embedded derivatives that meet the bifurcation requirements by IAS 39 unless they were already bifurcated under Japan GAAP.

(x) Reserve for impaired loans

Under IFRS, a discounted cash flow analysis is required to calculate the reserve for impaired loans. Under Japan GAAP, a formula-based approach is used to reflect past loss experience.

(d) Foreign operations

Under IFRS, foreign operation, regardless of its legal form (e.g., branch or subsidiary), is required to determine its functional currency in which the foreign operation is to be translated. Under Japan GAAP, there is no concept of functional currency, and the legal form of the entity determines the primary currency in which the foreign operation’s financial statements are translated. NIPPONKOA Group selected an exemption for first-time adopters in which the cumulative translation reserve is reset to zero at April 1, 2007.

(e) Property and equipment and investment property

(i) Fair values as deemed cost

Under IFRS, NIPPONKOA Group elected to apply the fair value as deemed cost exemption and accordingly, has utilized the fair value at the date of transition of its own-use land and buildings as deemed cost.

(ii) Depreciation

Under Japan GAAP, NIPPONKOA Group primarily applies the declining balance method of depreciation for equipment, with residual values assigned to certain assets. Under IFRS, NIPPONKOA Group adopted the straight-line method of depreciation for all equipment as it believes that this method reflects the pattern in which the assets’ future economic benefits are expected to be consumed. The residual value is considered to be zero under IFRS.

(iii) Impairment of non-financial assets

There are certain differences between Japan GAAP and IFRS relating to the process of recognizing impairment on property and equipment when there is indication of impairment. Under Japan GAAP, as a first step, NIPPONKOA considers whether the total expected undiscounted future cash inflows generated from an asset can recover the carrying amount of the asset. If NIPPONKOA determines that future cash inflows cannot recover the carrying amount of the asset, an impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its fair value. Under IFRS, an impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount when there is indication of impairment. The recoverable amount is the higher of the asset’s fair value less costs to sell or value in use.

For purposes of assessing impairment under IFRS, assets are grouped at the lowest levels in which there are separately identifiable cash inflows (cash-generating units). Under Japan GAAP, assets are grouped at a higher or broader level compared to IFRS.

(iv) Investment property

Under IFRS, NIPPONKOA Group adopted the fair value model for investment property. Investment property is classified and accounted for separately from other property and equipment. Since Japan GAAP does

Annex G-4

not have specific classifications and accounting standards for investment property, it is shown at cost less accumulated depreciation and impairment in the same manner as other property and equipment.

(f) Recoverability of deferred income tax assets

Under IFRS, deferred income tax assets are recognized only to the extent that it is probable that taxable income will be available against which deductible temporary differences can be utilized. Under Japan GAAP, there are detailed guidelines to determine the recoverability of deferred income tax assets that often results in less deferred income tax assets being recognized than under IFRS.

(g) Retirement benefit obligations

There are certain differences between IFRS and Japan GAAP for the actuarial calculation of the present value of the defined benefit obligation. Under Japan GAAP, NIPPONKOA Group has basically attributed the retirement benefits to periods of service under the plan’s benefit formula although an employee’s service to NIPPONKOA Group in later years will result a higher level of benefits than in earlier years. For the discount rate that is applied to calculate the projected benefit obligation, NIPPONKOA Group uses the average interest rate over the last five-year periods, which reflects the expected average remaining service periods of NIPPONKOA Group’s employees. Under IFRS, an entity shall attribute the retirement benefits to periods of service on a straight-line basis if an employee’s service of the entity in later years will result in a higher level of benefits than in earlier years. In addition, the discount rate under IFRS shall be the rate as of the balance sheet date, which reflects the estimated timing of the benefit payments.

Under Japan GAAP, NIPPONKOA Group amortizes actuarial differences from the subsequent year after recognition of the actuarial differences using the straight-line method over 10 years. Under IFRS, NIPPONKOA Group recognizes all actuarial differences directly in shareholders’ equity.

Under Japan GAAP, curtailment and settlement gains are recognized when the curtailment or settlement occurs, but losses are recognized when it is probable that the curtailment or settlement would occur. Under IFRS, curtailment and settlement losses, as well as gains, should be recognized when the curtailment or settlement occurs.

The criteria to qualify as plan assets differ under Japan GAAP and IFRS. Accordingly, under Japan GAAP, NIPPONKOA Group recognizes certain plan assets, while such plan assets are included in financial assets on the consolidated balance sheet under IFRS.

(h) Intangible assets—software

Under Japan GAAP, software is expensed in accordance with NIPPONKOA Group accounting policy. Under IFRS, software is capitalized when it is probable that the expected future economic benefits attributable to the software will flow to NIPPONKOA Group.

(i) Reserve for price fluctuation

NIPPONKOA Group recognizes a reserve for future possible losses from price fluctuations of securities and other financial assets, such as impairments or losses on sale of assets in accordance with the Insurance Business Law in Japan. Under IFRS, the reserve does not qualify as a liability since it is utilized as equalization reserve, thus was reversed.

Unaudited consolidated financial statements of NIPPONKOA as of for the six months ended September 30, 2009 prepared in accordance with Japan GAAP.

Set forth below in English translation of the November 19, 2009 public announcement.

Annex G-5

Summary of financial statements for the first half of the fiscal year ending March 31, 2010

November 19, 2009

Name of listed company:		NIPPONKOA Insurance Co., Ltd.	Stock exchanges:		Tokyo, Osaka and Nagoya

Code number:	8754		URL	http://www.nipponkoa.co.jp/

Representative:	(Title)	President & CEO	(Name)	Makoto Hyodo

Contact:	(Title)	Acct. Group leader, Acct. Dept.	(Name)	Kazuhisa Tamura	Tel (03)3593-5127

Scheduled submission date of quarterly report:	November 27, 2009

Scheduled starting date of payment of dividends:	—

(Amounts indicated are truncated and percentages indicated are rounded to the nearest number)

1. Consolidated financial results for the first half of the fiscal year ending March 31, 2010

(1) Consolidated results of operations

(Percentage figures indicated are year-on-year changes of the first half of fiscal years)

	Operating income		Ordinary profit		Net income
	(Millions of Yen)	(%)	(Millions of Yen)	(%)	(Millions of Yen)	(%)
First half of the fiscal year ending March 31, 2010	444,581	(5.7)	31,832	56.5	18,888	47.2
First half of the fiscal year ended March 31, 2009	471,610	(0.8)	20,339	(7.3)	12,836	2.2

	Basic net income per share	Diluted net income per share
	(Yen)	(Yen)
First half of the fiscal year ending March 31, 2010	25.10	25.06
First half of the fiscal year ended March 31, 2009	16.83	16.81

(2) Consolidated financial positions

	Total assets	Total net assets	Equity ratio	Net assets per share
	(Millions of Yen)	(Millions of Yen)	(%)	(Yen)
As of September 30, 2009	3,070,579	419,398	13.6	556.33
As of March 31, 2009	3,089,523	345,467	11.2	458.09

(Reference) Equity capital
As of September 30, 2009	418,664 million yen
As of March 31, 2009	344,674 million yen

2. Others

(1)	Changes in significant subsidiaries during the period (Changes in specified subsidiaries accompanying in changes in the scope of consolidation): None

(2)	Changes in accounting policies, procedures and presentations applied to consolidated financial statements

(a)	Changes to reflect amendments of accounting standards and related matters: None

(b)	Changes other than (a): None

Annex G-6

(3)	Number of shares issued (common stock)

(a)	Total number of the shares issued (treasury stock included)

As of September 30, 2009	816,743,118 shares
As of March 31, 2009	816,743,118 shares

(b)	Number of treasury stock held

As of September 30, 2009	64,197,158 shares
As of March 31, 2009	64,339,041 shares

(c)	Average number of shares outstanding

First half of the fiscal year ending March 31, 2010	752,503,084 shares
First half of the fiscal year ended March 31, 2009	762,293,448 shares

[Qualitative information and financial statements]

1. Qualitative information concerning the consolidated results of operations

In the first half of the current fiscal year, the Japanese economy was facing difficult condition of consumption flounder because of a deterioration of employment conditions in the private capital investment and corporate capital declining, even though exportation and production level had slightly improved.

Under such conditions, the result of operations in the first half of the current fiscal year is as follows.

420.1 billion yen of underwriting income, 24.0 billion yen of investment income and 0.4 billion yen of other operating income resulted in operating income of 444.5 billion yen, which is a decrease of 27.0 billion yen compared to the first half of the previous fiscal year.

In contrast, 337.0 billion yen of underwriting expenses, 5.3 billion yen of investment expenses, 69.6 billion yen of operating and administrative expenses and 0.6 billion yen of the other operating expenses resulted in operating expenses of 412.7 billion yen, which is a decrease of 38.5 billion yen compared to the first half of the previous fiscal year.

As a result, NIPPONKOA and its consolidated subsidiaries recorded an ordinary profit of 31.8 billion yen, which is an increase of 11.4 billion yen compared to the first half of the previous fiscal year. Addition of special gains and losses to the ordinary profit and deduction of total income taxes and minority interests from the ordinary profit resulted in net income of 18.8 billion yen, which is an increase of 6.0 billion yen compared to the first half of the previous fiscal year.

In the business of non-life insurance, net premiums written was 325.7 billion yen, which is a decrease of 19.1 billion yen compared to the first half of the previous fiscal year, and net losses paid was 197.0 billion yen, which is a decrease of 3.3 billion yen compared to the first half of the previous fiscal year. In an automobile insurance, a major line of insurance, net premiums written was decreased by 2.3 billion yen to 165.1 billion yen and net losses paid was increased by 0.4 billion yen to 99.7 billion yen.

In contrast, in the business of life insurance, net premiums were 31.1 billion yen, which is a decrease of 1.0 billion yen compared to the first half of the previous fiscal year. Net claims were 5.8 billion yen, which is an increase of 0.4 billion yen compared to the first half of the previous fiscal year.

2. Qualitative information concerning the consolidated financial positions

The total assets amounted to 3,070.5 billion yen, which is a decrease of 18.9 billion yen as compared to the previous year, as a result of a decrease of payables for return of cash collateral on loaned securities, as a major factor, while the total valuation and translation adjustment on the other investment increased due to a rise of stock prices and other factors.

Annex G-7

3. Other

(1)	Changes in significant subsidiaries during the period (Changes in specified subsidiaries accompanying in changes in the scope of consolidation):

None

(2)	Changes in accounting policies, procedures and presentations applied to consolidated financial statements:

None

Annex G-8

4. Consolidated financial statements

(1) Consolidated balance sheets

	(Millions of Yen)
	As of September 30, 2009	As of March 31, 2009
Assets
Cash and bank deposits	101,849	113,074
Call loans	20,594	16,043
Receivables under resale agreements	7,995	29,996
Receivables under securities borrowing transactions	26,185	32,127
Monetary receivables bought	17,990	41,300
Money in trust	79,476	74,843
Investments in securities	2,201,827	2,134,547
Loans	245,378	242,215
Tangible fixed assets	132,305	129,928
Intangible fixed assets	1,142	1,146
Other assets	163,685	167,746
Deferred tax assets	74,737	108,748
Reserve for doubtful accounts	(2,588)	(2,195)

Total assets	3,070,579	3,089,523

Liabilities
Underwriting fund	2,523,980	2,557,377
Outstanding claims	279,775	290,239
Underwriting reserves	2,244,204	2,267,137
Other liabilities	93,371	155,289
Reserve for retirement benefits	23,152	22,007
Reserve for bonuses	6,245	6,127
Reserve for bonuses to directors	—	11
Statutory reserves	4,394	3,060
Reserve for price fluctuations	4,394	3,060
Deferred tax liabilities	36	37
Negative goodwill	—	146

Total liabilities	2,651,181	2,744,056

Net assets
Shareholders’ equity
Common stock	91,249	91,249
Capital surplus	46,702	46,702
Retained earnings	182,691	169,993
Treasury stock	(57,986)	(58,122)

Total shareholders’ equity	262,656	249,822

Valuation and translation adjustments
Net unrealized gains on available-for-sale securities	158,188	97,349
Net deferred gains (losses) on hedge accounting	2,695	3,700
Foreign currency translation adjustment	(4,875)	(6,198)

Total valuation and translation adjustments	156,008	94,851

Subscription rights to shares	376	458
Minority interests	357	334

Total net assets	419,398	345,467

Total liabilities and net assets	3,070,579	3,089,523

Annex G-9

(2) Consolidated statements of income

	(Millions of Yen)
	First half of the fiscal year ended March 31, 2009	First half of the fiscal year ending March 31, 2010
Operating income	471,610	444,581
Underwriting income	438,621	420,118
Net premiums written	344,887	325,766
Deposit premiums from policyholders	37,589	17,780
Investment income on deposit premiums	13,071	11,580
Life insurance premiums	32,193	31,191
Reversal of outstanding claims	—	10,834
Reversal of underwriting reserves	10,188	22,456
Investment income	31,796	24,033
Interest and dividends	32,563	26,643
Investment income from money in trust	458	1,112
Gain on sale of securities	11,587	6,701
Transfer of investment income on deposit premiums	(13,071)	(11,580)
Other operating income	1,191	429
Operating expenses	451,270	412,748
Underwriting expenses	368,117	337,072
Net losses paid	200,467	197,081
Loss adjustment expenses	17,651	17,841
Commissions and brokerage expenses	59,894	57,282
Maturity refunds to policyholders	82,400	58,503
Life insurance losses and other payments	5,465	5,880
Provision for outstanding claims	1,513	—
Investment expenses	12,176	5,348
Investment loss from money in trust	719	202
Loss on sales of securities	2,863	1,496
Revaluation loss on securities	6,453	379
Operating and administrative expenses	70,474	69,635
Other operating expenses	503	691
Interest paid	84	50

Ordinary profit (loss)	20,339	31,832

Special gains	107	169
Reversal of statutory reserves	—	—
Reversal of reserve for price fluctuations	—	—
Other	107	169
Special losses	1,606	3,862
Provision for statutory reserves	1,379	1,334
Provision for reserve for price fluctuations	1,379	1,334
Other	226	2,527

Income before income taxes and minority interests	18,840	28,139

Income taxes	7,525	6,887
Deferred tax adjustment	(1,538)	2,350

Total income taxes		9,237

Minority interests	17	12

Net income	12,836	18,888

Annex G-10

(3) Consolidated statements of changes in net assets

	(Millions of Yen)
	First half of the fiscal year ended March 31, 2009	First half of the fiscal year ending March 31, 2010
Shareholders’ equity
Common stock
Balance at the previous fiscal year-end	91,249	91,249

Balance at the first half of the current fiscal year	91,249	91,249

Capital surplus reserves
Balance at the previous fiscal year-end	46,702	46,702
Changes during this period
Disposal of treasury stock	(58)	(64)
Reclassification of negative other capital surplus reserve	58	64

Total changes during this period	—	—

Balance at the first half of the current fiscal year	46,702	46,702

Retained earnings
Balance at the previous fiscal year-end	165,741	169,993
Changes during this period
Cash dividends	(5,716)	(6,019)
Net income	12,836	18,888
Reclassification of negative other capital surplus reserve	(58)	(64)
Effect of changes in accounting policies applied to foreign subsidiaries	124	—
Changes in the scope of consolidation	—	(107)

Total changes during this period	7,185	12,697

Balance at the first half of the current fiscal year	172,927	182,691

Treasury stock
Balance at the previous fiscal year-end	(51,592)	(58,122)
Changes during this period
Acquisition of treasury stock	(40)	(13)
Disposal of treasury stock	141	149

Total changes during this period	100	136

Balance at the first half of the current fiscal year	(51,492)	(57,986)

Total shareholders’ equity
Balance at the previous fiscal year-end	252,099	249,822
Changes during this period
Cash dividends	(5,716)	(6,019)
Net income	12,836	18,888
Acquisition of treasury stock	(40)	(13)
Disposal of treasury stock	82	85
Effect of changes in accounting policies applied to foreign subsidiaries	124	—
Changes in the scope of consolidation	—	(107)

Total changes during this period	7,286	12,833

Balance at the first half of the current fiscal year	259,386	262,656

Annex G-11

	(Millions of Yen)
	First half of the fiscal year ended March 31, 2009	First half of the fiscal year ending March 31, 2010
Valuation and translation adjustments
Net unrealized gain on available-for-sale securities
Balance at the previous fiscal year-end	289,992	97,349
Changes during this period
Net change of items other than shareholders’ equity	(73,571)	60,838

Total changes during this period	(73,571)	60,838

Balance at the first half of the current fiscal year	216,421	158,188

Net deferred gains (losses) on hedge accounting
Balance at the previous fiscal year-end	1,790	3,700
Changes during this period
Net change of items other than shareholders’ equity	(765)	(1,004)

Total changes during this period	(765)	(1,004)

Balance at the first half of the current fiscal year	1,024	2,695

Foreign currency translation adjustment
Balance at the previous fiscal year-end	(1,492)	(6,198)
Changes during this period
Net change of items other than shareholders’ equity	(894)	1,322

Total changes during this period	(894)	1,322

Balance at the first half of the current fiscal year	(2,386)	(4,875)

Total valuation and translation adjustments
Balance at the previous fiscal year-end	290,291	94,851
Changes during this period
Net change of items other than shareholders’ equity	(75,231)	61,156

Total changes during this period	(75,231)	61,156

Balance at the first half of the current fiscal year	215,059	156,008

Subscription rights to shares
Balance at the previous fiscal year-end	408	458
Changes during this period
Net change of items other than shareholders’ equity	(114)	(82)

Total changes during this period	(114)	(82)

Balance at the first half of the current fiscal year	294	376

Minority interests
Balance at the previous fiscal year-end	398	334
Changes during this period
Net change of items other than shareholders’ equity	(22)	23

Total changes during this period	(22)	23

Balance at the first half of the current fiscal year	376	357

Annex G-12

	(Millions of Yen)
	First half of the fiscal year ended March 31, 2009	First half of the fiscal year ending March 31, 2010
Total net assets
Balance at the previous fiscal year-end	543,198	345,467
Changes during this period
Cash dividends	(5,716)	(6,019)
Net income	12,836	18,888
Acquisition of treasury stock	(40)	(13)
Disposal of treasury stock	82	85
Effect of changes in accounting policies applied to foreign subsidiaries	124	—
Changes in the scope of consolidation	—	(107)
Net change of items other than shareholders’ equity	(75,368)	61,097

Total changes during this period	(68,082)	73,931

Balance at the first half of the current fiscal year	475,115	419,398

(4) Consolidated statements of cash flows

	(Millions of Yen)
	First half of the fiscal year ended March 31, 2009	First half of the fiscal year ending March 31, 2010
Cash flows from operating activities:
Income (loss) before income taxes and minority interests	18,840	28,139
Depreciation	3,410	3,311
Impairment losses	134	68
Amortization of goodwill	(146)	(146)
Increase (decrease) in reserve for outstanding claims	1,517	(10,841)
Increase (decrease) in underwriting reserves	(10,769)	(22,992)
Increase (decrease) in reserve for doubtful accounts	(281)	382
Increase (decrease) in reserve for retirement benefits	(21,548)	1,144
Increase (decrease) in reserve for bonuses	65	118
Increase (decrease) in reserve for bonuses to directors	(8)	(11)
Increase (decrease) in reserve for price fluctuations	1,379	1,334
Interest and dividend income	(32,563)	(26,643)
Net loss (gain) on investments in securities	(2,316)	(4,690)
Interest charges	84	50
Net loss (gain) on foreign exchange	(7)	287
Net loss (gain) on sales of tangible fixed assets	(14)	(54)
Net loss (gain) on loans	37	—
Net loss (gain) on money in trust	677	(505)
Decrease (increase) in other current assets (excludes investing and financing activities)	3,530	5,824
Increase (decrease) in other current liabilities (excludes investing and financing activities)	1,309	(7,111)
Other, net	(2,079)	(12,410)

Sub-total	(38,748)	(44,744)

Interest and dividend received	32,999	26,584
Interest paid	(82)	(124)
Income taxes paid	(4,212)	(2,934)

Net cash provided by (used in) operating activities (a)	(10,043)	(21,218)

Annex G-13

	(Millions of Yen)
	First half of the fiscal year ended March 31, 2009	First half of the fiscal year ending March 31, 2010
Cash flows from investing activities:
Net decrease (increase) in short-term investments	2,485	2,519
Purchases of monetary receivables bought	(990)	—
Proceeds from sales or maturity of monetary receivables bought	3,881	2,279
Increase in money in trust	(3,400)	(17,000)
Decrease in money in trust	4,040	13,502
Purchases of investments in securities	(440,980)	(148,371)
Proceeds from sales or maturity of investments in securities	447,243	177,036
Loans made	(30,362)	(32,319)
Collection of loans	25,143	29,156
Increase (decrease) in cash received under securities lending transactions	602	(41,719)

Sub-total (b)	7,663	(14,916)

(a)+(b)	(2,380)	(36,134)

Acquisition of tangible fixed assets	(1,868)	(5,917)
Proceeds from sales of tangible fixed assets	219	307
Acquisition of shares in a subsidiary that accompany changes in the scope of consolidation	—	(20)
Other, net	(2)	(1)

Net cash provided by (used in) investing activities	6,011	(20,549)

Cash flows from financing activities:
Treasury stock acquired	(40)	(13)
Sales of treasury stock	82	85
Dividends paid	(5,716)	(6,019)
Dividends paid to minority interests	(12)	(8)
Other, net	(224)	(213)

Net cash provided by (used in) financing activities	(5,912)	(6,168)

Effect of exchange rate changes on cash and cash equivalents	(277)	585

Net increase (decrease) in cash and cash equivalents	(10,222)	(47,350)

Cash and cash equivalents at beginning of year	140,825	168,525

Cash and cash equivalents at the first half of the fiscal year	130,602	121,175

(5) Note related to the premise of a going concern

None

Annex G-14

(6) Segment Information

[Information related to types of business segment]

	(Millions of Yen)
First half of the fiscal year ended March 31, 2009	Non-Life insurance	Life insurance	Total	Elimination	Consolidated
Operating income and expenses
Operating income
(1) Transactions with external customers	457,009	37,293	494,302	22,692	471,610
(2) Intercompany transactions	447	11	459	459	—

Total	457,456	37,305	494,761	23,151	471,610

Operating expenses	437,188	37,234	474,422	23,151	451,270

Ordinary profit	20,268	70	20,339	—	20,339

(Note)

1.	The segments are classified by the actual business operations of NIPPONKOA and its consolidated subsidiaries.

2.	Major business of each segment is as follows:

(1)	Non-life insurance: Underwriting non-life insurance and related investment activities.

(2)	Life insurance: Underwriting life insurance and related investment activities.

3.	Amounts in elimination of transactions with external customers of operating income mainly include transfer of provision for underwriting reserves included in operating expenses in life insurance to reversal of underwriting reserves included in operating income in consolidated statements of income.

	(Millions of Yen)
First half of the fiscal year ending March 31, 2010	Non-Life insurance	Life insurance	Total	Elimination	Consolidated
Operating income and expenses
Operating income
(1) Transactions with external customers	429,227	36,038	465,265	20,684	444,581
(2) Intercompany transactions	439	11	451	451	—

Total	429,667	36,049	465,717	21,135	444,581

Operating expenses	398,199	35,684	433,884	21,135	412,748

Ordinary profit	31,467	365	31,832	—	31,832

(Note)

1.	The segments are classified by the actual business operations of NIPPONKOA and its consolidated subsidiaries.

2.	Major business of each segment is as follows:

(1)	Non-life insurance: Underwriting non-life insurance and related investment activities.

(2)	Life insurance: Underwriting life insurance and related investment activities.

3.	Amounts in elimination of transactions with external customers of operating income mainly include transfer of provision for underwriting reserves included in operating expenses in life insurance to reversal of underwriting reserves included in operating income in consolidated statements of income.

Annex G-15

[Information related to geographical segments]

First half of the fiscal year ended March 31, 2009:

Information related to geographical segments is omitted because domestic sales constitute more than 90% of the aggregated amount of operating income of all segments.

First half of the fiscal year ending March 31, 2010:

Same as the above.

[Overseas sales]

First half of the fiscal year ended March 31, 2009:

Information related to overseas sales is omitted because overseas operating income constitutes less than 10% of consolidated operating income.

First half of the fiscal year ending March 31, 2010:

Same as the above.

Annex G-16

5. Referential information

(1) Consolidated statements of gains and losses

	(Millions of Yen)
	First half of the fiscal year ended March 31, 2009	First half of the fiscal year ending March 31, 2010	Difference	Year-on-year rate (%)
Ordinary profit or loss
Underwriting income	438,621	420,118	(18,502)	(4.2)
Net premiums written	344,887	325,766	(19,121)	(5.5)
Deposit premiums from policyholders	37,589	17,780	(19,808)	(52.7)
Life insurance premiums	32,193	31,191	(1,001)	(3.1)
Underwriting expenses	368,117	337,072	(31,044)	(8.4)
Net losses paid	200,467	197,081	(3,385)	(1.7)
Loss adjustment expenses	17,651	17,841	189	1.1
Commissions and brokerage expenses	59,894	57,282	(2,611)	(4.4)
Maturity refunds to policyholders	82,400	58,503	(23,896)	(29.0)
Life insurance losses and other payments	5,465	5,880	414	7.6

Investment income	31,796	24,033	(7,763)	(24.4)
Interest and dividends	32,563	26,643	(5,919)	(18.2)
Gain on sale of securities	11,587	6,701	(4,885)	(42.2)
Investment expenses	12,176	5,348	(6,827)	(56.1)
Loss on sales of securities	2,863	1,496	(1,366)	(47.7)
Revaluation loss on securities	6,453	379	(6,073)	(94.1)

Operating and administrative expenses	70,474	69,635	(838)	(1.2)

Other operating expenses	687	(262)	(950)	(138.1)

Ordinary profit	20,339	31,832	11,493	56.5

Special gains and losses
Special gains	107	169	62	58.0
Special losses	1,606	3,862	2,256	140.5

Special gains and losses	(1,499)	(3,693)	(2,194)	—

Income before income taxes and minority interests	18,840	28,139	9,299	49.4
Income taxes	7,525	6,887	(638)	(8.5)
Deferred tax adjustment	(1,538)	2,350	3,889	—
Total tax paid	5,986	9,237	3,251	54.3
Minority interests	17	12	(4)	(27.2)
Net income	12,836	18,888	6,052	47.2

Annex G-17

(2) Premiums written and claims paid by lines of insurance

i. Direct premiums written (excludes deposit premiums)

	First half of the fiscal year ended March 31, 2009			First half of the fiscal year ending March 31, 2010
	Premiums (Millions of Yen)	Composition (%)	Year-on-year rate (%)	Premiums (Millions of Yen)	Composition (%)	Year-on-year rate (%)
Fire and allied lines	59,477	16.4	(1.9)	56,391	16.4	(5.2)
Marine	12,053	3.3	(7.0)	8,420	2.5	(30.1)
Personal accident	28,911	8.0	(5.8)	27,324	8.0	(5.5)
Voluntary automobile	167,656	46.2	(1.4)	165,431	48.1	(1.3)
Compulsory automobile liability	45,707	12.6	(15.3)	38,816	11.3	(15.1)
Other	49,027	13.5	1.1	47,121	13.7	(3.9)

All lines	362,833	100.0	(3.7)	343,504	100.0	(5.3)

ii. Net premiums written

	First half of the fiscal year ended March 31, 2009			First half of the fiscal year ending March 31, 2010
	Premiums (Millions of Yen)	Composition (%)	Year-on-year rate (%)	Premiums (Millions of Yen)	Composition (%)	Year-on-year rate (%)
Fire and allied lines	46,442	13.5	(2.7)	44,003	13.5	(5.3)
Marine	10,545	3.1	(5.6)	7,404	2.3	(29.8)
Personal accident	29,090	8.4	(6.7)	27,640	8.5	(5.0)
Voluntary automobile	167,454	48.5	(1.5)	165,122	50.7	(1.4)
Compulsory automobile liability	45,404	13.2	(13.2)	37,211	11.4	(18.0)
Other	45,950	13.3	(0.4)	44,383	13.6	(3.4)

All lines	344,887	100.0	(3.8)	325,766	100.0	(5.5)

iii. Net losses paid

	First half of the fiscal year ended March 31, 2009			First half of the fiscal year ending March 31, 2010
	Premiums (Millions of Yen)	Composition (%)	Year-on-year rate (%)	Premiums (Millions of Yen)	Composition (%)	Year-on-year rate (%)
Fire and allied lines	19,599	9.8	(3.8)	20,508	10.4	4.6
Marine	3,321	1.7	(22.8)	3,728	1.9	12.2
Personal accident	16,374	8.2	10.4	15,344	7.8	(6.3)
Voluntary automobile	99,247	49.4	(1.8)	99,726	50.6	0.5
Compulsory automobile liability	37,546	18.7	0.2	35,701	18.1	(4.9)
Other	24,378	12.2	2.8	22,072	11.2	(9.5)

All lines	200,467	100.0	(0.6)	197,081	100.0	(1.7)

(Note)	The segment information above indicates the figures before eliminating intercompany transactions.

Annex G-18

(3) Investments in securities

i. Held-to-maturity bonds with fair value

	(Millions of Yen)
	As of September 30, 2009			As of March 31, 2009
	Value shown on balance sheets	Fair value	Difference	Value shown on balance sheets	Fair value	Difference
Bonds	266,257	269,807	3,549	239,834	246,762	6,928
Foreign securities	—	—	—	—	—	—

Total	266,257	269,807	3,549	239,834	246,762	6,928

ii. Bonds earmarked for underwriting reserves with fair value

	(Millions of Yen)
	As of September 30, 2009			As of March 31, 2009
	Value shown on balance sheets	Fair value	Difference	Value shown on balance sheets	Fair value	Difference
Bonds	6,834	6,966	132	4,534	4,689	154
Foreign securities	—	—	—	—	—	—

Total	6,834	6,966	132	4,534	4,689	154

iii. Other securities (available-for-sale) with fair value

	(Millions of Yen)
	As of September 30, 2009			As of March 31, 2009
	Cost	Value shown on balance sheets	Difference	Cost	Value shown on balance sheets	Difference
Bonds	892,924	910,044	17,119	942,572	953,562	10,990
Stocks	324,922	576,001	251,079	329,136	500,568	171,432
Foreign securities	378,330	351,796	(26,533)	360,446	339,179	(21,267)
Others	13,594	13,968	374	18,452	17,946	(506)

Total	1,609,771	1,851,810	242,039	1,650,608	1,811,256	160,647

(Note)

As of September 30, 2009	As of March 31, 2009

1.      NIPPONKOA and its consolidated subsidiaries recognized 309 million yen of impairments on other securities with fair value. NIPPONKOA and its consolidated subsidiaries recognized impairment on securities whose fair value is determinable as of the balance sheet date if the fair value declined by 30% or more from carrying value.

1.      NIPPONKOA and its consolidated subsidiaries recognized 35,784 million yen of impairments on other securities with fair value. NIPPONKOA and its consolidated subsidiaries recognized impairment on securities whose fair value is determinable as of the balance sheet date if the fair value declined by 30% or more from carrying value.

2. Trust beneficiary rights on loan receivables purchased, classified as monetary receivables bought on the consolidated balance sheets, are included in Others.	2. Trust beneficiary rights on loan receivables purchased, classified as monetary receivables bought on the consolidated balance sheets, are included in Others.

Annex G-19

iv. Details and amounts recorded in consolidated balance sheets of securities which are not valued at fair value

As of September 30, 2009		As of March 31, 2009
	(Millions of Yen)		(Millions of Yen)
Other securities		Other securities
Bonds	1,500	Bonds	1,500
Stocks	58,201	Stocks	57,753
Foreign securities	6,866	Foreign securities	10,480
Others	39,580	Others	61,838

(Note)   Negotiable certificates of deposits considered as cash and bank deposits and commercial paper considered as monetary receivables bought on the consolidated balance sheets are included in Others.

(Note)   Negotiable certificates of deposits considered as cash and bank deposits and commercial paper considered as monetary receivables bought on the consolidated balance sheets are included in Others.

(4) Money in trust

i. Held-to-maturity money in trust

None

ii. Money in trust other than those held for trading purposes or those held to maturity

	(Millions of Yen)
	As of September 30, 2009			As of March 31, 2009
	Cost	Value shown on balance sheets	Difference	Cost	Value shown on balance sheets	Difference
Money in trust	23,500	23,425	(74)	37,000	36,296	(703)

Note

As of September 30, 2009	As of March 31, 2009
Other than the above, money in trust held in joint accounts in the amount of 891 million yen are carried at their original cost on the consolidated balance sheets as of September 30, 2009.	Other than the above, money in trust held in joint accounts in the amount of 900 million yen are carried at their original cost on the consolidated balance sheets as of March 31, 2009.

(5) Derivative financial instruments

	(Millions of Yen)
	As of September 30, 2009			As of March 31, 2009
	Contract amount	Fair value	Unrealized gains or losses	Contract amount	Fair value	Unrealized gains or losses
Interest rate-related instruments
Interest rate swap	15,000	109	109	15,000	100	100

Others
Credit derivatives
Short	7,000	(34)	(34)	7,000	(398)	(398)
Long	3,157	(6)	(6)	3,438	928	928

Sub-total	—	—	(40)	—	—	529

Total	—	—	68	—	—	630

Annex G-20

NIPPONKOA group announces basic policy to make trading with derivatives to mitigate market risk, involved mainly in investment activities, and also the group makes trading, which intends to earn profit, within a certain scope. Interest rate swap, in the table above, is a trading that intends ALM (Asset-Liability Management).

(Note)	Derivative trading, with hedge accounting applied, is exempt from an objective of the disclosure.

(Reference) Investments on securitized paper and on subprime equivalents (As of September 30, 2009)

NIPPONKOA’s investment conditions on securitized paper, as of September 30, 2009, are as follows.

In addition, consolidated subsidiaries do not hold any of these investments.

1. CDO (Collateralized Debt Obligation)

	(Billions of Yen)
	As of September 30, 2009			(Reference) As of March 31, 2009
	Fair value	Unrealized gains or losses	Impairment losses	Fair value	Unrealized gains or losses	Impairment losses
CDO	8.8	0.4	—	8.2	(0.2)	(6.5)
Rated	6.8	(0.0)	—	6.4	(0.2)	(3.6)
Non-rated	1.9	0.4	—	1.8	—	(2.9)

(Note)

(1)	NIPPONKOA recognized impairment on securities whose fair value is determinable as of the balance sheet date if the fair value declined by 30% or more from carrying value. Also applied to the table below.

(2)	Categorizations of the rated CDO are 26% of AAA, 54% of AA and 20% of A.

(3)	All collaterals for CDO are assets supported by corporate.

(4)	Categorizations of the CDO by regions are domestic with 67% and foreign with 33%.

(5)	The ratios of categorizations of the rated CDO and categorizations of the CDO by regions are calculated by using fair value.

(6)	Values in impairment losses are disposed as valuation loss of investment securities or as derivative financial instrument cost.

(7)	Other than the figures in the table above, related to CDO, NIPPONKOA recorded 2.2 billion yen of derivative financial instrument gains.

2. CMBS (Commercial Mortgage-Backed Security)

	(Billions of Yen)
	As of September 30, 2009			(Reference) As of March 31, 2009
	Fair value	Unrealized gains or losses	Impairment losses	Fair value	Unrealized gains or losses	Impairment losses
CMBS	11.5	(0.3)	(0.1)	13.1	(0.4)	—
Domestic	11.5	(0.3)	(0.1)	13.1	(0.4)	—
Foreign	—	—	—	—	—	—

(Note)	Values in impairment losses are disposed as valuation loss of investment securities or as other investment expenses.

Annex G-21

3. CDS (Credit Default Swap)

NIPPONKOA does not hold CDS that is referred to securitized paper, such as CDO. NIPPONKOA holds CDS that is referred to a single credit of a firm. (7.0 billion yen of short commitment notional value, -0.0 billion yen of fair value, -0.0 billion yen of valuation loss)

4. Other equivalent investments

NIPPONKOA does not hold any of SPEs, leveraged finance, financial assurance, receivables and securitized paper guaranteed by Monoline insurer, or other subprime Alt-A exposure.

5. Subprime equivalent investment of the above four investments

NIPPONKOA does not hold subprime equivalent investments.

[Terms of each securitized papers]

•

CDO: Collateralized Debt Obligation. A securitized security, which was supported as an asset, by asset pool of number of debt securities and loans. Also, non-rated CDO held by NIPPONKOA are indicated as equity of CLO (Collateralized Loan Obligation. A securitized security, which was supported as an asset, by number of loans).

•	CMBS: Commercial Mortgage-Backed Security. An instrument that securitized loans of commercial real estate.

•	CDS: Credit Default Swap. A swap contract involving transaction of credit, which refers to a firm or securitized papers.

•	SPEs: Special Purpose Entities. A general term of special purpose entities that are specialized in investment of securitized papers such as SIV (Structured Investment Vehicle)

•	Monoline insurer: An insurer specialized in financial assurance (assurance of debt securities and securitized papers).

Annex G-22

Annex H

Reconciliation of selected financial data for Nipponkoa

The following reconciliation tables describe the effects of transition from Japan GAAP to IFRS for consolidated equity and net income. The consolidated financial statements under Japan GAAP for the year ended March 31, 2009 were prepared in accordance with the Japan GAAP presentation requirements.

Reconciliation of net income for the year ended March 31, 2009

A detailed reconciliation from Japan GAAP to IFRS is as follows:

(Yen in millions)
2009
NIPPONKOA Group’s net income under Japan GAAP	9,996
Scope of consolidation	30
Insurance and investment contracts with DPF
Catastrophe reserves	5,415
Contingency reserves	310
Underwriting reserves for compulsory automobile liability insurance	12,362
Underwriting reserves for earthquake insurance	2,227
Reserve for policyholders’ dividends	457
Financial instruments
Impairment of investment securities	(20,022)
Financial asset derecognition	(6,102)
Hedge accounting	2,982
Available-for-sale debt securities in foreign currency	(28,786)
Amortized cost for debt instruments	(45)
Embedded derivatives and fair value option	(2,014)
Reserve for impaired loans	(262)
Foreign operations	1,614
Property and equipment and Investment property
Fair values as deemed cost	1,723
Depreciation	121
Impairment of non-financial assets	(6,348)
Investment property	(4,379)
Recoverability of deferred income tax assets	332
Retirement benefit obligations	8,292
Intangible assets	(880)
Reserve for price fluctuation	(18,002)
Other	(2,761)
Tax effect of the above	20,013

NIPPONKOA Group’s net income/(loss) under IFRS	(23,727)

Annex H-1

Reconciliation of equity at March 31, 2009

A detailed reconciliation from Japan GAAP to IFRS is as follows:

(Yen in millions)
Mar-31-09
NIPPONKOA Group’s total equity under Japan GAAP	345,467
Scope of consolidation	981
Insurance and investment contracts with DPF
Catastrophe reserves	229,873
Contingency reserves	4,517
Underwriting reserves for compulsory automobile liability insurance	41,157
Underwriting reserves for earthquake insurance	48,453
Reserve for policyholders’ dividends	5,199
Financial instruments
Classification of financial instruments	155
Impairment of investment securities	(2)
Fair value of quoted investments	(950)
Hedge accounting	(1)
Unquoted equity securities classified as available-for-sale	48,227
Amortized cost for debt instruments	(160)
Embedded derivatives and fair value option	(10)
Reserve for impaired loans	(101)
Foreign operations	(72)
Property and equipment and Investment property
Fair values as deemed cost	42,435
Depreciation	1,235
Impairment of non-financial assets	(6,201)
Investment property	(3,921)
Recoverability of deferred income tax assets	15,666
Retirement benefit obligations	(4,831)
Intangible assets	3,046
Reserve for price fluctuation	3,060
Other	(662)
Tax effect of the above	(146,641)

NIPPONKOA Group’s total equity under IFRS	625,919

Further details of reconciliation between Japan GAAP and IFRS are described at Note 3 of financial statements.

Annex H-2

Part II

Information Not Required in Prospectus

Item 20. Indemnification of Officers and Directors

Article 330 of the Corporation Law of Japan make the provisions of Part III, Chapter 2, Section 10 of the Civil Code of Japan applicable to the relationship between each Registrant and its directors and corporate auditors, respectively. Section 10, among other things, provides in effect that:

(1)	Any director or corporate auditor of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him;

(2)	If a director or a corporate auditor of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him, he may demand reimbursement therefor from the company;

(3)	If a director or a corporate auditor has assumed an obligation necessary for the management of the affairs entrusted to him, he may require the company to perform it in his place or, if it is not due, to furnish adequate security; and

(4)	If a director or a corporate auditor, without any fault on his part, sustains damage through the management of the affairs entrusted to him, he may demand compensation therefor from the company.

Under Article 388 of the Corporation Law, a company may not refuse a demand from a corporate auditor referred to in subparagraphs (1) through (3) above unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the corporate auditor’s duties.

The directors and corporate auditors of each Registrant maintain liability insurance to cover themselves against liabilities incurred by them in connection with their performance of duties in their respective capacities as such and litigation expenses incurred in relation thereto. The premium for the insurance is paid by such Registrant, except for the premium for the special coverage portion of the insurance relating to liability to be owed by a director or corporate auditor to such Registrant and litigation expenses incurred in relation thereto.

Item 21. Exhibits and Financial Statements Schedules

(5)(a)	Exhibits

2.1	Business Integration Agreement between SOMPO JAPAN INSURANCE INC. and NIPPONKOA Insurance Company, Limited dated October 30, 2009 (English translation filed herewith as Annex A to the prospectus which is part of this Registration Statement)

3.1	Form of Articles of Incorporation of NKSJ Holdings, Inc. (English translation)

5.1	Opinion and consent of Nagashima Ohno & Tsunematsu

5.2	Opinion and consent of Mori Hamada & Matsumoto

8.1	Opinion of Sullivan & Cromwell LLP regarding United States Federal tax consequences of the Share Exchange

8.2	Opinion of Nagashima Ohno & Tsunematsu regarding Japanese tax consequences of the Share Exchange (included in Exhibit 5.1)

8.3	Opinion of Mori Hamada & Matsumoto regarding Japanese tax consequences of the Share Exchange (included in Exhibit 5.2)

21.1	Subsidiaries of SOMPO JAPAN INSURANCE INC.

21.2	Subsidiaries of NIPPONKOA Insurance Company, Limited

23.1	Consent of Ernst & Young ShinNihon LLC

23.2	Consent of PricewaterhouseCoopers Aarata

23.3	Consent of Nagashima Ohno & Tsunematsu (included in Exhibit 5.1)

23.4	Consent of Mori Hamada & Matsumoto (included in Exhibit 5.2)

23.5	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)

24.1	Powers of Attorney (included in Part II of this Registration Statement)

99.1	Notice of convocation of SOMPO JAPAN INSURANCE INC.’s general meeting of shareholders and attachments thereto (English translation)

99.2	Form of mail-in-ballot for SOMPO JAPAN INSURANCE INC.’s general meeting of shareholders (English translation)

99.3	Notice of convocation of NIPPONKOA Insurance Company, Limited’s general meeting of shareholders and attachments thereto (English translation)

99.4	Form of mail-in-ballot for NIPPONKOA Insurance Company, Limited’s general meeting of shareholders (English translation)

99.5	English Translation of Selected Articles of the Corporation Law of Japan (English translation filed herewith as Annex D to the prospectus which is part of this Registration Statement)

99.6	Consent of Nomura Securities Co., Ltd.

99.7	Consent of Mizuho Securities Co., Ltd.

99.8	Consent of Goldman Sachs Japan Co., Ltd.

99.9	Consent of Merrill Lynch Japan Securities Co., Ltd.

99.10	Consent of Mitsubishi UFJ Securities Co., Ltd.

(6)(b)	Financial Statement Schedules

The financial statement schedules are set forth on pages F-64 through F-71 of the Consolidated Financial Statements of SOMPO JAPAN INSURANCE INC. and pages F-204 through F-214 of the Consolidated Financial Statements of NIPPONKOA Insurance Company, Limited included in the prospectus which is part of this Registration Statement.

(7)(c)	Reports, Opinions and Appraisals

Not applicable.

Item 22. Undertakings

The following undertakings apply to both Sompo Japan and Nipponkoa.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(c) The undersigned Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan on November 25, 2009.

SOMPO JAPAN INSURANCE INC.

By:	/s/ MASATOSHI SATO
Name: Masatoshi Sato
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Masaki Hanawa and Toshiyuki Hanazawa, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 25, 2009.

Signature	Title

/s/ MASATOSHI SATO	President and Chief Executive Officer (Principal Executive Officer)
Masatoshi Sato

Director, Senior Managing Executive Officer
Hisashi Nakano

/s/ MITSUHIKO FUSE	Director, Senior Managing Executive Officer
Mitsuhiko Fuse

/s/ KENICHI TOMITA Kenichi Tomita	Director, Senior Managing Executive Officer

/s/ KOKI KAZUMA	Director, Senior Managing Executive Officer
Koki Kazuma

/s/ EIICHI YOSHIMITSU	Director, Managing Executive Officer
Eiichi Yoshimitsu

/s/ MASAMI ISHII	Director, Managing Executive Officer
Masami Ishii

/s/ TAKESHI OIWA	Director, Managing Executive Officer
Takeshi Oiwa

/s/ KENGO SAKURADA	Director, Managing Executive Officer
Kengo Sakurada

/s/ HIROYUKI YAMAGUCHI	Director, Managing Executive Officer
Hiroyuki Yamaguchi	(Principal Financial Officer and Principal Accounting Officer)

/s/ HIROTAKA ARAI	Director, Managing Executive Officer
Hirotaka Arai

Independent Director
Yoshiki Yagi

Independent Director
Toshiaki Hasegawa

/s/ MASAMI TAKAHASHI	Authorized Representative in the United States
Masami Takahashi

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan on November 25, 2009.

NIPPONKOA Insurance Company, Limited

By:	/s/ MAKOTO HYODO
Name: Makoto Hyodo
Title: Representative Director, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hidenori Hanada and Toshiyuki Takata, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 25, 2009.

Signature	Title

/s/ MAKOTO HYODO Makoto Hyodo	Representative Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ MASAYA FUTAMIYA Masaya Futamiya	Representative Director, Senior Managing Executive Officer

Masahiko Okabe	Independent Director

Yoji Wakui	Independent Director

Junichiro Sano	Independent Director

Tatsuya Tamura	Independent Director

/s/ KAZUO HASHIMOTO Kazuo Hashimoto	Director

/s/ YASUHIDE FUJII Yasuhide Fujii	Director, Managing Executive Officer (Co-Principal Financial Officer and Principal Accounting Officer)

/s/ TAKAYUKI NAITO Takayuki Naito	Director, Managing Executive Officer (Co-Principal Financial Officer)

/s/ YUICHI YAMAGUCHI Yuichi Yamaguchi	Director, Managing Executive Officer

/s/ KAZUFUMI YUNOME Kazufumi Yunome	Director, Managing Executive Officer

/s/ MORIYUKI SAWA Moriyuki Sawa	Authorized Representative in the United States